 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-260174

JOINT INFORMATION STATEMENT/PROSPECTUS AND NOTICE OF ACTION BY WRITTEN CONSENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
TO THE STOCKHOLDERS OF DRAFTKINGS INC. AND
GOLDEN NUGGET ONLINE GAMING, INC.
December 9, 2021
To Our Stockholders:
On behalf of the respective boards of directors of DraftKings Inc., a Nevada corporation, which we refer to as “DraftKings”, and Golden Nugget Online Gaming, Inc., a Delaware corporation, which we refer to as “GNOG”, we are pleased to enclose the joint information statement/prospectus relating to the proposed combination of DraftKings and GNOG.
On August 9, 2021, DraftKings, GNOG, New Duke Holdco, Inc., a Nevada corporation and a direct, wholly-owned subsidiary of DraftKings, which we refer to as “New DraftKings,” Duke Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of New DraftKings, which we refer to as “DraftKings Merger Sub,” and Gulf Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of New DraftKings, which we refer to as “GNOG Merger Sub”, entered into an Agreement and Plan of Merger, which, as the same may be amended from time to time, we refer to as the “merger agreement”. In connection with the merger agreement, DraftKings formed New DraftKings, which is the direct corporate parent of DraftKings Merger Sub and GNOG Merger Sub. Subject to the terms and conditions of the merger agreement and the agreements related thereto, New DraftKings will acquire (1) 100% of DraftKings in an all-stock transaction through the merger of DraftKings Merger Sub with and into DraftKings, which we refer to as the “DraftKings merger”, (2) 100% of GNOG in an all-stock transaction through the merger of GNOG Merger Sub with and into GNOG, which we refer to as the “GNOG merger” and, together with the DraftKings merger, as the “mergers”, and (3) that portion of LHGN Holdco, LLC, which we refer to as “LHGN Holdco”, the operating subsidiary of GNOG, that is not currently owned by GNOG from Landry’s Fertitta, LLC, a Texas limited liability company, which we refer to as “LHGN Interestholder”, in exchange for New DraftKings Class A common stock, which ownership interest will then be contributed by New DraftKings to GNOG resulting in LHGN Holdco becoming a wholly-owned subsidiary of New DraftKings. As a result of the mergers, DraftKings and GNOG will become direct, wholly-owned subsidiaries of New DraftKings, which will be renamed “DraftKings Inc.” immediately following the completion of the mergers. We refer to the transactions contemplated by the merger agreement as the “Transactions”.
Upon completion of the Transactions, including the mergers, (1) former holders of DraftKings Class B common stock will own shares of New DraftKings Class B common stock and (2) all other former DraftKings stockholders, all former GNOG stockholders and LHGN Interestholder will own shares of New DraftKings Class A common stock, which is expected to be listed for trading on the Nasdaq Global Select Market, which we refer to as the “Nasdaq”.
Upon completion of the DraftKings merger, the effective time of which we refer to as the “DraftKings merger effective time,” (1) each issued and outstanding share of DraftKings Class A common stock (other than certain excluded shares) will be converted into one share of New DraftKings Class A common stock and (2) each issued and outstanding share of DraftKings Class B common stock (other than certain excluded shares) will be converted into one share of New DraftKings Class B common stock, which collectively we refer to as the “DraftKings merger consideration”.
Upon completion of the GNOG merger, the effective time of which we refer to as the “GNOG merger effective time”, each issued and outstanding share of GNOG common stock (other than certain excluded shares) will be automatically converted into, and become exchangeable for, 0.365 of a share, which we refer to as the “exchange ratio”, of New DraftKings Class A common stock, which we refer to as the “GNOG merger consideration”. The implied value of the GNOG merger consideration is based upon the product of the exchange ratio and the closing price of DraftKings Class A common stock as of the GNOG merger effective time. DraftKings Class A common stock currently trades on the Nasdaq under the ticker symbol “DKNG.” On December 6, 2021, the closing price of DraftKings Class A common stock was $30.68 per share. You should be aware that because the exchange ratio is fixed, the value of the GNOG merger consideration will fluctuate as the market price of DraftKings Class A common stock changes.
At a meeting of a special committee of the board of directors of GNOG, which we refer to as the “GNOG Board” and which special committee we refer to as the “Special Committee”, the Special Committee unanimously adopted resolutions (i) determining that the merger agreement and the Transactions, including the mergers, are advisable and fair to, and in the best interests of, GNOG and its stockholders (other than Tilman J. Fertitta and his affiliates), (ii) directing that the merger agreement be submitted to the GNOG Board for the GNOG Board’s approval and recommendation that GNOG’s stockholders adopt the merger agreement and (iii) recommending that the GNOG Board: (v) approve and declare advisable the merger agreement and the Transactions, including the mergers, (w) declare that the merger agreement and the Transactions, including the mergers, are fair to, and in the best interests of, GNOG and its stockholders, (x) authorize and approve entry into the merger agreement and completion of the Transactions, including the mergers, (y) submit the adoption of the merger agreement for consideration by GNOG’s stockholders and (z) recommend that GNOG’s stockholders vote in favor of adoption of the merger agreement.
At a meeting of the GNOG Board held following the meeting of the Special Committee, and upon the unanimous recommendation of the Special Committee, the GNOG Board unanimously adopted resolutions (i) determining that the merger agreement and the Transactions, including the mergers, are advisable and fair to, and in the best interests of, GNOG and its stockholders, (ii) authorizing the execution, delivery and performance of the merger agreement and, subject to the requisite GNOG stockholder approval, completion of the Transactions, including the mergers, (iii) directing that the merger agreement be submitted to GNOG’s stockholders for their adoption and (iv) recommending to GNOG’s stockholders that they vote in favor of adoption of the merger agreement.
The board of directors of DraftKings, which we refer to as the “DraftKings Board”, (i) adopted the merger agreement, (ii) determined that the Transactions, including the mergers, are fair, advisable and in the commercial interests of DraftKings and its stockholders, (iii) authorized the execution and delivery of the merger agreement and documents governing the Transactions, including the mergers, on the terms and subject to the conditions as approved by DraftKings’ management, and (iv) directed that the merger agreement be submitted for approval by DraftKings’ stockholders.
The approval of the merger agreement and the Transactions, including the mergers, required the approval of stockholders representing at least a majority of the voting power of the stockholders of DraftKings common stock, voting as a single class, who are entitled to vote on such matters. Jason Robins, who beneficially owned, as of August 10, 2021, DraftKings common stock representing approximately 90.8% of the voting power of the outstanding shares of DraftKings common stock, has delivered a written consent, which we refer to as the “DraftKings Written Consent”, approving the merger agreement and the Transactions, including the mergers. Accordingly, the delivery of the DraftKings Written Consent was sufficient to approve the merger agreement and the Transactions, including the mergers, on behalf of DraftKings stockholders. DraftKings has not solicited and is not soliciting your approval of the merger agreement or the Transactions, including the mergers. No further action by any other DraftKings stockholder is required under applicable law, and DraftKings will not solicit the vote of DraftKings stockholders for the approval of the merger agreement and the Transactions, including the mergers, and will not call a special meeting of DraftKings stockholders for purposes of voting on the merger agreement or the Transactions, including the mergers. For this reason, the accompanying joint information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy, and you are requested not to send a proxy.
The adoption of the merger agreement and, therefore, the approval of the Transactions, including the mergers, required the affirmative vote or consent of holders of at least a majority of the outstanding shares of GNOG common stock, voting together as a single class, entitled to vote on such matters. Each of Tilman J. Fertitta and LHGN Interestholder, who together, on September 8, 2021, owned shares of GNOG common stock representing approximately 79.9% of the voting power of the issued and outstanding shares of GNOG common stock, have delivered a written consent, which we refer to as the “GNOG Written Consent”, adopting and, therefore, approving the merger agreement and the Transactions, including the mergers. Accordingly, the delivery of the GNOG Written Consent was sufficient to adopt the merger agreement and, therefore, approve the Transactions, including the mergers, on behalf of GNOG stockholders. GNOG has not solicited and is not soliciting your adoption of the merger agreement or approval of the Transactions, including the mergers. No further action by any other GNOG stockholder is required under applicable law, and GNOG will not solicit the vote of GNOG stockholders for the adoption of the merger agreement or approval of the Transactions, including the mergers, and will not call a special meeting of GNOG stockholders for purposes of voting on the adoption of the merger agreement or approval of the Transactions, including the mergers. For this reason, the accompanying joint information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy, and you are requested not to send a proxy.
DraftKings and GNOG are not required to complete the Transactions, including the mergers, unless a number of conditions are satisfied or waived, which we refer to as the “closing conditions”, including: (i) the absence of certain legal restraints that would prohibit or seek to prohibit the Transactions; (ii) the receipt of certain regulatory approvals; (iii) the approval for listing on the Nasdaq of the shares of New DraftKings Class A common stock to be issued to DraftKings stockholders and GNOG stockholders; (iv) the master commercial agreement being in full force and effect; (v) the absence, since the date of the merger agreement, of any effect, event, development, change, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on GNOG or DraftKings; and (vi) the effectiveness of the registration statement on Form S-4, of which the accompanying joint information statement/prospectus forms a part.
The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired with respect to the Transactions. Assuming timely satisfaction or waiver of the other closing conditions, the Transactions, including the mergers, are expected to close in the first quarter of 2022. The closing date of the mergers will be at least 20 days after the mailing of the accompanying joint information statement/prospectus to DraftKings stockholders and GNOG stockholders, in accordance with Rule 14c-2(b) promulgated under the Exchange Act.
We encourage you to read the entire accompanying joint information statement/prospectus carefully, in particular the risk factors set forth in the section entitled “Risk Factors” beginning on page  27 of the accompanying joint information statement/prospectus.
On behalf of DraftKings and GNOG, thank you for your consideration and continued support.
Jason Robins	Tilman J. Fertitta
Chief Executive Officer and Chairman	Chief Executive Officer and Chairman
DraftKings Inc.	Golden Nugget Online Gaming, Inc.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Transactions, including the mergers, or the securities to be issued in connection therewith, passed upon the adequacy or accuracy of the accompanying joint information statement/prospectus or determined if the accompanying joint information statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying joint information statement/prospectus is dated December 9, 2021, and is first being mailed to DraftKings stockholders and GNOG stockholders on or about December 9, 2021.

REFERENCES TO ADDITIONAL INFORMATION
This joint information statement/prospectus incorporates important business and financial information about DraftKings from other documents that DraftKings has filed with the U.S. Securities and Exchange Commission, which is referred to as the “SEC,” and that are contained in or incorporated by reference into this joint information statement/prospectus. For a listing of documents incorporated by reference into this joint information statement/prospectus, please read the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus. This information is available for you to review through the SEC’s website at www.sec.gov.
You may request copies of this joint information statement/prospectus and any of the documents incorporated by reference into this joint information statement/prospectus (other than certain exhibits or schedules to those documents) or other information concerning DraftKings, without charge, by telephone or written request directed to:
Attention: Investor Relations
DraftKings Inc.
222 Berkeley Street, 5th Floor
Boston, Massachusetts 02116
(617) 986-6744
You may also request a copy of this joint information statement/prospectus or other information concerning GNOG, without charge, by telephone or written request directed to:
Attention: Investor Relations
Golden Nugget Online Gaming, Inc.
1510 West Loop South
Houston, Texas 77027
(713) 850-1010
If you request any such documents, DraftKings or GNOG, as applicable, will mail them to you by first class mail, or another equally prompt means, after receipt of your request. To receive timely delivery of the documents, your request must be received no later than December 24, 2021.

i

ABOUT THIS JOINT INFORMATION STATEMENT/PROSPECTUS
This joint information statement/prospectus, which forms part of a registration statement on Form S-4 (File No. 333-260174) filed with the SEC by New Duke Holdco, Inc., a direct, wholly-owned subsidiary of DraftKings and which is referred to as “New DraftKings”, constitutes a prospectus of New DraftKings under Section 5 of the Securities Act with respect to the shares of Class A common stock, par value $0.0001 per share, of New DraftKings to be issued to DraftKings stockholders and GNOG stockholders pursuant to the merger agreement.
Information contained in or incorporated by reference into this joint information statement/prospectus relating to DraftKings, New DraftKings, Duke Merger Sub, Inc. and Gulf Merger Sub, Inc. has been supplied by DraftKings. Information contained in this joint information statement/prospectus relating to GNOG has been supplied by GNOG.
You should rely only on the information contained in or incorporated by reference into this joint information statement/prospectus. No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this joint information statement/prospectus, and, if given or made by any person, such information must not be relied upon as having been authorized. This joint information statement/prospectus is dated December 9, 2021, and you should not assume that the information contained in this joint information statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this joint information statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this joint information statement/prospectus to stockholders of DraftKings or GNOG nor the issuance of New DraftKings common stock pursuant to the merger agreement will create any implication to the contrary.
In this joint information statement/prospectus, unless the context otherwise requires:
•
“ancillary agreements” refers to the contribution agreements, support agreement and master commercial agreement;

•
“bylaws” refers to the amended and restated bylaws of New DraftKings, which at the DraftKings merger effective time will be in effect in substantially the form included as Annex F to this joint information statement/prospectus;

•
“charter” refers to the amended and restated articles of incorporation of New DraftKings, which at the DraftKings merger effective time will be in effect in substantially the form included as Annex E to this joint information statement/prospectus;

•
“Code” refers to the Internal Revenue Code of 1986, as amended;

•
“combined company” refers to New DraftKings, following completion of the mergers;

•
“contribution agreements” refers to the Opco Contribution Agreement and the GNOG Contribution Agreement, collectively;

•
“credit agreement” refers to the credit agreement, dated as of April 28, 2020, by and among, LHGN Interestholder, GNOG LLC, the lenders from time to time party thereto, and Jefferies Finance LLC, as agent for the lenders, as amended from time to time;

•
“Crown” refers to Crown Gaming Inc., an indirect, wholly-owned subsidiary of DraftKings;

•
“DGCL” refers to the General Corporation Law of the State of Delaware;

•
“DraftKings” refers to DraftKings Inc., a Nevada corporation, except in the sections entitled “Summary—Information About the Companies—DraftKings Inc.” and “Summary Information About the Companies—DraftKings” in which “DraftKings” refers to DraftKings Inc., a Nevada corporation, and its consolidated subsidiaries, in each case unless the context requires otherwise;

•
“DraftKings Board” refers to the board of directors of DraftKings;

•
“DraftKings Class A common stock” refers to the Class A common stock, par value $0.0001 per share, of DraftKings;

•
“DraftKings Class B common stock” refers to the Class B common stock, par value $0.0001 per share, of DraftKings;

•
“DraftKings common stock” refers to the DraftKings Class A common stock and DraftKings Class B common stock, collectively;

•
“DraftKings excluded shares” refers to shares of DraftKings common stock held in treasury by DraftKings that are not held on behalf of a third party;

•
“DraftKings merger” refers to the merger of DraftKings Merger Sub with and into DraftKings, with DraftKings surviving such merger and becoming a wholly-owned subsidiary of New DraftKings;

•
“DraftKings merger consideration” refers to one share of New DraftKings Class A common stock, in the case of each issued and outstanding share of DraftKings Class A common stock (other than DraftKings excluded shares), and one share of New DraftKings Class B common stock, in the case of each issued and outstanding share of DraftKings Class B common stock (other than DraftKings excluded shares), in each case pursuant to the conversion of DraftKings common stock at the DraftKings merger effective time in accordance with the merger agreement;

•
“DraftKings merger effective time” refers to the time at which the DraftKings merger is completed;

•
“DraftKings Merger Sub” refers to Duke Merger Sub, Inc., a Nevada corporation and an indirect, wholly-owned subsidiary of DraftKings;

•
“DraftKings Option” refers to an outstanding option to purchase DraftKings common stock issued by DraftKings;

•
“DraftKings Private Placement Warrant” refers to an outstanding private warrant to purchase DraftKings common stock issued by DraftKings;

•
“DraftKings RSU” refers to an outstanding restricted stock unit of DraftKings;

•
“DTC” refers to the Depository Trust Company;

•
“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

•
“exchange ratio” refers to the exchange ratio of 0.365 of a share of New DraftKings Class A common stock for each share of GNOG common stock, as described in the merger agreement;

•
“FEI” refers to Fertitta Entertainment, Inc.;

•
“GAAP” refers to the United States generally accepted accounting principles;

•
“Gaming Authority” refers to international, national, state, local and other governmental, regulatory and administrative authorities, agencies, board and officials responsible for or regulating gaming or gaming activities in any jurisdiction;

•
“GNLV” refers to GNLV, LLC, a Nevada limited liability company, a direct, wholly-owned subsidiary of Golden Nugget and an indirect, wholly-owned subsidiary of FEI;

•
“GNOG” refers to Golden Nugget Online Gaming, Inc., a Delaware corporation, except in the sections entitled “Summary—Information About the Companies—Golden Nugget Online Gaming, Inc.”, “Information About GNOG” and “GNOG Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in which “GNOG” refers to Golden Nugget Online Gaming, Inc., a Delaware corporation, and its consolidated subsidiaries, in each case unless the context requires otherwise;

•
“GNOG Benefit Plan” refers to any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the GNOG or any of its subsidiaries including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, employment, consulting, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind;

•
“GNOG Board” refers to the board of directors of GNOG;

•
“GNOG Class A common stock” refers to the Class A common stock, par value $0.0001 per share, of GNOG;

•
“GNOG Class B common stock” refers to the Class B common stock, par value $0.0001 per share, of GNOG;

•
“GNOG common stock” refers to the GNOG Class A common stock and GNOG Class B common stock, collectively;

•
“GNOG Contribution Agreement” refers to the contribution agreement, dated as of August 9, 2021, by and between New DraftKings and GNOG;

•
“GNOG excluded shares” refers to (i) shares of GNOG Class A common stock held by (x) DraftKings, New DraftKings or the Merger Subs or any other direct or indirect wholly-owned subsidiary of DraftKings, and (y) GNOG or any direct or indirect wholly-owned subsidiary of GNOG, in each case not held on behalf of a third party, and (ii) shares of GNOG Class B common stock held by LHGN Interestholder;

•
“GNOG Holdco” refers to GNOG Holdings, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of LHGN Holdco;

•
“GNOG LLC” refers to Golden Nugget Online Gaming, LLC (formerly known as Golden Nugget Online Gaming, Inc.), a New Jersey limited liability company and wholly-owned subsidiary of GNOG Holdco;

•
“GNOG merger” refers to the merger of GNOG Merger Sub with and into GNOG, with GNOG surviving such merger and becoming a wholly-owned subsidiary of New DraftKings;

•
“GNOG merger consideration” refers to the 0.365 of a share of New DraftKings Class A common stock into which each issued and outstanding share of GNOG common stock, other than the GNOG excluded shares, will be converted pursuant to the merger agreement;

•
“GNOG merger effective time” refers to the time at which the GNOG merger is completed;

•
“GNOG Merger Sub” refers to Gulf Merger Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of DraftKings;

•
“GNOG Private Placement Warrant” refers to an outstanding private warrant to purchase GNOG common stock issued by GNOG;

•
“GNOG RSU” refers to an outstanding restricted stock unit of GNOG;

•
“GNOG Stock Plan” refers to the 2020 Incentive Award Plan adopted by GNOG;

•
“Golden Nugget” refers to Golden Nugget, LLC, a Nevada limited liability company and an indirect, wholly-owned subsidiary of FEI;

•
“HSR Act” refers to the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•
“initial stockholders” refers to Eagle Equity Partners, LLC, Harry E. Sloan and the executive officers and directors of DraftKings at the time the DraftKings Private Placement Warrants were issued;

•
“intercompany note” means the Second Amended and Restated Intercompany Note, dated December 29, 2020, issued by LHGN Interestholder to GNOG LLC;

•
“IRS” refers to the Internal Revenue Service;

•
“Landcadia Transaction” means the business combination involving the acquisition by Landcadia Holdings II, Inc. of GNOG LLC completed on December 29, 2020;

•
“LHGN consideration” refers to the number of shares of New DraftKings Class A common stock as LHGN Interestholder would have received in the GNOG merger based on the exchange ratio if it had caused LHGN Holdco to redeem all of its partnership interests in LHGN Holdco in exchange for shares of GNOG Class A common stock on a one-for-one basis immediately prior to the GNOG merger effective time;

•
“LHGN Holdco” refers to LHGN Holdco, LLC, a Delaware limited liability company;

•
“LHGN Interestholder” refers to Landry’s Fertitta, LLC, a Texas limited liability company;

•
“master commercial agreement” refers to the Master Commercial Agreement, dated as of August 9, 2021, by and between FEI and Crown;

•
“mergers” refers to the DraftKings merger and the GNOG merger, collectively;

•
“merger agreement” refers to the Agreement and Plan of Merger, dated as of August 9, 2021, by and among DraftKings, GNOG, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub;

•
“Merger Subs” refers to DraftKings Merger Sub and GNOG Merger Sub, collectively;

•
“Nasdaq” refers to The Nasdaq Global Select Market or The Nasdaq Global Market, as the context requires;

•
“New DraftKings” refers to New Duke Holdco, Inc., a Nevada corporation;

•
“New DraftKings Board” refers to the board of directors of New DraftKings;

•
“New DraftKings Class A common stock” refers to the Class A common stock, par value $0.0001 per share, of New DraftKings;

•
“New DraftKings Class B common stock” refers to the Class B common stock, par value $0.0001 per share, of New DraftKings;

•
“New DraftKings common stock” refers to the New DraftKings Class A common stock and New DraftKings Class B common stock, collectively;

•
“New DraftKings Organizational Documents” refers to the charter and the bylaws;

•
“New DraftKings Private Placement Warrant” refers to an outstanding private warrant to purchase New DraftKings common stock issued by New DraftKings;

•
“NRS” refers to the Nevada Revised Statutes;

•
“Opco Contribution” refers to the contribution by LHGN Interestholder of its 40.5% partnership interest in LHGN Holdco to New DraftKings in exchange for the LHGN consideration;

•
“Opco Contribution Agreement” refers to the Contribution Agreement, dated as of August 9, 2021, by and between LHGN Interestholder and New DraftKings and amended as of November 15, 2021;

•
“Special Committee” refers to the special committee of the GNOG Board that approved the merger agreement and the Transactions, including the mergers;

•
“stockholders” or “holders” refers to holders of the shares of DraftKings common stock, GNOG common stock or New DraftKings common stock, as the context requires;

•
“support agreement” refers to the Support and Registration Rights Agreement, dated as of August 9, 2021, by and among Tilman J. Fertitta, FEI, LHGN Interestholder, Golden Landry’s LLC, Golden Fertitta, LLC, DraftKings and New DraftKings;

•
“tax receivable agreement” refers to the Tax Receivable Agreement, dated as of December 29, 2020, by and among GNOG, LHGN Holdco, and LHGN Interestholder;

•
“trademark license agreement” means the trademark license agreement, effective as of December 29, 2020, by and among Golden Nugget, GNLV and GNOG;

•
“Transactions” refers to the transactions contemplated by the merger agreement and the contribution agreements, collectively; and

•
“warrant agreement” refers to the warrant agreement, dated as of May 10, 2019, by and between DraftKings (as successor to Diamond Eagle Acquisition Corp.) and Continental Stock Transfer & Trust Company, as warrant agent.

Certain sections in this joint information statement/prospectus refer to a number of shares of New DraftKings common stock immediately following the closing of the Transactions, including for the purposes of stating the beneficial ownership of certain persons and the number of shares underlying certain securities. Unless otherwise specified, such calculations are based upon the information included in this joint information statement/prospectus.

v

QUESTIONS AND ANSWERS ABOUT THE MERGERS
The following questions and answers are intended to briefly address some commonly asked questions regarding the merger agreement and the Transactions, including the mergers. You are encouraged to carefully read the remainder of this joint information statement/prospectus, its annexes and exhibits and the documents that are referred to in this joint information statement/prospectus and to pay special attention to the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 27 and 25, respectively, of this joint information statement/prospectus, because the information contained in this section may not provide all the information that might be important to you with respect to the merger agreement and the Transactions, including the mergers. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
Q:
Why am I receiving this joint information statement/prospectus?

A:
On August 9, 2021, DraftKings, GNOG, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub entered into the merger agreement. In connection with the merger agreement, DraftKings formed a direct, wholly-owned subsidiary, New DraftKings, which is the direct corporate parent of two other wholly-owned subsidiaries formed in connection with the merger agreement, DraftKings Merger Sub and GNOG Merger Sub. Subject to the terms and conditions of the merger agreement and the contribution agreements, New DraftKings will acquire (1) 100% of DraftKings in an all-stock transaction through the merger of DraftKings Merger Sub with and into DraftKings, (2) 100% of GNOG in an all-stock transaction through the merger of GNOG Merger Sub with and into GNOG, and (3) that portion of LHGN Holdco, which is the operating subsidiary of GNOG, that is not currently owned by GNOG from LHGN Interestholder in exchange for New DraftKings Class A common stock, which ownership interest will then be contributed by New DraftKings to GNOG, which will result in LHGN Holdco becoming a wholly-owned subsidiary of New DraftKings. As a result of the mergers, DraftKings and GNOG will become direct, wholly-owned subsidiaries of New DraftKings, which will be renamed “DraftKings Inc.” immediately following the completion of the mergers.

Upon completion of the Transactions, including the mergers, (1) former holders of DraftKings Class B common stock will own shares of New DraftKings Class B common stock and (2) all other former DraftKings stockholders and all former GNOG stockholders and LHGN Interestholder will own shares of New DraftKings Class A common stock, which is expected to be listed for trading on the Nasdaq.
We have included in this joint information statement/prospectus important information about Transactions, including the mergers, the merger agreement (a copy of which is attached as Annex A) and the contribution agreements (copies of which are attached as Annex B and Annex C). You should carefully read this information and the documents referred to therein in their entirety.
Please note that the delivery of the DraftKings Written Consent and the GNOG Written Consent are together sufficient to adopt and approve the merger agreement and the Transactions (including the mergers) on behalf of stockholders of DraftKings and stockholders of GNOG, respectively. You are not being asked for a proxy, and you are requested not to send a proxy.
Q:
Why are DraftKings and GNOG proposing the Transactions?

A:
DraftKings and GNOG believe that the Transactions, including the mergers, will benefit both DraftKings stockholders and GNOG stockholders. For further information, please read the sections entitled “The Transactions—DraftKings’ Reasons for the Transactions; Recommendation of the DraftKings Board of Directors” and “The Transactions—GNOG’s Reasons for the Transactions; Recommendations of the Special Committee and the GNOG Board of Directors” beginning on pages 108 and 112, respectively, of this joint information statement/prospectus.

Q:
What will DraftKings stockholders receive in the DraftKings Merger?

A:
Upon completion of the DraftKings merger, (1) each issued and outstanding share of DraftKings Class A common stock will be converted into one share of New DraftKings Class A common stock and (2) each share of DraftKings Class B common stock will be converted into one share of New

DraftKings Class B common stock. However, DraftKings excluded shares will not receive any shares of New DraftKings common stock and will be cancelled.
Q:
What will holders of DraftKings equity awards and warrants receive in the DraftKings merger?

A:
Equity Awards:   At the DraftKings merger effective time, each outstanding DraftKings RSU and DraftKings Option will be converted into an equivalent restricted stock unit and option of New DraftKings, respectively. For further information, please read the section entitled “The Merger Agreement—Merger Consideration Received by DraftKings Securityholders” beginning on page 133 of this joint information statement/prospectus.

Warrants:   At the DraftKings merger effective time, each outstanding DraftKings Private Placement Warrant will entitle the holder to the right to purchase and receive, upon the terms and conditions specified in the DraftKings Private Placement Warrants and in lieu of the shares of DraftKings common stock, an amount of shares of New DraftKings common stock equivalent to the amount of shares of DraftKings common stock that such holder would have been entitled to purchase had such holder exercised such DraftKings Private Placement Warrant immediately prior to the DraftKings merger effective time.
Q:
What will GNOG stockholders receive in the GNOG merger?

A:
Upon completion of the GNOG merger, each issued and outstanding share of GNOG common stock (other than GNOG excluded shares) will be automatically converted into, and become exchangeable for, 0.365 of a share of New DraftKings Class A common stock.

GNOG stockholders will not receive any fractional shares of New DraftKings common stock in the GNOG merger. Each GNOG stockholder that otherwise would have been entitled to receive a fraction of a share of New DraftKings common stock will receive, in lieu thereof, cash, without interest, rounded down to the nearest cent, equal to such fractional amount multiplied by the average of the volume weighted average price per share of DraftKings Class A common stock on the Nasdaq as reported in the eastern edition of The Wall Street Journal on the trading day immediately prior to the GNOG merger effective time for ten trading days ending on (and including) the fifth full business day immediately prior to the closing date of the mergers.
Q:
What will holders of GNOG equity awards and warrants receive in the GNOG merger?

A:
Equity Awards:   At the GNOG merger effective time, all outstanding GNOG RSUs that (i) were outstanding on the date of the merger agreement or (ii) are issued to existing GNOG employees prior to the completion of the mergers in accordance with existing agreements, will vest, be cancelled, and entitle the holder thereof to receive a number of shares of New DraftKings Class A common stock equal to the number of shares of GNOG common stock subject to such GNOG RSU immediately prior to the GNOG merger effective time multiplied by the exchange ratio, less a number of shares of New DraftKings Class A common stock equal to any applicable withholding taxes. All other issued and outstanding GNOG RSUs will be automatically converted into an equivalent restricted stock unit of New DraftKings that entitles the holder thereof to a number of shares of New DraftKings Class A common stock equal to the number of shares of GNOG common stock subject to such GNOG RSU immediately prior to the GNOG merger effective time multiplied by the exchange ratio, and will remain outstanding in New DraftKings. For further information, please read the section entitled “The Merger Agreement—Merger Consideration Received by GNOG Securityholders” beginning on page 134 of this joint information statement/prospectus.

Warrants:   At the GNOG merger effective time, each outstanding GNOG Private Placement Warrant will be automatically converted into an equivalent private placement warrant of New DraftKings that will allow the holder to purchase a number of shares of New DraftKings Class A common stock equal to the number of shares of GNOG Class A common stock subject to such GNOG Private Placement Warrant multiplied by the exchange ratio, at an exercise price equal to the per share exercise price of such GNOG Private Placement Warrant immediately prior to the GNOG Merger Effective Time divided by the exchange ratio. For further information, please read the section entitled “The Merger

Agreement—Merger Consideration Received by GNOG Securityholders—GNOG Private Placement Warrants” beginning on page 134 of this joint information statement/prospectus.
Q:
What will LHGN Interestholder receive in the Transactions?

A:
Upon completion of the mergers and pursuant to the Opco Contribution Agreement, LHGN Interestholder will contribute its 40.5% partnership interest in LHGN Holdco to New DraftKings in exchange for the LHGN consideration, which is a number of shares of New DraftKings Class A common stock equal to that which LHGN Interestholder would have received in the GNOG merger based on the exchange ratio if it had caused LHGN Holdco to redeem all of its partnership interests in LHGN Holdco in exchange for shares of GNOG Class A common stock on a one-for-one basis immediately prior to the GNOG merger effective time. For further information, please read the section entitled “The Contribution Agreements” beginning on page 158 of this joint information statement/prospectus.

Q:
Should I send in my share certificates now for exchange?

A:
DraftKings Stockholders: No. DraftKings stockholders should keep any DraftKings share certificates they hold both now and after the DraftKings merger effective time. As of the DraftKings merger effective time, (1) holders of DraftKings Class A common stock will be deemed to have received shares of New DraftKings Class A common stock and (2) holders of DraftKings Class B common stock will be deemed to have received shares of New DraftKings Class B common stock, in each case without the requirement to surrender any certificates previously representing shares of DraftKings common stock or the issuance of new certificates representing New DraftKings common stock.

GNOG Stockholders: No. GNOG stockholders should keep any GNOG share certificates they hold at this time. At the GNOG merger effective time, GNOG stockholders holding GNOG share certificates will receive from the exchange agent (as defined below) a letter of transmittal and instructions on how to obtain the GNOG merger consideration.
Q:
What equity stake will DraftKings stockholders, GNOG stockholders and LHGN Interestholder hold in New DraftKings?

A:
Based on the estimated number of shares of DraftKings common stock, shares of GNOG common stock and partnership interests of LHGN Holdco that are expected to be outstanding immediately prior to completion of the Transactions, including the mergers, it is expected that DraftKings stockholders will hold approximately 93.4%, GNOG stockholders (other than LHGN Interestholder) will hold approximately 3.9% and LHGN Interestholder will hold approximately 2.7%, in each case, of the shares of New DraftKings common stock outstanding after the completion of the Transactions, including the mergers.

Q:
How do I calculate the value of the DraftKings merger consideration, GNOG merger consideration, and LHGN consideration?

A:
New DraftKings will issue one share of New DraftKings Class A common stock in exchange for each share of DraftKings Class A common stock, one share of New DraftKings Class B common stock in exchange for each share of DraftKings Class B common stock and a fixed fraction of a share of New DraftKings Class A common stock in exchange for each share of GNOG common stock and partnership interest in LHGN Holdco. The value of the DraftKings merger consideration, GNOG merger consideration and LHGN consideration that the respective recipients will receive in the Transactions will therefore depend on the price per share of DraftKings common stock at the DraftKings merger effective time.

The market prices of DraftKings common stock and GNOG common stock have fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate from the date of this joint information statement/prospectus to the date the mergers are completed. Because the exchange ratio described above will not be adjusted to reflect any changes in the market prices of DraftKings common stock or GNOG common stock, the market value of the New DraftKings common stock issued in the Transactions and the DraftKings common stock, GNOG common stock and LHGN Holdco partnership interests surrendered or contributed in the Transactions may be higher or lower than the values of DraftKings common stock, GNOG common stock and LHGN Holdco partnership interests on earlier dates.
On August 6, 2021, which was the last trading day before the public announcement of the Transactions, the closing prices on the Nasdaq were $51.59 per share of DraftKings Class A common stock and $12.27 per share of GNOG Class A common stock, meaning that the GNOG merger consideration represented approximately $18.83 per share of GNOG common stock, a premium of 53.46%. On December 6, 2021, which was the latest practicable date before the printing of this joint information statement/prospectus, the closing prices on the Nasdaq were $30.68 per share of DraftKings Class A common stock and $11.13 per share of GNOG Class A common stock, meaning that the GNOG merger consideration represented approximately $11.19 per share of GNOG common stock, a premium of 0.539%.
Changes in the market prices of DraftKings common stock and GNOG common stock may result from a variety of factors that are beyond the control of DraftKings or GNOG, including, but not limited to, changes in their businesses, operations and prospects, regulatory considerations, governmental actions, and legal proceedings and developments. You are encouraged to obtain up-to-date market prices for DraftKings common stock and GNOG common stock.
Q:
What conditions must be satisfied to complete the Transactions, including the mergers?

A:
DraftKings and GNOG are not required to complete the Transactions, including the mergers, unless a number of conditions are satisfied or waived, which we refer to as the “closing conditions”. These closing conditions include, among others:

•
the adoption of the merger agreement by DraftKings stockholders (which has been satisfied);

•
the adoption of the merger agreement by GNOG stockholders (which has been satisfied);

•
the absence of certain legal restraints that would prohibit or seek to prohibit the Transactions;

•
the receipt of certain regulatory approvals;

•
the approval for listing on the Nasdaq of the shares of New DraftKings Class A common stock to be issued to DraftKings stockholders and GNOG stockholders;

•
the master commercial agreement being in full force and effect;

•
the absence, since the date of the merger agreement, of any effect, event, development, change, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on GNOG or DraftKings; and

•
the effectiveness of the registration statement on Form S-4, of which this joint information statement/prospectus forms a part.

In addition, each of DraftKings’ and GNOG’s respective obligations to complete the mergers is subject to, among other conditions, the accuracy of the other party’s representations and warranties in the merger agreement (subject in most cases to “materiality” and “material adverse effect” qualifications), the other party’s compliance with its covenants and agreements in the merger agreement in all material respects and such party’s receipt of a legal opinion from its tax counsel with respect to the tax treatment of the mergers.
For a more complete summary of the closing conditions that must be satisfied or waived prior to the completion of the mergers, please read the section entitled “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 152 of this joint information statement/prospectus.
Q:
When do you expect the Transactions, including the mergers, to be completed?

A:
DraftKings and GNOG are working to complete the Transactions, including the mergers, as soon as possible. As described above, certain closing conditions must be satisfied or waived before DraftKings and GNOG can complete the mergers. For further information, please read the section entitled “The

Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 152 of this joint information statement/prospectus.
Assuming timely satisfaction or waiver of the closing conditions, the mergers are expected to close in the first quarter of 2022. The closing date of the mergers will be at least 20 days after the mailing of this joint information statement/prospectus to DraftKings stockholders and GNOG stockholders, in accordance with Rule 14c-2(b) promulgated under the Exchange Act.
Q:
What happens if the Transactions, including the mergers, are not completed?

A:
If the Transactions, including the mergers, are not completed for any reason, (1) DraftKings stockholders will not receive the DraftKings merger consideration, (2) GNOG stockholders will not receive the GNOG merger consideration, (3) each of DraftKings and GNOG will remain an independent public company, (4) both DraftKings Class A common stock and GNOG Class A common stock will continue to be traded on the Nasdaq, and (5) New DraftKings, which is currently a direct, wholly-owned subsidiary of DraftKings, will not become a publicly traded corporation. Additionally, the DraftKings RSUs, the DraftKings Options, the DraftKings Private Placement Warrants, the GNOG RSUs and the GNOG Private Placement Warrants will not be converted into equivalent restricted stock units, options, or private warrants of New DraftKings.

If the merger agreement is terminated under certain circumstances, GNOG may be required to pay DraftKings a termination fee of $55.0 million. For further information, please read the section entitled “The Merger Agreement—Effect of Termination; Termination Fees; Expenses” beginning on page 156 of this joint information statement/prospectus.
Q:
What approval by DraftKings stockholders is required to approve the Transactions, including the mergers?

A:
The approval of the merger agreement and the Transactions, including the mergers, requires the approval of stockholders representing at least a majority of the voting power of the stockholders of DraftKings common stock, voting as a single class, who are entitled to vote on such matters. On August 10, 2021, Jason Robins, CEO of DraftKings and chairman of the DraftKings Board, who beneficially owned, as of the date thereof, 4,556,098 shares of DraftKings Class A common stock and 393,013,951 shares of DraftKings Class B common stock, together representing approximately 90.8% of the voting power of the outstanding shares of DraftKings common stock entitled to vote on such matters, delivered a written consent, which we refer to as the “DraftKings Written Consent”, approving the merger agreement and the Transactions, including the mergers. Accordingly, the delivery of the DraftKings Written Consent was sufficient to approve the merger agreement and the Transactions, including the mergers, on behalf of DraftKings stockholders. DraftKings has not solicited and is not soliciting your approval of the merger agreement and the Transactions, including the mergers. No further action by any other DraftKings stockholder is required under applicable law, and DraftKings will not solicit the vote of DraftKings stockholders for the approval of the merger agreement and the Transactions, including the mergers, and will not call a special meeting of DraftKings stockholders for purposes of voting on the merger agreement or the Transactions, including the mergers. For this reason, this joint information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy, and you are requested not to send a proxy.

Q:
What approval by GNOG stockholders is required to adopt the merger agreement and, therefore, approve the Transactions, including the mergers?

A:
The adoption of the merger agreement and, therefore, approval of the Transactions, including the mergers, requires the affirmative vote or consent of holders of at least a majority of the outstanding shares of GNOG common stock, voting together as a single class, entitled to vote on such matters. On September 8, 2021, each of (i) Tilman J. Fertitta, who owned 4,090,625 shares of GNOG Class A common stock on such date, and (ii) LHGN Interestholder, which is indirectly wholly owned by Mr. Fertitta and owned 31,657,545 shares of GNOG Class B common stock on such date, together representing approximately 79.9% of the voting power of the issued and outstanding shares of GNOG common stock entitled to vote on such matters, delivered a written consent, which we refer to as the “GNOG Written Consent”, adopting and, therefore, approving the merger agreement and the Transactions, including the mergers. Accordingly, the delivery of the GNOG Written Consent was sufficient to adopt the merger agreement and, therefore, approve the Transactions, including the mergers, on behalf of GNOG stockholders. GNOG has not solicited and is not soliciting your adoption of the merger agreement or approval of the Transactions, including the mergers. No further action by any other GNOG stockholder is required under applicable law, and GNOG will not solicit the vote of GNOG stockholders for the adoption of the merger agreement or the approval of the Transactions, including the mergers, and will not call a special meeting of GNOG stockholders for purposes of voting on the adoption of the merger agreement or approving the Transactions, including the mergers. For this reason, this joint information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy, and you are requested not to send a proxy.
Q:
What are the expected United States federal income tax consequences of the mergers?

A:
For United States federal income tax purposes, each of the mergers is intended to qualify as a reorganization under the provisions of Section 368(a) of the Code and/or, taken together with the Opco Contribution, as an exchange described in Section 351 of the Code. It is a condition to DraftKings’ obligation to complete the DraftKings merger that DraftKings receive an opinion of its counsel, Sullivan & Cromwell LLP, which we refer to in this joint information statement/prospectus as “Sullivan & Cromwell”, to the effect that the mergers, taken together, will qualify as a reorganization as described in Section 368(a) of the Code and/or, taken together with the Opco Contribution, as an exchange described in Section 351 of the Code. It is a condition to GNOG’s obligation to complete the GNOG merger that GNOG receive a written opinion of its counsel, White & Case LLP, which we refer to in this joint information statement/prospectus as “White & Case”, to the effect that the GNOG merger, will qualify as a reorganization as described in Section 368(a) of the Code.

For a more complete discussion of the United States federal income tax consequences of the Transactions, please read the section entitled “Material United States Federal Income Tax Consequences” beginning on page 182 of this joint information statement/prospectus. Tax matters can be complicated, and the tax consequences of the Transactions, including the mergers, to a particular holder of GNOG common stock or DraftKings common stock will depend on such holder’s particular facts and circumstances. All holders of GNOG common stock or DraftKings common stock should consult with their own tax advisors to determine the specific United States federal, state, or local or foreign income or other tax consequences of the Transactions, including the mergers, to them.
Q:
Are stockholders of DraftKings or GNOG entitled to dissenters’ or appraisal rights in connection with the mergers?

A:
DraftKings stockholders:   No. Under Nevada law, holders of shares of DraftKings common stock will not have dissenters’ rights in connection with the mergers. For more information, please read the section entitled “No Dissenters’ or Appraisal Rights—Nevada” beginning on page 221 of this joint information statement/prospectus.

GNOG stockholders:   No. Under Delaware law, holders of shares of GNOG common stock will not have dissenters’ rights or appraisal rights in connection with the Transactions, including the mergers. For more information, please read the section entitled “No Dissenters’ or Appraisal Rights—Delaware” beginning on page 220 of this joint information statement/prospectus.
Q:
Are there any important risks about the Transactions, including the mergers, DraftKings’ business or GNOG’s business of which I should be aware?

A:
Yes, there are important risks involved. DraftKings and GNOG encourage you to carefully read in its entirety the section entitled “Risk Factors” beginning on page 27 of this joint information statement/prospectus.

Q:
Who do I contact if I have further questions about the Transactions, including the mergers, or the merger agreement?

A:
DraftKings stockholders who have questions about the Transactions, including the mergers, or the merger agreement or who desire additional copies of this joint information statement/prospectus or other additional materials should contact:

Attention: Investor Relations
DraftKings Inc.
222 Berkeley Street, 5th Floor
Boston, Massachusetts 02116
Telephone: (617) 986-6744
GNOG stockholders who have questions about the Transactions, including the mergers, or the merger agreement or who desire additional copies of this joint information statement/prospectus or other additional materials should contact:
Attention: Investor Relations
Golden Nugget Online Gaming, Inc.
1510 West Loop South
Houston, Texas 77027
Telephone: (713) 850-1010

SUMMARY
The following summary highlights selected information contained in this joint information statement/prospectus and may not include all the information that may be important to you. Accordingly, you are encouraged to carefully read this joint information statement/prospectus in its entirety, including the attached annexes and exhibits, and the documents that are referred to in this joint information statement/prospectus and to pay special attention to the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 27 and 25, respectively, of this joint information statement/prospectus, because the information contained in this section may not provide all the information that might be important to you with respect to the merger agreement and the Transactions, including the mergers. Each item in this summary includes a page reference directing you to a more complete description of that item. You may obtain the information incorporated by reference into this joint information statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
Information About the Companies (Page 62)
DraftKings Inc.
DraftKings is a digital sports entertainment and gaming company. DraftKings provides users with daily fantasy sports, sports betting and iGaming opportunities, as well as media and other online consumer product offerings, and is also involved in the design and development of sports betting and casino gaming platform software for online and retail sportsbook and casino gaming products.
DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. DraftKings accomplishes this by creating an environment where its users can find enjoyment and fulfillment through daily fantasy sports contests, sports betting and iGaming.
DraftKings seeks to innovate and to constantly improve its games and product offerings. Its focus is on creating unique and exciting experiences for its users. DraftKings is also highly focused on its responsibility as a steward of this new era in real-money gaming. DraftKings’ ethics guide every decision it makes, both with respect to the tradition and integrity of sports and in its investments in regulatory compliance and consumer protection.
DraftKings Class A common stock is currently listed on the Nasdaq under the symbol “DKNG.” DraftKings’ principal executive offices are located at 222 Berkeley Street, 5th Floor, Boston, Massachusetts 02116. DraftKings’ telephone number is (617) 986-6744, and its website address is www.draftkings.com. Information contained on DraftKings’ website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this joint information statement/prospectus or the registration statement of which it forms a part.
New Duke Holdco, Inc.
New DraftKings is a Nevada corporation and a direct, wholly-owned subsidiary of DraftKings. New DraftKings was incorporated on August 6, 2021, solely for the purpose of effecting the mergers and, immediately after the mergers, New DraftKings will be renamed “DraftKings Inc.”
Pursuant to the merger agreement, (1) DraftKings Merger Sub will merge with and into DraftKings, and (2) GNOG Merger Sub will merge with and into GNOG. As a result of the mergers, DraftKings and GNOG will survive and become wholly-owned subsidiaries of New DraftKings. New DraftKings will become a publicly traded corporation, and former DraftKings stockholders and former GNOG stockholders will own stock in New DraftKings.
New DraftKings has not conducted any business operations other than that which is incidental to its formation and in connection with the Transactions. New DraftKings’ principal executive offices are located at 222 Berkeley Street, 5th Floor, Boston, Massachusetts 02116.

Duke Merger Sub, Inc.
DraftKings Merger Sub is a Nevada corporation and a direct, wholly-owned subsidiary of New DraftKings. DraftKings Merger Sub was incorporated on August 6, 2021, solely for the purpose of effecting the DraftKings merger. As a result of the DraftKings merger, DraftKings Merger Sub will merge with and into DraftKings, with DraftKings surviving and becoming a wholly-owned subsidiary of New DraftKings.
DraftKings Merger Sub has not conducted any business operations other than that which is incidental to its formation and in connection with the Transactions. DraftKings Merger Sub’s principal executive offices are located at 222 Berkeley Street, 5th Floor, Boston, Massachusetts 02116.
Gulf Merger Sub, Inc.
GNOG Merger Sub is a Delaware corporation and a direct, wholly-owned subsidiary of New DraftKings. GNOG Merger Sub was incorporated on August 6, 2021, solely for the purpose of effecting the GNOG merger. As a result of the GNOG merger, GNOG Merger Sub will merge with and into GNOG, with GNOG surviving and becoming a wholly-owned subsidiary of New DraftKings.
GNOG Merger Sub has not conducted any business operations other than that which is incidental to its formation and in connection with the Transactions. GNOG Merger Sub’s principal executive offices are located at 222 Berkeley Street, 5th Floor, Boston, Massachusetts 02116.
Golden Nugget Online Gaming, Inc.
GNOG is an online gaming, or iGaming, and digital sports entertainment company focused on providing its customers with the most enjoyable, realistic and exciting online gaming experience in the market. GNOG currently operates in New Jersey, Michigan and West Virginia, where it offers patrons the ability to play their favorite casino games and bet on live-action sports events, and in Virginia, where it currently offers online sports betting only. GNOG’s desire to innovate, improve and offer the most realistic online gaming platform drives its employees and defines its business, as it pursues its vision to be the leading destination for online gaming players with a modern mindset.
GNOG’s Class A common stock is currently listed on the Nasdaq under the symbol “GNOG.” GNOG’s principal executive offices are located at 1510 West Loop South, Houston, Texas 77027. GNOG’s telephone number is (713) 850-1010, and its website address is http://www.gnoginc.com. Information contained on GNOG’s website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this joint information statement/prospectus or the registration statement of which it forms a part.
Risk Factors (Page 27)
You are encouraged to carefully read all of the information contained in or incorporated by reference into this joint information statement/prospectus, including its annexes and exhibits and documents that are referred to in this joint information statement/prospectus. In particular, you should consider the factors described in the section entitled “Risk Factors” beginning on page 27 of this joint information statement/prospectus.
The Transactions (Page 95)
Subject to the terms and conditions of the merger agreement and the contribution agreements, New DraftKings will acquire (i) 100% of DraftKings in an all-stock transaction through the merger of DraftKings Merger Sub with and into DraftKings, (ii) 100% of GNOG in an all-stock transaction through the merger of GNOG Merger Sub with and into GNOG, and (iii) that portion of LHGN Holdco, which is the operating subsidiary of GNOG, that is not currently owned by GNOG from LHGN Interestholder in exchange for New DraftKings Class A common stock, which ownership interest will then be contributed by New DraftKings to GNOG, which will result in LHGN Holdco becoming a wholly-owned subsidiary of New

DraftKings. As a result of the mergers, DraftKings and GNOG will become direct, wholly-owned subsidiaries of New DraftKings, which will be renamed “DraftKings Inc.” immediately following the completion of the mergers.
Upon completion of the Transactions, including the mergers, (i) former holders of DraftKings Class B common stock will own shares of New DraftKings Class B common stock and (ii) all other former DraftKings stockholders, all former GNOG stockholders and LHGN Interestholder will own shares of New DraftKings Class A common stock, which is expected to be listed for trading on the Nasdaq.
The following diagrams illustrate in simplified terms the current structure of DraftKings and GNOG and the expected structure of New DraftKings following the completion of the Transactions, including the mergers.
Before the Mergers
The Mergers

After the Mergers
After the Transactions
Consideration to DraftKings Securityholders (Page 96)
At the DraftKings merger effective time, each issued and outstanding share of DraftKings Class A common stock and DraftKings Class B common stock (other than the DraftKings excluded shares) will be cancelled, cease to exist and be converted into one validly issued, full paid and non-assessable share of

New DraftKings Class A common stock and New DraftKings Class B common stock, respectively. For a description of the New DraftKings Class A common stock and New DraftKings Class B common stock to be issued to DraftKings securityholders in connection with the Transactions, including the mergers, please read the section entitled “Description of New DraftKings’ Capital Stock” beginning on page 185 of this joint information statement/prospectus.
Additionally, at the DraftKings merger effective time, each outstanding DraftKings RSU will be converted into an equivalent restricted stock unit denominated in, and each outstanding DraftKings Option will be converted into an equivalent option exercisable for, shares of New DraftKings common stock, in each case otherwise having the same terms as the DraftKings RSUs and DraftKings Options, respectively, immediately prior to the DraftKings merger effective time. At the DraftKings merger effective time, each outstanding DraftKings Private Placement Warrant will thereafter entitle the holder to the right to purchase and receive, upon the terms and conditions specified in the DraftKings Private Placement Warrants and in lieu of shares of DraftKings common stock, an amount of shares of New DraftKings common stock equivalent to the amount of shares of DraftKings common stock that such holder would have been entitled to purchase had such holder exercised such DraftKings Private Placement Warrant immediately prior to the DraftKings merger effective time.
Consideration to GNOG Securityholders (Page 96)
At the GNOG merger effective time, each issued and outstanding share of GNOG common stock (other than the GNOG excluded shares) will be converted into, and become exchangeable for, 0.365 of a share of New DraftKings Class A common stock. Upon completion of the mergers and pursuant to the Opco Contribution Agreement, LHGN Interestholder will contribute its 40.5% partnership interest in LHGN Holdco to New DraftKings in exchange for the LHGN consideration, which is a number of shares of New DraftKings Class A common stock equal to that which LHGN Interestholder would have received in the GNOG merger based on the exchange ratio if it had caused LHGN Holdco to redeem all of its partnership interests in LHGN Holdco in exchange for shares of GNOG Class A common stock on a one-for-one basis immediately prior to the GNOG merger effective time. Given that LHGN Interestholder (the holder of all of the issued and outstanding shares of GNOG Class B common stock) will receive the LHGN consideration pursuant to the terms of the Opco Contribution Agreement, which will also constitute consideration in respect of the GNOG Class B common stock, LHGN Interestholder will not receive any additional GNOG merger consideration in exchange for such shares of GNOG Class B common stock in the GNOG merger, which shares will instead be cancelled in connection with the GNOG merger. For a description of the New DraftKings Class A common stock to be issued to GNOG securityholders in connection with the Transactions, including the mergers, please read the section entitled “Description of New DraftKings’ Capital Stock” beginning on page 185 of this joint information statement/prospectus.
Additionally, at the GNOG merger effective time, all outstanding GNOG RSUs that (i) were outstanding on the date of the merger agreement or (ii) are issued to existing GNOG employees prior to the closing of the mergers in accordance with existing arrangements, will vest, be canceled, and entitle the holder thereof to receive a number of shares of New DraftKings Class A common stock equal to the number of shares of GNOG common stock subject to such GNOG RSU immediately prior to the GNOG merger effective time multiplied by the exchange ratio, less a number of shares of New DraftKings Class A common stock equal to any applicable withholding taxes. All other issued and outstanding GNOG RSUs will be automatically converted into an equivalent restricted stock unit of New DraftKings that entitles the holder thereof to a number of shares of New DraftKings Class A common stock equal to the number of shares of GNOG common stock subject to such GNOG RSU immediately prior to the GNOG merger multiplied by the exchange ratio, and will remain outstanding in New DraftKings. Each outstanding GNOG Private Placement Warrant will be automatically converted into an equivalent private warrant of New DraftKings that will allow the holder to purchase a number of shares of New DraftKings Class A common stock equal to the number of shares of GNOG Class A common stock subject to such GNOG Private Placement Warrant multiplied by the exchange ratio, at an exercise price equal to the per share exercise price of such GNOG Private Placement Warrant immediately prior to the GNOG merger effective time divided by the exchange ratio.

DraftKings’ Reasons for the Transactions; Recommendation of the DraftKings Board of Directors (Page 108)
At a meeting held on August 8, 2021, the DraftKings Board (i) adopted the merger agreement, (ii) determined that the Transactions, including the mergers, are fair, advisable and in the commercial interests of DraftKings and its stockholders, (iii) authorized the execution and delivery of the merger agreement, contribution agreements and other documents governing the Transactions, including the mergers, on the terms and subject to the conditions as approved by DraftKings’ management, and (iv) directed that the merger agreement be submitted for approval by DraftKings’ stockholders.
For a discussion of certain factors considered by the DraftKings Board in reaching the foregoing determination, please read the section entitled “The Transactions—DraftKings’ Reasons for the Transactions; Recommendation of the DraftKings Board of Directors” beginning on page 108 of this joint information statement/prospectus.
GNOG’s Reasons for the Transactions; Recommendations of the Special Committee and the GNOG Board of Directors (Page 112)
On July 23, 2021, the GNOG Board unanimously resolved to form the Special Committee, consisting of independent directors Michael S. Chadwick, G. Michael Stevens and Scott Kelly. Each of the members of the Special Committee also serve or are expected to serve as directors on the boards of entities controlled by Mr. Fertitta and his affiliates. The GNOG Board empowered the Special Committee, among other things, to investigate and negotiate the proposed transaction, as well any related agreements, to elect not to pursue the proposed transaction and to explore, in the Special Committee’s discretion, potential alternative transactions. The Special Committee was also directed to make a recommendation to the GNOG Board, at the appropriate time, as determined by the Special Committee, as to whether the proposed transaction was fair to and in the best interests of GNOG’s stockholders other than Mr. Fertitta and his affiliates. The GNOG Board also resolved that it would not approve the proposed transaction without having received a prior favorable recommendation of the Special Committee.
At a meeting held on August 8, 2021, the Special Committee unanimously adopted resolutions (i) determining that the merger agreement and the Transactions, including the mergers, are advisable and fair to, and in the best interests of, GNOG and its stockholders (other than Mr. Fertitta and his affiliates), (ii) directing that the merger agreement be submitted to the GNOG Board for the GNOG Board’s approval and recommendation by the GNOG Board that GNOG’s stockholders adopt the merger agreement and (iii) recommending that the GNOG Board: (1) approve and declare advisable the merger agreement and the Transactions, including the mergers, (2) declare that the merger agreement and the Transactions, including the mergers, are fair to, and in the best interests of GNOG and GNOG’s stockholders, (3) authorize and approve entry into the merger agreement and completion of the Transactions, including the mergers, (4) submit the adoption of the merger agreement for consideration by GNOG’s stockholders and (5) recommend that GNOG’s stockholders vote in favor of the adoption of the merger agreement and the Transactions, including the mergers.
At a meeting of the GNOG Board, and upon the unanimous recommendation of the Special Committee, on August 8, 2021, following the meeting of the Special Committee, the GNOG Board unanimously adopted resolutions (i) determining that the merger agreement and the Transactions, including the mergers, are advisable and fair to and in the best interests of GNOG and GNOG’s stockholders, (ii) subject to the requisite GNOG stockholder approval, authorizing the execution, delivery and performance of the merger agreement, (iii) directing that the merger agreement be submitted to GNOG’s stockholders for their adoption and (iv) recommending to GNOG’s stockholders that they adopt the merger agreement.
For a discussion of certain factors considered by the Special Committee and the GNOG Board in reaching their respective determinations, please read the section entitled “The Transactions—GNOG’s Reasons for the Transactions; Recommendations of the Special Committee and the GNOG Board of Directors” beginning on page 112 of this joint information statement/prospectus.
Opinion of the Special Committee’s Financial Advisor (Page 122)
On August 5, 2021, the Special Committee retained Spectrum Gaming Capital LLC, which we refer to as “SGC”, to act as its financial advisor to provide an opinion solely as to the fairness, from a financial point of view, of the consideration to be received by the holders of GNOG common stock, other than Mr. Fertitta, Jefferies Financial Group Inc. and their respective affiliates, which we collectively refer to as the “excluded holders”, in connection with the Transactions, including the mergers. On August 8, 2021, SGC rendered its oral opinion (which was subsequently confirmed by delivery of a written opinion dated as of August 8, 2021) to the Special Committee that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in such opinion, the consideration to be received by the holders of GNOG common stock, other than the excluded holders, in the Transactions was fair, from a financial point of view, to such holders.
The summary of the written opinion of SGC, dated as of August 8, 2021, is qualified in its entirety by reference to the complete text of the opinion, a copy of which is attached as Annex G and is incorporated by reference into this joint information statement/prospectus. SGC’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and qualifications and limitations upon the review undertaken by SGC in rendering its opinion. You are encouraged to carefully read the opinion in its entirety.
SGC’s opinion is addressed only to the Special Committee, addressed only the fairness, from a financial point of view, of the consideration to be received by GNOG stockholders, other than the excluded holders, in the Transactions and did not address any other aspect or implication of the Transactions or any other agreement, arrangement or understanding.
SGC acted as financial advisor to the Special Committee with respect to providing its opinion in connection with the Special Committee’s review of the Transactions. SGC received a fee from GNOG of $150,000 for its services, which became payable upon the rendering of SGC’s opinion, and such payment is not contingent on the completion of any transaction.
Regulatory Approvals (Page 130)
DraftKings and GNOG agreed in the merger agreement to cooperate with each other, and use their reasonable best efforts to take, or cause to be taken, all actions and to use their reasonable best efforts to do all things reasonably necessary, proper or advisable to complete the mergers, subject to certain specified limitations in the merger agreement. The mergers are subject to the expiration or termination of the waiting period (or any extension thereof) applicable under the HSR Act, which waiting period expired on September 22, 2021. The mergers are also subject to the receipt of approvals, determinations, grants and confirmations and the satisfaction of any other closing conditions, as may be applicable, with respect to certain gaming regulatory authorities. It is presently contemplated that if any such regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained. As of the date of this joint information statement/prospectus, all necessary approvals have not yet been obtained.
Written Consent of DraftKings (Page 130)
The approval of the merger agreement and the Transactions, including the mergers, requires the approval of stockholders representing at least a majority of the voting power of the stockholders of DraftKings common stock, voting as a single class, who are entitled to vote on such matters.
On August 10, 2021, Jason Robins, who beneficially owned, as of the date thereof, 4,556,098 shares of DraftKings Class A common stock and 393,013,951 shares of DraftKings Class B common stock, together representing approximately 90.8% of the voting power of the outstanding shares of DraftKings common stock entitled to vote on such matters, delivered the DraftKings Written Consent approving the merger agreement and the Transactions, including the mergers. Accordingly, the delivery of the DraftKings Written Consent was sufficient to approve the merger agreement and the Transactions, including the mergers, on behalf of DraftKings stockholders. For this reason, this joint information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy, and you are requested not to send a proxy.
Written Consent of GNOG (Page 130)
The adoption of the merger agreement and, therefore, approval of the Transactions, including the mergers, requires the affirmative vote or consent of holders of at least a majority of the outstanding shares of GNOG common stock, voting together as a single class, entitled to vote on such matters.

On September 8, 2021, each of (i) Mr. Fertitta, who was the record holder of 4,090,625 shares of GNOG Class A common stock on such date, and (ii) LHGN Interestholder, which is indirectly wholly owned by Mr. Fertitta and was the record holder of 31,657,545 shares of GNOG Class B common stock on such date, together representing approximately 79.9% of the voting power of the issued and outstanding shares of GNOG common stock entitled to vote on such matters, delivered the GNOG Written Consent adopting the merger agreement and, therefore, approving the Transactions, including the mergers. Accordingly, the delivery of the GNOG Written Consent was sufficient to adopt the merger agreement and, therefore, approve the Transactions, including the mergers, on behalf of GNOG stockholders. For this reason, this joint information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy, and you are requested not to send a proxy.
Listing of New DraftKings Class A Common Stock (Page 131)
It is expected that upon the completion of the Transactions, including the mergers, New DraftKings Class A common stock will trade on the Nasdaq under the symbol “DKNG”.
Delisting and Deregistration of DraftKings common stock and DraftKings Private Placement Warrants (Page 131)
If the Transactions, including the mergers, are completed, DraftKings Class A common stock will be delisted from the Nasdaq, deregistered under the Exchange Act and cease to be publicly traded. Additionally, if the Transactions, including the mergers, are completed, the DraftKings Private Placement Warrants will also be deregistered under the Exchange Act.
Delisting and Deregistration of GNOG common stock and GNOG Private Placement Warrants (Page 131)
If the Transactions, including the mergers, are completed, GNOG common stock will be delisted from the Nasdaq, deregistered under the Exchange Act, and cease to be publicly traded. Additionally, if the Transactions, including the mergers, are completed, the GNOG Private Placement Warrants will also be deregistered as necessary under the Exchange Act.
Accounting Treatment of the Transactions (Page 131)
Accounting Standards Codification 805, Business Combinations, which we refer to as “ASC 805”, requires the use of the acquisition method of accounting for business combinations. In applying the acquisition method, it is necessary to identify both the accounting acquiree and the accounting acquiror. New DraftKings’ management has determined that New DraftKings will be the accounting acquiror based on an analysis of the relevant GAAP guidance. Accordingly, pursuant to ASC 805, New DraftKings will allocate the purchase consideration to the identified tangible and intangible assets and liabilities acquired from GNOG based on their fair value as of the date the Transactions, including the mergers, are completed, with any excess recorded to goodwill.
Certain Terms of the Merger Agreement (Page 133)
No Solicitation and Change in Recommendation (Page 143)
GNOG agreed that it will not and will cause its subsidiaries not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined in the merger agreement), (ii) engage in, continue or otherwise participate in any discussions with or negotiations relating to any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal, (iii) provide any non-public information to any person or entity in connection with any acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal, (iv) otherwise knowingly facilitate any effort or attempt to make an acquisition proposal, or (v) cause or permit GNOG to enter into any alternative acquisition agreement (as defined in the merger agreement). Additionally, GNOG agreed to immediately cease and cause to be terminated any existing solicitations, discussion or negotiations conducted prior to the execution of the merger agreement that could reasonably be expected to lead to an acquisition proposal.

Notwithstanding these restrictions, GNOG was permitted, prior to the delivery of the GNOG Written Consent, in response to an unsolicited, bona fide written acquisition proposal that did not arise from or in connection with a material breach of the merger agreement, to, among other things, (i) contact and engage in discussions with a person or group making the acquisition proposal or its or their representatives solely to clarify the terms and conditions thereof, (ii) provide access to GNOG’s properties, assets, books and records, personnel and information in response to a request therefor (including non-public information regarding it or any of its subsidiaries) to the person or group who made such acquisition proposal, subject to certain restrictions, and (iii) participate in any discussions or negotiations with any such person or group regarding such acquisition proposal.
GNOG agreed to notify DraftKings promptly, and in any event within 48 hours, if any inquiries, proposals or offers with respect to an acquisition proposal are received by, any information is requested in connection with any acquisition proposal from, or any discussions or negotiations with respect to an acquisition proposal are sought to be initiated or continued with GNOG or any of its representatives. Such notification must include the material terms and conditions of any such acquisition proposal and the identity of the person making any such acquisition proposal.
GNOG agreed that, subject to certain exceptions specific in the merger agreement, the GNOG Board, including any committee thereof, will not (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the recommendation of the GNOG Board that GNOG stockholders adopt the merger agreement in a manner adverse to DraftKings, (ii) fail to include in this joint information statement/prospectus the recommendation of the GNOG Board that GNOG stockholders adopt the merger agreement, (iii) fail to recommend, within ten business days after the commencement of an acquisition proposal through a tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of GNOG common stock (other than by DraftKings or an affiliate of DraftKings), against acceptance of such tender offer or exchange offer by GNOG’s stockholders, (iv) approve or recommend, or publicly declare advisable, any acquisition proposal, or (v) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement in certain circumstances) relating to any acquisition proposal.
Notwithstanding the foregoing, the GNOG Board (or any committee thereof, including the Special Committee) was permitted to, subject to certain additional requirements and procedures, make a change in recommendation if (i) an unsolicited bona fide written acquisition proposal that did not arise from or in connection with a breach of the non-solicitation obligations described in this section was (x) received by GNOG and was not withdrawn and (y) determined by the GNOG Board in good faith, after consultation with its outside legal counsel and financial advisor, to be a superior proposal; and (ii) the GNOG Board or such committee determined in good faith after consultation with its outside legal counsel and its financial advisor that failure to effect a change in recommendation or terminate the merger agreement in response to such superior proposal would be inconsistent with GNOG’s directors’ fiduciary duties under applicable law.
For a more complete description of the non-solicitation obligations, the restriction on changes in recommendation in the merger agreement and other covenants applicable to DraftKings and GNOG under the merger agreement, please read the section entitled “The Merger Agreement—Covenants and Agreements” beginning on page 140 of this joint information statement/prospectus.
Conditions to the Completion of the Mergers (Page 152)
Each party’s obligation to complete the mergers is subject to the satisfaction or (to the extent permitted by law) waiver by DraftKings and GNOG at or prior to the closing of the following conditions:
•
GNOG Stockholder Approval.   GNOG having obtained the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of GNOG common stock entitled to vote on such matter adopting the merger agreement. This condition was satisfied on September 8, 2021 by the delivery of the GNOG Written Consent;

•
DraftKings Stockholder Approval.   DraftKings having obtained the affirmative vote or written consent of the holders of at least a majority in voting power of the outstanding shares of DraftKings common stock entitled to vote on such matter adopting the merger agreement. This condition was satisfied on August 10, 2021 by the delivery of the DraftKings Written Consent;
•
Nasdaq Listing.   The shares of New DraftKings Class A common stock issuable pursuant to the mergers having been approved for listing on the Nasdaq upon official notice of issuance;

•
Regulatory Approvals.   (i) The waiting period (and any extension thereof) applicable to the completion of the Transactions under the HSR Act having been expired or earlier terminated (which waiting period expired on September 22, 2021), (ii) certain gaming approvals having been filed, occurred, or obtained or waived and (iii) all such approvals being in full force and effect;

•
Laws or Governmental Orders.   No specified governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered into any law or order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award, in each case restraining, enjoining, making illegal or otherwise prohibiting the completion of the Transactions; and

•
Effectiveness of Registration Statement.   The registration statement on Form S-4, of which this joint information statement/prospectus forms a part, having become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the registration statement having been issued and remaining in effect and no proceedings for that purpose having been commenced or threatened in writing by the SEC, unless subsequently withdrawn.

The obligations of DraftKings, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub to complete the mergers are subject to the satisfaction (or waiver by DraftKings) at or prior to the closing of the following additional conditions:
•
Representations and Warranties.   The representations and warranties of GNOG in the merger agreement being true and correct, in each case both when made and at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), subject in most cases to “materiality” and “material adverse effect” qualifications;

•
Covenants.   GNOG having performed in all material respects all obligations, and having complied in all material respects with all covenants, required to be performed or complied with by it under the merger agreement on or prior to the closing date;

•
No Material Adverse Effect on GNOG.   No effect having occurred since the date of the merger agreement that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect with respect to GNOG;

•
Fertitta Entity Agreements.   Certain agreements with affiliates of Mr. Fertitta having been terminated and being of no further force or effect and all liabilities and obligations thereunder having been fully satisfied, extinguished and released;

•
Commercial Arrangements.   The master commercial agreement being in full force and effect;

•
GNOG Officer’s Certificate.   DraftKings, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub having received a certificate signed on behalf of GNOG by an executive officer of GNOG certifying that the conditions described in this paragraph under “—Representations and Warranties,” “—Covenants and Agreements” and “—No Material Adverse Effect on GNOG” have been satisfied;

•
Amendment to the Trademark License Agreement.   GNOG having entered into an amendment to the trademark license agreement, as mutually agreed by the parties to the merger agreement in good faith;

•
Tax Opinion.   DraftKings having received a written opinion from Sullivan & Cromwell, dated as of the closing date and in form and substance reasonably satisfactory to DraftKings, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the DraftKings merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and/or, taken together with the Opco Contribution, as an “exchange” described in Section 351 of the Code; and

•
Licenses.   All of GNOG’s material gaming and sports betting licenses being in full force and effect and in good standing and not being subject to any proceedings relating to any alleged material noncompliance or violations before any governmental entity which if resolved against GNOG would be reasonably expected to have a material adverse impact on GNOG’s operations, including proceedings to suspend, revoke, or add new material conditions to such licenses as a result of material noncompliance or violations.

The obligation of GNOG to complete the mergers are subject to the satisfaction (or waiver by GNOG) at or prior to the closing of the following additional conditions:
•
Representations and Warranties.   The representations and warranties of DraftKings, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub in the merger agreement being true and correct, in each case both when made and at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), subject in most cases to “materiality” and “material adverse effect” qualifications;

•
Covenants.   Each of DraftKings, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub having performed in all material respects all obligations, and having complied in all material respects with all covenants, required to be performed or complied with by them under the merger agreement on or prior to the closing date;

•
No Material Adverse Effect on DraftKings.   No effect having occurred that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect with respect to DraftKings that is continuing;

•
DraftKings Officer’s Certificate.   GNOG having received a certificate signed on behalf of DraftKings, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub by an executive officer of DraftKings certifying that the conditions described in this paragraph under “—Representations and Warranties,” “—Covenants” and “—No Material Adverse Effect on DraftKings” have been satisfied;

•
Tax Opinion.   GNOG having received a written opinion from White & Case, dated as of the closing date and in form and substance reasonably satisfactory to GNOG, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the GNOG merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; and

•
Release Under Credit Agreement.   All actions having been taken to cause the liens relating to the assets, rights and properties of GNOG and its subsidiaries granted pursuant to the credit agreement to have been released and terminated without any further action by the secured parties, and none of Mr. Fertitta nor any of his affiliated entities having any further obligation or liability, or be subject to any restriction, under the credit agreement or any related document or with respect to the credit agreement or any indebtedness thereunder.

Termination of the Merger Agreement (Page 154)
The merger agreement may be terminated and the mergers abandoned at any time prior to the DraftKings merger effective time by mutual written consent of DraftKings and GNOG by action of the GNOG Board (upon the recommendation of the Special Committee) and the DraftKings Board or as follows:
•
by either DraftKings or GNOG if:

•
the mergers shall not have been completed by 5:00 p.m. New York time on February 28, 2022, provided that, if on that date, any of the conditions described in the section entitled “—Conditions to the Completion of the Mergers—Regulatory Approvals” beginning on page 153 of this joint information statement/prospectus, are not satisfied or waived but all other closing conditions either have been satisfied or would have been satisfied or waived if the closing were to occur on such date, then the termination date will be extended automatically to May 31, 2022 (provided further that this right to terminate the merger agreement will not be available to any party thereto that has breached any obligation under the merger agreement that has proximately contributed to the occurrence of the failure of a condition to the completion of the mergers);
•
any law or governmental order is enacted, issued, promulgated, enforced or any law or order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award is entered into by any governmental entity, in each case restraining, enjoining, making illegal or otherwise prohibiting the completion of the Transactions has become final and non-appealable (provided that this right to terminate the merger agreement will not be available to any party that has breached any obligation under the merger agreement that has proximately contributed to the occurrence of the failure of a condition to the completion of the mergers);

•
by DraftKings if:

•
at any time prior to the GNOG merger effective time, there has been a breach by GNOG of any covenant or agreement set forth in the merger agreement, or if any representation or warranty of GNOG has become untrue, in either case, such that the applicable closing condition would not be satisfied and such breach or failure to be true and correct is not curable prior to February 28, 2022, or if curable prior to February 28, 2022, has not been cured within the earlier of (i) 30 days following notice of such breach from DraftKings to GNOG and (ii) three business days prior to February 28, 2022 (provided that this right to terminate the merger agreement will not be available to DraftKings if DraftKings has breached any of its representations, warranties, covenants or agreements contained in the merger agreement in any manner that has proximately contributed to the occurrence of the failure of a condition to the completion of the mergers);

•
prior to the adoption of the merger agreement by GNOG stockholders, there had been a change in recommendation effected by the GNOG Board (this termination right is no longer available to DraftKings following the delivery of the GNOG Written Consent); or

•
by GNOG if:

•
at any time prior to the DraftKings merger effective time, there has been a breach by DraftKings, New DraftKings, GNOG Merger Sub or DraftKings Merger Sub of any covenant or agreement set forth in the merger agreement, or if any representation or warranty of DraftKings, New DraftKings, GNOG Merger Sub or DraftKings Merger Sub has become untrue, in either case, such that the applicable closing condition would not be satisfied and such breach or failure to be true and correct is not curable prior to February 28, 2022, or curable prior to February 28, 2022, has not been cured within the earlier of (i) 30 days following notice of such breach from GNOG to DraftKings and (ii) three business days prior to February 28, 2022 (provided that this right to terminate the merger agreement will not be available to GNOG if GNOG has breached of any of its representations, warranties, covenants or agreements contained in the merger agreement in any manner that has proximately contributed to the occurrence of the failure of a condition to the completion of the mergers).

Effect of Termination; Termination Fees; Expenses (Page 156)
If the merger agreement is terminated under certain circumstances, GNOG will be required to pay DraftKings a termination fee of $55.0 million and reimburse DraftKings for all reasonable and documented out-of-pocket expenses incurred by it, New DraftKings, GNOG Merger Sub or DraftKings Merger Sub in connection with the merger agreement and the Transactions, including the mergers, which we refer to as the “termination fee”.
The Contribution Agreements (Page 158)
Opco Contribution Agreement
On August 9, 2021, concurrently with the execution of the merger agreement, LHGN Interestholder, which is indirectly and wholly owned by Mr. Fertitta, and New DraftKings entered into the Opco Contribution Agreement pursuant to which, effective immediately after the completion of, and as part of a plan with, the mergers, LHGN Interestholder agreed to contribute its 40.5% partnership interest in LHGN Holdco to New DraftKings in exchange for the LHGN consideration, which is a number of shares of New DraftKings Class A common stock equal to that which LHGN Interestholder would have received in the GNOG merger based on the exchange ratio if it had caused LHGN Holdco to redeem all of its partnership interests in LHGN Holdco in exchange for shares of GNOG Class A common stock on a one-for-one basis immediately prior to the GNOG merger effective time. The Opco Contribution Agreement was amended as of November 15, 2021 to further clarify and restate the terms of the initial Opco Contribution Agreement.
GNOG Contribution Agreement
On August 9, 2021, concurrently with the execution of the merger agreement, New DraftKings and GNOG entered into the GNOG Contribution Agreement, pursuant to which, effective immediately after the completion of the Opco Contribution, and as part of a plan with the mergers, New DraftKings agreed to contribute to GNOG the 40.5% partnership interest in LHGN Holdco that New DraftKings received pursuant to the Opco Contribution Agreement in exchange for shares of GNOG common stock.
Ancillary Agreements (Page 160)
Support Agreement
On August 9, 2021, concurrently with the execution of the merger agreement and as a condition and material inducement to DraftKings’ and the Merger Subs’ willingness to enter into the merger agreement, DraftKings and New DraftKings entered into the support agreement with Mr. Fertitta and certain affiliates of Mr. Fertitta, including FEI, LHGN Interestholder, Golden Landry’s LLC and Golden Fertitta, LLC, which affiliates, together with Mr. Fertitta, we refer to collectively as the “Fertitta Parties” in respect of the shares of GNOG common stock, GNOG Private Placement Warrants and partnership interests in LHGN Holdco beneficially owned by the Fertitta Parties, which we refer to as, together with any securities issued in relation thereto, the “subject securities”.
Pursuant to the support agreement, each of the Fertitta Parties agreed, among other things, (i) not to sell, dispose of or otherwise transfer any subject securities, except in connection with the Transactions on the terms contemplated thereby, until the first anniversary of the closing date of the Transactions, (ii) not to, directly or indirectly, take any action described in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation and Change in Recommendation” beginning on page 143 of this joint information statement/prospectus and (iii) to terminate and waive any payments due under the tax receivable agreement and to waive the obligations of the Fertitta Parties to make interest payments on behalf of GNOG and for GNOG to issue equity to the Fertitta Parties in connection with such interest payments. Additionally, New DraftKings agreed to prepare and file with the SEC a registration statement on Form S-3, or the then appropriate form, for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act that covers all registrable securities (as defined therein) of the Fertitta Parties then outstanding.
Master Commercial Agreement
On August 9, 2021, concurrently with the execution of the merger agreement and as a condition and material inducement to DraftKings’ and the Merger Subs’ willingness to enter into the merger agreement, Crown entered into the master commercial agreement with FEI, an affiliate of Mr. Fertitta and the holding company of the Houston Rockets, Golden Nugget, LLC and Landry’s, Inc. The master commercial agreement covers four principal areas: market access, sportsbooks, marketing/rewards programs and certain rights with respect to the Houston Rockets. For further information, please read the section entitled “Ancillary Agreements—Master Commercial Agreement” beginning on page 163 of this joint information statement/prospectus.
Management and Directors of New DraftKings after the Mergers (Page 165)
Under the terms of the merger agreement, upon the completion of the mergers, the New DraftKings Board will be comprised of 14 individuals, 13 of whom are current directors of DraftKings, and, subject to the terms and conditions of the merger agreement, one of whom will be Mr. Fertitta, the chief executive officer and chairman of the GNOG Board. The DraftKings Board presently consists of 13 members.
Upon the completion of the mergers, the corporate headquarters, principal executive offices and related corporate and operational functions of New DraftKings will be located in Boston, Massachusetts. The officers of DraftKings immediately prior to the completion of the mergers will be the officers of New DraftKings immediately following the completion of the mergers.
Interests of Affiliates in the Transactions (Page 170)
Aside from their interests as stockholders of DraftKings, certain directors and executive officers of DraftKings may have interests in the Transactions, including the mergers, that may be different from, or in addition to, the interests of DraftKings stockholders generally. The current directors and executive officers of DraftKings are expected to serve as directors and executive officers of New DraftKings following the Transactions, including the mergers. The DraftKings Board was aware of these interests, among other matters, during their respective deliberations of the merits of the Transactions, including the mergers, and carefully considered these interests, among other matters, in determining to recommend the approval of the Transactions, including the mergers. For further information, please read the section entitled “Interests of Affiliates in the Transactions—Interests of DraftKings Affiliates in the Transactions—Interests of Directors and Executive Officers of DraftKings in the Transactions” beginning on page 170 of this joint information statement/prospectus.
Aside from their interests as stockholders of GNOG, certain directors, executive officers and other affiliates of GNOG have interests in the Transactions, including the mergers, including financial interests, that may be different from, or in addition to, the interests of GNOG generally. The Special Committee and the GNOG Board were aware of these interests, among other matters, during their respective deliberations of the merits of the Transactions, including the mergers, and carefully considered these interests, among other matters, in determining to recommend the approval of the Transactions, including the mergers. For further information, please read the section entitled “Interests of Affiliates in the Transactions—Interests of GNOG Affiliates in the Transactions” beginning on page 170 of this joint information statement/prospectus.
Certain Beneficial Owners of DraftKings Common Stock and GNOG Common Stock (Page 171)
Information regarding certain beneficial owners of DraftKings common stock is contained in DraftKings’ proxy statement for its 2021 annual meeting of stockholders under the section entitled “Security Ownership of Certain Beneficial Owners and Management”, which is incorporated by reference into this joint information statement/prospectus. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
For information regarding certain beneficial owners of GNOG common stock, please read the section entitled “Certain Beneficial Owners of DraftKings Common Stock and GNOG Common Stock—Certain Beneficial Owners of GNOG Common Stock” beginning on page 179 of this joint information statement/prospectus.
Litigation Relating to the Transactions (Page 131)
On November 11, 2021, a purported stockholder filed a complaint captioned Peter Wong v. Golden Nugget Online Gaming, Inc. et al., 21-cv-09331 in the U.S. District Court for the Southern District of New York against GNOG, members of the GNOG Board, DraftKings and the Merger Subs.  The complaint alleges, among other things, that the preliminary registration statement on Form S-4 filed by New DraftKings on October 8, 2021 in connection with the Transactions, including the mergers, is materially incomplete and misleading in violation of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The complaint seeks, among other relief, the award of attorney’s and expert fees to the plaintiffs and an injunction preventing the closing of the Transactions, including the mergers, and directing the defendants to comply with the Exchange Act in respect of the registration statement.
Each of GNOG, DraftKings and New DraftKings believes that the allegations in the complaint are without merit. GNOG has also received books and records demands from purported stockholders.

Material United States Federal Income Tax Consequences (Page 182)
GNOG and DraftKings intend for each of the DraftKings merger and the GNOG merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or to, taken together with the Opco Contribution, qualify as an “exchange” described in Section 351 of the Code. Accordingly, assuming that each of the GNOG merger and the DraftKings merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and/or, taken together with the Opco Contribution, as an “exchange” described in Section 351 of the Code, subject to the treatment of cash in lieu of fractional shares, a U.S. holder (as defined below) of GNOG common stock or DraftKings common stock that receives shares of New DraftKings common stock in the mergers will (i) not recognize any gain or loss upon the exchange of shares of GNOG common stock or DraftKings common stock for shares of New DraftKings common stock in the GNOG merger or the DraftKings merger, respectively, (ii) have a tax basis in the New DraftKings common stock received in the GNOG merger or the DraftKings merger (including fractional shares for which cash is received) equal to the tax basis of the GNOG common stock or DraftKings common stock, respectively, surrendered in exchange therefor; and (iii) have a holding period for shares of New DraftKings common stock received in the GNOG merger or the DraftKings merger (including fractional shares for which cash is received) that includes its holding period for its shares of GNOG common stock or DraftKings common stock, respectively, surrendered in exchange therefor. For further information, please read the section entitled “Material United States Federal Income Tax Consequences” on page 182 of this joint information statement/prospectus.
The United States federal income tax consequences described above may not apply to all holders of DraftKings common stock or GNOG common stock. Accordingly, you are encouraged to consult your tax advisor for a full understanding of the particular tax consequences of the mergers to you.
Description of New DraftKings’ Capital Stock (Page 185)
As a result of the Transactions, including the mergers, holders of DraftKings common stock and GNOG common stock and LHGN Interestholder will receive shares of New DraftKings common stock and become New DraftKings stockholders. The rights of New DraftKings stockholders will be governed by the NRS and the New DraftKings Organizational Documents. You are encouraged to carefully read in their entirety (i) the charter, which at the DraftKings merger effective time will be in effect substantially in the form included as Annex E to this joint information statement/prospectus, (ii) the bylaws, which at the DraftKings merger effective time will be in effect substantially in the form included as Annex F to this joint information statement/prospectus and (iii) the applicable provisions of the NRS.
Comparison of Stockholder Rights (Page 196)
The rights of GNOG stockholders are currently governed by the DGCL, the fourth amended and restated certificate of incorporation of GNOG and the amended and restated bylaws of GNOG. The rights of DraftKings stockholders are currently governed by the NRS, the amended and restated articles of incorporation of DraftKings and the amended and restated bylaws of DraftKings.
Immediately prior to the DraftKings merger effective time, New DraftKings will cause its charter and bylaws to be amended to contain provisions substantially identical to the articles of incorporation and bylaws of DraftKings, respectively, in effect immediately prior to the DraftKings merger, substantially in the form included as Annex E and Annex F, respectively, to this joint information statement/prospectus. The rights of GNOG stockholders under the charter and bylaws of New DraftKings will differ in certain important respects from such GNOG stockholders’ rights under the certificate of incorporation and bylaws of GNOG. The rights of DraftKings stockholders under the charter and bylaws of New DraftKings will be substantially the same as their rights under the articles of incorporation and bylaws of DraftKings.
No Dissenters’ or Appraisal Rights (Page 220)
No dissenters’ or appraisal rights will be available to GNOG stockholders with respect to the GNOG merger pursuant to Section 262 of the DGCL or any other applicable laws, as described in the section entitled “No Dissenters’ or Appraisal Rights—Delaware” beginning on page 220 of this joint information statement/prospectus.

No dissenters’ or appraisal rights will be available to DraftKings stockholders with respect to the DraftKings merger pursuant to NRS 92A.300 to 92A.500, inclusive, or any other applicable laws, as described in the section entitled “No Dissenters’ or Appraisal Rights—Nevada” beginning on page 221 of this joint information statement/prospectus.

COMPARATIVE MARKET PRICE DATA
DraftKings Class A common stock is listed on the Nasdaq under the symbol “DKNG” and GNOG Class A common stock is listed on the Nasdaq under the symbol “GNOG”.
The following table presents the closing prices of DraftKings Class A common stock and GNOG Class A common stock both on August 6, 2021, which was the last full trading day before the date of the public announcement of the merger agreement, and on December 6, 2021, which was the last practicable date prior to the date of this joint information statement/prospectus. The following table also shows the estimated implied value of the merger consideration for each share of GNOG common stock on the relevant date.
Date	GNOG Class A common stock Closing Price	DraftKings Class A common stock Closing Price(1)	Exchange Ratio	Estimated Equivalent Per Share Value(2)
August 6, 2021	$12.27	$51.59	0.365	$18.83
December 6, 2021	$11.19	$11.13	$30.68	0.365

(1)
The merger agreement provides that upon the completion of the GNOG merger, each holder of GNOG common stock will receive 0.365 of a share of New DraftKings Class A common stock (into which shares of DraftKings Class A common stock also will be converted on a one-for-one basis) for each share of GNOG common stock issued and outstanding immediately prior to the completion of the GNOG merger, other than any GNOG excluded shares.

(2)
The implied value of the merger consideration is based upon the product of the exchange ratio and the closing price of DraftKings Class A common stock as of the applicable date.

The above table shows only historical comparisons. DraftKings stockholders and GNOG stockholders are encouraged to obtain current market quotations for shares of DraftKings Class A common stock and GNOG Class A common stock and to review carefully and in its entirety the other information contained in, or incorporated by reference into, this joint information statement/prospectus. The market prices of DraftKings Class A common stock and GNOG Class A common stock will fluctuate between the date of this joint information statement/prospectus and the date of completion of the mergers. No assurance can be given concerning the market prices of DraftKings Class A common stock or GNOG Class A common stock before or after the effective date of the mergers. Changes in the market price of DraftKings Class A common stock prior to the completion of the mergers will affect the market value of the merger consideration that GNOG stockholders will receive upon completion of the mergers.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This joint information statement/prospectus may contain forward-looking statements concerning GNOG, DraftKings, New DraftKings, the Transactions, including the mergers, and other matters within the meaning of Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. When used in this joint information statement/prospectus, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ or GNOG’s control and difficult to predict, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements include, without limitation, DraftKings’ and GNOG’s expectations with respect to future performance and anticipated financial impacts of the Transactions, including the mergers, the satisfaction of the closing conditions to the Transactions, including the mergers, and the timing of the completion of the Transactions, including the mergers. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to:
•
the ability to obtain regulatory approvals (and the timing of such approvals) and meet other closing conditions to the Transactions, including the mergers;

•
the potential for delay in closing the Transactions, including the mergers;

•
the outcome of any legal proceedings that may be instituted against DraftKings or GNOG following the announcement of the merger agreement and the Transactions, including the mergers;

•
the inability to complete the Transactions, including the mergers, including due to failure to obtain approvals or other determinations from certain gaming regulatory authorities, or other conditions to the completion of the Transactions, including the mergers;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or could otherwise cause the Transactions, including the mergers, to fail to close;

•
the inability to obtain or maintain the listing of New DraftKings Class A common stock on the Nasdaq following the Transactions, including the mergers;

•
the risk that the Transactions, including the mergers, disrupt current plans and operations as a result of the announcement and completion of the Transactions, including the mergers;

•
the ability to recognize the anticipated benefits of the Transactions, including the mergers, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees;

•
costs related to the Transactions, including the mergers;

•
changes in applicable laws or regulations, particularly with respect to gaming, gambling, sportsbooks, fantasy sports and other similar businesses;

•
the inability to retain key personnel of DraftKings or GNOG;

•
the possibility that DraftKings, GNOG or New DraftKings may be adversely affected by other economic, business and/or competitive factors;

•
market and supply chain disruptions due to the COVID-19 outbreak or other epidemics, pandemics or similar public health events; and

•
other risks and uncertainties indicated from time to time in this joint information statement/prospectus relating to the Transactions, including the mergers, including those specified under “Risk Factors” in DraftKings’ filings with the SEC.

Consequently, all of the forward-looking statements made by GNOG, DraftKings or New DraftKings contained or incorporated by reference in this joint information statement/prospectus are qualified by factors, risks and uncertainties, including those set forth under the headings titled “Risk Factors” beginning on page 27 of this joint information statement/prospectus and those set forth under the headings “Cautionary Statement Regarding Forward-Looking Statements”, “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” in DraftKings’ Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 26, 2021, as amended by the Form 10-K/A filed with the SEC on May 3, 2021 and as further amended by the Form 10-K/A filed with the SEC on November 5, 2021, and other filings with the SEC that are incorporated by reference into this joint information statement/prospectus. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint information statement/prospectus or the date of the applicable document incorporated by reference into this joint information statement/prospectus. GNOG, DraftKings and New DraftKings undertake no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and the financial condition and results of operations of GNOG, DraftKings and New DraftKings could be materially adversely affected.

RISK FACTORS
This section describes various risks and uncertainties related to the Transactions, including the mergers, and the businesses and results of operations of New DraftKings, DraftKings and GNOG. In addition to the other information included in, or incorporated by reference into, this joint information status/prospectus, the annexes and exhibits attached to this joint information statement/prospectus, and the documents that are referred to in this joint information statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25 of this joint information statement/prospectus, you should carefully consider the following risks related to the Transactions, including the mergers. You should also read and consider the risk factors associated with the businesses of each of DraftKings and GNOG because these risk factors may affect the operations and financial results of New DraftKings. In the case of DraftKings, these risk factors may be found in its Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 26, 2021, as amended by the Form 10-K/A filed with the SEC on May 3, 2021 and as further amended by the Form 10-K/A filed with the SEC on November 5,2021; and (2) Part II, Item 1A in DraftKings’ Quarterly Report on Form 10-Q for the period ended March 31, 2021, each of which are incorporated by reference into this joint information statement/prospectus. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus. In the case of GNOG, these risk factors may be found below under the subsection entitled “Risks Relating to GNOG’s Business”. Additional risks and uncertainties not presently known to DraftKings or GNOG or that are not currently considered to be material may also adversely affect the Transactions, including the mergers, or the businesses or results of operations of any of DraftKings, GNOG or New DraftKings.
Risk Factors Summary
The following is only a summary of principal risks that are applicable to the Transactions, including the mergers, and the businesses of DraftKings, GNOG and, after completion of the Transactions, New DraftKings. Such risks are discussed in more detail below and you should carefully read this Risk Factors section in its entirety.
Risks Relating to the Transactions
•
The numbers of shares of New DraftKings common stock that GNOG stockholders, DraftKings stockholders and LHGN Interestholder will receive under the merger agreement and the Opco Contribution Agreement is each based on a fixed exchange ratio. The market value of the shares of New DraftKings Class A common stock to be issued upon completion of the Transactions, including the mergers, is unknown, and therefore, GNOG stockholders, DraftKings stockholders and LHGN Interestholder cannot be certain of the value of New DraftKings common stock to be paid to them as consideration of the Transactions, including the mergers.

•
The parties must obtain certain regulatory approvals in order to complete the Transactions, including the mergers; if such approvals are not obtained or are obtained with conditions, the mergers may be prevented or delayed.

•
Combining the business of DraftKings and GNOG may be more difficult or more costly than expected and the benefits of combining the businesses may be lower than expected.

•
The merger agreement limits DraftKings’ and GNOG’s ability to pursue alternatives to the mergers.

•
The financial analyses, estimates and projections considered by DraftKings and GNOG and their respective financial advisors may not be realized, which may adversely affect the market price of New DraftKings common stock following the completion of the mergers.

•
Executive officers and directors of DraftKings and GNOG may have interests in the Transactions, including the mergers, that are different from, or in addition to, the rights of their respective stockholders.

•
The shares of New DraftKings common stock to be received by DraftKings stockholders and GNOG stockholders as a result of the mergers will have rights that are different from the rights of shares of DraftKings common stock and the rights of shares of GNOG common stock, respectively.

•
The Transactions, including the mergers, are subject to a number of closing conditions and, if these conditions are not satisfied, the merger agreement may be terminated in accordance with its terms and the Transactions, including the mergers, may not be completed. Failure to complete the Transactions, including the mergers, could negatively impact the financial results and or prices of DraftKings Class A common stock and GNOG Class A common stock.

•
Lawsuits may be filed against GNOG, DraftKings and/or their respective boards of directors challenging the mergers. An adverse ruling in any such lawsuit could result in substantial costs and may prevent the mergers from being completed.

Risks Relating to DraftKings’ Business
•
There are a number of risks related to DraftKings’ business and industry. For further information, please read the section entitled “Risk Factors—Risks Relating to DraftKings’ Business” beginning on page 37 of this joint information statement/prospectus.

Risks Relating to GNOG’s Business
•
Competition within the gaming industry is intense and GNOG’s existing and potential users may be attracted to its competitors’ offerings. GNOG’s growth prospects may suffer if GNOG is unable to develop successful offerings or if it fails to pursue additional offerings.

•
The COVID-19 pandemic could adversely impact GNOG’s business, results of operations and financial condition.

•
Economic downturns and adverse political and market conditions beyond GNOG’s control could adversely affect its business, financial condition and results of operations.

•
GNOG’s projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding future legislation and changes in regulations. As a result, GNOG’s projected revenues, market share, expenses and profitability may differ materially from its expectations.

•
GNOG relies on information technology and other systems and platforms, and any failures, errors, defects or disruptions in such systems or platforms could diminish GNOG’s brand and reputation, subject GNOG to liability, disrupt its business, affect its ability to scale its technical infrastructure and adversely affect its operating results and growth prospects.

•
GNOG’s platform contains third-party open source software components and relies on licenses to use the intellectual property rights of third parties, which are incorporated into GNOG’s products and services.

•
GNOG may incur significant costs in order to comply with software and app store guidelines and requirements. Non-compliance with such guidelines and requirements could limit GNOG’s ability to distribute its apps and, consequently, could have an adverse effect on its revenues.

•
GNOG’s business is dependent on agreements with certain affiliates, strategic relationships with casinos, gaming operators, third-party payment processors and service providers. If GNOG cannot manage such relationships with these partners, its business, financial condition and results of operations could be adversely affected.

•
GNOG’s business is subject to a variety of U.S. federal, state and local laws, many of which are unsettled, and which could subject it to claims or otherwise harm its business. Any change in existing regulations or their interpretation applicable to GNOG’s products and services could adversely impact its ability to operate its business and have a material adverse effect on its financial condition and results of operations.

•
GNOG is subject to risks related to the geographic concentration of its operations, and GNOG’s growth prospects and market potential will depend on its ability to obtain licenses to operate in a number of jurisdictions and comply with regulatory requirements in particular jurisdictions.

•
Due to the nature of GNOG’s business, it is subject to taxation in several jurisdictions and changes in, or new interpretation of, tax laws, tax rulings or their application by tax authorities could result in additional tax liabilities and could materially affect its financial condition and results of operations.

•
GNOG may be subject to litigation which, if adversely determined, could cause it to incur substantial losses. GNOG’s insurance may not provide adequate levels of coverage against such claims.

•
GNOG’s continued growth and success will depend on the performance of its current and future employees. In some jurisdictions, GNOG’s key executives, certain employees or other individuals related to the business are subject to licensing or compliance requirements. Failure by such individuals to obtain the necessary licenses or comply with individual regulatory obligations, could cause the business to be non-compliant with its obligations, or imperil its ability to obtain or maintain licenses necessary for the conduct of the business. In some cases, the remedy to such situation may require the removal of a key executive or employee and the mandatory redemption or transfer of such person’s equity securities. The loss of any of GNOG’s key executives or other key employees could harm its business.

Risks Relating to New DraftKings after Completion of the Transactions
•
The market price for shares of New DraftKings Class A common stock may be affected by factors different from those affecting the market price for shares of GNOG Class A common stock and shares of DraftKings Class A common stock and may decline as a result of the Transactions, including the mergers, and as a result of some New DraftKings stockholders adjusting their portfolios.

•
Declaration, payment and amount of dividends, if any, to holders of shares of New DraftKings common stock will be uncertain.

•
The Transactions, including the mergers, may not be accretive, and may be dilutive, to New DraftKings’ earnings per share, which may negatively affect the market price of shares of New DraftKings common stock.

•
New DraftKings’ charter will be identical to the current articles of incorporation of DraftKings, which designate the Eighth Judicial District Court of Clark County, Nevada as the exclusive forum for certain types of actions and proceedings that may be initiated by New DraftKings’ stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with New DraftKings or its directors, officers, employees or agents.

Risks Relating to the Transactions
DraftKings stockholders will receive one share of New DraftKings Class A common stock for each share of DraftKings Class A common stock that they hold and one share of New DraftKings Class B common stock for each share of DraftKings Class B common stock that they hold. The numbers of shares that GNOG stockholders and LHGN Interestholder will receive under the merger agreement and the Opco Contribution Agreement are each based on a fixed exchange ratio. The market value of the shares of New DraftKings common stock to be issued upon completion of the Transactions, including the mergers, is unknown, and therefore, GNOG stockholders, DraftKings stockholders and LHGN Interestholder cannot be certain of the value of New DraftKings common stock to be paid to them as consideration for the Transactions, including the mergers.
DraftKings stockholders will receive one share of New DraftKings Class A common stock for each share of DraftKings Class A common stock that they hold, and one share of New DraftKings Class B common stock for each share of DraftKings Class B common stock that they hold. The GNOG stockholders and LHGN Interestholder will each receive a fixed number of shares of New DraftKings Class A common stock under the merger agreement and the Opco Contribution Agreement, rather than shares of New DraftKings Class A common stock with a particular fixed market value. The market prices of DraftKings Class A common stock and GNOG Class A common stock have fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate from the date of this joint information statement/prospectus to the date that the Transactions are completed, which could occur a considerable amount of time after the date of this joint information statement/prospectus. The market values of DraftKings Class A common stock and GNOG Class A common stock at the time of the Transactions, including the mergers, may vary significantly from their prices on the date of the merger agreement or the date of this joint information statement/prospectus. Because the respective exchange ratios with respect to the DraftKings merger consideration, GNOG merger consideration and LHGN consideration will not be adjusted to reflect any changes in the market prices of DraftKings Class A common stock or GNOG Class A common stock, the market value of the New DraftKings Class A common stock issued in the Transactions, including the mergers, and the DraftKings Class A common stock, GNOG common stock and partnership interests of LHGN Holdco surrendered in the mergers may be higher or lower than the values of such stock or interests on earlier dates. The DraftKings merger consideration to be received by DraftKings stockholders will consist of both New DraftKings Class A common stock and New DraftKings Class B common stock. All of the GNOG merger consideration to be received by GNOG stockholders and all of the LHGN consideration to be received by LHGN Interestholder will, in each case, only consist of New DraftKings Class A common stock. Until the completion of the Transactions, including the mergers, GNOG stockholders, DraftKings stockholders and LHGN Interestholder will not know or be able to determine the value of the GNOG merger consideration, the DraftKings merger consideration or the LHGN consideration that they will receive, as applicable, pursuant to the merger agreement and Opco Contribution Agreement.
Changes in the market prices of DraftKings Class A common stock and GNOG Class A common stock may result from a variety of factors that are beyond the control of DraftKings or GNOG, including, but not limited to, changes in the businesses, operations and prospects of DraftKings or GNOG, regulatory considerations, governmental actions, market assessments of the likelihood that the Transactions, including the mergers, will be completed, the timing of the Transactions, including the mergers, general market and economic conditions and legal proceedings and developments. You are encouraged to obtain up-to-date prices for DraftKings Class A common stock and GNOG Class A common stock.
DraftKings and GNOG must obtain certain regulatory approvals in order to complete the Transactions, including the mergers; if such approvals are not obtained or are obtained with conditions, the mergers may be prevented or delayed or the anticipated benefits of the mergers could be reduced.
The completion of the Transactions, including the mergers, is conditioned upon, among other things, the expiration or termination of the waiting period (and any extensions thereof) applicable to the Transactions, including the mergers, under the HSR Act (which waiting period expired on September 22, 2021). At any time before or after the Transactions, including the mergers, are completed, any of the DOJ, the Federal Trade Commission, which we refer to as the “FTC”, or U.S. state attorneys general could take action under the antitrust laws in opposition to the Transactions, including the mergers, including seeking to enjoin completion of the Transactions, including the mergers, conditioning completion of the Transactions, including the mergers, upon the divestiture of assets of DraftKings, GNOG or their respective subsidiaries or imposing restrictions on New DraftKings’ post-transaction operations. These requirements or restrictions could negatively affect the results of operations and financial condition of New DraftKings following completion of the Transactions, including the mergers. Any such requirements or restrictions may prevent or delay completion of the Transactions, including the mergers, or may reduce the anticipated benefits of the mergers, which could also have a material adverse effect on New DraftKings’ business and cash flows, financial condition and results of operations.
Completion of the Transactions, including the mergers, is also conditioned upon receiving certain approvals from, and/or making certain filings with, certain state gaming regulators with respect to the Transactions, including the mergers. No assurance can be given that the required regulatory approvals will be obtained or that the required conditions to closing will be satisfied, and, even if all such approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such approvals. For more information about the effects of a failure to complete the Transactions, including the mergers, please read the risk factor below entitled “—Risk Factors Summary—Risks Relating to the Transactions—Failure to complete the Transactions, including the mergers, could negatively impact the businesses or financial results of DraftKings and/or GNOG and the stock prices of DraftKings Class A common stock and/or GNOG Class A common stock .” Also, please read the section entitled “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 152 of this joint information statement/prospectus for a discussion of the conditions to the completion of the mergers and the section entitled “The Transactions—Regulatory Approvals” beginning on page 130 of this joint information statement/prospectus for a discussion of the regulatory approvals required in connection with the completion of the mergers.

Combining the businesses of DraftKings and GNOG may be more difficult, time-consuming or costly than expected and the actual benefits of combining the businesses of DraftKings and GNOG may be less than expected, either or both of which may adversely affect New DraftKings’ future results.
The success of the Transactions, including the mergers, will depend, in part, on New DraftKings’ ability to realize the anticipated benefits from combining the businesses of DraftKings and GNOG as further described in the sections entitled “The Transactions—DraftKings’ Reasons for the Transactions; Recommendation of the DraftKings Board of Directors” and “The Transactions—GNOG’s Reasons for the Transactions; Recommendations of the Special Committee and the GNOG Board of Directors” beginning on pages 108 and 112, respectively, of this joint information statement/prospectus.
To realize such anticipated benefits, the businesses of DraftKings and GNOG must be successfully combined. DraftKings and GNOG have been operated as independent companies, and they will continue to be operated as such until the completion of the Transactions, including the mergers. Upon completion of the Transactions, including the mergers, the management of New DraftKings may face significant challenges in consolidating the functions of DraftKings and GNOG, integrating the technologies, organizations, systems, procedures, policies and operations, as well as addressing the different business cultures at the two companies, managing the increased scale and scope of the combined businesses, identifying and eliminating duplicative programs, and retaining key personnel. If the combined company is not successfully integrated, the anticipated benefits of the Transactions, including the mergers, may not be realized fully or at all or may take longer to realize than expected. Actual synergies, if achieved, may be less than expected and may take longer to achieve than anticipated.
The integration of the businesses of DraftKings and GNOG may also be complex and time consuming and require substantial resources and effort. In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized as a result. The integration process and other disruptions resulting from the Transactions, including the mergers, may also disrupt DraftKings’ or GNOG’s ongoing businesses operations and/or adversely affect DraftKings’ or GNOG’s relationships with employees, customers, clients, partners, regulators and others with whom DraftKings and GNOG have business or other dealings. Such consequences of the integration process may adversely affect New DraftKings’ business or results of its operations.
DraftKings, GNOG and New DraftKings will incur significant transaction and merger-related transition costs in connection with the Transactions, including the mergers.
New DraftKings, DraftKings and GNOG each expect that they and New DraftKings will incur significant, non-recurring costs in connection with the completion of the Transactions, including the mergers, and the integration of the operations of DraftKings and GNOG. New DraftKings, DraftKings and/or GNOG may incur additional costs to maintain employee morale and to retain key employees. DraftKings and/or GNOG will also incur significant fees and expenses relating to regulatory filings, legal, accounting, financial advisory and consulting fees and other costs associated with the Transactions, including the mergers. Some of these costs are payable regardless of whether the Transactions, including the mergers, are completed. Moreover, if the merger is not completed under specified circumstances, GNOG may be required to pay a termination fee of $55.0 million and certain transaction-related expenses. For further information, please read the section entitled “The Merger Agreement—Effect of Termination; Termination Fees; Expenses” beginning on page 156 of this joint information statement/prospectus.
DraftKings and GNOG will be subject to business uncertainties and contractual restrictions while the Transactions, including the mergers, are pending.
Uncertainty about the effect of the Transactions, including the mergers, on employees, clients, customers, suppliers and vendors may have an adverse effect on the ongoing business operations of DraftKings or GNOG and, consequently, have an adverse impact on the business operations of New DraftKings. These uncertainties may impair DraftKings’ or GNOG’s ability to retain and motivate key personnel and could cause customers and others that deal with DraftKings or GNOG, as applicable, to defer or decline entering into contracts with DraftKings or GNOG, as applicable, or making other decisions concerning DraftKings or GNOG, as applicable, or seek to change existing business relationships with DraftKings or GNOG, as applicable. Certain of GNOG’s customer contracts, joint venture agreements, operations agreements, credit agreements, license agreements, vendor or supplier contracts, financing-related agreements, promissory notes and indentures contain change of control restrictions that may give rise to a right of termination or cancellation in connection with the Transactions, including the mergers. In addition, if key employees depart because of uncertainty about their future roles and the potential complexities of the Transactions, including the mergers, DraftKings’ and GNOG’s businesses could be harmed. Furthermore, the merger agreement contains restrictions on the ability of DraftKings and GNOG to undertake certain actions or business opportunities outside the ordinary course of business prior to the completion of the Transactions, including the mergers. Please read the section entitled “The Merger Agreement—Covenants and Agreements” beginning on page 140 of this joint information statement/prospectus for a description of the restrictive covenants applicable to DraftKings and GNOG.
The merger agreement limits GNOG’s ability to pursue alternatives to the mergers, which may discourage other companies from making a favorable alternative transaction proposal and, in specified circumstances, could require GNOG to pay DraftKings a termination fee.
The merger agreement contains provisions that make it more difficult for GNOG to enter into alternative transactions, including provisions that restrict GNOG’s ability to, among other things, solicit, initiate or knowingly encourage or knowingly facilitate the submission of inquiries, proposals or offers relating to or that would reasonably be expected to lead to any acquisition proposal (as defined below) from a third party. Further, on September 8, 2021, Mr. Fertitta and certain of his affiliates, who beneficially owned, as of that date, 4,090,625 shares of GNOG Class A common stock and 31,657,545 shares of GNOG Class B common stock, together representing approximately 79.9% of the voting power of the issued and outstanding shares of GNOG common stock entitled to vote on such matters, delivered the GNOG Written Consent approving the merger agreement and the Transactions, including the mergers. As a result of the delivery of the GNOG Written Consent, no other action by GNOG stockholders is required to complete the Transactions, including the mergers, and therefore the right of GNOG to terminate the merger agreement in response to a superior proposal was eliminated. For further information, please read the sections entitled “The Merger Agreement—Covenants and Agreements—No Solicitation and Change in Recommendation” beginning on page 143 of this joint information statement/prospectus.
In addition, GNOG may be required to pay DraftKings a termination fee of $55.0 million and to reimburse DraftKings for certain transaction-related expenses if the mergers are not completed under specified circumstances. For a description of the circumstances under which such a termination fee is payable, please read the section entitled “The Merger Agreement—Effect of Termination; Termination Fees; Expenses” beginning on page 156 of this joint information statement/prospectus. While DraftKings and GNOG believe these provisions are reasonable, customary and not preclusive of other offers, the provisions may have discouraged a third party that had an interest in acquiring all or a significant part of GNOG from considering or proposing such an acquisition, even if such party were prepared to pay consideration with a higher per share value than the currently proposed GNOG merger consideration. Furthermore, the requirement for GNOG to pay a termination fee and certain transaction-related expenses under certain circumstances may have resulted in a third party proposing to pay a lower per share price to acquire GNOG than it may otherwise have proposed to pay because of the added expense of the $55.0 million termination fee and certain transaction-related expenses that may become payable by GNOG to DraftKings in certain circumstances.
The financial analyses, estimates and projections considered by the Special Committee, GNOG and their respective financial advisors may not be realized, which may adversely affect the market price of New DraftKings Class A common stock following the completion of the mergers.
In connection with the GNOG Board’s evaluation of the Transactions, including the mergers, GNOG’s management prepared and provided to the GNOG Board certain unaudited prospective financial information regarding GNOG’s anticipated future operations as a standalone company without giving effect to the Transactions, including the mergers, and as if the Transactions, including the mergers, had not been contemplated by GNOG. Such unaudited prospective financial information was also provided to the Special Committee in connection with its evaluation of the Transactions, including the mergers, and to SGC for its use and reliance in connection with its financial analyses and opinion. Such unaudited prospective financial information was also provided to DraftKings and its financial advisor to facilitate their respective evaluations of the Transactions, including the mergers. For further information, please read the section entitled “The Transactions—Certain GNOG Unaudited Prospective Financial Information” beginning on page 119 of this joint information statement/prospectus.
The unaudited prospective financial information regarding GNOG was prepared by, or directed by, the management of GNOG. Such unaudited prospective financial information is inherently based on various estimates and assumptions that are subject to the judgment of those preparing them and is also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of GNOG. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Moreover, as such unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. The failure of the prospective results to be realized or any deviation of actual results may adversely affect the financial position of New DraftKings and, therefore, the market price of New DraftKings Class A common stock following completion of the Transactions, including the mergers.
Executive officers and directors of DraftKings and GNOG may have interests in the Transactions, including the mergers, that are different from, or in addition to, the rights of their respective stockholders.
Executive officers of DraftKings and GNOG negotiated the terms of the merger agreement and each of the DraftKings Board, the Special Committee, and the GNOG Board approved the merger agreement and the Transactions, including the mergers. These executive officers and directors may have interests in the Transactions, including the mergers, that are different from, or in addition to, those of stockholders of DraftKings or GNOG. These interests include the continued employment of certain executive officers of DraftKings and GNOG by New DraftKings, the continued positions of certain directors of DraftKings and GNOG as directors of New DraftKings, and the indemnification of DraftKings and GNOG executive officers and directors by New DraftKings and the surviving corporations. With respect to GNOG executive officers and directors and DraftKings executive officers and directors, these interests also include the treatment of previously granted equity awards in the mergers, and with respect to GNOG executive officers, these interests include enhanced change of control severance benefits. With respect to Mr. Fertitta, chief executive officer of GNOG, chairman of the GNOG Board and controlling stockholder of GNOG, these interests also include Mr. Fertitta’s control of LHGN Interestholder and of FEI, the counterparty to the commercial arrangements contemplated by the master commercial agreement as well as interests related to certain agreements between GNOG or one of its subsidiaries and Mr. Fertitta, LHGN Interestholder and their respective affiliates. For a description of the interests of DraftKings executive officers and directors in the Transactions, including the mergers, please read the section entitled “Interests of Affiliates in the Transactions—Interests of DraftKings Affiliates in the Transactions—Interests of Directors and Executive Officers of DraftKings in the Transactions” beginning on page 170 of this joint information statement/prospectus. For a description of the interests of GNOG executive officers and directors in the Transactions, including the mergers, please read the section entitled “Interests of Affiliates in the Transactions—Interests of GNOG Affiliates in the Transactions—Interests of Certain Directors, Executive Officers and Other Affiliates of GNOG in the Transactions” beginning on page 170 of this joint information statement/prospectus. For a description of the master commercial agreement, please read the section entitled “Ancillary Agreements —Master Commercial Agreement” beginning on page 163 of this joint information statement/prospectus.
The shares of New DraftKings common stock to be received by GNOG stockholders as a result of the mergers will have rights that are different from the rights of shares of GNOG common stock.
Following completion of the mergers, DraftKings stockholders and GNOG stockholders will no longer be DraftKings stockholders and GNOG stockholders, respectively, but will instead be New DraftKings stockholders whose rights as stockholders of New DraftKings will be governed by Nevada law, the charter and the bylaws. There will be important differences between the current rights of a GNOG stockholder and the rights of a New DraftKings stockholder. The current rights of DraftKings stockholders will be substantially the same as those of New DraftKings stockholders. For further information, please read the section entitled “Comparison of Stockholder Rights” beginning on page 196 of this joint information statement/prospectus.

Declaration, payment and amounts of dividends, if any, to holders of shares of New DraftKings common stock will be uncertain.
The amount of dividends, if any, that are declared or paid to New DraftKings stockholders cannot yet be determined and depends on a number of factors. The New DraftKings Board will have sole discretion to determine whether any dividends will be declared, when dividends, if any, are declared, and the amount of such dividends.
Such determination would be based on a number of considerations, including, but not limited to, New DraftKings’ results of operations and capital management plans, the market price of New DraftKings Class A common stock, the availability of funds to New DraftKings, industry practice and other factors deemed relevant by the New DraftKings Board. In addition, New DraftKings’ ability to pay dividends and the amount of any dividends ultimately paid in respect of the New DraftKings common stock will, in each case, be subject to New DraftKings receiving funds, directly or indirectly, from its operating subsidiaries, including, but not limited to, the operating subsidiaries of DraftKings and GNOG.
Furthermore, the ability of the operating subsidiaries of DraftKings and GNOG to make distributions to New DraftKings will depend on the satisfaction of applicable state law with respect to such distributions, and the ability of DraftKings and GNOG to receive distributions from their own respective subsidiaries will continue to depend on applicable state law with respect to such distributions. There can be no guarantee that New DraftKings stockholders will receive or be entitled to dividends.
Both DraftKings stockholders and GNOG stockholders will have a reduced ownership and voting interest after the Transactions, including the mergers, and will exercise less influence over the management and policies of New DraftKings.
After the completion of the Transactions, including the mergers, DraftKings stockholders and GNOG stockholders will own a smaller percentage of New DraftKings than they currently own of DraftKings and GNOG, respectively. Based on the estimated number of shares of DraftKings common stock, shares of GNOG common stock and interests of LHGN Holdco that are expected to be outstanding immediately prior to the Transactions, including the mergers, it is expected that DraftKings stockholders will hold approximately 93.4%, GNOG stockholders (other than LHGN Interestholder) will hold approximately 3.9% and LHGN Interestholder will hold approximately 2.7%, in each case of the shares of New DraftKings common stock outstanding after the completion of the Transactions, including the mergers. Consequently, DraftKings stockholders, as a group, and GNOG stockholders, as a group, will each have reduced ownership and voting power in the combined company compared to their ownership and voting power in DraftKings and GNOG, respectively. In particular, GNOG stockholders, as a group, will have less than a majority of the ownership and voting power of New DraftKings and, therefore, will be able to exercise less collective influence over the management and policies of New DraftKings than they currently exercise over the management and policies of GNOG. Additionally, immediately following the completion of the Transactions, including the mergers, Mr. Robins will have beneficial ownership of New DraftKings common stock, representing approximately 0.9% of the economic interests in New DraftKings and approximately 90.1% of the voting power of New DraftKings.
The Transactions, including the mergers, are subject to a number of closing conditions and, if these conditions are not satisfied, the merger agreement may be terminated in accordance with its terms and the Transactions, including the mergers, may not be completed. In addition, the parties have the right to terminate the merger agreement under certain circumstances, in which case the Transactions, including the mergers, would not be completed.
The Transactions, including the mergers, are subject to a number of closing conditions and, if these conditions are not satisfied or waived (to the extent permitted by law), the Transactions, including the mergers, will not be completed. These conditions include, among others: (1) the adoption of the merger agreement by DraftKings stockholders (which has been satisfied); (2) the adoption of the merger agreement by GNOG stockholders (which has been satisfied); (3) the absence of certain legal restraints that prohibit or seek to prohibit the Transactions; (4) the receipt of certain regulatory approvals; (5) the approval for listing on the Nasdaq of the shares of New DraftKings Class A common stock to be issued to certain DraftKings stockholders and GNOG stockholders; (6) the master commercial agreement being in full force and effect; (7) the absence, since the date of the merger agreement, of any effect, event, development, change, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on GNOG or DraftKings; and (8) the effectiveness of the registration statement on Form S-4, of which this joint information statement/prospectus forms a part. In addition, each of DraftKings’ and GNOG’s respective obligations to complete the Transactions, including the mergers, is subject to, among other conditions, the accuracy of the other party’s representations and warranties in the merger agreement (subject in most cases to “materiality” and “material adverse effect” qualifications), the other party’s compliance with its covenants and agreements in the merger agreement in all material respects and such party’s receipt of a legal opinion from its tax counsel with respect to the tax treatment of the Transactions, including the mergers.
These conditions to the closing may not be fulfilled and, accordingly, the Transactions, including the mergers, may not be completed. In addition, if the mergers are not completed by February 28, 2022 (subject to extension to May 31, 2022 in certain circumstances), DraftKings or GNOG may choose not to proceed with the Transactions, including the mergers. Moreover, DraftKings and GNOG can mutually decide to terminate the merger agreement at any time prior to the completion of the mergers. In addition, each of DraftKings and GNOG may elect to terminate the merger agreement in certain other circumstances, as described in the section entitled “The Merger Agreement—Termination” beginning on page 154 of this joint information statement/prospectus. If the merger agreement is terminated in certain circumstances, DraftKings and GNOG may incur substantial fees and neither DraftKings nor GNOG will realize the anticipated benefits of the Transactions, including the mergers. For a description of the circumstances under which a termination fee and certain transaction-related expenses are payable, please read the section entitled “The Merger Agreement—Effect of Termination; Termination Fees; Expenses” beginning on page 156 of this joint information statement/prospectus.
Failure to complete the Transactions, including the mergers, could negatively impact the businesses or financial results of DraftKings and/or GNOG and the stock prices of DraftKings Class A common stock and/or GNOG Class A common stock.
If the Transactions, including the mergers, are not completed, the ongoing businesses of DraftKings and GNOG may be adversely affected, and DraftKings and GNOG will be subject to several risks and consequences, including, but not limited to, the following:
•
GNOG may be required, under certain circumstances, to pay DraftKings a termination fee of $55.0 million, in addition to certain transaction-related expenses;

•
GNOG and/or DraftKings will be required to pay certain costs relating to the Transactions, including the mergers, whether or not the Transactions, including the mergers, are completed, such as significant fees and expenses relating to regulatory filings, legal, accounting, financial advisory, consulting and other advisory fees and expenses, employee-benefit related expenses and filing and printing fees;

•
under the merger agreement, each of DraftKings and GNOG is subject to certain restrictions on the conduct of its business prior to completing the Transactions, including the mergers, which may adversely affect its ability to execute certain of its business strategies; and

•
matters relating to the Transactions, including the mergers, may require substantial commitments of time and resources by DraftKings management and GNOG management and the expenditure of significant funds in the form of fees and expenses, which could otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to DraftKings and GNOG as independent companies, as the case may be.

In addition, if the Transactions, including the mergers, are not completed, DraftKings and/or GNOG may experience negative reactions from the financial markets and from their respective customers and employees. DraftKings and GNOG also could be subject to litigation related to a failure to complete the Transactions, including the mergers, or to enforce their respective obligations under the merger agreement. If the Transactions, including the mergers, are not completed, DraftKings and GNOG cannot assure their respective stockholders that the risks described above will not materialize and they may materially affect the business, financial results and stock prices of DraftKings and/or GNOG.

For a description of the circumstances under which a termination fee and certain reimbursement expenses are payable, please read the section entitled “The Merger Agreement—Effect of Termination; Termination Fees; Expenses” beginning on page 156 of this joint information statement/prospectus.
No trading market currently exists for New DraftKings common stock.
Prior to the completion of the Transactions, including the mergers, there has been no market for New DraftKings common stock. Upon completion of the Transactions, including the mergers, shares of New DraftKings Class A common stock are expected to be listed for trading on the Nasdaq. However, there can be no assurance that an active market for New DraftKings Class A common stock will develop after the Transactions, including the mergers, are completed, or that if it develops, the market will be sustained.
DraftKings and GNOG may in the future be targets of securities class action and derivative lawsuits, which could result in substantial costs and may delay or prevent the completion of the mergers.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements in an effort to enjoin the relevant merger or seek monetary relief. DraftKings and GNOG may in the future be defendants in one or more lawsuits relating to the merger agreement and the Transactions, including the mergers, and, even if any such future lawsuits are without merit or resolved in DraftKings’ or GNOG’s favor, defending against these claims can result in substantial costs and divert management time and resources from pursuing the completion of the Transactions, including the mergers, and from other potentially beneficial business opportunities. DraftKings and GNOG cannot predict whether such lawsuits will be brought against DraftKings or GNOG or the outcome of such lawsuits or others, nor can either company predict the amount of time and expense that will be required to resolve such litigation. An unfavorable resolution of any such litigation surrounding the merger agreement and the Transactions, including the mergers, could delay or prevent the completion of the Transactions, including the mergers, which may adversely affect DraftKings’, GNOG’s or, if the Transactions, including the mergers, are completed but delayed, New DraftKings’ business, financial position and results of operations.
DraftKings or GNOG may waive one or more of the closing conditions without re-obtaining stockholder approval.
Each of DraftKings and GNOG has the right to waive, in whole or in part, certain of the conditions to its obligation to complete the Transactions, including the mergers, to the extent permitted by law. Any such waiver may not require re-obtaining the approval of DraftKings’ or GNOG’s stockholders, as applicable (which has already been provided for both DraftKings and GNOG via the DraftKings Written Consent and the GNOG Written Consent, respectively), in which case DraftKings and GNOG will have the ability to complete the Transactions, including the mergers, without seeking additional stockholder approval. Any determination whether to waive any condition to the Transactions, including the mergers, whether stockholder approval would be re-obtained as a result of any such waiver or whether this joint information statement/prospectus would be amended as a result of any waiver will be made by DraftKings or GNOG, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time, and any such waiver could have an adverse effect on New DraftKings and the current stockholders of DraftKings and GNOG.
DraftKings, GNOG and, subsequently, New DraftKings must continue to retain, motivate and recruit executives and other key employees, which may be difficult in light of uncertainty regarding the Transactions, including the mergers, and failure to do so could negatively affect New DraftKings.
Both DraftKings and GNOG must continue to retain, motivate and recruit executives and other key employees during the period prior to completion of the Transactions, including the mergers. Moreover, New DraftKings must be successful at retaining and motivating key employees following the completion of the Transactions, including the mergers. Experienced employees in the industries in which DraftKings and GNOG operate are in high demand and competition for their talents can be intense. Employees of both DraftKings and GNOG may experience uncertainty about their future role with New DraftKings until, or even after, strategies with regard to the combined company are announced or executed. The potential distractions of the Transactions, including the mergers, may adversely affect the ability of DraftKings,

GNOG or, following completion of the Transactions, including the mergers, New DraftKings, to retain, motivate and recruit executives and other key employees and keep them focused on applicable strategies and goals. A failure by DraftKings, GNOG or, following the completion of the Transactions, including the mergers, New DraftKings, to attract, retain and motivate executives and other key employees during the period prior to or after the completion of the Transactions, including the mergers, could have a negative impact on the business of DraftKings, GNOG or New DraftKings. Furthermore, if key employees of DraftKings or GNOG depart or are at risk of departing due to issues including the uncertainty and difficulty of integration, financial security or a desire not to become employees of New DraftKings, DraftKings, GNOG and/or New DraftKings may incur significant costs to retain such individuals or to identify, hire and retain replacements for departing employees and may lose significant expertise and talent relating to the business of DraftKings, GNOG and/or New DraftKings, and New DraftKings’ ability to realize the anticipated benefits of the Transactions, including the mergers, may be adversely affected.
The Transactions, including the mergers, may trigger change in control or other provisions in certain agreements, which may allow third parties to terminate or alter existing contracts or relationships with GNOG.
GNOG has contracts with customers, clients, vendors, licensors, joint venture partners, lenders and other business partners, which may require GNOG to obtain consents from these other parties in connection with the Transactions, including the mergers. If these consents cannot be obtained, the counterparties to these contracts and other third parties with which GNOG currently have relationships may have the ability to terminate, reduce the scope of or otherwise materially adversely alter their relationships with GNOG in anticipation of the Transactions, including the mergers, or with New DraftKings following the Transactions, including the mergers. The pursuit of such rights may result in GNOG or New DraftKings suffering a loss of potential future revenue or incurring liabilities in connection with a breach of such agreements or losing rights that are material to its business.
Any such disruptions could adversely impact New DraftKings’ ability to achieve the anticipated benefits of the Transactions, including the mergers. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the Transactions, including the mergers, or the termination of the merger agreement.
The opinions of the Special Committee’s financial advisor will not be updated to reflect changes in circumstances between the signing of the merger agreement in August 2021 and the closing of the Transactions, including the mergers, on the closing date.
The Special Committee has not obtained an updated opinion from its financial advisor as of the date of this joint information statement/prospectus, and the Special Committee does not anticipate asking its financial advisor to update its opinion, which was issued in connection with the signing of the merger agreement on August 9, 2021. Changes in the operations and prospects of DraftKings or GNOG, general market and economic conditions and other factors that may be beyond the control of DraftKings or GNOG, and on which the Special Committee’s financial advisor’s opinion were based, may significantly alter the prices of the shares of DraftKings common stock or GNOG common stock by completion of the Transactions, including the mergers. The opinion of the Special Committee’s financial advisor does not speak as of the time the Transactions, including the mergers, will be completed or as of any date other than the date of such opinion. Because the Special Committee’s financial advisor will not be updating its opinion, the opinion will not address the fairness, from a financial point of view, of the GNOG merger consideration at the time the Transactions, including the mergers, are completed. For a description of the opinion that the Special Committee received from its financial advisor, please read the section entitled “The Transactions—Opinion of the Special Committee’s Financial Advisor” beginning on page 122 of this joint information statement/prospectus.
Risks Relating to DraftKings’ Business
You should read and consider the risk factors specific to DraftKings’ business. These risks are described in the sections entitled “Risk Factors” in DraftKings’ Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 26, 2021, as amended by the Form 10-K/A filed with the SEC on May 3, 2021 and as further amended by the Form 10-K/A filed with the SEC on November 5,

2021, and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, each of which are incorporated by reference into this joint information statement/prospectus. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
Risks Relating to GNOG’s Business
Risks Relating to GNOG’s Business and Industry
Competition within the gaming industry is intense and GNOG’s existing and potential users may be attracted to its competitors’ offerings as well as competing forms of entertainment such as television, movies, sporting events, and other online/digital experiences. If GNOG’s offerings do not continue to be popular, its business could be harmed.
GNOG operates in the national gaming industry, itself a subsector of the broader entertainment industry, with GNOG’s business-to-consumer offerings, including iGaming and online sports betting. GNOG’s users face a vast array of entertainment choices. Other forms of entertainment, such as television, movies, sporting events and land-based casinos, are better established and may be perceived by GNOG’s users to offer a superior customer experience. GNOG competes with these other forms of entertainment for the discretionary time and income of its existing and potential users. If GNOG is unable to sustain sufficient interest in GNOG’s product offerings in comparison to other forms of entertainment, including new forms of entertainment, GNOG’s business may suffer.
The specific industries in which GNOG operates are characterized by dynamic customer demand and technological advances, and there is intense competition among online gaming and interactive entertainment providers. Several established, well-financed companies producing online gaming and/or interactive entertainment products and services compete with GNOG’s offerings, and other well-capitalized companies may introduce competitive services. Such competitors may spend more money and time on developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies or otherwise develop more commercially successful products or services than GNOG’s, which could negatively impact its business. GNOG’s competitors may also develop products, features, or services that are similar to GNOG’s or that achieve greater market acceptance. Furthermore, new competitors, whether licensed or not, may enter the online gaming industry. There has also been considerable consolidation among competitors in the entertainment and gaming industries and such consolidation and future consolidation could result in the formation of larger competitors with increased financial resources and altered cost structures, which may enable them to offer more competitive products, gain a larger market share, expand offerings and broaden their geographic scope of operations. If GNOG is not able to maintain or improve its market share, or if its offerings lose popularity, GNOG’s business could suffer.
The COVID-19 pandemic could adversely impact GNOG’s business, results of operations and financial condition.
The global spread and unprecedented impact of COVID-19 are complex and evolving. The COVID-19 pandemic has led governments and other authorities around the world to impose or recommend measures intended to control its spread, including travel bans, business and school closures, quarantines, “stay-at-home” orders and implementation of other social distancing measures. GNOG faces several risks arising from the COVID-19 pandemic, including with respect to macroeconomic impacts and well as the potential direct impact of the virus on its employees and operations.
Suspensions, postponements and cancellations of major sports seasons and sporting events during the COVID-19 pandemic have negatively impacted GNOG’s sports betting business. On the other hand, business closures or capacity limitations, stay-at-home orders and other measures imposed in light of the COVID-19 pandemic have resulted in a significant increase in GNOG’s iGaming business, as its offering is well suited for the current environment and consumers’ other options for leisure and entertainment are limited. According to the New Jersey Division of Gaming Enforcement, which we refer to as the “DGE”, total iGaming revenues in New Jersey during 2020 were $931.5 million, representing a 101.7% increase over the same period in 2019. If and when the threat of the COVID-19 pandemic diminishes, or businesses are otherwise able to return to operations at or near pre-pandemic levels, GNOG will face competition for consumers’ discretionary time and income from many more forms of entertainment that were unavailable, or available on a limited basis, during the COVID-19 pandemic. As a result, GNOG’s growth may slow as consumers, including those incremental players acquired during the pandemic, have more choices for entertainment. GNOG’s accelerated growth may not continue, and GNOG’s results for such period should not be considered a reliable indicator of GNOG’s future results of operations.
The COVID-19 pandemic has also caused substantial uncertainty about the strength of the U.S. economy, including a recession and high unemployment rates. If the COVID-19 pandemic and economic consequences thereof, including high unemployment rates, persist for a prolonged period of time, the resulting reductions in consumers’ disposable income could have an adverse effect on GNOG’s business. GNOG expects that the longer the pandemic continues, and if repeat, resurgent or cyclical outbreaks of the virus continue to occur, the more likely it is that the pandemic may have an adverse effect on GNOG’s business and, consequently, its results of operations and financial condition.
Finally, if a high percentage of GNOG’s employees and/or a subset of its key employees and executives are infected or otherwise adversely impacted by COVID-19, its ability to continue to operate effectively may be negatively impacted.
The extent of the duration and severity of the COVID-19 pandemic remains uncertain, and GNOG cannot predict the full impact it may have on GNOG’s business, results of operations and financial condition; however, the effect on GNOG’s results could be material and adverse.
Economic downturns and adverse political and market conditions beyond GNOG’s control could adversely negatively affect its business, financial condition and results of operations.
GNOG’s financial performance is subject to global and U.S. economic conditions and their impact on levels of spending by users, particularly discretionary spending for entertainment, gaming and leisure activities. Economic recessions have had, and may continue to have, far reaching adverse consequences across industries, including the global entertainment and gaming industries, which may adversely affect GNOG’s business and financial condition. As a result of the ongoing COVID-19 pandemic, there is substantial uncertainty about the strength of the U.S. economy, which may currently or in the near term be in a recession and has experienced rapid increases in unemployment rates and uncertainty about the pace of potential recovery. A continued economic downturn or recession, or slowing or stalled recovery therefrom, may have a material adverse effect on GNOG’s business, financial condition, results of operations or prospects.
In addition, changes in general market, economic and political conditions in domestic and foreign economies or financial markets, including fluctuation in stock markets resulting from, among other things, trends in the economy may reduce users’ disposable income. Any one of these changes could have a material adverse effect on GNOG’s business, financial condition, results of operations or prospects.
Reductions in discretionary consumer spending could have an adverse effect on GNOG’s business, financial condition, results of operations and prospects.
GNOG’s business is particularly sensitive to reductions in discretionary consumer spending. Demand for entertainment and leisure activities, including land-based gaming and online gaming variants, can be affected by changes in the broader economy and consumer tastes, both of which are difficult to predict and unmanageable. Adverse changes in general economic conditions, including recessions, economic slowdowns, sustained high levels of unemployment, and rising prices or the perception by consumers of weak or weakening economic conditions, may reduce GNOG’s users’ disposable income or result in fewer individuals engaging in entertainment and leisure activities including iGaming and online sports betting. As a result, GNOG cannot ensure that demand for its offerings will remain constant. Adverse developments affecting economies throughout the world, including a general tightening of availability of credit, decreased liquidity in financial markets, increased interest rates, foreign exchange volatility, increased energy costs, acts of war or terrorism, transportation disruptions, natural disasters, declining consumer confidence, sustained high levels of unemployment, significant declines in stock markets, as well as concerns regarding pandemics, epidemics and the spread of contagious diseases, could lead to a further reduction in discretionary spending on leisure activities, such as gaming.
For example, the COVID-19 pandemic has negatively affected economic conditions in the U.S. as well as globally and has caused a reduction in consumer spending. As of the date of this joint information statement/prospectus, business closures or capacity limitations, stay-at-home orders and other measures imposed in light of the COVID-19 pandemic have resulted in a significant increase in GNOG’s business historically and may result in future increases in business, as its online offerings are well suited for the current environment and consumers’ other options for leisure and entertainment are limited. Nonetheless, in ordinary circumstances outside of the ongoing COVID-19 pandemic, any significant or prolonged decrease in consumer spending on entertainment or leisure activities could adversely affect the demand for GNOG’s offerings, reducing its cash flows and revenues, and thereby materially harming its business, financial condition, results of operations and prospects.
GNOG may experience fluctuations in its operating results, which make GNOG’s future results difficult to predict and may cause its operating results to fall below expectations.
GNOG’s financial results have fluctuated in the past and GNOG expects its financial results to fluctuate in the future. These fluctuations may be due to a variety of factors, some of which are outside of GNOG’s control and may not fully reflect the underlying performance of its business.
GNOG’s financial results in any given period may be influenced by numerous factors, many of which GNOG is unable to predict or are outside of its control, including the impact of seasonality, customer betting results, and the other risks and uncertainties set forth herein. Consumer engagement in GNOG’s iGaming and online sports betting services may decline or fluctuate as a result of a number of factors, including the user’s level of satisfaction with its platforms, its ability to improve and innovate, its ability to adapt its platform, outages and disruptions of online services, the services offered by its competitors, its marketing and advertising efforts or declines in consumer activity generally as a result of economic downturns, among others. Any decline or fluctuation in the recurring portion of GNOG’s business may have a negative impact on its business, financial condition, results of operations or prospects.
In GNOG’s iGaming offering, operator losses can at times be limited per stake to a maximum payout, but there is content where the maximum win exposure is uncapped due to features in the game that can potentially trigger more significant wins. When looking at bets across a period of time, however, these losses can potentially be significant. GNOG’s financial results may also fluctuate based on whether GNOG pays out any jackpots to its iGaming users during the relevant period. As part of GNOG’s iGaming offering, it offers progressive jackpot games. Each time a progressive jackpot game is played, a portion of the amount wagered by the user is contributed to the jackpot for that specific game or group of games. Once a jackpot is won, the progressive jackpot is reset with a predetermined base amount. While GNOG maintains a provision for these progressive jackpots, the cost of the progressive jackpot payout would be a cash outflow for its business in the period in which it is won with a potentially significant adverse effect on its financial condition and cash flows. Because winning is underpinned by a random algorithm, GNOG cannot predict with absolute certainty when a progressive jackpot payout will be incurred. In addition, GNOG does not insure against random outcomes or jackpot wins.
The success, including win or hold rates, of existing or future iGaming and sports betting products depends on a variety of factors and is not entirely in GNOG’s control.
The iGaming and sports betting industries are characterized by an element of chance. Accordingly, GNOG employs theoretical win rates to estimate what a certain type of iGaming or sports bet, on average, will win or lose after a significant number of iterations. Net win is impacted by variations in the hold percentage (the ratio of net win to total amount wagered), or actual outcome, on its iGaming and sports betting products that GNOG offers to its users. GNOG uses the hold percentage as an indicator of an iGaming’s or sports bet’s performance against its expected outcome. Although each iGaming or sports bet generally performs within a defined statistical range of outcomes, actual outcomes may vary in accordance with statistical probability. In addition to the element of chance, win rates (hold percentages) may also (depending on the game involved) be affected by the spread of limits and factors that are beyond GNOG’s control, such as a user’s skill, experience and behavior, the mix of games played, the financial resources of users, the volume of bets placed and the amount of time spent gambling. As a result of the variability in these factors, the actual win rates for GNOG’s iGaming offerings and sports betting wagers may differ materially from theoretical win rates GNOG has estimated and could result in the winnings exceeding its expectations based on statistical law. The variability of win rates (hold rates) also have the potential to negatively impact GNOG’s financial condition, cash flow and overall business operations.
GNOG’s success also depends in part on its ability to anticipate and satisfy user preferences in a timely and effective manner. As GNOG operates in a dynamic industry characterized by rapidly evolving legal standards and regulations, the scope of its potential product offerings is subject to rapid change, and as such its offerings will be subject to dynamic consumer preferences and expectations around said offerings that cannot be predicted with certainty. GNOG needs to continually introduce new offerings and identify future offerings that complement its existing platforms, respond to its users’ needs and improve and enhance its existing platforms to maintain or increase its user engagement and growth of its business.
GNOG’s projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding future legislation and changes in regulations. As a result, GNOG’s projected revenues, market share, expenses and profitability may differ materially from its expectations.
GNOG operates in a rapidly evolving and highly competitive industry and GNOG’s projections are subject to the risks and assumptions made by management with respect to this industry. Operating results are difficult to forecast because they generally depend on GNOG’s assessment of factors that are inherently beyond GNOG’s control and impossible to predict with certainty, such as the timing of adoption of future legislation and regulations by different states. Furthermore, if GNOG invests in the development of new products or distribution channels that do not achieve commercial success, whether because of competition or otherwise, it may not recover the often material “up front” costs of developing and marketing those products and distribution channels or recover the opportunity cost of diverting management and financial resources away from other products or distribution channels.
Additionally, as described above under “Risks Relating to GNOG’s Business—Reductions in discretionary consumer spending could have an adverse effect on GNOG’s business, financial condition, results of operations and prospects”, GNOG’s business may be affected by reductions in consumer spending which may occur as a result of numerous factors which may be difficult to predict. This may result in decreased revenue levels, and GNOG may be unable to adopt timely measures to compensate for any shortcomings in revenue and/or operating profitability. This inability could cause its operating results in a given period to be higher or lower than budgeted.
GNOG’s growth prospects may suffer if GNOG is unable to develop successful offerings or if it fails to pursue additional offerings. In addition, if GNOG fails to make the right investment decisions in its offerings and technology platform, GNOG may not attract and retain key users and its revenue and results of operations may decline.
The industries in which GNOG operates are subject to frequent changes in standards, technologies, products and service offerings, as well as in customer demands, preferences and regulations. GNOG must continuously make decisions regarding which offerings and technology to invest in to meet customer demand in compliance with evolving industry standards and regulatory requirements and must continually introduce and successfully market new and innovative technologies, offerings and enhancements to remain competitive and effectively stimulate customer demand, acceptance and engagement. GNOG’s ability to engage, retain, and increase its user base and to increase its revenue depends heavily on its ability to successfully implement new offerings, both independently and jointly with third parties. GNOG may introduce significant changes to its existing platforms and offerings or develop and introduce new and unproven products, with which GNOG has little or no prior development or operating experience. The process of developing new offerings and systems is inherently complex and uncertain, and new offerings may not be well received by users, even if well reviewed and of high quality. If GNOG is unable to develop technology and products that address users’ needs or enhance and improve its existing platforms and offerings in a timely manner, that could have a material adverse effect on its business, financial condition, results of operations and business prospects.

Although GNOG intends to continue investing in innovative content and systems, if new or enhanced offerings fail to engage its users or partners, GNOG may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify its investments, any of which may seriously harm GNOG’s business. In addition, management may not properly ascertain or assess the risks of new initiatives, and subsequent events may alter the risks that GNOG had evaluated at the time it decided to execute any new initiative. Developing new offerings may also divert GNOG’s management’s attention from other business issues and opportunities. Even if GNOG’s new offerings attain market acceptance, those new offerings could cannibalize the market share of its existing product offerings or share of its users’ wallets in a manner that could negatively impact their economics. Furthermore, such expansion of GNOG’s business may increase the complexity of its business and place a significant strain on its management, operations, technical systems and financial resources and GNOG may not recover the often-substantial up-front costs of developing and marketing new offerings or recover the opportunity cost of diverting management and financial resources away from other offerings. In the event of continued growth of GNOG’s operations, products or in the number of its third-party relationships, GNOG may not have adequate resources, operationally, technologically or otherwise to support such growth and the quality of its existing platforms, offerings or relationships with third parties. Conversely, failure to effectively identify, pursue and execute new offerings, or to efficiently adapt GNOG’s processes and infrastructure to meet the needs of its innovations, may adversely affect GNOG’s business, financial condition, results of operations and business prospects.
Any new offerings may also require GNOG’s users to learn new skills to use its platform. This could create friction in the adoption of new offerings and new user additions related to any new offerings. To date, new offerings and enhancements on GNOG’s existing platforms have not hindered its user growth or engagement. To the extent that future users are less willing to invest the time to learn to use GNOG’s products, and if GNOG is unable to make its products easier to learn to use, GNOG’s user growth or engagement could be affected, and its business could be harmed. GNOG may develop new products that increase user engagement and costs without increasing revenue.
Additionally, GNOG may make poor or unprofitable decisions regarding these investments. If new or existing competitors offer more attractive offerings, GNOG may lose users or users may decrease their spending on its platforms. New customer preferences, superior competitive offerings, new industry standards or changes in the regulatory environment could render GNOG’s existing offerings unattractive, unmarketable or obsolete and require GNOG to make substantial unanticipated changes to its platforms or business model. GNOG’s failure to adapt to a rapidly changing market or evolving customer demands could harm its business, financial condition, results of operations and business prospects.
GNOG’s growth inherently depends on its ability to attract and retain users, and the loss of its users, failure to attract new users in a cost-effective manner, or failure to effectively manage its growth could adversely affect its business, financial condition, results of operations and business prospects.
GNOG’s ability to achieve growth in revenue in the future will depend, in large part, upon its ability to attract new users to its offerings, retain existing users of its offerings and reactivate users in a cost-effective manner. Achieving growth in GNOG’s database of users may require GNOG to engage in increasingly costly sales and marketing efforts, which may impact its return on investment. GNOG has used and expects to continue to use a variety of free and paid marketing channels, in combination with compelling offers and exciting games to achieve its objectives. For paid marketing, GNOG intends to leverage a broad array of advertising channels. If the search engines on which GNOG relies modify their algorithms, change their terms around gaming, or if the prices at which GNOG may purchase listings increase, then GNOG’s costs could increase, and fewer users may visit its website. If links to GNOG’s website are not displayed prominently in online search results, if fewer users visit its website, if its other digital marketing campaigns are not effective, or if the costs of attracting users using any of its current methods significantly increase, then GNOG’s ability to efficiently attract new users could be reduced, its revenue could decline and its business, financial condition and results of operations could be harmed.
In addition, GNOG’s ability to increase the number of users of its offerings will depend on continued user adoption of iGaming and online sports betting. Growth in the iGaming and online sports betting industries and the level of demand for and market acceptance of GNOG’s product offerings will be subject to a high degree of uncertainty. GNOG cannot assure that consumer adoption of its product offerings will continue or exceed current growth rates, or that the industry will achieve more widespread acceptance.

Additionally, as technological or regulatory standards change and GNOG modifies its platform to comply with those standards, GNOG may need users to take certain actions to continue accessing its offerings, such as performing age verification checks or accepting new terms and conditions. Users may stop using GNOG’s product offerings if the quality of the user experience on its platform, including age checks, terms and conditions acceptance, and support capabilities in the event of a problem, does not meet their expectations or keep pace with the quality of the customer experience generally offered by competitive offerings.
GNOG may require additional capital to support its growth initiatives, and such capital may not be available on economically favorable terms, if at all. This could hamper GNOG’s growth and adversely affect its business.
GNOG intends to make significant investments to support its growth in the entertainment and gaming industries and may require additional capital to address business challenges, including the need to expand to new markets, develop new offerings and features or enhance its existing platforms, improve its operating infrastructure or acquire complementary businesses, personnel and technologies. Accordingly, GNOG may need to engage in additional equity or debt financings to secure additional funds. GNOG’s ability to obtain additional capital when required will depend on its business plans, investor demand, its operating performance, capital markets conditions and other variables, some of which are uncertain. If GNOG raises additional funds by issuing equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of its currently issued and outstanding equity, and its existing stockholders may experience dilution. If GNOG is unable to obtain additional capital when required, or on satisfactory terms, GNOG’s ability to continue to support its business growth or to respond to business opportunities, challenges or unforeseen circumstances could be adversely affected, and its business may be harmed.
Risks Relating to GNOG’s Information Technology
GNOG relies on information technology and other systems and platforms, and any failures, errors, defects or disruptions in such systems or platforms could diminish GNOG’s brand and reputation, subject GNOG to liability, disrupt its business, affect its ability to scale its technical infrastructure and adversely affect its operating results and growth prospects. GNOG’s online gaming offerings, software applications and systems, and the third-party platforms upon which they are made available could contain undetected errors.
GNOG’s technology infrastructure is provided by third party providers critical to the performance of GNOG’s platform and offerings. For example, GNOG’s back-end platform, which is critical to the performance of its platform and offering, is provided by NYX Digital Gaming (USA), LLC, which we refer to as “NYX”, a subsidiary of Scientific Games Corporation. GNOG’s agreement with NYX provides for an initial four-year term for each state in which GNOG conducts business, subject to optional one-year renewals thereafter unless either party elects to otherwise terminate. GNOG pays NYX a fee based on a percentage of net gaming revenue, plus certain fixed costs. Further, technology provided by Evolution Malta Limited, which we refer to as “Evolution”, is critical to the performance of GNOG’s live dealer offering. There are five years remaining in the term of GNOG’s agreement with Evolution. Under the Evolution agreement, GNOG pays a fee based on a percentage of net gaming revenue generated by GNOG’s own offering and, in some instances, generated by third parties utilizing GNOG’s live studio, plus certain fixed costs. These third party providers’ systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be detrimental to GNOG’s business.
The third parties on which GNOG relies provide resources for network and data security to protect GNOG’s systems and data. GNOG cannot assure with certainty that the measures GNOG and such third parties take to prevent or reduce the likelihood of cyber-attacks, protect their systems, data and user information, to prevent outages, to prevent data or information loss and fraud, and to prevent or detect security breaches, will provide absolute security. GNOG has experienced, and GNOG may in the future experience, website disruptions, outages and other performance problems resulting from a variety of factors, including internet and application connection issues, infrastructure failure and changes, human or software errors and capacity constraints. Such disruptions have not had a material impact on GNOG to date; however, future disruptions from unauthorized access to, fraudulent manipulation of, or tampering with GNOG’s computer systems and technological infrastructure, or those of third parties, could result in a wide range of negative outcomes, each of which could materially adversely affect GNOG’s business, financial condition, results of operations and business prospects.
Some of GNOG’s third-party platforms and systems are not fully redundant, and disaster recovery planning may not be sufficient for all eventualities. GNOG’s and its third-party service providers’ disaster recovery systems do not offer full offsite failover recovery, which could result in GNOG’s operations and offerings being offline for a period of time to sufficiently recover any impacted third-party infrastructure and recover the latest available data, as well as any time required to receive the required regulatory approvals.
GNOG owns and operates GNOG’s live dealer studio connectivity and technical infrastructure; however, the data center and key services such as security and access, surveillance, network and connectivity, electricity and cooling are provided by third parties. These third-party providers have experienced issues in the past and any such issues in the future could have a material impact on GNOG’s ability to provide live dealer services to GNOG’s and its partner customers. Any such material impact could result in a material effect on GNOG’s revenues and partner customer confidence in GNOG’s ability to provide reliable live dealer services. Any such loss of partner customer confidence could result in such partner customers moving to competitor live dealer services and studios. GNOG relies on facilities, components, and services supplied by third parties, including data center facilities and cloud storage services. If these third parties cease to provide such facilities or services, experience operational interference or disruptions, breach their agreements with GNOG, fail to perform their obligations or to meet GNOG’s expectations, or experience a cybersecurity incident, GNOG’s operations could be disrupted or otherwise negatively affected. Any such disruption or negative impact could result in an extensive interruption in GNOG’s operations and damage to GNOG’s reputation and brand, materially and adversely affecting GNOG’s business. GNOG does not carry business interruption insurance sufficient to compensate GNOG for all losses that may result from interruptions in GNOG’s service as a result of systems failures and other events.
Additionally, GNOG’s offerings may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch. If a particular offering is unavailable when users attempt to access it, or navigation through GNOG’s platforms is slower than they expect, users may be unable to place their iGaming or sports betting wagers in time and may be less likely to return to GNOG’s platforms as frequently, if at all. Furthermore, programming errors, defects and data corruption could disrupt GNOG’s operations, adversely affect the experience of GNOG’s users, harm GNOG’s brand perception, cause GNOG’s users to stop utilizing its platforms, divert GNOG’s resources and delay market acceptance of its offerings, any of which could result in legal liability to GNOG or harm its business, financial condition, results of operations and business prospects.
If GNOG’s user base and engagement continue to grow, and the amount and types of offerings continue to grow and evolve, GNOG will need to allocate an increasing amount of technical infrastructure, including network capacity and computing power, to continue to satisfy GNOG’s users’ needs. Such infrastructure expansion may be complex, and unanticipated delays in completing expansion projects may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of GNOG’s offerings. In addition, there may be issues related to this infrastructure that are not detected during the testing phases of design and implementation, which may only become evident after GNOG had started to fully use the underlying equipment or software, that could further degrade the user experience or increase GNOG’s costs. As such, GNOG could fail to continue to effectively scale and grow its technical infrastructure to accommodate increased demands.
GNOG believes that if its users have a negative experience with its offerings, or if GNOG’s brand or reputation is negatively affected, users may be less inclined to continue utilizing its products or recommend its platform to other potential users. As such, a failure or significant interruption in GNOG’s service would harm its brand’s reputation, business prospects and operating results.
Despite GNOG’s security measures, GNOG’s information technology and infrastructure is vulnerable to attacks by hackers or breaches resulting from employee error, malfeasance or other disruptions. Any such breach could compromise GNOG’s networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disruption of its operations and the services GNOG provides to users, damage to its reputation, and a loss of confidence in its products and services, which could adversely affect GNOG’s business.
The secure maintenance and transmission of user information is a critical element of GNOG’s operations. GNOG’s information technology and other systems that maintain and transmit user information, or those of GNOG’s service providers or its business partners have been in the past, and may in the future be, compromised by a malicious third-party penetration of GNOG’s network security, or impacted by intentional or unintentional actions or inactions by GNOG’s employees, or employees of its third-party service providers or GNOG’s business partners. As a result, GNOG’s users’ information may be lost, disclosed, accessed or taken without its guests’ consent.
The regulatory framework for the privacy and data security of GNOG’s user information and employee information is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many federal, state and foreign government bodies and agencies, and industry associations, have adopted or are considering adopting laws, rules, regulations and standards regarding the collection, use, disclosure and security of personal information. In the United States, these include rules and regulations promulgated under the authority of the federal and state labor and employment laws, state data breach notification laws, state data security laws and state privacy laws. GNOG’s failure to comply with data security and privacy laws, rules, regulations and standards could result in regulatory scrutiny and increased exposure to the risk of litigation, contractual liability, or the imposition of consent orders or civil and criminal fines, penalties and assessments, which could have an adverse effect on GNOG’s results of operations or financial condition. Moreover, allegations of non-compliance with privacy regulations, whether or not true, could be costly, time consuming, distracting to GNOG’s management, and cause reputational harm.
GNOG relies on encryption and authentication technology licensed from third parties designed to securely transmit confidential and sensitive information, including credit card numbers, in an attempt to reduce the probability of breaches. Advances in computing capabilities, new technological discoveries or other developments may result in whole or partial failure of this technology protecting transaction data or other confidential and sensitive information from being breached or compromised. In addition, websites are often attacked through compromised credentials, including those obtained through phishing and credential stuffing. GNOG’s security measures, and those of its third-party service providers, may not detect or prevent all attempts to breach GNOG’s systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by its websites, networks and systems that GNOG or such third parties otherwise maintain. A security breach of GNOG’s or its service providers’ payment card systems may subject GNOG to fines or higher transaction fees or limit or terminate GNOG’s access to certain payment methods. GNOG and its third-party service providers may not anticipate or prevent all types of attacks until after they have already been launched. Further, techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against GNOG or its third-party service providers.
In addition, security breaches can also occur from non-technical issues, including intentional or inadvertent breaches by GNOG’s employees or third parties. The risks of these security breaches may increase over time as GNOG scales the business and the complexity and number of technical systems and applications GNOG uses increases. Breaches of GNOG’s security measures or those of GNOG’s third-party service providers could result in unauthorized access to GNOG’s sites, networks and systems; unauthorized access to and misappropriation of user information, including users’ personally identifiable information, or other confidential or proprietary information of GNOG or third parties; viruses, worms, spyware or other malware being served from GNOG’s sites, networks or systems; deletion or modification of content or the display of unauthorized content on GNOG’s sites; interruption, disruption or malfunction of operations; costs relating to breach remediation, deployment of additional personnel and protection technologies, response to governmental investigations and media inquiries and coverage; engagement of third-party experts and consultants; litigation, regulatory action and other potential liabilities.
In the past, GNOG and its third-party service providers have experienced social engineering, phishing, malware, threatened denial-of-service and similar attacks, none of which to date has been material to GNOG’s business; however, such attacks could in the future have a material adverse effect on its operations and third-party service providers. If a future breach of security should occur and be material, GNOG’s brand’s reputation could be damaged, its business may suffer, GNOG could be required to expend significant capital and other resources to alleviate problems caused by said breaches, and GNOG could be exposed to a risk of loss, litigation or regulatory action and possible liability. GNOG cannot guarantee that GNOG or its third-party service providers’ protocols and backup systems will be sufficient to prevent data loss. Actual or anticipated attacks may cause GNOG to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants.
A party who manages to illicitly obtain a user’s account information could access the user’s transaction data or personal information, resulting in the perception that GNOG systems are insecure. Any compromise or breach of GNOG’s security measures, or those of its third-party service providers, could violate applicable privacy, data protection, data security, network and information systems security and other laws and cause significant legal and financial exposure, adverse publicity and a loss of confidence in GNOG’s security measures, which could have a material adverse effect on its business, financial condition, results of operations and business prospects. GNOG may need in the future to address problems caused by breaches, including notifying affected users and responding to any resulting litigation, which in turn, diverts resources from the growth and expansion of GNOG’s business.
GNOG’s platform contains third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict GNOG’s ability to provide its offerings.
GNOG’s internal and third-party platforms contain software modules licensed to GNOG by third-party authors under “open source” licenses. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such software may make it easier for others to compromise GNOG’s platform.
Some open source licenses contain requirements that GNOG and its third-party providers make available source code for modifications or derivative works GNOG and its third-party providers create, or that GNOG or its third-party providers grant other licenses to their proprietary software, based upon the type of open source software GNOG and its third-party providers use. If GNOG comingles any in-house software with open source software in a certain manner, GNOG and its third-party providers could, under certain open source licenses, be required to release their proprietary source code to the public. This would enable GNOG’s competitors to create similar offerings at a lower economic cost and ultimately could result in a loss of GNOG’s competitive advantages. Alternatively, to avoid the public release of the affected portions of GNOG’s source code, GNOG could be required to expend substantial time and resources to reengineer some or all of GNOG’s software.
Although GNOG monitors its use of open source software to avoid subjecting GNOG’s platform to conditions GNOG does not intend for it to be subject to, the terms of many open source licenses have not been interpreted by U.S. or foreign courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on GNOG’s ability to provide or distribute GNOG’s platform. In the past there have been claims challenging the ownership of open source software against companies that incorporate open source software into their solutions. As such, GNOG could be subject to lawsuits by parties claiming infringement of intellectual property rights in what GNOG believes to be open source software. Moreover, GNOG cannot assure that its processes for controlling the use of open source software in its platform will be effective. If GNOG is determined to have breached or failed to fully comply with all the terms and conditions of an open source software license, it could face infringement or other liability, or be required to seek costly licenses from third parties to continue providing its offerings on terms that are not economically feasible, to reengineer its platform, to discontinue or delay the provision of its offerings if reengineering could not be accomplished on a timely basis or to make generally available, proprietary source code, any of which could adversely affect its business, financial condition and results of operations.
GNOG may incur significant costs in order to comply with software and app store guidelines and requirements. Non-compliance with such guidelines and requirements could limit GNOG’s ability to distribute its apps and, consequently, could have an adverse effect on its revenues.
Microsoft, Apple, Google and other software and distribution providers that GNOG uses to distribute its apps and services continue to update their software development kits and app store guidelines. GNOG’s failure to comply with such guidelines and requirements could result in GNOG being refused or restricted access to critical distribution channels. As an example, Apple recently released updated app store and software development guidelines that require all real money gaming apps to comply with Apple’s native user interface requirements and content delivery mechanisms. Such updates require a fundamental change to the way all real money gaming operators develop and manage their app front ends and content. Further, updates and changes to software and app store guidelines and requirements may require GNOG and its third-party providers to invest significant time and resources to redevelop solutions, which may result in significant costs for GNOG. These changes can also limit the functionality of the user interface, competitive differentiation of the product and availability of content, which can have a material impact on GNOG’s business and revenues. App stores are a critical distribution channel for GNOG’s customers to download and access GNOG’s software and services. At any time, an app store provider could decline an app submission or remove an app due to non-compliance with its software development kit requirements and store guidelines, which could result in a material adverse impact on GNOG’s ability to distribute its apps and, consequently, a material adverse effect on its revenues.
If GNOG fails to detect fraud or theft, including by GNOG’s users and employees, GNOG’s brand’s reputation may suffer, which could negatively impact its business, financial condition and results of operations and can subject GNOG to investigations and litigation.
GNOG has in the past incurred, and may in the future incur, losses from various types of financial fraud, including use of stolen or fraudulent credit card data, claims of unauthorized payments by a user and attempted payments by users with insufficient funds. Bad actors use increasingly sophisticated methods to engage in illegal activities involving sensitive financial information, such as unauthorized use of another person’s identity, account information or payment information and unauthorized acquisition or use of credit or debit card details, bank account information and mobile phone numbers and accounts. Under current credit card practices, GNOG may be liable for use of funds on its platform with fraudulent credit card data, even if the associated financial institution approved the credit card transaction.
Acts of fraud may involve various tactics, including collusion. Successful exploitation of GNOG’s systems could have negative effects on its product offerings, services and user experience and could harm its brand’s reputation. Failure to uncover such bad actors could result in harm to GNOG’s operations. In addition, negative publicity related to breaches of this nature could have an adverse effect on GNOG’s brand’s reputation, potentially causing a material adverse effect on its business, financial condition, results of operations and business prospects. In the event of the occurrence of any such issues with GNOG’s existing platform or product offerings, substantial engineering and marketing resources and management attention may be diverted from other projects to correct these issues, which may delay other projects and the achievement of GNOG’s strategic objectives. Despite measures GNOG has taken to detect and reduce the occurrence of fraudulent or other malicious activity on GNOG’s platform, GNOG cannot say with certainty that any of its measures will be effective. GNOG’s failure to adequately detect or prevent fraudulent transactions could harm its brand’s reputation, result in litigation or regulatory action and lead to expenses that could adversely affect its business, financial condition and results of operations.
Risks Relating to GNOG’s Reliance on Third Parties and Affiliates
GNOG’s business is dependent on agreements with certain of its current affiliates, and its failure to comply with the terms of such agreements, or failure to maintain its relationships with Golden Nugget and its affiliates, may have a material adverse effect on its business, results of operations, cash flows and financial condition.
Pursuant to an amended and restated online gaming operations agreement, which we refer to as the “online gaming operations agreement”, Golden Nugget Atlantic City, LLC, a New Jersey limited liability company and an indirect wholly-owned subsidiary of FEI, which we refer to as “GNAC”, granted GNOG LLC the right to host, manage, control, operate, support and administer, under GNAC’s land-based casino operating licenses, the Golden Nugget-branded online gaming business, the live dealer studio in New Jersey and the third-party operators. There are certain circumstances under which the online gaming operations agreement may be terminated in its entirety, including in the event of a party’s material breach thereof or in the event of a change in law or adverse regulatory action that prevents the operation of the online gaming business. Termination of the online gaming operations agreement would eliminate GNOG’s ability to operate its iGaming and sport betting business in New Jersey, which would have a material adverse effect on its business, results of operations, cash flows and financial condition. For more information, please read the sections entitled “Certain Beneficial Owners of DraftKings Common Stock and GNOG Common Stock” and “Interests of Affiliates in the Transactions—Interests of GNOG Affiliates in the Transactions,” beginning on pages 179 and 170, respectively, of this joint information statement/prospectus.
To date, all of GNOG’s business has been conducted under the Golden Nugget brand. GNOG’s ability to use the Golden Nugget brand is governed by the trademark license agreement among GNOG, Golden Nugget and GNLV. Pursuant to the trademark license agreement, GNLV granted to GNOG LLC an exclusive license to use certain “Golden Nugget” trademarks (and other trademarks related to GNOG LLC’s business) in connection with operating online real money casino gambling and sports betting in the U.S. and any of its territories, subject to certain restrictions, in exchange for a royalty payment. Golden Nugget and GNLV are subsidiaries of FEI. The term of the trademark license agreement is 20 years. Pursuant to the terms of the merger agreement, prior to and as a condition to the completion of the mergers, GNOG will enter into an amendment to the trademark license agreement which, among other things, will extend the term from 20 years to 50 years. There is no guarantee that GNOG will thereafter be able to renew or replace the trademark license agreement on commercially reasonable terms or at all. In addition, there are certain circumstances under which the trademark license agreement may be terminated in its entirety (subject to applicable cure periods). Termination of the trademark license agreement would eliminate GNOG’s rights to use the Golden Nugget brand and may result in GNOG having to negotiate a new or reinstated agreement with less favorable terms or cause GNOG to lose its rights under the trademark license agreement, including its right to use the Golden Nugget brand, which would require GNOG to change its corporate name and undergo other significant rebranding efforts. These rebranding efforts may require significant resources and expenses and may affect GNOG’s ability to attract and retain customers, all of which may have a material adverse effect on its business, financial condition, operating results, liquidity and prospects. For more information, please read the sections entitled “Merger Agreement—Conditions to the Completion of the Mergers,” “Certain Beneficial Owners of DraftKings Common Stock and GNOG Common Stock—Certain Beneficial Owners of GNOG Common Stock” and “Interests of Affiliates in the Transactions—Interests of GNOG Affiliates in the Transactions,” beginning on pages 152, 179 and 170, respectively, of this joint information statement/prospectus.
GNAC and Golden Nugget also provide certain services and facilities, including payroll, accounting, financial planning and other agreed upon services, to GNOG LLC from time to time pursuant to a services agreement between GNOG LLC and Golden Nugget, which we refer to as the “services agreement”. Under the services agreement, GNOG is obligated to reimburse the party providing the service or facilities at cost and GNOG LLC has agreed to provide continued management, consulting and administrative services to Golden Nugget’s applicable subsidiary in connection with retail sports betting conducted in such subsidiary’s brick-and-mortar casino. The services agreement may be terminated with respect to any party upon six months’ prior written notice. If the services agreement is terminated, GNOG will have to contract with another third party to provide such services or hire employees to perform them. GNOG may not be able to replace these services or hire such employees in a timely manner or on terms, including cost and level of expertise, that are as favorable as those GNOG LLC currently receives from GNAC and Golden Nugget. The services agreement is expected to be terminated in connection with the completion of the Transactions, including the mergers. However, certain services are expected to continue on a transitional basis pursuant to a transition services agreement to be entered into in connection with the completion of the Transactions, including the mergers. For more information, please read the sections entitled “ Certain Beneficial Owners of DraftKings Common Stock and GNOG Common Stock” and “Interests of GNOG Affiliates in the Transactions,” beginning on pages 179 and 170, respectively, of this joint information statement/prospectus.
GNOG relies on strategic relationships with casinos and other gaming operators to offer its products in certain jurisdictions. If GNOG cannot establish and manage such relationships with these partners, its business, financial condition and results of operations could be adversely affected.
Under some states’ gaming laws, online betting is limited to a finite number of retail operators, who own a “skin” or “skins” under that state’s law. A “skin” is a legally-authorized license from a state to offer online betting services provided by a casino. The “skin” provides a market access opportunity for mobile operators to operate in the jurisdiction subject to the appropriate licensure and other required approvals from the appropriate regulatory body. The entities that control those “skins,” and the numbers of “skins” available, are typically determined by state sports betting laws. In order to offer iGaming and online sports betting in Michigan, GNOG relies on a tribal casino in order to get access through a “skin”, and in order to offer iGaming and online sports betting in West Virginia, GNOG relies on a similar “skin” through a market access agreement with Greenbrier Hotel Corporation. GNOG has also executed similar agreements for access to offer online sports betting in Illinois, Colorado, Iowa, Nevada, Louisiana, and Arizona. A “skin” is what allows GNOG to gain access to a jurisdiction where online operators are required to have a retail relationship. If GNOG cannot establish, renew or manage its relationships, as it pertains to any of the foregoing or other states that GNOG enters or desires to enter in the future, GNOG’s relationships could be terminated, and GNOG would not be allowed to operate in those jurisdictions until GNOG enters into new relationships, which could be at significantly higher cost. As a result, GNOG’s business, financial condition and results of operations could be adversely affected.
GNOG relies on third-party providers to validate the identity and location of its users, and if such providers fail to accurately confirm user information or GNOG does not maintain business relationships with them, GNOG’s business, financial condition and results of operations could be adversely affected.
GNOG cannot guarantee that the third-party geolocation and identity verification systems that GNOG relies on will perform effectively. GNOG relies on these geolocation and identity verification systems to ensure that GNOG follows certain laws and regulations, and any service disruption to those systems would prohibit GNOG from operating its platform and would adversely affect its business. Additionally, incorrect or misleading geolocation and identity verification data with respect to current or potential users received from third-party service providers may result in GNOG inadvertently allowing access to its offerings to individuals who are not permitted to access them, or otherwise inadvertently denying access to individuals who are permitted access to them, in each case, based on inaccurate identity or geographic location determination. GNOG’s third-party geolocation services provider relies on GNOG’s ability to obtain information necessary to determine geolocation from mobile devices, operating systems, and other sources. Changes, disruptions or temporary or permanent failure to access such sources by GNOG’s third-party service providers may result in their inability to accurately determine the location of its users. Moreover, failure to maintain GNOG’s existing contracts with third-party service providers, or to replace them with equivalent third parties, may result in GNOG’s inability to access geolocation and identity verification data necessary for its operations. If any of these risks materialize, GNOG may be subject to disciplinary action, fines, lawsuits, and its business, financial condition and results of operations could be adversely affected.
GNOG relies on third-party payment processors to process deposits and withdrawals made by customers on its platform, and if GNOG cannot manage its relationships with such third parties and other payment-related risks, its business, financial condition and results of operations could be adversely affected.
GNOG relies on a limited number of third-party payment processors to process deposits and withdrawals made by customers on its platform. If any of GNOG’s third-party payment processors terminates its relationship with GNOG or refuses to renew its agreement with GNOG on economically reasonable terms, GNOG would be forced to find an alternative payment processor, and may not be able to secure favorable terms or replace such payment processor in a timely manner. Further, the software and services provided by GNOG’s third-party payment processors may not meet its expectations or may contain errors or other defects, be compromised or experience outages. Any of these could cause GNOG to lose its ability to accept online payments or other payment transactions or make timely payments to users on its platform, any of which could make its platform less well perceived by the market and adversely affect its ability to attract and retain its users.
Nearly all of GNOG’s payments are made by credit card, debit card or through other third-party payment services, which subjects GNOG to certain regulations, contractual obligations and to the risk of fraud. GNOG may in the future offer new payment options to users that may be subject to additional regulations and risks. GNOG is also subject to a number of other laws, regulations and contractual obligations relating to the payments that GNOG accepts from its users, including with respect to money laundering, money transfers, privacy and information security. If GNOG fails to comply with applicable rules and regulations, GNOG may be subject to civil or criminal penalties, fines and/or higher transaction fees and may lose its ability to accept online payments or other payment card transactions, which could make its platform less well perceived by its users. If any of these events were to occur, GNOG’s business, financial condition and results of operations could be adversely affected.
For example, if GNOG is deemed to be a money transmitter as defined by applicable regulation, GNOG could be subject to certain laws, rules and regulations enforced by multiple authorities and governing bodies in the U.S. and numerous state and local agencies who may define money transmitter differently. Certain states may have a more expansive view of who qualifies as a money transmitter. If GNOG is found to be a money transmitter under any applicable regulation and GNOG is not in compliance with such regulations, GNOG may be subject to fines or other penalties in one or more jurisdictions levied by federal or state or local regulators, including state Attorneys General, as well as those levied by foreign regulators. Penalties for failing to comply with applicable rules and regulations could include criminal and civil proceedings, forfeiture of material assets or other enforcement actions. GNOG could also be required to make changes to its business practices or compliance programs as a result of regulatory scrutiny.
Additionally, GNOG’s payment processors require GNOG to comply with payment card network operating rules, which are set and interpreted by payment card networks. The payment card networks could adopt new operating rules or interpret or reinterpret existing rules in ways that might prohibit GNOG from providing certain offerings to particular users, be costly to implement or difficult to follow. GNOG has agreed to reimburse its payment processors for fines they are assessed by payment card networks if GNOG or the users on its platform violate these rules. Any of the foregoing risks could adversely affect GNOG’s business, financial condition and results of operations.
GNOG relies on other third-party service providers and if such third parties do not perform adequately or terminate their relationships with GNOG, its costs may increase and GNOG’s business, financial condition and results of operations could be adversely affected.
GNOG relies heavily on its relationships with third-party information technology service providers. For example, GNOG relies on third parties for online connectivity, infrastructure hosting, technical infrastructure, network management, content delivery, load balancing and protection against hacking and distributed denial-of-service attacks. If those providers do not perform adequately, GNOG’s users may experience errors or disruptions in operations and services. Furthermore, if any of GNOG’s partners terminates their relationship with GNOG or refuses to renew their agreement with GNOG on commercially reasonable terms, GNOG could be forced to find an alternative provider and may not be able to secure similar terms in a timely manner. GNOG also relies on other software and services supplied by third parties, such as communications and internal software, and GNOG’s business may be adversely affected to the extent such software and services do not meet its expectations, contain errors or vulnerabilities, are compromised or experience outages. Any of these risks could increase GNOG’s costs and adversely affect its business, financial condition and results of operations. Further, any negative publicity related to any of GNOG’s third-party partners, including any publicity related to regulatory concerns, could adversely affect GNOG’s brand’s reputation and could potentially lead to increased regulatory or litigation exposure.
GNOG incorporates technology from third parties into its platform. GNOG cannot be certain that its licensors are not infringing the intellectual property rights of others or that the suppliers and licensors have sufficient rights to the technology in all jurisdictions in which GNOG may operate. Some of GNOG’s license agreements may be terminated by its licensors at their determination. If GNOG is unable to obtain or maintain rights to any of this technology because of intellectual property infringement claims brought by third parties against GNOG’s suppliers and licensors or against GNOG, or if GNOG is unable to continue to obtain the technology or enter into new agreements on commercially reasonable terms, GNOG’s ability to develop its platform containing that technology could be severely limited and GNOG’s business could be harmed.
Additionally, if GNOG is unable to obtain necessary technology from third parties, GNOG may be forced to acquire or develop or own services which could be economically costly and negatively impact its operations. If alternative technology cannot be obtained or developed, GNOG may not be able to offer certain functionality as part of its offerings, which could adversely affect its business, financial condition and results of operations.

GNOG’s business is dependent on internet and other technology-based service providers, if these parties experience business interruptions, GNOG’s ability to conduct business may be impaired and GNOG’s financial condition and results of operations could be adversely affected.
A substantial portion of GNOG’s network infrastructure is provided by third parties, including internet service providers and other technology-based service providers. GNOG requires technology-based service providers to maintain adequate cyber security systems and processes. However, if these service providers experience service interruptions, including those due to cyber-attacks, or those due to an event causing an unusually high volume of internet use (such as a pandemic or public health emergency), communications over the Internet may be interrupted and impair GNOG’s ability to conduct its business. Internet service providers and other technology-based service providers may in the future roll out upgraded or new mobile or other telecommunications services, such as 5G or 6G services, which may impact the ability of GNOG’s users to access its platform or offerings in a timely fashion or at all. Any difficulties these providers face, including the potential of certain network traffic receiving priority over other traffic (i.e., lack of net neutrality), may adversely affect GNOG’s business, and GNOG exercises little influence over these providers, which increases its vulnerability to problems with their services. Furthermore, GNOG’s ability to process digital transactions depends on bank processing and credit card systems. To prepare for system malfunctions, GNOG continuously seeks to improve its facilities and the capabilities of its system infrastructure and support. Nevertheless, there can be no guarantee that the internet infrastructure or GNOG’s own network systems will be able to meet the demand placed on GNOG by the continued growth of the internet, the overall online gaming industry and GNOG’s users. Any system failure as a result of reliance on these third parties, such as network, software or hardware failure, including as a result of cyber-attacks, which causes a loss of GNOG’s users’ property or personal information or a delay or interruption in GNOG’s online services and products could result in a loss of anticipated revenue, interruptions to GNOG’s platform and offerings, cause GNOG to incur significant legal, remediation and notification costs, degrade the customer experience and cause users to lose confidence in GNOG’s offerings, any of which could have a material adverse effect on GNOG’s business, financial condition, results of operations and business prospects.
GNOG relies on licenses to use the intellectual property rights of third parties, which are incorporated into GNOG’s products and services. Failure to renew or expand existing licenses may require GNOG to modify, limit or discontinue certain offerings, which could materially affect GNOG’s business, financial condition and results of operations.
GNOG relies on products, technologies and intellectual property that GNOG licenses from third parties, for use in its business-to-business and business-to-consumers offerings. Substantially all of GNOG’s offerings and services use intellectual property licensed from third parties. The future success of GNOG’s business may depend, in part, on GNOG’s ability to obtain, retain and expand licenses for popular technologies and games in a competitive market. GNOG cannot assure that these third-party licenses, or support for such licensed products and technologies, will continue to be available to GNOG on commercially reasonable terms, if at all. In the event that GNOG cannot renew and expand existing licenses, GNOG may be required to discontinue or limit GNOG’s use of the products that include or incorporate the licensed intellectual property.
Some of GNOG’s license agreements contain minimum guaranteed royalty payments to the third-party licensor. If GNOG is unable to generate sufficient revenue to offset the minimum guaranteed royalty payments, it could have a material adverse effect on GNOG’s results of operations, cash flows and financial condition. GNOG’s license agreements generally allow for assignment by GNOG in the event of a strategic transaction but some contain limited termination rights in the event of an attempted assignment by GNOG. Certain of GNOG’s license agreements grant the licensor rights to audit GNOG’s use of the licensor’s intellectual property. Disputes with licensors over license agreements could result in the payment of additional royalties or penalties by GNOG, cancellation or non-renewal of the underlying license or litigation.
The regulatory review process and licensing requirements also may preclude GNOG from using technologies owned or developed by third parties if those parties are unwilling to subject themselves to regulatory review or do not meet regulatory requirements. Some gaming authorities require gaming manufacturers to obtain approval before engaging in certain transactions, such as acquisitions, mergers, reorganizations, financings, stock offerings and share repurchases. Obtaining such approvals can be costly and time consuming, and GNOG cannot assure that such approvals will be granted or that the approval process will not result in delays or disruptions to GNOG’s strategic objectives.
GNOG’s growth will depend, in part, on the success of GNOG’s strategic relationships with third parties. Overreliance on certain third parties, or GNOG’s inability to extend existing relationships or agree to new relationships may cause unanticipated costs and impact GNOG’s future financial performance.
GNOG relies on relationships with advertisers, casinos and other third parties in order to attract users to GNOG’s platform. These relationships, along with providers of online services, search engines, social media, directories and other websites and e-commerce businesses, direct consumers to GNOG’s platform. In addition, many of the parties with whom GNOG has advertising arrangements provide advertising services to other companies, including other gaming platforms with whom GNOG competes. While GNOG believes there are other third parties that could drive users to GNOG’s platform, adding or transitioning to them may disrupt GNOG’s business and increase its costs. In the event that any of GNOG’s existing relationships or its future relationships fails to provide services to GNOG in accordance with the terms of GNOG’s arrangement, or at all, and GNOG is not able to find suitable alternatives, this could impact GNOG’s ability to attract consumers in a cost-effective manner and thus harm its business, financial condition, results of operations and business prospects.
Risks Relating to Compliance with Gaming and Other Regulations
GNOG’s business is subject to a variety of U.S. laws, many of which are unsettled and still developing, and which could subject it to claims or otherwise harm its business. Any change in existing regulations or their interpretation, or the regulatory climate applicable to GNOG’s products and services, or changes in tax rules and regulations or interpretation thereof related to its products and services, could adversely impact its ability to operate its business as currently conducted or as it seeks to operate in the future, which could have a material adverse effect on its financial condition and results of operations.
GNOG is generally subject to laws and regulations relating to iGaming and online sports betting in the jurisdictions in which GNOG conducts its business, as well as the general laws and regulations that apply to all e-commerce businesses, such as those related to privacy and personal information, tax and consumer protection. These laws and regulations vary by jurisdiction and future legislative and regulatory action, court decisions or other governmental action, which may be affected by, among other things, political pressures, attitudes and climates, as well as personal biases, may have a material impact on GNOG’s operations and financial results. Some jurisdictions have introduced regulations attempting to restrict or prohibit online gaming, while others have taken the position that online gaming should be licensed and regulated and have adopted or are in the process of considering legislation and regulations to enable that to happen. The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on GNOG’s results of operations. For example, in 2018, the U.S. Department of Justice, which we refer to as the “DOJ”, reversed its previously-issued opinion published in 2011, which stated that interstate transmissions of wire communications that do not relate to a “sporting event or contest” fall outside the purview of the Wire Act of 1961, which we refer to as the “Wire Act”. The DOJ’s updated opinion concluded instead that the Wire Act was not uniformly limited to gaming relating to sporting events or contests and that certain of its provisions apply to non-sports-related wagering activity. In June 2019, a federal district court in New Hampshire ruled that the DOJ’s new interpretation of the Wire Act was erroneous and vacated the DOJ’s new opinion. The DOJ had appealed the decision of the district court to the U.S. Court of Appeals for the First Circuit, which reaffirmed the district court’s decision on January 20, 2021. If such ruling were to be appealed to the U.S. Supreme Court, an adverse ruling or other disposition of the case by the U.S. Supreme Court could impact GNOG’s ability to engage in online internet gaming in the future.
Future legislative and regulatory action, and court decisions or other governmental action, may have a material impact on GNOG’s operations and financial results. Governmental authorities could view GNOG as having violated local laws, despite GNOG’s efforts to obtain all applicable licenses or approvals. There is also risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities or incumbent monopoly providers, or private individuals, could be initiated against

GNOG, service providers, credit card and other payment processors in the iGaming and online sports betting industries. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon GNOG or GNOG’s licensees or other business partners, while diverting the attention of key executives. Such proceedings could have a material adverse effect on GNOG’s business, financial condition, results of operations and prospects, as well as impact GNOG’s reputation.
There can be no assurance that legally enforceable legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to GNOG’s business to prohibit, legislate or regulate various aspects of the iGaming and online sports betting industries (or that existing laws in those jurisdictions will not be interpreted negatively). Compliance with any such legislation may have a material adverse effect on GNOG’s business, financial condition and results of operations, either as a result of GNOG’s determination that a jurisdiction should be blocked, or because a local license or approval may be costly for GNOG or GNOG’s business partners to obtain and/or such licenses or approvals may contain other commercially undesirable conditions.
GNOG’s growth prospects depend on the legal status of real-money gaming in various jurisdictions and legalization may not occur in as many states as GNOG expects, or may occur at a slower pace than GNOG anticipates. Additionally, even if jurisdictions legalize real money gaming, this may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions, or the process of implementing regulations or securing the necessary licenses to operate in a particular jurisdiction may take longer than GNOG anticipates, which could adversely affect its future results of operations and make it more difficult to meet its expectations for financial performance.
Several states have legalized or are currently evaluating the legalization of real money gaming, and GNOG’s business, financial condition, results of operations and business prospects are significantly dependent upon the status of legalization in these states. GNOG’s business plan is partially based upon the legalization of real money gaming in additional states and the legalization may not occur as GNOG had anticipated. Additionally, if a large number of additional states or the federal government enact real money gaming legislation and GNOG is unable to obtain, or is otherwise delayed in obtaining, the necessary licenses to operate iGaming websites or online sports betting in U.S. jurisdictions where such games are legalized, GNOG’s future growth in iGaming and online sports betting could be materially impaired.
As GNOG enters new jurisdictions, states or the federal government may legalize real money gaming in a manner that is unfavorable to it. As a result, GNOG may encounter legal, regulatory and political challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new opportunity. For example, certain states require GNOG to have a relationship with a land-based, licensed casino for iGaming and online sports betting access, which tends to increase GNOG’s costs. States that have established state-run monopolies may limit opportunities for private sector participants like GNOG. States also impose substantial tax rates on online sports betting and iGaming revenue, in addition to a federal excise tax of 25 basis points on the amount of each sports wager. Tax rates, whether federal- or state-based, that are higher than GNOG expects will make it more costly and less desirable for GNOG to launch in a given jurisdiction, while tax increases in any of its existing jurisdictions may adversely impact GNOG’s profitability.
Therefore, even in cases in which a jurisdiction purports to license and regulate iGaming or online sports betting, the licensing and regulatory regimes can vary considerably in terms of their business-friendliness and at times may be intended to provide incumbent operators with advantages over new licensees. Therefore, some “liberalized” regulatory regimes are considerably more economically viable than others.
Failure to comply with regulatory requirements in a particular jurisdiction, or the failure to successfully obtain a license or permit applied for in a particular jurisdiction, could impact GNOG’s ability to comply with licensing and regulatory requirements in other jurisdictions, or could cause the rejection of license applications or cancelation of existing licenses in other jurisdictions, or could cause financial institutions, online and mobile platforms, and distributors to stop providing services to GNOG, which GNOG relies upon to receive payments from, or distribute amounts to, its users, or otherwise to deliver and promote its services.
Compliance with the various regulations applicable to real money gaming is costly and time-consuming. Regulatory authorities at the U.S. federal, state and local levels have broad powers with respect to the regulation of real money gaming operations and may revoke, suspend, condition or limit GNOG’s real money gaming licenses, impose substantial fines or take other actions, any one of which may have a material adverse effect on GNOG’s business, financial condition, results of operations and business prospects. These laws and regulations are dynamic and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current laws or regulations or enact new laws and regulations regarding these matters. GNOG will strive to comply with all applicable laws and regulations relating to its business. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose GNOG to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect GNOG’s business.
Any real money gaming license could be revoked, suspended or conditioned at any time. The loss of a license in one jurisdiction could trigger the loss of a license or affect GNOG’s eligibility for such a license in another jurisdiction, and any of such losses, or potential for such loss, could cause GNOG to cease offering some or all of its offerings in the impacted jurisdictions. GNOG may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect its operations. GNOG’s delay or failure to obtain or maintain licenses in any jurisdiction may prevent it from distributing its offerings, increasing its customer base and/or generating revenues. GNOG cannot guarantee that it will be able to obtain and maintain the licenses and related approvals necessary to conduct its iGaming and online sports betting operations. Any failure to maintain or renew GNOG’s existing licenses, registrations, permits or approvals could have a material adverse effect on its business, financial condition, results of operations and business prospects.
GNOG’s growth prospects and market potential will depend on its ability to obtain licenses to operate in a number of jurisdictions and if GNOG fails to obtain such licenses, its business, financial condition, results of operations and business prospects could be impaired.
GNOG’s ability to grow its business will depend on its ability to obtain and maintain licenses to offer its product offerings in a large number of jurisdictions or in heavily populated jurisdictions. If GNOG fails to obtain and maintain licenses in large jurisdictions or in a greater number of mid-market jurisdictions, this may prevent GNOG from expanding the footprint of its product offerings, increasing its user base and/or generating revenues. GNOG cannot be certain that it will be able to obtain and maintain licenses and related approvals necessary to conduct its iGaming and online sports betting operations. Any failure to obtain and maintain licenses, registrations, permits or approvals could have a material adverse effect on its business, financial condition, results of operations and business prospects.
In some jurisdictions GNOG’s key executives, certain employees or other individuals related to the business are subject to licensing or compliance requirements. Failure by such individuals to obtain the necessary licenses or comply with individual regulatory obligations, could cause the business to be non-compliant with its obligations, or imperil its ability to obtain or maintain licenses necessary for the conduct of the business. In some cases, the remedy to such situation may require the removal of a key executive or employee and the mandatory redemption or transfer of such person’s equity securities.
As part of obtaining real money gaming licenses, the responsible Gaming Authority will generally determine suitability of certain directors, officers and employees and, in some instances, significant stockholders. The criteria used by Gaming Authorities to make determinations as to who requires a finding of suitability or the suitability of an applicant to conduct gaming operations varies among jurisdictions, but generally requires extensive and detailed application disclosures followed by a thorough investigation. Gaming Authorities typically have broad discretion in determining whether an applicant should be found suitable to conduct operations within a given jurisdiction. If any Gaming Authority with jurisdiction over GNOG’s business were to find an applicable officer, director, employee or significant stockholder of GNOG unsuitable for licensing or unsuitable to continue having a relationship with GNOG, GNOG would be required to sever its relationship with that person. Furthermore, such Gaming Authorities may require GNOG to terminate the employment of any person who refuses to file required applications. Either result could have a material adverse effect on GNOG’s business, operations and prospects.

The fourth amended and restated certificate of incorporation of GNOG provides that any of its capital stock owned or controlled by any unsuitable person or its affiliates will be transferred to GNOG or one or more third-party transferees, as and to the extent required by a Gaming Authority or deemed necessary or advisable by the GNOG Board in its sole and absolute discretion.
Additionally, a gaming regulatory body may refuse to issue or renew a gaming license or restrict or condition the same, based on GNOG’s present activities or the past activities of GNOG LLC, or the past or present activities of their current or former directors, officers, employees, stockholders or third parties with whom GNOG has relationships, which could adversely affect GNOG’s operations or financial condition. If additional gaming regulations are adopted in a jurisdiction in which GNOG operates, such regulations could impose restrictions or costs that could have a significant adverse effect on GNOG. From time to time, various proposals are introduced in the legislatures of some of the jurisdictions in which GNOG has existing or planned operations that, if enacted, could adversely affect its directors, officers, key employees, or other aspects of GNOG’s operations. To date, GNOG has obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for its operations. However, GNOG can give no assurance that any additional licenses, permits and approvals that may be required will be given or that existing ones will be renewed or will not be revoked. Renewal is subject to, among other things, continued satisfaction of suitability requirements of GNOG’s directors, officers, key employees and stockholders. Any failure to renew or maintain GNOG’s licenses or to receive new licenses when necessary would have a material adverse effect on GNOG.
GNOG’s ability to offer online sport betting for NBA games, or at all, is limited in certain jurisdictions due to FEI’s ownership of the Houston Rockets.
Mr. Fertitta, the chairman of the GNOG Board and GNOG’s chief executive officer, owns a controlling interest in GNOG. Mr. Fertitta is also the sole shareholder, chairman and chief executive officer of FEI, which owns the National Basketball Association’s, which we refer to as the “NBA”, Houston Rockets. Pursuant to New Jersey law, the direct or indirect legal or beneficial owner of 10% or more of a member team of a sport’s governing body shall not place or accept any wager on a sports event in which that member team participates. Accordingly, in the State of New Jersey, GNOG cannot accept wagers on any NBA games in which the Houston Rockets play or have players participating in such games, or on the future performance of any Houston Rockets players, thereby limiting GNOG’s potential revenues from its online sports betting platform. Michigan’s regulations, once finalized, may result in restrictions similar to those in New Jersey. Illinois regulations, which have been adopted but not yet published in the register, may also include similar restrictions. Pennsylvania currently prohibits any such team owner from operating a sports book and this will prohibit us from engaging in any online sports betting in Pennsylvania. In addition to New Jersey, Michigan and Pennsylvania, online sports betting legislation has passed in 21 states and the District of Columbia, and is currently operational in 17 of those jurisdictions. Under current gaming laws, due to GNOG’s affiliation with Mr. Fertitta and the Houston Rockets, GNOG expects that it would be unable to obtain a license to conduct its online sports betting operations in Colorado and, if GNOG was able to obtain a license to conduct its online sports betting operations in other states, GNOG would be unable to accept wagers on Houston Rockets games or players in such other states. Further, states that legalize online sports betting in the future may also impose limitations on GNOG’s ability to obtain a license or accept wagers on certain NBA games, certain NBA players or at all, in each case due to GNOG’s affiliation with Mr. Fertitta and the Houston Rockets. Moreover, irrespective of jurisdictional limitations, as a condition of Mr. Fertitta’s ownership of the Houston Rockets, the NBA prohibits any gaming entity in which Mr. Fertitta or FEI holds a direct or indirect interest, including GNOG, from accepting any wager on the Houston Rockets, any NBA G League team affiliated with the Houston Rockets, or any game or games involving such team or any player’s individual performance in such game. The existing limitations on GNOG’s ability to accept certain sports wagers may have an adverse impact on its revenues, business and results of operations, and the potential limitations on its ability to obtain sports betting licenses in the future may have a material adverse effect on the growth of its business. As a result of the Transactions, including the mergers, these limitations will no longer apply due to GNOG becoming wholly-owned by DraftKings.
Failure to protect or enforce GNOG’s intellectual property rights or the costs involved in such enforcement could harm its business, financial condition and results of operations.
GNOG relies on trademark, copyright, trade secret, and domain-name-protection laws to protect its rights and the intellectual property that it licenses from third parties. However, third parties may knowingly or unknowingly infringe GNOG’s rights, third parties may challenge rights used or held by GNOG and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which GNOG operates or intends to operate its business. In any of these cases, GNOG may be required to expend significant time and expense to prevent infringement or to enforce its rights. There can be no assurance that others will not offer products or services that are substantially similar to GNOG’s products or services and compete with its business.
Circumstances outside GNOG’s control could pose a threat to its right to use intellectual property. For example, effective intellectual property protection may not be available in the U.S. or other countries from which GNOG’s iGaming and online sports betting product offerings or platforms are accessible. Also, the efforts GNOG has taken to protect and enforce its rights may not be sufficient or effective. Any significant impairment of GNOG’s intellectual property rights could harm its business or GNOG’s ability to compete. Also, protecting GNOG’s intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of GNOG’s owned or licensed intellectual property could make it more expensive to do business, thereby harming its operating results. Furthermore, if GNOG is unable to protect its rights or prevent unauthorized use or appropriation by third parties, the value of its brand and other intangible assets may be diminished, and competitors may be able to more effectively mimic its offerings and service. Any of these events could seriously harm GNOG’s business.
GNOG may have difficulty accessing the service of banks, credit card issuers and payment processing services providers, which may impair its ability to sell its products and services.
Although financial institutions and payment processors are permitted to provide services to GNOG and others in the industry, banks, credit card issuers and payment processing service providers may be hesitant to offer banking and payment processing services to real money gaming businesses. Consequently, those businesses involved in the industry, including GNOG, may encounter difficulties in establishing and maintaining banking and payment processing relationships with a full scope of services and generating market rate interest. If GNOG was unable to maintain its bank accounts or its users were unable to use their credit cards, bank accounts or e-wallets to make deposits and withdrawals from GNOG’s platforms it would make it difficult for GNOG to operate its business, increase its operating costs, and pose additional operational, logistical and security challenges which could result in an inability to implement its business plan.
Due to the nature of GNOG’s business, it is subject to taxation in several jurisdictions and changes in, or new interpretation of, tax laws, tax rulings or their application by tax authorities could result in additional tax liabilities and could materially affect its financial condition and results of operations.
GNOG’s tax obligations are varied and include U.S. federal and state taxes due to the nature of its business. The tax laws applicable to GNOG’s business are subject to interpretation, and significant judgment is required in determining its worldwide provision for income taxes. In the course of GNOG’s business, there will be many transactions and calculations where the ultimate tax determination is uncertain. In addition, changes in tax laws or interpretations thereof, may require the collection of information not regularly produced by GNOG, the use of estimates in its consolidated financial statements, and the exercise of significant judgment in accounting for its provisions, which could cause its results to differ from previous estimates and could materially affect GNOG’s consolidated financial statements.
The gaming industry represents a significant source of tax revenue to the jurisdictions in which GNOG operates. Gaming companies and business-to-business providers in the gaming industry (directly and/or indirectly by way of their commercial relationships with operators) are currently subject to significant taxes and fees in addition to normal corporate income taxes, and such taxes and fees are subject to increases at any time. From time to time, various legislators and other government officials have proposed and adopted changes in tax laws, or in the administration or interpretation of such laws, affecting the gaming industry. In addition, any worsening of economic conditions and the large number of jurisdictions with significant current or projected budget deficits could intensify the efforts of governments to raise revenues through increases in gaming taxes and/or other taxes. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration or interpretation or enforcement of such laws. Any material increase, or the adoption of additional taxes or fees, could have a material adverse effect on GNOG’s business, financial condition, results of operations and prospects.

Additionally, tax authorities may impose indirect taxes on internet-related commercial activity based on existing statutes and regulations which, in some cases, were established prior to the advent of the internet. Tax authorities may interpret laws originally enacted for mature industries and apply it to newer industries, such as GNOG. The application of such laws may be inconsistent from jurisdiction to jurisdiction. GNOG’s in-jurisdiction activities may vary from period to period which could result in differences in nexus from period to period.
GNOG is subject to periodic review and audit by domestic tax authorities. Tax authorities may disagree with certain positions GNOG has taken or that it will take, and any adverse outcome of such a review or audit could have a negative effect on its business, financial condition and results of operations. Although GNOG believes that its tax provisions, positions and estimates are reasonable and appropriate, tax authorities may disagree with certain positions it has taken. In addition, economic and political pressures to increase tax revenue in various jurisdictions may make resolving tax disputes favorably more difficult.
GNOG LLC was included in the consolidated tax return of FEI pursuant to a tax sharing agreement. On July 21, 2020, FEI was informed by the IRS that the year 2017 and 2018 tax returns are under audit. No findings that would adversely impact GNOG LLC in any material respect are expected.
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of GNOG’s income or other tax returns could adversely affect its financial condition and results of operations.
GNOG is subject to income taxes in the United States, and its domestic tax liabilities are subject to the allocation of expenses in differing jurisdictions. GNOG’s future effective tax rates could be subject to volatility or adversely affected by a number of factors, including (i) changes in the valuation of its deferred tax assets and liabilities; (ii) expected timing and amount of the release of any tax valuation allowances; (iii) tax effects of stock-based compensation; (iv) costs related to intercompany restructurings; (v) changes in tax laws, regulations or interpretations thereof; and (vi) lower than anticipated future earnings in jurisdictions where GNOG has lower statutory tax rates and higher than anticipated future earnings in jurisdictions where GNOG has higher statutory tax rates.
In addition, GNOG may be subject to audits of its income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on GNOG’s financial condition and results of operations.
Risks Relating to GNOG’s Management and Operations
GNOG is subject to risks related to the geographic concentration of its operations.
All of GNOG LLC’s revenue to date was generated from its iGaming and online sports betting operations in New Jersey, Michigan, West Virginia and Virginia (where it currently offers online sports betting only), and GNOG expects that it will continue to generate substantially all of its revenues in New Jersey, Michigan, West Virginia and Virginia until such time that GNOG is able to generate a material portion of its revenues from iGaming and online sports betting in other states. Even if GNOG’s planned launch, pending licensing and regulatory approvals, of iGaming and/or online sports betting platforms in Pennsylvania, Illinois, Colorado, Iowa, Louisiana, and Arizona are successful, GNOG’s operations will be limited to ten states. Changes to prevailing economic, demographic, competitive, regulatory or any other conditions in the markets in which GNOG operates, particularly in New Jersey, could lead to a reduction in demand for its offerings, resulting in a decline in its revenues and, in turn, a material deterioration of its financial condition. Further, GNOG’s ability to geographically diversify its revenues is limited by the legal status of real money gaming in other jurisdictions. For further information, please read the risk factor captioned “—Risks Relating to GNOG’s Business—GNOG’s growth prospects depend on the legal status of real-money gaming in various jurisdictions and legalization may not occur in as many states as GNOG expects, or may occur at a slower pace than GNOG anticipates. Additionally, even if jurisdictions legalize real money gaming, this may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions, or the process of implementing regulations or securing the necessary licenses to operate in a particular jurisdiction may take longer than GNOG anticipates, which could adversely affect its future results of operations and make it more difficult to meet its expectations for financial performance,” beginning on page 53 of this joint information statement/prospectus.

GNOG may be subject to litigation which, if adversely determined, could cause it to incur substantial losses. An adverse outcome in GNOG or more of such proceedings could adversely affect its business.
From time to time during the normal course of operating GNOG’s business, it may be subject to various litigation claims and legal disputes. Some of the litigation claims may not be covered under GNOG’s insurance policies, or its insurance carriers may seek to deny coverage. As a result, GNOG might also be required to incur significant legal fees, which may have a material adverse effect on its financial position. In addition, because GNOG cannot accurately predict the outcome of any action, it is possible that, as a result of current and/or future litigation, GNOG will be subject to adverse judgments or settlements that could significantly reduce its earnings or result in losses.
In addition, any litigation to which GNOG is a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or in payments of substantial monetary damages or fines, the posting of bonds requiring significant collateral, letters of credit or similar instruments, or GNOG may decide to settle lawsuits on similarly unfavorable terms. These proceedings could also result in reputational harm, criminal sanctions, consent decrees or orders preventing GNOG from offering certain products or requiring a change in its business practices in costly ways or requiring development of non-infringing or otherwise altered products or technologies. Litigation and other claims and regulatory proceedings against GNOG could result in unexpected disciplinary actions, expenses and liabilities, which could have a material adverse effect on GNOG’s business, financial condition, results of operations and prospects.
GNOG’s continued growth and success will depend on the performance of its current and future employees, including certain key employees. Recruitment and retention of these individuals is vital to growing GNOG’s business and meeting its business plans. The loss of any of GNOG’s key executives or other key employees could harm its business. GNOG is dependent on the continued service of its key executives and other key personnel and if GNOG fails to retain such individuals, its business could be adversely affected.
GNOG depends on a limited number of key executives and other key personnel to manage and operate its business, including Mr. Fertitta, Michael Harwell and Thomas Winter. The leadership of these key executives and key personnel was a critical element of GNOG LLC’s previous success, and GNOG expects that such leadership will continue to be a critical element of its success in the future. The departure, death or disability of any one of these individuals, or other extended or permanent loss of any of their services, or any negative market or industry perception with respect to any of them or their loss, could have a material adverse effect on GNOG’s business.
In addition, certain of GNOG’s other employees have made significant contributions to its growth and success. GNOG believes its success and ability to compete and grow will depend in large part on the efforts and talents of its employees and on its ability to retain highly skilled personnel. The competition for these types of personnel is intense and GNOG competes with other potential employers for the services of its employees. As a result, GNOG may not succeed in retaining the executives and other key employees that it needs. Employees, particularly analysts and engineers, are in high demand, and GNOG devotes significant resources to identifying, hiring, training, successfully integrating and retaining these employees. GNOG cannot provide assurance that it will be able to attract or retain such highly qualified personnel in the future. If GNOG does not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, GNOG may be unable to grow effectively, and its business could be seriously harmed. In addition, the loss of employees or the inability to hire additional skilled employees as necessary could result in significant disruptions to its business, and the integration of replacement personnel could be time-consuming and expensive and cause additional disruptions to its business.
GNOG may invest in or acquire other businesses, and its business may suffer if GNOG is unable to successfully integrate acquired businesses or otherwise manage the growth associated with these acquisitions.
As part of GNOG’s business strategy, GNOG may make acquisitions as opportunities arise to add new or complementary businesses, products, brands or technologies. In some cases, the costs of such acquisitions may be substantial, including as a result of professional fees and due diligence efforts. There is no assurance that the time and resources expended on pursuing acquisitions will result in a completed transaction, or that any completed transaction will ultimately be successful. In addition, GNOG may be unable to identify suitable acquisition or strategic investment opportunities or may be unable to obtain any required financing or regulatory approvals, and therefore may be unable to complete such acquisitions or strategic investments on favorable terms, if at all. GNOG may decide to pursue acquisitions with which its investors may not agree, and GNOG cannot assure investors that any acquisition or investment will be successful or otherwise provide a favorable return on investment. In addition, acquisitions and the integration thereof require significant time and resources and place significant demands on its management, as well as on its operational and financial infrastructure. Furthermore, if GNOG fails to successfully close transactions or integrate new teams, or integrate the products and technologies associated with these acquisitions into it, its business could be adversely affected. Acquisitions may expose GNOG to operational challenges and risks, including:
•
the ability to profitably manage acquired businesses or successfully integrate the acquired businesses’ operations, personnel, financial reporting, accounting and internal controls, technologies and products into GNOG’s business;

•
increased indebtedness and the expense of integrating acquired businesses, including significant administrative, operational, economic, geographic or cultural challenges in managing and integrating the expanded or combined operations;

•
entry into jurisdictions or acquisition of products or technologies with which GNOG has limited or no prior experience, and the potential of increased competition with new or existing competitors as a result of such acquisitions;

•
diversion of management’s attention and the over-extension of GNOG’s operating infrastructure and its management systems, information technology systems, and internal controls and procedures, which may be inadequate to support growth;

•
the ability to fund GNOG’s capital needs and any cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or unforeseen internal difficulties; and

•
the ability to retain or hire qualified personnel required for expanded operations.

GNOG’s acquisition strategy may not succeed if it is unable to remain attractive to target companies or expeditiously close transactions. Issuing shares of GNOG common stock to fund an acquisition may cause economic dilution to existing stockholders. If GNOG develops a reputation for being a difficult acquirer or having an unfavorable work environment, or target companies view its common stock unfavorably, it may be unable to complete key acquisition transactions essential to its corporate strategy and its business may be materially harmed.
GNOG’s insurance may not provide adequate levels of coverage against claims.
GNOG maintains insurance that it believes is customary for businesses of its size and type. However, there are types of losses GNOG may incur that cannot be insured against or that it believes are not economically reasonable to insure. Moreover, any loss incurred could exceed policy limits and policy payments made to GNOG may not be made on a timely basis. Such losses could adversely affect GNOG’s business prospects, results of operations, cash flows and financial condition.
Furthermore, from time to time GNOG may be subject to litigation, including potential stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. GNOG does not currently maintain directors’ and officers’ liability insurance, which we refer to as “D&O insurance”, to cover such risk exposure for its directors and officers. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to the company. If GNOG obtains D&O insurance in the future, the amount of D&O insurance GNOG obtains may not be adequate to cover such expenses should such a lawsuit occur, and its deductibles may be higher than it may be able to pay. GNOG has entered into indemnification agreements with its directors and its executive officers providing that, subject to limited exceptions, and among other things, GNOG will indemnify the director or officer to the fullest extent permitted by applicable law for claims arising in his or her capacity as a director or officer of GNOG. Applicable Delaware law provides for the indemnification of GNOG’s directors, officers, employees and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with GNOG or activities on GNOG’s behalf. Without adequate D&O insurance, the amounts GNOG pays to indemnify its officers and directors in connection with their being subject to legal action based on their service to GNOG could have a material adverse effect on its financial condition, results of operations and liquidity. Further, GNOG’s lack of D&O insurance may make it difficult for it to retain and attract talented and skilled directors and officers, which could adversely affect its business.
Risks Relating to New DraftKings after Completion of the Transactions
The market price for shares of New DraftKings Class A common stock may be affected by factors different from those affecting the market price for shares of GNOG Class A common stock and shares of DraftKings Class A common stock.
Upon completion of the Transactions, including the mergers, (i) holders of DraftKings Class A common stock and DraftKings Class B common stock will become holders of New DraftKings Class A common stock and New DraftKings Class B common stock, respectively, (ii) holders of GNOG common stock will become holders of New DraftKings Class A common stock, and (iii) LHGN Interestholder will become a holder of New DraftKings Class A common stock. DraftKings’ business differs from that of GNOG, and accordingly the results of operations of New DraftKings will be affected by factors different from those currently affecting the results of operations of GNOG and DraftKings when operated as independent businesses. For a discussion of the business of DraftKings and of certain material risk factors to consider in connection therewith, please read the documents incorporated by reference into this joint information statement/prospectus and referred to under the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus. For a discussion of the business of GNOG and of certain material risk factors to consider in connection therewith, please read the risk factors included under the subsection entitled “Risks Relating to GNOG’s Business” above.
The market price for shares of New DraftKings Class A common stock may decline as a result of the Transactions, including the mergers, and as a result of some New DraftKings stockholders adjusting their portfolios.
Following the completion of the Transactions, including the mergers, the market price of New DraftKings Class A common stock may decline if, among other things, the operating synergy estimates in connection with the integration of DraftKings’ and GNOG’s businesses are not realized, if the transaction costs related to the Transactions, including the mergers, are greater than expected, or if the commercial arrangements contemplated by the master commercial agreement do not achieve the expected benefits. The market price also may decline if New DraftKings does not achieve the perceived benefits of the Transactions, including the mergers, as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Transactions, including the mergers, on New DraftKings’ financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.
In addition, sales of New DraftKings common stock or warrants for New DraftKings common stock by securityholders of New DraftKings after the completion of the Transactions, including the mergers, may cause the market price of New DraftKings Class A common stock to decrease.
Based on the number of shares of DraftKings common stock, shares of GNOG common stock and interests of LHGN Holdco outstanding as of December 6, 2021, which was the latest practicable date before the printing of this joint information statement/prospectus, approximately 436,554,619 shares of New DraftKings Class A common stock and 393,013,951 shares of New DraftKings Class B Common stock are expected to be issued and outstanding following the completion of the Transactions, including the mergers. Certain DraftKings stockholders and GNOG stockholders may decide not to hold the shares of New DraftKings common stock that they receive in the Transactions, including the mergers. However, certain parties, including Mr. Fertitta, LHGN Interestholder and certain of their affiliates, have agreed not to, directly or indirectly sell, convey, assign, transfer, exchange, pledge, hypothecate or otherwise encumber or dispose of any shares of New DraftKings common stock received in the Transactions for a period of one year from the closing of the Transactions. Other New DraftKings stockholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of New DraftKings

Class A common stock that they receive in the mergers. Such sales of New DraftKings Class A common stock could have the effect of depressing the market price for New DraftKings Class A common stock and may take place promptly following the completion of the Transactions, including the mergers.
Any of these events may make it more difficult for New DraftKings to sell equity or equity-related securities, dilute your ownership interest in New DraftKings and/or have an adverse impact on the market price of New DraftKings Class A common stock.
The synergies attributable to the mergers may vary from expectations, which may negatively affect the market price of shares of New DraftKings Class A common stock.
DraftKings currently expects that the Transactions, including the mergers, will result in a number of benefits and synergies, including, but not limited to, operating synergies and stronger fundamental demand for New DraftKings’ products and services, and that the mergers will be accretive to New DraftKings’ earnings. These expectations are based on current estimates that may materially change. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. In addition, future events and conditions, including, but not limited to, adverse changes in market conditions, regulatory framework, additional transaction and integration-related costs and other factors such as the failure to realize some or all of the anticipated benefits of the Transactions, including the mergers, could decrease or delay the accretion that is currently anticipated or could result in dilution. Any dilution of, decrease in, or delay of any accretion to the New DraftKings’ earnings per share could cause the price of shares of New DraftKings Class A common stock to decline or grow at a reduced rate.
The charter will be identical to the current articles of incorporation of DraftKings, which designate the Eighth Judicial District Court of Clark County, Nevada as the exclusive forum for certain types of actions and proceedings that may be initiated by New DraftKings’ stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with New DraftKings or its directors, officers, employees or agents.
The charter will require that, to the fullest extent permitted by law, and unless New DraftKings otherwise consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada (or if the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction, any other state district court located in the State of Nevada, and if no state district court in the State of Nevada has jurisdiction, any federal court located in the State of Nevada), will be the exclusive forum for each of the following:
•
any action or proceeding brought in the name or right of New DraftKings or on its behalf;

•
any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of New DraftKings to New DraftKings or to its stockholders;

•
any action asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A, the charter or the bylaws;

•
any action to interpret, apply, enforce or determine the validity of the charter or the bylaws; or

•
any action asserting a claim governed by the internal affairs doctrine.

The exclusive forum provision will provide federal courts located in the State of Nevada as the forum for claims to the extent that any such claim may be based upon federal law claims, Section 27 of the Exchange Act or the rules and regulations promulgated under the Exchange Act establishing jurisdiction with the federal courts over all suits brought to enforce any duty of liability created by the Exchange Act.

INFORMATION ABOUT DRAFTKINGS, NEW DRAFTKINGS, DRAFTKINGS MERGER SUB AND GNOG MERGER SUB
DraftKings Inc.
DraftKings is a digital sports entertainment and gaming company. DraftKings provides users with daily fantasy sports, sports betting and iGaming opportunities, as well as media and other online consumer product offerings, and is also involved in the design and development of sports betting and casino gaming platform software for online and retail sportsbook and casino gaming products.
DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. DraftKings accomplishes this by creating an environment where its users can find enjoyment and fulfillment through daily fantasy sports contests, sports betting and iGaming.
DraftKings seeks to innovate and to constantly improve its games and product offerings. Its focus is on creating unique and exciting experiences for its users. DraftKings is also highly focused on its responsibility as a steward of this new era in real-money gaming. DraftKings’ ethics guide every decision it makes, both with respect to the tradition and integrity of sports and in its investments in regulatory compliance and consumer protections.
DraftKings Class A common stock is currently listed on the Nasdaq under the symbol “DKNG.” DraftKings’ principal executive offices are located at 222 Berkeley Street, 5th Floor, Boston, Massachusetts 02116. DraftKings’ telephone number is (617) 986-6744, and its website address is www.draftkings.com. Information contained on DraftKings’ website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this joint information statement/prospectus or the registration statement of which it forms a part.
New Duke Holdco, Inc.
New DraftKings is a Nevada corporation and a direct, wholly-owned subsidiary of DraftKings New DraftKings was incorporated on August 6, 2021, solely for the purpose of effecting the mergers and, immediately after the mergers, New DraftKings will be renamed “DraftKings Inc.”
Pursuant to the merger agreement, (1) DraftKings Merger Sub will merge with and into DraftKings, and (2) GNOG Merger Sub will merge with and into GNOG. As a result of the mergers, DraftKings and GNOG will survive and become wholly-owned subsidiaries of New DraftKings. New DraftKings will become a publicly traded corporation, and former DraftKings stockholders and former GNOG stockholders will own stock in New DraftKings.
New DraftKings has not conducted any business operations other than that which is incidental to its formation and in connection with the Transactions. New DraftKings’ principal executive offices are located at 222 Berkeley Street, 5th Floor, Boston, Massachusetts 02116.
Duke Merger Sub, Inc.
DraftKings Merger Sub is a Nevada corporation and a direct, wholly-owned subsidiary of New DraftKings. DraftKings Merger Sub was incorporated on August 6, 2021, solely for the purpose of effecting the DraftKings merger. As a result of the DraftKings merger, DraftKings Merger Sub will merge with and into DraftKings, with DraftKings surviving and becoming a wholly-owned subsidiary of New DraftKings.
DraftKings Merger Sub has not conducted any business operations other than that which is incidental to its formation and in connection with the Transactions. DraftKings Merger Sub’s principal executive offices are located at 222 Berkeley Street, 5th Floor, Boston, Massachusetts 02116.
Gulf Merger Sub, Inc.
GNOG Merger Sub is a Delaware corporation and a direct, wholly-owned subsidiary of New DraftKings. GNOG Merger Sub was incorporated on August 6, 2021, solely for the purpose of effecting the GNOG merger. GNOG Merger Sub will merge with and into GNOG and, as a result, GNOG will become a wholly-owned subsidiary of New DraftKings.
GNOG Merger Sub has not conducted any business operations other than that which is incidental to its formation and in connection with the Transactions. GNOG Merger Sub’s principal executive offices are located at 222 Berkeley Street, 5th Floor, Boston, Massachusetts 02116.

INFORMATION ABOUT GNOG
Description of GNOG’s Business
Overview
GNOG is an online gaming, or iGaming, and digital sports entertainment company focused on providing its customers with the most enjoyable, realistic and exciting online gaming experience in the market. GNOG currently operates in New Jersey, Michigan and West Virginia, where it offers patrons the ability to play their favorite casino games and bet on live-action sports events, and in Virginia, where it currently offers online sports betting only. GNOG’s desire to innovate, improve and offer the most realistic online gaming platform drives its employees and defines its business, as it pursues its vision to be the leading destination for online gaming players with a modern mindset.
GNOG was one of the first online gaming operators to enter the New Jersey market in 2013, was also one of the first online gaming operators to enter the Michigan market on January 22, 2021, and has recently entered the West Virginia market on September 22, 2021 and the Virginia market (offering online sports betting only) on September 29, 2021. As an affiliate of the Golden Nugget/Landry’s family of companies, which we refer to as “GNL”, GNOG aspires to live up to the reputation of the Golden Nugget brand, a storied brand in the gaming industry, by providing customers with an online gaming experience consistent with Golden Nugget’s land-based casinos. GNOG’s technology is designed to create superior online betting experiences for the avid casino and sports bettor. GNOG’s goals have been shaped with these players in mind, both in who he or she is today and who GNOG anticipates he or she will become as the gaming industry evolves. The vision of the Golden Nugget brand underpins GNOG’s position as a market leader and innovator in today’s rapidly expanding online gaming industry.
GNOG believes that it is well-positioned for continued growth with the support of the Golden Nugget brand and its seasoned management team, together with its commitment to innovation. GNOG believes that this enviable combination of expertise, brand recognition and infrastructure will not only support its continued success in the New Jersey, Michigan and West Virginia markets, but also allow GNOG to capture market share in other key online gaming states in the future. GNOG recently entered the Virginia (in respect of online sports betting only), West Virginia and Michigan markets, and is currently targeting Pennsylvania and Illinois as states in which it plans to enter in the near future, subject to regulatory approvals, with Colorado, Iowa, Louisiana, and Arizona expected to follow in 2022, subject to regulatory approvals.
GNOG has experienced tremendous growth since it began operations. According to information published by the DGE, as of December 31, 2020, GNOG’s market share in the New Jersey online gaming market was 11%. GNOG’s gross gaming revenues, which we refer to as “GGR”, have grown from $9.6 million in 2014 to $60.9 million in 2019, and $101.9 million in 2020. In addition, GNOG has steadily grown its average monthly net casino revenue per depositing user from $467 in 2014 to $566 in 2019, and $631 in 2020. GNOG’s GGR is defined as the sum of all customer wagers (including the amount of all promotional credits wagered by such customers), minus all winnings paid to such customers on such wagers. For purposes of calculating its GGR, GNOG includes only settled wagers, and excludes all pending online casino or online sports bets which have not yet settled (e.g., sports bets on sports events that have not concluded as of the date of determination of GGR).
GNOG’s Class A common stock is currently listed on the Nasdaq under the symbol “GNOG.” GNOG’s principal executive offices are located at 1510 West Loop South, Houston, Texas 77027. GNOG’s telephone number is (713) 850-1010, and its website address is http://www.gnoginc.com. Information contained on GNOG’s website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this joint information statement/prospectus or the registration statement of which it forms a part.
Corporate History
GNOG (formerly known as Landcadia Holdings II, Inc., which we refer to as “Landcadia II”, prior to the completion of the Landcadia Transaction) was originally incorporated as CAPS Holdings LLC, a Delaware limited liability company on August 11, 2015 and converted into a Delaware corporation on

February 4, 2019 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. On May 9, 2019, Landcadia II completed an initial public offering, after which its securities began trading on the Nasdaq.
On December 29, 2020, GNOG completed the Landcadia Transaction. The Landcadia Transaction was completed pursuant to the purchase agreement, dated June 28, 2020 (as amended on September 17, 2020 and December 20, 2020) by and among GNOG, LHGN Holdco, LHGN Interestholder, GNOG Holdco and GNOG LLC. Following the closing of the Landcadia Transaction, GNOG changed its name from “Landcadia Holdings II, Inc.” to “Golden Nugget Online Gaming, Inc.”
GNOG operates as an umbrella partnership C-corporation, which we refer to as an “Up-C”, meaning that substantially all of its assets are held indirectly through GNOG LLC, its indirect subsidiary, and its business is conducted through GNOG LLC.
GNOG LLC was incorporated in New Jersey in February 2011 under the name Landry’s A/C Gaming, Inc., which was subsequently changed to Landry’s Finance Acquisition Co. in November 2011 and ultimately Golden Nugget Online Gaming, Inc. on May 6, 2020, and which converted into a limited liability company by merging with and into GNOG LLC in December 2020 in connection with the Landcadia Transaction.
Industry
Background /Market Opportunity
GNOG is focused on becoming a leader in U.S. iGaming, which is a fast-growing part of the larger U.S. gaming industry. iGaming includes all online casino games played on a computer or mobile device such as slots, video poker, electronic table games and live dealer table games, but does not include online sports betting. The iGaming market includes both “Pure Casino” players who sign up for the primary purpose of playing online casino games, such as slots or table games, as well as sports betting players who also want to play casino games.
During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus, which we refer to as “COVID-19”. The current COVID-19 pandemic has served as a catalyst to accelerate growth in the U.S. iGaming industry as many people are spending more time at home. The pandemic has changed the way people work and live, with increased use and dependence on technology and a need for at-home entertainment options. The number of people engaging in iGaming has increased significantly as a result of these changes, some of which are currently expected to continue for an indefinite period of time or may become permanent. According to the DGE, the iGaming market in New Jersey has grown significantly, from approximately $221 million in total iGaming revenues in 2017 to approximately $462 million in 2019, and to approximately $931.5 million in 2020, representing a 101.7% increase over the same period in 2019.
GNOG has operated real money iGaming and/or online sports betting within New Jersey since 2013, Michigan since January 2021 and West Virginia since September 2021, and GNOG has operated online sports betting within Virginia since September 2021. GNOG is also contracted to manage certain third parties that are also authorized to operate real money iGaming in New Jersey, for which GNOG receives royalties and cost reimbursement. Today, iGaming is legal in New Jersey, Pennsylvania, Delaware, Michigan, Connecticut and West Virginia, and online sports betting is legal in 21 states and the District of Columbia. In addition, legislation to legalize iGaming and/or online sports betting is pending in several states. GNOG anticipates that legalization of iGaming and online sports betting will expand across the U.S. as states understand and appreciate the revenue potential.
Over the last few years, iGaming revenue as a percentage of land-based gaming revenue has grown. For example, based on data released by the DGE, between 2016 and 2019, iGaming revenue grew from 7% to 17% of land-based gaming revenue in New Jersey. For 2020, iGaming revenue in New Jersey represented 62% of land-based gaming revenue, according to data published by the DGE. On March 16, 2020, all Atlantic City land-based casinos were required to close because of the governmental response to the COVD-19 pandemic. In January, February and March 2020, iGaming revenues represented 27.7%, 23.0% and 75.8%

of Atlantic City land-based casino gaming revenues, respectively. During April, May and June 2020, Atlantic City land-based casino gaming generated no revenue. Atlantic City casinos reopened on July 2, 2020, resulting in the percentage of iGaming revenues compared to Atlantic City land-based casino gaming revenues decreasing to 65.6% for the month of December 2020. The increase in iGaming revenues in 2020 is attributable, in part, to the temporary closure of Atlantic City casinos, leading traditional casino players to utilize online gaming. Nonetheless, GNOG believes the COVID-19 pandemic has accelerated the growth trend in iGaming. GNOG’s management estimates that, on a run-rate basis, the iGaming market in the U.S. over time will achieve 30% penetration versus the land-based market.
GNOG’s Competitive Strengths
GNOG’s competitive strengths include:
•
The strength of the Golden Nugget brand;

•
iGaming focus targeting high value customers;

•
Profitable customer acquisition;

•
Market-leading innovation and content;

•
Continued support from Golden Nugget;

•
Seasoned management team of industry experts;

•
Best-in-class customer support; and

•
Proven operator with industry recognition.

Strength of the Golden Nugget Brand
One of the unique features that has contributed to GNOG’s success is its affiliation with GNL and Mr. Fertitta, GNL’s chairman and chief executive officer and GNOG’s chief executive officer and chairman of the GNOG Board. GNL is a household name in the U.S., with a diversified restaurant, hospitality, entertainment and gaming portfolio. The Golden Nugget name is a well-known and storied brand in the gaming industry. Celebrated since opening as a gambling hall in Las Vegas in 1946, Golden Nugget is associated with gaming and high-quality service at an attractive value. Golden Nugget maintains a geographically diverse portfolio of five land-based casinos: Golden Nugget Las Vegas, Nevada; Golden Nugget Laughlin, Nevada; Golden Nugget Lake Charles, Louisiana; Golden Nugget Biloxi, Mississippi; and Golden Nugget Atlantic City, New Jersey. The Golden Nugget casino properties offer popular slot machines and table games as well as a wide selection of amenities.
As the online gaming affiliate of Golden Nugget Atlantic City, LLC, a New Jersey limited liability company and an indirect, wholly-owned subsidiary of FEI, which we refer to as “GNAC”, GNOG has taken the best aspects of its legacy brand and modified them to attract today’s online gaming customer.
Mr. Fertitta is an internationally recognized businessman with a significant media presence throughout the U.S. According to CNBC, Mr. Fertitta’s TV show, “Billion Dollar Buyer,” was the network’s “most watched premiere hour ever” in 2016 and has aired three successful seasons. In addition, he is a New York Times Best-Selling author with his book “Shut Up and Listen,” which outlines his business philosophies. In addition to GNL, Mr. Fertitta is the sole owner of the NBA’s Houston Rockets. GNOG’s brand has been significantly enhanced through Mr. Fertitta’s promotion and support of GNOG.
iGaming Focus Targeting High Value Customers
As one of the only true iGaming-focused online gaming companies, GNOG believes that it is well positioned to continue to acquire the highest value customers in the iGaming market. While GNOG offers both iGaming and online sports betting, its management believes the combination of higher lifetime player value, which we refer to as “LTV”, and player demographics of iGaming players creates a superior value proposition for iGaming. As a result, GNOG intends to focus its efforts on acquiring high value iGaming players. Nevertheless, GNOG believes that offering online sports betting increases its competitive advantage because many online sports betting players also choose to play casino games.

A key to GNOG’s success is its superior ability to acquire and retain the highest value iGaming players, resulting in higher engagement as measured by LTV. GNOG believes that the average iGaming player plays longer, reinvests his or her winnings more quickly and has a higher disposable income, all of which contributes to a higher total engagement per active month than land-based casino players and online sports bettors. As of December 31, 2020, GNOG’s five-year gross LTV in gross gaming revenue was approximately $7,671, which it believes is greater than that of its competitors. In addition, GNOG has steadily grown its average monthly net casino revenue per depositing user from $467 in 2014 to $566 in 2019, and $631 in 2020.
Player demographics for GNOG’s iGaming players are relatively split between gender, with around 55% of customers being male and 45% being female. In contrast, approximately 95% of its online sports bettors are male. Similarly, GNOG’s average iGaming player is between 40 and 45 years old, whereas GNOG’s online sports player tends to be between 30 and 35 years old.
Profitable Customer Acquisition
Another component of GNOG’s success is its ability to attract new high value customers through GNL’s customer database. Landry’s Select Club, a restaurant loyalty program implemented in 2009 by GNL, had over 3 million members as of December 31, 2020, and prior to the outbreak of COVID-19, was adding more than 5,500 members per week. Approximately 18% of GNL’s restaurant sales are associated with Landry’s Select Club transactions. The Golden Nugget 24k Select Club, a loyalty program for Golden Nugget casino customers, had over 3.9 million members as of December 31, 2020, and prior to the outbreak of COVID-19, was adding over 7,000 new members per week on average since July 2019. In 2019, approximately 80% of rated play revenue at Golden Nugget casinos was associated with 24k members. GNOG’s management believes that access to this database is an advantage in promoting its products to new customers and will accelerate its growth into new jurisdictions as the legalization of online gaming spreads across the U.S.
In addition to using the GNL databases, GNOG targets its marketing efforts through high-quality traffic sources including TV advertising, targeted digital spend, and extensive relationships with leading affiliates in the U.S. market to increase its customer base. As is typical in high-growth industries, GNOG believes most companies in the online gaming industry to date have allocated a disproportionate amount of their capital to marketing and advertising to build a customer database in the hopes of capturing market share. In contrast, GNOG has been able to keep customer acquisition costs relatively low as a percentage of its revenue while achieving significant growth. GNOG estimates that it typically earns a break-even return on investment, or ROI, on new players by month five, earns an approximate 2.2x ROI on such new players by year one, and an approximate 8.0x ROI on such new players by year five, in each case where ROI is calculated as cumulative GGR divided by advertising spend.
Market-Leading Innovation and Content
GNOG offers customers a superior platform for iGaming with what GNOG believes to be a best-in-class iGaming content mix, combined with continued innovation and new product offerings. As of September 30, 2021, GNOG offered over 900 iGaming game titles. GNOG believes that its ability to offer a wider array of iGaming products effectively reduces its customer acquisition costs and player churn by providing a superior product offering as compared to its competitors.
GNOG believes that its commitment to innovation is demonstrated by consistently being first-to-market with the latest iGaming offerings:
•
Live Dealer Studio.   GNOG was the first company to launch a live dealer studio in the United States. The live dealer studio provides a more realistic environment for customers through interactions with a live dealer and fellow players, which GNOG’s management believes has been a significant factor in convincing casino players to use iGaming. Because of the success of the live dealer studio, GNOG has 18 tables in its live dealer studio as of December 31, 2020, increased from four tables when GNOG first offered this product in 2016.

•
Golden Nugget Branded Video Slot Games.   GNOG believes that it was also the first to offer a branded video slot game online, the “Golden Nugget Video Slot,” which gives players the experience of being in one of Golden Nugget’s land-based casinos.

•
New Games.   GNOG has been successful in introducing new game categories to its customers, such as Steppers and Megaways.

GNOG is well positioned to maintain its status as an online gaming innovator through its strategic partnerships with the top gaming equipment suppliers in the industry, including Scientific Games Digital, which we refer to as “SGD”. GNOG has a multi-year, multi-state, multi-product, multi-channel agreement with SGD for iGaming and online sports betting, whereby SGD provides GNOG with its core platform (Player Account Management, Wallet, Bonusing Tools), online casino platform (Open Gaming System), online casino games and its online sports betting platform and sports managed trading services through June 30, 2024 in New Jersey, and will provide such platforms and services in the future for terms of generally three or four years following specified milestone events such as the initial deployment of GNOG's software in a state, or of any additional vertical in Pennsylvania or certain other states. This and other partnerships have enabled GNOG to launch 20 exclusive games in 2020 with 36 more games that have been released to date in 2021.
Continued Support from GNL
GNOG receives significant support from GNL through several contractual arrangements described below. Set forth below is a summary of the terms of these contractual arrangements.
Trademark License Agreement
On December 29, 2020, in connection with the closing of the Landcadia Transaction, GNOG LLC, Golden Nugget and GNLV entered into the trademark license agreement, pursuant to which GNLV granted to GNOG LLC an exclusive license to use certain “Golden Nugget” trademarks (and other trademarks related to GNOG LLC’s business) in connection with operating online real money casino gambling and sports betting in the U.S. and any of its territories, subject to certain restrictions, in exchange for a royalty payment. Golden Nugget and GNLV are subsidiaries of FEI. Pursuant to the terms of the merger agreement, prior to and as a condition to the completion of the mergers, GNOG, Golden Nugget and GNLV will enter into an amendment to the trademark license agreement. For further information, please read the section entitled “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 152 of this joint information statement/prospectus.
A&R Online Gaming Operations Agreement with GNAC
Pursuant to an amended and restated online gaming operations agreement, which we refer to as the “online gaming operations agreement”, GNAC granted GNOG LLC the right to host, manage, control, operate, support and administer, under GNAC’s land-based casino operating licenses, the “Golden Nugget”-branded online gaming business, the live dealer studio in New Jersey and the third-party operators. Under the online gaming operations agreement, GNOG LLC is responsible for managing, administering and operating its online gaming business and providing services to GNAC in connection with the management and administration of certain platform agreements and GNAC is required to provide certain operational and infrastructure services to GNOG LLC in connection with its New Jersey operations. In addition to the royalty payable pursuant to the trademark license agreement, under the online gaming operations agreement GNOG LLC is also obligated to reimburse GNAC for certain expenses incurred by GNAC in connection with the New Jersey online gaming business, such as New Jersey licensing costs, regulatory fees, certain gaming taxes and other expenses incurred by GNAC directly in connection with GNOG LLC’s operations in New Jersey. The online gaming operations agreement has a term of five years commencing from April 2020 and is renewable by GNOG LLC for an additional five-year term. The online gaming operations agreement also provides for, among other things, (a) minimum performance standards under which GNOG LLC is required to operate the “Golden Nugget”-branded online gaming business, and (b) an arm’s length risk allocation framework (including with respect to insurance and indemnification obligations). The online gaming operations agreement, as modified by the master commercial agreement, is expected to remain in effect following the completion of the Transactions, including the mergers.
Leases
GNOG LLC leases a portion of the space within the Golden Nugget Atlantic City Hotel & Casino located at 600 Huron Ave, Atlantic City, NJ 08401 from GNAC, for the operation of an online live casino table gaming studio from which live broadcasted casino games are offered to online gaming customers. The lease has a five-year term from April 27, 2020, plus one five-year renewal period. This lease is expected to remain in effect following the completion of the Transactions, including the mergers.
In connection with the completion of the Landcadia Transaction, GNOG LLC entered into office leases with GNAC and Golden Nugget (or their respective affiliates). These office leases provide for annual rent payments of $88,128 for the office space leased in Houston, Texas and $24,252 for the office space leased in Atlantic City, New Jersey, subject to an increase of 10% for any renewal term and market rent increases in the event that GNOG LLC requires the use of additional office space during the term thereof. However, any amounts actually paid by GNOG LLC under the trademark license agreement and the online gaming operations agreement will be credited against GNOG LLC’s rent obligations under these office leases. Consequently, GNOG LLC paid no rent payments pursuant to these leases during 2021. Each such office lease has a term of five years. In connection with any renewal of the term of the online gaming operations agreement, GNOG LLC has an option to renew each office lease for the lesser of (i) five years or (ii) the length of the renewed term of the online gaming operations agreement. Each office lease may be terminated by GNOG LLC or the respective landlord upon six months’ notice. These office leases are expected to remain in effect following the completion of the Transactions, including the mergers.
Services Agreement
In connection with the Landcadia Transaction, GNOG LLC entered into the services agreement with Golden Nugget to provide for the performance of certain services. Pursuant to the services agreement, GNAC and Golden Nugget have agreed to provide certain services and facilities, including payroll, accounting, financial planning and other agreed upon services, to GNOG LLC from time to time and GNOG LLC has agreed to provide continued management, consulting and administrative services to Golden Nugget’s applicable subsidiary in connection with retail sports betting conducted in such subsidiary’s brick-and-mortar casino. Under the services agreement, each party is responsible for its own expenses and the employer of any shared employee is responsible for such shared employee’s total compensation. The services agreement is expected to be terminated in connection with the completion of the Transactions, including the mergers. However, certain services are expected to continue on a transitional basis pursuant to a transition services agreement to be entered into in connection with the completion of the Transactions, including the mergers.
Agreement with Danville Development
On November 18, 2020, GNOG LLC entered into a definitive agreement with Danville Development, LLC, which we refer to as “Danville Development”, for market access to the State of Illinois. Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget and an affiliate of GNOG LLC, formed to build a new “Golden Nugget”-branded casino in Danville, Illinois, pending obtaining all regulatory approvals. GN Danville, LLC will own a 25% equity interest in Danville Development and has an option to purchase the other equity interests in the future at a price to be determined pursuant to the definitive agreement. The definitive agreement has a term of 20 years and requires GNOG LLC to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, under the definitive agreement, GNOG LLC holds the exclusive right to offer online sports betting and, if permitted by law in the future, online casino wagering. GNOG LLC has committed that it will cause a mezzanine loan in the amount of $30.0 million to be provided to Danville Development, for the development and construction of the casino, which will indirectly benefit GN Danville, LLC. This mezzanine loan is currently expected to be fully funded in the first quarter of 2022.
Seasoned Management Team of Industry Experts
GNOG is led by a seasoned management team of industry experts that enable the company to continue to achieve success in the online gaming space. Mr. Fertitta, GNOG’s chief executive officer and chairman of the GNOG Board, has established himself as one of the preeminent businessmen in the United States regardless of industry focus. Mr. Fertitta has an extensive track record in the consumer, hospitality and gaming sectors with over 30 years of experience. Mr. Winter, GNOG’s president, is a gaming industry veteran and has served as senior vice-president and general manager of the online gaming division of Landry’s LLC for seven years. Prior to Landry’s LLC, Mr. Winter served as chief executive officer of Betclic, a major European online sports betting and gaming operator, which merged with Expekt.com.
Best-In-Class Customer Support
GNOG strives to provide its patrons with a best-in-class customer support network and unparalleled service. GNOG believes that this commitment to excellent customer service has enabled GNOG to retain more of its acquired players by offering users the live support needed to facilitate an enjoyable online gaming experience. GNOG’s customer service representatives, who are available via phone, live chat, email and help center 24 hours a day, seven days a week, have an average of three years of experience in the online gaming industry, providing users with a knowledgeable network of professionals to facilitate connectivity with GNOG’s interface, answer questions and improve user play. GNOG’s commitment to its customers has resulted in superb customer support reviews.
Based on a survey of over 27,000 customers, GNOG earned a customer satisfaction rate of 96% in 2019. Based on its bi-weekly statistics that GNOG reported to the DGE, in 2019 GNOG’s inbound answer rate for customer calls was 95%, meaning that 95% of customer calls were answered by a live customer support agent before going to voicemail.
Proven Operator with Industry Recognition
Since GNOG’s inception, GNOG has consistently been recognized as one of the best online gaming operators in the United States. GNOG has received the following awards:
•
eGaming Review, which we refer to as “EGR”, North America’s Operator of the Year award in 2017, 2018, 2019 and 2020;

•
EGR North America’s Casino Operator of the Year award in 2017, 2018 and 2019;

•
EGR North America’s Acquisition Strategy award in 2017, 2018 and 2019;

•
EGR North America’s Marketing Campaign of the year 2021;

•
EGR North America’s Best New Game award in 2019;

•
EGR North America’s Mobile Operator of the Year award in 2020 and 2021; and

•
iGaming North America’s Operator of the Year award in 2015, 2016 and 2017.

While GNOG does not benchmark its success on industry awards and recognition, GNOG believes these awards help to demonstrate its established cutting-edge, online gaming platform.
Short-Term Growth Plan and Opportunities
GNOG commenced iGaming and online sports betting operations in Michigan in January 2021 and West Virginia in September 2021, and GNOG commenced online sports betting operations in Virginia in September 2021.
Michigan
GNOG began offering iGaming and online sports betting in Michigan in January 2021 through an arrangement with a licensed tribal casino. According to the Michigan Lawful Internet Gaming Act, as of December 31, 2020, Michigan has authorized up to 15 licenses for iGaming (three commercial land-based casinos and 12 tribes), and the applicable Michigan law allows for only one iGaming operating brand per licensee.
On June 17, 2020, GNOG LLC entered into a market access agreement with Keweenaw Bay Indian Community, a federally recognized Indian Tribe, which we refer to as “KBIC”, pursuant to which KBIC agreed to grant it the right to operate a “Golden Nugget”-branded online casino (including, at its discretion, online poker) and online sportsbook in the State of Michigan under KBIC’s casino license held in connection with KBIC’s ownership of the Ojibwa Casinos located in Baraga, Michigan and Marquette,

Michigan. The initial term of the agreement with KBIC is 15 years with an optional 10-year renewal period. On December 8, 2020, GNOG was issued a Provisional I-Gaming & Internet Sports Betting Supplier License. On October 12, 2021, the Michigan Gaming Board approved the issuance of an I-Gaming & Internet Sports Betting Supplier License to GNOG.
West Virginia
GNOG launched iGaming and online sports betting operations in West Virginia in September 2021. Online sports betting was legalized in West Virginia in March 2018 and iGaming was legalized in March 2019. According to the West Virginia Lottery Interactive Wagering Act and the West Virginia Lottery Sports Wagering Act, as of December 31, 2020, West Virginia has authorized up to five statewide licenses for online sports betting and iGaming each, and the applicable West Virginia laws allow for three brands per licensee.
On November 20, 2020, GNOG LLC entered into a market access agreement with Greenbrier Hotel Corporation, which gives GNOG the right to offer online sports betting and iGaming in West Virginia. The term of the agreement with Greenbrier Hotel Corporation is for 10 years and allows GNOG LLC to use the “Golden Nugget” brand. As part of such agreement, GNOG LLC pays a percentage of its online net gaming revenue, subject to making minimum royalty payments to Greenbrier Hotel Corporation over the term.
Virginia
GNOG launched online sports betting operations in September 2021 and is pursuing iGaming, if and when legalized, in Virginia. For its operations in Virginia, LHGN Holdco has partnered with the Virginia Sports Technology Group, LLC, who have retained an equity interest in Golden Nugget Online Gaming VA, LLC, to operate online sports betting in Virginia. Golden Nugget Online VA, LLC, was granted an untethered temporary sports betting permit by the Virginia Lottery. Sports betting in Virginia was legalized in April 2020, initially authorizing a minimum of four untethered sports betting licenses and a maximum of 12 under a single brand, not including professional sports teams who may also be eligible; the same bill also authorized five new retail casinos, each of which will be able to authorize a skin.
Intellectual Property
GNOG does not currently own any registered intellectual property. GNOG’s intellectual property portfolio consists substantially of licensed intellectual property, including the “GOLDEN NUGGET” trademarks licensed pursuant to the trademark license agreement with Golden Nugget and GNLV, each of which are subsidiaries of FEI.
Pursuant to the trademark license agreement, GNLV granted GNOG LLC an exclusive license to use certain “GOLDEN NUGGET” trademarks (and other trademarks related to its business) and domain names, including goldennuggetcasino.com, solely in connection with online real money casino gambling and sports betting in the U.S. and any of its territories. Pursuant to the terms of the merger agreement, prior to and as a condition to the completion of the mergers, GNOG, Golden Nugget and GNLV will enter into an amendment to the trademark license agreement. For further information, please read the section entitled “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 152 of this joint information statement/prospectus.
In addition to the intellectual property licensed by GNOG LLC under the trademark license agreement, GNOG licenses certain third-party intellectual property (such as GNOG’s platform and/or games) under licenses and service agreements with those third parties to operate its online real money casino gambling and sports betting business, including through agreements with gaming content creators and service providers. Although GNOG believes the licenses under the trademark license agreement and these third-party agreements are sufficient for the operation of GNOG’s business, these licenses limit the use of the licensed intellectual property in specific manners and for specific time periods and GNOG relies entirely on such rights granted by third parties or affiliates to operate its business. GNOG may also rely in part on the counterparties to the trademark license agreement and such other third-party agreements to appropriately register, protect and defend the licensed intellectual property.

Companies in the gaming, sports betting, casino, technology and other industries may own large numbers of patents, copyrights, trade secrets, and trademarks and may frequently request license agreements, threaten litigation or file suit against GNOG based on allegations of infringement, misappropriation, or other violations of intellectual property rights. From time to time, GNOG may face allegations by third parties, including GNOG’s competitors and non-practicing entities, that GNOG has infringed, misappropriated, or otherwise violated their trademarks, copyrights, trade secrets, patents and other intellectual property rights. As GNOG’s business grows, GNOG will likely face more claims of infringement.
Government Regulation
GNOG is subject to various U.S. and foreign laws and regulations that affect its ability to operate in the iGaming and sports betting industries. These industries are generally subject to extensive and evolving regulations that could change based on political and social norms and that could be interpreted in ways that could negatively impact its business.
The gaming industry, which includes iGaming and sports betting, is heavily regulated and in order to continue its operations GNOG must maintain licenses and pay gaming taxes or a percentage of revenue in each jurisdiction in which GNOG operates. GNOG’s business is subject to extensive regulation under the laws, rules and regulations of the jurisdictions in which GNOG operates. These laws, rules and regulations generally concern the responsibility, financial stability, integrity and character of the owners, managers and persons with material financial interests in gaming operations, along with the integrity and security of GNOG’s iGaming and sports betting offerings. Violations of laws or regulations in one jurisdiction could result in disciplinary action in that and other jurisdictions.
Gaming laws are generally based upon declarations of public policy designed to protect gaming consumers and the viability and integrity of the gaming industry. Gaming laws also may be designed to protect and maximize state and local tax revenues, as well as to enhance economic development and tourism. To accomplish these public policy goals, gaming laws establish stringent procedures to ensure that participants in the gaming industry meet certain standards of character and responsibility. Among other things, gaming laws require gaming industry participants to:
•
ensure that unsuitable individuals and organizations have no role in gaming operations;

•
establish procedures designed to prevent cheating and fraudulent practices;

•
establish and maintain anti-money laundering practices and procedures;

•
establish and maintain responsible accounting practices and procedures;

•
maintain effective controls over their financial practices, including establishing minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues;

•
maintain systems for reliable record keeping;

•
file periodic reports with gaming regulators;

•
establish programs to promote responsible gaming; and

•
enforce minimum age requirements.

Typically, a state regulatory environment is established by statute and underlying regulations and is administered by one or more regulatory agencies (typically a gaming commission or state lottery) who regulate the affairs of owners, managers and persons with financial interests in gaming operations. Among other things, gaming authorities in the various jurisdictions in which GNOG conducts or intends to conduct its business:
•
adopt rules and regulations under the applicable implementing statutes;

•
interpret and enforce gaming laws and regulations;

•
impose fines and penalties for violations;

•
review the character and fitness of participants in gaming operations and make determinations regarding their suitability or qualification for licensure;

•
grant licenses for participation in gaming operations;

•
collect and review reports and information submitted by participants in gaming operations;

•
review and approve certain transactions, which may include acquisitions or change-of-control transactions of gaming industry participants and securities offerings and debt transactions in which such participants engage; and

•
establish and collect fees and taxes in jurisdictions where applicable.

While GNOG believes that it is in compliance in all material respects with all applicable iGaming and sports betting laws, licenses and regulatory requirements, GNOG cannot assure that its activities or the activities of its users will not become the subject of any regulatory or law enforcement investigation, proceeding or other governmental action or that any such proceeding or action, as the case may be, would not have a material adverse impact on GNOG or its business, financial condition or results of operations.
Licensing and Suitability Determinations
In order to operate in certain jurisdictions, GNOG must obtain either a temporary or permanent license or determination of suitability from the responsible authorities. GNOG seeks to ensure that it obtains all necessary licenses to develop and put forth its offerings in the jurisdictions in which GNOG operates and where GNOG’s users are located.
Gaming laws require GNOG, and often each of its holding and intermediary companies as well as subsidiaries, certain of its directors, officers and employees, and in some cases, certain of GNOG’s shareholders, to obtain licenses from, or found suitable by, gaming authorities. Licenses and suitability findings require a determination that the applicant is qualified. Where not mandated by statute, rule or regulation, gaming authorities typically have broad discretion in determining who must apply for a license or finding of suitability and whether an applicant qualifies for licensing or should be deemed suitable to conduct operations within a given jurisdiction. When determining to grant a license to an applicant, gaming authorities generally consider: (i) the financial stability, integrity, responsibility and suitability of the applicant and its applicable affiliated entities and individuals (including verification of the applicant’s sources of funding); (ii) the quality and security of the applicant’s online real-money gaming platform, hardware and related software, including the platform’s ability to operate in compliance with local regulation, as applicable; (iii) the applicant’s history; (iv) the applicant’s ability to operate its gaming business in a socially responsible manner; and (v) in certain circumstances, the effect on competition.
Gaming authorities may, subject to certain administrative procedural requirements, (i) deny an application, or limit, condition, revoke or suspend any license issued, or suitability finding made, by them; (ii) impose fines, either on a mandatory basis or as a consensual settlement of regulatory action; (iii) demand that named individuals or shareholders be disassociated from a gaming business; and (iv) in serious cases, liaise with local prosecutors to pursue legal action, which may result in civil or criminal penalties.
Events that may trigger revocation of a gaming license or another form of sanction vary by jurisdiction. However, typical events include, among others: (i) conviction in any jurisdiction of certain persons with an interest in, or key personnel of, the licensee of an offense that is punishable by imprisonment or may otherwise cast doubt on such person’s integrity; (ii) failure to comply with any material term or condition of the gaming license; (iii) declaration of, or otherwise engaging in, certain bankruptcy, insolvency, winding-up or discontinuance activities, or an order or application with respect to the same; (iv) obtaining the gaming license by a materially false or misleading representation or in some other improper way; (v) violation of applicable anti-money laundering or terrorist financing laws or regulations; (vi) failure to meet commitments to users, including social responsibility commitments; (vii) failure to pay in a timely manner all gaming or betting taxes or fees due; or (viii) determination by the gaming authority that there is another material and sufficient reason to revoke or impose another form of sanction upon the licensee.
As noted above, in addition to GNOG and its direct and indirect holding companies and subsidiaries, gaming authorities generally also have the right to investigate individuals or entities having a material relationship to, or material involvement with, GNOG or any of its affiliates, to determine whether such individual or entity is suitable as a business associate. Specifically, as part of the process of GNOG obtaining

iGaming and sportsbook licenses, certain of GNOG’s officers, directors, and employees and in some cases, certain of GNOG’s shareholders (typically, beneficial owners of more than five percent (5%) of a company’s outstanding equity, with most jurisdictions providing that “institutional investors” (as defined by a particular jurisdiction) can seek a waiver of these requirements) must file applications with the gaming authorities and may be required to be licensed or to qualify or be found suitable in many jurisdictions. Qualification and suitability determinations generally require the submission of extensive and detailed personal and financial disclosures followed by a thorough investigation. The applicant must pay all the costs of the investigation. Changes with respect to the individuals who occupy licensed positions must be reported to gaming authorities and in addition to the authority to deny an application for licensure, qualification, or a finding of suitability, gaming authorities have jurisdiction to disapprove a change in a corporate position. If any director, officer, employee or significant shareholder of GNOG is found unsuitable (including due to the failure to submit required documentation) by a gaming authority, GNOG may deem it necessary, or be required, to sever its relationship with such person. Furthermore, the GNOG certificate of incorporation provides that any of GNOG’s capital stock owned or controlled by an unsuitable person or its affiliates is transferred to GNOG or one or more third-party transferees, as and to the extent required by a gaming authority or deemed necessary or advisable by the GNOG Board in its sole and absolute discretion.
Generally, any person who fails or refuses to apply for a finding of suitability or a license within the prescribed period after being advised that it is required by gaming authorities may be denied a license or found unsuitable, as applicable. Furthermore, GNOG may be subject to disciplinary action or GNOG’s licenses may be in peril if, after GNOG receives notice that a person is unsuitable to be a stockholder or to have any other relationship with GNOG or any of its subsidiaries, GNOG: (i) pays that person any dividend or interest upon its voting securities; (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person; (iii) pays remuneration in any form to that person for services rendered or otherwise; or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish their voting securities.
iGaming
GNOG previously operated its iGaming platform in New Jersey pursuant to a transactional waiver order issued by the DGE. GNOG previously applied to the Casino Control Commission for the issuance of a casino license as an “internet gaming affiliate” of GNAC and for qualification of GNOG as a holding company of casino licensee GNOG LLC. GNOG also sought qualification as a financial source of GNAC in connection with its business. On November 25, 2020, regulatory approvals were received in New Jersey for the issuance of a casino license to GNOG LLC as an internet gaming affiliate of GNAC; GNOG to act as a holding company of casino licensee GNOG LLC; and, GNOG LLC to qualify as a financial source of GNAC. GNOG is seeking regulatory approvals to be a “qualified gaming entity” in Pennsylvania. As a qualified gaming entity, GNOG would have the option, subject to regulatory approvals, to partner with competing online gaming companies, or skins, in a revenue share arrangement. GNOG LLC has also entered into an agreement with a tribal casino in Michigan, which allows GNOG to conduct its iGaming operations under the tribe’s license pursuant to a revenue share arrangement. GNOG has also recently executed similar agreements in Illinois and West Virginia. On November 20, 2020, GNOG LLC entered into a market access agreement with Greenbrier Hotel Corporation, which gave GNOG the right to offer online sports betting and iGaming in West Virginia. GNOG subsequently launched iGaming and online sports betting operations in West Virginia in September 2021. Generally, online gambling in the United States is only lawful when specifically permitted under applicable state law (e.g., Ohio, Iowa, Colorado, New York and Arizona). At the federal level, several laws provide federal law enforcement with the authority to enforce and prosecute gambling operations conducted in violation of underlying state gambling laws. These enforcement laws include the Unlawful Internet Gambling Enforcement Act, which we refer to as the “UIGEA”, the Illegal Gambling Business Act and the Travel Act. No violation of the UIGEA, the Illegal Gambling Business Act or the Travel Act can be found absent a violation of an underlying state law or other federal law. The Wire Act provides that anyone engaged in the business of betting or wagering who knowingly uses a wire communication facility for the transmission in interstate or foreign commerce of bets or wagers or information assisting in the placing of bets or wagers on any sporting event or contest, or for the transmission of a wire communication which entitles the recipient to receive money or credit as a result of bets or wagers, or for information assisting in the placing of bets or wagers, will be fined or imprisoned, or both. However, the Wire Act notes that it shall not be construed to prevent the transmission in interstate or foreign commerce of information for use in news reporting of sporting events or contests, or for the transmission of information assisting in the placing of bets or wagers on a sporting event or contest from a state or foreign country where betting on that sporting event or contest is legal into a state or foreign country in which such betting is legal. In 2018, the DOJ reversed its previously-issued opinion published in 2011, which stated that interstate transmissions of wire communications that do not relate to a “sporting event or contest” fall outside the purview of the Wire Act. The DOJ’s updated opinion concluded instead that the Wire Act was not uniformly limited to gaming relating to sporting events or contests and that certain of its provisions apply to non-sports-related wagering activity. In June 2019, a federal district court in New Hampshire ruled that the DOJ’s new interpretation of the Wire Act was erroneous and vacated the DOJ’s new opinion. The DOJ had appealed the decision of the district court to the U.S. Court of Appeals for the First Circuit, which reaffirmed the district court’s decision on January 20, 2021.
Sportsbook
GNOG previously operated its online sports betting platform in New Jersey pursuant to the transactional waiver order referenced above. On November 25, 2020, GNOG obtained regulatory approval in New Jersey for the issuance of a casino license to GNOG as an “internet gaming affiliate” of GNAC. GNOG LLC’s agreement with a tribal casino in Michigan and with Greenbrier Hotel Corporation in West Virginia allow GNOG to conduct online sports betting operations in those states. In Virginia, GNOG was granted an untethered temporary sports betting permit by the Virginia Lottery, and GNOG has partnered with the Virginia Sports Technology Group, LLC, which has retained an equity interest in Golden Nugget Online Gaming VA, LLC, to operate online sports betting in Virginia. GNOG LLC’s market access agreement in Illinois will also allow GNOG to conduct future online sports betting operations in that state. On May 14, 2018, the U.S. Supreme Court issued an opinion determining that the Professional and Amateur Sports Protection Act of 1992, which we refer to as “PASPA”, was unconstitutional. PASPA prohibited a state from “authorizing by law” any form of sports betting. In striking down PASPA, the Supreme Court opened the potential for state-by-state authorization of sports betting. Several states and territories, including Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Illinois, Indiana, Iowa, Louisiana, Maryland, Michigan, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Dakota, Tennessee, Washington, D.C., Virginia, West Virginia and Wyoming already have laws authorizing and regulating some form of sports betting online or in brick- and-mortar establishments. Sports betting in the United States is subject to additional laws, rules and regulations at the state level.
Data Protection and Privacy
Because GNOG handles, collects, stores, receives, transmits and otherwise processes certain personal information of its users and employees, GNOG is also subject to federal, state and foreign laws related to the privacy and protection of such data. The regulatory framework for privacy issues is rapidly evolving and is likely to remain uncertain for the foreseeable future.
Competition
Given that the U.S. online gaming market is vast and rapidly expanding, GNOG believes any company competing for the time and disposable income of customers within such market to be a competitor. Currently there are several online gaming companies in the United States that provide iGaming, online sports betting, or both, including, but not limited to, DraftKings, FanDuel, Betfair, Hard Rock Digital, Points Bet, Wynn Bet, Caesars Interactive, BetMGM, Roar Digital, Penn National Gaming and Rush Street Interactive. Additionally, GNOG expects competition from new entrants over time.
GNOG believes the principal competitive factors in the business include reliability, gaming offerings, the ability to acquire and retain users, regulatory compliance, market access, brand equity, customer service, and innovation.
Employees
GNOG has 239 employees. GNOG relies on a number of independent contractors to support GNOG’s operations. None of GNOG’s employees are represented by a labor organization or are a party to any collective bargaining arrangement.

Responsible Gaming
GNOG is committed to the welfare of its users and as such has made available to them the industry-leading tools, systems, resources and processes they need to play responsibly.
Properties
GNOG leases a portion of the space within the Golden Nugget Atlantic City Hotel & Casino located at 600 Huron Ave, Atlantic City, NJ 08401, which we refer to as the “Atlantic City Hotel and Casino”, from GNAC for the operation of an online live casino table gaming studio from which live broadcasted casino games are offered to online gaming customers. The lease has a five-year term from April 27, 2020, plus one five-year renewal period. The lease is expected to remain in effect following the completion of the Transactions, including the mergers.
GNOG also has the right to use certain office and equipment spaces within the Atlantic City Hotel and Casino and in Houston, Texas by virtue of leases entered into with GNAC and Golden Nugget (or their respective affiliates).
Legal Proceedings
GNOG is from time to time subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. However, GNOG does not consider any such claims, lawsuits or proceedings that are currently pending, individually or in the aggregate, to be material to its business or likely to result in a material adverse effect on its future operating results, financial condition or cash flows.

GNOG MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis is intended to assist in understanding GNOG’s financial condition and results of operations should be read in conjunction with GNOG’s financial statements and the notes thereto beginning on page F-1 of this joint information statement/prospectus.
The discussion and analysis should also be evaluated in conjunction with the section entitled “Risk Factors” beginning on page 27 of this joint information statement/prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the section entitled “Risk Factors” beginning on page 27 of this joint information statement/prospectus. For further information, please read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25 of this joint information statement/prospectus.
Overview
GNOG is an online gaming, or iGaming, and digital sports entertainment company focused on providing its customers with the most enjoyable, realistic and exciting online gaming experience in the market. GNOG currently operates in New Jersey, Michigan and West Virginia, where it offers patrons the ability to play their favorite casino games and bet on live-action sports events, and in Virginia, where it offers online sports betting only. GNOG was one of the first online gaming operators to enter the New Jersey market in 2013 and was one of the first to enter the Michigan market on January 22, 2021, and has recently entered the West Virginia market on September 22, 2021, and the Virginia market (offering online sports betting only) on September 29, 2021.
GNOG operates as an Up-C, meaning that substantially all of GNOG’s assets are held indirectly through GNOG LLC, GNOG’s indirect subsidiary, and GNOG’s business is conducted through GNOG LLC.
Landcadia Transaction
As of May 9, 2019, GNOG (formerly known as Landcadia Holdings II, Inc. prior to the completion of the Landcadia Transaction) was a blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. On December 29, 2020, Landcadia II completed the Landcadia Transaction and changed its name to Golden Nugget Online Gaming, Inc. The Landcadia Transaction was accounted for as a reverse recapitalization and the reported amounts from operations prior to the Landcadia Transaction are those of GNOG LLC. For further information, please read Note 4 in the Notes to GNOG’s consolidated financial statements, included herein.
The historical financial information of Landcadia II (a special purpose acquisition company, which we refer to as a “SPAC”), prior to the closing of the Landcadia Transaction has not been reflected in GNOG’s financial statements as these historical amounts have been determined to be not useful information to a user of GNOG’s financial statements. SPACs deposit the proceeds from their initial public offerings into a segregated trust account until a business combination occurs, where such funds are then used to pay consideration for the acquiree and/or to pay stockholders who elect to redeem their shares of common stock in connection with the business combination. The operations of a SPAC, until the closing of a business combination, other than income from the trust account investments and transaction expenses, are nominal. Accordingly, no other activity in GNOG was reported for periods prior to December 29, 2020 besides GNOG LLC’s operations.
Covid-19
The COVID-19 pandemic has significantly impacted economic conditions around the world as federal, state and local governments react to the public health crisis. The direct impact on GNOG has been primarily through an increase in new patrons utilizing online gaming due to closures of land-based casinos and suspensions, postponement and cancellations of major sports seasons and sporting events, although the sports cancellations have not significantly affected GNOG since sports betting accounted for less than 1%

of GNOG’s revenues for 2020. Land based casinos reopened in July 2020 with significant restrictions, which eased over time. However, virus cases began to increase in the fall and winter of 2020 and capacity restrictions were reinstituted. During 2021 there has been additional concerns regarding COVID-19 variants; as a result, the ultimate impact of this pandemic on GNOG’s financial and operating results is unknown and will depend, in part, on the length of time that these disruptions exist and the subsequent behavior of new patrons after land-based casinos reopen fully.
A significant or prolonged decrease in consumer spending on entertainment or leisure activities as a result of COVID-19 or otherwise could have an adverse effect on the demand for GNOG’s product offerings, reducing cash flows and revenues, and thereby materially harming GNOG’s business, financial condition and results of operations. In addition, a recurrence of COVID-19 cases or an emergence of additional variants or strains could cause other widespread or more severe impacts depending on where infection rates are highest. As steps taken to mitigate the spread of COVID-19 have necessitated a shift away from a traditional office environment for many employees, GNOG has business continuity programs in place to ensure that employees are safe and that GNOG’s business continues to function with minimal disruptions to normal work operations while employees work remotely. GNOG will continue to monitor developments relating to disruptions and uncertainties caused by COVID-19.
Components of GNOG’s Results of Operations
GNOG’s Revenues
Gaming
GNOG earns revenues primarily through online real money gaming, offering a suite of games similar to those available in land-based casinos, as well as online sports betting. Similar to land-based casinos, the revenue recognized is the aggregate net difference between gaming wins and losses. GNOG records accruals related to the incremental anticipated payouts of progressive jackpots as the progressive game is played. Free play and other incentives to customers are recorded as a reduction of gaming revenue.
Other
GNOG has entered into contracts to manage multi-year market access agreements entered into with other third-party online betting operators that are authorized to operate online casino and online sports betting. GNOG receives royalties from the third-party online betting operators and reimbursements for costs incurred. Initial fees received for the market access agreements and prepaid guaranteed minimum royalties are deferred and recognized over the term of the contract as the performance obligations are satisfied.
GNOG has entered into contracts to manage multi-year live dealer studio broadcast license agreements with online casino operators that provide for the use of the live table games that are broadcast from GNOG’s studio at the Golden Nugget Atlantic City Hotel & Casino in Atlantic City, New Jersey. GNOG receives royalties from the online casino operators based on a percentage of GGR. GNOG also offers some “private tables” for which GNOG receives a flat monthly fee in addition to a percentage of GGR.
GNOG’s Operating Costs and Expenses
Cost of Revenue
Cost of revenue includes the gaming taxes that are imposed by the jurisdictions in which GNOG operates, fees paid to platform and content providers, market access and license fees, brand royalties, payment processing fees and related chargebacks, labor and other related costs associated with GNOG’s live dealer studio and other reimbursable costs incurred.
Advertising and Promotion
Advertising and promotion expense includes costs associated with marketing GNOG’s product offerings and other related costs incurred to acquire new customers. GNOG uses a variety of advertising channels to optimize its marketing spend based on performance and the highest possible returns.

General and Administrative
General and administrative expense includes administrative personnel costs, professional fees related to GNOG’s legal, audit and other consulting expenses, stock-based compensation and insurance costs.
Three Months Ended September 30, 2021 Compared to Three Months Ended September 30, 2020
(in thousands, except percentages)	Three Months Ended September 30,
	2021	2020	$ Change	% Change
Revenues
Gaming	$31,792	$22,938	$8,854	38.6%
Other	3,846	2,990	856	28.6%
Total revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	35,638	25,928	9,710	37.4%
Costs and expenses
Cost of revenue	17,007	10,241	6,766	66.1%
Advertising and promotion	16,618	5,284	11,334	214.5%
General and administrative expense	7,858	2,187	5,671	259.3%
Merger related expenses	2,763	—	2,763	n/a
Depreciation and amortization	76	55	21	38.2%
Total costs and expenses	44,322	17,767	26,555	149.5%
Operating income (loss) . . . . . . . . . . . . . . . . . . . . . . .	(8,684)	8,161	(16,845)	(206.4)%
Other expense (income)
Interest expense, net	5,180	11,311	(6,131)	(54.2)%
Loss on warrant derivatives	18,944	—	18,944	n/a
Other expense (income)	(101)	—	(101)	n/a
Total other expense (income)	24,023	11,311	12,712	112.4%
Income (loss) before income taxes	(32,707)	(3,150)	(29,557)	938.3%
Provision for income taxes	(1,361)	(1,376)	15	(1.1)%
Net income (loss)	(31,346)	(1,774)	(29,572)	1,667.0%
Net loss attributable to non-controlling interests	5,590	—	5,590	n/a
Net income (loss) attributable to GNOG	$(25,756)	$(1,774)	$(23,982)	1,351.9%
GNOG’s Revenues
Gaming
Gaming revenues increased $8.9 million, or 38.6%, to $31.8 million from $22.9 million for the three months ended September 30, 2021 compared to the three months ended September 30, 2020. The increase was primarily the result of the impact of GNOG’s launch in Michigan in late January of 2021. GNOG also commenced operations in West Virginia and Virginia late in the third quarter.
Other
Other revenues increased $0.9 million, or 28.6%, to $3.9 million compared to $3.0 million for the three months ended September 30, 2020. Market access and live dealer studio broadcast revenues increased $0.6 million, or 27.5%, as royalties with existing partners increased and the addition of a new partner when compared to the prior year comparable period. Reimbursable revenues under these arrangements also increased by $0.2 million, or 32.5%, for the three months ended September 30, 2021 compared to the prior year comparable period.

GNOG’s Operating Costs and Expenses
Cost of Revenue
Cost of revenue increased $6.8 million, or 66.1%, for the three months ended September 30, 2021 compared to the prior year comparable period as a result of the increase in gaming revenue for the third quarter of 2021. Increased gaming taxes and market access fees associated with GNOG’s launch in Michigan in late January 2021 increased cost of revenue for the three months ended September 30, 2021 compared to the three months ended September 30, 2020.
Advertising and Promotion
Advertising and promotion expenses increased $11.3 million, or 214.5%, to $16.6 million for the three months ended September 30, 2021 compared to $5.3 million for the three months ended September 30, 2020. This increase from the prior year comparable period is primarily attributable to GNOG’s launch in the Michigan market in late January 2021.
General and Administrative
General and administrative expenses increased $5.7 million, or 259.3%, to $7.9 million for the three months ended September 30, 2021 compared to $2.2 million for the prior year comparable period. This increase is due largely to stock-based compensation of $3.4 million during the three months ended September 30, 2021, whereas there was no stock-based compensation expense in the prior year comparable period. Compensation expense for the three months ended September 30, 2021 is also higher than the prior year comparable period and professional fees for audit services, tax services, legal services and other costs associated with being a public company are significantly higher compared to the prior year comparable period.
Merger Related Expenses
Merger related expenses amounted to $2.8 million for the three months ended September 30, 2021 and related primarily to regulatory, legal and other professional fees incurred in connection with the DraftKings Merger. There were no merger related expenses incurred in the prior year comparable period.
Interest Expense
Interest expense for the three months ended September 30, 2021 was $5.2 million as compared to $11.3 million for the three months ended September 30, 2020. The decrease is the result of the repayment of $150.0 million of the principal balance of the $300.0 term loan in connection with the December 29, 2020 closing of the Landcadia Transaction and the repayment of an additional $10.6 million in February of 2021.
Loss on Warrant Derivatives
In accordance with ASC 815-40, GNOG classifies its warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. The loss on warrant derivatives during the three months ended September 30, 2021 amounted to $18.9 million and no such gains or losses were recognized for the three months ended September 30, 2020.
Provision for Income Taxes
The provision for income taxes was a benefit of $1.4 million for the three months ended September 30, 2021 compared to a benefit of $1.4 million for the prior year comparable period. The effective tax rate was 4.2% for the three months ended September 30, 2021 as compared to 43.7% for the three months ended September 30, 2020. This decrease in the effective tax rate is primarily a result of the loss on the warrant derivative of $18.9 million and the loss attributable to the non-controlling interest, in each case for the three months ended September 30, 2021, which are not subject to federal or state income tax in GNOG’s consolidated statements of operations.

Net Loss Attributable to Non-Controlling Interests
Net loss attributable to non-controlling interests represents a 40.5% economic interest in the losses from GNOG LLC for the three months ended September 30, 2021. The non-controlling interests consist of the Class B Units in Landcadia Holdco held by LHGN Interestholder that have no voting rights and that are redeemable, together with an equal number of GNOG Class B common stock, for either 31,657,545 shares of GNOG Class A common stock or an equal value of cash, at GNOG’s election.
Nine Months Ended September 30, 2021 Compared to Nine Months Ended September 30, 2020
(in thousands, except percentages)	Nine Months Ended September 30,
	2021	2020	$ Change	% Change
Revenues
Gaming	$82,886	$59,890	$22,996	38.4%
Other	11,192	8,201	2,991	36.5%
Total revenue . . . . . . . . . . . . . . . . . . . .	94,078	68,091	25,987	38.2%
Costs and expenses
Cost of revenue	43,868	26,930	16,938	62.9%
Advertising and promotion	47,496	12,870	34,626	269.0%
General and administrative expense	21,260	5,648	15,612	276.4%
Merger related expenses	2,763	—	2,763	n/a
Depreciation and amortization	160	138	22	15.9%
Total costs and expenses	115,547	45,586	69,961	153.5%
Operating income (loss)	(21,469)	22,505	(43,974)	(195.4)%
Other expense (income)
Interest expense, net	15,983	19,077	(3,094)	(16.2)%
Gain on warrant derivatives	(71,031)	—	(71,031)	n/a
Other expense (income)	331	—	331	n/a
Total other expense (income)	(54,717)	19,077	(73,794)	(386.8)%
Income (loss) before income taxes	33,248	3,428	29,820	869.9%
Provision for income taxes	(3,477)	914	(4,391)	(480.4)%
Net income (loss)	36,725	2,514	34,211	1,360.8%
Net loss attributable to non-controlling interests	16,126	—	16,126	n/a
Net income attributable to GNOG	$52,851	$2,514	$50,337	2,002.3%
GNOG’s Revenues
Gaming
Gaming revenues increased $23.0 million, or 38.4%, to $82.9 million for the nine months ended September 30, 2021 compared to $59.9 million for the nine months ended September 30, 2020. The increase was primarily the result of the impact of GNOG’s launch in Michigan in late January of 2021. GNOG also commenced operations in West Virginia and Virginia late in the third quarter.
Other
Other revenues increased $3.0 million, or 36.5%, to $11.2 million for the nine months ended September 30, 2021 compared to $8.2 million the nine months ended September 30, 2020. Market access and live dealer studio broadcast revenues increased $2.3 million, or 37.2%, as royalties with existing partners increased and the addition of a new partner when compared to the prior year comparable period. Reimbursable revenues under these arrangements also increased by $0.6 million, or 34.2%, for the nine months ended September 30, 2021 compared to the prior year comparable period.
GNOG’s Operating Costs and Expenses
Cost of Revenue
Cost of revenue increased $16.9 million, or 62.9%, for the nine months ended September 30, 2021 compared to the prior year comparable period as a result of the increase in gaming revenue. Increased gaming taxes and market access fees associated with GNOG’s launch in Michigan in late January 2021 and brand royalty expense paid to an affiliate which began in May 2020 also increased cost of revenue for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020.
Advertising and Promotion
Advertising and promotion expenses increased $34.6 million, or 269.0%, to $47.5 million for the nine months ended September 30, 2021 compared to $12.9 million for the nine months ended September 30, 2020. This increase from the prior year comparable period is primarily attributable to GNOG’s launch in the Michigan market in late January 2021.
General and Administrative
General and administrative expenses increased $15.6 million, or 276.4%, to $21.3 million for the nine months ended September 30, 2021, compared to $5.6 million for the prior year comparable period. This increase is due largely to stock-based compensation of $8.7 million during the nine months ended September 30, 2021, whereas there was no stock-based compensation expense in the prior year comparable period. Compensation expense was also higher for the nine months ended September 30, 2021 compared to the prior year comparable period and professional fees for audit services, tax services, legal services and other costs associated with being a public company increased compared to the prior year comparable period.
Merger related expenses
Merger related expenses amounted to $2.8 million for the nine months ended September 30, 2021 and related primarily to regulatory, legal and other professional fees incurred in connection with the DraftKings Merger. There were no merger related expenses incurred in the prior year comparable period.
Interest Expense
Interest expense for the nine months ended September 30, 2021 was $16.0 million as compared to $19.1 million in the prior year comparable period. GNOG entered into a $300.0 million term loan credit agreement on April 28, 2020. GNOG repaid $150.0 million principal balance of the term loan in connection with the December 29, 2020 closing of the Landcadia Transaction and repaid an additional $10.6 million in February of 2021. In connection with this repayment during the nine months ended September 30, 2021, GNOG expensed $0.6 million in unamortized discount and loan origination costs as interest expense.
Gain on Warrant Derivatives
In accordance with ASC 815-40, GNOG classifies warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. The gain on warrant derivatives during the nine months ended September 30, 2021 amounted to $71.0 million and no such gains were recognized for the nine months ended September 30, 2020.
Other Expense
Other expense for the nine months ended September 30, 2021 consists of prepayment premiums associated with the repayment of $10.6 million principal amount of GNOG’s term loan during the nine months ended September 30, 2021, partially offset by non-cash gains on the tax receivable agreement during the period.

Provision for Income Taxes
The provision for income taxes was a benefit of $3.5 million for the nine months ended September 30, 2021 compared to tax expense of $0.9 million for the comparable prior year period. This decrease of $4.4 million for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020, is primarily a result of pre-tax losses for the period as the gain on the warrant derivative of $71.0 million and the loss attributable to the non-controlling interest for the nine months ended September 30, 2021, are not subject to federal or state income tax in GNOG’s consolidated statements of operations.
Net Loss Attributable to Non-Controlling Interests
Net loss attributable to non-controlling interests represents an average 41.4% economic interest in the losses from GNOG LLC for the nine months ended September 30, 2021. The non-controlling interests consist of the Class B Units in Landcadia Holdco held by LHGN Interestholder that have no voting rights and that are redeemable, together with an equal number of GNOG Class B common stock, for either 31,657,545 shares of GNOG Class A common stock or an equal value of cash, at GNOG’s election.
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
(in thousands, except percentages)	Year Ended December 31,
	2020	2019	$ Change	% Change
Revenues
Gaming	$79,919	$47,694	$32,225	67.6%
Other	11,201	7,727	3,474	45.0%
Total revenue	91,120	55,421	35,699	64.4%
Costs and expenses
Labor	9,026	7,102	1,924	27.1%
Gaming taxes	17,238	9,985	7,253	72.6%
Royalty and licenses fees	10,128	5,875	4,253	72.4%
Selling, general and administrative expense	25,909	14,687	11,222	76.4%
Acquisition Transaction related expenses	4,137	—	4,137	n/a
Depreciation and amortization	190	135	55	40.7%
Total operating costs and expenses	66,628	37,784	28,844	76.3%
Operating income	24,492	17,637	6,855	38.9%
Other expense
Interest expense, net	38,492	6	38,486	n/a
Gain on warrant derivatives	(39,586)	—	(39,586)	n/a
Other expense	25,384	—	25,384	n/a
Total other expense	24,290	6	24,284	n/a
Income before income taxes	202	17,631	(17,429)	(98.9)%
Provision for income taxes	(7,651)	5,960	(13,611)	(228.4)%
Net income	7,853	11,671	(3,818)	(32.7)%
Net loss attributable to non-controlling interests	17,350	—	17,350	n/a
Net income attributable to GNOG	$25,203	$11,671	$13,532	115.9%
GNOG’s Revenues
Gaming
Gaming revenues increased $32.2 million, or 67.6%, to $79.9 million from $47.7 million for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase was primarily the result of higher table game and slot revenue during the current year period resulting from an increase in new patrons using online gaming in light of the casino closures stemming from the outbreak of COVID-19.
Other
Other revenues increased $3.5 million, or 45.0%, to $11.2 million from $7.7 million for the year ended December 31, 2020 compared to the comparable prior year period. Market access and live dealer studio broadcast revenues increased $2.9 million, or 48.3%, as royalties with existing partners increased and the addition of a new partner when compared to the prior year period. Reimbursable revenues under these arrangements also increased by $0.6 million, or 34.2%.
GNOG’s Operating Costs and Expenses
Labor
Labor expense increased $1.9 million, or 27.1%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily as a result of the addition of more dealers in GNOG’s live dealer studio and an increase in bonus expense.
Gaming Taxes
Gaming taxes increased $7.3 million, or 72.6%, for the year ended December 31, 2020 compared to the year ended December 31, 2019 as a direct result of the increase in gaming revenue for the period.
Royalty and Licenses Fees
Royalty and license fees increased $4.3 million, or 72.4%, for the year ended December 31, 2020 compared to the year ended December 31, 2019 as a direct result of the increase in gaming revenues for the period as well as a brand royalty expense paid to an affiliate which began in May of 2020.
Selling, General and Administrative Expenses
Selling, general and administrative expense increased $11.2 million, or 76.4%, for the year ended December 31, 2020 compared with the year ended December 31, 2019. The increase is primarily attributable to increased advertising expenditures and higher payment processor fees. As a percentage of total revenue, selling general and administrative expenses were 28.4% for the year ended December 31, 2020 as compared to 26.5% for the year December 31, 2019.
Acquisition Related Expenses
Acquisition related expenses totaled $4.1 million for the year ended December 31, 2020 and represent costs incurred in connection with the Landcadia Transaction consisting of professional fees and other related expenses.
Interest Expense
Interest expense for the year ended December 31, 2020 increased by $38.5 million as a result of the credit agreement GNOG LLC entered into on April 28, 2020. GNOG also repaid $150.0 million of the principal balance of the term loan under the credit agreement in connection with the December 29, 2020 closing of the Landcadia Transaction. In connection with this repayment, $8.3 million in unamortized discount and loan origination coasts were expensed as interest expense. Proceeds received from the initial term loan under the credit agreement were distributed to LHGN Interestholder.
Gain on Warrant Derivatives
In accordance with ASC 815-40, GNOG classifies its warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. The gain on warrant derivatives amounted to $39.6 million for the year ended December 31, 2020 and no such gains were recognized for the year ended December 31, 2019.

Other Expense
Other expense consists of prepayment premiums and other related costs associated with the repayment of $150.0 million principal amount of GNOG LLC’s term loan under the credit agreement in conjunction with the December 29, 2020 closing of the Landcadia Transaction.
Provision for Income Taxes
The provision for income taxes decreased $13.6 million for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily as a result of the decrease in pre-tax income for the period and the loss attributable to the non-controlling interest for the year ended December 31, 2020, which is not subject to federal or state income tax in GNOG’s consolidated statements of operations. The effective tax rate for the year ended December 31, 2020 was 19.4% compared to 33.8% in the prior year comparable period. This reduction in the effective tax rate for the year ended December 31, 2020 was the result of losses attributable to non-controlling interests for the post acquisition transaction period, which also reduces the amount of state income tax, and the change in unrecognized tax benefits for the year ended December 31, 2020 compared to the year ended December 31, 2019.
Net Loss Attributable to Non-Controlling Interests
Net loss attributable to non-controlling interests represents a 45.9% economic interest in its losses from December 29, 2020 through December 31, 2020. The non-controlling interests consist of LHGN Holdco Class B Units held by LHGN Interestholder, which have no voting rights and are redeemable, together with an equal number of GNOG Class B common stock, for either an equivalent number of shares of GNOG Class A common stock or an equal value of cash, at GNOG’s election.
Year ended December 31, 2019 Compared to the Year ended December 31, 2018
(in thousands, except percentages)	Year Ended December 31,
	2019	2018	$ Change	% Change
Revenues
Gaming	$47,694	$38,827	$8,867	22.8%
Other	7,727	4,075	3,652	89.6%
Total revenue	55,421	42,902	12,519	29.2%
Costs and expenses
Labor	7,102	5,153	1,949	37.8%
Gaming taxes	9,985	8,378	1,607	19.2%
Royalty and licenses fees	5,875	4,530	1,345	29.7%
Selling, general and administrative expense	14,687	12,840	1,847	14.4%
Depreciation and amortization	135	126	9	7.1%
Total operating costs and expenses	37,784	31,027	6,757	21.8%
Operating income	17,637	11,875	5,762	48.5%
Other expense
Interest expense, net	6	8	(2)	(25.0)%
Total other expense	6	8	(2)	(25.0)%
Income before income taxes	17,631	11,867	5,764	48.6%
Provision for income taxes	5,960	4,708	1,252	26.6%
Net income	$11,671	$7,159	$4,512	63.0%
GNOG’s Revenues
Gaming
Gaming revenues increased $8.9 million, or 22.8%, to $47.7 million from $38.8 million for the year ended December 31, 2019 as compared to the year ended December 31, 2018. The increase was primarily the result of higher table game and slot revenue during the current year as compared to the prior year. The increase in table games revenues was largely driven by live dealer, which grew significantly during the year ended December 31, 2019.
Other
Other revenues for the year ended December 31, 2019 increased $3.7 million, or 89.6%, to $7.7 million from $4.1 million for the comparable prior year period. Market access and live dealer studio broadcast revenues increased $3.3 million, or 125.7%, as royalties with existing partners increased and the addition of a new partner for 2019. Reimbursable revenues under these arrangements also increased by $0.4 million, or 24.9%.
GNOG’s Operating Costs and Expenses
Labor
Labor expense increased $1.9 million, or 37.8%, for the year ended December 31, 2019 as compared to the year ended December 31, 2018, primarily as a result of the addition of more dealers in GNOG’s live dealer studio and increased hours of operation.
Gaming Taxes
Gaming taxes increased $1.6 million, or 19.2%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019 as a direct result of the increase in casino gaming revenue for the year.
Royalty and Licenses Fees
Royalty and license fees increased $1.3 million, or 29.7%, for the year ended December 31, 2019 as compared to the year ended December 31, 2018 as a direct result of the increase in casino gaming revenues for the year.
Selling, General and Administrative Expenses
Selling, general and administrative expense increased $1.8 million, or 14.4%, for the year ended December 31, 2019 as compared with the year ended December 31, 2018. The increase is primarily attributable to increased advertising expenditures and higher payment processor fees. As a percentage of total revenue, selling general and administrative expenses were 26.5% for the year ended December 31, 2019 as compared to 29.9% for the year ended December 31, 2018.
Provision for Income Taxes
The provision for income taxes increased $1.2 million, or 26.6%, for the year ended December 31, 2019 as compared to the year ended December 31, 2018 as a result the increase in pre-tax income for the year. The effective tax rate for the year ended December 31, 2019 was 33.8% compared to 39.7 % in the prior year comparable period. This decrease is attributable to a decrease in deferred state income taxes associated with New Jersey state income tax rate reductions.
Liquidity and Capital Resources
GNOG measures liquidity in terms of its ability to fund the cash requirements of its business operations, including working capital and capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. GNOG’s current working capital needs relate mainly to launching its iGaming and online sports betting product offerings in new markets, as well as compensation and benefits for its employees. Its ability to expand and grow its business will depend on many factors, including working capital needs and the evolution of its operating cash flows.
In the next 12 months, GNOG expects to incur losses as it recently expanded its operations to West Virginia and Virginia (in Virginia, GNOG currently only offers online sports betting) in September 2021 and as it expects to further expand its operations to Pennsylvania, Illinois and other states. GNOG generally expects to become profitable in new markets by the end of the third year operating therein.
Further expansion into new markets will likely require additional capital either from affiliates or third parties and based on its financial performance, GNOG believes it will have access to that capital. The future economic environment, however, could limit GNOG’s ability to raise capital by issuing new equity or debt securities on acceptable terms or at all, and lenders may be unwilling to lend funds on acceptable terms or at all in the amounts that would be required to supplement cash flows to support GNOG’s expansion plans. The sale of additional equity investments or convertible debt securities would result in dilution to GNOG’s stockholders and may not be available on favorable terms or at all, particularly in light of the current conditions in the financial and credit markets. Additional debt would result in increased expenses and would likely impose new restrictive covenants which may be similar or different than those restrictions contained in the covenants under the credit agreement. GNOG’s liquidity is subject to various risks including the risks identified in “Risk Factors” beginning on page 27 of this joint information statement/prospectus.
Immediately following the Landcadia Transaction, GNOG had $80.0 million in cash. Pursuant to the redemption of the publicly-traded warrants to purchase GNOG Class A common stock, which we refer to as “GNOG public warrants”, that closed on March 8, 2021, GNOG raised an additional $110.2 million and issued 9.6 million additional shares of GNOG Class A common stock. Capital expenditures have historically not been significant uses of cash and are not expected to be going forward.
Credit Agreement
On April 28, 2020, GNOG LLC, as borrower, entered into the credit agreement, that is guaranteed by, among others, LHGN Interestholder, and comprised of an initial $300.0 million interest-only term loan due October 4, 2023. The entire outstanding principal amount of the initial term loan issued under the credit agreement is due on the maturity date thereof (or earlier acceleration for certain events of default, if applicable). Net proceeds received from the initial term loan of $288.0 million, net of original issue discount, were sent to LHGN Interestholder, who issued GNOG LLC a $300.0 million note receivable due October 4, 2024. Such initial intercompany note was accounted for as contra-equity, similar to a subscription receivable, however in the reverse recapitalization recorded in connection with the Landcadia Transaction, the initial intercompany note was accounted for as a distribution to the parent of GNOG LLC, reducing retained earnings. All outstanding term loans under the credit agreement bear interest on the daily balance thereof, at GNOG LLC’s option, at either (1) an adjusted LIBOR or (2) a base rate, in each case plus an applicable margin. The applicable margin is 12.0% with respect to LIBOR loans and 11.0% with respect to base rate loans. Interest payments are made quarterly with respect to base rate loans, and interest payments for LIBOR loans are made on the last day of the applicable interest period (subject to payment at three month intervals for longer interest periods). A 1% floor applies to certain LIBOR loans under the credit agreement. The term loan is secured by substantially all of the assets of GNOG LLC and the guarantors, including the initial intercompany note, which was subsequently amended and restated into the intercompany note referred to in the next paragraph.
In connection with the Landcadia Transaction, GNOG LLC repaid $150.0 million of the $300.0 million term loan outstanding under the credit agreement and incurred a prepayment premium of $24.0 million, which along with other related fees and expenses was expensed as other expense in GNOG’s consolidated statement of operations. Additionally, GNOG expensed $3.3 million in deferred debt issuance costs and $5.0 million in unamortized discount as interest expense in GNOG’s consolidated statement of operations for the year ended December 31, 2020. In connection with such repayment, on December 29, 2020, the initial intercompany note was amended and restated to, among other things, decrease the principal amount outstanding thereunder to $150.0 million.
In February 2021, GNOG LLC repaid $10.6 million of the term loan and incurred a prepayment premium of $1.6 million which was expensed as other expense in GNOG’s consolidated statement of operations. Additionally, GNOG expensed $0.2 million in deferred debt issuance costs and $0.4 million in unamortized debt discount as interest expense in GNOG’s consolidated statement of operations for the three and nine months ended September 30, 2021.

The credit agreement contains certain affirmative covenants, including, among others, relating to certain ongoing reporting and disclosure requirements, maintenance of properties, payment of taxes, maintenance of insurance, compliance with laws, maintenance of gaming licenses and ongoing collateral and guarantee matters with further assurances. The credit agreement also contains certain negative covenants, including, among others, restrictions on incurring additional indebtedness or liens, liquidation or dissolution, limitations on disposal of assets and paying dividends. Voluntary prepayments and certain mandatory prepayments of the term loans are subject to a make-whole if made prior to the 24-month anniversary of the closing date of the credit agreement, and a 7% prepayment premium if made thereafter until the 30-month anniversary of the closing date of the credit agreement. Certain change of control events trigger a requirement to make an offer to prepay the term loans, and prepayments of term loans in connection with such a change of control offer are made at a 1% premium.
The credit agreement contains certain specified events of default, including, among others: failure to make certain payments (subject to specified grace periods in some cases), failure to observe covenants (subject to specified grace periods in some cases), cross-defaults to certain other material debt, certain specified insolvency or bankruptcy events, the occurrence of which, in each case, would, among other things, allow the lenders to accelerate payment of the term loans and other obligations under the credit agreement.
Pursuant to the terms of the merger agreement, prior to and as a condition to the completion of the mergers, actions necessary to obtain the release of the collateral under the credit agreement will have been taken, either as a result of the balances outstanding under the credit agreement having been paid in full or otherwise. For further information, please read the section entitled “The Merger Agreement—Conditions to the Completion of the Mergers.”
Outlook
Considering that GNOG had cash and cash equivalents of $134.4 million at September 30, 2021 and based on GNOG’s current level of operations in New Jersey, Michigan, West Virginia and Virginia, GNOG believes that cash on hand and cash generated from its operations will be adequate to meet its anticipated obligations under its contracts, debt service requirements, capital expenditures and working capital needs for the next 12 months. However, GNOG cannot be certain that its business will generate sufficient cash flow from operations; that the U.S. economy will continue to grow in 2021 and beyond; that GNOG’s anticipated earnings projections will be realized; or that future equity offerings or borrowings will be available in the capital markets to enable GNOG to service its indebtedness or to make anticipated advertising expenditures. If GNOG expands its business into new markets in the future, GNOG’s cash requirements may increase significantly and it may need to complete equity or debt financings to meet these requirements. GNOG’s future operating performance and its ability to service or refinance its debt will be subject to future economic conditions and to financial, business and other factors, many of which are beyond its control.
Cash Flows
Net cash used by operating activities was $29.5 million for the nine months ended September 30, 2021 compared to $24.4 million provided by operating activities for the nine months ended September 30, 2020. Factors affecting changes in operating cash flows are similar to those that impact net income, with the exception of non-cash items such as gains on warrant derivatives, stock-based compensation, gains on tax receivable agreement liability, amortization of debt issuance costs and discounts, depreciation and amortization and deferred taxes. Additionally, changes in working capital items such as accounts receivable, accounts payable, accrued liabilities, other assets and customer deposits can significantly affect operating cash flows. Cash flows used by operating activities during the nine months ended September 30, 2021 were higher as a result of net income of $36.7 million for the nine months ended September 30, 2021 being reduced by non-cash items totaling $62.8 million as compared to net income of $2.5 million for the nine months ended September 30, 2020 being decreased by non-cash items totaling $0.6 million. Working capital fluctuations further increased cash used in operating activities by $3.4 million for the nine months ended September 30, 2021, most notably the increase in other assets, compared to cash provided by working capital fluctuations of $22.5 million for the nine months ended September 30, 2020.
Net cash used in investing activities was $0.6 million for nine months ended September 30, 2021, which consisted of capital expenditures for the period.

Net cash provided by financing activities was $102.1 million for nine months ended September 30, 2021, compared to $14.1 million of cash used in financing activities for the nine months ended September 30, 2020. The variance was primarily attributable to $110.1 million in net cash received for warrant exercises offset by the repayment of $10.6 million of the term loan during the nine months ended September 30, 2021. Dividends of $30.8 million were paid to the parent of GNOG LLC during the comparable period in the prior year and contributions from LHGN Interestholder amounted to $16.8 million.
Net cash used by operating activities was $4.9 million for the year ended December 31, 2020 compared to $35.2 million provided by operating activities for the year ended December 31, 2019. Factors affecting changes in operating cash flows are similar to those that impact net income, with the exception of non-cash items such as amortization of debt issuance costs and discounts, depreciation and amortization, stock-based compensation and deferred taxes. Additionally, changes in working capital items such as accounts receivable, accounts payable, accrued liabilities and customer deposits can significantly affect operating cash flows. Cash flows from operating activities during the year ended December 31, 2020 were lower as a result of a net loss of $31.7 million for the year ended December 31, 2020 as compared to net income of $11.7 million for the year ended December 31, 2019. In the year ended December 31, 2020, non-cash items offsetting these net losses totaled $2.0 million compared to $0.4 million for the year ended December 31 2019. An increase in working capital items of $1.7 million for the year ended December 31, 2020 compared to the year ended December 31, 2019 also reduced the cash used in operations.
Net cash used in investing activities was $0.1 million related to property and equipment additions for the year ended December 31, 2020.
Net cash provided by financing activities was $98.5 million for the year ended December 31, 2020, compared to $10.9 million of cash used in financing activities for the year ended December 31, 2019. The main driver of this variance is the $270.4 million cash received in the Landcadia Transaction offset by the repayment of $150.0 million of the term loan under the credit agreement. There was also a larger dividend paid to the parent of GNOG LLC and amounts paid for debt issuance costs in 2020, offset by a contribution from its parent. Proceeds received from the term loan were sent to LHGN Interestholder, the parent of GNOG LLC, who issued GNOG LLC the intercompany note.
Net cash provided by operating activities was $35.2 million for the year ended December 31, 2019 compared to $26.4 million for the year ended December 31, 2018. Factors affecting changes in operating cash flows are similar to those that impact net income, with the exception of non-cash items such as depreciation and amortization and deferred taxes. Additionally, changes in working capital items such as accounts receivable, accounts payable, accrued liabilities and customer deposits can significantly affect operating cash flows. Cash flows from operating activities during 2019 were higher as a result of an increase in net income of $4.5 million and working capital changes that increased cash by an additional $4.7 million as compared to the prior year.
The most significant working capital changes resulted from an increase in customer deposits associated with increased wagering activity and an increase in deposits by GNOG’s skin partners in excess of required amounts, which increased restricted cash during 2019. These increases were partially offset by the reduction in cash flows of $0.4 million compared to 2018 for non-cash items, primarily deferred taxes. Net cash used in financing activities were $10.9 million for the year ended December 31, 2019, or $4.1 million less than was used in 2018. This decrease relates to the repayment of a note payable to GNOG’s parent during the year ended December 31, 2018.
Critical Accounting Policies
Landcadia Transaction
The acquisition of GNOG LLC by Landcadia II in the Landcadia Transaction has been accounted for by GNOG as a reverse recapitalization. Under this method of accounting, GNOG LLC was treated as the acquirer for financial reporting purposes. Therefore, GNOG’s consolidated financial statements included herein reflect (i) the historical operating results of GNOG LLC prior to the Landcadia Transaction, (ii) GNOG’s combined results following the Landcadia Transaction, (iii) the assets, liabilities and accumulated deficit of GNOG LLC at their historical amounts, and (iv) GNOG’s equity and earnings per share presented for the period from December 29, 2020, which was the closing date of the Landcadia Transaction, through December 31, 2020.
Audited Financial Statements
The audited consolidated financial statements include all the accounts of GNOG and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. The financial statements included herein have been prepared in accordance with GAAP. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period reported. GNOG management utilizes estimates, including, but not limited to, the useful lives of assets and inputs used to calculate the liability under the tax receivable agreement. Actual results could differ from those estimates.
Interim Financial Statements
The unaudited consolidated financial statements include all the accounts of GNOG and its subsidiaries and have been prepared in accordance with GAAP. All significant intercompany accounts and transactions have been eliminated. Pursuant to the rules and regulations of the SEC, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP have been omitted. The interim financial information provided is unaudited, but includes all adjustments which management considers necessary for the fair presentation of the results for these periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year period and should be read in conjunction with GNOG’s audited consolidated financial statements and notes thereto included herein.
In GNOG management’s opinion, the unaudited consolidated financial statements contain all adjustments necessary to fairly present GNOG’s financial position, results of operations, cash flows and changes in stockholders’ equity for all periods presented. Interim results for the three and nine months ended September 30, 2021 may not be indicative of the results that will be realized for the full year ending December 31, 2021.
Use of Estimates
The preparation of the unaudited consolidated financial statements requires GNOG management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period reported. GNOG management utilizes estimates, including, but not limited to, the useful lives of assets and inputs used to calculate the liability to LHGN Interestholder under the tax receivable agreement as of September 30, 2021, which was estimated to be $24.2 million and which we refer to as the “TRA liability”. Actual results could differ from those estimates.
Reclassifications
Certain prior year amounts have been reclassified to conform to the current year presentation.
Warrant Derivative Liabilities
In accordance with ASC 815-40, Derivatives and Hedging: Contracts in an Entities Own Equity, entities must consider whether to classify contracts that may be settled in its own stock, such as warrants, as equity of the entity or as an asset or liability. If an event that is not within the entity’s control could require net cash settlement, then the contract should be classified as an asset or a liability rather than as equity. GNOG has determined because the terms of GNOG public warrants include a provision that entitles all warrant holders to cash for their warrants in the event of a qualifying cash tender offer, while only certain of the holders of the underlying shares of GNOG common stock would be entitled to cash, GNOG public warrants are classified as a liability measured at fair value, with changes in fair value each period reported in earnings.

The warrants to purchase GNOG Class A common stock issued to Jefferies Financial Group Inc. and FEI, which we refer to as the “GNOG sponsor warrants”, contain provisions that change depending on who holds such warrants. If the GNOG sponsor warrants are held by someone other than Jefferies Financial Group Inc. and FEI or certain of their respective transferees permitted pursuant to the terms of the GNOG sponsor warrants, the GNOG sponsor warrants will be redeemable by GNOG and exercisable by such holders on the same basis as the GNOG public warrants. This feature precludes the GNOG sponsor warrants from being indexed to GNOG common stock, and thus the warrants are classified as a liability measured at fair value, with changes in fair value each period reported in earnings.
Volatility in the value of the GNOG public warrants and GNOG sponsor warrants may result in significant changes in the value of the derivatives and resulting gains and losses on GNOG’s statement of operations.
As of December 29, 2020, the closing date of the Landcadia Transaction, the value of the GNOG public warrants and GNOG sponsor warrants was $109.6 million and $106.3 million, respectively. Subsequently GNOG adjusted the liability to fair value at December 31, 2020 and recorded a gain on warrant derivatives of $39.6 million in GNOG’s statement of operations. As of December 31, 2020, the fair value of GNOG’s warrant derivative liabilities totaled $176.4 million.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”, exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. GNOG has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, GNOG, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of GNOG’s consolidated financial statements with another company which is neither an emerging growth company or which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.
Revenue and Cost Recognition
GNOG recognizes revenue for services when the services are performed and when GNOG has no substantive performance obligations remaining. Online real money gaming revenues are recognized as the aggregate net difference between gaming wins and losses and are recorded as gaming revenue in the accompanying statements of operations, with liabilities recognized for funds deposited by customers before gaming play occurs. GNOG reports 100% of wins as revenue and GNOG’s content provider’s share is reported in costs and expenses.
Jackpots, other than the incremental progressive jackpots, are recognized at the time they are won by customers. GNOG accrues the incremental progressive jackpots as the progressive games are played, and the progressive jackpot amount increases, with a corresponding reduction to gaming revenues. Free play and other incentives to customers related to internet gaming play are recorded as a reduction of gaming revenue.
GNOG LLC is contracted to manage multi-year market access agreements with online gaming operators that are authorized to operate real money online gaming and sports betting in New Jersey, for which GNOG LLC receives royalties and cost reimbursement. Initial fees received for the market access agreements and prepaid guaranteed minimum royalties are deferred and recognized over the term of the contract as the performance obligations are satisfied.
Gaming Taxes
GNOG incurs gaming taxes, which are determined by each jurisdiction in which it operates, and are generally based on a percentage of GGR minus applicable deductions. GNOG records a liability for gaming taxes payable as accrued gaming and related taxes in its consolidated balance sheets.

Advertising
Advertising costs are expensed as incurred during such year and are recorded a selling, general and administrative expense in GNOG’s accompanying statements of operations. Advertising expenses were $17.5 million, $9.3 million and $8.2 million, in 2020, 2019 and 2018, respectively.
Stock-Based Compensation
GNOG records compensation expense over the requisite service period for all stock-based compensation based on the grant date fair value of the award. The expense is included in selling, general and administrative expense in GNOG’s statements of operations. GNOG’s policy is to account for forfeitures of share-based compensation awards as they occur.
Income Taxes
GNOG LLC was subject to a tax sharing agreement with certain affiliates prior to the December 29, 2020 closing date of the Landcadia Transaction and GNOG LLC recognized tax assets and liabilities associated with temporary differences on a separate return basis in accordance with GAAP. Following the completion of the Landcadia Transaction, GNOG operates as an Up-C, meaning that substantially all of its assets are held indirectly through GNOG LLC, its indirect subsidiary, and GNOG’s business is conducted through GNOG LLC.
GNOG follows the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are realized or liabilities are settled. A valuation allowance reduces deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.
GNOG uses a recognition threshold of more-likely-than-not, and a measurement attribute for all tax positions taken or expected to be taken on a tax return, in order to be recognized in the financial statements. Accordingly, GNOG reports a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. GNOG recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.
Recent Accounting Pronouncements
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This guidance requires recognition of most lease liabilities on the balance sheet to give investors, lenders, and other financial statement users a more comprehensive view of a company’s long-term financial obligations, as well as the assets it owns versus leases. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2021, and for interim periods within annual periods after December 15, 2022. In July 2018, the FASB issued ASU 2018-11 making transition requirements less burdensome. The standard provides an option to apply the transition provisions of the new standard at its adoption date instead of at the earliest comparative period presented in GNOG’s financial statements. GNOG is currently evaluating the impact that this guidance will have on GNOG’s financial statements as well as the expected adoption method. GNOG does not believe the adoption of this standard will have a material impact on its financial statements.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments, as additional guidance on the measurement of credit losses on financial instruments. The new guidance requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable supportable forecasts. In addition, the guidance amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The new guidance is effective for all public companies for interim and annual periods beginning after December 15, 2019, with early adoption permitted for interim and annual periods beginning after December 15, 2018. In October 2019, the FASB approved a proposal which grants smaller reporting companies additional time to implement FASB standards on current expected credit losses to January 2023. As a smaller reporting company, GNOG will defer adoption of ASU No. 2016-13 until January 2023. GNOG is currently evaluating the impact this guidance will have on its consolidated financial statements.
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes-Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which we refer to as “ASU 2019-12”. ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. GNOG is currently evaluating the timing of adopting this guidance and the impact of adoption on its financial position, results of operations and cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
For a description of DraftKings’ quantitative and qualitative disclosures about market risk, please refer to Item 7A, “Quantitative and Qualitative Disclosures About Market Risk” in DraftKings’ Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 26, 2021, as amended by the Form 10-K/A filed with the SEC on May 3, 2021 and as further amended by the Form 10-K/A filed with the SEC on November 5, 2021, which is incorporated by reference into this joint information statement/prospectus.
While GNOG is not required as a smaller reporting company to provide quantitative and qualitative disclosures about market risk, GNOG is providing the following general discussion of market risk. GNOG may in the future be exposed to certain market risks, including interest rate and financial instrument risks, in the ordinary course of its business. As of the date of this joint information statement/prospectus, these risks are not material to GNOG’s financial condition or results of operations, but they may be in the future.
Interest Rate Risk
As of September 30, 2021, GNOG’s total long-term debt included $139.4 million of floating-rate debt that bears interest at LIBOR + 12%, with a 1% floor. As a result, GNOG’s annual interest cost in 2021 could fluctuate based on short-term interest rate changes. A 10% change in the floating-rate would have no impact on GNOG’s cash flows due to the 1% floor; however, there are no assurances that possible future rate changes would not impact cash flows.

THE TRANSACTIONS
This section describes the Transactions. The descriptions in this section and elsewhere in this joint information statement/prospectus are qualified in their entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this joint information statement/prospectus, and the contribution agreements, copies of which are attached as Annex B and Annex C and are incorporated by reference into this joint information statement/prospectus. This summary is not intended to be complete and may not contain all of the information about the Transactions that is important to you. You are encouraged to carefully read the merger agreement and the contribution agreements in their entirety. This section is not intended to provide you with any factual information about New DraftKings, DraftKings or GNOG. Such information can be found elsewhere in this joint information statement/prospectus and in the public filings that DraftKings makes with the SEC that are incorporated by reference into this joint information statement/prospectus, as described in the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
General
In connection with its entry into the merger agreement, DraftKings formed a direct, wholly-owned subsidiary, New DraftKings, which is the direct corporate parent of two other wholly-owned subsidiaries which were also formed in connection with the entry into the merger agreement, DraftKings Merger Sub and GNOG Merger Sub. Subject to the terms and conditions of the merger agreement, New DraftKings will acquire (1) 100% of DraftKings in an all-stock transaction through the merger of DraftKings Merger Sub with and into DraftKings, (2) 100% of GNOG through the merger of GNOG Merger Sub with and into GNOG, and (3) that portion of LHGN Holdco, which is the operating subsidiary of GNOG, that is not currently owned by GNOG from LHGN Interestholder in exchange for New DraftKings Class A common stock, which ownership interest will then be contributed by New DraftKings to GNOG, which will result in LHGN Holdco becoming a wholly-owned subsidiary of New DraftKings. As a result of the mergers, DraftKings and GNOG will become direct, wholly-owned subsidiaries of New DraftKings, which will be renamed “DraftKings Inc.” immediately following the completion of the mergers.
At the DraftKings merger effective time, the shares of DraftKings Class A common stock and DraftKings Class B common stock held by former DraftKings stockholders will be converted into an equal number of validly issued, fully paid and non-assessable shares of New DraftKings Class A common stock and New DraftKings Class B common stock, respectively. At the GNOG merger effective time, former GNOG stockholders will receive 0.365 of a share of New DraftKings Class A common stock for each share of GNOG common stock owned by them immediately prior to such completion of the GNOG merger. Upon completion of the mergers and pursuant to the Opco Contribution Agreement, LHGN Interestholder will contribute its 40.5% partnership interest in LHGN Holdco to New DraftKings in exchange for the LHGN consideration, which is a number of shares of New DraftKings Class A common stock equal to that which LHGN Interestholder would have received in the GNOG merger based on the exchange ratio if it had caused LHGN Holdco to redeem all of its partnership interests in LHGN Holdco in exchange for shares of GNOG Class A common stock on a one-for-one basis immediately prior to the GNOG merger effective time. Given that LHGN Interestholder (the holder of all of the issued and outstanding shares of GNOG Class B common stock) will receive the LHGN consideration pursuant to the terms of the Opco Contribution Agreement, which will also constitute consideration in respect of the GNOG Class B common stock, LHGN Interestholder will not receive any additional GNOG merger consideration in exchange for such shares of GNOG Class B common stock in the GNOG merger, which shares will instead be cancelled in connection with the GNOG merger. The New DraftKings Class A common stock is expected to be listed for trading on the Nasdaq. Upon completion of the Transactions, including the mergers, the DraftKings Class A common stock and GNOG Class A common stock are expected to both be delisted from the Nasdaq, deregistered under the Exchange Act and cease being publicly traded. Additionally, if the Transactions, including the mergers, are completed, the GNOG Private Placement Warrants and the DraftKings Private Placement Warrants will also be deregistered under the Exchange Act.
The approval of the merger agreement and the Transactions, including the mergers, requires the approval of stockholders representing at least a majority of the voting power of the stockholders of DraftKings common stock, voting as a single class, who are entitled to vote on such matters. On August 10,

2021, Jason Robins, who beneficially owned, as of the date thereof, 4,556,098 shares of DraftKings Class A common stock and 393,013,951 shares of DraftKings Class B common stock, together representing approximately 90.8% of the voting power of the outstanding shares of DraftKings common stock entitled to vote on such matters, delivered the DraftKings Written Consent approving the merger agreement and the Transactions, including the mergers. Accordingly, the delivery of the DraftKings Written Consent was sufficient to approve the merger agreement and the Transactions, including the mergers, on behalf of DraftKings stockholders.
The adoption of the merger agreement and the Transactions, including the mergers, requires the affirmative vote or consent of holders of at least a majority of the outstanding shares of GNOG common stock, voting together as a single class, entitled to vote on such matters. On September 8, 2021, each of (i) Mr. Fertitta, who owns 4,090,625 shares of GNOG Class A common stock, and (ii) LHGN Interestholder, which is indirectly wholly owned by Mr. Fertitta and owns 31,657,545 shares of GNOG Class B common stock, together representing approximately 79.9% of the voting power of the issued and outstanding shares of GNOG common stock entitled to vote on such matters, delivered the GNOG Written Consent adopting and approving the merger agreement and the Transactions, including the mergers. Accordingly, the delivery of the GNOG Written Consent was sufficient to adopt the merger agreement and the Transactions, including the mergers, on behalf of GNOG stockholders.
No further action by any other DraftKings stockholder or GNOG stockholder is required under applicable law, and neither DraftKings nor GNOG will solicit the votes of their respective stockholders for the adoption or approval of the merger agreement, the mergers or the Transactions. Neither DraftKings nor GNOG will call a special meeting of their respective stockholders for purposes of voting on adoption or approval of the merger agreement, the mergers or the Transactions. For this reason, this joint information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy, and you are requested not to send a proxy.
Consideration to DraftKings and GNOG Securityholders and LHGN Interestholder
DraftKings Securityholders
At the DraftKings merger effective time, each issued and outstanding share of DraftKings Class A common stock and DraftKings Class B common stock (other than the DraftKings excluded shares) will be cancelled, cease to exist and be converted into one validly issued, full paid and non-assessable share of New DraftKings Class A common stock and New DraftKings Class B common stock, respectively. The value of the DraftKings merger consideration that DraftKings stockholders will receive in the DraftKings merger for each share of DraftKings common stock will depend on the price per share of DraftKings common stock at the DraftKings merger effective time.
Additionally, at the DraftKings merger effective time, each outstanding DraftKings RSU and DraftKings Option will be converted into an equivalent restricted stock unit denominated in, and option exercisable for, shares of New DraftKings, each otherwise having the same terms as the DraftKings RSUs and DraftKings Options, respectively, immediately prior to the DraftKings merger effective time. At the DraftKings merger effective time, each outstanding DraftKings Private Placement Warrant will thereafter entitle the holder to the right to purchase and receive, upon the terms and conditions specified in the DraftKings Private Placement Warrants and in lieu of the shares of DraftKings common stock, an amount of shares of New DraftKings common stock equivalent to the amount of shares of DraftKings common stock that such holder would have been entitled to purchase had such holder exercised such DraftKings Private Placement Warrant immediately prior to the DraftKings merger effective time.
As of December 6, 2021, there are 24,831,381 shares of DraftKings Class A common stock underlying the outstanding DraftKings RSUs, and, immediately following the completion of the mergers, approximately 24,831,381 shares of New DraftKings Class A common stock are expected to be underlying the New DraftKings RSUs issued in respect thereof. In addition, as of December 6, 2021, there are 28,894,872 shares of DraftKings Class A common stock underlying the outstanding DraftKings Options, and, immediately following the completion of the mergers, approximately 28,894,872 shares of New DraftKings Class A common stock are expected to be underlying the New DraftKings Options issued in respect thereof.

GNOG Securityholders
At the GNOG merger effective time, each issued and outstanding share of GNOG common stock (other than the GNOG excluded shares) will be converted into, and become exchangeable for, 0.365 of a share of New DraftKings Class A common stock. Upon completion of the mergers and pursuant to the Opco Contribution Agreement, LHGN Interestholder will contribute its 40.5% partnership interest in LHGN Holdco to New DraftKings in exchange for the LHGN consideration, which is a number of shares of New DraftKings Class A common stock equal to that which LHGN Interestholder would have received in the GNOG merger based on the exchange ratio if it had caused LHGN Holdco to redeem all of its partnership interests in LHGN Holdco in exchange for shares of GNOG Class A common stock on a one-for-one basis immediately prior to the GNOG merger effective time. Given that LHGN Interestholder (the holder of all of the issued and outstanding shares of GNOG Class B common stock) will receive the LHGN consideration pursuant to the terms of the Opco Contribution Agreement, which will also constitute consideration in respect of the GNOG Class B common stock, LHGN Interestholder will not receive any additional GNOG merger consideration in exchange for such shares of GNOG Class B common stock in the GNOG merger, which shares will instead be cancelled in connection with the GNOG merger. The value of the GNOG merger consideration that GNOG stockholders will receive in the GNOG merger for each share of GNOG common stock will depend on the price per share of DraftKings Class A common stock at the GNOG merger effective time.
Additionally, at the GNOG merger effective time, all outstanding GNOG RSUs that (i) were outstanding on the date of the merger agreement or (ii) are issued to existing GNOG employees prior to the completion of the mergers in accordance with existing agreements, will vest, be cancelled, and entitle the holder thereof to receive a number of shares of New DraftKings Class A common stock equal to the number of shares of GNOG common stock subject to such GNOG RSU immediately prior to the GNOG merger effective time multiplied by the exchange ratio, less a number of shares of New DraftKings Class A common stock equal to any applicable withholding taxes. Such shares of New DraftKings Class A common stock will be delivered to such holders no later than the first regularly scheduled payroll date that is not less than five business days after the closing of the mergers. All other outstanding GNOG RSUs will be automatically converted into an equivalent restricted stock unit of New DraftKings that entitles the holder thereof to a number of shares of New DraftKings Class A common stock equal to the number of shares of GNOG common stock subject to such GNOG RSU immediately prior to the GNOG merger effective time multiplied by the exchange ratio, and will remain outstanding in New DraftKings.
As of December 6, 2021, there are 2,355,495 shares of GNOG Class A common stock underlying the outstanding GNOG RSUs that were outstanding on the date of the merger agreement, and, immediately following the completion of the mergers, approximately 859,755 shares of New DraftKings Class A common stock are expected to be issued in respect thereof. In addition, as of December 6, 2021, there are 13,000 shares of GNOG Class A common stock underlying the outstanding GNOG RSUs that were issued following the date of the merger agreement, and, immediately following the completion of the mergers, approximately 4,745 shares of New DraftKings Class A common stock are expected to be underlying the New DraftKings RSUs issued in respect thereof.
Each outstanding GNOG Private Placement Warrant will be automatically converted into an equivalent private warrant of New DraftKings that will allow the holder to purchase a number of shares of New DraftKings Class A common stock equal to the number of shares of GNOG Class A common stock subject to such GNOG Private Placement Warrant multiplied by the exchange ratio, at an exercise price equal to the per share exercise price of such GNOG Private Placement Warrant immediately prior to the GNOG merger effective time divided by the exchange ratio.
Based on the closing price of $51.59 per share of DraftKings Class A common stock on the Nasdaq on August 6, 2021, which was the last trading day before the execution and public announcement of the merger agreement, the GNOG merger consideration represented approximately $18.83 per share of GNOG common stock, a premium of 53.46% over the closing price of $12.27 per share of GNOG Class A common stock on the Nasdaq, on the same date. Based on the closing price of $30.68 per share of DraftKings Class A common stock on the Nasdaq on December 6, 2021, which was the latest practicable date before the printing of this joint information statement/prospectus, the GNOG merger consideration represented approximately $11.19 per share of GNOG common stock, a premium of 0.539% over the closing price of $11.13 per share of GNOG Class A common stock on the Nasdaq, on the same date.
Approximately 54,590,753 shares of New DraftKings Class A common stock are expected to be underlying the New DraftKings RSUs and New DraftKings Options immediately following the completion of the mergers.
LHGN Interestholder
Upon completion of the mergers and pursuant to the Opco Contribution Agreement, LHGN Interestholder will contribute its 40.5% partnership interest in LHGN Holdco to New DraftKings in exchange for the LHGN consideration, which is a number of shares of New DraftKings Class A common stock equal to that which LHGN Interestholder would have received in the GNOG merger based on the exchange ratio if it had caused LHGN Holdco to redeem all of its partnership interests in LHGN Holdco in exchange for shares of GNOG Class A common stock on a one-for-one basis immediately prior to the GNOG merger effective time. Given that LHGN Interestholder (the holder of all of the issued and outstanding shares of GNOG Class B common stock) will receive the LHGN consideration pursuant to the terms of the Opco Contribution Agreement, which will also constitute consideration in respect of the GNOG Class B common stock, LHGN Interestholder will not receive any additional GNOG merger consideration in exchange for such shares of GNOG Class B common stock in the GNOG merger, which shares will instead be cancelled in connection with the GNOG merger. The LHGN consideration will be a fixed number of shares of New DraftKings Class A common stock, and therefore the value of the LHGN consideration will be dependent on the price per share of DraftKings Class A common stock at the DraftKings merger effective time.
Background of the Transactions
The DraftKings Board and the GNOG Board, together with their respective management teams, regularly review and evaluate their respective companies’ performance, strategic direction, and competitive positioning in the online gaming industry with a view towards strengthening their respective businesses and identifying opportunities to increase stockholder value, taking into account financial, industry, competitive and other considerations.
As part of this process, from time to time, GNOG has reviewed potential strategic alternatives in order to complement and expand GNOG’s existing business and operations including, but not limited to, improving its competitive positioning in the iGaming market or further augmenting its online sportsbook offerings. Additionally, on several occasions during the past 18 months, the GNOG Board, together with GNOG’s management and GNOG’s external advisors, including GNOG’s financial advisor, Jefferies LLC, which we refer to as “Jefferies”, met to discuss and receive updates regarding potential strategic alternatives that may be available to GNOG taking into account the equity markets, the iGaming and online sportsbook competitive landscapes and GNOG’s capital structure and results of operations as well as to evaluate potential business combinations and other strategic transactions involving other participants in the iGaming and online sportsbook industry, including with financial sponsors. The GNOG Board and GNOG’s management were aware that Jefferies Financial Group Inc., an affiliate of Jefferies, was a sponsor of Landcadia II, a publicly-traded special purpose acquisition company, and continued to beneficially own shares of GNOG Class A common stock, and that Jefferies and its affiliates in the past have provided, were providing and in the future may provide investment banking and other similar services to Mr. Fertitta, who is the chief executive officer of GNOG and chairman of the GNOG Board, FEI and/or their respective affiliates. As more fully described below, while this evaluation of potential business combinations and other strategic transactions led to communication with potential counterparties and consideration of certain opportunities, the evaluation did not result in any opportunities capable of being transacted, other than the Transactions, including the mergers.
On June 28, 2020, Landcadia II and GNOG executed a definitive purchase agreement with respect to the Landcadia Transaction. As a result of the Landcadia Transaction, GNOG became a publicly-traded corporation.

In June 2020, in connection with the GNOG Board’s evaluation of strategic alternatives, including the Landcadia Transaction and prior to announcing the Landcadia Transaction, at the direction of GNOG, representatives of Jefferies contacted a member of the senior management of DraftKings to discuss a potential acquisition of GNOG by DraftKings. During the course of such discussions, DraftKings indicated that, at that time, DraftKings would not be interested in proceeding with a potential transaction involving the acquisition of GNOG given that it had recently completed its business combination with a special purpose acquisition company. Throughout the remainder of 2020 and into 2021, Jefferies maintained an ongoing dialogue with DraftKings regarding potential transactions, including, at the direction of GNOG, periodically discussing the possibility of DraftKings acquiring GNOG.
In November 2020, representatives of GNOG were approached by representatives of Party A, a publicly-traded online gaming company focused on the online sportsbook industry, about a potential stock-for-stock merger between Party A and GNOG. Over the course of the subsequent several months, GNOG and Party A continued to actively discuss a potential transaction.
Beginning in December 2020, representatives of GNOG engaged in discussions with representatives of Party B, a privately-held online sportsbook company, about a potential acquisition of Party B by GNOG, and, on December 15, 2020, GNOG and Party B executed a mutual non-disclosure agreement, which non-disclosure agreement did not include a standstill provision. However, in February 2021, these discussions were terminated after Party B indicated to GNOG that Party B intended to pursue other strategic alternatives.
On February 20, 2021, a senior executive of DraftKings contacted a representative of Jefferies to revisit the possibility of DraftKings acquiring GNOG. Jefferies apprised GNOG’s senior management of this contact and was instructed by GNOG’s senior management to communicate to DraftKings that GNOG would be open to discussing a potential transaction whereby DraftKings would acquire GNOG. Jefferies thereafter informed DraftKings of GNOG’s response.
On March 1, 2021, DraftKings executed a mutual non-disclosure agreement with GNOG, effective as of February 26, 2021, to facilitate GNOG’s and DraftKings’ respective evaluation of a potential transaction, which non-disclosure agreement did not include a standstill provision.
Also on March 1, 2021, representatives of GNOG, DraftKings and Jefferies held an introductory call to discuss a potential transaction, at which time no terms relating to price were discussed.
On March 5, 2021, representatives of GNOG, DraftKings and Jefferies held a conference call to better understand DraftKings’ overall strategic plan and the rationale, from DraftKings’ perspective, for a potential acquisition of GNOG by DraftKings.
On March 21, 2021, representatives of DraftKings submitted a preliminary due diligence list to representatives of GNOG in respect of a potential transaction.
On March 30, 2021, Mr. Fertitta held an introductory call with Jason Robins, chief executive officer of DraftKings, to continue discussing the rationale for a potential acquisition of GNOG by DraftKings.
On April 1, 2021, representatives of GNOG provided representatives of DraftKings with certain information in response to DraftKings’ preliminary due diligence list.
On April 12, 2021, the M&A transaction committee of the DraftKings Board held a meeting, which was attended by representatives of Raine Advisors LLC, DraftKings’ financial advisor, which we refer to as “Raine”. During the meeting, among other matters, the committee discussed the potential acquisition of GNOG by DraftKings and authorized DraftKings’ management to submit a verbal, non-binding and preliminary proposal to acquire GNOG in an all-stock transaction.
On April 14, 2021, the GNOG Board held a meeting which was attended by members of GNOG’s senior management. At this meeting, a senior member of GNOG’s management informed the GNOG Board that GNOG was currently evaluating potential merger and acquisition opportunities in the iGaming industry, and Mr. Fertitta provided an update to the GNOG Board as to discussions with certain companies in the iGaming and online sportsbook industry, including DraftKings. The GNOG Board discussed various strategies relating to those potential opportunities.

Also on April 14, 2021, Mr. Robins contacted Mr. Fertitta to inform him that a representative of Raine would be contacting a representative of Jefferies shortly regarding a preliminary proposal with respect to a potential all-stock transaction in which DraftKings would acquire GNOG. Later that day, a representative of Raine contacted a representative of Jefferies to discuss, on a preliminary basis, a potential all-stock transaction in which DraftKings would acquire GNOG, subject to additional due diligence and negotiation of definitive transaction documentation, at an implied value in the range of $19.00 to $21.00 per share of GNOG common stock, which equated to an exchange ratio range of 0.322 to 0.357 of a share of DraftKings Class A common stock based on the then-most recent closing price of DraftKings Class A common stock.
From April 15, 2021 through May 4, 2021, GNOG continued to provide DraftKings with due diligence information pursuant to DraftKings’ requests, and representatives from GNOG and DraftKings conducted multiple discussions in respect of such a potential transaction.
On May 3, 2021, the DraftKings Board held a meeting which was attended by representatives of Raine. During the meeting, the DraftKings Board had preliminary discussions relating to the potential acquisition of GNOG and authorized DraftKings’ management to submit a revised non-binding and preliminary proposal to acquire GNOG.
On May 4, 2021, at the direction of DraftKings, a representative of Raine contacted a representative of Jefferies to verbally indicate that DraftKings was interested in continuing to evaluate a potential all-stock transaction in which DraftKings would acquire GNOG, subject to additional due diligence and negotiation of definitive transaction documentation, at an implied value in the range of $19.00 to $21.00 per share of GNOG common stock, which equated to an exchange ratio range of 0.333 to 0.368 of a share of DraftKings Class A common stock based on the then-most recent closing price of DraftKings’ Class A common stock. Representatives of Raine indicated that such proposal was subject to the establishment of long-term commercial arrangements among DraftKings, on the one hand, and Mr. Fertitta and his affiliates, on the other hand, related to market access, database access and marketing integrations of DraftKings and affiliates of Mr. Fertitta and the elimination of any requirement, subsequent to the completion of the potential transaction, that a royalty be paid from GNOG to FEI for use of the Golden Nugget trademark. Jefferies thereafter informed GNOG of DraftKings’ interest.
Between November 2020 and May 2021, in addition to the ongoing discussions with DraftKings in respect of the potential transaction with DraftKings, GNOG also continued to evaluate a potential merger with Party A, including by entering into a non-disclosure agreement, dated April 26, 2021, which non-disclosure agreement contained a mutual standstill provision, and continuing discussions with Party A. However, only minimal progress had been made with Party A since discussions first commenced in November 2020, and, although GNOG requested that Party A submit an indication of interest regarding the potential merger, Party A eventually declined to proceed and its discussions with Party A were terminated.
On May 20, 2021 and May 21, 2021, senior executives of DraftKings and GNOG, including Messrs. Robins and Fertitta, met in Houston, Texas to discuss, among other things, the potential transaction as well as potential parameters for the long-term commercial arrangements that would be required by DraftKings in connection with the potential transaction.
On May 28, 2021, at the direction of DraftKings, representatives of Raine sent to representatives of Jefferies financial information regarding a potential transaction that centered on a possible exchange ratio of 0.360 of a share of DraftKings Class A common stock and an outline of potential parameters of the long-term commercial arrangements. Jefferies thereafter provided such information to GNOG.
On June 3, 2021, at the direction of GNOG, representatives of Jefferies sent to representatives of Raine a counterproposal regarding the potential parameters of the long-term commercial arrangements as well as a counterproposal for an exchange ratio of 0.385 of a share of DraftKings Class A common stock per share of GNOG common stock.
On June 4, 2021, representatives of Jefferies received a call from representatives of Party C, a private equity firm with investments in the gaming industry. Jefferies was informed by representatives of Party C that Party C was interested in exploring a transaction in which Party C would contribute assets that it owned in the gaming industry to GNOG in exchange for the issuance by GNOG of GNOG common stock that would constitute a majority of GNOG’s outstanding common stock, with GNOG remaining a publicly-traded company that would be majority owned by Party C. Jefferies thereafter informed GNOG of that conversation.
On June 9, 2021, representatives of DraftKings, Raine, FEI and Jefferies held a conference call to discuss preliminary terms of the long-term commercial arrangements.
On June 10, 2021, GNOG and Party C executed a mutual non-disclosure agreement (which did not include a standstill provision) to facilitate GNOG’s and Party C’s respective evaluation of a potential transaction involving assets of Party C, and GNOG requested that Party C provide due diligence information on Party C’s assets that it would propose to contribute as part of the potential transaction between Party C and GNOG. After subsequent conversations among representatives of GNOG and representatives of Party C in mid-June, Party C requested that discussions with GNOG be placed on hold until Party C completed a review of strategic alternatives for its portfolio of gaming assets.
On June 18, 2021, at the direction of DraftKings, representatives of Raine sent to representatives of Jefferies a revised proposal regarding the potential parameters of the long-term commercial arrangements.
On June 22, 2021, at the direction of GNOG, representatives of Jefferies sent comments to representatives of Raine on the revised proposal regarding the potential parameters of the long-term commercial arrangements received on June 18, 2021.
On July 2, 2021, members of the senior management of DraftKings and GNOG, together with representatives of Raine and Jefferies, held a conference call to discuss open points regarding the potential parameters of the long-term commercial arrangements.
From July 3, 2021 to July 21, 2021, members of senior management of DraftKings and GNOG, together with representatives of Raine and Jefferies, continued to discuss the potential parameters of the long-term commercial arrangements.
On July 14 and 15, 2021, representatives of GNOG, DraftKings and their respective advisors had multiple discussions regarding the exchange ratio to be paid by DraftKings in a potential all-stock transaction in which DraftKings would acquire GNOG. GNOG proposed a fixed exchange ratio of 0.385 of a share of DraftKings Class A common stock per share of GNOG common stock, which implied an equity valuation for GNOG of $1.587 billion. DraftKings responded with a proposal to acquire GNOG in an all-stock transaction at a fixed exchange ratio of 0.360 of a share of DraftKings Class A common stock per share of GNOG common stock, which implied an equity valuation for GNOG of $1.328 billion based on the then-most recent closing price of DraftKings Class A common stock. GNOG subsequently made a counter proposal for DraftKings to acquire GNOG in a potential all-stock transaction at a fixed exchange ratio of 0.375 of a share of DraftKings Class A common stock per share of GNOG common stock, which implied an equity valuation for GNOG of $1.386 billion based on the then-most recent closing price of DraftKings Class A common stock.
On July 16, 2021, Mr. Robins and Fertitta spoke via telephone during which Mr. Robins proposed that Mr. Fertitta and his affiliates would not be permitted to sell the shares they received in the potential transaction with DraftKings for a period of one-year following the closing of the potential transaction.
On July 20, 2021, Mr. Robins communicated to Mr. Fertitta DraftKings’ willingness to evaluate the potential transaction on the basis of a fixed exchange ratio of 0.375 of a share of DraftKings Class A common stock per share of GNOG common stock.
On July 21, 2021, Mr. Robins clarified to Mr. Fertitta that (i) if DraftKings were to continue to evaluate the potential transaction on the basis of a fixed exchange ratio of 0.375 of a share of DraftKings Class A common stock per share of GNOG common stock, such exchange ratio would be contingent on the premium implied thereby not exceeding 36% of the then-current trading price of GNOG Class A common stock and (ii) DraftKings would require an adjustment to the exchange ratio immediately prior to the execution of the merger agreement, if necessary, to ensure that such premium did not exceed 36%.
On July 22, 2021, Mr. Fertitta communicated to Mr. Robins that GNOG would not proceed with a potential transaction that included an adjustment to the exchange ratio to cap the premium implied by the transaction exchange ratio.

On July 22, 2021, GNOG, together with White & Case, GNOG’s outside legal counsel, and Jefferies, on the one hand, and DraftKings, together with Sullivan & Cromwell, DraftKings’ outside legal counsel, and Raine, on the other hand, conducted an all-hands organizational call which Latham & Watkins LLP, outside legal counsel to Mr. Fertitta and his affiliates (other than GNOG), which we refer to as “Latham & Watkins”, also attended, to discuss, among other things, reciprocal confirmatory diligence, the status of negotiations regarding the potential parameters of the long-term commercial arrangements and drafting responsibility for the definitive documentation in respect of the potential transaction.
On July 23, 2021, the GNOG Board held a special meeting, which meeting was attended by members of GNOG’s senior management and representatives of White & Case. At this meeting, Mr. Fertitta provided an update to the GNOG Board regarding discussions with DraftKings that had occurred since the last GNOG Board meeting held on April 14, 2021, including discussions regarding a potential transaction exchange ratio. Mr. Fertitta also updated the GNOG Board on the discussions with Parties A and C. Mr. Fertitta discussed with the GNOG Board the possible benefits to GNOG and its stockholders of the proposed transaction with DraftKings, including the complementary aspects of the businesses of GNOG and DraftKings, potential cross-marketing opportunities and other potential financial and operational benefits.
The GNOG Board also discussed, among other things, the potential benefits that might be realized by Mr. Fertitta and his affiliates from the proposed transaction with DraftKings, including in connection with the contemplated long-term commercial arrangements among DraftKings and Mr. Fertitta and his affiliates and the financial benefits that Mr. Fertitta and his affiliates could receive under a tax receivables agreement entered into in connection with the Landcadia Transaction as well as in respect of the then-pending de-SPAC transaction involving certain affiliates of Mr. Fertitta and FAST Acquisition Corp., which we refer to as “FAST” and, such transaction, as the “FAST Transaction”, since as a result of the valuation ascribed to GNOG in the proposed transaction with DraftKings, Mr. Fertitta would likely receive additional equity in FAST as a result of the FAST Transaction that he would not have otherwise received. As part of that discussion, Mr. Fertitta also noted that it was likely that, as a result of the proposed transaction with DraftKings, Mr. Fertitta would become a member of the board of the DraftKings public entity following completion of the proposed transaction. In light of those potential benefits that Mr. Fertitta and his affiliates might realize as a result of the proposed transaction that could differ from the potential benefits to the broader GNOG stockholder base and the differing interests due to the potential commercial arrangements, the GNOG Board and representatives of White & Case discussed the possible role of a special committee in independently evaluating the proposed transaction with DraftKings.
After further discussion, the GNOG Board unanimously resolved to form a special committee comprised of GNOG’s independent directors, Michael S. Chadwick, G. Michael Stevens and Scott Kelly, for the purposes of considering and evaluating the proposed transaction with DraftKings. Each of the members of the Special Committee also serve or are expected to serve as directors on the boards of other entities controlled by Mr. Fertitta and his affiliates. The GNOG Board empowered the Special Committee to, among other things, investigate the proposed transaction with DraftKings as the Special Committee deemed appropriate, negotiate the terms of the proposed transaction, as well as any related agreements, elect not to pursue the proposed transaction with DraftKings and to explore, in the Special Committee’s discretion, potential alternative transactions. The Special Committee was also directed to make a recommendation to the GNOG Board, at the appropriate time, as determined by the Special Committee, as to whether in the Special Committee’s determination the proposed transaction with DraftKings was fair and in the best interests of GNOG’s stockholders (other than Mr. Fertitta and his affiliates). The resolutions establishing the Special Committee also provided that the GNOG Board would not approve the proposed transaction without having received a prior favorable recommendation of the Special Committee. White & Case was appointed to act as legal counsel to the Special Committee.
Also on July 23, 2021, GNOG’s, DraftKings’ and Mr. Fertitta’s respective legal counsel and financial advisors held a conference call to coordinate as to the steps that would be necessary to progress the proposed transaction with DraftKings and the contemplated long-term commercial arrangements among DraftKings and Mr. Fertitta and his affiliates.
On July 26, 2021, a draft of an exclusivity agreement was shared by representatives of DraftKings with representatives of GNOG and White & Case, whereby DraftKings requested a period of exclusivity in its negotiations with GNOG in respect of the proposed transaction. Additionally, GNOG and DraftKings, through their respective legal counsel and financial advisors, exchanged updated due diligence request lists.
Later on July 26, 2021, the Special Committee held a meeting, which meeting was attended by representatives of White & Case. During this meeting, representatives of White & Case provided an overview of the fiduciary duties of directors of a Delaware corporation in the context of the proposed transaction with DraftKings, particularly in situations involving a potentially conflicted controlling stockholder, due to the potential benefits to GNOG’s controlling shareholder, Mr. Fertitta and his affiliates, that might be realized as a result of the proposed transaction, including as a result of the contemplated long-term commercial arrangements. Representatives of White & Case also provided an update on the proposed tax structure of the proposed transaction, including the treatment of the tax receivables agreement that was executed in connection with the Landcadia Transaction, which, among other things, would result in a potential accelerated cash payment by GNOG to an affiliate of Mr. Fertitta as a result of the proposed transaction with DraftKings and related issues relating to the implementation of the proposed transaction. The Special Committee discussed the other potential benefits that might accrue to Mr. Fertitta as a result of the proposed transaction, including in respect of the then-pending FAST Transaction as well as the contemplated long-term commercial arrangements. The participants in the meeting discussed the importance of the Special Committee continuing to apprise itself of potential benefits that might accrue to Mr. Fertitta and his affiliates as a result of the proposed transaction. Representatives of White & Case also provided an update on the request for exclusivity made by DraftKings. The Special Committee determined not to enter into an exclusivity agreement at that time, if at all.
The participants also discussed the importance of engaging an independent financial advisor to provide the Special Committee with, among other things, a fairness opinion and related financial analyses. In that regard, Mr. Chadwick provided an update to the Special Committee regarding the status of interviews that he had conducted with three potential financial advisors to the Special Committee, including Financial Advisor A and SGC. The participants in the meeting discussed the importance of the Special Committee taking the necessary time to fully evaluate and negotiate the terms of the proposed transaction.
On or about July 26, 2021, after further discussion, DraftKings and GNOG preliminarily agreed that the exchange ratio should result in an implied value range of $17.00 to $18.00 per share of GNOG common stock, which implied an equity valuation of GNOG between $1.402 billion and $1.488 billion.
On July 30, 2021, the M&A transaction committee of the DraftKings Board held a meeting, which was attended by representatives of Raine. During the meeting, the committee was provided with an update on the proposed structure of the potential transactions with GNOG and FEI, the status of the negotiations and the strategic rationale for pursuing such transactions.
On August 1, 2021, the Special Committee held a meeting, which meeting was attended by representatives of White & Case. The participants in the meeting discussed the importance of the Special Committee taking the time that was necessary to fully evaluate the terms of the proposed transaction with DraftKings. Also during this meeting, Mr. Chadwick provided an update to the Special Committee regarding the status of the interview process in furtherance of the Special Committee’s efforts to engage an independent financial advisor. Mr. Chadwick noted that he had interviewed four financial advisors, including Financial Advisor A and SGC, and, in respect of each of them had reviewed and summarized for the benefit of the other committee members their respective qualifications, credentials, experience in the iGaming and online sportsbook industries and prior relationships with GNOG, Mr. Fertitta and DraftKings (which information had been previously provided to Mr. Chadwick by each of the aforementioned financial advisors), as well as the proposed financial terms of their potential engagements. It was the consensus of the Special Committee that each of the candidates had the experience and qualifications for the assignment, and none of the disclosed prior relationships rose to a level that would disqualify any of the potential financial advisors in acting as the Special Committee’s financial advisor for the proposed transaction. After discussion, the Special Committee determined to contact Financial Advisor A to determine whether it would be in a position to provide the financial advisory services required by the Special Committee on a timely basis in light of its other commitments. A representative of White & Case then provided an update to the Special Committee regarding the tax considerations related to the contemplated structure of the proposed transaction with DraftKings. The representative of White & Case noted that the acceleration of certain payments to

Mr. Fertitta that may become due as a result of the proposed transaction remained an open point that the parties continued to discuss along with their respective legal, tax and financial advisors.
On August 2, 2021, the DraftKings Board held a meeting, which was attended by representatives of Raine. During the meeting, the DraftKings Board received an update relating to the potential transactions with GNOG and FEI and discussed the scope of the transactions and the potential benefits to DraftKings.
Also on August 2, 2021, GNOG and its advisors received an initial draft of the merger agreement in relation to the proposed transaction from DraftKings and its advisors. In addition, GNOG and Mr. Fertitta and his affiliates, together with their respective advisors, received an initial draft of the proposed documentation for the contemplated long-term commercial arrangements.
On August 3, 2021, the Special Committee held a meeting, which meeting was attended by representatives of White & Case, Jefferies and Financial Advisor A. Representatives of Jefferies provided an update on GNOG’s discussions to date with DraftKings relating to the proposed transaction, beginning with initial discussions that had occurred in May 2020 and continuing with renewed discussions which began in May 2021 and through to the current date. The Special Committee inquired of the representatives of Jefferies as to strategic alternatives to the proposed transaction with DraftKings that had been discussed and/or considered by GNOG to date and other potential alternative transactions that could be available to GNOG, particularly alternative acquirors of GNOG. The representatives of Jefferies noted that GNOG had considered several opportunities including: (i) a potential acquisition of Party A, (ii) a potential merger of equals transaction with Party B, noting that such transaction would have required a significant amount of additional capital to fund the resulting combined company, and (iii) a reverse merger with Party C, which would have resulted in Party C holding a controlling interest in GNOG. However, those discussions had not resulted in an executable transaction, generally due to, among other reasons, the counterparties having decided to pursue other opportunities or because the contemplated transactions would have required the parties to incur too much indebtedness. The Special Committee also inquired of the representatives of Jefferies regarding other potential alternative transactions that could be available to GNOG, particularly alternative acquirors of GNOG. The representatives of Jefferies explained that an alternative acquiror of GNOG was unlikely, due to, among other things, potential financing and operational challenges that other potential acquirors might face, which challenges, the representatives of Jefferies noted, were not impediments to the proposed transaction with DraftKings because of DraftKings’ strong cash position. The representative of Jefferies stated that private equity acquirors would likely not be interested in acquiring GNOG since GNOG’s balance sheet could not support additional debt. In addition, land-based casino owners, the likely strategic acquirors, would likely not be interested in owning and promoting a competing casino’s brand. The Special Committee and the representatives of Jefferies also discussed GNOG’s significant current and future capital requirements should it remain a standalone entity going forward. It was noted by representatives of Jefferies that DraftKings had a strong cash position, brand awareness and first-mover advantages that made it particularly attractive as the long-term owner of the GNOG business.
A representative of White & Case also described certain provisions of the initial draft merger agreement that had been provided by Sullivan & Cromwell, particularly the deal protection provisions, which together with the support agreement would have greatly restricted GNOG’s ability to pursue other alternative proposals, notwithstanding that the draft contemplated the possibility of a change in recommendation by the GNOG Board and/or the Special Committee. A representative of White & Case and the Special Committee then discussed the need for the final agreement to allow for the ability on the part of the GNOG Board and the Special Committee to meaningfully entertain alternative proposals. Financial Advisor A noted that it was unlikely that it could provide its financial analysis in connection with the proposed transaction and render an opinion within the time frame being discussed by the parties.
Also on August 3, 2021, representatives of DraftKings, FEI and GNOG and their respective advisors participated in discussions regarding the terms of the master commercial agreement.
On August 4, 2021, DraftKings provided to GNOG and its advisors access to a virtual data room which contained additional due diligence information. Additionally, a revised draft of the merger agreement in relation to the proposed transaction was sent by White & Case to Sullivan & Cromwell. Among other revisions, the revised draft of the merger agreement reflected the agreed-upon tax structure of the proposed transaction and included a fiduciary out. A revised draft of the master commercial agreement in respect of the contemplated long-term commercial arrangements was sent by Latham & Watkins to Sullivan & Cromwell. Additionally, Latham & Watkins circulated to the respective legal advisors drafts of certain contribution agreements providing for the transfer from LHGN Interestholder to DraftKings of a minority interest in the operating company of GNOG, in which GNOG owns the remaining equity.
On August 5, 2021,at the direction of GNOG, representatives of Jefferies had a preliminary discussion with representatives of Party D, a publicly-traded online gaming company, about a potential acquisition of GNOG by Party D. Shortly following that discussion, representatives of Party D indicated that Party D did not have an interest in further pursuing a transaction with GNOG.
Also on August 5, 2021, the Special Committee held a meeting, which meeting was attended by representatives of White & Case and SGC. A representative of White & Case provided the Special Committee with an update on the status of negotiations regarding the proposed transaction with DraftKings. Also at this meeting, Mr. Chadwick reported to the Special Committee that, in light of the uncertainty of Financial Advisor A’s ability to meet the timeline being discussed by the parties, as had been previously discussed with the other members of the Special Committee, Mr. Chadwick recommended that the Special Committee instead engage SGC as the Special Committee’s financial advisor on the financial terms previously discussed with the Special Committee. Mr. Chadwick reiterated that SGC possessed the relevant qualifications, credentials and experience in the iGaming and online sportsbook industries and had also indicated that it could provide its financial analysis and opinion in connection with the proposed transaction within such timeframe. The other members of the Special Committee agreed with this recommendation.
As part of the meeting, the representative of SGC provided the Special Committee with information on SGC’s current and prior relationships with GNOG, Mr. Fertitta and his affiliates, noting that revenues from such services were not material to SGC. The Special Committee determined that such disclosed prior relationships would be unlikely to be material to the Special Committee’s evaluation of the proposed transaction. A representative of SGC then provided an overview to the Special Committee of certain preliminary information regarding GNOG and DraftKings; preliminary financial information regarding the proposed transaction; and an overview of potential alternative acquirors of GNOG and the likelihood of attracting such an alternative acquiror given, among other things, that many potential acquirors also operated land-based casinos, which, among other things, would make them unlikely to be interested in owning and promoting a competing casino’s brand. A representative of White & Case then reminded the Special Committee of the fiduciary duties owed by directors of a Delaware corporation to the shareholders of a company, particularly in the context of a transaction involving a potentially conflicted controlling stockholder and discussed the status of negotiations regarding the deal protection provisions in the merger agreement, including the provisions related to considerations of alternative proposals. In further discussion, the Special Committee noted that both Jefferies and SGC had indicated that it was their view that there were a limited number of potential acquirors of GNOG other than DraftKings, particularly an alternative acquiror that could likely deliver value to GNOG’s stockholders in excess of the value implied by the exchange ratio that was contemplated in connection with the proposed transaction with DraftKings. It was noted that, although DraftKings had previously requested that GNOG enter into an exclusivity agreement with DraftKings, GNOG did not respond to that request, and no further discussions had occurred between GNOG and DraftKings regarding any exclusivity arrangement.
Later on August 5, 2021, GNOG entered into an engagement letter with SGC.
On August 6, 2021, Latham & Watkins provided to Sullivan & Cromwell revised draft documentation regarding the contemplated long-term commercial arrangements. Also on August 6, 2021, GNOG and DraftKings and their respective advisors, including White & Case and Sullivan & Cromwell, held a conference call to continue discussions regarding the parameters of the provisions in the draft merger agreement and support agreement concerning the ability to meaningfully entertain alternative proposals.
On August 7, 2021, GNOG and DraftKings, together with Jefferies and Raine, held a conference call to continue negotiations regarding the proposed transaction exchange ratio, with DraftKings proposing an exchange ratio of 0.3489 of a share of DraftKings Class A common stock per share of GNOG common stock based on the then-current trading prices of GNOG Class A common stock and DraftKings Class A common stock. GNOG countered with an exchange ratio of 0.365 of a share of DraftKings Class A common stock per share of GNOG common stock. Subsequently, Mr. Fertitta and Mr. Robins held a conference call to further negotiate the proposed transaction exchange ratio, the result of which was that both DraftKings and GNOG affirmed their interest in moving forward with an acquisition of GNOG by DraftKings at a 0.365 exchange ratio, conditioned on, among other things, Mr. Fertitta agreeing to a one-year lock-up of the DraftKings Class A common stock that Mr. Fertitta and his affiliates would receive in the proposed transaction, to be documented in a support and registration rights agreement.
Also on August 7, 2021, Sullivan & Cromwell provided to White & Case a revised draft of the merger agreement in relation to the proposed transaction. Among other things, the revised draft of the merger agreement continued to significantly limit GNOG’s ability to consider alternative proposals and revised certain closing conditions and other provisions, including in respect of the repayment of certain of GNOG’s debt obligations and certain proposed amendments to the trademark license agreement for the Golden Nugget trademarks. Additionally, Sullivan & Cromwell delivered to Latham & Watkins a draft of the support agreement which provided that, among other things, (i) Mr. Fertitta and his affiliates would be unable to trade shares of DraftKings Class A common stock that Mr. Fertitta and his affiliates would receive in the proposed transaction for a period of one-year, (ii) for a period of five years following the closing of the proposed transaction, Mr. Fertitta and his affiliates would refrain from (1) participating in certain competing businesses of DraftKings and (2) soliciting or hiring certain employees of DraftKings, (iii) affiliates of FEI would waive any payments under the tax receivable agreement and take any actions necessary to terminate the tax receivable agreement and (iv) Mr. Fertitta and his affiliates would receive registration rights with respect to certain securities of DraftKings following the closing of the proposed transaction.
During August 7, 2021 and August 8, 2021, representatives of GNOG, DraftKings and their respective advisors, including representatives of Jefferies, Raine, Latham & Watkins, White & Case and Sullivan & Cromwell continued to negotiate the terms of the merger agreement and related documents, documentation regarding the contemplated long-term commercial arrangements, the support agreement and related ancillary agreements.
During the evening of August 8, 2021, the DraftKings Board held a special meeting, which was attended by representatives of Sullivan & Cromwell and Raine. The DraftKings Board engaged in a discussion regarding the merger agreement, the master commercial agreement and the Transactions, including the mergers, the reasons to approve the merger agreement and make its recommendation and also discussed the countervailing factors described in the section entitled “—DraftKings’ Reasons for the Transactions; Recommendation of the DraftKings Board of Directors” beginning on page 108 of this joint information statement/prospectus. At the meeting, the DraftKings Board unanimously (i) adopted the merger agreement, (ii) determined that the Transactions, including the mergers, are fair, advisable and in the commercial interests of DraftKings and its stockholders, (iii) authorized the execution and delivery of the merger agreement and documents governing the Transactions, including the mergers, on the terms and subject to the conditions as approved by DraftKings’ management, and (iv) directed that the merger agreement be submitted for approval by DraftKings’ stockholders.
Also during the evening on August 8, 2021, the Special Committee held a meeting, which meeting was attended by representatives of White & Case and SGC. A representative of White & Case discussed with the Special Committee the fiduciary duties owed by directors of a Delaware corporation to the shareholders of a company, particularly in the context where a special committee had been formed to protect the interests of a company’s minority stockholders. The representatives of White & Case and the Special Committee then discussed in detail the current terms of the proposed merger agreement and any open points presented therein, including the ability to entertain alternative proposals for thirty days after the signing of an agreement and other deal protection provisions in the proposed merger agreement. During this review it was noted that DraftKings had previously proposed a transaction exchange ratio of 0.3489 but that GNOG and DraftKings were now contemplating an exchange ratio of 0.365, as proposed by GNOG. It was also noted that GNOG and DraftKings were working towards an announcement of the proposed transaction during the morning of August 9, 2021.
At the same meeting, a representative of SGC also reviewed SGC’s financial analysis of the GNOG merger consideration and rendered an oral opinion, confirmed by delivery of a written opinion dated August 8, 2021, to the Special Committee to the effect that, as of such date and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as set forth in such opinion, the merger consideration to be received by the holders of

GNOG common stock (other than the excluded holders) in the GNOG merger was fair, from a financial point of view, to such stockholders. Among other points raised, the representative of SGC noted that absent the proposed transaction, GNOG would soon require significant financing to fund its current operations and its future operations during the next four years. The representative of SGC added that a suitable alternative acquiror would likely need to be a standalone entity with the requisite access to capital to continue funding GNOG’s operations (currently operating and projected to continue to operate at a loss for several years) and would need to be willing and able to exceed the premium implied by the exchange ratio that was contemplated in connection with the proposed transaction with DraftKings. The representative of SGC also noted the potential benefits that a partnership with DraftKings would bring to GNOG’s business, including more diverse and established partnerships, name recognition, DraftKings’ size and the strength of the DraftKings’ balance sheet.
At the same meeting, a member of the senior management of GNOG joined the meeting at the invitation of the Special Committee to provide a summary of the terms of the proposed support agreement and the proposed master commercial agreement. The member of senior management of GNOG noted that DraftKings had indicated that its entry into the merger agreement was contingent upon the master commercial agreement, from which arrangements, the member of senior management noted, Mr. Fertitta and his affiliates, in addition to DraftKings, may derive financial benefits. The member of senior management of GNOG also discussed with the Special Committee, among other things, the status of the current operations of GNOG, including granted, pending and contemplated gaming licenses, the issues that GNOG was generally facing in its business, including significantly higher customer acquisition costs than during prior periods and GNOG’s declining market share in the context of increased competition from other market participants that have greater access to capital. The member of senior management of GNOG also described the multiple benefits for GNOG of aligning with DraftKings, one of the largest participants in the U.S. online sportsbook and online gaming industries. The member of senior management of GNOG noted that, pursuant to the proposed support agreement, Mr. Fertitta had agreed to cause his affiliates to waive any accelerated tax-related payments that could be payable to such affiliate of Mr. Fertitta pursuant to the terms of the tax receivable agreement and separately confirmed that Mr. Fertitta would derive benefits in the FAST Transaction as a result of the proposed transaction with DraftKings. The member of senior management of GNOG attended the teleconference solely for the matters discussed in this paragraph and then exited the meeting.
Following further discussion and consideration of the merger consideration payable to GNOG stockholders, any risks related to the terms and conditions of the merger agreement, the prospects of continuing to operate GNOG as a standalone public company and the views expressed by the members of the Special Committee during the meeting, including the reasons to approve the merger agreement and make its recommendation and the countervailing factors described in the section entitled “—GNOG’s Reasons for the Transactions; Recommendations of the Special Committee and the GNOG Board of Directors” beginning on page 112 of this joint information statement/prospectus, the Special Committee unanimously adopted resolutions (i) determining that the merger agreement and the Transactions, including the mergers, are advisable and fair to, and in the best interests of, GNOG and its stockholders (other than Mr. Fertitta and his affiliates), (ii) directing that the merger agreement be submitted to the GNOG Board for the GNOG Board’s approval and recommendation that GNOG’s stockholders adopt the merger agreement and (iii) recommending that the GNOG Board (v) approve and declare advisable the merger agreement and the Transactions, including the mergers, (w) declare that the merger agreement and the Transactions, including the mergers, are fair to, and in the best interests of, GNOG and its stockholders, (x), authorize and approve entry into the merger agreement and completion of the Transactions, including the mergers, (y) submit the adoption of the merger agreement for consideration by GNOG’s stockholders and (z) recommend that GNOG’s stockholders vote in favor of adoption of the merger agreement.
Later on August 8, 2021, the GNOG Board held a special meeting, which meeting was attended by representatives of White & Case. At that meeting, Mr. Fertitta indicated his support for the proposed transaction and described his reasons for doing so. Such reasons included, among other things, the capital that would be required to fund GNOG’s operating losses until such time as GNOG becomes profitable and DraftKings’ management’s experience in operating a technology company. Mr. Fertitta noted to the GNOG Board his view that aligning with DraftKings would be more beneficial to GNOG and its stockholders than continuing to operate GNOG on a standalone basis. Mr. Fertitta emphasized that, among other things, a significant amount of capital would be required by GNOG in order for it to remain competitive and grow in the online gaming industry, that such growth would also be dependent on potential changes in state law and that DraftKings had the liquidity, capital and brand awareness that would facilitate the growth of GNOG, while the transaction would enable GNOG stockholders to participate in any future upside to the GNOG business through ownership of DraftKings stock.
Mr. Chadwick informed the GNOG Board that the Special Committee had unanimously recommended that the GNOG Board approve the Transactions, including the mergers, and a representative of White & Case noted that the Special Committee had received the fairness opinion of SGC in connection with the Transactions, including the mergers.
The GNOG Board then engaged in a discussion regarding the deal protection mechanisms contemplated by the proposed merger agreement, including the ability to consider alternative proposals. Mr. Fertitta reiterated his view that the proposed transaction was a strategic move that would allow GNOG to benefit from the combination of iGaming and online sportsbook. Mr. Fertitta noted that his intention, as would be required by the proposed support agreement, was to retain the shares of DraftKings common stock issued to him and his affiliates in the proposed transaction and that his preference was to receive stock consideration in furtherance of his view that the proposed transaction represented a beneficial partnership between GNOG and DraftKings. Mr. Fertitta also noted that if a proposal were to be received representing a significant premium above the implied value of the GNOG merger consideration, he would consider such proposal, but that he expected that his preference would continue to be the proposed transaction so as to allow GNOG to take advantage of the combined iGaming and online sportsbook growth opportunity and the skillset of DraftKings management.
Following further discussion and consideration of the recommendation of the Special Committee in addition to the reasons to approve the merger agreement and make its recommendation and the countervailing factors described in the section entitled “—GNOG’s Reasons for the Transactions; Recommendations of the Special Committee and the GNOG Board of Directors” beginning on page 112 of this joint information statement/prospectus, the GNOG Board unanimously adopted resolutions (i) determining that the merger agreement and the Transactions, including the mergers, were advisable and fair to, and in the best interests of, GNOG and its stockholders, (ii) authorizing the execution, delivery and performance of the merger agreement and, subject to the requisite GNOG stockholder approval, completion of the Transactions, including the mergers, (iii) directing that the merger agreement be submitted to GNOG’s stockholders for their adoption and (iv) recommending to GNOG’s stockholders that they vote in favor of adoption of the merger agreement.
During the evening of August 8, 2021 and the morning of August 9, 2021, GNOG, DraftKings, FEI and their respective outside legal counsel and financial advisors resolved any open points and finalized the merger agreement and related documentation, including the master commercial agreement, the support agreement and related ancillary agreements and GNOG, DraftKings, the Merger Subs, Mr. Fertitta and certain of his affiliates and certain affiliates of DraftKings executed and delivered the merger agreement, the master commercial agreement, the support agreement and the contribution agreements.
On August 9, 2021, GNOG and DraftKings issued a joint press release announcing the execution of the merger agreement. Following the announcement of the Transactions, including the mergers, no in-bound proposals or inquiries were received from third parties, including Party A, Party B, Party C and Party D, with respect to a potential acquisition of GNOG by any such party.
DraftKings’ Reasons for the Transactions; Recommendation of the DraftKings Board of Directors
At a meeting held on August 8, 2021, the DraftKings Board (i) adopted the merger agreement, (ii) determined that the Transactions, including the mergers, are fair, advisable and in the commercial interests of DraftKings and its stockholders, (iii) authorized the execution and delivery of the merger agreement, contribution agreements and other documents governing the Transactions, including the mergers, on the terms and subject to the conditions as approved by DraftKings’ management, and (iv) directed that the merger agreement be submitted for approval by DraftKings’ stockholders.

Strategic and Other Factors
In arriving at its determination, the DraftKings Board consulted with DraftKings’ senior management and outside financial, accounting and legal advisors and considered a number of factors that it believed supported its determination. These positive factors included, but were not limited to, the following:
•
the expectation that Transactions, including the mergers, will provide New DraftKings with access to a broader, more diverse customer base to enhance the existing gaming operations of DraftKings;

•
the value of the Transactions, including the mergers, which are expected to provide New DraftKings with the potential, among other things, to increase the scale of its existing iGaming business;

•
the expectation that the Transactions, including the mergers, will stimulate the sharing of expertise among DraftKings and GNOG and support faster innovation, which will improve the performance of New DraftKings’ employees;

•
the opportunity to potentially benefit from GNOG’s market access agreements in key states that are either considering, or are in the process of, legalizing sports wagering and other gaming activities, which, as a result, have the potential to reduce market access costs for DraftKings;

•
in connection with Transactions, including the mergers, and through a commercial agreement, the ability to collaborate and realize marketing benefits, including ongoing access and utilization of the information from Golden Nugget Retail Casinos, FEI and the Houston Rockets customer databases, which in total currently contain 5.5 million members;

•
the ability to integrate with, and cross-promote to, Golden Nugget’s VIP players;

•
the expectation that New DraftKings and FEI will construct or rebrand existing retail sportsbooks with “DraftKings” marks and logos at FEI owned and operated Golden Nugget-branded retail casinos and at the Toyota Center, pending state legalization and regulatory approvals;

•
the ability to create online activation sites at FEI-owned physical properties through branding to expand New DraftKings’ opportunities for customer acquisition;

•
the intended tax treatment of Transactions, including the mergers, for United State federal income tax purposes (please read the section entitled “Material United States Federal Income Tax Consequences” beginning on page 182 of this joint information statement/prospectus);

•
the anticipation that the New DraftKings shares to be received by DraftKings stockholders in the DraftKings merger will be tax-free to DraftKings stockholders for United States federal income tax purposes (please read the section entitled “Material United States Federal Income Tax Consequences” beginning on page 182 of this joint information statement/prospectus);

•
the ability to integrate rewards programs and launch integrated marketing across both New DraftKings and GNOG assets;

•
the expectation that an all-stock transaction preserves DraftKings’ existing balance sheet strength;

•
the fact that, after the completion of Transactions, including the mergers, current DraftKings stockholders will own approximately 93.4% of New DraftKings;

•
the fact that Tilman J. Fertitta and certain of his affiliate have agreed not to transfer any shares of New DraftKings common stock beneficially owned by Mr. Fertitta prior to the earlier of (i) the first anniversary of the Closing Date and (ii) the date on which the support agreement is terminated;

•
the results of the due diligence investigation of GNOG conducted by DraftKings management and outside advisors;

•
the recommendation of DraftKings’ senior management in favor of Transactions, including the mergers;

•
the review and analysis provided to the DraftKings Board by DraftKings’ senior management of GNOG’s businesses, historical financial performance and condition, operations, assets, regulatory history, competitive positions, prospects and management;

•
the knowledge and familiarity of DraftKings management with respect to the current and prospective environment in which GNOG operates;

•
the terms and conditions of the merger agreement, including the regulatory approvals necessary and other commitments by both DraftKings and GNOG to complete Transactions, including the mergers. The DraftKings Board also considered the following specific aspects, among others, of the merger agreement:

•
the nature of the representations, warranties and covenants provided by GNOG, including with respect to certain restrictions on GNOG’s operations during the period prior to the completion of the Transactions, including the mergers;

•
the nature of the closing conditions included in the merger agreement, including the exceptions to the events that would constitute a material adverse effect with respect to DraftKings or GNOG for purposes of the merger agreement, as well as the likelihood of satisfaction of all conditions to the completion of the Transactions, including the mergers;

•
the fact that DraftKings could terminate the merger agreement if GNOG had failed to deliver the GNOG Written Consent no later than September 8, 2021; and

•
the fact that GNOG may be required to pay DraftKings a termination fee of $55.0 million and reimburse DraftKings for certain expenses it incurs in the event of the termination of the merger agreement under certain circumstances;

•
the review by the DraftKings Board with its financial advisor of the financial terms and structure of Transactions, including the mergers;

•
the review by the DraftKings Board with its legal advisor of the structure of Transactions, including the mergers, and the terms of the merger agreement;

•
the DraftKings Boards’ view that, while completion of Transactions, including the mergers, is subject to various regulatory approvals, such approvals are likely to be obtained without a material adverse impact on the respective businesses of DraftKings, GNOG or New DraftKings;

•
the expectation that the completion of the Transactions, including the mergers, will occur during or prior to the end of the first fiscal quarter of 2022; and

•
the expectation that the Transactions, including the mergers, will enable New DraftKings to benefit from over $300 million in synergies expected at maturity from, among other things, revenue uplift, improvements in cost of goods sold, marketing efficiency, reduced platform costs and corporate overhead.

Uncertainties, Risks and Potentially Negative Factors
The DraftKings Board weighed the above factors and considerations against a number of uncertainties, risks and potentially negative factors relevant to the Transactions, including the mergers, including, but not limited to:
•
the risks related to the possibility that the Transactions, including the mergers, might not be completed in a timely manner or at all, including that failure to complete the Transactions, including the mergers, could cause DraftKings to incur significant expenses and/or lead to negative perceptions among investors;

•
the risk that governmental authorities might seek to impose conditions on or otherwise prevent or delay the Transactions, including the mergers, or impose restrictions or requirements on the operation of the businesses of New DraftKings after completion of the Transactions, including the mergers;

•
the risk of adverse outcomes of pending or threatened litigation or governmental investigations with respect to GNOG, and the possibility that an adverse judgment could have a materially adverse effect on the business or operations of GNOG, or of New DraftKings after the Transactions, including the mergers;

•
the challenges and difficulties relating to the integration of New DraftKings and GNOG, including the risk that integration costs may be greater than anticipated;

•
the risk of diverting resources from other opportunities and operational matters;

•
the possibility that, without assuming the achievement of revenue synergies or improvements in the markets in which New DraftKings will operate, New DraftKings could have lower revenue and growth rates than each of DraftKings and GNOG experienced historically;

•
the possibility that the anticipated benefits of the Transactions, including the mergers, may not be realized, including the risk of not capturing all or a part of the anticipated cost savings, synergies and operational efficiencies;

•
the risks and costs to DraftKings in connection with the Transactions, including the mergers (including in the event that the Transactions, including the mergers, are not completed), either during the period prior to or following the closing, including the risks and costs associated with the potential diversion of management and employee attention and focus;

•
the fees and expenses associated with negotiating and completing the Transactions, including the mergers;

•
the possibility that, despite the retention efforts of DraftKings and GNOG, certain key employees of DraftKings or GNOG might not choose to remain with New DraftKings;

•
GNOG’s right to terminate the merger agreement to enter into a transaction representing a superior proposal and the related right of GNOG’s board of directors to change its recommendation to GNOG stockholders with respect to the Transactions, including the mergers, in each case prior to the approval of the mergers by GNOG’s stockholders;

•
the other limited circumstances under which GNOG could terminate the merger agreement or refuse to complete the Transactions, including the mergers;

•
the effects of general competitive, economic, political and market conditions and fluctuations on DraftKings, GNOG or New DraftKings;

•
the potential that the fixed exchange ratio with respect to the GNOG merger consideration could result in DraftKings delivering greater value to GNOG stockholders than had been anticipated by DraftKings in the event that the value of shares of DraftKings common stock increases disproportionately from the date of the merger agreement, as the fixed number of New DraftKings shares to be issued per GNOG share will not be adjusted; and

•
the risks of the type and nature described in the sections of this joint information statement/prospectus entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 27 and 25, respectively.

In addition, the DraftKings Board was aware of and considered the interests of its directors and executive officers that are different from, or in addition to, the interests of DraftKings stockholders generally, including the treatment of DraftKings equity awards held by such directors and executive officers in the mergers described in the section entitled “Certain Beneficial Owners of DraftKings Common Stock and GNOG Common Stock” beginning on page 179 of this joint information statement/prospectus and New DraftKings’ agreement to indemnify DraftKings directors and officers, after the closing of the mergers, against certain claims and liabilities.
The DraftKings Board concluded that the potential benefits that it expects DraftKings and its stockholders to achieve as a result of the Transactions, including the mergers, outweigh the potentially negative factors associated therewith. Accordingly, the DraftKings Board unanimously: (i) adopted the merger agreement, (ii) determined that the Transactions, including the mergers, are fair, advisable and in the commercial interests of DraftKings and its stockholders, (iii) authorized the execution and delivery of the merger agreement and documents governing the Transactions, including the mergers, on the terms and subject to the conditions as approved by DraftKings management, and (iv) directed that the merger agreement be submitted for approval by DraftKings stockholders. The foregoing discussion of the information and factors considered by the DraftKings Board is not exhaustive but is intended to reflect the material factors considered by the DraftKings Board in its consideration of the Transactions, including the mergers. In view of the large number of factors considered and their complexity, the DraftKings Board, both individually and collectively, did not find it practicable to and did not attempt to quantify or assign any relative or specific weight to the various factors. Rather, the DraftKings Board based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the DraftKings Board may have given different weights to different factors.
The foregoing discussion of the information and factors considered by the DraftKings Board is forward-looking in nature. This information should be read in light of the factors described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25 of this joint information statement/prospectus.
GNOG’s Reasons for the Transactions; Recommendations of the Special Committee and the GNOG Board of Directors
As described above under the section entitled “—Background of the Transactions”, the GNOG Board unanimously resolved to form the Special Committee, consisting of independent directors Michael S. Chadwick, G. Michael Stevens and Scott Kelly. The GNOG Board empowered the Special Committee to, among other things, investigate and negotiate the proposed transaction, as well any related agreements, elect not to pursue the proposed transaction or to explore, at the Special Committee’s discretion, potential alternative transactions. The Special Committee was also directed to make a recommendation to the GNOG Board, at the appropriate time, as determined by the Special Committee, as to whether the proposed transaction was fair to and in the best interests of GNOG’s stockholders other than Mr. Fertitta and his affiliates. The GNOG Board also resolved that it would not approve the proposed transaction without having received a prior favorable recommendation of the Special Committee.
At a meeting of the Special Committee held on August 8, 2021, the Special Committee unanimously adopted resolutions (i) determining that the merger agreement and the Transactions, including the mergers, are advisable and fair to, and in the best interests of, GNOG and its stockholders (other than Mr. Fertitta and his affiliates), (ii) directing that the merger agreement be submitted to the GNOG Board for the GNOG Board’s approval and recommendation by the GNOG Board that GNOG’s stockholders adopt the merger agreement and (iii) recommending that the GNOG Board: (v) approve and declare advisable the merger agreement and the Transactions, including the mergers, (w) declare that the merger agreement and the Transactions, including the mergers, are fair to, and in the best interests of, GNOG and GNOG’s stockholders, (x) authorize and approve entry into the merger agreement and completion of the Transactions, including the mergers, (y) submit the adoption of the merger agreement for consideration by GNOG’s stockholders and (z) recommend that GNOG’s stockholders vote in favor of the adoption of the merger agreement.
At a meeting of the GNOG Board held on August 8, 2021 following the meeting of the Special Committee, and upon the unanimous recommendation of the Special Committee, the GNOG Board unanimously adopted resolutions (i) determining that the merger agreement and the Transactions, including the mergers, are advisable and fair to, and in the best interests of, GNOG and GNOG’s stockholders, (ii) authorizing the execution, delivery and performance of the merger agreement and, subject to the requisite GNOG stockholder approval, completion of the Transactions, including the mergers, (iii) directing that the merger agreement be submitted to GNOG’s stockholders for their adoption and (iv) recommending to GNOG’s stockholders that they vote in favor of adoption of the merger agreement.
In evaluating the merger agreement and the Transactions, including the mergers, the Special Committee and the GNOG Board consulted with GNOG’s senior management and the Special Committee’s and GNOG’s respective outside legal counsel and financial advisors. In arriving at the determinations and recommendations described above, the Special Committee considered a number of factors that the GNOG Board also considered and adopted, including the following, which are not intended to be exhaustive and are not presented in any relative order of importance:
Financial Terms; Certainty of Value
•
the fact that, as a result of the all-stock GNOG merger consideration upon completion of the Transactions (including the GNOG merger), GNOG stockholders will own approximately 6.6% of New DraftKings Class A common stock, which will provide GNOG stockholders with an opportunity to benefit, proportionate to their ownership interests in New DraftKings, from the potential long-term stockholder value creation that could result from a combination of GNOG and DraftKings, given, among other things, the complementary nature of the businesses of GNOG and DraftKings and potential strategic, financial, operational and other benefits that are expected to result from the Transactions, including the mergers;
•
the fixed exchange ratio, which will not be reduced in the event of a change in the trading price of GNOG Class A common stock or DraftKings Class A common stock or the performance of each of GNOG or DraftKings independently and relative to one another during the time from the date of the merger agreement until the completion of the mergers;

•
the value of the GNOG merger consideration, which, based on the closing price of DraftKings Class A common stock of $51.59 on the Nasdaq on August 6, 2021, implied a premium of approximately:

•
53% over the closing price per share of GNOG Class A common stock of $12.27 on August 6, 2021, the last full trading day prior to execution of the merger agreement;

•
56% over the volume-weighted average price per share of GNOG Class A common stock of $12.04 over the one-month period ended August 6, 2021;

•
51% over the volume-weighted average price per share of GNOG Class A common stock of $12.45 over the two-month period ended August 6, 2021; and

•
42% over the volume-weighted average price per share of GNOG Class A common stock of $13.25 over the three-month period ended August 6, 2021;

•
the fact that, after discussions with GNOG’s management and the financial advisors to GNOG and the Special Committee and extensive communications with DraftKings, the Special Committee and the GNOG Board concluded that the exchange ratio reflected the most favorable exchange ratio that the DraftKings Board would be willing to agree to;

•
the belief of the Special Committee and the GNOG Board that, at this time, the GNOG merger consideration is more favorable to GNOG’s stockholders than the potential value that might result from the other strategic alternatives reasonably available to GNOG (including remaining as a standalone publicly-held entity, seeking opportunities to diversify its businesses, acquiring other companies in the iGaming space or obtaining additional capital by other means);

•
the fact that GNOG’s senior management, with the assistance of Jefferies, GNOG’s financial advisor, had engaged in substantive discussions with both strategic parties and financial sponsors, including Party A, Party B, Party C and Party D, which could have been potential transaction partners, and the failure of such discussions to result in executable alternative strategic transactions, as well as general considerations communicated to the Special Committee by GNOG’s senior management, Jefferies and SGC that other potential transaction partners had or would likely have as further described in the section entitled “—Background of the Transactions” beginning on page 98 of this joint information statement/prospectus;

•
the evaluation by the Special Committee and the GNOG Board of the potential strategic, financial, operational and other benefits that could be realized by DraftKings, which may have been able to support a higher transaction premium than could be offered by other potential acquirors, and the Special Committee’s and the GNOG Board’s belief, based, in part, on the advice of their respective financial advisors, that other potential acquirors would be unlikely to pay a premium greater than that proposed by DraftKings;

•
the belief of the Special Committee and the GNOG Board that public disclosure of the GNOG merger consideration and GNOG’s ability to provide information to, and negotiate with, a third party that made an unsolicited bona fide acquisition proposal from the date of the merger agreement until September 8, 2021, pursuant to the terms of the merger agreement (as further described in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation and Change in Recommendation”), would allow the Special Committee to consider alternatives to the proposed transaction with DraftKings;

•
the fact that (1) all of GNOG’s stockholders, including Mr. Fertitta and his affiliates, will receive the same GNOG merger consideration per share of GNOG common stock in the GNOG merger and (2) LHGN Interestholder will receive New DraftKings Class A common stock in connection with the Opco Contribution at the same exchange ratio as if it had held GNOG common stock, and, in each case, not receive any additional consideration as a result of the tax receivable agreement being terminated;

•
the current and historical trading prices of shares of GNOG Class A common stock, including those set forth in the table in the section entitled “Comparative Market Price Data” beginning on page 24 of this joint information statement/prospectus, taking into account the market performance of GNOG Class A common stock relative to the common stock of other participants in the industry in which GNOG operates and general market indices;

•
the consideration by the Special Committee and the GNOG Board of the timing of the Transactions, including the mergers, and the risk that if GNOG did not accept the terms reflected in the merger agreement, the master commercial agreement and the support agreement at the time that it did, the Special Committee and the GNOG Board might not have had another opportunity to do so; and

•
the anticipation that the New DraftKings Class A common stock to be received by GNOG stockholders as the merger consideration to be received will be tax-free to GNOG stockholders for U.S. federal income tax purposes (for additional information, please read the section entitled “Material United States Federal Income Tax Consequences” beginning on page 182 of this joint information statement/prospectus).

Prospects of GNOG
•
The fact that competition within the gaming industry, including the iGaming industry, is intense, featuring dynamic customer demand resulting in higher customer acquisition costs and technological advances, all of which requires a significant amount of capital in order to successfully compete. GNOG currently lacks such capital, whereas a number of GNOG’s competitors are established, well-capitalized companies. Such growth is also dependent on future changes in state law, which may or may not occur. There has also been considerable recent consolidation within the industry, resulting in larger competitors with increased access to capital and financial resources, lower cost structures and other benefits of scale, all of which puts additional pressure on the current and future capital requirements of GNOG’s business as well as the impact of the foregoing factors, as applicable, on the trading price of shares of GNOG Class A common stock (which cannot be quantified numerically);

•
GNOG’s current and historical business, financial condition, results of operations, competitive position, strategic options and capital requirements and prospects, including the fact that GNOG’s management does not expect GNOG to be profitable until 2025 (for further information, please read the section entitled “—Certain GNOG Unaudited Prospective Financial Information” beginning on page 119 of this joint information statement/prospectus) and that GNOG’s market share has been declining, particularly in light of GNOG’s current and future capital requirements, and the strengths and weaknesses of GNOG’s capital structure relative to certain other participants in the iGaming industry, many of which are well-capitalized;

•
the prospective risks associated with GNOG continuing as a standalone publicly-held entity, including the risks and uncertainties with respect to (a) achieving its growth, operating cash flow and profitability targets in light of the current and foreseeable market conditions, including the risks and uncertainties in the United States economy generally and the iGaming industry specifically, due to, among other things, increasing customer acquisition costs, technological advances and the potential impact of changes (or lack of changes) in applicable state laws, (b) general market conditions and volatility, including the performance of broad-based stock market indices and exchanges and (c) risks and uncertainties described in the section entitled “Risk Factors—Risks Relating to GNOG’s Business” beginning on page 38 of this joint information statement/prospectus; and

•
the inherent uncertainty of achieving, due to the scale, available capital and other factors that would be required in order to attain, management’s internal financial projections, including those set forth in the section entitled “—Certain GNOG Unaudited Prospective Financial Information” beginning on page 119 of this joint information statement/prospectus, and the fact that GNOG’s actual financial results in future periods could differ materially and adversely from the projected results.
Strategic Considerations and Alternatives
•
The complementary aspects of the businesses and customer bases of GNOG and DraftKings, streamlining marketing strategies and efforts between the two brands including potential cross-marketing opportunities (both with respect to DraftKings’ daily fantasy sports business and established partnerships as well as with respect to GNOG), technology optimization, the potential benefits resulting from the arrangements contemplated by the master commercial agreement, and other potential financial benefits that would result in increased long-term value to New DraftKings stockholders, which after the completion of the Transactions, including the mergers, will include current GNOG stockholders;

•
the view of the Special Committee and the GNOG Board that New DraftKings, due to, among other things, its size, balance sheet strength and diversification, would have the scale, focus, resources and flexibility to pursue additional opportunities via growth or acquisition, in both the iGaming and online sportsbook industries, resulting in increased long-term value to New DraftKings stockholders, which after the completion of the mergers, will include current GNOG stockholders;

•
recent developments in the iGaming and online sportsbook industries, including the increasing importance of scale given the number and size of recent business combination transactions in the industries, increasing customer acquisition costs, technological advances and the impact of changes to (or lack of changes to) state law, and the view that given such developments, GNOG’s business would benefit from the scale and potential strategic, financial, operational and other benefits that could be realized through a merger with a large, well-capitalized and well-positioned company such as DraftKings;

•
the breadth and depth of experience and talent of the DraftKings team, and their strong track record of competing in the iGaming and online sportsbook industries based on assessments by members of GNOG’s senior management team prior to the execution of the merger agreement;

•
the fact that, pursuant to the terms of the merger agreement, (i) Mr. Fertitta will become a member of the New DraftKings Board, which, in the view of the Special Committee and the GNOG Board, will add value to New DraftKings, since Mr. Fertitta is an internationally-recognized businessman with a significant media presence and track record of his promotion and support enhancing brands with which he is associated and (ii) Mr. Fertitta and his affiliates have agreed to continue to hold the shares of New DraftKings Class A common stock to be issued to them in the GNOG merger for at least one year from the completion of the Transactions, including the GNOG merger; and

•
the strategic review and discussions undertaken by the Special Committee and the GNOG Board, with the assistance of GNOG’s senior management and the Special Committee’s and GNOG’s respective advisors, prior to the date of the merger agreement, which involved the evaluation of potential strategic alternatives with a goal of maximizing stockholder value (including discussions with Party A, Party B, Party C and Party D), including executing on GNOG’s standalone business plan, seeking opportunities to diversify its businesses, acquiring other companies in the iGaming industry and the consideration by the GNOG Board of indications of interest in acquiring GNOG from potential acquirors (the foregoing, as further described in the section entitled “—Background of the Transactions” beginning on page 98 of this joint information statement/prospectus), all of which supported the belief of the Special Committee’s and the GNOG Board’s belief that the merger agreement and the Transactions, including the mergers, were more favorable to GNOG and its stockholders when compared with other strategic alternatives reasonably available to GNOG.

The Special Committee
•
The procedural safeguards and processes implemented to enable the Special Committee to determine the fairness of the mergers for all of GNOG’s stockholders (other than the excluded holders), including that:

•
the Special Committee consists of three independent directors, each of whom is unaffiliated with FEI;

•
the GNOG Board resolved that it would not approve the proposed transaction with DraftKings unless the Special Committee provided a prior favorable recommendation;

•
the Special Committee was empowered to investigate the proposed transaction with DraftKings, negotiate the terms of the proposed transaction with DraftKings or elect not to pursue the proposed transaction with DraftKings and, in the Special Committee’s discretion, explore potential alternative transactions;

•
the Special Committee retained and was advised by, experienced and qualified outside legal and financial advisors;

•
the Special Committee requested and received a fairness opinion from SGC;

•
the terms and conditions of the merger agreement were determined through arm’s-length negotiations conducted at the direction of the Special Committee and DraftKings and their respective representatives and advisors; and

•
the compensation of the members of the Special Committee was in no way contingent on their approval of any transaction;

•
the frequency and extent of the Special Committee’s deliberation and its access to GNOG’s management and advisors in connection with the evaluation of the potential transaction with DraftKings; and

•
the confidential deliberations of the Special Committee.

Opinion of the Special Committee’s Financial Advisor
•
The financial presentation and opinion of SGC, dated August 8, 2021, to the Special Committee as to the fairness, from a financial point of view and as of the date of the opinion, to holders of GNOG common stock (other than the excluded holders) of the consideration to be received by such holders in the GNOG merger, which opinion was based on and subject to the various assumptions made, procedures followed, factors considered and qualifications and limitations upon the review undertaken as set forth in such opinion, as more fully described in the section entitled “—GNOG’s Reasons for the Transactions; Recommendation of the Special Committee and the GNOG Board of Directors—Opinion of the Special Committee’s Financial Advisor” beginning on page 122 of this joint information statement/prospectus.

Merger Agreement Terms
•
The fact that the financial and other terms and conditions of the merger agreement, including the representations, warranties and covenants found therein, and the Transactions, including the mergers, resulted from extensive arms-length negotiations conducted at the direction of the Special Committee, with the assistance of experienced outside legal and financial advisors;

•
the fact that the merger agreement contains deal protection provisions which, in the view of the Special Committee and the GNOG Board, likely would not have unduly deterred any interested third party from making, or inhibited the Special Committee or the GNOG Board from approving, a superior proposal;

•
from the date of execution of the merger agreement through September 8, 2021, GNOG would not have been prohibited from providing information to and negotiating with a third party that made an unsolicited, bona fide written acquisition proposal if the Special Committee or the GNOG Board determined in good faith that such proposal would have reasonably been expected to result in a superior proposal and that a failure to do so would have been inconsistent with the directors’ fiduciary duties under applicable law subject to compliance with certain provisions of the merger agreement, including notice requirements and “matching rights” in favor of DraftKings, provided that GNOG paid to DraftKings the applicable termination fee;

•
prior to September 8, 2021, under certain circumstances in response to a bona fide written superior proposal, the GNOG Board or the Special Committee could have, among other things, withdrawn (or amended or modified in a manner adverse to DraftKings) its recommendation of the mergers and of the merger agreement, or publicly declared such superior proposal advisable;

•
the Special Committee’s and the GNOG Board’s belief that the size of the termination fee of $55.0 million payable by GNOG in certain circumstances (and GNOG’s obligation to reimburse DraftKings for its reasonable and documented out-of-pocket expenses in such circumstances), likely would not have deterred any interested third party from making, or inhibit the Special Committee or the GNOG Board from approving, a superior proposal and that the size of the termination fee is typical of such fees in similar transactions;

•
the ability of GNOG under certain circumstances pursuant to the merger agreement to specifically enforce the terms of the merger agreement;

•
the ability of GNOG under certain circumstances pursuant to the merger agreement to seek damages in the event of a willful breach by DraftKings, New DraftKings or the Merger Subs of its or their obligations under the merger agreement; and

•
the fact that the definition of “material adverse effect” in the merger agreement has a number of customary exceptions and is generally a very high standard as applied by courts.

Likelihood of Completion
The Special Committee and the GNOG Board considered a number of factors contributing to the probability that the Transactions, including the mergers, would be completed, including:
•
the limited conditions to GNOG’s and DraftKings’ respective obligations to complete the mergers, including the absence of a financing condition and the commitment by DraftKings to use its reasonable best efforts to obtain applicable regulatory approvals, subject to certain limitations;

•
the fact that Mr. Fertitta, who, as of the date of the merger agreement, directly or indirectly controlled 79.9% of the voting power of GNOG’s outstanding and issued common stock, executed the support agreement, whereby, among other things, Mr. Fertitta and his affiliates agreed to pay the termination fee owed by GNOG in the event that the merger agreement is terminated because of the failure of GNOG to obtain the requisite stockholder vote to approve the mergers, as more fully described in the section entitled “Ancillary Agreements—Support Agreement” beginning on page 160 of this joint information statement/prospectus;

•
the fact that any potential third party acquiror would not be able to acquire GNOG without the consent of Mr. Fertitta and his affiliates;

•
the fact that DraftKings had committed to provide the written consent of its controlling shareholder, Mr. Robins, approving the merger agreement and the Transactions, including the mergers, within two business days of the date of the merger agreement;

•
the fact that the conditions to the completion of the Transactions, including the mergers, are not generally within the sole control or discretion of DraftKings; and

•
the business reputation and capabilities of DraftKings and its management and the financial resources of DraftKings.

Risks and Potentially Negative Factors
The Special Committee and the GNOG Board weighed the above factors and considerations against a number of uncertainties, risks and potentially negative factors relevant to the Transactions, including the mergers, including, but not limited to:
•
the exchange ratio, which will not be increased in the event of a change in the trading price of GNOG Class A common stock or DraftKings Class A common stock or the performance of each of GNOG or DraftKings independently and relative to one another during the time from the date of the merger agreement until the completion of the mergers;

•
the fact that GNOG’s directors, officers and employees have expended and will expend extensive efforts attempting to complete the Transactions, including the mergers, and such persons have experienced and will experience significant distractions from their work during the pendency of such Transactions and that GNOG has incurred and will incur substantial costs in connection with such Transactions, even if such Transactions are not completed;

•
the risk that the Transactions, including the mergers, may not be completed in a timely manner or at all, and the consequences thereof, including (a) the potential loss of value to GNOG’s stockholders, (b) the potential negative impact on the operations and prospects of GNOG, including the risk of loss of key personnel, and (c) the market’s perception of GNOG’s prospects, which could be adversely affected if such Transactions were delayed or were not completed;

•
the possible effects of the pendency or completion of the Transactions, including the mergers, including the potential for suits, actions or proceedings in respect of the merger agreement or the Transactions, including the mergers, the risk of any loss or change in the relationship of GNOG and its subsidiaries with their respective employees, agents, and customers and other business relationships, and any possible effect on GNOG’s ability to attract and retain key employees, including that certain key members of GNOG’s senior management might choose not to remain employed with GNOG prior to the completion of the Transactions, including the mergers;

•
the fact that the completion of the mergers will require antitrust clearance and the satisfaction of certain other closing conditions, including receipt of certain other regulatory approvals, that are not generally within GNOG’s control as well as related risks that regulatory authorities might seek to impose conditions on or otherwise prevent or delay the mergers or impose restrictions on the operations of New DraftKings following the mergers;

•
the fact that the adoption of the merger agreement is not conditioned on the vote of a majority of the GNOG minority stockholders other than Mr. Fertitta and his affiliates;

•
the fact that GNOG stockholders are not entitled to dissenters’ rights or appraisal rights in connection with the Transactions, including the mergers;

•
The terms of the merger agreement, including:

•
the operational restrictions imposed on GNOG between the date of the merger agreement and the closing date (which may delay or prevent GNOG from undertaking business opportunities that may arise pending the completion of the mergers or any other actions GNOG otherwise would have taken with respect to the operations of GNOG absent the pending completion of the mergers);

•
the restrictions imposed by the merger agreement on GNOG’s solicitation of acquisition proposals from third parties, and that prospective acquirors may perceive DraftKings’ right under the merger agreement to negotiate with GNOG to match the terms of any superior proposal prior to GNOG being able to terminate the merger agreement and accept a superior proposal to be a deterrent to making alternative proposals; and

•
the possibility that GNOG may be required to pay DraftKings a termination fee of $55.0 million and to reimburse DraftKings’ reasonable and documented out-of-pocket expenses under certain circumstances (as further described in the section entitled “The Merger Agreement —Effect of Termination; Termination Fees; Expenses” beginning on page 156 of this joint information statement/prospectus);

•
the fact that the interests of Mr. Fertitta and his affiliates with respect to the Transactions, including the mergers, may be in addition to, or may be different from, the interests of the GNOG stockholders unaffiliated with Mr. Fertitta or his affiliates, including: the financial benefits that Mr. Fertitta and his affiliates are likely to derive from the Opco Contribution Agreement; the financial benefits that Mr. Fertitta and his affiliates were likely to derive from the then-pending FAST Transaction as a result of the implied value of GNOG in the Transactions, including the mergers; the potential benefits to Mr. Fertitta and his affiliates (other than GNOG) resulting from the arrangements contemplated by the master commercial agreement, including increased and accelerating growth prospects for FEI, diversification of FEI’s core gaming and hospitality demographic, the ability for FEI to leverage the customer database of a DraftKings subsidiary to increase traffic flow and profitability to FEI properties and the opportunity for FEI to create a differentiated sports-oriented DraftKings restaurant concept; and the other interests described in the section entitled “— Certain Beneficial Owners of DraftKings Common Stock and GNOG Common Stock” beginning on page 179 of this joint information statement/prospectus;
•
the fact that GNOG has incurred substantial expenses and will generally be required, if the Transactions, including the mergers, are not completed, to pay its own expenses associated with the merger agreement and the Transactions, including the mergers, subject to certain limited exceptions; and

•
the challenges inherent in the combination of two business enterprises of the size and scope of GNOG and DraftKings, including the possibility that anticipated benefits of the Transactions, including the mergers, might not be achieved in the time frame contemplated or at all.

The Special Committee and the GNOG Board believed that, overall, the potential benefits of the mergers to GNOG’s stockholders outweighed the risks and uncertainties of the mergers.
The foregoing discussion of information and factors considered by the Special Committee and the GNOG Board is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Transactions, including the mergers, neither the Special Committee nor the GNOG Board found it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Special Committee and the GNOG Board applied their personal judgment to the process and may have given different weight to different factors.
The foregoing discussion of the information and factors considered by the Special Committee and the GNOG Board is forward-looking in nature. This information should be read in light of the factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25 of this joint information statement/prospectus.
Certain GNOG Unaudited Prospective Financial Information
GNOG does not as a matter of course publicly disclose long-term projections as to future performance, revenues, earnings or other results due to, among other reasons, the inherent uncertainty and subjectivity of the underlying assumptions and estimates, especially in respect of projections covering extended periods of time. However, in connection with the GNOG Board’s evaluation of the Transactions, including the mergers, GNOG’s management prepared and provided to the GNOG Board certain unaudited prospective financial information regarding GNOG’s anticipated future operations as a standalone company without giving effect to the Transactions, including the mergers, and as if the Transactions, including the mergers, had not been contemplated by GNOG, for the fiscal years ending December 31, 2021 through December 31, 2025 based on assumptions that GNOG’s management believed to be reasonable at the time of such preparation, which we refer to as the “GNOG management forecasts”. The GNOG management forecasts were also provided to the Special Committee in connection with its evaluation of the Transactions, including the mergers, and to SGC for its use and reliance in connection with its financial analyses and opinion, as described in the section entitled “—Opinion of the Special Committee’s Financial Advisor” beginning on page 122 of this joint information statement/prospectus. The GNOG management forecasts were also provided to DraftKings and its financial advisor to facilitate their respective evaluations of the Transactions, including the mergers.
GNOG Management Forecasts
The following is a summary of the GNOG management forecasts:
($000)	Fiscal Year Ending December 31,
	2021	2022	2023	2024	2025
Gross Gaming Revenue(1)	$162,843	$330,957	$616,084	$996,153	$1,326,048
Total Revenue	$133,408	$254,656	$476,716	$773,991	$1,050,552

($000)	Fiscal Year Ending December 31,
	2021	2022	2023	2024	2025
Adjusted EBITDA(2)	$(28,508)	$(116,271)	$(114,853)	$(124,701)	$42,337

(1)
Gross Gaming Revenue is a non-GAAP financial measure defined as the total amounts wagered by GNOG players, less total payouts to GNOG players for winnings on such wagering.

(2)
Adjusted EBITDA is a non-GAAP financial measure defined as earnings (or loss) before interest, taxes, depreciation, and amortization, further adjusted for stock-based compensation, acquisition transaction-related expenses, gains or losses on warrant derivative liabilities, debt extinguishment expenses and other non-cash or non-recurring items.

GNOG has included summaries of the GNOG management forecasts in this joint information statement/prospectus solely because they were among the financial information made available to the Special Committee, the GNOG Board, DraftKings, the DraftKings Board and the other parties referenced above in connection with their respective evaluations of the Transactions, including the mergers (including to SGC for its use and reliance in connection with its financial analyses and opinion). Such summaries are not being included in this joint information statement/prospectus in order to influence any GNOG stockholder, DraftKings stockholder or any other person in making an investment decision with respect to the Transactions, including the mergers.
The GNOG management forecasts are based solely upon information available to GNOG’s management at the time of its preparation. The GNOG management forecasts are based on estimates and assumptions made by GNOG’s management at the time of preparation thereof and speak only as of that time. GNOG has not updated the GNOG management forecasts and does not intend to do so.
The inclusion of the GNOG management forecasts herein should not be deemed an admission or representation by GNOG, DraftKings, New DraftKings, any of their respective affiliates, officers, directors, advisors or other representatives (including financial advisors) or any other person that it or they view it as material information of GNOG. In addition, the inclusion of the GNOG management forecasts herein should not be regarded as an indication that GNOG, DraftKings, New DraftKings or any of their respective affiliates, officers, directors, advisors or other representatives (including financial advisors) or any other person considered, or now considers, this information to be necessarily predictive of actual future results or events, and it should not be relied upon as such. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Moreover, as the GNOG management forecasts cover multiple years, such information by its nature becomes less predictive with each successive year.
The GNOG management forecasts were not prepared with a view toward public disclosure or toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The GNOG management forecasts were prepared by, and are the responsibility of, GNOG’s management. Marcum LLP has not audited, reviewed, examined, complied with nor applied agreed-upon procedures with respect to the GNOG management forecasts and, accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto. The Marcum LLP report included in this joint information statement/prospectus relates to GNOG’s previously issued financial statements; it does not extend to the GNOG management forecasts and should not be read to do so.
Furthermore, the GNOG management forecasts do not necessarily reflect GNOG’s current estimates or take into account any circumstances or events occurring after the date they were prepared, and some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or impacts, may have changed since such date. In particular, the GNOG management forecasts do not give effect to the Transactions, including the mergers, nor do they take into account the effect of any failure of the Transactions, including the mergers, to occur, and should not be viewed as accurate in those contexts.
Although presented with numerical specificity, the GNOG management forecasts reflect numerous assumptions and estimates as to future events made by the management of GNOG. In preparing the GNOG management forecasts, GNOG made assumptions and estimates regarding, among other things, timing of adoption of future legislation and regulations by different states, use of GNOG’s iGaming products, the aggregate net difference between gaming wins and losses, royalties, business-to-business operations and other factors driving expected revenues, as well as anticipated expenditure on labor, gaming taxes, royalty and license fees and selling, general and administrative expenses. At the time such GNOG management forecasts were prepared, GNOG’s management believed such assumptions and estimates were reasonable. The GNOG management forecasts constitute forward-looking statements and no assurances can be given that the assumptions made in preparing the GNOG management forecasts will accurately reflect future conditions. The estimates and assumptions underlying the GNOG management forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions, future trends in consumer consumption of certain media services, future tax rates and future business decisions, which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies. For information regarding such risks, please read the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 27 and 25, respectively, of this joint information statement/prospectus.
In addition, the GNOG management forecasts will be affected by GNOG’s ability to achieve strategic goals, objectives and targets over the applicable periods. As a result, there can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the GNOG management forecasts, whether or not the Transactions, including the mergers, are completed.
The GNOG management forecasts should be evaluated in conjunction with the historical financial statements accompanying this joint information statement/prospectus and other information regarding GNOG contained in this joint information statement/prospectus in the sections entitled “Information About GNOG—Description of GNOG’s Business”, “GNOG Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 64, 77, 27, and 25, respectively. In particular, since the date the GNOG management forecasts were prepared, GNOG has made publicly available its actual results of operations for the quarters ended June 30, 2021 and September 30, 2021. GNOG stockholders and DraftKings stockholders are also urged to review DraftKings’ most recent SEC filings for a description of its results of operations and financial condition and capital resources during 2018, 2019 and 2020, including “GNOG Management’s Discussion and Analysis of Results of Operations and Financial Condition” in DraftKings’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
In light of, among other matters, the foregoing factors and the uncertainties inherent in the GNOG management forecasts, readers of this joint information statement/prospectus are cautioned not to place undue reliance on the GNOG management forecasts included in this joint information statement/prospectus. No representation is made by GNOG, DraftKings, New DraftKings, any of their respective affiliates, officers, directors, advisors or other representatives (including financial advisors) or any other person to any GNOG stockholder or any DraftKings stockholder regarding the ultimate performance of GNOG or New DraftKings compared to the information included in the GNOG management forecasts. In particular, GNOG has made no representation to DraftKings concerning the GNOG management forecasts. None of GNOG, DraftKings, New DraftKings, any of their respective affiliates, officers, directors, advisors or other representatives or any other person can provide assurance of the validity, reasonableness, accuracy or completeness of the GNOG management forecasts included in this joint information statement/prospectus.
EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, GNOG DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO, UPDATE, CORRECT OR OTHERWISE REVISE THE GNOG UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH GNOG UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE (EVEN IN THE SHORT TERM).

Opinion of the Special Committee’s Financial Advisor
On August 5, 2021, the Special Committee retained SGC to act as its financial advisor to provide an opinion solely as to the fairness, from a financial point of view, of the consideration to be received by the holders of GNOG common stock, other than the excluded holders, in connection with the Transactions. The Special Committee retained SGC based on SGC’s qualifications, reputation, experience in the valuation of businesses and their securities, and, in particular, its experience in valuing companies in the gaming industry. SGC is a boutique valuation and financial advisor that is regularly engaged to provide financial advisory services, including fairness opinions and valuation advice in connection with mergers and acquisitions, related party transactions and recapitalization transactions in the gaming industry.
On August 8, 2021, SGC rendered its oral opinion (which was subsequently confirmed by delivery of a written opinion dated as of August 8. 2021) to the Special Committee that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in such opinion, the consideration to be received by the holders of GNOG common stock, other than the excluded holders, in the Transactions was fair, from a financial point of view, to such holders.
The summary of SGC’s written opinion, dated as of August 8, 2021, is qualified in its entirety by reference to the complete text of such opinion, a copy of which is attached as Annex G and is incorporated by reference into this joint information statement/prospectus. SGC’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and qualifications and limitations of the review undertaken by SGC in rendering its opinion. You are encouraged to carefully read SGC’s opinion in its entirety.
SGC’s opinion, the issuance of which was approved by SGC pursuant to its normal procedures, is addressed to the Special Committee, addresses only the fairness, from a financial point of view, of the consideration to be received by the holders of GNOG common stock, other than the excluded holders, in the Transactions and did not address any other aspect or implication of the Transactions or any other agreement, arrangement or understanding. The terms of the Transactions were determined through arm’s-length negotiations among GNOG, the Special Committee, Mr. Fertitta and his affiliates, and DraftKings, as applicable, and were unanimously approved by the GNOG Board upon the recommendation of the Special Committee. SGC was not requested to address, and its opinion does not in any manner address, GNOG’s underlying business decision to effect the Transactions or the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available to GNOG. In addition, SGC expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Transactions, or any class of such persons, or holders of other securities relative to the consideration to be received by the holders of GNOG common stock in the Transactions. SGC’s opinion does not offer any opinion as to any terms of the merger agreement or any aspect or implication of the Transactions (including the master commercial agreement or the tax receivable agreement), except for the fairness, from a financial point of view, of the consideration to be received by the holders of GNOG common stock, other than the excluded holders. No limitations were imposed by the Special Committee upon SGC with respect to the investigations made or procedures followed by it in rendering its opinion.
The SGC opinion was only one of many factors taken into consideration by the Special Committee in making its determination with respect to the Transactions. SGC rendered its oral opinion (which was subsequently confirmed by delivery of a written opinion dated as of August 8. 2021) to the Special Committee and the written SGC opinion was delivered to the Special Committee on, and dated as of, August 8, 2021. The SGC opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of that date, and SGC disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the SGC opinion which may come or be brought to the attention of SGC after August 8, 2021. In connection with the SGC opinion, SGC made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. SGC also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation in the gaming industry. In particular, in arriving at its opinion, SGC, among other things:
•
reviewed a draft of the merger agreement, dated as of August 8, 2021;

•
reviewed certain publicly available business and financial information relating to GNOG that SGC deemed to be relevant;

•
spoke with certain members of the management of GNOG and certain of their representatives and advisors regarding the business, operations, financial condition and prospects of GNOG, the Transactions and related matters;

•
reviewed financial and operating information with respect to the businesses, operations, financial conditions and prospects of GNOG furnished to SGC by the Special Committee, including financial projections of GNOG prepared by GNOG’s management;

•
compared the financial and operating performance of GNOG and DraftKings with that of other companies with publicly traded equity securities that SGC deemed to be relevant;

•
reviewed the current and historical market prices for GNOG’s and DraftKings’ publicly traded securities;

•
conducted a comparison of the financial terms of the Transactions with the financial terms of certain other transactions SGC deemed relevant; and

•
conducted such other financial studies, analyses and inquiries and considered such other information as SGC deemed appropriate.

In preparing its opinion, SGC relied upon, and assumed the accuracy and completeness of, the foregoing information and all other information discussed with or reviewed by SGC, without independent verification thereof. SGC also assumed, with the consent of the Special Committee, that the financial analyses, estimates, projections and information provided to SGC by GNOG’s management have been reasonably prepared in accordance with industry practice and represent GNOG management’s best currently available estimates and judgments as to the business and operations and future financial performance of GNOG. SGC assumes no responsibility for and expresses no opinion on any forecasts (including underlying assumptions) or any other financial analyses, estimates and forecasts provided to SGC by GNOG’s management. SGC has further relied, with the consent of the Special Committee, upon the assurances of GNOG’s management that they were not aware of any facts that would make the information provided by them inaccurate, incomplete or misleading.
SGC’s opinion does not address the fairness of the Transactions or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of GNOG (including any holder of warrants to acquire GNOG common stock in their capacities as such), other than the fairness, from a financial point of view, of the consideration to be received by the holders of GNOG common stock, other than the excluded holders, to such holders to the extent expressly provided in the SGC opinion. In addition, SGC’s opinion does not in any manner address the prices at which GNOG common stock, DraftKings common stock or New DraftKings common stock will trade following completion of the Transactions or at any time.
In arriving at its opinion, SGC was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving GNOG. SGC did not undertake an independent verification of any information provided to or reviewed by SGC, nor has SGC been furnished with any such verification, and SGC does not assume any responsibility or liability for the accuracy or completeness thereof. SGC did not conduct a physical inspection of any of the properties of New DraftKings, GNOG or DraftKings. SGC did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of New DraftKings, GNOG or DraftKings, nor was SGC furnished with any such evaluations or appraisals, nor did SGC evaluate the solvency of New DraftKings, GNOG, DraftKings or any of their respective subsidiaries under any applicable laws.
SGC assumed, with Special Committee’s consent, that the executed merger agreement did not differ in any material respect from the draft reviewed by SGC and that the completion of the Transactions will be effected in accordance with the terms and conditions of the merger agreement, without waiver, modification or amendment of any term, condition or agreement in a manner that would be meaningful in any material respect to SGC’s financial analyses or opinion, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise), no delay, limitation, restriction or condition will be imposed that would have an adverse effect on New DraftKings, GNOG, DraftKings or any of their respective subsidiaries that would be meaningful in any material respect to SGC’s financial analyses or opinion. SGC has relied upon, without independent verification, the assessment of the Special Committee and GNOG and their respective legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. SGC does not offer any opinion with respect to any ongoing obligations of New DraftKings, GNOG, DraftKings or any of their respective affiliates. SGC does not express any opinion as to any tax or other consequences that might result from the Transactions, nor does its opinion address any legal, tax, regulatory or accounting matters, as to which SGC understood GNOG had obtained such advice as it deemed necessary from qualified professionals.
In connection with rendering its opinion, SGC performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, SGC did not ascribe a specific range of values to the shares of GNOG common stock but rather made its determination as to fairness, from a financial point of view, to holders of GNOG common stock, other than the excluded holders, of the consideration to be received by such holders in the Transactions on the basis of various financial, comparative and other analyses.
In arriving at its opinion, SGC did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, SGC believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses used by SGC in preparing its opinion to the Special Committee. The summary of SGC’s analyses and reviews provided below is not a complete description of the analyses and reviews underlying SGC’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.
For the purposes of its analyses and reviews, SGC made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of GNOG or any other parties to the Transactions. No company, business or transaction considered in SGC’s analyses and reviews is identical to GNOG, New DraftKings, DraftKings or the Transactions, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in SGC’s analyses and reviews. None of GNOG, New DraftKings, DraftKings, SGC or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, SGC’s analyses and reviews are inherently subject to substantial uncertainty.
The summary of the financial analyses and reviews summarized below include information presented in tabular format. In order to fully understand the financial analyses and reviews used by SGC, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of SGC’s analyses and reviews.
SGC analyzed the implied value of the merger consideration to be received by the holders of GNOG common stock based on (i) the exchange ratios of 0.365 of a share of New DraftKings Class A common stock for each share of GNOG common stock, one share of New DraftKings Class A common stock for each share of DraftKings Class A common stock and one share of New DraftKings Class B common stock for each share of DraftKings Class B common stock, as such exchange ratios had been agreed in principle (and later set forth in the merger agreement) when SGC delivered its oral opinion to the Special Committee on August 8, 2021 and (ii) the closing price for DraftKings Class A common stock and GNOG Class A common stock on August 6, 2021, the last trading date prior to the delivery of SGC’s opinion.
Trading Multiples of Comparable Public Companies Analysis
In order to assess how the public market values shares of similar publicly-traded companies and to provide a range of implied equity values per share of GNOG common stock by reference to those companies, which could then be used to calculate ranges of implied equity value per share, SGC reviewed and compared specific financial data relating to GNOG with selected companies that SGC, based on its experience in the gaming and online gaming industries, deemed comparable to GNOG. The selected comparable companies were:
•
Primary Comparable Companies (companies with a U.S. focus which had become publicly-traded recently and have a digital gaming focus):

•
Rush Street Interactive, Inc.;

•
PointsBet Holdings Limited;

•
Score Media and Gaming Inc.* (closing stock price as of 7/30/2021, which was the last trading date prior to the delivery of SGC’s opinion, immediately prior to announcement of the company sale as described in Selected Precedent Transaction Analysis); and

•
GAN Limited.

•
Secondary—(companies with a focus on iGaming that are larger and/or less focused on the U.S. market):

•
Flutter Entertainment plc;

•
888 Holdings PLC;

•
Betsson AB; and

•
LeoVegas AB.

SGC calculated and compared the total enterprise value, which we refer to as “TEV”, of GNOG to its estimated 2021 and 2022 revenues, which we refer to as “Forward Revenue”, and the same ratios for the selected comparable companies, as well as the ratio of TEV to estimated earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA”, for certain selected comparable companies with positive estimated EBITDA, based on publicly available information. As part of its selected comparable companies analysis, SGC calculated and analyzed each company’s ratio of its TEV to its estimated Forward Revenue for each of 2021 and 2022 and, to the extent applicable, to its 2021 and 2022 estimated EBITDA. The TEV of each company was calculated as (i) the sum of (a) the market value of its fully diluted equity value, using the treasury stock method, based on closing stock prices on August 6, 2021, which was the last trading date prior to the delivery of SGC’s opinion, (b) the amount of its short- and long-term debt, (c) the value of any preferred stock (at liquidation value) and (d) the book value of any minority interest, less (ii) the value of its cash, cash equivalents and short and long-term liquid investments. All of these calculations for the comparable companies were performed as of August 6, 2021, which was the last trading date prior to the delivery of SGC’s opinion, and, in the case of GNOG were based on the financial and operating information and financial projections provided to SGC by GNOG’s management, and in the case of the selected comparable companies were based on publicly available financial data and closing prices, as of August 6, 2021, which was the last trading date prior to the delivery of SGC’s opinion. The observed multiples resulting from this selected comparable company analysis are summarized below:

Multiple Range of Comparable Companies Based on Total Enterprise Value to Stated Metric
	Low	Median	Mean	High
TEV / Forward Revenue:
Primary Companies:
2021	3.8x	7.5x	10.3x	22.4x
2022	3.1x	4.0x	5.4x	10.8x
Secondary Companies:
2021	0.9x	1.7x	2.1x	4.3x
2022	0.8x	1.5x	2.0x	3.9x
Combined:
2021	N/A	4.1x	6.2x	N/A
2022	N/A	3.5x	3.7x	N/A
TEV / EBITDA:
Primary Companies:
2021	N/A	N/A	N/A	N/A(1)
2022	N/A	N/A	N/A	N/A
Secondary Companies:
2021	5.3x	9.0x	10.9x	20.1x
2022	5.7x	8.2x	10.1x	18.1x

(1)
Note that GAN Limited’s estimated EBITDA multiples were 41.4x and 22.1x for 2021 and 2022, respectively, but other comparable companies had no estimated EBITDA for such periods.

SGC selected the comparable companies listed above because of similarities with one or more business or operating characteristics of GNOG, but emphasized the “Primary” companies noted above in the analysis because of their newness, generally, primarily business to consumer orientation (except GAN limited) and U.S. digital gaming focus, and noted that such companies were more similar to GNOG in that they were not projected to produce positive EBITDA (with the exception of GAN Limited) and, accordingly, generally valued on a revenue multiple basis. However, because of the inherent differences between the business, operations and prospects of GNOG and those of the selected comparable companies, SGC believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, SGC also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of GNOG and the selected comparable companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between GNOG and the companies included in the selected company analysis.
Based upon these judgments, SGC selected a range of 4.0x to 12.0x 2021 estimated Forward Revenue multiples and a range of 3.0x to 10.0x 2022 estimated Forward Revenue multiples and applied such ranges to the Forward Revenue of GNOG for the 12-month period ending on December 31, 2021 and the 12-month period ending on December 31, 2022, respectively, to GNOG management’s financial projections for GNOG to calculate a range of implied TEV of GNOG. SGC presented the EBITDA multiple information for informational purposes only and did not use such multiples in its analysis because GNOG was not projected to be EBITDA-positive for several years, and in SGC’s professional skill and judgment, comparable companies that are EBITDA-negative tend to trade based on a Forward Revenue multiple basis, as noted above. The following summarizes the result of these calculations:

	Multiple Range	Low Value Range	Average Approximate Aggregate TEV of GNOG (USD Millions)	High Value Range
TEV / 2021E Forward Revenue	4.0x – 12.0x	$534	$1,067	$1,601
TEV / 2022E Forward Revenue	3.0x – 10.0x	$764	$1,655	$2,037
Average of 2021 and 2022 averages			$1,361
SGC compared the illustrative aggregate TEV values of GNOG provided in the comparable public company analysis to the aggregate implied equity value of GNOG (assuming for purposes of the analysis that GNOG’s debt and cash positions were immaterial), based on the exchange ratio, the fully diluted share count of GNOG and the closing price of DraftKings Class A common stock on August 6, 2021, the last trading date prior to the delivery of SGC’s opinion, which implied equity value was found to be approximately $1.56 billion and within the range of aggregate implied TEV for GNOG calculated pursuant to the foregoing analysis.
Selected Precedent Transaction Analysis
SGC reviewed and compared the purchase prices paid and implied TEV to Forward Revenue multiples in selected other transactions that SGC, based on its experience with merger and acquisition transactions in the gaming, iGaming and digital gaming industries, deemed relevant. SGC chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to GNOG with respect to the size, mix, market focus, margins and other characteristics of their businesses, including the similar focus on digital gaming valuations based on revenue.
The following table sets forth the transactions analyzed based on such characteristics and the results of such analysis:
Acquiror / Target	Announcement Date	TEV/Forward Revenue Multiple
Penn National Gaming, Inc./ Score Media and Gaming, Inc.	August 2021	66.7x
Bally’s Corporation/ The Gamesys Group	March 2021	3.3x
MGM Resorts International/ Entain plc	January 2021	2.1x
Flutter Entertainment plc / Fanduel Group.	December 2020	N/A
GAN Ltd./ Coolbet	November 2020	3.5x
Caesar’s Entertainment, Inc. / William Hill Limited.	September 2020	2.0x
Flutter Entertainment plc / Stars Group Inc.	October 2019	5.2x
Stars Group Inc./ Sky Betting & Gaming	August 2018	17.5x
Entain plc/ Ladbrokes Coral Group PLC	December 2017	3.1x
Entain plc/ bwin.party Digital Entertainment	September 2015	2.0x
Flutter Entertainment plc / Paddy Power Betfair	August 2015	5.8x
Using publicly available information, SGC calculated and analyzed multiples of each company’s TEV to Forward Revenue for the fiscal year ended in the year in which the transaction was announced, as implied by the prices offered to be paid in the selected precedent transactions. The observed multiples resulting from the selected precedents analysis section are summarized below:
Selected Precedent Transactions TEV / Forward Revenue
	Low	Median	Mean	High
TEV / Forward Revenue	2.0x	3.4x	11.1x	66.7x
The reasons for, and the circumstances surrounding, each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of GNOG and the companies included in the selected precedent transaction analysis. Accordingly, SGC believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the Transactions. SGC therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Transactions which would affect the acquisition values of the selected target companies and GNOG.
SGC selected a range of 3.0x to 8.0x Forward Revenue multiples and applied such range to the Forward Revenue of GNOG for the 12-month period ending on December 31, 2021 and the 12-month period ending on December 31, 2022, per GNOG management’s financial projections for GNOG, to calculate a range of aggregate implied TEV figures for GNOG. SGC’s selected precedent transactions analysis yielded a reference equity value range (assuming for purposes of the analysis that GNOG’s debt and cash positions were immaterial) for GNOG of $467 to $1,334 million for the 12-month period ending on December 31, 2021 and $764 to $2,292 million for the 12-month period ending on December 31, 2022.
SGC noted that on the basis of the selected precedent transaction analysis, the aggregate implied equity value of GNOG (assuming for purposes of the analysis that GNOG’s debt and cash positions were immaterial), based on the exchange ratio, the fully diluted share count of GNOG and the closing price of DraftKings Class A common stock on August 6, 2021, which was the last trading date prior to the delivery of SGC’s opinion, was approximately $1.56 billion, which was within the range of aggregate implied equity values for GNOG calculated pursuant to the foregoing analysis.
Per Share Reconciliation Analysis
SGC then performed a reconciliation analysis of the foregoing trading multiples and precedent transactions analyses by averaging the 2021 and 2022 average values for each analysis, adjusting the resulting value for projected net debt and dividing that result by the approximately 82.6 million shares of GNOG common stock outstanding. The result of that analysis provided a range of per share implied values of $12.66 to $16.22, which compared favorably to the $18.83 per share of GNOG common stock implied by the consideration to be received in the Transactions by holders of GNOG common stock, based on the closing price of DraftKings Class A common stock on August 6, 2021, which was the last trading date prior to the delivery of SGC’s opinion.
Other Factors
SGC also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its opinion, but were referenced for informational purposes only, including, among other things, a discounted cash flow analysis of GNOG and a historical share price analysis of GNOG and DraftKings, in each case as described below.
Discounted Cash Flow Analysis
In order to estimate the present value of GNOG common stock, SGC performed a discounted cash flow analysis of GNOG. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of the estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. For purposes of this analysis, SGC assumed that GNOG’s estimated Adjusted EBITDA amounts were equivalent to GNOG’s free cash flow given the capital structure and projected capital outlays of GNOG for the reference period. SGC calculated the discounted cash flow value for GNOG as the sum of the net present value, as of June 30, 2021, of each of:
•
the estimated future Adjusted EBITDA that GNOG is expected to generate for each of fiscal years 2021 through 2025; and

•
the estimated value of GNOG at the end of fiscal year 2025, or the terminal value.

SGC conducted a discounted cash flow analysis based on GNOG management’s projections for GNOG. SGC applied a range of terminal multiples based on ranges informed by the precedent transactions analyses set forth above to GNOG’s estimated fiscal year 2025 Adjusted EBITDA to obtain the terminal value and discounted it back to the present value as of June 30, 2021 using SGC’s estimated range of GNOG’s weighted average cost of capital, which we refer to as “WACC”, of 7.2 percent to 11.2 percent. The discount rate was supported by a cost of equity calculation using the Capital Asset Pricing Model and information derived from the companies set forth in the precedent transactions analyses above, and a cost of debt calculation as well as an estimate of the capital structure as exhibited by the selected companies. The range of terminal multiples was 9x to 11x, with a sensitivity analysis for terminal multiples of 12x to 18x that, in SGC’s judgment, would be more appropriate for high-growth and more attractive companies. The results of this analysis are presented below at the full sensitivity of the WACC range from 7.2 percent to 11.2 percent (assuming for purposes of the analysis that GNOG’s debt and cash positions were immaterial as it relates to the aggregate equity value of GNOG implied by the Transactions).
Total Implied Enterprise Value	9.0X	10.0x	11.0x	12.0x	15.0x	18.0x
WACC 7.2%	$20,846	$51,804	$82,762	$113,720	$206,594	$299,468
WACC 8.2%	$14,227	$43,918	$73,609	$108,300	$192,374	$281,448
WACC 9.2%	$8,030	$36,517	$65,004	$93,492	$178,953	$264,415
WACC 10.2%	$2,229	$29,571	$56,913	$84,256	$166,283	$248,309
WACC 11.2%	($3,202)	$23,051	$49,304	$75,557	$154,317	$233,076
SGC observed that management projections suggest that GNOG will generate negative Adjusted EBITDA for several fiscal years, primarily due to investment into marketing and market access, and totaling almost $400 million through the end of fiscal year 2024. SGC further observed that GNOG is not forecasted to generate positive Adjusted EBITDA until fiscal year 2025, such that the forecast period is too short to reflect any meaningful amount of Adjusted EBITDA that would come from normalized margins given that GNOG’s management projections are based on a high revenue growth rate strategy that delays cash flow for an extended period of time in favor of building market share. Accordingly, SGC presented the discounted cash flow approach for informational purposes only and did not rely on this analysis in rendering its opinion.
Historical Share Price Analysis
In order to provide background information and perspective with respect to, and to illustrate the trend in the historical trading prices of, GNOG Class A common stock and DraftKings Class A common stock, SGC considered historical data with regard to the trading prices of shares of GNOG Class A common stock for the period from March 2020 to August 5, 2021. SGC noted that during this period preceding the date of SGC’s fairness opinion, the month-end closing prices of DraftKings Class A common stock ranged from $12.34 to $58.84 per share and the month-end closing prices of GNOG Class A common stock ranged from $9.80 to $20.00 per share. DraftKings outperformed GNOG, and the share prices of DraftKings Class A common stock were consistently higher and experienced more growth than the share prices of GNOG Class A common stock.
SGC engages in a wide range of consulting and investment banking businesses, primarily focused on the global gaming industry, from development, strategic and operational advice to capital placement, M&A services, valuation work and expert witness testimony. Securities related work is undertaken under the supervision of Growth Capital Services, a broker-dealer registered with the Financial Industry Regulatory Authority and the Securities Investor Protection Corporation. SGC does not trade in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of GNOG, DraftKings or their respective affiliates for its own account or for the accounts of its customers. SGC is acting as financial advisor to the Special Committee with respect to providing its opinion and will receive a fee from GNOG of $150,000 for its services, which became payable upon rendering of SGC’s opinion, and such payment has subsequently been paid and is not contingent on the completion of any transaction. In addition, GNOG has agreed to reimburse SGC for its reasonable out-of-pocket expenses incurred in connection with the Transactions and to indemnify SGC for certain liabilities that may arise out of its engagement by GNOG and the rendering of SGC’s opinion. SGC previously provided a valuation analysis and a fairness opinion to GNOG and certain of its affiliates with respect to GNOG’s separation from its then-parent company, a company under the control of Mr. Fertitta, and SGC was paid fees for that work. In addition, SGC has been retained by an affiliate of Mr. Fertitta for certain strategy consulting services, for which SGC was paid fees. During the two-year period prior to the date of its opinion, SGC received fees for the rendering of these services, other than with respect to the opinion relating to the Transactions, in an aggregate amount of less than $300,000. In addition, during the two-year period prior to the date of its opinion, SGC has not been engaged to provide financial advisory or other services to DraftKings, and SGC has not received any compensation from DraftKings during such period. In the ordinary course of business, SGC may in the future provide investment banking and other financial services to New DraftKings, DraftKings, GNOG, Mr. Fertitta and their respective affiliates and may receive compensation for the rendering of these services. In addition, in the ordinary course of business, certain of SGC’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, GNOG, DraftKings, New DraftKings or any other party that may be involved in the Transactions and their respective affiliates or security holders or any currency that may be involved in the Transactions.
Regulatory Approvals
DraftKings and GNOG agreed in the merger agreement to cooperate with each other, and use their reasonable best efforts to take, or cause to be taken, all actions and to use their reasonable best efforts to do all things reasonably necessary, proper or advisable, to complete the mergers, subject to certain specified limitations under the merger agreement. The mergers were subject to the expiration or termination of the waiting period (or any extension thereof) applicable under the HSR Act. The waiting period under the HSR Act expired on September 22, 2021. The mergers are also subject to the receipt of approvals, determinations, grants, confirmations and the satisfaction of any other conditions, as may be applicable, with respect to certain gaming regulatory authorities. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained. As of the date of this joint information statement/prospectus, all necessary approvals have not yet been obtained.
Written Consent of DraftKings
The approval of the merger agreement and the Transactions, including the mergers, requires the approval of stockholders representing at least a majority of the voting power of the stockholders of DraftKings common stock, voting as a single class, who are entitled to vote on such matters. On August 10, 2021, Jason Robins, who beneficially owned, as of the date thereof, 4,556,098 shares of DraftKings Class A common stock and 393,013,951 shares of DraftKings Class B common stock, together representing approximately 90.8% of the voting power of the outstanding shares of DraftKings common stock entitled to vote on such matters, delivered the DraftKings Written Consent approving the merger agreement and the Transactions, including the mergers. Accordingly, the delivery of the DraftKings Written Consent was sufficient to approve the merger agreement and the Transactions, including the mergers, on behalf of DraftKings stockholders. DraftKings has not solicited and is not soliciting your approval of the merger agreement and the Transactions, including the mergers. No further action by any other DraftKings stockholder is required under applicable law, and DraftKings will not solicit the vote of DraftKings stockholders for the approval of the merger agreement and the Transactions, including the mergers, and will not call a special meeting of DraftKings stockholders for purposes of voting on the merger agreement or the Transactions, including the mergers. For this reason, this joint information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy, and you are requested not to send a proxy.
Written Consent of GNOG
The adoption of the merger agreement and the Transactions, including the mergers, requires the affirmative vote or consent of holders of at least a majority of the outstanding shares of GNOG common stock, voting together as a single class, entitled to vote on such matters. On September 8, 2021, each of (i) Mr. Fertitta, who was the record holder of 4,090,625 shares of GNOG Class A common stock as of such date, and (ii) LHGN Interestholder, which is indirectly and wholly owned by Mr. Fertitta and was the record holder of 31,657,545 shares of GNOG Class B common stock as of such date, together representing approximately 79.9% of the voting power of the issued and outstanding shares of GNOG common stock entitled to vote on such matters, delivered the GNOG Written Consent adopting and approving the merger agreement and the Transactions, including the mergers. Accordingly, the delivery of the GNOG Written

Consent was sufficient to adopt the merger agreement and the Transactions, including the mergers, on behalf of GNOG stockholders. GNOG has not solicited and is not soliciting your adoption of the merger agreement and the Transactions, including the mergers. No further action by any other GNOG stockholder is required under applicable law, and GNOG will not solicit the vote of GNOG stockholders for the adoption of the merger agreement or the Transactions, including the mergers, and will not call a special meeting of GNOG stockholders for purposes of voting on the adoption of the merger agreement or the Transactions, including the mergers. For this reason, this joint information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy, and you are requested not to send a proxy.
Listing of New DraftKings Class A Common Stock
DraftKings has agreed to use its reasonable best efforts to cause the shares of New DraftKings Class A common stock to be issued in connection with the mergers to be listed on the Nasdaq, subject to official notice of issuance, prior to the DraftKings merger effective time. Additionally, the effectiveness of the registration statement on Form S-4 for the New DraftKings Class A common stock, of which this joint information statement/prospectus forms a part, is a condition to the completion of the Transactions, including the mergers. It is expected that upon completion of the Transactions, including the mergers, New DraftKings Class A common stock will trade on the Nasdaq under the symbol “DKNG”.
Delisting and Deregistration of DraftKings Common Stock and DraftKings Private Placement Warrants
If the Transactions, including the mergers, are completed, DraftKings Class A common stock will be delisted from the Nasdaq, deregistered under the Exchange Act and cease to be publicly traded. Additionally, if the Transactions, including the mergers, are completed, the DraftKings Private Placement Warrants will also be deregistered under the Exchange Act.
Delisting and Deregistration of GNOG Common Stock and the GNOG Private Placement Warrants
If the Transactions, including the mergers, are completed, GNOG common stock will be delisted from the Nasdaq, deregistered under the Exchange Act, and cease to be publicly traded. Additionally, if the Transactions, including the mergers, are completed, the GNOG Private Placement Warrants will also be deregistered as necessary under the Exchange Act.
Accounting Treatment of the Transactions
ASC 805 requires the use of the acquisition method of accounting for business combinations. In applying the acquisition method, it is necessary to identify both the accounting acquiree and the accounting acquiror. New DraftKings’ management has determined that New DraftKings will be the accounting acquiror based on an analysis of the relevant GAAP guidance. Accordingly, pursuant to ASC 805, New DraftKings will allocate the purchase consideration to the identified tangible and intangible assets and liabilities acquired from GNOG based on their fair value at the date the transaction closes, with any excess recorded to goodwill.
Litigation Relating to the Transactions
On November 11, 2021, a purported stockholder filed a complaint captioned Peter Wong v. Golden Nugget Online Gaming, Inc. et al., 21-cv-09331 in the U.S. District Court for the Southern District of New York against GNOG, members of the GNOG Board, DraftKings and the Merger Subs. The complaint alleges, among other things, that the preliminary registration statement on Form S-4 filed by New DraftKings on October 8, 2021 in connection with the Transactions, including the mergers is materially incomplete and misleading in violation of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The complaint seeks, among other relief, the award of attorneys’ and experts’ fees to the plaintiffs and an injunction preventing the closing of the Transactions, including the mergers, and directing the defendants to comply with the Exchange Act in respect of the registration statement.
Each of GNOG, DraftKings and New DraftKings believes that the allegations in the complaint are without merit. GNOG has also received books and records demands from purported stockholders.

THE MERGER AGREEMENT
This section describes the material terms of the merger agreement. The descriptions in this section and elsewhere in this joint information statement/prospectus are qualified in their entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this joint information statement/prospectus. This summary is not intended to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to carefully read the merger agreement in its entirety. This section is not intended to provide you with any factual information about New DraftKings, DraftKings or GNOG. Such information can be found elsewhere in this joint information statement/prospectus and in the public filings that DraftKings makes with the SEC that are incorporated by reference into this joint information statement/prospectus, as described in the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about DraftKings and GNOG contained in this joint information statement/prospectus or in the public reports of DraftKings and GNOG filed with the SEC may supplement, update or modify the factual disclosures about DraftKings and GNOG contained in the merger agreement. The merger agreement contains representations and warranties by DraftKings, GNOG, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub made solely for the benefit of the parties to the merger agreement. The representations, warranties and covenants made in the merger agreement by DraftKings, GNOG, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub were qualified and subject to important limitations agreed to by DraftKings, GNOG, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to complete the mergers if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and some were qualified by the matters contained in the confidential disclosure schedules that DraftKings and GNOG each delivered in connection with the merger agreement and certain documents filed with the SEC by DraftKings and GNOG. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint information statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about DraftKings, GNOG, New DraftKings, DraftKings Merger Sub or GNOG Merger Sub at the time they were made or otherwise.
Structure of the Mergers
The merger agreement provides that, subject to the terms and conditions of the merger agreement, (1) at the DraftKings merger effective time, DraftKings Merger Sub will merge with and into DraftKings in accordance with the NRS, with DraftKings continuing as the surviving corporation, which we refer to as the “DraftKings merger”, and (2) at the GNOG merger effective time, GNOG Merger Sub will merge with and into GNOG in accordance with the DGCL, with GNOG continuing as the surviving corporation, which we refer to as the “GNOG merger” and we refer to the DraftKings merger and the GNOG merger together as the “mergers”. As a result of the mergers, DraftKings and GNOG will become direct wholly-owned subsidiaries of New DraftKings. New DraftKings Class A common stock is expected to be listed for trading on the Nasdaq.
In connection with the mergers, (i) pursuant to the Opco Contribution Agreement, LHGN Interestholder, which is indirectly wholly owned by Mr. Fertitta, will contribute its partnership interests in LHGN Holdco to New DraftKings in exchange for such number of shares of New DraftKings Class A common stock as LHGN Interestholder would have received if it had converted all of its partnership interests in LHGN Holdco to shares of GNOG Class A common stock immediately prior to the GNOG merger, and (ii) pursuant to the GNOG Contribution Agreement, New DraftKings will thereafter contribute such partnership interests to GNOG so as to cause LHGN Holdco to become a direct wholly-owned subsidiary of GNOG and an indirect wholly-owned subsidiary of New DraftKings following the completion thereof. For more information about these transactions, please read the section entitled “The Contribution Agreements” beginning on page 158 of this joint information statement/prospectus.
Closing
Unless the merger agreement is terminated, as described in the section entitled “—Termination” beginning on page 154 of this joint information statement/prospectus, the closing of the mergers, which we refer to as the “closing”, will occur on the third business day after the satisfaction or waiver of the closing conditions described in the section entitled “—Conditions to the Completion of the Mergers” beginning on page 152 of this joint information statement/prospectus (other than those conditions that by their nature are to be satisfied or waived at the closing (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or waiver of those conditions), or at such other date and time as agreed to in writing by the parties to the merger agreement, which we refer to as the “closing date”.
Effective Time
Subject to the terms and conditions of the merger agreement, on the closing date, the parties to the merger agreement will file (1) articles of merger relating to the DraftKings merger with the Nevada Secretary of State as required by the NRS and (2) a certificate of merger relating to the GNOG merger with the Secretary of State of the State of Delaware as required by the DGCL. The DraftKings merger will become effective at the time the articles of merger relating to the DraftKings merger have been duly filed with, and accepted by, the Nevada Secretary of State, and the GNOG merger will become effective at the time when the certificate of merger relating to the GNOG merger has been duly filed with, and accepted by, the Secretary of State of the State of Delaware, or, in each case, at such later date and time as may be agreed in writing by the parties to the merger agreement.
Merger Consideration Received by DraftKings Securityholders
At the DraftKings merger effective time, each issued and outstanding share of DraftKings Class A common stock and DraftKings Class B common stock (in each case, other than the DraftKings excluded shares described below) will be converted into one share of New DraftKings Class A common stock and New DraftKings Class B common stock, respectively. The value of the DraftKings merger consideration that DraftKings stockholders will receive in the DraftKings merger for each share of DraftKings common stock will depend on the price per share of DraftKings common stock at the DraftKings merger effective time. The conversions of shares of DraftKings Class A common stock and DraftKings Class B common stock will occur automatically and with no requirement for (i) the surrender of certificates representing DraftKings Class A common stock or DraftKings Class B common stock, as applicable, prior to the DraftKings merger effective time or (ii) the issuance of new certificates representing New DraftKings Class A common stock or New DraftKings Class B common stock, respectively, from and after the DraftKings merger effective time.
All shares of DraftKings common stock held by DraftKings as treasury shares or by New DraftKings or DraftKings Merger Sub, in each case immediately prior to the DraftKings merger effective time, will be cancelled automatically and will cease to exist, and no consideration will be delivered in exchange therefor. We refer to such shares of DraftKings common stock as the “DraftKings excluded shares”.
DraftKings Restricted Stock Units and DraftKings Options
At the DraftKings merger effective time, each outstanding DraftKings RSU and DraftKings Option issued under the DraftKings stock plans, will be automatically and without any action on the part of the holder thereof, converted into an equivalent restricted stock unit denominated in, and an option exercisable for, shares of New DraftKings, respectively, each otherwise having the same terms as the DraftKings RSUs and DraftKings Options, respectively, immediately prior to the DraftKings merger effective time.

Merger Consideration Received by GNOG Securityholders
At the GNOG merger effective time, each issued and outstanding share of GNOG common stock (other than the GNOG excluded shares described below) will be converted into, and become exchangeable for 0.365 of a share of New DraftKings Class A common stock. Upon completion of the mergers and pursuant to the Opco Contribution Agreement, LHGN Interestholder will contribute its 40.5% partnership interest in LHGN Holdco to New DraftKings in exchange for the LHGN consideration, which is a number of shares of New DraftKings Class A common stock equal to that which LHGN Interestholder would have received in the GNOG merger based on the exchange ratio if it had caused LHGN Holdco to redeem all of its partnership interests in LHGN Holdco in exchange for shares of GNOG Class A common stock on a one-for-one basis immediately prior to the GNOG merger effective time. Given that LHGN Interestholder (the holder of all of the issued and outstanding shares of GNOG Class B common stock) will receive the LHGN consideration pursuant to the terms of the Opco Contribution Agreement, which will also constitute consideration in respect of the GNOG Class B common stock, LHGN Interestholder will not receive any additional GNOG merger consideration in exchange for such shares of GNOG Class B common stock in the GNOG merger, which shares will instead be cancelled in connection with the GNOG merger. The value of the GNOG merger consideration that GNOG stockholders will receive in the GNOG merger for each share of GNOG common stock will depend on the price per share of DraftKings Class A common stock at the GNOG merger effective time.
All shares of GNOG common stock held by DraftKings, GNOG, New DraftKings, the Merger Subs and any other direct or indirect wholly-owned subsidiaries of DraftKings or GNOG, in each case not held on behalf of third parties, immediately prior to the GNOG merger effective time, will be cancelled automatically and will cease to exist, and no consideration will be delivered in exchange therefor. We refer to such shares of GNOG common stock as the “GNOG excluded shares”.
No Fractional Shares of New DraftKings
GNOG stockholders will not receive any fractional shares of New DraftKings Class A common stock in the GNOG merger. Any such fractional share interest will not entitle the holder of such interest to any rights of a stockholder of New DraftKings. Each GNOG stockholder that otherwise would have been entitled to receive a fraction of a share of New DraftKings Class A common stock will receive, in lieu thereof, cash, without interest, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of New DraftKings Class A common stock to which such holder would otherwise be entitled multiplied by (ii) an amount equal to the average of the volume weighted average price per share of DraftKings Class A common stock on the Nasdaq as reported in the eastern edition of The Wall Street Journal on the trading day immediately prior to the GNOG merger effective time for ten trading days ending on the fifth full business day immediately prior to the closing date.
GNOG Restricted Stock Units
All outstanding GNOG RSUs that (i) were outstanding on the date of the merger agreement or (ii) are issued to existing GNOG employees prior to the closing of the mergers in accordance with existing arrangements, will vest, be canceled, and entitle the holder thereof to receive a number of shares of New DraftKings Class A common stock equal to the number of shares of GNOG common stock subject to such GNOG RSU immediately prior to the GNOG merger effective time multiplied by the exchange ratio, less a number of shares of New DraftKings Class A common stock equal to any applicable withholding taxes, which will be delivered to such holders no later than the first regularly scheduled payroll date that is not less than five business days after the closing of the mergers. All other outstanding GNOG RSUs will be automatically converted into an equivalent restricted stock unit of New DraftKings that entitles the holder thereof to a number of shares of New DraftKings Class A common stock equal to the number of shares of GNOG common stock subject to such GNOG RSU immediately prior to the GNOG merger effective time multiplied by the exchange ratio, less a number of shares of New DraftKings Class A common stock equal to any applicable withholding taxes.
GNOG Private Placement Warrants
At the GNOG merger effective time, each outstanding GNOG Private Placement Warrant will be automatically and without any required action on the part of the holder thereof, converted into an equivalent private placement warrant of New DraftKings that entitles the holder thereof to purchase a number of shares of New DraftKings Class A common stock equal to the number of shares of GNOG Class A common stock subject to such GNOG Private Placement Warrant immediately prior to the GNOG merger effective time multiplied by the exchange ratio, and the exercise price of such private placement warrant of New DraftKings will be equal to the per share exercise price of such GNOG Private Placement Warrant immediately prior to the GNOG merger effective time divided by the exchange ratio. Except as expressly provided above, following the GNOG merger effective time, each such private placement warrant of New DraftKings shall continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable GNOG Private Placement Warrant immediately prior to the GNOG merger effective time.
Conversion of Shares; Exchange of Certificates; No Fractional Shares
Conversion and Exchange of GNOG Common Stock
At the GNOG merger effective time, New DraftKings will, and DraftKings will cause New DraftKings to, deposit with Computershare, which we refer to in this capacity as the “exchange agent”, (i) non-certificated, book-entry shares representing the aggregate number of shares of New DraftKings Class A common stock sufficient to deliver the aggregate stock consideration in the GNOG merger and (ii) cash sufficient to pay the cash in lieu of any fraction of a share of New DraftKings Class A common stock to which any holder of shares of GNOG common stock converted in the GNOG merger is entitled as described in the section entitled “—Merger Consideration Received by GNOG Securityholders—No Fractional Shares of New DraftKings” beginning on page 134 of this joint information statement/prospectus and any dividends or distributions, if any, with respect to unexchanged shares as described in the section entitled “—Distributions with Respect to Un-surrendered Certificates” beginning on page 136 of this joint information statement/prospectus. Any amounts payable in respect of GNOG RSUs will not be deposited with the exchange agent but will instead be paid through the payroll of GNOG and its affiliates as described in the section entitled “—Merger Consideration Received by GNOG Securityholders—GNOG Restricted Stock Units” beginning on page 134 of this joint information statement/prospectus. Cash that is deposited with the exchange agent pursuant to the terms of the merger agreement described in this section may be deposited by the exchange agent as reasonably directed by DraftKings, subject to certain limitations set forth in the merger agreement. No interest will be paid or accrued on any cash payable under the terms described in this section.
With respect to certificates that immediately prior to the GNOG merger effective time represented shares of GNOG common stock, as promptly as reasonably practicable after the GNOG merger effective time, the exchange agent will mail to each holder of record of such certificates whose shares of GNOG common stock were converted into the GNOG merger consideration (i) a notice advising such holders of the effectiveness of the mergers, (ii) a letter of transmittal in customary form and (iii) instructions for the surrendering of such certificates.
With respect to book-entry shares not held by The Depository Trust Company, which we refer to as “DTC”, that immediately prior to the GNOG merger effective time represented shares of GNOG common stock, as promptly as reasonably practicable after the GNOG merger effective time, the exchange agent will send to each holder of record of such shares (i) a notice advising such holders of the effectiveness of the mergers, (ii) a statement reflecting the number of whole shares of New DraftKings Class A common stock, if any, that such holder is entitled to receive in the name of such record holder and (iii) a check in the amount (after giving effect to any required tax withholdings) of any cash in lieu of any fraction of a share of New DraftKings Class A common stock to which any holder of shares of GNOG common stock converted in the GNOG merger will be entitled plus any unpaid non-stock dividends and any other dividends or other distributions that such holder has a right to receive, as described in the section entitled “—Merger Consideration Received by GNOG Securityholders—No Fractional Shares of New DraftKings” beginning on page 134 of this joint information statement/prospectus and any dividends or distributions, if any, with respect to unexchanged shares as described in the section entitled “—Distributions with Respect to Un-surrendered Certificates” beginning on page 136 of this joint information statement/prospectus.
With respect to book-entry shares held through DTC that immediately prior to the GNOG merger effective time represented shares of GNOG common stock, DraftKings and GNOG will cooperate to establish procedures with the exchange agent and DTC to ensure that the exchange agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the closing date, upon surrender of shares of GNOG common stock held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the GNOG merger consideration, including cash in lieu of fractional shares of New DraftKings Class A common stock, if any, and any unpaid non-stock dividends and any other dividends or other distributions, in each case, that such holder has the right to receive.
Unless otherwise described in the section entitled “—Distributions with Respect to Un-surrendered Certificates” beginning on page 136 of this joint information statement/prospectus, all shares of New DraftKings Class A common stock to be issued pursuant to the GNOG merger shall be deemed issued and outstanding as of the GNOG merger effective time and whenever a dividend or other distribution is declared by New DraftKings or, if prior to the DraftKings merger effective time, DraftKings, in respect of the New DraftKings Class A common stock, the record date for which is at or after the GNOG merger effective time, that declaration shall include dividends or other distributions in respect of all shares of New DraftKings Class A common stock issuable in the GNOG merger.
In the event of a transfer of ownership of GNOG common stock that is not registered in the transfer records of GNOG, as of the GNOG merger effective time, the exchange agent will credit shares of New DraftKings Class A common stock and, if applicable, provide a check for any cash to be paid in lieu of any fraction of a share of New DraftKings Class A common stock, if any, and any dividends or distributions, if any, in each case to the transferee with respect to such unexchanged shares only if the GNOG certificates or book-entry shares formerly representing such shares of GNOG common stock are presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to the exchange agent.
No dissenters’ or appraisal rights will be available to GNOG stockholders with respect to the GNOG merger pursuant to Section 262 of the DGCL or any other applicable laws, as described in the section entitled “No Dissenters’ or Appraisal Rights” beginning on page 220 of this joint information statement/prospectus.
Distributions with Respect to Un-surrendered Certificates
No dividends or other distributions declared or made with respect to shares of New DraftKings Class A common stock with a record date after the GNOG merger effective time will be paid to the holder of any un-surrendered certificated share of GNOG common stock until such certificate is surrendered for exchange in accordance with the merger agreement provisions described in the section entitled “—Conversion and Exchange of GNOG Common Stock” beginning on page 135 of this joint information statement/prospectus. Subject to applicable law, following surrender of any such share of GNOG common stock, such holder will be entitled to receive any such dividends or other distributions, without interest, which prior to such surrender had become payable with respect to the New DraftKings Class A common stock represented by such GNOG common stock.
Conversion of DraftKings Common Stock
Each certificate representing shares of DraftKings common stock prior to the DraftKings merger effective time, which we refer to as a “DraftKings certificate”, will, from and after the DraftKings merger effective time and as a result of the DraftKings merger, represent, in respect of DraftKings Class A common stock, an equivalent number of shares of New DraftKings Class A common stock, and in respect of DraftKings Class B common stock, an equivalent number of shares of New DraftKings Class B common stock. At the DraftKings merger effective time, New DraftKings will cause the exchange agent to credit in the stock ledger and other appropriate books and records of New DraftKings an equivalent number of shares of New DraftKings Class A common stock and New DraftKings Class B common stock, as applicable, for any uncertificated shares of DraftKings Class A common stock and DraftKings Class B common stock, respectively (other than any DraftKings excluded shares); provided, however, that if an exchange of DraftKings certificates for new certificates representing shares of New DraftKings common stock is required by law, or is desired at any time by New DraftKings, in its sole discretion, New DraftKings will arrange for such exchange on a one-for-one share basis. From and after the DraftKings merger effective time, the former holders of DraftKings Class A common stock, which will have been converted into New DraftKings

Class A common stock at the DraftKings merger effective time, will be entitled to receive any dividends and distributions that may be made with respect to such shares of New DraftKings Class A common stock, and the former holders of DraftKings Class B common stock, which will have been converted into New DraftKings Class B common stock at the DraftKings merger effective time, will be entitled to receive any dividends and distributions that may be made with respect to such shares of New DraftKings Class B common stock. All such converted shares will be deemed issued and outstanding as of the GNOG merger effective time.
Representations and Warranties
GNOG has made representations and warranties in the merger agreement regarding, among other things:
•
organization, good standing and qualification;

•
the capital structure of GNOG;

•
corporate authority, approvals and fairness;

•
government filings and the absence of certain conflicts and violations;

•
consents and approvals;

•
SEC reports, financial statements and internal controls;

•
absence of certain changes;

•
litigation and liabilities;

•
employee benefits;

•
labor matters;

•
compliance with laws;

•
licenses and compliance;

•
state takeover statutes;

•
environmental matters;

•
tax matters;

•
real property;

•
intellectual property;

•
insurance;

•
contracts;

•
brokers or similar intermediaries;

•
the accuracy of information supplied for inclusion in this joint information statement/prospectus;

•
related party agreements;

•
affiliate transactions; and

•
suppliers.

DraftKings has made representations and warranties in the merger agreement regarding, among other things:
•
organization, good standing and qualification;

•
the capital structure of DraftKings, New DraftKings and the Merger Subs;

•
corporate authority and approvals;

•
governmental filings and the absence of conflicts and violations;

•
SEC reports and internal controls;

•
litigation and liabilities;

•
compliance with laws;

•
intellectual property;

•
licenses and compliance;

•
brokers or similar intermediaries;

•
tax matters; and

•
the accuracy of information supplied for inclusion in this joint information statement/prospectus.

The merger agreement also contains certain representations and warranties of DraftKings with respect to certain of its wholly-owned subsidiaries, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub, including with respect to corporate organization, qualification to do business, absence of conflicts or violations, authorization and validity of the merger agreement and capitalization.
Certain of the representations and warranties made by the parties are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, “material adverse effect” means, with respect to GNOG, any effect, event, development, change, state of facts, condition, circumstance or occurrence (which we refer to in this section collectively as “effects”) that is, or would reasonably be expected to be, materially adverse to the financial condition, properties, assets, operations, liabilities, business or results of operations of GNOG and its subsidiaries taken as a whole. The definition of “material adverse effect”, with respect to GNOG, excludes the following effects, alone or in combination, from the determination of whether a material adverse effect with respect to GNOG has occurred or would reasonably be expected to occur:
•
effects generally affecting the economy, securities or financial markets or political conditions in any jurisdiction in which GNOG or any of its subsidiaries has material operations or in which any of GNOG’s or any of its subsidiaries’ products or services are sold;

•
effects that are the result of factors generally affecting the online gaming industry, markets or geographical areas in which GNOG and its subsidiaries have material operations;

•
any changes in the relationship of GNOG or any of its subsidiaries, contractual or otherwise, with customers, employees, unions, suppliers, distributors, financing sources, partners or similar relationship that GNOG establishes that was caused by the entry into, announcement, or performance of the Transactions, including the mergers;

•
changes or modifications in GAAP or in any law of general applicability, or in the interpretation or enforcement thereof, after the date of the merger agreement;

•
any failure, in and of itself, by GNOG to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period; provided that this exception does not prevent or otherwise affect a determination that any effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a material adverse effect with respect to GNOG;

•
any effect resulting from acts of war (whether or not declared), civil disobedience, hostilities, terrorism, military actions or the escalation of any of the foregoing (other than cyberattacks affecting GNOG or any of its subsidiaries), any hurricane, flood, tornado, earthquake or other weather or natural disaster, or any outbreak of illness or other public health event (including the COVID-19 pandemic) or any other force majeure event;

•
any proceeding arising from allegations of any breach of fiduciary duty or allegations of violation of law relating to the merger agreement or the Transactions, including the mergers;

•
any actions taken or failed to be taken by GNOG or any of its subsidiaries that are required to be taken or not to be taken by the merger agreement or with DraftKings’ written consent or at DraftKings’ written request; or

•
a decline, in and of itself, in the market price, or change in trading volume, of the shares of GNOG Class A common stock on the Nasdaq; provided that this exception does not prevent or otherwise affect a determination that any effect underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a material adverse effect with respect to GNOG.

Notwithstanding the foregoing, any exception described in the first, second, fourth or sixth bullet points of the immediately preceding paragraph will not apply to the extent that the applicable effect disproportionately adversely affects GNOG and its subsidiaries compared to other companies of similar size operating in the industries in which GNOG and its subsidiaries operate, in which case only the incremental disproportionate effect may be taken into account in determining whether there has been a “material adverse effect” with respect to GNOG.
For purposes of the merger agreement, “material adverse effect” means, with respect to DraftKings, any effect that is, or would reasonably be expected to be, materially adverse to the financial condition, properties, assets, operations, liabilities, business or results of operations of DraftKings and its subsidiaries taken as a whole. The definition of “material adverse effect”, with respect to DraftKings, excludes the following effects, alone or in combination, from the determination of whether a material adverse effect with respect to DraftKings has occurred or would reasonably be expected to occur:
•
effects generally affecting the economy, securities or financial markets or political conditions in any jurisdiction in which DraftKings or any of its subsidiaries has material operations or in which any of DraftKings’ or any of its subsidiaries’ products or services are sold;

•
effects that are the result of factors generally affecting the online gaming industry, markets or geographical areas in which DraftKings and its subsidiaries have material operations;

•
any changes in the relationship of DraftKings or any of its subsidiaries, contractual or otherwise, with customers, employees, unions, suppliers, distributors, financing sources, partners or similar relationship that DraftKings establishes was caused by the entry into, announcement, or performance of the Transactions, including the mergers;

•
changes or modifications in GAAP or in any law of general applicability, or in the interpretation or enforcement thereof, after the date of the merger agreement;

•
any failure, in and of itself, by DraftKings to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period; provided that this exception does not prevent or otherwise affect a determination that any effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a material adverse effect with respect to DraftKings;

•
any effect resulting from acts of war (whether or not declared), civil disobedience, hostilities, terrorism, military actions or the escalation of any of the foregoing (other than cyberattacks affecting DraftKings or any of its subsidiaries), any hurricane, flood, tornado, earthquake or other weather or natural disaster, or any outbreak of illness or other public health event (including the COVID-19 pandemic) or any other force majeure event;

•
the negotiation, execution, delivery or performance of the merger agreement or effects related to the public announcement or pendency of the Transactions, including the mergers;

•
any proceeding arising from allegations of any breach of fiduciary duty or allegations of violation of law relating to the merger agreement or the Transactions, including the mergers;

•
any actions taken or failed to be taken by DraftKings or any of its subsidiaries that are required to be taken or not to be taken by the merger agreement or with GNOG’s written consent or at GNOG’s written request; or

•
a decline, in and of itself, in the market price, or change in trading volume, of the shares of DraftKings common stock on the Nasdaq; provided that this exception does not prevent or otherwise affect a determination that any effect underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a material adverse effect with respect to DraftKings.

However, any exception described in the first, second, fourth or sixth bullet points of the immediately preceding paragraph will not apply to the extent that the applicable effect disproportionately adversely affects DraftKings and its subsidiaries compared to other companies of similar size operating in the industries in which DraftKings operates, in which case only the incremental disproportionate effect may be taken into account in determining whether there has been a “material adverse effect” with respect to DraftKings.
Covenants and Agreements
Conduct of Business by GNOG
GNOG has agreed that, from the date of the merger agreement until the GNOG merger effective time, it will conduct the businesses of GNOG and its subsidiaries in the ordinary course of business, in a manner consistent with past practice and in compliance with applicable laws and that GNOG will, and will cause its subsidiaries to, use their respective commercially reasonable efforts to preserve their business organizations intact and maintain existing relations and goodwill with governmental entities, customers, suppliers, licensors, licensees, distributors, creditors, lessors, employees and business associates having significant business dealings with them and keep available the services of GNOG’s and its subsidiaries’ present officers, employees and agents, except as, in each case, contemplated by the merger agreement, required by law or consented to by DraftKings, which approval shall not be unreasonably withheld, conditioned or delayed. GNOG also agreed that, from the date of the merger agreement until the GNOG merger effective time, except as contemplated by the merger agreement, required by law, consented to by DraftKings or under certain contracts or as set forth in GNOG’s confidential disclosure schedules delivered to DraftKings concurrently with the execution of the merger agreement, neither GNOG nor any of its subsidiaries will:
•
adopt or propose any change in any of its organizational documents;

•
merge or consolidate GNOG or any of its subsidiaries with any other person, except for any such transactions among its wholly-owned subsidiaries, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

•
acquire assets from any other person with a fair market value or purchase price in excess of $500,000 individually or $1,000,000 in the aggregate in any transaction or series of related transactions, in each case, including any amounts or value reasonably expected to be paid in connection with a future earn-out, purchase price adjustment, release of “holdback” or similar contingent payment obligation, or that would reasonably be expected to prevent, materially delay or materially impair the ability of GNOG or DraftKings, as applicable, to complete the Transactions, including the mergers, prior to February 28, 2022;

•
issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, or otherwise enter into any contract or understanding with respect to the voting of, any shares of GNOG’s capital stock or capital stock of any of GNOG’s subsidiaries (other than (i) the support agreement or (ii) the issuance of shares (A) by a wholly-owned subsidiary of GNOG to GNOG or another of GNOG’s wholly-owned subsidiaries, (B) in respect of GNOG RSUs outstanding as of the date of the merger agreement in accordance with their terms and, as applicable, the GNOG Stock Plan as in effect on the date of the merger agreement or (C) in connection with the exercise of warrants outstanding as of the date of the merger agreement, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

•
create or incur any encumbrance having a value in excess of $200,000 individually or $500,000 in the aggregate on any of GNOG’s assets or any of GNOG’s subsidiaries;

•
make any loans, advances, guarantees or capital contributions to or investments in any person (other than to or from GNOG and any of its wholly-owned subsidiaries or to or from DraftKings and any of its wholly-owned subsidiaries, as applicable) in excess of $200,000 individually or $500,000 in the aggregate;

•
declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of GNOG’s capital stock (except for dividends paid by any direct or indirect wholly-owned subsidiary of GNOG to GNOG or to any other direct or indirect wholly-owned subsidiary of GNOG);

•
reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of GNOG’s capital stock or securities convertible or exchangeable into or exercisable for any shares of GNOG’s capital stock, other than the withholding of shares of GNOG common stock to satisfy withholding tax obligations upon the vesting or settlement of GNOG RSUs outstanding as of the date of the merger agreement in accordance with their terms and, as applicable, the GNOG Stock Plan as in effect on the date of the merger agreement;

•
incur any indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security), except for (A) indebtedness for borrowed money incurred in the ordinary course, consistent with past practice, not to exceed $200,000 individually or $500,000 in the aggregate, or (B) indebtedness in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more favorable to GNOG than the indebtedness being replaced;

•
except to the extent expressly provided by, and consistent with the line items set forth in, GNOG’s capital budget, make or authorize any payment of, or accrual or commitment for, capital expenditures;

•
enter into any contract that would have been a certain material contract had it been entered into prior to the date of the merger agreement or amend, modify in any material respect, supplement, waive any material term, terminate, assign, convey, encumber or otherwise transfer, in whole or in part, rights or interest pursuant to or in respect of certain material contracts of GNOG, other than expirations of any such contract in the ordinary course, consistent with past practice, in accordance with the terms of such contract;

•
cancel, modify or waive any debts or claims held by GNOG or any of its subsidiaries or waive any rights held by GNOG or any of its subsidiaries having in each case a value in excess of $200,000 individually or $500,000 in the aggregate;

•
settle any action, cause of action, claim, demand, litigation, suit, investigation, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature for an amount in excess of $200,000 individually or $500,000 in the aggregate or any obligation or liability of it in excess of such amount or on a basis that would result in the imposition of any order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination or award entered by or with any governmental entity of competent jurisdiction that would restrict the future activity or conduct of GNOG or any of its subsidiaries in any material respect or a finding or admission of a material violation of law or material violation of the rights of any person or entity;

•
make any changes with respect to accounting policies or procedures, except as required by changes in GAAP or applicable law;

•
enter into any line of business in any geographic area, other than the existing lines of business of GNOG and its subsidiaries solely within the United States;

•
materially modify, cancel, terminate, rescind or adversely affect certain material licenses of GNOG;

•
other than in the ordinary course, consistent with past practice, make, change or revoke any material tax election, change any annual tax accounting period, adopt or change any tax accounting method, file any amended tax return in respect of material taxes, enter into any closing agreement with respect to taxes or settle any material tax claim, audit, assessment or dispute, surrender any right to claim a material refund, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material tax, or take any other action with respect to taxes which is reasonably likely to result in a material increase in the tax liability of GNOG or its subsidiaries, or, in respect of any taxable period (or portion thereof) ending after the closing date, the tax liability of DraftKings or DraftKings’ affiliates;

•
transfer, sell, lease, divest, cancel or otherwise dispose of, or permit or suffer to exist the creation of any encumbrance upon, any assets (tangible or intangible), product lines or businesses of GNOG or any of its subsidiaries, including capital stock of GNOG and any of its subsidiaries, except in connection with nonexclusive licenses or services provided in the ordinary course, consistent with past practice, and sales of obsolete assets and except for sales, leases, licenses or other dispositions of tangible assets (not including services) with a fair market value not in excess of $200,000 individually or $500,000 in the aggregate;
•
cancel, abandon or otherwise allow to lapse or expire any material intellectual property rights that are material to GNOG and are issued by, registered with, renewed by or the subject of a pending application before the U.S. Patent and Trademark Office or the U.S. Copyright Office (or any equivalent or corresponding governmental entity worldwide) or internet domain name registrar;

•
except as required pursuant to the terms of any GNOG Benefit Plan in effect as of the date of the merger agreement or in the ordinary course, consistent with past practice (i) increase the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any current or former employee, director, or independent contractor (who is a natural person) of GNOG or its subsidiaries, (ii) become a party to, establish, adopt, amend, commence participation in or terminate any GNOG Benefit Plan or any arrangement that would have been a GNOG Benefit Plan had it been entered into prior to the merger agreement, (iii) grant any new awards, or amend or modify the terms of any outstanding awards, under any GNOG Benefit Plan, (iv) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any GNOG Benefit Plan, (v) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course, consistent with past practice) to any current or former employee, director, or independent contractor (who is a natural person) of GNOG or its subsidiaries, or (vi) hire any employee or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees in excess of $250,000;

•
become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

•
utilize government borrowing, grant programs, or social insurance programs, such as the CARES Act, in each case related to the COVID-19 pandemic;

•
make or authorize any payment or spending, or accrual or commitment for any payment or spending (including payment or spending with respect to advertising and marketing activities), in connection with entering into any new geographic area or new line of business;

•
apply or seek to apply for any license that, if granted, would be reasonably expected to be a license that would have been material to GNOG had it been granted prior to date of the merger agreement; and

•
agree, authorize or commit to do any of the foregoing.

Notwithstanding the foregoing, any action or inaction taken by GNOG or any its subsidiaries, to the extent required by applicable law, directive, guidelines or recommendations, to address the COVID-19 pandemic (including, to the extent required by applicable law, compliance with any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety, or similar law, directive guidelines or recommendations promulgated by any governmental entity, including the Centers for Disease Control, that is outside of the ordinary course) will not be considered a breach of the merger agreement if GNOG consults with DraftKings prior to taking any such action.
Conduct of Business by DraftKings
DraftKings has agreed that, from the date of the merger agreement until the GNOG merger effective time, unless GNOG approves in writing, which shall not be unreasonably withheld, conditioned or delayed, and except as otherwise contemplated by the merger agreement, required by law, under contracts to which DraftKings or any of its subsidiaries is a party or as set forth in DraftKings’ confidential disclosure schedules delivered to GNOG concurrently with the execution of the merger agreement, DraftKings will not and shall cause its subsidiaries not to:
•
adopt or propose any change in DraftKings’ organizational documents in any manner that would prohibit the completion of the Transactions, including the mergers; provided, that any amendment to

DraftKings’ articles of incorporation to increase the authorized number of shares or series of the capital stock of DraftKings shall in no way be restricted by the foregoing;
•
declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly-owned subsidiary of DraftKings to DraftKings or to any other direct or indirect wholly-owned subsidiary of DraftKings);

•
split, combine, reduce or reclassify any of the issued or unissued shares of DraftKings capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any shares of DraftKings capital stock in any manner that would reasonably be expected to have a material and adverse impact on the value of DraftKings Class A common stock; or

•
agree, authorize or commit to do any of the foregoing.

No Solicitation and Change in Recommendation
GNOG has agreed in the merger agreement that it will not and will cause its subsidiaries not to, and that GNOG and its subsidiaries will use their commercially reasonable efforts to cause their respective representatives not to, directly or indirectly:
•
initiate, solicit, knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined below);

•
engage in, continue or otherwise participate in any discussions with or negotiations relating to any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•
provide any non-public information to any person or entity in connection with any acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•
otherwise knowingly facilitate any effort or attempt to make an acquisition proposal; or

•
cause or permit GNOG to enter into any alternative acquisition agreement.

The merger agreement also requires GNOG to immediately cease and cause to be terminated any existing solicitations, discussions or negotiations with any persons or entities conducted prior to the execution of the merger agreement with respect to any acquisition proposal or proposal that would reasonably be expected to lead to an acquisition proposal. GNOG also agreed in the merger agreement to promptly request that any person or entity that had executed a confidentiality agreement in connection with any actual or potential acquisition proposal to return or destroy all confidential information in the possession of such person or its representatives.
As defined herein and in the merger agreement, an “acquisition proposal” means (i) any proposal, offer, inquiry or indication of interest relating to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving GNOG or any of its subsidiaries or (ii) any acquisition by any person or entity or group (as defined under Section 13 of the Exchange Act), resulting in, or any proposal, offer, inquiry or indication of interest that if completed would result in, any person or entity or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 20% or more of the total voting power or of any class of equity securities of GNOG or 20% or more of the consolidated net revenues, net income or total assets (it being understood that total assets include equity securities of GNOG’s subsidiaries) of GNOG, in each case other than the Transactions, including the mergers.
Notwithstanding the restrictions described above, GNOG was permitted, prior to the delivery of the GNOG Written Consent, in response to an unsolicited, bona fide written acquisition proposal that did not arise from or was not in connection with a material breach of the merger agreement, to:
•
contact and engage in discussions with a person or group making the acquisition proposal or its or their representatives solely to clarify the terms and conditions thereof, request that any acquisition proposal made orally be made in writing, or notify such person or group or its or their representatives of the provisions of the merger agreement;
•
provide access to GNOG’s properties, assets, books and records, personnel and information in response to a request therefor (including non-public information regarding it or any of its subsidiaries) to the person or group who made such acquisition proposal, provided that such properties, assets, books and records, personnel and information had previously been made available to, or was made available to, DraftKings prior to or concurrently with the time such properties, assets, books and records, personnel and information is made available to such person or group and that, prior to furnishing any such properties, assets, books and records, personnel and information, GNOG receives from the person or group making such acquisition proposal an executed confidentiality agreement with terms not less restrictive, in the aggregate, to the other party than the terms in the Confidentiality Agreement are on DraftKings (it being understood that such confidentiality agreement need not include a standstill or similar provision or otherwise prohibit the making or amending of an acquisition proposal); and

•
participate in any discussions or negotiations with any such person or group regarding such acquisition proposal;

and with respect to the second and third bullet points, the GNOG Board or the Special Committee had determined in good faith after consultation with its outside legal counsel and financial advisor that (i) such acquisition proposal constituted, or would reasonably be expected to result in, a superior proposal (as defined below) and (ii) failure to take such action would be inconsistent with the fiduciary duties of the members of the GNOG Board under applicable law.
GNOG is required under the merger agreement to notify DraftKings promptly, and in any event within 48 hours, if any inquiries, proposals or offers with respect to an acquisition proposal are received by, any information is requested in connection with any acquisition proposal from, or any discussions or negotiations with respect to an acquisition proposal are sought to be initiated or continued with GNOG or any of its representatives. The merger agreement requires that such notification include the material terms and conditions of any such acquisition proposal and the identity of the person making any such acquisition proposal. In addition, the merger agreement requires GNOG to keep DraftKings reasonably informed on a reasonably current basis (in any event, within 24 hours) of the status and terms (including any material amendments) of any such acquisition proposal and to keep DraftKings informed as to the material details of all discussions or negotiations with respect to any such acquisition proposal. For the purposes of the matters in this paragraph, any modification to any acquisition proposal is deemed to be a new acquisition proposal.
GNOG and the GNOG Board are also permitted to comply with Rule 14d-9 and Rule 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to any acquisition proposal, to issue a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act and take a neutral or no position with respect to any acquisition proposal governed by the tender offer or exchange offer rules under the Exchange Act until the tenth business day after commencement of such acquisition proposal.
As defined herein and in the merger agreement, a “superior proposal” means an unsolicited, bona fide written acquisition proposal (with all references to “twenty percent (20%)” in the definition of acquisition proposal being deemed to be references to “fifty percent (50%)”) made after the date of the merger agreement that the Special Committee has determined in good faith after consultation with outside legal counsel and its financial advisor, that (i) if completed, would result in a transaction more favorable to GNOG’s stockholders from a financial point of view than the mergers (after taking into account any revisions to the terms of the merger agreement proposed by GNOG following a change in recommendation and the time likely to be required to complete such acquisition proposal), and (ii) is reasonably likely to be completed on the terms proposed, taking into account any legal, financial, regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing of closing, and the identity of the parties making the proposal and any other aspects considered relevant by the Special Committee.

GNOG has agreed in the merger agreement that, subject to certain exceptions specified in the merger agreement, the GNOG Board, including any committee thereof, will not:
•
withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the recommendation of the GNOG Board that GNOG stockholders adopt the merger agreement in a manner adverse to DraftKings;

•
fail to include in this joint information statement/prospectus the recommendation of the GNOG Board that GNOG stockholders adopt the merger agreement;

•
fail to recommend, within 10 business days after the commencement of an acquisition proposal through a tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of GNOG common stock (other than by DraftKings or an affiliate of DraftKings), against acceptance of such tender offer or exchange offer by GNOG’s stockholders;

•
approve or recommend, or publicly declare advisable, any acquisition proposal; or

•
enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement in certain circumstances) relating to any acquisition proposal.

We refer to any of the actions specified in the first, second, third or fourth bullets of the immediately preceding paragraph as a “change in recommendation”.
Notwithstanding the foregoing, under the merger agreement, the GNOG Board (or any committee thereof, including the Special Committee) was permitted to, subject to meeting the additional requirements and following the procedures described below, make a change in recommendation or enter into an agreement with respect to an acquisition proposal at any time prior to the adoption of the merger agreement by GNOG stockholders, but not after, if:
•
an unsolicited bona fide written acquisition proposal that did not arise from or in connection with a breach of the non-solicitation obligations described in this section was (i) received by GNOG and was not withdrawn and (ii) determined by the GNOG Board in good faith, after consultation with its outside legal counsel and financial advisor, to be a superior proposal; and

•
the GNOG Board or such committee determined in good faith after consultation with its outside legal counsel and its financial advisor that failure to effect a change in recommendation or terminate the merger agreement in response to such superior proposal would be inconsistent with GNOG’s directors’ fiduciary duties under applicable law.

Prior to making a change in recommendation with respect to an acquisition proposal, GNOG was required to take the following actions:
•
provide DraftKings with four business days’ prior written notice advising DraftKings that GNOG’s Board intends to effect a change in recommendation and the specifying the basis for doing so;

•
negotiate in good faith with DraftKings (to the extent DraftKings wished to negotiate) during such four business day period to amend the terms of the merger agreement so that the acquisition proposal would no longer require the GNOG Board to effect a change in recommendation or terminate the merger agreement; and

•
consider any revisions to the terms of the merger agreement proposed by DraftKings, and the GNOG Board must have determined in good faith, after consultation with its outside legal counsel and its financial advisors, that the acquisition proposal would have continued to constitute a superior proposal if the revisions proposed by DraftKings were given effect.

For the purposes of the above matters, any modification to any acquisition proposal was to be deemed to be a new acquisition proposal except that the advance written notice obligations would be reduced to two business days.
The GNOG Board (or any committee thereof, including the Special Committee) was also permitted to, subject to meeting the additional requirements and following the procedures described below, make a change in recommendation with respect to an intervening event at any time prior to the adoption of the merger agreement by GNOG stockholders, but not after, if:
•
an intervening event (as defined below) has occurred; and

•
the GNOG Board or such committee determined in good faith, after consultation with its outside legal counsel and its financial advisor, that failure to effect a change in recommendation in response to such intervening event would be inconsistent with GNOG’s directors’ fiduciary duties under applicable law.

Prior to making a change in recommendation in response to an intervening event, GNOG was required to provide DraftKings with four business days’ prior written notice advising DraftKings that GNOG’s Board intended to consider whether to effect a change in recommendation and sufficient information about the intervening event to enable DraftKings to propose revisions to the terms of the merger agreement in such a manner that would obviate the need for taking such action. GNOG was then required to negotiate in good faith with DraftKings (to the extent DraftKings wished to negotiate) during such four business day period to amend the terms of the merger agreement so that the acquisition proposal would no longer require the GNOG Board to effect a change in recommendation or terminate the merger agreement. At the end of such four business day period, GNOG’s Board or such committee was required to consider any revisions to the terms of the merger agreement proposed by DraftKings, and determine in good faith, after consultation with its outside legal counsel and its financial advisors, that the failure to effect a change in recommendation would be inconsistent with the GNOG’s directors’ fiduciary duties under applicable law.
As defined herein and in the merger agreement, an “intervening event” means any effect occurring or arising after the date of the merger agreement that is material to GNOG and its subsidiaries, taken as a whole, and was not known to, or reasonably foreseeable by, the Special Committee as of or prior to the execution of the merger agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Special Committee), which effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the GNOG Board or the Special Committee prior to the time of the adoption of the merger agreement by GNOG stockholders. However, such effect may not in any way involve or relate to (i) an acquisition proposal, (ii) any changes in the market price or trading volume of GNOG or DraftKings or the major stock indexes in the U.S. market, (iii) any changes in GNOG’s credit ratings, (iv) GNOG or DraftKings meeting, failing to meet or exceeding published or unpublished revenue or market consensus earnings projections, in each case in and of itself, or (v) any effects generally affecting the economy, securities or financial markets or political conditions in any jurisdiction in which GNOG or any of its subsidiaries has material operations or in which any of GNOG’s or any of its subsidiaries’ products or services are sold, except if such effect disproportionately adversely affects GNOG and its subsidiaries compared to other companies of similar size operating in the industries in which GNOG and its subsidiaries operate (provided that the facts contributing to such circumstances may be taken into account in determining whether there has been an intervening event).
Following the delivery of the GNOG Written Consent on September 8, 2021, the GNOG Board may no longer make a change of recommendation or terminate the merger agreement to enter into an agreement with respect to an acquisition proposal.
Stockholder and Board of Directors Approvals
Each of the DraftKings Board, the GNOG Board and the Special Committee has approved the merger agreement and the Transactions, including the mergers, and has adopted resolutions directing that the merger agreement be submitted to the stockholders of such party for their consideration.
GNOG agreed in the merger agreement to provide DraftKings with a copy of the GNOG Written Consent by no later than 5:00 p.m., New York City time, on September 8, 2021, which we refer to as the “GNOG Written Consent Delivery Time”, subject to the qualifications described in the section entitled “—Covenants and Agreements—No Solicitation and Change in Recommendation” beginning on page 143 of this joint information statement/prospectus. GNOG delivered the GNOG Written Consent prior to such time. If GNOG had not provided the GNOG Written Consent to DraftKings by the GNOG Written Consent Delivery Time, GNOG agreed in the merger agreement to convene a meeting of GNOG stockholders as promptly as reasonably practicable, after the registration statement was declared effective and the SEC had advised it had no further comments on this joint information statement/prospectus (and in any event within 45 days after the registration statement was declared effective), to consider and vote upon the adoption of the merger agreement and to cause such vote to be taken.
DraftKings agreed in the merger agreement to provide GNOG with a copy of the DraftKings Written Consent within two business days of the date of the merger agreement, and New DraftKings, as the sole stockholder of the Merger Subs, agreed to adopt the merger agreement and approve the mergers by written consent in accordance with applicable law. DraftKings delivered the DraftKings Written Consent and New DraftKings adopted the merger agreement and approved the mergers by written consent, in each case in accordance with the terms of the merger agreement.
Governmental and Regulatory Approvals
Each of DraftKings and GNOG has agreed in the merger agreement to use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable under applicable law to complete the Transactions, as soon as reasonably practicable, including the mergers, including using reasonable best efforts to prepare and file all documentation to effect all necessary notices, reports and other filings (including the notification and report form required under the HSR Act and all filings necessary to obtain approvals from relevant gaming authorities) and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and other authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to complete the Transactions, including the mergers.
In addition to the immediately preceding paragraph, DraftKings has agreed in the merger agreement to take, and to cause its subsidiaries to take, any and all actions required to obtain all required approvals under the HSR Act, other applicable antitrust laws and any other necessary approval, or otherwise take any action with respect to any requirement, condition, limitation, contract or governmental order, which actions will include (i) selling, leasing, licensing, transferring, disposing of, divesting or otherwise encumbering, or holding separate pending any such action, or proposing, negotiating or offering to effect, or consenting or committing to, any such sale, lease, license, transfer, disposal, divestiture or other encumbrance, or holding separate, before or after the GNOG merger effective time, of any assets, licenses, operations, rights, product lines, businesses or interest therein of DraftKings, GNOG or New DraftKings, or (ii) taking or agreeing to take any other action or agreeing or consenting to any limitations or restrictions on freedom of actions with respect to, or its ability to retain, or make changes in, any such assets, licenses, operations, rights, product lines, businesses or interest therein of DraftKings, GNOG or New DraftKings. Notwithstanding the foregoing, none of DraftKings, GNOG or New DraftKings or any of their respective subsidiaries or other affiliates will be required to (and without the prior written consent of DraftKings, GNOG and its subsidiaries will not) take any action, or agree to take any action, in connection with the efforts described in this section that would result in, or would be reasonably likely to result in, individually or in the aggregate with all other actions, a burdensome condition (as defined below), except that DraftKings may compel GNOG to take or agree to take certain actions if such actions are only effective after the GNOG merger effective time.
As defined herein and in the merger agreement, “burdensome condition” means the executing or carrying out, consenting to or to offer to or to agree to, or otherwise take any action (including any remedy) with respect to, any requirement, condition, limitation, understanding, agreement (including consent decrees and undertakings) in respect of, in anticipation of or pursuant to any action contemplated by the immediately preceding paragraph that, individually or in the aggregate with all other such actions described in the immediately preceding paragraph, would reasonably be expected to result in a material adverse effect with respect to GNOG.
While the parties have agreed, under certain circumstances, to take the actions described in this section, the parties may also elect to take other actions.
The merger agreement provides that DraftKings will direct (or where deemed necessary by DraftKings, the parties to the merger agreement shall use commercially reasonably efforts to jointly direct) all matters with any governmental entity in connection with the Transactions; provided that DraftKings and GNOG will have a right to review in advance, and to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to

DraftKings or GNOG, as applicable, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any governmental entity. Neither DraftKings nor GNOG will be permitted to participate in any meeting with any governmental entity in respect of any filings, investigation or other inquiry relating to the Transactions, including the mergers, unless it consults with the other party in advance and, to the extent permitted by such governmental entity, gives the other party the opportunity to attend and participate thereat. Moreover, GNOG and its subsidiaries may not, without the prior written consent of DraftKings, agree to any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits, expirations of waiting periods or authorizations from any governmental entity in connection with the Transactions. DraftKings and GNOG each also agreed to promptly provide or cause to be provided to antitrust regulators any non-privileged information and documents requested by any antitrust regulator or that are necessary, proper or advisable to permit completion of the Transactions, including the mergers.
Under the HSR Act and the rules and regulations promulgated under the HSR Act, the mergers may not be completed until the expiration of a 30 calendar day waiting period following the filing by DraftKings and GNOG of their respective HSR Act Notification and Report Forms as required under the merger agreement and applicable law or the earlier termination of that waiting period.
Completion of the mergers is conditioned on the termination or expiration of the waiting period (and any extension thereof) applicable to the mergers under the HSR Act. Messrs. Robins and Fertitta, based on their control of DraftKings and GNOG, respectively, each filed HSR Act Notification and Report Forms with respect to the mergers on August 23, 2021. The waiting period under the HSR Act expired on September 22, 2021. At any time before or after the GNOG merger effective time, the DOJ, the FTC or U.S. state attorneys general could take action under the antitrust laws in opposition to the mergers, including seeking to enjoin completion of the mergers, condition completion of the mergers upon the divestiture of assets of DraftKings or GNOG or impose restrictions on New DraftKings’ post-merger operations. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin the completion of the mergers or permitting completion subject to regulatory concessions or conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances.
Completion of the mergers is also conditioned upon receiving certain approvals from, and/or making certain filings with, certain state regulators relating to DraftKings’ and GNOG’s gambling, online gambling, betting and gaming operations. DraftKings and GNOG cannot give assurance that all of the regulatory approvals described above will be obtained and, if obtained, DraftKings and GNOG cannot give assurance as to the timing of any approvals, the ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals.
DraftKings and GNOG are not aware of any material governmental approvals or actions that are required for completion of the mergers other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought.
Employee Benefits
From and after the GNOG merger effective time until December 31 of the calendar year in which the GNOG merger effective time occurs, New DraftKings will provide all employees of GNOG who remain employed with New DraftKings (whom we refer to as “GNOG continuing employees”) with base salary or base wage, target annual cash bonus opportunities, and pension and welfare benefits (including equity and long-term incentive compensation) that are substantially no less favorable in the aggregate than those provided by GNOG and its subsidiaries to such continuing employees immediately prior to the GNOG merger effective time. However, the preceding sentence does not apply to employees of GNOG who are covered by a collective bargaining agreement.
DraftKings agreed in the merger agreement to use its commercially reasonable efforts to:
•
cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of New DraftKings or its affiliates to be waived with respect to the GNOG employees who continue to be employed by New DraftKings and their eligible dependents;

•
give each GNOG continuing employee credit for the plan year in which the GNOG merger effective time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the GNOG merger effective time for which payment has been made; and

•
give each GNOG continuing employee service credit for such GNOG continuing employee’s employment with GNOG for purposes of vesting, benefit accrual and eligibility to participate under each applicable DraftKings benefit plan, as if such service had been performed with DraftKings, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

Prior to making any written or oral communications to the directors, officers or employees of GNOG or any of its subsidiaries pertaining to compensation or benefit matters that are affected by the Transactions, GNOG shall provide DraftKings with a copy of the intended communication, DraftKings shall have a reasonable period of time to review and comment on the communication, and GNOG shall consider any such comments in good faith.
If the GNOG effective time occurs on or prior to December 31, 2021, GNOG will, to the extent it will not cause an impermissible acceleration event under Section 409A of the Code, pay immediately prior to the GNOG effective time to (i) each GNOG continuing employee who participates in GNOG’s bonus plans and (ii) each GNOG continuing employee who has been historically eligible to receive a discretionary bonus in the ordinary course of business and who, in each case, remains employed through the GNOG merger effective time, an annual bonus for the year in which the GNOG merger effective time occurs in an amount equal to the product of (i) the annual bonus earned by such GNOG continuing employee for the year in which the GNOG merger effective time occurs (assuming a full year of performance) as reasonably determined by GNOG (and in the ordinary course of business in the case of any discretionary bonus) and (ii) a fraction, the numerator of which is the number of days elapsed in the plan year from the commencement of the plan year until the date on which the GNOG merger effective time occurs and the denominator of which is 365.
If the GNOG merger effective time occurs after December 31, 2021, GNOG will be permitted, prior to the GNOG merger effective time, (i) to pay annual bonuses for fiscal year 2021, in an amount equal to the annual bonus earned by any GNOG employees for the 2021 fiscal year and (ii) to establish bonus targets, maximums and performance goals for fiscal year 2022 in the ordinary course of business and subject to prior consultation with DraftKings.
DraftKings acknowledged that the completion of the transactions contemplated by the merger agreement shall constitute a “change in control” or “change of control” for purposes of any GNOG Benefit Plan that contains a definition of “change in control” or “change of control” or similar term, as applicable. From and after the GNOG merger effective time, DraftKings and its subsidiaries shall honor all GNOG Benefit Plans sponsored or maintained, prior to the GNOG merger effective time, by GNOG or any of its subsidiaries in accordance with their terms as in effect immediately prior to the GNOG merger effective time
The foregoing will not (i) prohibit New DraftKings from amending or terminating any GNOG Benefit Plans or compensation arrangements in accordance with their terms, (ii) prevent New DraftKings from terminating the employment of any GNOG continuing employee or (iii) create any third-party beneficiary rights in any employee of GNOG or any of its subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment or benefits that may be provided to any GNOG continuing employee by New DraftKings, under any benefit plan that New DraftKings may maintain.
Indebtedness
The merger agreement requires GNOG to, if instructed by DraftKings in writing at least five business days prior to the closing date, use commercially reasonable efforts to deliver pay-off letters in customary form reasonably acceptable to DraftKings with respect to the credit agreement and the intercompany note, in each case subject to the receipt of funds from DraftKings for the amounts specified in the pay-off letters. The pay-off letters must provide that upon receipt from or on behalf of GNOG of the applicable pay-off amount set forth in the pay-off letters, (i) the indebtedness incurred pursuant to the credit agreement, the intercompany note and instruments related thereto shall be satisfied, and all obligations of the lenders terminated (other than those that customarily survive in pay-off letters), (ii) all liens relating to the assets, rights and properties of GNOG granted pursuant to the credit agreement or the intercompany note shall be released and terminated without any further action by the secured parties and (iii) GNOG or its designee shall be entitled to file documents to reflect the release of such liens. If requested by DraftKings, DraftKings and GNOG shall use commercially reasonable efforts to have all liens described in the foregoing sentence released and terminated and to cause Mr. Fertitta and his affiliates to not have any further obligation or liability thereunder or with respect thereto.
Indemnification and Directors’ and Officers’ Insurance
The merger agreement requires that New DraftKings, from and after the GNOG merger effective time, indemnify and hold harmless, to the fullest extent permitted under applicable law and that GNOG would have been permitted to do so under applicable law and GNOG’s organizational documents in effect as of the date of the merger agreement, each present and former (determined as of the GNOG merger effective time) director and officer of GNOG in such capacity or in serving as a director, officer, member, trustee or fiduciary of another entity or enterprise, including GNOG Benefit Plans, at the request or benefit of GNOG, which we refer to as an “indemnified person”, against any costs or expenses (including reasonable and documented attorney’s fees), judgments, fines, losses, claims, damages or liabilities, incurred in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the GNOG merger effective time, whether asserted or claimed prior to, at or after the GNOG merger effective time, including actions to enforce such requirement or any other indemnification or advancement right of any indemnified person. In addition, from and after the GNOG merger effective time, New DraftKings, DraftKings and GNOG agreed to advance expenses to indemnified persons as incurred to the fullest extent that GNOG would have been permitted to do so under applicable law, any contract and GNOG’s organizational documents in effect as of the date of the merger agreement; provided that any indemnified person to whom expenses are advanced must provide an undertaking to repay such advances if it is ultimately determined by final adjudication that such indemnified person is not entitled to indemnification under the merger agreement or under applicable law. From and after the GNOG merger effective time, New DraftKings agreed to assume all obligations of GNOG and its subsidiaries to the indemnified persons in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the GNOG merger effective time as provided in GNOG’s organizational documents as in effect on the date of the merger agreement or in any contract in existence as of the date of the merger agreement providing for indemnification between GNOG and any indemnified persons. The requirements of New DraftKings and GNOG are subject to certain restrictions and procedural requirements as further set forth in the merger agreement.
New DraftKings agreed in the merger agreement that, for six years from the GNOG merger effective time, New DraftKings will ensure that the organizational documents of GNOG contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation provisions than GNOG’s or any of its subsidiaries’ certificates of incorporation or bylaws or similar organizational documents as in effect as of the date of the merger agreement in any manner that would adversely affect the rights of any indemnified person under such organizational documents.
Tax Matters
The parties to the merger agreement intend that (i) each of the mergers shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that the merger agreement is intended to be and is adopted as a “plan of reorganization” for the purposes of Sections 354 and 361 of the Code, and (ii) the Opco Contribution, taken together with the mergers, shall qualify as an “exchange” described in Section 351 of the Code. Each of the parties to the merger agreement has agreed (i) to use its commercially reasonable efforts to cause the mergers and the Opco Contribution to qualify for the tax treatment described in the first sentence of this paragraph and (ii) not to (and to cause each of its subsidiaries and affiliates not to) take any action that is reasonably likely to, or fail to take any action which failure is reasonably likely to prevent or impede the mergers or the Opco Contribution from qualifying for the tax treatment described in the first sentence of this paragraph.

New DraftKings Board of Directors
The merger agreement provides that, promptly after the GNOG merger effective time, New DraftKings shall increase the size of the New DraftKings Board in order to cause Mr. Fertitta to be appointed to the New DraftKings Board at such time. New DraftKings shall also, subject to fiduciary obligations under applicable law, use commercially reasonable efforts, subject to the approval of the nominating and corporate governance committee of New DraftKings, to cause Mr. Fertitta to be elected as a director of New DraftKings at the first annual meeting of stockholders of New DraftKings to serve a full new term on the New DraftKings Board. Mr. Fertitta shall not be appointed to, and shall be immediately removed from, the New DraftKings Board if at any time he is determined by the New DraftKings Board to be an unsuitable person (as defined below) or his appointment or election to, or continuance as, a director on the New DraftKings Board would reasonably be expected to prevent, restrict, impede or otherwise impair New DraftKings from undertaking or engaging in any gaming, online gaming, sports betting, sportsbooks, gambling, online gambling, fantasy sports activities, other similar activities or any material portion of the businesses of New DraftKings.
As defined herein and in the merger agreement, an “unsuitable person” means any person who (i) is required to obtain a gaming approval, and fails or refuses to file or has withdrawn or requested the withdrawal of an application to be found suitable by any applicable gaming regulatory authority or for any gaming approval, (ii) is denied any gaming approval by any gaming regulatory authority, (iii) is disqualified from eligibility for any gaming approval by a gaming regulatory authority, (iv) is determined by a gaming regulatory authority to be unsuitable to be affiliated with a person engaged in gaming activities in any jurisdiction, (v) causes New DraftKings to lose or to be threatened with the loss of any gaming approvals, or (vi) is deemed likely, in the sole discretion of New DraftKings, based on verifiable information or information received from the gaming authorities or other reliable sources, such as background checks, credit searches and searches of the public records, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any gaming approval of New DraftKings’ or its affiliates’ application for or ability to obtain or retain any gaming approval, or (B) result in the imposition of materially burdensome terms and conditions on any gaming approval.
Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including covenants relating to:
•
cooperation between DraftKings and GNOG in the preparation of this joint information statement/prospectus;

•
cooperation between DraftKings and GNOG in connection with public announcements;

•
cooperation between DraftKings and GNOG in connection with the status of the completion of the Transactions, including with respect to communications with governmental entities;

•
confidentiality and access to certain information about the other parties to the merger agreement during the period prior to the closing date;

•
cooperation between DraftKings and GNOG in delisting the GNOG Class A common stock from the Nasdaq and terminating the registration of GNOG Class A common stock under the Exchange Act promptly after the GNOG merger effective time;

•
actions by DraftKings to cause the shares of New DraftKings Class A common stock to be issued in connection with the mergers to be listed on the Nasdaq, subject to official notice of issuance, prior to the DraftKings merger effective time;

•
actions by DraftKings and GNOG to exempt the Transactions, and certain other dispositions of GNOG equity securities and acquisitions of New DraftKings common stock in connection therewith, from Rule 16b-3 promulgated under the Exchange Act;

•
cooperation between DraftKings and GNOG in the defense and settlement of any stockholder litigation brought against GNOG related to the merger agreement or the Transactions;

•
the redemption of units in LHGN Holdco;

•
cooperation between DraftKings and GNOG regarding entering into a transition services agreement prior to the closing date;

•
cooperation between DraftKings and GNOG regarding entering into an amendment to the trademark license agreement; and

•
actions by DraftKings in respect of releasing FEI and its affiliates from obligations relating to certain bonds and other instruments to which FEI and/or its affiliates are party.

Conditions to the Completion of the Mergers
Each party’s obligation to complete the mergers is subject to the satisfaction or (to the extent permitted by law) waiver by DraftKings and GNOG at or prior to the closing of the following conditions:
•
GNOG Stockholder Approval.    GNOG having obtained the affirmative vote or written consent of the holders of a majority of the outstanding shares of GNOG common stock entitled to vote on such matter adopting the merger agreement. This condition was satisfied on September 8, 2021 by the delivery of the GNOG Written Consent;

•
DraftKings Stockholder Approval.    DraftKings having obtained the affirmative vote or written consent of the holders of a majority in voting power of the outstanding shares of DraftKings common stock entitled to vote on such matter adopting the merger agreement. This condition was satisfied on August 10, 2021 by the delivery of the DraftKings Written Consent;

•
Nasdaq Listing.    The shares of New DraftKings Class A common stock issuable pursuant to the mergers having been approved for listing on the Nasdaq upon official notice of issuance;

•
Regulatory Approvals.    (i) The waiting period (and any extension thereof) applicable to the completion of the Transactions under the HSR Act having been expired or earlier terminated, (ii) certain gaming approvals having been filed, occurred, or obtained or waived and (iii) all such approvals being in full force and effect;

•
Laws or Governmental Orders.    No specified governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered into any law or order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award, in each case restraining, enjoining, making illegal or otherwise prohibiting the completion of the Transactions; and

•
Effectiveness of Registration Statement.    The registration statement on Form S-4, of which this joint information statement/prospectus forms a part, having become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the registration statement having been issued and remaining in effect and no proceedings for that purpose having been commenced or threatened in writing by the SEC, unless subsequently withdrawn.

The obligations of DraftKings, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub to complete the mergers are subject to the satisfaction (or waiver by DraftKings) at or prior to the closing of the following additional conditions:
•
Representations and Warranties.

•
Certain representations and warranties of GNOG relating to corporate organization, good standing and qualification to do business, capitalization and related matters (except for de minimis inaccuracies), corporate authority, approvals related to the mergers and fairness of the mergers, absence of a material adverse effect with respect to GNOG, state takeover statutes, and absence of brokers and similar intermediaries being true and correct as of the date of the merger agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

•
All other representations and warranties of GNOG set forth in the merger agreement being true and correct both as of the date of the merger agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification by materiality or material adverse effect contained in such representations and warranties) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to GNOG;
•
Covenants.    GNOG having performed in all material respects all obligations, and having complied in all material respects with all covenants, required to be performed or complied with by it under the merger agreement on or prior to the closing date;

•
No Material Adverse Effect on GNOG.    No effect having occurred since the date of the merger agreement that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect with respect to GNOG;

•
Fertitta Entity Agreements.    Certain agreements with affiliates of Mr. Fertitta having been terminated and being of no further force or effect and all liabilities and obligations thereunder having been fully satisfied, extinguished and released;

•
Commercial Arrangements.    The master commercial agreement being in full force and effect;

•
GNOG Officer’s Certificate.    DraftKings, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub having received a certificate signed on behalf of GNOG by an executive officer of GNOG certifying that the conditions described in this paragraph under “—Representations and Warranties,” “—Covenants and Agreements” and “—Conditions to the Completion of the Mergers—No Material Adverse Effect on GNOG” have been satisfied;

•
Amendment to the Trademark License Agreement.    GNOG having entered into an amendment to the trademark license agreement, as mutually agreed by the parties to the merger agreement in good faith;

•
Tax Opinion.    DraftKings having received a written opinion from Sullivan & Cromwell, dated as of the closing date and in form and substance reasonably satisfactory to DraftKings, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the DraftKings merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and/or, taken together with the Opco Contribution, as an “exchange” described in Section 351 of the Code; and

•
Licenses.    All of GNOG’s material gaming and sports betting licenses being in full force and effect and in good standing and not being subject to any proceedings relating to any alleged material noncompliance or violations before any governmental entity which if resolved against GNOG would be reasonably expected to have a material adverse impact on GNOG’s operations, including proceedings to suspend, revoke, or add new material conditions to such licenses as a result of material noncompliance or violations.

The obligations of GNOG to complete the mergers are subject to the satisfaction (or waiver by GNOG) at or prior to the closing of the following additional conditions:
•
Representations and Warranties.

•
Certain representations and warranties of DraftKings, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub relating to corporate organization, good standing and qualification to do business, capitalization and related matters (except for de minimis inaccuracies), corporate authority, approvals related to the mergers, and absence of brokers and similar intermediaries being true and correct as of the date of the merger agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

•
All other representations and warranties of DraftKings, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub set forth in the merger agreement being true and correct both as of the date of the merger agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification by materiality or material adverse effect contained in such representations and warranties) has not, and would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of DraftKings to complete the Transactions;

•
Covenants.    Each of DraftKings, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub having performed in all material respects all obligations, and having complied in all material respects with all covenants, required to be performed or complied with by them under the merger agreement on or prior to the closing date;

•
No Material Adverse Effect on DraftKings.    No effect having occurred that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect with respect to DraftKings that is continuing;

•
DraftKings Officer’s Certificate.    GNOG having received a certificate signed on behalf of DraftKings, New DraftKings, DraftKings Merger Sub and GNOG Merger Sub by an executive officer of DraftKings certifying that the conditions described in this paragraph under “—Representations and Warranties,” “—Covenants” and “—Conditions to the Completion of the Mergers—No Material Adverse Effect on DraftKings” have been satisfied;

•
Tax Opinion.    GNOG having received a written opinion from White & Case, dated as of the closing date and in form and substance reasonably satisfactory to GNOG, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the GNOG merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; and

•
Release Under Credit Agreement.    All actions having been taken to cause the liens relating to the assets, rights and properties of GNOG and its subsidiaries granted pursuant to the credit agreement to have been released and terminated without any further action by the secured parties, and none of Mr. Fertitta nor any of his affiliated entities having any further obligation or liability, or be subject to any restriction, under the credit agreement or any related document or with respect to the credit agreement or any indebtedness thereunder.

Termination
The merger agreement may be terminated and the mergers abandoned at any time prior to the DraftKings merger effective time by mutual written consent of DraftKings and GNOG by action of the GNOG Board (upon the recommendation of the Special Committee) and the DraftKings Board or as follows:
•
by either DraftKings or GNOG if:

•
the mergers shall not have been completed by 5:00 p.m. New York time on February 28, 2022, provided that, if on that date, any of the conditions described in the section entitled “—Conditions to the Completion of the Mergers—Regulatory Approvals” beginning on page 152 of this joint information statement/prospectus, are not satisfied or waived but all other closing conditions either have been satisfied or would have been satisfied or waived if the closing were to occur on such date, then the termination date will be extended automatically to May 31, 2022 (provided further that this right to terminate the merger agreement will not be available to any party thereto that has breached any obligation under the merger agreement that has proximately contributed to the occurrence of the failure of a condition to the completion of the mergers);

•
any law or governmental order is enacted, issued, promulgated, enforced or any law or order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award is entered into by any governmental entity, in each case restraining, enjoining, making illegal or otherwise prohibiting the completion of the Transactions has become final and non-appealable (provided that this right to terminate the merger agreement will not be available to any party that has breached any obligation under the merger agreement that has proximately contributed to the occurrence of the failure of a condition to the completion of the mergers); or

•
the adoption of the merger agreement by GNOG stockholders has not been obtained upon a vote on the proposal to adopt the merger agreement at the GNOG special meeting (this termination right is no longer available to DraftKings or GNOG following the delivery of the GNOG Written Consent).

•
by DraftKings if:

•
at any time prior to the GNOG merger effective time, there has been a breach by GNOG of any covenant or agreement set forth in the merger agreement, or if any representation or warranty of GNOG has become untrue, in either case, such that the applicable closing condition would not be satisfied and such breach or failure to be true and correct is not curable prior to February 28, 2022, or if curable prior to February 28, 2022, has not been cured within the earlier of (i) 30 days following notice of such breach from DraftKings to GNOG and (ii) three business days prior to February 28, 2022 (provided that this right to terminate the merger agreement will not be available to DraftKings if DraftKings has breached any of its representations, warranties, covenants or agreements contained in the merger agreement in any manner that has proximately contributed to the occurrence of the failure of a condition to the completion of the mergers);

•
prior to the adoption of the merger agreement by GNOG stockholders, there had been a change in recommendation effected by the GNOG Board (this termination right is no longer available to DraftKings following the delivery of the GNOG Written Consent);

•
prior to the delivery of the GNOG Written Consent and at any time following receipt of an acquisition proposal, the GNOG Board had failed to reaffirm its approval or recommendation of the merger agreement and the mergers as promptly as practicable (but in any event within five business days) after receipt of any written request to do so from DraftKings (this termination right is no longer available to DraftKings following the delivery of the GNOG Written Consent);

•
the GNOG Board had failed to hold a vote of the holders of shares of GNOG common stock in certain circumstances in order to obtain the approval of GNOG stockholders as required pursuant to the merger agreement (this termination right is no longer available to DraftKings following the delivery of the GNOG Written Consent); or

•
the GNOG Board had failed to deliver the GNOG Written Consent prior to the GNOG Written Consent Delivery Time (this termination right is no longer available to DraftKings following the delivery of the GNOG Written Consent).

•
by GNOG if:

•
at any time prior to the DraftKings merger effective time, there has been a breach by DraftKings, New DraftKings, GNOG Merger Sub or DraftKings Merger Sub of any covenant or agreement set forth in the merger agreement, or if any representation or warranty of DraftKings, New DraftKings, GNOG Merger Sub or DraftKings Merger Sub has become untrue, in either case, such that the applicable closing condition would not be satisfied and such breach or failure to be true and correct is not curable prior to February 28, 2022, or curable prior to February 28, 2022, has not been cured within the earlier of (i) 30 days following notice of such breach from GNOG to DraftKings and (ii) three business days prior to February 28, 2022 (provided that this right to terminate the merger agreement will not be available to GNOG if GNOG has breached of any of its representations, warranties, covenants or agreements contained in the merger agreement in any manner that has proximately contributed to the occurrence of the failure of a condition to the completion of the mergers);

•
at any time prior to the later of (i) the adoption of the merger agreement by the GNOG stockholders and (ii) one day after the last date on which DraftKings could have exercised, and did not exercise, its “matching” rights described in the section entitled “—Covenants and Agreements—No Solicitation and Change in Recommendation” beginning on page 143 of this joint information statement/prospectus, in relation to an acquisition proposal that was provided prior to the GNOG Written Consent Delivery Time, in order to concurrently enter into an agreement with respect to an acquisition proposal that constitutes a superior proposal, if GNOG had (A) complied with the requirements described in the section entitled “—Covenants and Agreements—No Solicitation and Change in Recommendation” beginning on page 143 of this joint information statement/prospectus and (B) made the prior or concurrent payment of a $55.0 million termination fee to DraftKings and reimbursed DraftKings for certain expenses as described in the section entitled “—Effect of Termination; Termination Fees; Expenses” beginning on page 156 of this joint information statement/prospectus (this termination right is no longer available to GNOG following the delivery of the GNOG Written Consent); or
•
if DraftKings had failed to deliver the GNOG Written Consent prior to August 11, 2021 (this termination right is no longer available to GNOG following the delivery of the DraftKings Written Consent).

Effect of Termination; Termination Fees; Expenses
In the event of termination of the merger agreement as described in the section entitled “—Termination” beginning on page 154 of this joint information statement/prospectus, there will be no liability or obligation under the merger agreement on the part of any party to the merger agreement to any other party thereto, except that:
•
the confidentiality agreement between DraftKings and GNOG will survive the termination;

•
certain provisions of the merger agreement will survive the termination, including the merger agreement provisions relating to termination fees and expenses described in this section; and

•
termination of the merger agreement will not relieve any party to the merger agreement from any liability or damages resulting from such party’s intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by such party with the actual knowledge that the taking of such act or failure to take such act would cause a breach of the merger agreement.

If the merger agreement is terminated under certain circumstances, GNOG will be required to pay DraftKings a termination fee of $55.0 million and reimburse DraftKings for all reasonable and documented out-of-pocket expenses incurred by it, New DraftKings, GNOG Merger Sub or DraftKings Merger Sub in connection with the merger agreement and the Transactions, including the mergers, which we refer to as the “termination fee”. The termination fee will be payable by GNOG to DraftKings if:
•
GNOG had terminated the merger agreement to enter into an agreement with respect to a superior proposal (this termination right is no longer available to GNOG following the delivery of the GNOG Written Consent);

•
DraftKings exercises its right to terminate the merger agreement because GNOG breached its agreements described in the section entitled “—Covenants and Agreements—No Solicitation and Change in Recommendation” beginning on page 143 of this joint information statement/prospectus and within the 12 months following such termination, GNOG enters into an agreement with respect to, or completes, an acquisition proposal;

•
DraftKings had terminated the merger agreement because of a failure to obtain the GNOG stockholder vote in favor of the adoption of the merger agreement (this termination right is no longer available to GNOG following the delivery of the GNOG Written Consent);

•
DraftKings had terminated the merger agreement because prior to the adoption of the merger agreement by GNOG stockholders there had been a change in recommendation effected by the GNOG Board (this termination right is no longer available to GNOG following the delivery of the GNOG Written Consent); or

•
DraftKings had terminated the merger agreement because GNOG failed to deliver the GNOG Written Consent prior to the GNOG Written Consent Delivery Time (this termination right is no longer available to GNOG following the delivery of the GNOG Written Consent).

Notwithstanding the foregoing, in no event will the termination fee be paid by GNOG to DraftKings on more than one occasion.
Any filing fees payable under the HSR Act and any other filings and/or notifications under applicable antitrust laws or with respect to approvals from gaming authorities will be borne by DraftKings and GNOG equally. Except as described in this section, whether or not the mergers are completed, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the merger agreement and the Transactions, including the mergers, including all fees and expenses of representatives and advisors, will be borne by the party to the merger agreement incurring such expense.
Amendment and Waiver
At any time prior to the DraftKings merger effective time, the merger agreement may be amended, modified or waived by the parties thereto and will be valid only if set forth in a written instrument signed by each party to the merger agreement. The failure or delay of any party to the merger agreement to assert any of its rights, powers or privileges under the merger agreement will not constitute a waiver of those rights, nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the merger agreement.
Specific Performance and Third-Party Beneficiaries
Specific Performance
The parties to the merger agreement agreed therein that irreparable damage would occur, and that the non-breaching parties would not have any adequate remedy at law, in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached and that any defense in any action for specific performance that there is an adequate remedy at law is waived. The parties to the merger agreement further agreed that the non-breaching parties would be entitled to seek to enforce specifically the terms and provisions of the merger agreement or to seek an injunction restraining any breach or violation or threatened breach or violation of the provisions of the merger agreement.
Third-Party Beneficiaries
The merger agreement is not intended to confer, and does not confer, any rights or remedies under or by reason of the merger agreement on any persons other than the parties thereto and their respective successors, legal representatives and permitted assigns, other than (1) each of the indemnified persons in respect of the matters described in the section entitled “—Covenants and Agreements—Indemnification and Directors’ and Officers’ Insurance” beginning on page 150 of this joint information statement/prospectus and (2) with respect to the rights of DraftKings stockholders and GNOG stockholders to receive the DraftKings merger consideration or the GNOG merger consideration, respectively, pursuant to the merger agreement.

THE CONTRIBUTION AGREEMENTS
This section describes the material terms of the contribution agreements. The descriptions in this section and elsewhere in this joint information statement/prospectus are qualified in their entirety by reference to the complete text of the contribution agreements, copies of which are attached hereto as Annex B and Annex C, and are incorporated by reference into this joint information statement/prospectus. This summary is not intended to be complete and may not contain all of the information about the contribution agreements that is important to you. You are encouraged to carefully read the contribution agreements in their entirety. This section is not intended to provide you with any factual information about New DraftKings, DraftKings or GNOG. Such information can be found elsewhere in this joint information statement/prospectus and in the public filings that DraftKings makes with the SEC that are incorporated by reference into this joint information statement/prospectus, as described in the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
Explanatory Note Regarding the Contribution Agreements
The contribution agreements and these summaries of terms are included to provide you with information regarding the terms of the contribution agreements. The Opco Contribution Agreement contains representations and warranties by the parties to the Opco Contribution Agreement made solely for the benefit of the other parties to the Opco Contribution Agreement. The representations, warranties and covenants made in the Opco Contribution Agreement by the parties thereto were qualified and subject to important limitations agreed to by the parties thereto in connection with negotiating the terms of the Opco Contribution Agreement. The representations and warranties contained in the Opco Contribution Agreement also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties in the Opco Contribution Agreement, which do not purport to be accurate as of the date of this joint information statement/prospectus, may have changed since the date of the Opco Contribution Agreement. Accordingly, the representations and warranties in the Opco Contribution Agreement should not be relied on by any persons as characterizations of the actual state of facts about the parties to the Opco Contribution Agreement at the time they were made or otherwise.
Opco Contribution Agreement
On August 9, 2021, concurrently with the execution of the merger agreement, LHGN Interestholder, which is indirectly and wholly owned by Mr. Fertitta, and New DraftKings entered into the Opco Contribution Agreement. The “Opco Contribution Agreement” refers to the Contribution Agreement, dated as of August 9, 2021, by and between LHGN Interestholder and New DraftKings, and amended as of November 15, 2021. Upon completion of the mergers and pursuant to the Opco Contribution Agreement, LHGN Interestholder will contribute its 40.5% partnership interest in LHGN Holdco to New DraftKings in exchange for the LHGN consideration, which is a number of shares of New DraftKings Class A common stock equal to that which LHGN Interestholder would have received in the GNOG merger based on the exchange ratio if it had caused LHGN Holdco to redeem all of its partnership interests in LHGN Holdco in exchange for shares of GNOG Class A common stock on a one-for-one basis immediately prior to the GNOG merger effective time. Given that LHGN Interestholder (the holder of all of the issued and outstanding shares of GNOG Class B common stock) will receive the LHGN consideration pursuant to the terms of the Opco Contribution Agreement, which will also constitute consideration in respect of the GNOG Class B common stock, LHGN Interestholder will not receive any additional GNOG merger consideration in exchange for such shares of GNOG Class B common stock in the GNOG merger, which shares will instead be cancelled in connection with the GNOG merger.
The Opco Contribution Agreement was amended as of November 15, 2021 to further clarify and restate the terms of the initial Opco Contribution Agreement. The Opco Contribution Agreement may be terminated at any time prior to the closing of the mergers by (i) mutual written agreement of the parties thereto, (ii) written notice of either party thereto if the merger agreement is terminated in accordance with its terms or (iii) written notice of either party thereto upon the material breach of any representation or warranty made, or agreement to be complied with, thereunder, in each case that would cause a failure of any condition precedent to closing set forth therein (subject to certain cure rights thereunder).

GNOG Contribution Agreement
On August 9, 2021, concurrently with the execution of the merger agreement, New DraftKings and GNOG entered into the GNOG Contribution Agreement, pursuant to which, effective immediately after the completion of the Opco Contribution, and as part of a plan with the mergers, New DraftKings agreed to contribute to GNOG the 40.5% partnership interest in LHGN Holdco that New DraftKings received pursuant to the Opco Contribution Agreement in exchange for shares of GNOG common stock.

ANCILLARY AGREEMENTS
This section describes the material terms of the ancillary agreements. This section is not intended to provide you with any factual information about New DraftKings, DraftKings or GNOG. Such information can be found elsewhere in this joint information statement/prospectus and in the public filings that DraftKings makes with the SEC that are incorporated by reference into this joint information statement/prospectus, as described in the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
Support Agreement
Explanatory Note
The support agreement and this summary of terms are included to provide you with information regarding the terms of the support agreement. Factual disclosures about DraftKings contained in this joint information statement/prospectus or in the public reports of DraftKings filed with the SEC may supplement, update or modify the factual disclosures about DraftKings contained in the support agreement. The descriptions of the support agreement in this section and elsewhere in this joint information statement/prospectus are qualified in their entirety by reference to the complete text of the support agreement, a copy of which is attached hereto as Annex D, and is incorporated by reference into this joint information statement/prospectus.
The support agreement contains representations and warranties by the parties to the support agreement made solely for the benefit of the other parties to the support agreement. The representations, warranties and covenants made in the support agreement by the parties thereto were qualified and subject to important limitations agreed to by the parties thereto in connection with negotiating the terms of the support agreement. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint information statement/prospectus, may have changed since the date of the support agreement. Accordingly, the representations and warranties in the support agreement should not be relied on by any persons as characterizations of the actual state of facts about the parties to the support agreement at the time they were made or otherwise. The descriptions of the support agreement in this section and elsewhere in this joint information statement/prospectus are qualified in their entirety by reference to the complete text of the support agreement, a copy of which is attached hereto as Annex D, and is incorporated by reference into this joint information statement/prospectus. This summary is not intended to be complete and may not contain all of the information about the support agreement that is important to you. You are encouraged to carefully read the support agreement in its entirety.
Overview of the Support Agreement
On August 9, 2021, concurrently with the execution of the merger agreement and as a condition and material inducement to DraftKings’ and the Merger Subs’ willingness to enter into the merger agreement, DraftKings and New DraftKings entered into a support agreement, which we refer to as the “support agreement”, with Mr. Fertitta and certain affiliates of Mr. Fertitta, including FEI, LHGN Interestholder, Golden Landry’s LLC and Golden Fertitta, LLC, which we refer to as the “Fertitta Parties”, in respect of the shares of GNOG common stock, GNOG Private Placement Warrants and partnership interests in LHGN Holdco beneficially owned by the Fertitta Parties (together with any securities issued in relation thereto or in exchange therefor, including the shares of New DraftKings common stock issued to the Fertitta Parties in connection with the Transactions, referred to as the “subject securities”).
Restrictions on Transfer of Subject Securities
Each Fertitta Party agreed, during the period from the date of the support agreement until the first anniversary of the closing date of the Transactions, which we refer to as the “applicable period”, not to sell, dispose of or otherwise transfer any subject securities, except for in connection with the Transactions on the terms contemplated thereby. Notwithstanding the foregoing, each Fertitta Party is permitted to transfer any of its subject securities to (i) any controlled affiliate of Mr. Fertitta or (ii) any member of Mr. Fertitta’s immediate family, or to a trust for the benefit of Mr. Fertitta or any member of Mr. Fertitta’s immediate family, so long as, prior to and as a condition to the effectiveness of any such transfer, such transferee executes a joinder agreement pursuant to which such transferee agrees to be bound by the terms of the support agreement.
As of the date of the support agreement, the subject securities, consisted of (i) 4,090,625 shares of GNOG Class A common stock, (ii) 31,657,545 shares of GNOG Class B common stock, (iii) 31,657,545 LHGN Class B Units and (iv) 2,941,667 GNOG Private Placement Warrants. Of the shares of New DraftKings Class A common stock to be issued in the GNOG merger and the Opco Contribution in the aggregate, approximately 45% of such shares will be subject to the restrictions on transfer described above. Of the total issued and outstanding shares of New DraftKings Class A common stock following the completion of the Transactions, including the mergers, approximately 3% will be subject to the restrictions on transfer described above.
Acquisition Proposals
Each Fertitta Party agreed that it will not, and will direct its representatives and cause its portfolio companies not to, directly or indirectly take any action described in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation and Change in Recommendation” beginning on page 143 of this joint information statement/prospectus.
Each Fertitta Party also agreed to promptly (and, in any event, within 48 hours) give notice to DraftKings if (i) any inquiries, proposals or offers with respect to an acquisition proposal are received by, (ii) any non-public information is requested in connection with any acquisition proposal from, or (iii) any discussions or negotiations with respect to an acquisition proposal are sought to be initiated or continued with, such Fertitta Party or any of such Fertitta Party’s representatives, and thereafter to keep DraftKings informed of the status and terms of any such proposals or offers (including any amendments thereto). Additionally, each Fertitta Party agreed to, and to cause its affiliates and their respective representatives to, cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted prior to the entrance into the support agreement with respect to any acquisition proposal, or proposal that would reasonably be expected to lead to an acquisition proposal.
Notwithstanding the foregoing, each Fertitta Party was permitted to discuss and confirm to any person making an acquisition proposal the willingness of such Fertitta Party to support and sign a voting agreement in the event of any termination of the merger agreement if (i) GNOG is participating in discussions or negotiations with such person in compliance with the provisions described in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation and Change in Recommendation” beginning on page 143 of this joint information statement/prospectus and (ii) such Fertitta Party’s negotiations and discussions are in conjunction with and ancillary to GNOG’s discussions and negotiations.
Limitation on Stock Ownership
Each Fertitta Party also agreed that at no time during the term of the support agreement will the Fertitta Parties and their affiliates hold, in the aggregate, more than five percent of the voting power or economic interests of New DraftKings.
Non-Competition
For a period beginning on the date of the support agreement and ending five years following the closing of the Transactions, which we refer to as the “restricted period”, each Fertitta Party agreed that it will not, and will not permit any of its affiliates to, directly or indirectly:
•
engage in or knowingly assist others in engaging in any business, which we refer to as a “competing business”, conducted on an online basis in the United States that is competitive with any aspect of DraftKings’ or New DraftKings’ research, design, development, marketing, sales, operations, maintenance or commercial exploitation pertaining to the operation of, and providing products and services for, (i) online fantasy sports contests, (ii) iGaming, online gambling, online sports betting or online casino games and (iii) all online products and services that in any material aspect are related to, or an extension, development or expansion of, the activities described in clauses (i) and (ii) above, which we refer to as the “DK Business”; provided that each Fertitta Party may conduct activities in a brick-and-mortar casino or other physical facility, except as it relates to the DK Business);
•
knowingly have an interest in any person or entity that engages, directly or indirectly, in a competing business in the United States in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant (provided that each Fertitta Party may own, directly or indirectly, solely as a passive investment, securities of any person or entity traded on any national securities exchange if such Fertitta Party (together with its affiliates) is not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, beneficially own 5% or more of any class of securities of such person); or

•
intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of the support agreement) between (i) GNOG and customers or suppliers of GNOG and (ii) DraftKings and customers or suppliers of DraftKings.

Non-Solicitation
During the restricted period, each of DraftKings and New DraftKings, on the one hand, and each of the Fertitta Parties, on the other hand, agreed that it will not, and will not permit any of its affiliates to, directly or indirectly, hire or solicit any employee of the other parties or knowingly encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in the support agreement will prevent any party or any of its affiliates from hiring (i) any employee whose employment has been terminated by the other parties, (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee or (iii) any employee who contacts such party or its affiliates on his or her own initiative and without any direct or indirect solicitation in contravention of the above restrictions.
New DraftKings Board
Mr. Fertitta agreed to, as promptly as practicable, resign from the New DraftKings Board and any committees thereof if at any time New DraftKings informs Mr. Fertitta that, based upon the reasonable, good faith, determination by the New DraftKings Board in consultation with outside legal counsel, Mr. Fertitta’s continued service as a director of New DraftKings (or any committee thereof) would (i) prevent New DraftKings from undertaking any activities in gaming, sports betting, gambling, fantasy sports, online gambling or other similar activities or (ii) be contrary to the rules and regulations of the National Basketball Association or any other athletic governing body or organization. For more information about Mr. Fertitta’s appointment to the New DraftKings Board, please read the section entitled “Management and Directors of New DraftKings After the Mergers” beginning on page 165 of this joint information statement/prospectus.
Waiver of Payments Under Tax Receivable Agreement; Waiver of Interest
LHGN Interestholder agreed to waive any payments under the tax receivable agreement and to take, and to cause its affiliates to take, all actions to have the tax receivable agreement terminated and have the obligations thereunder fully satisfied, extinguished and released.
The Fertitta Parties agreed to take all actions required to waive the obligations of (i) the Fertitta Parties to make interest payments on behalf of GNOG and (ii) GNOG to issue equity to the Fertitta Parties in relation to such payments.
Registration Rights
New DraftKings agreed to prepare and file with the SEC a registration statement on Form S-3 or the then-appropriate form, which we refer to as the “shelf registration statement”, for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto that covers all registrable securities then outstanding no later than the expiration of the applicable period. New DraftKings agreed to use its reasonable best efforts to cause the shelf registration statement to be declared effective as promptly as practicable after the filing thereof and to keep the shelf registration statement continuously effective and in compliance with the Securities Act until the earliest of (i) the date on which all registrable securities may be resold without volume or manner of sale limitations pursuant to Rule 144 under the Securities Act or any successor rule thereto and (ii) the date on which such registrable securities have actually been sold.
Master Commercial Agreement
Explanatory Note
The master commercial agreement and this summary of terms are included to provide you with information regarding the terms of the master commercial agreement. Factual disclosures about DraftKings contained in this joint information statement/prospectus or in the public reports of DraftKings filed with the SEC may supplement, update or modify the factual disclosures about DraftKings contained in the master commercial agreement. The descriptions of the master commercial agreement in this section and elsewhere in this joint information statement/prospectus are qualified in their entirety by reference to the complete text of the master commercial agreement, a copy of which is attached hereto as Annex I, and is incorporated by reference into this joint information statement/prospectus.
The master commercial agreement contains representations and warranties by the parties to the master commercial agreement made solely for the benefit of the other parties to the master commercial agreement. The representations, warranties and covenants made in the master commercial agreement by the parties thereto were qualified and subject to important limitations agreed to by the parties thereto in connection with negotiating the terms of the master commercial agreement. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint information statement/prospectus, may have changed since the date of the master commercial agreement. Accordingly, the representations and warranties in the master commercial agreement should not be relied on by any persons as characterizations of the actual state of facts about the parties to the master commercial agreement at the time they were made or otherwise. This summary is not intended to be complete and may not contain all of the information about the master commercial agreement that is important to you. You are encouraged to carefully read the master commercial agreement in its entirety.
Overview of the Master Commercial Agreement
On August 9, 2021, concurrently with the execution of the merger agreement and as a condition and material inducement to DraftKings’ and the Merger Subs’ willingness to enter into the merger agreement, Crown entered into the master commercial agreement with FEI, an affiliate of Mr. Fertitta and the holding company of the Houston Rockets, Golden Nugget, LLC and Landry’s, Inc. The master commercial agreement covers four principal areas:
•
Market Access.   FEI agreed to grant Crown the right to obtain market access to offer online sports betting and iGaming offerings in all states where FEI currently has, or is in the future granted, an online gaming license. FEI currently has online gaming licenses and is able to offer market access in New Jersey, Louisiana, and Nevada.

•
Sportsbooks.   Crown and FEI agreed to construct, or rebrand existing, retail sportsbooks with “DraftKings” marks and logos at Golden Nugget-branded retail casinos in the United States that are owned and operated by FEI, subject to certain limited exceptions.

•
Marketing; Rewards Programs.   Crown and FEI agreed to provide the other with multi-channel marketing opportunities, including, but not limited to, FEI agreeing to market on behalf of Crown to its Golden Nugget 24K Select Club, Landry’s Select Club, and Landry’s Restaurants customers, as well as to integrate the rewards programs of Crown and FEI owned and operated properties. Crown will also have the ability to utilize on-premises marketing at FEI casino properties, bars, and restaurants.

•
Houston Rockets.   FEI has agreed to designate DraftKings as the exclusive daily fantasy sports, sports betting, free-to-play and iGaming partner of the Houston Rockets, and to provide DraftKings with the right to open a sportsbook with “DraftKings” marks and logos at the Toyota Center in Houston, Texas, subject to state legalization and regulatory and NBA league approvals.

Subject to certain termination rights of each party to the master commercial agreement, the master commercial agreement will become effective as of the closing of the Transactions and has an initial term of 10 years, which may be extended by Crown, in its sole discretion, for up to four additional ten-year periods.

MANAGEMENT AND DIRECTORS OF NEW DRAFTKINGS AFTER THE MERGERS
Board of Directors
Under the terms of the merger agreement, upon the completion of the mergers, the New DraftKings Board will be comprised of 14 individuals, 13 of whom are current directors of DraftKings, and, subject to the terms and conditions of the merger agreement, one of whom will be Tilman J. Fertitta, chief executive officer of GNOG and chairman of the GNOG Board. The DraftKings Board presently consists of 13 members. Assuming that the mergers are completed prior to New DraftKings’ 2022 annual meeting of stockholders, the initial term of these directors will end with New DraftKings’ 2022 annual meeting of stockholders. Thereafter, upon election by the stockholders of New DraftKings, the directors will serve one-year terms until the next annual meeting of stockholders and their successors are duly elected and qualified or until their earlier resignation or removal.
The New DraftKings directors that have been designated to take office upon the completion of the mergers, as of the date of this joint information statement/prospectus, and their ages as of December 6, 2021 are as follows:
Name	Age	Current Director and Designee of:
Jason D. Robins	41	DraftKings
Harry Evans Sloan	71	DraftKings
Matthew Kalish	40	DraftKings
Paul Liberman	38	DraftKings
Tilman J. Fertitta	64	GNOG
Woodrow H. Levin	43	DraftKings
Shalom Meckenzie	45	DraftKings
Jocelyn Moore	45	DraftKings
Ryan R. Moore	48	DraftKings
Valerie Mosley	61	DraftKings
Steven J. Murray	53	DraftKings
Hany M. Nada	52	DraftKings
John S. Salter	44	DraftKings
Marni M. Walden	54	DraftKings
Marni M. Walden retired from Verizon Communications Inc., which we refer to as “Verizon”, which provides wireless phone services, Internet access, global enterprise solutions and digital television services, in February 2018, where she most recently served as a Strategic Advisor from January 2018 to February 2018, and prior to that, served as President and Executive Vice President of Global Media and Telematics from March 2016 to January 2018, in which she built new revenue streams for Verizon and guided strategy for Verizon Media and the Connected Vehicle business, and as President and Executive Vice President of Product Innovation from May 2014 to March 2016, in which she led global strategy, venture and technology teams across all lines of business for Verizon. During her tenure at Verizon, as the company’s top-ranking female executive, Ms. Walden lead multiple acquisitions and integrations including Yahoo, AOL, Fleetmatics, Telogis, Altel and RCC. Ms. Walden served as a director at Old DK from October 2018 to April 2020 and has served on the DraftKings Board since April 2020. Ms. Walden’s prior experiences include working for other wireless service providers including AT&T Inc., McCaw Communications, LLC and General Cellular Corporation. In addition, she served as chief operating officer, from January 2011 to May 2014, and separately as chief marketing officer, from October 2010 to January 2011, of Verizon Wireless, Inc. (f/k/a Cellco Partnership), a wireless telecommunications carrier. Ms. Walden currently serves as a member of the board of directors of Globetouch Inc. d/b/a Airlinq Inc. (since February 2017), which develops & deploys large scale connected applications around smart mobility and ecosystem monetization; Persado Inc. (since June 2018), which uses artificial intelligence to generate language for digital marketing; Loon LLC (since January 2019), which partners with mobile network operators globally to expand the reach of their LTE service; and ironSource Ltd. (since May 2021), which assists mobile content creators in expanding businesses in the app economy. From April 2018 until July 2020, Ms. Walden served as a member of the board of directors of 4C Insights, Inc., which provides a self-service intelligence platform for marketers. She also serves as an advisor to Goldman Sachs and New Mountain Capital, as well as various private companies, including Transformco, Opensignal Limited. Inc., and Life Impact Solutions, Inc. d/b/a Mobilize Solutions. Ms. Walden attended California State University, Chico, where she majored in English and minored in Communications.
DraftKings thinks Ms. Walden is qualified to serve on the DraftKings Board due, among other things, to her over 20 years’ experience in telecommunications, technology and media, including her leadership roles at Verizon, where she gained extensive experience managing multi-billion dollar lines of business and leading transformative M&A activities and digital transformations, as well as her service as a member of the board of directors of numerous public and private companies.
Biographical information for the remaining current directors of DraftKings listed above is contained in DraftKings’ proxy statement for its 2021 annual meeting of stockholders and is incorporated by reference into this joint information statement/prospectus. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
Information regarding certain corporate governance matters of DraftKings is contained in DraftKings’ proxy statement for its 2021 annual meeting of the stockholders and is incorporated by reference into this joint information statement/prospectus, with the sole update being that Woodrow H. Levin is no longer serving on the Nominating and Corporate Governance Committee of DraftKings. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
Tilman J. Fertitta, has been GNOG’s chief executive officer and chairman of the GNOG Board since February 14, 2019. From August 2020 through July 14, 2021, Mr. Fertitta has served as the co-chairman and chief executive officer of Landcadia Holdings III, Inc. He was previously co-chairman and chief executive officer of Landcadia Holdings I, Inc. from September 15, 2015 through the completion of the Waitr Holdings Inc. business combination. Since February 5, 2021, he has been co-chairman and chief executive officer of Landcadia Holdings IV, Inc. Since August 2010, Mr. Fertitta has been the sole shareholder, chairman and chief executive officer of FEI, which owns the NBA’s Houston Rockets, the restaurant conglomerate Landry’s, LLC, which we refer to as “Landry’s”, and the Golden Nugget casinos and is recognized today as a global leader in the dining, hospitality, entertainment and gaming industries. Mr. Fertitta was the sole shareholder at the time he took Landry’s public in 1993, and after 17 years as a public company, he was the sole shareholder after Landry’s was taken private in 2010. Mr. Fertitta currently serves as chairman of the Houston Children’s Charity and the Houston Police Foundation, and is currently the chairman of the Board of Regents at the University of Houston. He is also on the Executive Committee of the Houston Livestock Show and Rodeo, one of the largest charitable organizations in the United States. DraftKings believes Mr. Fertitta is qualified to serve on the DraftKings Board due, among other things, to his experience in the dining, hospitality, entertainment and gaming industries and as a public company director.

Management
Upon the completion of the mergers, the corporate headquarters, principal executive offices and related corporate and operational functions of New DraftKings will be located in Boston, Massachusetts. The officers of DraftKings immediately prior to the completion of the mergers will be the officers of New DraftKings immediately following the completion of the mergers. The executive officers of New DraftKings that have been designated to take office upon the completion of the mergers, as of the date of this joint information statement/prospectus, and their ages as of December 6, 2021 are as follows:
Name	Age	Title
Jason D. Robins	41	Chief Executive Officer
Matthew Kalish	40	President, DraftKings North America
Paul Liberman	38	President, Global Technology and Product
R. Stanton Dodge	53	Chief Legal Officer and Secretary
Jason K. Park	45	Chief Financial Officer
Erik Bradbury	43	Chief Accounting Officer
Biographical information for the executive officers listed above is contained in DraftKings’ proxy statement for its 2021 annual meeting of stockholders and is incorporated by reference into this joint information statement/prospectus. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
New DraftKings has not yet paid any compensation to its directors or executive officers. It is currently expected that the compensation to be paid to directors and executive officers of New DraftKings will be substantially similar to the compensation paid to DraftKings directors and executive officers immediately prior to the DraftKings merger effective time.
Information concerning the compensation paid to, and the employment agreements with, the chief executive officer of DraftKings, the chief financial officer of DraftKings, and the three most highly compensated executive officers of DraftKings who were serving as executive officers at the end of DraftKings’ last completed fiscal year (other than the chief executive officer and chief financial officer of DraftKings) is contained in DraftKings’ proxy statement for its 2021 annual meeting of stockholders and DraftKings’ Quarterly Report on Form 10-Q for the period ended June 30, 2021, each of which is incorporated by reference into this joint information statement/prospectus. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Information regarding transactions with related persons of DraftKings is incorporated by reference from information contained in DraftKings’ definitive proxy statement for its 2021 annual meeting of shareholders in the section entitled “Certain Relationships and Related Party Transactions”. The following includes a summary of related party transactions between DraftKings and the prospective directors and officers of New DraftKings since March 19, 2021, the date of DraftKings’ definitive proxy statement for its 2021 annual meeting of shareholders until and on December 6, 2021, which was the last practicable date prior to the date of this joint information statement/prospectus.
Water Tree Limited Transaction
On March 15, 2021, SBTech (Global) Limited (“SBTech”) and SBTech Malta Limited (“SBTech Malta”) entered into amendments to the existing licensing and services agreements with each of Blue Star Planet Limited (“BSP”), Ocean Star Limited (“OS”) and their parent company, Water Tree Limited (“Water Tree”, and together with BP and OS, the “WT Entities”). The agreements with the WT Entities were entered into by SBTech prior to the DraftKings SPAC transaction (as amended, the “WT Agreements”). Pursuant to the WT Agreements, SBTech will provide the WT Entities with an iGaming platform solution, a sportsbook solution, managed services and additional products and services for the operation of its gambling websites in Europe. As of September 30, 2021, DraftKings has received $4,000,000 in revenue under the WT Agreements.
Roy Meckenzie, 100% owner of Water Tree, is the brother of Shalom Meckenzie, a current director of DraftKings and a prospective director of New DraftKings.
Autograph Commercial Agreement
On July 15, 2021, DraftKings entered into an agreement with LFG NFTS, Corp. (“Autograph”) to create a marketplace for non-fungible tokens and provide related services to Autograph, which include the minting (i.e., creating), tracking and marketing of non-fungible tokens (the “Autograph Agreement”). The Autograph Agreement, which is for a period of one year, will automatically renew unless terminated by either DraftKings or Autograph under certain conditions. As of September 30, 2021, DraftKings had a payable of approximately $4,300,000 to Autograph, which was subsequently paid.
Jason Robins, Paul Liberman and Matthew Kalish, each prospective directors of New DraftKings and current directors of DraftKings, serve on the board of advisors of Autograph.
The following table summarizes the equity interests of Autograph held by each of DraftKings and the below prospective directors and officers of New DraftKings:
	Series A-1 Preferred Stock	Class B Common Stock
DraftKings(1)		1,047,700
Jason Robins(2)	17,627(2)	25,000(3)
Matthew Kalish(4)	17,627
Paul Liberman(5)	17,627
Harry Sloan(6)	17,627
Hany Nada(7)	8,813
Ezra Kucharz(8)	4,406
Shalom Meckenzie(9)	440,691
Ryan Moore(10)	17,627

(1)
DraftKings holds a warrant that entitles DraftKings to purchase an aggregate of 1,047,700 duly authorized, fully paid and nonassessable shares of Autograph’s Class B Common Stock, par value $.0001, at a strike price of $5.6729.

(2)
Robins Holdings LLC owns 17,627 shares of Autograph’s Series A-1 Preferred Stock. Jason Robins is the manager of Robins Holdings LLC, chairman of the DraftKings Board and Chief Executive Officer of DraftKings and the prospective chairman of the New DraftKings Board and Chief Executive Officer of New DraftKings.

(3)
JMP Ventures LLC owns 25,000 shares of Autograph’s Class B Common Stock that vests over a period of three years. Mr. Robins is the manager of JMP Ventures LLC.

(4)
Matthew P. Kalish 2020 Trust owns 17,627 shares of Autograph’s Series A-1 Preferred Stock. Matt Kalish is the trustee of the Matthew P. Kalish 2020 Trust, President, DraftKings North America of DraftKings and director of DraftKings and the prospective President, DraftKings North America and a prospective director of New DraftKings.

(5)
2015 Revocable Trust, dtd 5/12/2020 owns 17,627 shares of Autograph’s Series A-1 Preferred Stock. Paul Liberman is the trustee of the 2015 Revocable Trust, dtd 5/12/2020, President, Global Technology and Product, and director of DraftKings and the prospective President, Global Technology and Product, and a prospective director of New DraftKings.

(6)
Harry Sloan is the vice chairman of the DraftKings Board and the prospective vice chairman of the New DraftKings Board.

(7)
2018 NADA FAMILY TRUST UAD 07/09/18 owns 8,813 shares of Autograph’s Series A-1 Preferred Stock. Hany Nada is the trustee of 2018 NADA FAMILY TRUST UAD 07/09/18, a director of DraftKings and a prospective director of New DraftKings.

(8)
Gotham United Ventures LLC owns 4,406 shares of Autograph’s Series A-1 Preferred Stock. Ezra Kucharz is a member of Gotham United Ventures LLC, the Chief Business Officer of DraftKings and the prospective Chief Business Officer of New DraftKings.

(9)
Spacetronics Holdings Ltd owns 440,691 shares of Autograph’s Series A-1 Preferred Stock. Spacetronics Holdings Ltd is wholly owned by a Jersey discretionary trust of which Shalom Meckenzie is the settlor and a member of the class of beneficiaries. Mr. Meckenzie is a director of DraftKings and a prospective director of New DraftKings.

(10)
Accomplice Management Capital, LLC owns 17,627 shares of Autograph’s Series A-1 Preferred Stock. Ryan Moore is a founding partner of Accomplice Management Capital, LLC, a director of DraftKings and a prospective director of New DraftKings.

INTERESTS OF AFFILIATES IN THE TRANSACTIONS
Interests of DraftKings Affiliates in the Transactions
Interests of Directors and Executive Officers of DraftKings in the Transactions
Aside from their interests as stockholders of DraftKings, certain directors and executive officers of DraftKings may have interests in the Transactions, including the mergers, that may be different from, or in addition to, the interests of DraftKings stockholders generally. The current directors and executive officers of DraftKings are expected to serve as directors and executive officers of New DraftKings following the Transactions, including the mergers. The DraftKings Board was aware of these interests, among other matters, during its deliberations of the merits of the Transactions, including the mergers, and carefully considered these interests, among other matters, in determining to recommend the approval of the Transactions, including the mergers.
Jason Robins is the chief executive officer of DraftKings and the chairman of the DraftKings Board, and is expected to serve as the chief executive officer of New DraftKings and the chairman of the New DraftKings Board following the completion of the mergers. As of December 6, 2021, Mr. Robins beneficially owns 3,807,060 shares of DraftKings Class A common stock and 393,013,951 shares of DraftKings Class B common stock, together representing approximately 90.7% of the voting power of the outstanding shares of DraftKings common stock entitled to vote on approving the merger agreement and the Transactions, including the mergers. Mr. Robins is the sole holder of DraftKings Class B common stock and, as such, is the only DraftKings stockholder that will receive New DraftKings Class B common stock as a result of the mergers. New DraftKings Class B common stock will carry 10 votes per share, while New DraftKings Class A common stock will carry one vote per share. As such, immediately following the completion of the mergers, Mr. Robins will have beneficial ownership of approximately 3,807,060 shares of New DraftKings Class A common stock and 393,013,951 shares of New DraftKings Class B common stock representing approximately 0.8% of the economic interests in New DraftKings and approximately 90.1% of the voting power of New DraftKings.
John S. Salter, who is a member of the DraftKings Board and will be a member of the New DraftKings Board, is also a partner and co-founder of The Raine Group, an affiliate of which was engaged as DraftKings’ financial advisor in respect of the Transactions. DraftKings has agreed to pay Raine or its designated affiliate a transaction fee of $11.0 million in respect of such engagement, of which $2.5 million became payable at the announcement of the Transactions, and the remainder of which is contingent upon the completion of the Transactions. DraftKings, at its sole discretion, may also pay an additional $2.0 million to Raine or its designated affiliate in respect of such engagement. DraftKings has also agreed to reimburse Raine for certain of its expenses incurred in performing its services related to the Transactions. In addition, DraftKings has also agreed to indemnify Raine and its affiliates, their respective directors, officers, employees, agents and controlling persons against certain losses related to, arising out of, or in connection with Raine’s engagement.
For a discussion of directors and executive officers owning DraftKings voting securities, please read the section entitled “Certain Beneficial Owners of DraftKings Common Stock and GNOG Common Stock—Certain Beneficial Owners of DraftKings Common Stock” beginning on page 179 of this joint information statement/prospectus.
Interests of GNOG Affiliates in the Transactions
Interests of Certain Directors, Executive Officers and Other Affiliates of GNOG in the Transactions
Aside from their interests as stockholders of GNOG, certain directors, executive officers and other affiliates of GNOG have interests in the Transactions, including the mergers, including financial interests, that may be different from, or in addition to, the interests of GNOG stockholders generally. The GNOG Special Committee and the GNOG Board were aware of these interests, among other matters, during their respective deliberations of the merits of the Transactions, including the mergers, and carefully considered these interests, among other matters, in determining to recommend the approval of the Transactions, including the mergers.

Interests of GNOG’s directors, executive officers and other affiliates that may be different from, or in addition to, the interests of GNOG’s stockholders are described in more detail below and include:
•
GNOG’s directors and executive officers hold unvested GNOG RSUs that will become fully vested and canceled in exchange for the right to receive New DraftKings Class A common stock in connection with the Transactions;

•
Certain of GNOG’s executive officers are entitled to accelerated vesting of a cash bonus;

•
Certain of GNOG’s executive officers may become entitled to cash severance and continued welfare benefits in the event of a qualifying termination of employment in connection with the Transactions;

•
GNOG’s executive officers may enter into arrangements with New DraftKings prior to or following completion of the Transactions, including the mergers, with respect to their continuing employment with New DraftKings following the closing of the Transactions. As of the date of this joint information statement/prospectus, the terms of such arrangements, if any, have not been determined;

•
GNOG’s directors and executive officers are entitled to continued indemnification under the merger agreement and indemnification agreements;

•
Mr. Fertitta, LHGN Interestholder and their respective affiliates are parties to certain agreements with GNOG and its subsidiaries as a result of the Landcadia Transaction and certain related transactions, and certain of those agreements will remain in effect or will be amended in connection with the Transactions, including the mergers;

•
Mr. Fertitta, LHGN Interestholder and their respective affiliates are no longer obligated to make payments under the intercompany note to satisfy GNOG’s obligations to pay interest under the credit agreement, and the Transactions, including the mergers, are conditioned on none of Mr. Fertitta, FEI, LHGN Interestholder or their respective affiliates having any further obligation or liability, or being subject to any restriction, under the credit agreement or any related document;

•
FEI, an affiliate of Mr. Fertitta, entered into the master commercial agreement with an affiliate of DraftKings, pursuant to which Mr. Fertitta and his affiliates may receive certain benefits related to the various commercial arrangements reflected therein;

•
As a result of the valuation ascribed to GNOG in connection with the mergers, Mr. Fertitta will likely receive additional equity in FAST that he would not otherwise have received as a result of the business combination currently pending among FEI, in which Mr. Fertitta is the sole stockholder and for which Mr. Fertitta serves as chairman and chief executive officer, FAST and certain other parties, pursuant to which FAST will acquire FEI; and

•
Certain directors of GNOG are nominated to be directors, and are expected to serve as officers, of the entity that will result from the business combination between FAST and FEI.

Restricted Stock Units
Each of GNOG’s directors and executive officers hold outstanding GNOG RSUs under GNOG’s 2020 Incentive Award Plan. Under the merger agreement, at the GNOG merger effective time, all outstanding GNOG RSUs that (i) were outstanding on the date of the merger agreement or (ii) are issued to existing GNOG employees prior to the completion of the mergers in accordance with existing arrangements, will automatically vest, then be cancelled and converted into the right to receive a number of shares of New DraftKings Class A common stock equal to the product obtained by multiplying (i) the number of shares of GNOG common stock subject to such GNOG RSU by (ii) 0.365, net of any applicable withholding taxes.
The table below sets forth the estimated value of unvested GNOG RSUs as of December 6, 2021, the last practicable date prior to the date of this joint information statement/prospectus, held by GNOG’s executive officers and directors, assuming the relevant price per share of GNOG Class A common stock is $19.12, which is the average stock price for the five-day period beginning on the date of the announcement of the Transactions. Depending on when the Transactions, including the mergers, are completed, certain outstanding equity awards shown in the table below may become vested in accordance with their terms without regard to the Transactions, including the mergers.

Name	Number of GNOG RSUs	Market Value of GNOG RSUs ($)
Executive Officers
Tilman Fertitta	400,000	7,648,000
Michael Harwell	35,000	669,200
Thomas Winter	1,030,457	19,702,338
Directors
Richard Liem	153,626	2,937,329
Steven Scheinthal	153,626	2,937,329
Michael S. Chadwick	3,626	69,329
G. Michael Stevens	3,626	69,329
Scott Kelly	3,626	69,329
Change of Control and Severance Provisions
Other than as described below for Mr. Winter pursuant to his employment agreement or as otherwise described in this joint information statement/prospectus, GNOG is not a party to any agreement or understanding with respect to payments due to any of GNOG’s executive officers following a termination of employment or change of control.
Thomas Winter’s Employment Agreement
Pursuant to the terms of his employment agreement with GNOG entered into in December 2020, Mr. Winter is entitled to certain benefits upon a Change in Control (as defined in the employment agreement). For purposes of Mr. Winter’s employment agreement, the Transaction, including the mergers, will constitute a Change in Control and, as a result, subject to his continued employment through the completion of the Transactions, including the mergers, Mr. Winter will be entitled to receive the unpaid balance of an initial cash bonus granted in connection with his employment agreement. Additionally, Mr. Winter will be entitled to full vesting of his outstanding GNOG RSUs, consistent with the treatment provided for such GNOG RSUs under the merger agreement.
Additionally, if Mr. Winter is terminated without Cause or resigns for Good Reason (in each case, as defined in his employment agreement) within 12 months following the completion of the mergers, Mr. Winter would be entitled to certain severance benefits, conditioned upon his execution and non-revocation of a release of claims in favor of GNOG and continued compliance with certain restrictive covenants, including (1) a lump-sum payment equal to Mr. Winter’s annual base salary as in effect immediately prior to the termination date; (2) a lump-sum payment equal to the target amount of his annual performance bonus for the fiscal year in which the termination date occurs; and (3) if continuation coverage is timely and properly elected, a health plan continuation coverage subsidy in the form of reimbursement for up to 18 months following the termination date.
If Mr. Winter is terminated without Cause or resigns for Good Reason more than 12 months following the mergers, Mr. Winter would be entitled to certain severance benefits, conditioned upon his execution and non-revocation of a release of claims in favor of GNOG and continued compliance with certain restrictive covenants, including (1) a lump-sum payment equal to Mr. Winter’s annual base salary as in effect immediately prior to the termination date; (2) a lump-sum payment equal to his prorated target annual performance bonus for the fiscal year in which the termination date occurs; (3) if continuation coverage is timely and properly elected, a health plan continuation coverage subsidy in the form of reimbursement for up to 12 months following the termination date, and (4) the acceleration and full vesting of any unvested equity awards.
For purposes of Mr. Winter’s employment agreement, “Cause” generally means Mr. Winter’s (i) conviction or his plea of nolo contendere for commission of any crime constituting a felony in the jurisdiction in which committed; or any crime involving moral turpitude; or any other criminal act involving dishonesty; (ii) commission of any act of fraud, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of GNOG; (iii) alcohol or illegal or controlled substance abuse that has affected the performance of his duties; (iv) gross negligence or willful misconduct in the performance of, or failure to perform, the obligations of Mr. Winter under his employment agreement or the duties of employment or other engagement assigned by GNOG; (v) refusal or failure to carry out a lawful directive of GNOG, its subsidiaries, the GNOG Board, the chief executive officer of GNOG or their respective designees; or (vi) failure to satisfy the licensing requirements provided for in his employment agreement.
For purposes of Mr. Winter’s employment agreement, “Good Reason” generally means: (i) a failure by GNOG to promptly pay compensation when due and payable; (ii) a material reduction in duties or responsibilities or removal from such duties or responsibilities; (iii) required relocation to a facility located 50 miles or more from GNOG’s headquarters; or (iv) any other material breach of his employment agreement (or any other material agreement between the Mr. Winter and GNOG).
In the event any payments received by Mr. Winter in connection with the mergers would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, Mr. Winter would not be entitled to a gross-up of any applicable excise taxes. Rather, Mr. Winter’s agreement provides for a “best-net” approach, whereby Mr. Winter’s parachute payments will be reduced to the level at which the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to Mr. Winter.
For more information on the estimated value of Mr. Winter’s severance benefits payable, or potentially payable, in connection with the mergers under the terms of his employment agreement, please read the section entitled “—Interests of GNOG Affiliates in the Transactions—Potential Merger-Related Payments to Named Executive Officers”.
Benefit Arrangements with GNOG
Please read the section entitled “The Merger Agreement—Covenants and Agreements—Employee Benefits” for a summary of certain post-closing covenants related to employee benefit arrangements.
Transaction Retention Program
Pursuant to the merger agreement, GNOG may grant stay or retention bonuses to employees or contractors of GNOG, which may include executive officers. As of the date of this joint information statement/prospectus, the recipients, individual award amounts, and terms of the bonuses have not been determined.
Indemnification
Under the merger agreement, New DraftKings has agreed to indemnify each present and former GNOG director and officer, when acting in such capacity, who we refer to as the “Indemnified Parties”, against, and to hold them harmless from, any and all costs or expenses (including, but not limited to, reasonable and documented attorneys’ fees), judgments, fines, losses, claims, damages or liabilities, incurred by an Indemnified Party in connection with, arising out of or otherwise related to any proceeding in connection with, arising out of or otherwise related to matters existing or occurring prior to or at the GNOG merger effective time. For further information, please read the section entitled “The Merger Agreement — Covenants and Agreements—Indemnification and Directors’ and Officers’ Insurance” beginning on page 150 of this joint information statement/prospectus.
GNOG does not currently maintain directors’ and officers’ liability insurance to insure its directors against the cost of defense, settlement or payment of a judgment under certain circumstances. However, GNOG has entered into indemnification agreements with its directors and its executive officers providing that, subject to limited exceptions, and among other things, GNOG will indemnify the director or officer to the fullest extent permitted by applicable law for claims arising in his or her capacity as a director or officer of GNOG. Applicable Delaware law permits the indemnification of GNOG’s directors, officers, employees and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with GNOG or activities on GNOG’s behalf. Under the merger agreement, New DraftKings agrees to assume all such obligations of GNOG to the Indemnified Parties in respect of indemnification, advancement of expenses and exculpation of liabilities that exist prior to the GNOG merger effective time.

Other Interests
As of the date of this joint information statement/prospectus, other than the arrangements discussed herein, none of our executive officers has entered into any agreement with DraftKings regarding employment with, or compensation from, or equity participation or reinvestment in, DraftKings or New DraftKings (or their affiliates) on a going-forward basis following the completion of the Transactions, including the mergers. However, DraftKings or New DraftKings (or their respective representatives) and some or all of GNOG’s executive officers may from time to time have discussions with respect to, or enter into, such arrangements.
Potential Merger-Related Payments to Named Executive Officers
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for GNOG’s named executive officers based on the mergers, assuming:
•
That the mergers are completed on January 30, 2022;

•
The relevant price per share of GNOG Class A common stock is $19.12, which is the average stock price for the five-day period beginning on the date of the announcement of the Transactions; and

•
Each named executive officer’s employment is terminated without Cause or resigns for Good Reason immediately following the completion of the mergers.

The actual amounts payable would depend on the date of termination, the manner of the termination and the terms of the agreements in effect at such time.
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Benefits ($)(3)	Total ($)
Tilman Fertitta	—	7,648,000	—	7,648,000
Michael Harwell	—	535,360	—	535,360
Thomas Winter	3,600,000	15,231,169	44,974	18,876,143

(1)
Cash.   Represents Mr. Winter’s entitlement to (1) the accelerated payment of the unpaid balance of his cash bonus as of January 30, 2022 in the amount of $2.5 million, (2) a lump-sum cash severance payment of $400,000 equal to the value of Mr. Winter’s current annual base salary and (3) a lump-sum cash severance payment of $700,000 equal to the value of Mr. Winter’s current target annual performance bonus. The accelerated cash bonus payment is payable solely as a result of the mergers and the cash severance payments are payable in the event Mr. Winter is terminated without Cause or resigns for Good Reason within 12 months following the completion of the mergers. If the mergers are completed prior to December 29, 2022, then an additional $2.5 million of Mr. Winter's cash bonus described in clause (1) would be subject to accelerated payment, in which case the value shown in the Cash column above would be increased by that amount.

(2)
Equity.   Represents the estimated value received by the named executive officers in respect of the unvested GNOG RSUs expected to be outstanding as of January 30, 2022, which will accelerate in full solely as a result of the mergers in accordance with the terms of the merger agreement. If the mergers are completed prior to December 29, 2021, then additional GNOG RSUs would be subject to the vesting acceleration contemplated by the terms of the merger agreement, in which case the values shown in the Equity column above would be increased by $133,840 for Mr. Harwell and $4,471,179 for Mr. Winter.

(3)
Benefits.   Represents the estimated value of 18 months of continued welfare insurance premiums payable by GNOG to Mr. Winter in the event Mr. Winter is terminated without Cause or resigns for Good Reason within 12 months following the completion of the mergers.

Landcadia Transaction
Mr. Fertitta, LHGN Interestholder and their respective affiliates may have interests in the Transactions, including the mergers, which differ from other GNOG stockholders as a result of the Landcadia Transaction and certain related transactions described herein. Certain of these transactions were entered into between related parties and were not the result of arm’s-length negotiations. Accordingly, the terms of the transactions may have been more or less favorable than might have been obtained from unaffiliated third parties.
On December 29, 2020, GNOG completed the Landcadia Transaction. In connection with the completion of the Landcadia Transaction, LHGN Interestholder contributed all of its membership interests in GNOG Holdco to LHGN Holdco in exchange for (i) 31,350,625 LHGN Holdco Class B Units, (ii) a corresponding number of shares of GNOG Class B common stock, (iii) cash consideration in an amount of $30.0 million and (iv) the repayment of $150.0 million of the principal amount of the term loans outstanding under the credit agreement, and a related prepayment premium in an amount of approximately $24.0 million, as well as accrued and unpaid interest in an amount of approximately $4.9 million. Following completion of the Landcadia Transaction, GNOG has operated as an Up-C, meaning that substantially all of its assets are held indirectly, and its business is conducted, through GNOG LLC. GNOG’s only direct asset is its 59.5% membership interests in LHGN Holdco, which owns all of the equity interests in GNOG Holdco and GNOG LLC. LHGN Holdco Class B Units held by LHGN Interestholder represent a 40.5% economic interest in LHGN Holdco. LHGN Interestholder is the holder of the 31,657,545 shares of GNOG Class B common stock, which carry 10 votes per share, provided that the voting power of such shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of GNOG common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%.
Concurrently with the execution of the merger agreement, LHGN Interestholder entered into the Opco Contribution Agreement with New DraftKings whereby LHGN Interestholder agreed to contribute to New DraftKings all of LHGN Interestholder’s interests in LHGN Holdco in exchange for shares of New DraftKings Class A common stock. New DraftKings entered into the GNOG Contribution Agreement with GNOG whereby New DraftKings agreed to contribute the aforementioned interests in LHGN Holdco to GNOG in exchange for shares of GNOG common stock, as more fully described in the section entitled “The Contribution Agreements” beginning on page 158 of this joint information statement/prospectus.
Intercompany Note and Credit Agreement
In connection with the completion of the Landcadia Transaction, on December 29, 2020, LHGN Interestholder, as maker, and GNOG LLC, as payee, entered into the intercompany note, pursuant to which, among other things, LHGN Interestholder agreed to make payments to GNOG LLC in an amount equal to 6% per annum, paid quarterly, on the outstanding balance from day to day thereunder. The intercompany note provides for a corresponding reduction in the remaining principal amount due and owing thereunder for each payment made under the credit agreement that reduces the principal amount of the loans outstanding under the credit agreement. The Amended and Restated Limited Liability Company Agreement of LHGN Holdco, dated as of December 29, 2020, by and among GNOG, LHGN Interestholder and the other members party thereto, provides for additional issuances of LHGN Holdco Class B Units and the equivalent number of shares of GNOG Class B common stock to LHGN Interestholder in consideration of the payments made by LHGN Interestholder to GNOG LLC pursuant to the terms of the intercompany note.
Effective as of the completion of the Landcadia Transaction, the obligations of GNOG LLC under the credit agreement and certain of its obligations under hedging arrangements, cash management arrangements, or other bank products, as applicable, continued to be unconditionally guaranteed by LHGN Interestholder, GNOG Holdco, and subject to certain limited exclusions, each existing and subsequently acquired or organized direct or indirect wholly-owned restricted subsidiary of GNOG LLC (together with LHGN Interestholder and GNOG Holdco, referred to as the “guarantors”). The credit agreement is secured by (i) a first priority pledge of the equity interests owned by GNOG Holdco, GNOG LLC and, subject to certain limited exclusions, each direct or indirect, wholly-owned restricted subsidiary of GNOG Holdco or GNOG LLC, (ii) a first priority security interest in substantially all of the assets (subject to customary exceptions) of GNOG Holdco, GNOG LLC and, subject to limited exclusions, each direct or indirect, wholly-owned restricted subsidiary of GNOG LLC, including the intercompany note, the outstanding principal amount of which will be reduced dollar for dollar by the amount of any principal payments under the credit agreement, and (iii) certain collateral provided by LHGN Interestholder, including, among other things, a promissory note in respect of obligations payable to LHGN Interestholder made by Golden Nugget, which note is secured by a security interest in substantially all the assets of Golden Nugget and, subject to certain limited exclusions, its existing and subsequently acquired or organized direct or indirect wholly-owned restricted subsidiaries, having interests in casino properties and more than 600 restaurant locations (any such security interest subject to customary exceptions and exclusions) on a pari passu basis (subject to the terms of an intercreditor agreement) with the liens securing the existing senior bank indebtedness of Golden Nugget.
In connection with the Transactions, including the mergers, and pursuant to the terms of the support agreement, Mr. Fertitta, FEI, LHGN Interestholder and certain of their affiliates have agreed to execute (and to cause their respective affiliates to execute) all such agreements and to take such actions as are required to waive the obligations of all Fertitta Parties (as defined in the support agreement) to make interest payments on behalf of GNOG and of GNOG to issue equity in relation to such interest payments, including in respect of the intercompany note. Accordingly, GNOG and its subsidiaries will make such interest payments under the credit agreement without contribution by LHGN Interestholder. For additional information, please read the section entitled “Ancillary Agreements—Support Agreement” beginning on page 160 of this joint information statement/prospectus.
In addition, GNOG’s obligation to complete the Transactions, including the mergers, is subject to all actions having been taken to cause the liens relating to the assets, rights and properties of GNOG or any of its subsidiaries granted pursuant to the credit agreement to have been released and terminated without any further action by the secured parties, and none of Mr. Fertitta nor any of FEI, LHGN Interestholder or their affiliates having any further obligation or liability, or being subject to any restriction, under the credit agreement or any related document or with respect to any indebtedness thereunder. Accordingly, GNOG will not be required to complete the Transactions, including the mergers, if Mr. Fertitta and his affiliates are not released from their obligations under the credit agreement and, following the completion of the Transactions, including the mergers, neither Mr. Fertitta nor any of his affiliates will have any further obligations with respect to the credit agreement as guarantors or otherwise. For further information, please read the section entitled “The Merger Agreement—Covenants and Agreements—Indebtedness” beginning on page 149 of this joint information statement/prospectus.
Trademark License Agreement
On December 29, 2020, in connection with the completion of the Landcadia Transaction, GNOG LLC, Golden Nugget and GNLV entered into the trademark license agreement pursuant to which GNLV granted to GNOG LLC an exclusive license to use certain “Golden Nugget” trademarks (and other trademarks related to GNOG LLC’s business) in connection with operating online real money casino gambling and sports betting in the U.S. and any of its territories, subject to certain restrictions, in exchange for a royalty payment. Golden Nugget and GNLV are subsidiaries of FEI. Pursuant to the terms of the merger agreement, prior to and as a condition to the completion of the mergers, GNOG, Golden Nugget and GNLV will enter into an amendment to the trademark license agreement. For further information, please read the section entitled “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 152 of this joint information statement/prospectus.
A&R Online Gaming Operations Agreement with GNAC
Pursuant to the online gaming operations agreement, GNAC granted GNOG LLC the right to host, manage, control, operate, support and administer, under GNAC’s land-based casino operating licenses, the Golden Nugget-branded online gaming business, the live dealer studio in New Jersey and the third-party operators. Under the online gaming operations agreement, GNOG LLC is responsible for managing, administering and operating its online gaming business and providing services to GNAC in connection with the management and administration of certain platform agreements, and GNAC is required to provide certain operational and infrastructure services to GNOG LLC in connection with its New Jersey operations. In addition to the royalty payable pursuant to the trademark license agreement, under the online gaming operations agreement GNOG LLC is also obligated to reimburse GNAC for certain expenses incurred by GNAC in connection with the New Jersey online gaming business, such as New Jersey licensing costs, regulatory fees, certain gaming taxes and other expenses incurred by GNAC directly in connection with GNOG LLC’s operations in New Jersey. The online gaming operations agreement has a term of five years commencing from April 2020 and is renewable by GNOG LLC for an additional five-year term. The online gaming operations agreement also provides for, among other things, (a) minimum performance standards under which GNOG LLC is required to operate the “Golden Nugget”-branded online gaming business, and (b) an arms-length risk allocation framework (including with respect to insurance and indemnification obligations). The online gaming operations agreement, as modified by the master commercial agreement, is expected to remain in effect following the completion of the Transactions. As further described above in the section entitled “Ancillary Agreements—Master Commercial Agreement”, as a result of such modification, Mr. Fertitta and his affiliates will receive certain royalty fees from DraftKings.
Leases
GNOG LLC leases a portion of the space within the Golden Nugget Atlantic City Hotel & Casino located at 600 Huron Ave, Atlantic City, NJ 08401 from GNAC for the operation of an online live casino table gaming studio from which live broadcasted casino games are offered to online gaming customers. The lease has a five-year term from April 27, 2020, plus one five-year renewal period. This lease is expected to remain in effect following the completion of the Transactions, including the mergers.
In connection with the completion of the Landcadia Transaction, GNOG LLC entered into office leases with GNAC and Golden Nugget (or their respective affiliates). These office leases provide for annual rent payments of $88,128 for the office space leased in Houston, Texas and $24,252 for the office space leased in Atlantic City, New Jersey, subject to an increase of 10% for any renewal term and market rent increases in the event that GNOG LLC requires the use of additional office space during the term thereof. However, any amounts actually paid by GNOG LLC under the trademark license agreement and the online gaming operations agreement are credited against GNOG LLC’s rent obligations under these office leases. Consequently, GNOG LLC paid no rent pursuant to these leases during the three and nine months ended September 30, 2021. Each such office lease has a term of five years. In connection with any renewal of the term of the online gaming operations agreement, GNOG LLC has an option to renew each office lease for the lesser of (i) five years or (ii) the length of the renewed term of the online gaming operations agreement. Each office lease may be terminated by GNOG LLC or the respective landlord upon six months’ notice. These office leases are expected to remain in effect following the completion of the Transactions, including the mergers.
Services Agreement
In connection with the Landcadia Transaction, GNOG LLC entered into the services agreement with Golden Nugget to provide for the performance of certain services. Pursuant to the services agreement, GNAC and Golden Nugget have agreed to provide certain services and facilities, including payroll, accounting, financial planning and other agreed upon services, to GNOG LLC from time to time, and GNOG LLC has agreed to provide continued management, consulting and administrative services to Golden Nugget’s applicable subsidiary in connection with retail sports betting conducted in such subsidiary’s brick-and-mortar casino. Under the services agreement, each party thereto is responsible for its own expenses and the employer of any shared employee is responsible for such shared employee’s total compensation. The services agreement is expected to be terminated in connection with the completion of the Transactions, including the mergers. However, certain services previously provided thereunder are expected to continue on a transitional basis pursuant to a transition services agreement to be entered into in connection with the completion of the Transactions, including the mergers.
Tax Receivable Agreement
In connection with the Landcadia Transaction, GNOG entered into the tax receivable agreement with LHGN Interestholder. The tax receivable agreement provides for payment to LHGN Interestholder of 85% of the U.S. federal, state and local income tax savings allocable to GNOG from LHGN Holdco and arising from certain transactions, including (a) certain transactions contemplated under the purchase agreement in connection with the Landcadia Transaction and (b) the exchange of LHGN Interestholder’s LHGN Holdco Class B Units for shares of GNOG Class A common stock, as determined on a “with and without” basis, and for an early termination payment to LHGN Interestholder in the event of a termination with a majority vote of disinterested directors, a material breach of a material obligation, or a change of control, subject to certain limitations, including in connection with available cash flow and financing facilities. Based on certain assumptions, the liability to LHGN Interestholder under the Tax Receivable Agreement as of September 30, 2021 was estimated to be $24.2 million, which we refer to as the “TRA liability”. The tax receivable agreement also provides for an accelerated lump sum payment on the occurrence of certain events, including a change of control, which we refer to as the “tax liability acceleration payment”. Based upon certain assumptions, it was estimated that such early termination payment could amount to approximately $322.3 million as of September 30, 2021. The Transactions, including the mergers, would result in a tax liability acceleration payment, but for the fact that LHGN Interestholder has agreed to waive, in accordance with the terms of the support agreement, any payments due under the tax receivable agreement contingent upon the completion of the Transactions, including the mergers. In addition, pursuant to the terms of the support agreement and contingent upon the completion of the Transactions, including the mergers, LHGN Interestholder has agreed to have the tax receivable agreement terminated and be of no further force or effect and have all liabilities and obligations thereunder, including the TRA liability, be fully satisfied, extinguished and released.
Agreement with Danville Development
On November 18, 2020, GNOG LLC entered into a definitive agreement with Danville Development for market access in Illinois. Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget and an affiliate of GNOG LLC, formed to build a new “Golden Nugget”-branded casino in Danville, Illinois, pending obtaining all regulatory approvals. GN Danville, LLC will own a 25% equity interest in Danville Development and has an option to purchase the other equity interests in the future at a price to be determined pursuant to a definitive agreement. The definitive agreement has a term of 20 years and requires GNOG LLC to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, under the definitive agreement, GNOG LLC holds the exclusive right to offer online sports betting and, if permitted by law in the future, online casino wagering. GNOG LLC has committed that it will cause a mezzanine loan in the amount of $30.0 million to be provided to Danville Development for the development of the casino, which will indirectly benefit GN Danville, LLC. This mezzanine loan is currently expected to be fully funded in the first quarter of 2022.
Master Commercial Agreement
Concurrently with the execution of the merger agreement, FEI, an affiliate of Mr. Fertitta, entered into the master commercial agreement with an affiliate of DraftKings, pursuant to which Mr. Fertitta and his affiliates may receive certain benefits related to the various commercial arrangements reflected therein. For further information, please read the section entitled “Ancillary Agreements—Master Commercial Agreement” beginning on page 163 of this joint information statement/prospectus.
FAST Transaction
On February 1, 2021, FEI entered into an agreement and plan of merger, by and among FAST, FEI, FAST Merger Corp., a Texas corporation, which we refer to as “FAST Merger Corp.”, and FAST Merger Sub Inc., a Texas corporation, which we refer to as “FAST Merger Sub”, which agreement was subsequently amended on June 30, 2021 (as amended, the “FAST Merger Agreement”), pursuant to which FAST would have combined with FEI to form a new publicly-traded entity. Mr. Fertitta is the sole stockholder of FEI, and as such all consideration paid in respect of the acquisition of FEI by FAST would have been paid to Mr. Fertitta. However, on December 1, 2021, FEI delivered written notice to FAST, FAST Merger Corp. and FAST Merger Sub that FEI was exercising its right to terminate the FAST Merger Agreement because it had not closed by the termination date agreed to by the parties to the FAST Merger Agreement.

CERTAIN BENEFICIAL OWNERS OF DRAFTKINGS COMMON STOCK AND
GNOG COMMON STOCK
Certain Beneficial Owners of DraftKings Common Stock
Information regarding certain beneficial owners of DraftKings common stock is contained in DraftKings’ proxy statement for its 2021 annual meeting of stockholders under the section entitled “Security Ownership of Certain Beneficial Owners and Management”, which is incorporated by reference into this joint information statement/prospectus. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus.
Certain Beneficial Owners of GNOG Common Stock
The following table and accompanying footnotes set forth information regarding the beneficial ownership of GNOG Class A common stock and GNOG Class B common stock as of December 6, 2021 by (1) each person known by GNOG to beneficially own more than 5% of GNOG Class A common stock or GNOG Class B common stock, (2) each of the named executive officers and directors and (3) all of GNOG’s directors and executive officers as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
As described in “Interests of Affiliates in the Transactions—Interests of GNOG Affiliates in the Transactions,” in connection with the Landcadia Transaction, GNOG re-organized in an “Up-C” structure, in which substantially all of its assets and business are held indirectly by LHGN Holdco. At the closing of the Landcadia Transaction, FEI, through its subsidiary LHGN Interestholder, received (i) 31,350,625 LHGN HoldCo Class B Units and (ii) 31,350,625 shares of GNOG Class B common stock. LHGN Interestholder subsequently received 306,920 additional LHGN HoldCo Class B Units and the equivalent number of shares of GNOG Class B common stock in consideration of payments to be made by LHGN Interestholder under the intercompany note. Under the A&R HoldCo LLC Agreement, beginning 180 days after the closing of the Landcadia Transaction on December 29, 2020, each holder of HoldCo Class B Units was entitled to cause LHGN HoldCo to exchange all or a portion of its LHGN HoldCo Class B Units (upon the surrender of a corresponding number of shares of GNOG Class B common stock) for either one share of GNOG Class A common stock or, or at the election of GNOG, in its capacity as the sole managing member of LHGN HoldCo, the cash equivalent of the market value of one share of GNOG Class A common stock. The number of shares of GNOG Class A common stock listed in the table below assumes no exchange of LHGN HoldCo Class B units for GNOG Class A common stock.

As of December 6, 2021, there were 46,570,396 shares of GNOG Class A common stock and 31,657,545 shares of GNOG Class B common stock issued and outstanding.
	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number of Shares of GNOG Class A Common Stock	% of Ownership of GNOG Class A Common Stock	Number of Shares of GNOG Class B Common Stock	% of Ownership of GNOG Class B Common Stock	% of Total Voting Power**
Greater than 5% Stockholders
Jefferies Financial Group Inc.(2)	4,213,541	8.0	—	—	1.9
Magnetar Financial LLC(3)	3,399,998	6.5	—	—	1.5
Versor Investments LP(4)	2,343,190	5.03	—	—	1.0
Named Executive Officers and Directors
Tilman J. Fertitta(5)	7,032,292	13.4	31,657,545	100	79.9
Richard H. Liem	—	—	—	—	—
Steven L. Scheinthal	—	—	—	—	—
Michael S. Chadwick	1,283	*	—	—	—
G. Michael Stevens	1,283	*	—	—	—
Scott Kelly	1,283	*	—	—	—
Thomas Winter	—	—	—	—	—
Michael Harwell	—	—	—	—	—
All Executive Officers and Directors as a group (8 persons)	7,036,141	13.4	31,657,545	100	79.9

*
Less than 1%.

**
Percentage of total voting power represents the combined voting power with respect to all shares of GNOG Class A common stock and GNOG Class B common stock, voting as a single class. Each share of GNOG Class B common stock is entitled to ten votes per share, subject to certain adjustments and limitations, and each share of GNOG Class A common stock is entitled to one vote per share.

(1)
Unless otherwise indicated, the business address of each of the entities, directors and executive officers in this table is c/o Golden Nugget Online Gaming, Inc., 1510 West Loop South, Houston, Texas 77027.

(2)
Based on a Schedule 13G/A filed on February 12, 2021, includes the following securities owned by Jefferies Financial Group Inc. and its consolidated subsidiaries: 1,271,875 shares of GNOG Class A common stock owned outright; and 2,941,666 shares of GNOG Class A common stock issuable upon the exercise of 2,941,666 private placement warrants of GNOG, each of which is currently exercisable into one share of GNOG Class A common stock at a price of $11.50 per share and expires five years after the closing of the Landcadia Transaction. The business address of Jefferies Financial Group Inc. is 520 Madison Avenue, New York, NY 10022.

(3)
Based on a Schedule 13D filed on August 9, 2021, Magnetar Financial LLC claims to have sole voting and investment power with respect to 3,399,998 shares of GNOG Class A common stock. The business address of Magnetar Financial LLC is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(4)
Based on a Schedule 13G filed on October 4, 2021, Versor Investments LP claims to have sole voting and investment power with respect to 2,343,190 shares of GNOG Class A common stock. The business address of Versor Investments LP is 1120 Avenue of the Americas, 15th Floor, New York, NY 10036.

(5)
The number of shares of GNOG Class A common stock includes 4,090,625 shares of GNOG Class A common stock owned outright and directly by Mr. Fertitta and 2,941,667 shares of GNOG Class A common stock underlying private placement warrants held by Mr. Fertitta. LHGN Interestholder is the record holder of the shares of GNOG Class B common stock reported herein. LHGN Interestholder is indirectly owned by FEI and Mr. Fertitta is the owner of FEI. As such, Mr. Fertitta may be deemed to have beneficial ownership of the shares of GNOG Class B common stock held directly by LHGN Interestholder. LHGN Holdco Class B Units may be converted by LHGN Interestholder (and, as a result, Mr. Fertitta may be deemed to be the beneficial owner of an additional 31,657,545 shares of GNOG Class A common stock). Upon such conversion, LHGN Interestholder would be the record holder of 38,869,837 shares of GNOG Class A common stock (representing 45.4% of the outstanding shares of GNOG Class A common stock), and no shares of GNOG Class B common stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a general summary of the material U.S. federal income tax consequences of the GNOG merger to U.S. holders (as defined below) of GNOG Class A common stock and of the DraftKings merger to U.S. holders of DraftKings common stock.
This discussion addresses only holders of GNOG Class A common stock or DraftKings common stock, as applicable, who hold their stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any non-income taxes or any foreign, state or local tax consequences of the mergers. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders of GNOG Class A common stock or DraftKings common stock, as applicable, in light of their particular circumstances or to holders subject to special rules (including controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, financial institutions, brokers or dealers in securities, insurance companies, regulated investment companies, real estate investment trusts, persons who hold GNOG Class A common stock or DraftKings common stock as part of a hedging or conversion transaction or as part of a short-sale or straddle, certain U.S. expatriates, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities for U.S. federal income tax purposes, persons who acquired GNOG Class A common stock or DraftKings common stock pursuant to the exercise of options or otherwise as compensation or persons who own (or are deemed to own) five percent (5%) or more of the outstanding GNOG Class A common stock or DraftKings common stock). In addition, this discussion does not address any alternative minimum tax nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this joint information statement/prospectus and all of which are subject to change, possibly with retroactive effect. Any such change could affect the validity of this discussion.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of GNOG Class A common stock or DraftKings common stock, as applicable, that is:
•
an individual citizen or resident of the United States;

•
a corporation (or any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds GNOG Class A common stock or DraftKings common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of partnerships holding GNOG Class A common stock or DraftKings common stock should consult their own tax advisors.
THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGERS. PLEASE CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGERS, INCLUDING TAX RETURN REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.
General
GNOG and DraftKings intend for each of the GNOG merger and the DraftKings merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or, taken together with the Opco Contribution, as an “exchange” described in Section 351 of the Code. It is a condition to GNOG’s obligation to complete the GNOG merger that GNOG receive an opinion from its Tax Counsel (as defined in the merger agreement), dated as of the Closing Date (as defined in the merger agreement), to the effect that the GNOG merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to DraftKings’ obligation to complete the DraftKings merger that DraftKings receive an opinion from its Tax Counsel, dated as of the Closing Date, to the effect that the DraftKings merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or, taken together with the Opco Contribution, as an “exchange” described in Section 351 of the Code. The discussion below assumes that each of the GNOG merger and DraftKings merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.
These opinions and the opinions described below will be based on customary assumptions and representations from GNOG and DraftKings, as well as certain covenants and undertakings by New DraftKings, GNOG, DraftKings, GNOG Merger Sub, and DraftKings Merger Sub. If any of the assumptions, representations, covenants or undertakings is incorrect, incomplete or inaccurate or is violated, the validity of the opinions described above may be affected and the tax consequences of the mergers could differ from those described in this joint information statement/prospectus. An opinion of counsel represents counsel’s best legal judgment but is not binding on the IRS or any court, so there can be no certainty that the IRS will not challenge the conclusions reflected in the opinion or that a court would not sustain such a challenge. Neither GNOG nor DraftKings intends to obtain a ruling from the IRS regarding the qualification of either merger as a “reorganization” within the meaning of Section 368(a) of the Code and/or, taken together with the Opco Contribution, as an “exchange” described in Section 351 of the Code. If the IRS were to successfully challenge the “reorganization” status of the GNOG merger or the “reorganization” status of the DraftKings merger, as relevant, the tax consequences could differ from those described in this joint information statement/prospectus. However, even in the event of a successful IRS challenge, New DraftKings will not recognize gain or loss in the Opco Contribution. The following discussion assumes the receipt and accuracy of the opinions described above.
U.S. Federal Income Tax Consequences of the GNOG Merger to U.S. Holders of GNOG Class A Common Stock
Based on the assumptions, qualifications and limitations described herein and in the White & Case LLP opinion included as Exhibit 8.2 hereto, and representations provided to White & Case LLP by GNOG, the LHGN Interestholder and DraftKings (“GNOG merger tax certificates”), it is the opinion of White & Case LLP that the GNOG merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that accordingly the material U.S. federal income tax consequences of the GNOG merger to U.S. holders of GNOG Class A common stock are as described below under this heading “—U.S. Federal Income Tax Consequences of the GNOG Merger to U.S. Holders of GNOG Class A Common Stock.” If any of the representations or assumptions in the GNOG merger tax certificates is incorrect, incomplete or inaccurate or is violated, the validity this opinion may be affected and the tax consequences of the GNOG merger could differ from those described below.
Exchange of GNOG Class A common stock for New DraftKings common stock
Subject to the discussion below relating to the receipt of cash in lieu of fractional shares, a U.S. holder of GNOG Class A common stock that receives shares of New DraftKings common stock in the GNOG merger:
•
will not recognize any gain or loss upon the exchange of shares of GNOG Class A common stock for shares of New DraftKings common stock in the GNOG merger;

•
will have a tax basis in the New DraftKings common stock received in the GNOG merger (including fractional shares for which cash is received) equal to the tax basis of the GNOG Class A common stock surrendered in exchange therefor; and

•
will have a holding period for shares of New DraftKings common stock received in the GNOG merger (including fractional shares for which cash is received) that includes its holding period for its shares of GNOG Class A common stock surrendered in exchange therefor.

Cash in Lieu of Fractional Shares
No fractional shares of New DraftKings common stock will be distributed to GNOG stockholders in connection with the GNOG merger. A U.S. holder that receives cash in lieu of a fractional share of New DraftKings common stock as a part of the GNOG merger will generally recognize capital gain or loss measured by the difference between the cash received for such fractional share and the portion of the U.S. holder’s tax basis in the shares of GNOG Class A common stock allocable to the fractional share. Such capital gain or loss will generally be long term capital gain or loss if the holding period for such fractional shares of GNOG Class A common stock is more than one year. Long term capital gain of certain non-corporate taxpayers, including individuals, is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.
U.S. holders that acquired different blocks of GNOG Class A common stock at different times or different prices should consult their tax advisor regarding the manner in which gain or loss should be determined in their specific circumstances.
Backup Withholding
U.S. federal backup withholding at the applicable rate (currently twenty four-percent (24%)) may apply with respect to cash received in lieu of fractional shares of New DraftKings common stock distributed to GNOG stockholders. Backup withholding will not apply if such GNOG stockholder (i) is an exempt holder (including certain corporations and certain tax-exempt organizations who, when required, provide certification as to their status) or (ii) timely provides an IRS Form W-9 containing the holder’s name, address, correct federal taxpayer identification number and indicating that the holder is exempt from backup withholding. If a U.S. holder does not provide a correct taxpayer identification number on IRS Form W-9 or other proper certification, the holder may be subject to penalties imposed by the IRS and to U.S. federal backup withholding. Any amounts withheld from payments to a holder under the backup withholding rules may be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them in connection with any backup withholding, including their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
U.S. Federal Income Tax Consequences of the DraftKings Merger to U.S. Holders of DraftKings Common Stock
Based on the assumptions, qualifications and limitations described herein and in the Sullivan & Cromwell LLP opinion included as Exhibit 8.1 hereto, and representations provided to Sullivan & Cromwell LLP by DraftKings, New DraftKings and Duke Merger Sub (“DraftKings merger tax certificate”), it is the opinion of Sullivan & Cromwell LLP that the DraftKings merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that accordingly the material U.S. federal income tax consequences of the DraftKings merger to U.S. holders of DraftKings common stock are as described below under this heading “—U.S. Federal Income Tax Consequences of the DraftKings Merger to U.S. Holders of DraftKings Common Stock.” If any of the representations or assumptions in the DraftKings merger tax certificate is incorrect, incomplete or inaccurate or is violated, the validity this opinion may be affected and the tax consequences of the DraftKings merger could differ from those described below.
Exchange of DraftKings common stock for New DraftKings common stock
A U.S. holder of DraftKings common stock that receives shares of New DraftKings common stock in the DraftKings merger:
•
will not recognize any gain or loss upon the exchange of shares of DraftKings common stock for shares of New DraftKings common stock in the DraftKings merger;

•
will have a tax basis in the New DraftKings common stock received in the DraftKings merger equal to the tax basis of the DraftKings common stock surrendered in exchange therefor; and

•
will have a holding period for shares of New DraftKings common stock received in the DraftKings merger that includes its holding period for its shares of DraftKings common stock surrendered in exchange therefor.

DESCRIPTION OF NEW DRAFTKINGS’ CAPITAL STOCK
The following summary is a description of the material terms of New DraftKings’ common stock immediately following the completion of the Transactions, including the mergers. As a result of the Transactions, including the mergers, holders of DraftKings common stock, GNOG common stock and LHGN Interestholder will receive shares of New DraftKings common stock and become New DraftKings stockholders. Your rights as a New DraftKings stockholder will be governed by Nevada law and the New DraftKings Organizational Documents. This summary is not intended to be complete, may not contain all of the information about the Transactions, including the mergers, that is important to you, and is qualified in its entirety by reference to the New DraftKings Organizational Documents and the NRS. You are encouraged to carefully read in their entirety (1) the charter, which at the DraftKings merger effective time will be in effect substantially in the form included as Annex E to this joint information statement/prospectus, (2) the bylaws, which at the DraftKings merger effective time will be in effect substantially in the form included as Annex F to this joint information statement/prospectus and (3) the applicable provisions of the NRS. For more information, please read the section entitled “Comparison of Stockholder Rights” beginning on page 196 of this joint information statement/prospectus.
Authorized Capital Stock
The charter will authorize the issuance of 2,100,000,000 shares, of which 900,000,000 shares will be shares of New DraftKings Class A common stock, par value $0.0001 per share, 900,000,000 shares will be shares of New DraftKings Class B common stock, par value $0.0001 per share, and 300,000,000 shares will be shares of preferred stock, par value $0.0001 per share.
Based on the number of shares of DraftKings common stock and GNOG common stock outstanding as of December 6, 2021, it is expected that, immediately after the Transactions, including the mergers, there will be approximately (i) 437,414,375 shares of New DraftKings Class A common stock, (ii) 393,013,951 shares of New DraftKings Class B common stock, (iii) no shares of New DraftKings preferred stock and (iv) 7,541,400 New DraftKings Private Placement Warrants, in each case issued and outstanding.
Common Stock
Class A Common Stock
Voting Rights
Holders of New DraftKings Class A common stock will be entitled to cast one vote per share of New DraftKings Class A common stock. Generally, holders of all classes of New DraftKings common stock will vote together as a single class, and an action will be approved by New DraftKings stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of New DraftKings Class A common stock will not be entitled to cumulate their votes in the election of directors.
Dividend Rights
Holders of New DraftKings Class A common stock will share ratably (based on the number of shares of New DraftKings Class A common stock held) if and when any dividend is declared by the New DraftKings Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the New DraftKings Class A common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
Upon the liquidation, dissolution, distribution of assets or winding up of New DraftKings, each holder of New DraftKings Class A common stock will be entitled, pro rata on a per share basis, to all assets of New DraftKings of whatever kind available for distribution to the holders of New DraftKings common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of New DraftKings then outstanding.
Other Matters
No shares of New DraftKings Class A common stock will be subject to redemption (except as described below under “—Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates”) or have preemptive rights to purchase additional shares of New DraftKings Class A common stock. Holders of shares of New DraftKings Class A common stock will not have subscription, redemption or conversion rights. All the outstanding shares of New DraftKings Class A common stock will be validly issued, fully paid and non-assessable.
Class B Common Stock
Issuance of New DraftKings Class B Common Stock
Shares of New DraftKings Class B common stock may be issued only to, and registered in the name of, Jason Robins and any entities wholly owned by Mr. Robins (including all subsequent successors, assigns and permitted transferees), which we collectively refer to as “Permitted Class B Owners”.
Voting Rights
Holders of New DraftKings Class B common stock will be entitled to cast 10 votes per share of New DraftKings Class B common stock. Generally, holders of all classes of New DraftKings common stock will vote together as a single class, and an action will be approved by New DraftKings stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of New DraftKings Class B common stock will not be entitled to cumulate their votes in the election of directors.
Dividend Rights
Holders of New DraftKings Class B common stock will not participate in any dividend declared by the New DraftKings Board.
Liquidation Rights
Upon the liquidation, dissolution, distribution of assets or winding up of New DraftKings, holders of New DraftKings Class B common stock will not be entitled to receive any distribution of New DraftKings assets of whatever kind available until a distribution has first been made to all holders of New DraftKings Class A common stock.
However, due to the liquidation rights of holders of New DraftKings Class A common stock described above in which all assets of New DraftKings of whatever kind available will be distributed to holders of New DraftKings Class A common stock, no assets of New DraftKings will be available for liquidating distributions in respect of New DraftKings Class B common stock.
Transfers
Pursuant to the charter, holders of New DraftKings Class B common stock will be generally restricted from transferring such shares, other than to a Permitted Class B Owner or in connection with a divorce or domestic relations order or decree; provided that, in each case, Mr. Robins must be deemed to retain the sole voting power to vote such transferred New DraftKings Class B common stock.
Mandatory Cancellation
Each share of New DraftKings Class B common stock will be (1) automatically canceled for no consideration in the event that shares of New DraftKings Class A common stock that are then held by Permitted Class B Owners (including, without limitation, all shares of New DraftKings Class A common stock that are the subject of unvested stock options or other equity awards awarded to Mr. Robins) represent less than 33% of Base Class A Shares (as defined in the charter) and (2) subject to cancelation by New DraftKings (without consideration) one year after the date that both of the following conditions apply, which we refer to as the “Founder Termination Anniversary Date”: (a) the earliest to occur of (i) Mr. Robins’ employment as Chief Executive Officer of New DraftKings being terminated due to termination of employment for cause or due to death or permanent disability and (ii) Mr. Robins resigns (other than for Good Reason (as defined in the charter)) as the Chief Executive Officer of New DraftKings and (b) either (i) Mr. Robins no longer serves as a member of the New DraftKings Board or (ii) Mr. Robins’ service to New DraftKings is not his primary business occupation. In the event that Mr. Robins is reinstated as the Chief Executive Officer of New DraftKings or is reelected or reappointed to serve as a member of the New DraftKings Board prior to the Founder Termination Anniversary Date, each of which we refer to as a “Reset Event”, then the shares of New DraftKings Class B common stock will not be canceled pursuant to clause (2) unless and until the one-year anniversary of the date that both of the foregoing conditions are subsequently met; provided that in the event of a subsequent Reset Event, the next Founder Termination Anniversary Date will extend until the one-year anniversary of the date that both of the foregoing conditions are subsequently met without a Reset Event occurring prior to such anniversary.
Other Matters
No shares of New DraftKings Class B common stock will be subject to redemption (except as described below under “—Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates”) or have preemptive rights to purchase additional shares of New DraftKings Class B common stock. Holders of shares of New DraftKings Class B common stock will not have subscription, redemption or conversion rights. All outstanding shares of New DraftKings Class B common stock will be validly issued, fully paid and non-assessable.
Preferred Stock
The charter will provide that the New DraftKings Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of New DraftKings’ assets, which rights may be greater than the rights of the holders of the New DraftKings common stock. It is expected that, immediately after the Transactions, including the mergers, no shares of New DraftKings preferred stock will be outstanding.
The purpose of authorizing the New DraftKings Board to issue New DraftKings preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a New DraftKings stockholder vote on specific issuances. The simplified issuance of New DraftKings preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock of New DraftKings. Additionally, the issuance of New DraftKings preferred stock may adversely affect the holders of New DraftKings Class A common stock, including by restricting dividends on the New DraftKings Class A common stock, diluting the voting power of the New DraftKings Class A common stock or subordinating the dividend or liquidation rights of the New DraftKings Class A common stock. As a result of these or other factors, the issuance of New DraftKings preferred stock could have an adverse impact on the market price of New DraftKings Class A common stock.
Unvested Stock Options and Restricted Stock Units
Based on the number of unvested outstanding options and restricted stock units of DraftKings and GNOG as of December 6, 2021, it is expected that, immediately following the mergers, there will be 30,643,298 shares of New DraftKings Class A common stock underlying such unvested outstanding options and restricted stock units.

Warrants
The New DraftKings Private Placement Warrants (including the New DraftKings Class A common stock issuable upon exercise of the New DraftKings Private Placement Warrants) will not be redeemable by New DraftKings for cash so long as such New DraftKings Private Placement Warrants are held by the initial stockholders of the New DraftKings Private Placement Warrants or their permitted transferees. The initial stockholders of the New DraftKings Private Placement Warrants, or their permitted transferees, have the option to exercise the New DraftKings Private Placement Warrants on a cashless basis. The New DraftKings Private Placement Warrants may be redeemed for shares of New DraftKings Class A common stock. If the New DraftKings Private Placement Warrants are held by holders other than the initial stockholders thereof or their permitted transferees, the New DraftKings Private Placement Warrants will be redeemable by New DraftKings and exercisable by the holders on the same basis as the warrants included in the units sold in the initial public offering of DraftKings.
Pursuant to the warrant agreement, upon a redemption of the New DraftKings Private Placement Warrants, all holders of New DraftKings Private Placement Warrants who exercise such warrants will be required to exercise on a cashless basis. In such event, such holders of exercised warrants would pay the exercise price by surrendering their New DraftKings Private Placement Warrants for that number of shares of New DraftKings Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of New DraftKings Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the shares of New DraftKings Class A common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of New DraftKings Class A common stock for the ten trading days ending on the third (3rd) trading day prior to the date on which the notice of redemption is sent to the holders of warrants or the warrant agent, as applicable. The notice of redemption will contain the information necessary to calculate the number of shares of New DraftKings Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case.
Exclusive Forum
The charter will provide that, to the fullest extent permitted by law, unless New DraftKings otherwise consents in writing, the Eighth Judicial District Court of Clark County, Nevada (or if the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction, any other state district court located in the State of Nevada, and if no state district court in the State of Nevada has jurisdiction, any federal court located in the State of Nevada) will be the exclusive forum for any action or proceeding brought in the name or right of New DraftKings or on its behalf, any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of New DraftKings to New DraftKings or its stockholders, any action asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A, the charter or the bylaws, any action to interpret, apply, enforce or determine the validity of the charter or the bylaws or any action asserting a claim governed by the internal affairs doctrine. The exclusive forum provision will provide federal courts located in the State of Nevada as the forum for suits brought to enforce any duty or liability for which Section 27 of the Exchange Act establishes exclusive jurisdiction with the federal courts or any other claim for which the federal courts have exclusive jurisdiction.
Anti-Takeover Effects of Provisions of the Charter, the Bylaws and Applicable Law
Certain provisions of the charter, the bylaws and laws of the State of Nevada, where New DraftKings is incorporated, may discourage or make more difficult a takeover attempt that a New DraftKings stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for New DraftKings’ common stock. New DraftKings believes that the benefits of increased protection give it the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure New DraftKings and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares
The authorized but unissued shares of New DraftKings Class A common stock, New DraftKings Class B common stock and New DraftKings preferred stock will be available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of New DraftKings by means of a proxy contest, tender offer, merger or otherwise.
Dual Class Stock
As described above in “—Common Stock—Class A Common Stock —Voting Rights” and “—Common Stock Class B Common Stock—Voting Rights,” the charter will provide for a dual class common stock structure, which provides Mr. Robins with the ability to control the outcome of matters requiring New DraftKings stockholder approval, even though he owns significantly less than a majority of the shares of outstanding New DraftKings Class A common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of New DraftKings or its assets.
Number of Directors
The charter and bylaws will provide that, subject to any rights of holders of New DraftKings preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time pursuant to a resolution adopted by the New DraftKings Board or, from and after the time that Mr. Robins beneficially owns less than a majority of the voting power of the outstanding capital stock of New DraftKings, may be modified by the affirmative vote of at least two-thirds of the voting power of the outstanding capital stock of New DraftKings. The number of directors is currently fixed at 13.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The bylaws will establish advance notice procedures with respect to New DraftKings stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the New DraftKings Board or a committee of the New DraftKings Board. In order for any matter to be “properly brought” before a meeting, a New DraftKings stockholder will have to comply with advance notice requirements and provide New DraftKings with certain information. Generally, to be timely, a New DraftKings stockholder’s notice will need to be received at New DraftKings’ principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of New DraftKings stockholders. The bylaws will also specify requirements as to the form and content of a New DraftKings stockholder’s notice. At a meeting of the stockholders, the bylaws will allow the chairman of the meeting to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of New DraftKings.
Limitations on Stockholder Action by Written Consent
Nevada law permits stockholder action by written consent unless the corporation’s articles of incorporation or bylaws provide otherwise. Pursuant to Section 78.320 of the NRS, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, if, before or after the action, a written consent to such action is signed by the holders of outstanding stock having at least a majority of the voting power of all classes entitled to vote, or such different proportion that would be required for such an action at a meeting of the stockholders. The charter will provide that New DraftKings stockholder action by written consent will be permitted so long as Mr. Robins beneficially owns a majority of the voting power of the then-outstanding shares of New DraftKings capital stock. Once Mr. Robins no longer beneficially owns a majority of the voting power of the then-outstanding shares of New DraftKings capital stock, all New DraftKings stockholder actions will need to be taken at a meeting of New DraftKings stockholders.

Amendment of the Charter or the Bylaws
Nevada law provides generally that a resolution of the board of directors is required to propose an amendment to a corporation’s articles of incorporation and that the amendment must be approved by the affirmative vote of a majority of the voting power of all classes entitled to vote, as well as a majority of any class adversely affected. Nevada law also provides that the corporation’s bylaws, including any bylaws adopted by its stockholders, may be adopted, amended or repealed by the board of directors and that the power to adopt, amend or repeal the bylaws may be granted exclusively to the directors in the corporation’s articles of incorporation. The charter will provide that, except as otherwise provided by applicable law, amendments to the charter must be approved by (1) a majority of the combined voting power of all shares of New DraftKings capital stock entitled to vote, voting together as a single class, so long as shares representing a majority of the voting power of all of the then-outstanding shares of New DraftKings capital stock entitled to vote are beneficially owned by Mr. Robins or (2) two-thirds of the combined voting power of all shares entitled to vote, voting together as a single class, thereafter. The charter and the bylaws will provide that the bylaws may be amended or repealed by either the New DraftKings Board or by the affirmative vote of New DraftKings stockholders representing a majority of the voting power of all of the then-outstanding shares of New DraftKings capital stock entitled to vote, while Mr. Robins beneficially owns shares representing at least a majority of the voting power of New DraftKings capital stock, or, thereafter, by the affirmative vote of New DraftKings stockholders representing at least two-thirds or more of the voting power of New DraftKings capital stock.
Business Combinations
The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS generally prohibit a publicly traded Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of up to four years after the date of the transaction in which the person became an interested stockholder, unless the combination or transaction was approved by the board of directors before such person became an interested stockholder or the combination is approved by the board of directors, if within two years after the date in which the person became an interested stockholder, and is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% (for a combination within two years after becoming an interested stockholder) or a majority (for combinations between two and four years thereafter) of the outstanding voting power held by disinterested stockholders. Alternatively, a corporation may engage in a combination with an interested stockholder more than two years after such person becomes an interested stockholder if:
•
the consideration to be paid to the holders of the corporation’s stock, other than the interested stockholder, is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or the transaction in which it became an interested stockholder, whichever is higher, plus interest compounded annually, (b) the market value per share of common stock on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, less certain dividends paid or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher; and

•
the interested stockholder has not become the owner of any additional voting shares since the date of becoming an interested stockholder except by certain permitted transactions.

A “combination” is generally defined to include (i) mergers or consolidations with the “interested stockholder” or an affiliate or associate of the interested stockholder, (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with the interested stockholder or an affiliate or associate of the interested stockholder (a) having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (c) representing more than 10% of the earning power or net income (determined on a consolidated basis) of the corporation, (iii) any issuance or transfer of securities to the interested stockholder or an affiliate or associate of the interested stockholder, in one transaction or a series of transactions, having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation (other than under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to all stockholders of the corporation), (iv) adoption of a plan or proposal for liquidation or dissolution of the corporation with the interested stockholder or an affiliate or associate of the interested stockholder and (v) certain other transactions having the effect of increasing the proportionate share of voting securities beneficially owned by the interested stockholder or an affiliate or associate of the interested stockholder.
In general, an “interested stockholder” means any person who (i) beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) is an affiliate or associate of the corporation that beneficially owned, within two years prior to the date in question, 10% or more of the voting power of the then-outstanding shares of the corporation.
New DraftKings will opt out of these provisions in the charter until Mr. Robins ceases to beneficially own shares of New DraftKings common stock representing at least 15% of New DraftKings outstanding voting stock.
Control Share Acquisitions
The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its “control shares” of an issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its articles of incorporation or bylaws within 10 days of the acquisition. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offered to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds become “control shares,” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest, may cause the redemption of all of the control shares at the average price paid for such shares if the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.
New DraftKings will opt out of these provisions in the charter until Mr. Robins ceases to beneficially own shares of New DraftKings common stock representing at least 15% of New DraftKings outstanding voting stock. After such time, New DraftKings may opt out of the “control share” statute by amending the charter or the bylaws within 10 days of the acquisition, as provided by Nevada law.
Limitations on Liability and Indemnification of New DraftKings’ Officers and Directors
The charter will eliminate the liability of the officers and directors of New DraftKings to the fullest extent permitted by Nevada law. Nevada law provides that the directors and officers of New DraftKings will not be individually liable to New DraftKings, its stockholders or its creditors for any damages for any act or failure to act in the capacity of a director or officer other than in circumstances where both (i) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (ii) the act or failure to act of the director or officer is proven to have been a breach of his or her fiduciary duties as a director or officer and such breach is proven to have involved intentional misconduct, fraud or a knowing violation of law.
The charter and the bylaws will also provide for indemnification for the directors and officers of New DraftKings to the fullest extent permitted by Nevada law. New DraftKings will enter into indemnification agreements with each of its directors that will be, in some cases, broader than the specific indemnification provisions contained under Nevada law. The effect of these provisions is to restrict the rights of New DraftKings and the rights of its stockholders in derivative suits to recover any damages against a director for breach of fiduciary duties as a director, because a director will not be individually liable for acts or omissions, except where the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law, and the presumption that the director or officer acted in good faith, on an informed basis, and with a view to the interests of the corporation, has been rebutted.
These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.
New DraftKings is also expressly authorized to carry directors’ and officers’ insurance to protect New DraftKings’ directors, officers, employees and agents against certain liabilities.
The limitation of liability and indemnification provisions under Nevada law and the charter and the bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit New DraftKings and its stockholders. However, these provisions will not limit or eliminate New DraftKings’ rights, or those of any New DraftKings stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions will not alter the liability of directors under the federal securities laws. In addition, an investment in New DraftKings by a New DraftKings stockholder may be adversely affected in a class action or direct suit to the extent of the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
The foregoing provisions of the charter and the bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the New DraftKings Board and in the policies formulated by the New DraftKings Board and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce New DraftKings’ vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for New DraftKings’ shares and, as a consequence, they also may inhibit fluctuations in the market price of New DraftKings Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in New DraftKings management or delaying or preventing a transaction that might benefit New DraftKings stockholders.
Corporate Opportunities
In anticipation that Mr. Robins may engage in activities or lines of business similar to those in which New DraftKings engages, the charter will provide for, to the fullest extent permitted under Nevada law, the renouncement by New DraftKings of all interest and expectancy that New DraftKings otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to any director, stockholder, officer or agent of New DraftKings (or any affiliate thereof), other than an employee of New DraftKings or any of its subsidiaries. Specifically, no holder of shares of New DraftKings common stock, nor any non-employee director, of New DraftKings has any duty to refrain from engaging in the same or similar business activities or lines of business that New DraftKings does or otherwise competing with New DraftKings. In the event that any holder of shares of New DraftKings common stock or any director that is not an employee of New DraftKings or its subsidiaries acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and New DraftKings, that person will not have any duty to communicate or offer such corporate opportunity to New DraftKings and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person.
To the fullest extent permitted by Nevada law, no potential transaction or business opportunity may be deemed to be a potential corporate opportunity of New DraftKings or its subsidiaries unless (a) New DraftKings and its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with its charter, (b) New DraftKings and its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity and (c) such transaction or opportunity would be in the same or similar line of business in which New DraftKings and its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.
Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates
The charter will provide that any New DraftKings common stock or any other equity securities of New DraftKings, or securities exchangeable or exercisable for, or convertible into, such other equity securities of New DraftKings owned or controlled by a person whom the New DraftKings Board determines in good faith (following consultation with reputable outside gaming regulatory counsel) pursuant to a resolution adopted by the unanimous affirmative vote of all of the disinterested members of the New DraftKings Board (i) fails or refuses to file an application (or fails or refuses, as an alternative, to otherwise formally request from the relevant Gaming Authority a waiver or similar relief from filing such application) within 30 days (or such shorter period imposed by any gaming authority, including any extensions of that period granted by the relevant gaming authority, but in no event more than such original 30 days) after having been requested in writing and in good faith to file an application by New DraftKings (based on consultation with reputable outside gaming regulatory counsel), or has withdrawn or requested the withdrawal of a pending application (other than for technical reasons with the intent to promptly file an amended application following such withdrawal), to be found suitable by any gaming authority or for any gaming license when such finding of suitability or gaming license is required by gaming laws or gaming authorities for the purpose of obtaining a material gaming license for, or compliance with material gaming laws by New DraftKings “or any affiliated company”, (ii) is denied or disqualified from eligibility for any material gaming license by any gaming authority, (iii) is determined by a gaming authority in any material gaming jurisdiction to be unsuitable to own or control any equity interests, or be affiliated, associated or involved with a person engaged in gaming activities, (iv) is determined by a gaming authority to have caused, in whole or in part, any material gaming license of New DraftKings or any affiliated company to be lost, rejected, rescinded, suspended, revoked or not renewed by any gaming authority, or to have caused, in whole or in part, New DraftKings or any affiliated company to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any material gaming license (in each of  (ii) through (iv) above, only if such denial, disqualification or determination by a gaming authority is final and non-appealable), or (v) is reasonably likely to (1) preclude or materially delay, impede, impair, threaten or jeopardize any material gaming license held or desired in good faith to be held by New DraftKings or any affiliated company or New DraftKings’ or any affiliated company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any material gaming license held or desired in good faith to be held by New DraftKings or any affiliated company, or (2) cause or otherwise be reasonably likely to result in the imposition of any materially burdensome terms or conditions on any material gaming license held or desired to be held by New DraftKings or any affiliated company (each of such persons, referred to as an “Unsuitable Person”) or its affiliates will be subject to mandatory sale and transfer on the terms and conditions set forth in the charter to either New DraftKings or one or more third-party transferees (as will be further described in the charter) and in such number and class(es)/series as determined by the New DraftKings Board.
Any such sale or transfer will not occur until the later to occur of: (i) delivery to the Unsuitable Person of a copy of a resolution duly adopted by the unanimous affirmative vote of all of the disinterested members of the New DraftKings Board at a meeting thereof called and held for the purpose (after providing reasonable notice to such person and a reasonable opportunity for such person, together with their counsel, to be heard and to provide documents and written arguments), finding that the New DraftKings Board has determined in good faith (following consultation with reputable outside gaming regulatory counsel) that (A) such person is an Unsuitable Person and (B) it is necessary for such person or an affiliate of such person (as applicable) to sell and transfer such number and class(es)/series of equity interests in order for New DraftKings or an affiliated company to: (1) obtain, renew, maintain or prevent the loss, rejection, rescission, suspension, revocation or non-renewal of a material gaming license; (2) comply in any material respect with a material gaming law; (3) ensure that any material gaming license held or desired in good faith to be held by New DraftKings or any affiliated company, or New DraftKings’ or any affiliated company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any material gaming license held or desired in good faith to be held by New DraftKings or any affiliated company, is not precluded, delayed, impeded, impaired, threatened or jeopardized in any material respect; or (4) prevent the imposition of any materially burdensome terms or conditions on any material gaming license held or desired in good faith to be held by New DraftKings or any affiliated company, and specifying the reasoning for such determinations in reasonable detail, and (ii) conclusion of any arbitration process brought in accordance with the provisions of the charter.
Following (x) the determination of unsuitability by the New DraftKings Board and (y) if applicable, an arbitrator determining that such determinations were made in good faith by the New DraftKings Board, New DraftKings will deliver a transfer notice to the Unsuitable Person or its affiliate(s) and will purchase and/or cause one or more third-party transferees to purchase such number and class(es)/series of equity interests determined in good faith by the New DraftKings Board for the purchase price set forth in the transfer notice, which will be determined in accordance with the charter; provided that an Unsuitable Person or its affiliate(s) will be permitted, during the 45-day period commencing on the date of the transfer notice (or before a transfer notice is formally delivered), to effect and close a disposition of the number and class(es)/series of equity interests specified in the transfer notice (or a portion of them) to a person that the New DraftKings Board determines in good faith (following consultation with reputable outside gaming regulatory counsel) is not an Unsuitable Person, on terms agreed between the Unsuitable Person and such person, which we refer to as an “Alternate Private Transaction”.
At the closing of a sale and transfer other than an Alternate Private Transaction, (i) New DraftKings or the third-party transferee(s) (as applicable), will deliver the aggregate applicable purchase price for the equity interests being purchased by each of the foregoing by wire transfer of immediately available funds to the account specified in writing by the Unsuitable Person or an affiliate of such Unsuitable Person (as applicable) in the case of third-party transferees, by unsecured promissory note in the case of New DraftKings, or a combination of both in the case of New DraftKings in such proportion as it may determine in its sole and absolute discretion and (ii) the Unsuitable Person or affiliate thereof will deliver to New DraftKings or each such third-party transferee, such stock powers, assignment instruments and other agreements as are necessary or appropriate to fully convey all right, title and interest in and to the equity interests being purchased by each of the foregoing, free and clear of all liens and other encumbrances and to evidence the subordination of any promissory note if and only to the extent required by any debt obligations of New DraftKings (and to the minimum extent required pursuant to such subordination arrangement).
The charter will provide that, in the case of a sale and transfer to New DraftKings, from and after the transfer date and subject only to the right to receive the purchase price for such equity interests, the equity interests will be deemed no longer outstanding and the Unsuitable Person or any affiliate thereof will cease to be a New DraftKings stockholder, and all rights of such Unsuitable Person or any affiliate thereof, other than the right to receive the purchase price, will cease. In the case of an Alternate Private Transaction or a transfer to one or more third-party transferees, from and after the earlier to occur of: (i) the transfer date, in the case of a transfer to one or more such third-party transferees, or (ii) completion of an Alternate Private Transaction, subject only to the right to receive the purchase price for such Unsuitable Person’s equity securities, all rights and entitlements of the Unsuitable Person or any affiliates thereof will be terminated, including, without limitation, any such person will from such date no longer be entitled to: (i) receive any dividend, payment, distribution or interest with regard to the applicable equity interests which has been declared following such date or of which the due payment date according to the applicable declaration is following such date, other than the right to receive the purchase price or (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right (including, without limitation, observer and information rights) conferred by the underlying equity interests.
Further, to the extent that a sale and transfer to one or more third-party transferees is determined to be invalid or unenforceable for any reason, New DraftKings will be permitted to redeem or repurchase the equity interests owned or controlled by an Unsuitable Person or an affiliate thereof for the price and under the terms contemplated by the charter promptly following any such determination.
Stockholders’ Derivative Actions
Under Nevada law, any New DraftKings stockholders may bring an action in the name of New DraftKings to procure a judgment in its favor, also known as a derivative action, provided that the New DraftKings stockholder bringing the action was a holder of shares of New DraftKings common stock at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in a Nevada court. For further information, please read the section entitled “—Exclusive Forum” above.
Transfer Agent and Registrar
The transfer agent for the capital stock and warrants of New DraftKings will be Computershare Trust Company, N.A.

COMPARISON OF STOCKHOLDER RIGHTS
This section describes the material differences between the rights of DraftKings stockholders, GNOG stockholders and New DraftKings stockholders. This section does not include a complete description of all differences among the rights of DraftKings stockholders, GNOG stockholders and New DraftKings stockholders, nor does it include a complete description of the specific rights of these stockholders. Furthermore, the identification of some of the differences in the rights of these stockholders as material is not intended to indicate that other differences do not exist. You are encouraged to carefully read the relevant provisions of the NRS and DGCL, as well as the articles of incorporation and bylaws of DraftKings, the certificate of incorporation and bylaws of GNOG, and the charter and bylaws of New DraftKings. Copies of the articles of incorporation and bylaws of DraftKings are filed as exhibits to the Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 26, 2021, as amended by the Form 10-K/A filed with the SEC on May 3, 2021 and as further amended by the Form 10-K/A filed with the SEC on November 5, 2021, incorporated by reference into this joint information statement/prospectus. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 224 of this joint information statement/prospectus. This summary is qualified in its entirety by reference to (i) the articles of incorporation and bylaws of DraftKings and (ii) the forms of the charter and bylaws of New DraftKings, which will be in effect at the DraftKings merger effective time and are included as Annex E and Annex F, respectively, to this joint information statement/prospectus.
Explanatory Note Regarding the Comparison of Stockholder Rights
The rights of DraftKings stockholders are currently governed by the NRS, the amended and restated articles of incorporation of DraftKings and the amended and restated bylaws of DraftKings, which are referred to in this section as the DraftKings articles of incorporation and DraftKings bylaws, respectively.
The rights of GNOG stockholders are currently governed by the DGCL, the amended and restated certificate of incorporation of GNOG and the amended and restated bylaws of GNOG, which are referred to in this section as the GNOG certificate of incorporation and GNOG bylaws, respectively.
Upon completion of the mergers, the rights of DraftKings stockholders and GNOG stockholders, who will become New DraftKings stockholders in the mergers, will be governed by the NRS, the charter and bylaws of New DraftKings.
	DraftKings	GNOG	New DraftKings
Authorized Capital Stock	DraftKings is authorized to issue 2,100,000,000 shares of capital stock, consisting of (i) 900,000,000 shares of DraftKings Class A common stock, par value $0.0001 per share, (ii) 900,000,000 shares of DraftKings Class B common stock, par value $0.0001 per share, and (iii) 300,000,000 shares of preferred stock, par value $0.0001 per share.	GNOG is authorized to issue 271,000,000 shares of capital stock, consisting of (i) 1,000,000 preferred stock, par value $0.0001 per share, (ii) 220,000,000 shares of GNOG Class A common stock, par value $0.0001, and (iii) 50,000,000 shares of GNOG Class B common stock, par value $0.0001 per share.
New DraftKings will be authorized to issue 2,100,000,000 shares of capital stock, consisting of  (i) 900,000,000 shares of New DraftKings Class A common stock, par value $0.0001 per share, (ii) 900,000,000 shares of New DraftKings Class B common stock, par value $0.0001 per share, and (iii) 300,000,000 shares of preferred stock, par value $0.0001 per share.
Upon completion of the Transactions, including the mergers, it is expected that there will be approximately

	DraftKings	GNOG	New DraftKings
433,526,510 shares of New DraftKings Class A common stock and approximately 393,013,951 shares of New DraftKings Class B common stock outstanding. Following completion of the Transactions, including the mergers, New DraftKings is not expected to have any preferred stock outstanding.
Rights of Preferred Stock	The DraftKings articles of incorporation permit the DraftKings Board to fix for any class or series of preferred stock the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of DraftKings’ assets, which rights may be greater than the rights of the holders of DraftKings common stock.	The GNOG certificate of incorporation permits the GNOG Board to fix for any series of preferred stock the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions of each such series.	The charter will permit the New DraftKings Board to fix for any class or series of preferred stock the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of New DraftKings’ assets, which rights may be greater than the rights of the holders of New DraftKings common stock.
Number and Qualification of Directors	Subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors is fixed from time to time pursuant to a resolution adopted by the DraftKings Board, or, from and after the time that Mr. Robins beneficially owns less	Subject to the rights, if any, of holders of any series of preferred stock to elect directors, the number of directors is fixed from time to time by resolution of the GNOG Board or (i) by the holders of a majority of the voting power of the outstanding capital stock while Mr. Fertitta	Subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time pursuant to a resolution adopted by the New DraftKings Board, or, from and after the time that Mr. Robins beneficially

	DraftKings	GNOG	New DraftKings
	than a majority of the voting power of the outstanding capital stock of DraftKings, by the affirmative vote of at least two-thirds of the voting power of the outstanding capital stock of DraftKings. Directors need not be stockholders of DraftKings.	(together with the Fertitta Affiliates, as defined in the GNOG certificate of incorporation) beneficially owns a majority of the voting power of the outstanding capital stock and (ii) exclusively by resolution of the GNOG Board from and after the time that Mr. Fertitta (together with the Fertitta Affiliates) no longer beneficially owns a majority of the voting power of the capital stock.	owns less than a majority of the voting power of the outstanding capital stock of New DraftKings, by the affirmative vote of at least two-thirds of the voting power of the outstanding capital stock of New DraftKings. Directors need not be stockholders of New DraftKings.
Classification of the Board of Directors	The NRS permits a corporation to classify its board of directors into as many as four classes with staggered terms of office, where at least one-fourth of the directors must be elected annually. However, the DraftKings articles of incorporation does not provide for a classified board of directors, and thus all directors are elected each year for one-year terms.	The DGCL permits a corporation to classify its board of directors into as many as three classes with staggered terms of office, where at least one-third of the directors must be elected annually. However, the GNOG certificate of incorporation does not provide for a classified board of directors, and thus all directors are elected each year for one-year terms.	The NRS permits a corporation to classify its board of directors into as many as four classes with staggered terms of office, where at least one-fourth of the directors must be elected annually. However, the charter will not provide for a classified board of directors, and thus all directors will be elected each year for one-year terms.
Removal of Directors
The NRS requires the vote of the holders of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors. Furthermore, the NRS does not make a distinction between removals for cause and removals without cause.
The DraftKings articles of incorporation provides that any or all of the directors may be removed from office at any time with or without

The DGCL provides that, subject to certain exceptions, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
The GNOG certificate of incorporation provides that, subject to any rights of the holders of the GNOG preferred stock as provided thereunder, any or all of the directors may be removed from office with or without cause

The NRS requires the vote of the holders of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors. Furthermore, the NRS does not make a distinction between removals for cause and removals without cause.
The charter will provide that any or all of the directors may be removed from office at any time with or without cause by the affirmative

	DraftKings	GNOG	New DraftKings
	cause by the affirmative vote of the holders representing not less than two-thirds of the voting power of the then-outstanding shares of capital stock of DraftKings entitled to vote at an annual or special meeting duly noticed and called.	and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of GNOG entitled to vote generally in the election of directors, voting together as a single class.	vote of the holders representing not less than two-thirds of the voting power of the then-outstanding shares of capital stock of New DraftKings entitled to vote at an annual or special meeting duly noticed and called.
Voting	Holders of DraftKings Class A common stock are entitled to cast one vote per share of DraftKings Class A common stock, while holders of DraftKings Class B common stock are entitled to cast 10 votes per share of DraftKings Class B common stock. Generally, holders of all classes of DraftKings common stock vote together as a single class, and an action is approved by DraftKings stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast.	Holders of GNOG Class A common stock are entitled to one vote for each share of GNOG Class A common stock. Holders of GNOG Class B common stock are entitled to 10 votes for each share of GNOG Class B common stock; provided that, the voting power with respect to any shares of GNOG common stock held by Mr. Fertitta, LHGN Interestholder, FEI and their respective affiliates (which includes any person that is a member of the affiliated group (as defined in Section 1504 of the Code of corporations) of which FEI is the parent, and any other person that holds shares of GNOG common stock for which any specified person is treated as the beneficial owner, directly or indirectly), as a percentage of the voting power with respect to all shares of GNOG capital stock outstanding, shall not exceed 79.9%. In furtherance of the foregoing, the number of votes to which each share of GNOG Class B common stock is entitled shall automatically be	Holders of New DraftKings Class A common stock will be entitled to cast one vote per share of New DraftKings Class A common stock, while holders of New DraftKings Class B common stock will be entitled to cast 10 votes per share of New DraftKings Class B common stock. Generally, holders of all classes of New DraftKings common stock will vote together as a single class, and an action will be approved by New DraftKings stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors will be elected by a plurality of the votes cast.

	DraftKings	GNOG	New DraftKings
adjusted to the extent necessary for the voting power of all shares of GNOG common stock held by such person or group not to exceed 79.9%. Following the occurrence of a Sunset Event (as defined in the GNOG certificate of incorporation), holders of GNOG Class B common stock shall be entitled to one vote for each share of GNOG Class B common stock.
Cumulative Voting	The NRS provides that a corporation may grant stockholders cumulative voting rights for the election of directors in its articles of incorporation as long as certain procedures are followed; however, the DraftKings articles of incorporation do not authorize cumulative voting.	The DGCL provides that a corporation may grant stockholders cumulative voting rights for the election of directors in its certificate of incorporation; however, the GNOG certificate of incorporation does not provide for cumulative voting.	The NRS provides that a corporation may grant stockholders cumulative voting rights for the election of directors in its articles of incorporation as long as certain procedures are followed; however, the charter will not authorize cumulative voting.
Vacancies on the Board of Directors	Subject to the rights of holders of any series of preferred stock and the terms and conditions of the stockholders agreement, vacancies on the DraftKings Board and newly created directorships resulting from any increase in the authorized number of directors or from any other cause are to be filled by, and only by, a majority of the directors then in office, even though less than a quorum.	Subject to the rights of holders of any series of GNOG preferred stock, newly created directorships resulting from an increase in the number of directors and any vacancies on the GNOG Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders).	Subject to the rights of holders of any series of preferred stock and the terms and conditions of the stockholders agreement, vacancies on the New DraftKings Board and newly created directorships resulting from any increase in the authorized number of directors or from any other cause will be filled by, and only by, a majority of the directors then in office, even though less than a quorum.
Special Meeting of the Board of Directors	The DraftKings articles of incorporation provide that special meetings of the DraftKings Board may be called by the	The GNOG certificate of incorporation provides that special meetings of the GNOG Board (i) may be called, in writing, by the	The charter will provide that special meetings of the New DraftKings Board may be called by the chairperson, the chief executive officer,

	DraftKings	GNOG	New DraftKings
	chairperson, the chief executive officer, the president, or two or more directors (or the sole director, if applicable), in each case of DraftKings.	chairman of the GNOG Board or chief executive officer (if he or she is a director) and (ii) shall be called by chairman of the GNOG Board, chief executive officer (if he or she is a director) or secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be.	the president, or two or more directors (or the sole director, if applicable), in each case of New DraftKings.
Stockholder Action by Written Consent
The NRS provides that, unless the articles of incorporation or bylaws of a corporation provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the meeting, the holders of outstanding stock having at least a majority of the voting power of the capital stock of such corporation, or a different proportion of voting power if required for such action at the meeting, consent to the action in writing.
The DraftKings articles of incorporation provides that any action required or permitted to be taken by the stockholders of DraftKings may be effected by an action by written consent in lieu of a meeting with the approval of the holders of outstanding capital stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were

The DGCL provides that, unless otherwise provided in the certificate of incorporation of a corporation, any action required or permitted to be taken at any annual or special meeting of stockholders of a corporation, may be taken without a meeting, without prior notice, if a consent or consents setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation in the manner required thereunder.
The GNOG certificate of incorporation provides that any action required or permitted to be taken by the stockholders of GNOG may be effected by an action by written consent in lieu of a meeting with the approval of the holders of outstanding capital

The NRS provides that, unless the articles of incorporation or bylaws of a corporation provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the meeting, the holders of outstanding stock having at least a majority of the voting power of the capital stock of such corporation, or a different proportion of voting power if required for such action at the meeting, consent to the action in writing.
The charter will provide that any action required or permitted to be taken by the stockholders of New DraftKings may be effected by an action by written consent in lieu of a meeting with the approval of the holders of outstanding capital stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; however, from and after

	DraftKings	GNOG	New DraftKings
	present and voted; however, from and after the time that Mr. Robins beneficially owns less than a majority of the voting power of the capital stock of DraftKings, no action which is required to be taken or which may be taken at any annual or special meeting of stockholders of DraftKings may be taken by written consent without a meeting.	stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares of the capital stock entitled to vote thereon were present and voted; however, from and after the time that Mr. Fertitta (together with the Fertitta Affiliates, as defined in the GNOG certificate of incorporation) no longer beneficially owns a majority of the voting power of all outstanding shares of the capital stock of GNOG, no action which is required to be taken or which may be taken at any annual or special meeting of stockholders of GNOG may be taken by written consent without a meeting.	the time that Mr. Robins beneficially owns less than a majority of the voting power of the capital stock of New DraftKings, no action which is required to be taken or which may be taken at any annual or special meeting of stockholders of New DraftKings may be taken by written consent without a meeting.
Amendment of the Charter
The NRS provides generally that a resolution of the board of directors is required to propose an amendment to a corporation’s articles of incorporation and that the amendment must be approved by the affirmative vote of a majority of the voting power of all classes of DraftKings capital stock entitled to vote, as well as a majority of any class adversely affected.
Amendments to the DraftKings articles of incorporation must be approved by (1) a majority of the combined voting power of all shares entitled to vote, voting together as a single class, so long as shares representing a

Subject to certain exceptions, the DGCL generally permits amendment to the certificate of incorporation of a corporation from time to time in any respect and the board of directors of such corporation shall adopt a resolution setting forth the amendment proposed, declaring its advisability and either calling a special meeting of the stockholders entitled to vote thereon or directing that the amendment proposed be considered at the next annual meeting of the stockholders.
The GNOG certificate of incorporation provides that any alteration, amendment

The NRS provides generally that a resolution of the board of directors is required to propose an amendment to a corporation’s articles of incorporation and that the amendment must be approved by the affirmative vote of a majority of the voting power of all classes of New DraftKings capital stock entitled to vote, as well as a majority of any class adversely affected.
Amendments to the charter will need to be approved by (1) a majority of the combined voting power of all shares entitled to vote, voting together as a single class, so long as shares representing a majority of the voting

	DraftKings	GNOG	New DraftKings
	majority of the voting power of all of the then-outstanding shares of capital stock of DraftKings entitled to vote are beneficially owned by Mr. Robins or (2) at least two-thirds of the combined voting power of all shares entitled to vote, voting together as a single class, thereafter.	or repeal of the GNOG certificate of incorporation shall require the affirmative vote of (1) the holders of a majority of the voting power of GNOG capital stock while Mr. Fertitta (together with the Fertitta Affiliates, as defined in the GNOG certificate of incorporation) beneficially owns a majority of the voting power of GNOG capital stock and (2) at least two-thirds of the voting power of GNOG capital stock from and after the time that Mr. Fertitta (together with the Fertitta Affiliates, as defined in the GNOG certificate of incorporation) no longer beneficially owns a majority of the voting power of GNOG capital stock; provided that so long as both shares of GNOG Class A common stock and GNOG Class B common stock are outstanding, the GNOG certificate of incorporation shall not be amended, altered or repealed to adversely affect the relative rights or restrictions of either such class of GNOG common stock without affirmative vote of such holders of a majority of the voting power of the outstanding shares of each class of GNOG common stock, voting separately as a class.	power of all of the then-outstanding shares of capital stock of New DraftKings entitled to vote are beneficially owned by Mr. Robins or (2) at least two-thirds of the combined voting power of all shares entitled to vote, voting together as a single class, thereafter.
Amendment of the Bylaws	The DraftKings bylaws may be amended or repealed by the affirmative vote of a majority of the DraftKings Board or by	The GNOG bylaws may be adopted, amended, altered or repealed (i) by the GNOG Board upon the affirmative vote of a majority of the GNOG	The bylaws will provide that they may be amended or repealed by the affirmative vote of a majority of the New DraftKings Board or by

	DraftKings	GNOG	New DraftKings
	stockholders representing either a majority of the voting power of all of the then-outstanding shares of capital stock of DraftKings entitled to vote, so long as shares representing a majority of the voting power of all of the then-outstanding shares of capital stock of DraftKings entitled to vote are beneficially owned by Mr. Robins, or thereafter, by at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of DraftKings entitled to vote.	Board or (ii) by the stockholders upon the affirmative vote of (a) a majority of the voting power of all outstanding shares of capital stock of GNOG while Mr. Fertitta (together with the Fertitta Affiliates, as defined in the GNOG certificate of incorporation) beneficially owns a majority of the voting power of all outstanding shares of capital stock of GNOG and (b) at least two thirds of the voting power of all outstanding shares of capital stock of GNOG from and after the time that Mr. Fertitta (together with the Fertitta Affiliates, as defined in the GNOG certificate of incorporation) no longer beneficially owns a majority of the voting power of all outstanding shares of capital stock of GNOG.	stockholders representing either a majority of the voting power of all of the then-outstanding shares of capital stock of New DraftKings entitled to vote, so long as shares representing a majority of the voting power of all of the then-outstanding shares of capital stock of New DraftKings entitled to vote are beneficially owned by Mr. Robins, or thereafter, by at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of New DraftKings entitled to vote.
Quorum
Board of Directors. The DraftKings articles of incorporation provide that at all meetings of the DraftKings Board, a majority of the directors constitutes a quorum for the transaction of business.
Stockholders. The DraftKings articles of incorporation provide that the holders of a majority of the voting power of all shares of DraftKings capital stock issued and outstanding and entitled to vote constitute a quorum at all meetings of DraftKings stockholders for the transaction of business.
Board of Directors. At all meetings of the GNOG Board, a majority of directors constitute a quorum for the transaction of business. Stockholders. The holders of a majority of the voting power of all outstanding shares of capital stock of GNOG entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except when specified business is to be voted on by a class or series of GNOG common stock voting as a class, in which case the holders of shares representing at least a
Board of Directors. The charter will provide that at all meetings of the New DraftKings Board, a majority of the directors will constitute a quorum for the transaction of business.
Stockholders.   The charter will provide that the holders of a majority of the voting power of all shares of New DraftKings capital stock issued and outstanding and entitled to vote constitute a quorum at all meetings of New DraftKings stockholders for the transaction of business.

	DraftKings	GNOG	New DraftKings
majority of the voting power of the outstanding shares of such class or series of GNOG common stock shall constitute a quorum of such class or series for the transaction of such business.
Special Meetings of Stockholders
The NRS permits special meetings of stockholders to be called by the entire board of directors, any two directors or the president, unless a corporation’s articles of incorporation or bylaws provide otherwise.
The DraftKings articles of incorporation provide that, subject to the rights, if any, of the holders of any class or series of preferred stock then outstanding of DraftKings, special meetings of stockholders may be called at any time (a) by the chairman of the DraftKings Board or by the chief executive officer of DraftKings upon direction of the DraftKings Board pursuant to a resolution adopted by a majority of the entire DraftKings Board or by the holders of a majority of the voting power of the capital stock of DraftKings, so long as shares representing a majority of the voting power of all of the then-outstanding shares of capital stock of DraftKings entitled to vote are beneficially owned by Mr. Robins, and (b) thereafter, only by the chairman of the DraftKings Board or by the chief executive officer of DraftKings

The DGCL provides that special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
The GNOG certificate of incorporation provides that, subject to the rights of holders of any series of GNOG preferred stock, special meetings of stockholders of GNOG may be called at any time by (i) by the chairman of the GNOG Board, the chief executive officer of GNOG upon direction of the GNOG Board pursuant to a resolution adopted by a majority of the GNOG Board or by the holders of a majority of the voting power of the capital stock and (ii) at such time that Mr. Fertitta (together with the Fertitta Affiliates, as defined in the GNOG certificate of incorporation) no longer beneficially owns a majority of the voting power of the GNOG capital stock, only by the chairman of the GNOG Board or by the chief executive officer of GNOG upon direction of the GNOG Board pursuant to a resolution

The NRS permits special meetings of stockholders to be called by the entire board of directors, any two directors or the president, unless a corporation’s articles of incorporation or bylaws provide otherwise.
The charter will provide that, subject to the rights, if any, of the holders of any class or series of preferred stock then outstanding of New DraftKings, special meetings of stockholders may be called at any time (a) by the chairman of the New DraftKings Board or by the chief executive officer of New DraftKings upon direction of the New DraftKings Board pursuant to a resolution adopted by a majority of the entire New DraftKings Board or by the holders of a majority of the voting power of the capital stock of New DraftKings, so long as shares representing a majority of the voting power of all of the then-outstanding shares of capital stock of New DraftKings entitled to vote are beneficially owned by Mr. Robins, and (b) thereafter, only by the chairman of the New DraftKings Board or by the chief executive

	DraftKings	GNOG	New DraftKings
	upon the direction of the DraftKings Board pursuant to a resolution adopted by a majority of the entire DraftKings Board, and may not be called by any other person or persons.	adopted by a majority of the GNOG Board, and may not be called by any other person(s).	officer of New DraftKings upon the direction of the New DraftKings Board pursuant to a resolution adopted by a majority of the entire New DraftKings Board, and may not be called by any other person or persons.
Notice of Stockholder Meetings	The DraftKings articles of incorporation provide that whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner consistent with the NRS, of the meeting, which must state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purposes for which the meeting is called, must be given to, by a form of electronic transmission consented to, each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the DraftKings articles of incorporation or the DraftKings bylaws, notice will be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the	The GNOG bylaws provide that written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting (if such date of the meeting is different from the record date for determining stockholders entitled to notice of the meeting), shall be given in the manner specified in the GNOG bylaws to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by GNOG not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the DGCL. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business	The charter will provide that whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner consistent with the NRS, of the meeting, which will state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purposes for which the meeting is called, will be given to, by a form of electronic transmission consented to, each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the charter or the bylaws, notice will be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

	DraftKings	GNOG	New DraftKings
	stockholders entitled to notice of the meeting.	transacted at such meeting shall be limited to the matters so stated in GNOG’s notice of meeting (or any supplement thereto).
Stockholder Proposals (Other than Nominations of Persons for Election as Directors)
The DraftKings articles of incorporation provide that no business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in DraftKings’ notice of meeting delivered pursuant to the DraftKings bylaws, (ii) properly brought before the annual meeting by or at the direction of the DraftKings Board (or a committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder who is entitled to vote at the meeting, who complies with the notice procedures set forth in the DraftKings bylaws and who is a stockholder of record at the time such notice is delivered to the secretary of DraftKings.
The stockholder must (i) give timely notice thereof in proper written form to the secretary of DraftKings and (ii) the business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the secretary of DraftKings at the principal executive offices of DraftKings not less than 90 or more than 120 days before the meeting. The public announcement of an adjournment or

The GNOG bylaws provide that no business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in GNOG’s notice of meeting (or any supplement thereto) given by or at the direction of the GNOG Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the GNOG Board or (iii) otherwise properly brought before the annual meeting by any stockholder of GNOG (A) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice and (B) who complies with the notice procedures set forth therein.
For business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary and such business must otherwise be a proper matter for stockholder action. A stockholder’s notice to the secretary with respect to such business, to be timely, must be received by the secretary at the principal executive offices of GNOG not later than the close of business on the 90th day

The charter will provide that no business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in New DraftKings’ notice of meeting delivered pursuant to the bylaws, (ii) properly brought before the annual meeting by or at the direction of the New DraftKings Board (or a committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder who is entitled to vote at the meeting, who complies with the notice procedures set forth in the bylaws and who is a stockholder of record at the time such notice is delivered to the secretary of New DraftKings.
The charter will provide that the stockholder must (i) give timely notice thereof in proper written form to the secretary of New DraftKings and (ii) the business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the secretary of New DraftKings at the principal executive offices of New DraftKings not less than 90 or more than 120 days before the meeting. The public announcement of an

	DraftKings	GNOG	New DraftKings
	postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Additionally, the stockholder must provide information pursuant to the advance notice provisions in the DraftKings bylaws.	nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by GNOG.	adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Additionally, the stockholder must provide information pursuant to the advance notice provisions in the bylaws.
Stockholder Nominations of Persons for Election as Directors	The DraftKings articles of incorporation provide that nominations of persons for election to the DraftKings Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in DraftKings’ notice of such special meeting, may be made (i) by or at the direction of the DraftKings Board or (ii) by any stockholder of DraftKings (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice and on the record date for the determination of
The GNOG bylaws provide that nominations of persons for election to the GNOG Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to GNOG’s notice of meeting pursuant to the requirements under the GNOG bylaws.
Only persons who are nominated in accordance with the procedures specified in the GNOG bylaws shall be eligible for election as directors of GNOG, except as may be otherwise provided by the terms of one or more series of GNOG preferred stock with respect to the rights of
The charter will provide that nominations of persons for election to the New DraftKings Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in New DraftKings’ notice of such special meeting, will be made (i) by or at the direction of the New DraftKings Board or (ii) by any stockholder of New DraftKings (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice and on the record date for the determination of stockholders entitled to

DraftKings	GNOG	New DraftKings

stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in the DraftKings bylaws.
For a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of DraftKings. To be timely, a stockholder’s notice must be received by the secretary of DraftKings at the principal executive offices of DraftKings (i) in the case of an annual meeting, not later than the close of business not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting or, if the number of directors to be elected to the DraftKings Board is increased and the first public announcement naming all of the nominees for directors or specifying the size of the increased DraftKings Board is less than 100 days prior to the first anniversary of the preceding year’s annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the holders of one or more series of GNOG preferred stock to elect directors. Nominations of persons for election to the GNOG Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in GNOG’s notice of such special meeting, may be made (i) by or at the direction of the GNOG Board or (ii) by any stockholder of GNOG (A) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided thereunder and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth therein.
For a nomination to be made by a GNOG stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary. To be timely, a GNOG stockholder’s notice to the secretary must be received by the secretary at the principal executive offices of GNOG (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual vote at such meeting and (y) who complies with the notice procedures set forth in the bylaws.
The charter will provide that, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of New DraftKings. To be timely, a stockholder’s notice must be received by the secretary of New DraftKings at the principal executive offices of New DraftKings (i) in the case of an annual meeting, not later than the close of business not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting or, if the number of directors to be elected to the New DraftKings Board is increased and the first public announcement naming all of the nominees for directors or specifying the size of the increased New DraftKings Board is less than 100 days prior to the first anniversary of the preceding year’s annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on

	DraftKings	GNOG	New DraftKings
	date of the special meeting is first made by DraftKings. In no event does the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Additionally, the stockholder must provide information pursuant to the advance notice provisions in the DraftKings bylaws.	meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by GNOG; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by GNOG. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described therein.	which public announcement of the date of the special meeting is first made by New DraftKings. In no event will the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Additionally, the stockholder must provide information pursuant to the advance notice provisions in the bylaws.
Limitation of Liability of Directors and Officers	The NRS has a similar, but somewhat broader provision relative to the DGCL limiting or eliminating the individual liability of both directors and officers unless a corporation’s articles of incorporation provide for greater liability. Under the NRS, a	The DGCL permits corporations to include provisions in their certificates of incorporation eliminating monetary damages for a director for breaches of fiduciary duties, provided, that a corporation may not eliminate liability for a director’s breach of the	The NRS has a similar, but somewhat broader provision relative to the DGCL limiting or eliminating the individual liability of both directors and officers unless a corporation’s articles of incorporation provide for greater liability. Under the NRS, a

DraftKings	GNOG	New DraftKings

director or officer is not liable unless the presumption that such person acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted. In addition, there must be proof both that the act or failure to act constituted a breach of a fiduciary duty as a director or officer and that such breach involved intentional misconduct, fraud or a knowing violation of law, a more stringent burden than a breach of the duty of loyalty or deriving an improper personal benefit under the DGCL. In addition, the NRS provision permitting limitation of liability applies to both directors and officers and expressly applies to liabilities owed to creditors of the corporation. Furthermore, under the NRS, it is not necessary to adopt provisions in a corporation’s articles of incorporation limiting personal liability of directors as this limitation is provided by statute. Thus, the NRS provides broader protection from personal liability for directors and officers than the DGCL.
Under the DraftKings articles of incorporation and the DraftKings bylaws, no director or officer is personally liable to DraftKings or its stockholders or creditors for any damages as a result of any act or failure to act duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful dividends, stock purchases or redemptions, or for any transaction from which the director derived an improper personal benefit.
Under the GNOG certificate of incorporation, a director of GNOG shall not be personally liable to GNOG or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated his or her duty of loyalty to GNOG or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.

director or officer is not liable unless the presumption that such person acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted. In addition, there must be proof both that the act or failure to act constituted a breach of a fiduciary duty as a director or officer and that such breach involved intentional misconduct, fraud or a knowing violation of law, a more stringent burden than a breach of the duty of loyalty or deriving an improper personal benefit under the DGCL. In addition, the NRS provision permitting limitation of liability applies to both directors and officers and expressly applies to liabilities owed to creditors of the corporation. Furthermore, under the NRS, it is not necessary to adopt provisions in a corporation’s articles of incorporation limiting personal liability of directors as this limitation is provided by statute. Thus, the NRS provides broader protection from personal liability for directors and officers than the DGCL.
The charter and bylaws will provide that no director or officer will be personally liable to New DraftKings or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as

	DraftKings	GNOG	New DraftKings

in his or her capacity as a director or officer to the fullest extent permitted by Nevada law.
In addition, DraftKings renounces in the DraftKings articles of incorporation, any interest or expectancy to participate in specific or specified classes or categories of business opportunities, limiting certain types of claims against directors or officers for certain possible breaches of the duty of loyalty.

a director or officer to the fullest extent permitted by Nevada law.
In addition, New DraftKings will renounce in the charter, any interest or expectancy to participate in specific or specified classes or categories of business opportunities, limiting certain types of claims against directors or officers for certain possible breaches of the duty of loyalty.

Indemnification of Directors, Officers
The NRS generally permits a corporation to indemnify any director or officer who acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a non-derivative action involving a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful). Under the NRS, the person seeking indemnity may also be indemnified if he or she is not liable for his or her actions under Nevada law as described under “—Limitation of Liability of Directors and Officers” above.
The DraftKings articles of incorporation and the DraftKings bylaws provide that DraftKings will indemnify each current, former or prospective director, officer, employee or agent to the fullest extent permitted by Nevada law.
The DGCL permits a corporation to indemnify a person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding because such person is or was an officer, director, employee or agent of the corporation, or serves or served, at the request of the corporation, as director or officer of another entity. The DGCL permits a corporation to indemnify an officer, director, employee or agent for fines, judgments or settlements, as well as for expenses, in the context of actions other than derivative actions, if such person acted in good faith and reasonably believed that such person’s actions were in, or not opposed to, the best interests of the corporation and, in a criminal proceeding, if such person had no reasonable cause to believe that such person’s conduct was
The NRS generally permits a corporation to indemnify any director or officer who acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a non-derivative action involving a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful). Under the NRS, the person seeking indemnity may also be indemnified if he or she is not liable for his or her actions under Nevada law as described under “—Limitation of Liability of Directors and Officers” above.
The charter and bylaws will provide that New DraftKings will indemnify each current, former or prospective director, officer, employee or agent to the fullest extent permitted by Nevada law.

DraftKings	GNOG	New DraftKings
unlawful as described under “—Limitation of Liability of Directors and Officers” above. Indemnification against expenses incurred by a director or officer in connection with a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits or otherwise. A corporation may also indemnify a person made or threatened to be made a party to any threatened, pending or completed derivative action because such person was serving as a director, officer, employee or agent of the corporation, or was serving in such capacity in another entity at the request of the corporation, for expenses actually and reasonably incurred by such person in connection with the defense or settlement of such derivative action, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. In the case of such derivative suits, the corporation may not make any indemnification if such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery (or other court in which the action was brought) determines that such person is fairly and reasonably entitled to

	DraftKings	GNOG	New DraftKings

indemnify for such expenses that the relevant court deems proper.
The GNOG certificate of incorporation and the GNOG bylaws provide that GNOG is required to indemnify the current and former directors and officers of GNOG to the fullest extent authorized by the DGCL.

Dividends	The NRS provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or, (ii) except as otherwise specifically permitted by a corporation’s articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders. In making those determinations, the board of directors may consider financial statements prepared on the basis of accounting practices that are reasonable in the circumstances, a fair valuation, including, but not limited to, unrealized appreciation and depreciation, or any other method that is reasonable in the circumstances.
The DGCL permits the directors of a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Additionally, under the DGCL, a corporation must have lawfully available funds to declare and pay the dividend.
The GNOG certificate of incorporation provides that, subject to applicable law and the rights of the holders of any outstanding series of GNOG preferred stock, the holders of shares of GNOG Class A common stock shall be entitled to receive such dividends and other distributions (payable in cash,
The NRS provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or, (ii) except as otherwise specifically permitted by a corporation’s articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders. In making those determinations, the board of directors may consider financial statements prepared on the basis of accounting practices that are reasonable in the circumstances, a fair valuation, including, but not limited to, unrealized appreciation and depreciation, or any other method that is reasonable in the circumstances.

	DraftKings	GNOG	New DraftKings
	The DraftKings articles of incorporation provide that holders of DraftKings Class A common stock are entitled, on a per share basis, to such dividends and other distributions of cash, property, shares of capital stock or rights to acquire shares of capital stock of DraftKings as may be declared by the DraftKings Board from time to time with respect to DraftKings common stock out of assets or funds legally available therefor. Dividends will not be declared or paid on the DraftKings Class B common stock and holders of DraftKings Class B common stock will have no entitlement in respect of dividends thereon.	property or capital stock of GNOG) when, as and if declared thereon by the GNOG Board from time to time out of any assets or funds of GNOG legally available therefore and shall share equally on a per share basis in such dividends and distributions. The GNOG certificate of incorporation also provides that dividends and other distributions shall not be declared or paid on the shares of GNOG Class B common stock.	The charter will provide that holders of New DraftKings Class A common stock are entitled, on a per share basis, to such dividends and other distributions of cash, property, shares of capital stock or rights to acquire shares of capital stock of New DraftKings as may be declared by the New DraftKings Board from time to time with respect to New DraftKings common stock out of assets or funds legally available therefor. Dividends will not be declared or paid on the New DraftKings Class B common stock and holders of New DraftKings Class B common stock will have no entitlement in respect of dividends thereon.
Liquidation	The DraftKings articles of incorporation provide that, upon the liquidation, dissolution, distribution of assets or winding up of DraftKings, each holder of DraftKings Class A common stock is entitled to a pro rata distribution of the net assets, if any, available for distribution to holders of DraftKings common stock. Holders of DraftKings Class B common stock are not entitled to receive any distribution of DraftKings’ assets of whatever kind available until distribution has first been made to all holders of DraftKings Class A common stock.	The GNOG certificate of incorporation provides that, subject to applicable law and the rights, if any, of the holders of any outstanding series of GNOG preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of GNOG, after payment or provision for payment of the debts and other liabilities of GNOG, the holders of shares of GNOG Class A common stock shall be entitled to receive all the remaining assets of GNOG available for distribution to its stockholders, ratably in proportion to the number of shares of GNOG Class A common stock held by them. Holders of shares	The charter will provide that, upon the liquidation, dissolution, distribution of assets or winding up of New DraftKings, each holder of New DraftKings Class A common stock will be entitled to a pro rata distribution of the net assets, if any, available for distribution to holders of New DraftKings common stock. Holders of New DraftKings Class B common stock will not be entitled to receive any distribution of New DraftKings’ assets of whatever kind available until distribution has first been made to all holders of New DraftKings Class A common stock.

	DraftKings	GNOG	New DraftKings
of GNOG Class B common stock shall not be entitled to receive any assets of GNOG in the event of any voluntary or involuntary liquidation, dissolution or winding up of GNOG.
Supermajority Voting Provisions	The DraftKings articles of incorporation provide that amendments to certain provisions of the DraftKings articles of incorporation require the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of DraftKings once Mr. Robins beneficially owns shares of DraftKings capital stock representing less than a majority of the voting power of DraftKings capital stock. Prior to that time, amendments to those provisions require the affirmative vote of the holders of a majority of the voting power of the outstanding voting stock of DraftKings. In addition, removal of directors and changes to the number of directors requires the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of DraftKings in certain circumstances.	Amendments to certain provisions of the GNOG certificate of incorporation and the GNOG bylaws require the affirmative vote of at least two-thirds of the voting power of GNOG capital stock from and after the time that Mr. Fertitta (together with the Fertitta Affiliates, as defined in the GNOG certificate of incorporation) no longer beneficially owns a majority of the voting power of GNOG capital stock. Prior to that time, amendments to those provisions require the affirmative vote of a majority of the voting power of all the outstanding shares of the capital stock of GNOG.	Amendments to certain provisions of the charter will require the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of New DraftKings once Mr. Robins beneficially owns shares of New DraftKings capital stock representing less than a majority of the voting power of New DraftKings capital stock. Prior to that time, amendments to those provisions will require the affirmative vote of the holders of a majority of the voting power of the outstanding voting stock of New DraftKings. In addition, removal of directors and changes to the number of directors will require the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of New DraftKings in certain circumstances.
Anti-Takeover Provisions and Other Stockholder Protections	The anti-takeover provisions and other stockholder protections in the DraftKings articles of incorporation are identical to the provisions that will be included in the New DraftKings charter.	The GNOG certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. GNOG is	Please read the section entitled “Description of New DraftKings’ Common Stock—Anti-Takeover Effects of Provisions of the Charter, the Bylaws and Applicable Law” beginning on page 188

	DraftKings	GNOG	New DraftKings
	Please read the section entitled “Description of New DraftKings’ Common Stock—Anti-Takeover Effects of Provisions of the Charter, the Bylaws and Applicable Law” beginning on page 188 of this joint information statement/prospectus for further information regarding the anti-takeover provisions related thereto.	also subject to anti-takeover provisions under the DGCL, which could delay or prevent a change of control. These provisions are intended to avoid costly takeover battles, reduce GNOG’s vulnerability to a hostile change of control and enhance the ability of the GNOG Board to maximize stockholder value in connection with any unsolicited offer to acquire us.	of this joint information statement/prospectus for further information regarding the anti-takeover provisions related thereto.
Preemptive Rights	There are no preemptive rights relating to shares of DraftKings Class A common stock.	There are no preemptive rights relating to shares of GNOG capital stock.	There will be no preemptive rights relating to shares of New DraftKings Class A common stock.
Fiduciary Duties of Directors	The NRS require that directors and officers of Nevada corporations exercise their powers in good faith and with a view to the interests of the corporation. As a matter of law, under the NRS, directors and officers are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation in making business decisions. In performing such duties, directors and officers may exercise their business judgment through reliance on information, opinions, reports, financial statements and other financial data prepared or presented by corporate directors, officers or employees who are reasonably believed to be reliable and competent. Professional reliance may also be extended to legal counsel, public accountants, advisors, bankers or other	Under Delaware law, the standards of conduct for directors have developed through Delaware court case law. Generally, directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders. Members of a board of directors or any committee designated by the board of directors are similarly entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports and statements presented to the corporation by corporate officers, employees, committees of the board of directors or other persons as to matters such member reasonably believes are within such other person’s professional or expert competence, provided that such other person has been selected with reasonable care by or on	The fiduciary duties of directors of New DraftKings will be governed by the relevant provisions of the NRS, the material terms of which are summarized in the “DraftKings” column of this “Fiduciary Duties of Directors” section.

	DraftKings	GNOG	New DraftKings
	persons as to matters reasonably believed to be within their professional competence, and to the work of a committee (on which the particular director or officer does not serve) if the committee was established and empowered by the corporation’s board of directors, and if the committee’s work was within its designated authority and was about matters on which the committee was reasonably believed to merit confidence. However, directors and officers may not rely on such information, opinions, reports, books of account or similar statements if they have knowledge concerning the matter in question that would make such reliance unwarranted.	behalf of the corporation. Such appropriate reliance on records and other information protects directors from liability related to decisions made based on such records and other information.
Inspection of Books and Records	Inspection rights under the NRS are more limited relative to the DGCL. The NRS grants any person who has been a stockholder of record of a corporation for at least six months immediately preceding the demand, or any person holding, or thereunto authorized in writing by the holders of, at least 5% of all of its outstanding shares, upon at least five days’ written demand, the right to inspect in person or by agent or attorney, during usual business hours (i) the articles of incorporation and all amendments thereto, (ii) the bylaws and all amendments thereto and (iii) a stock
Under the DGCL, any stockholder may inspect a corporation’s books and records for a proper purpose.
The GNOG bylaws provide that its registered stockholders and the beneficial owners of such shares are entitled to inspect for any proper purpose the stock ledger and other books and records of GNOG.
Inspection rights for New DraftKings will be governed by the relevant provisions of the NRS, the material terms of which are summarized in the “DraftKings” column of this “Inspection of Books and Records” section.

DraftKings	GNOG	New DraftKings

ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively. A Nevada corporation may require a stockholder to furnish the corporation with an affidavit that such inspection is for a proper purpose related to his or her interest as a stockholder of the corporation.
In addition, the NRS grants certain stockholders the right to inspect the books of account and records of a corporation for any proper purpose. The right to inspect the books of account and all financial records of a corporation, to make copies of records and to conduct an audit of such records is granted only to a stockholder who owns at least 15% of the issued and outstanding shares of a Nevada corporation, or who has been authorized in writing by the holders of at least 15% of such shares. However, these requirements do not apply to any corporation that furnishes to its stockholders a detailed, annual financial statement or any corporation that has filed during the preceding 12 months all reports required to be filed pursuant to

	DraftKings	GNOG	New DraftKings
Section 13 or Section 15(d) of the Exchange Act.
Choice of Forum	The DraftKings articles of incorporation generally designate the Eighth Judicial District Court of Clark County, Nevada as the exclusive forum for any or all actions, suits, proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim, (a) brought in the name or right of DraftKings or on its behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of DraftKings to DraftKings or DraftKings’ stockholders; (c) arising or asserting a claim pursuant to any provision of NRS Chapters 78 or 92A or any provision of the DraftKings articles of incorporation or DraftKings bylaws; (d) to interpret, apply, enforce or determine the validity of the DraftKings articles of incorporation or DraftKings bylaws; or (e) asserting a claim governed by the internal affairs doctrine, subject to certain exceptions, to the fullest extent permitted by law.
Subject to certain exceptions specified therein, the GNOG certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any stockholder (including a beneficial owner) to bring
(i) any derivative action or proceeding brought on behalf of GNOG, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of GNOG to GNOG or GNOG’s stockholders, (iii) any action asserting a claim against GNOG, its directors, officers or employees arising pursuant to any provision of the DGCL or the GNOG certificate of incorporation or the GNOG bylaws, or (iv) any action asserting a claim against GNOG, its directors, officers or employees governed by the internal affairs doctrine. Unless GNOG consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
The charter will generally designate the Eighth Judicial District Court of Clark County, Nevada as the exclusive forum for any or all actions, suits, proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim, (a) brought in the name or right of New DraftKings or on its behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of New DraftKings to New DraftKings or New DraftKings’ stockholders; (c) arising or asserting a claim pursuant to any provision of NRS Chapters 78 or 92A or any provision of the charter or bylaws; (d) to interpret, apply, enforce or determine the validity of the charter or bylaws; or (e) asserting a claim governed by the internal affairs doctrine, subject to certain exceptions, to the fullest extent permitted by law.
NO DISSENTERS’ OR APPRAISAL RIGHTS
Delaware
Section 262 of the DGCL provides that stockholders have the right, in some circumstances, to dissent from a merger or consolidation and to instead demand payment of the fair value of their shares. Pursuant to Section 262 of the DGCL, stockholders of a constituent corporation in a merger or consolidation do not have rights to dissent or demand payment with respect to shares of any class or series of stock if, prior to the merger or consolidation, such shares of stock, or depositary receipts in respect thereof, are listed on a national securities exchange and such stockholders receive, in exchange for such shares pursuant to such merger or consolidation, shares of stock of a corporation that will be listed on a national securities exchange. Therefore, because the shares of GNOG Class A common stock are currently listed on the Nasdaq, a national securities exchange, and the stockholders of GNOG Class A common stock will receive, in connection with the GNOG merger, only shares of New DraftKings Class A common stock (i.e., shares of which will also be listed on the Nasdaq, a national securities exchange), holders of GNOG Class A common stock will not have rights under the DGCL to dissent from, or demand payment for their shares in connection with, the GNOG merger.
Further, while the shares of GNOG Class B common stock are not listed on any national securities exchange, under Section 262 of the DGCL, there is no such right of dissent or demand for payment for stockholders that vote in favor of or consent to a merger or consolidation. As the GNOG Written Consent was delivered in respect of the requisite shares of GNOG Class B common stock entitled to vote on such matters, the holders of GNOG Class B common stock do not have the right to dissent from, or demand payment for their shares in connection with, the GNOG merger.
Nevada
Under NRS 92A.300 to 92A.500, inclusive, under certain circumstances, stockholders of a Nevada corporation may be entitled to dissent from a transaction, and demand payment of the fair value of such stockholder’s shares, in the event of certain corporate actions, including a merger for which the approval of stockholders is required.
However, there is no such right of dissent for stockholders of a class or series of stock that is a “covered security” under Section 18(b)(1)(A) or (B) of the Securities Act. DraftKings Class A common stock is listed on the Nasdaq, a national securities exchange, meaning DraftKings Class A common stock is a “covered security” within the meaning of Section 18(b)(1)(A) of the Securities Act. Therefore, the holders of DraftKings Class A common stock will not have the right under the NRS to dissent from, or demand payment for their shares in connection with, the DraftKings merger.
Further, there is no such right of dissent for stockholders that vote in favor of transactions. As the DraftKings Written Consent was delivered in respect of all shares of DraftKings Class B common stock, the holders of DraftKings Class B common stock do not have the right under the NRS to dissent from, or demand payment for their shares in connection with, the DraftKings merger.

EXPERTS
DraftKings. The consolidated financial statements of DraftKings as at December 31, 2020 and 2019, and for the years ended December 31, 2020, 2019 and 2018, that have been incorporated by reference herein, have been audited by BDO USA, LLP , which we refer to as “BDO”, an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of SBTech (Global) Limited as at December 31, 2019 and 2018, and the related consolidated statements of comprehensive income, changes in shareholders’ equity, and cash flows for the years ended December 31, 2019, 2018 and 2017, incorporated by reference herein, have been audited by Ziv Haft, CPA (Isr.), which we refer to as “Ziv Haft”, a BDO Member Firm, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing. Ziv Haft’s report contains an explanatory paragraph regarding the impact of the novel coronavirus.
GNOG. The financial statements of GNOG as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, included in the registration statement in reliance upon the reports of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
LEGAL OPINIONS
The validity of the New DraftKings common stock to be issued in connection with the mergers will be passed upon for New DraftKings by Greenberg Traurig, LLP, Las Vegas, Nevada.
Sullivan and Cromwell LLP, New York, New York, counsel for DraftKings, and White & Case LLP, New York, New York, counsel for GNOG, will pass upon certain federal income tax consequences of the mergers for DraftKings and GNOG, respectively.

HOUSEHOLDING OF INFORMATION STATEMENT/PROSPECTUS MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements, proxy statements and annual reports with respect to two or more holders sharing the same address by delivering a single joint information statement/prospectus or annual report, as applicable, addressed to those holders. As permitted by the Exchange Act, only one copy of this joint information statement/prospectus is being delivered to holders residing at the same address, unless such holders have notified DraftKings or GNOG of their desire to receive multiple copies of this joint information statement/prospectus. This process, which is commonly referred to as “householding,” potentially provides extra convenience for holders and cost savings for DraftKings and GNOG.
If you want to receive separate copies of this joint information statement/prospectus, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact DraftKings or GNOG, as applicable.
You may request copies of this joint information statement/prospectus and any of the documents incorporated by reference into this joint information statement/prospectus or other information concerning DraftKings, without charge, by telephone or written request directed to:
Attention: Investor Relations
DraftKings Inc.
222 Berkeley Street, 5th Floor
Boston, Massachusetts 02116
(617) 986-6744
You may also request a copy of this joint information statement/prospectus or other information concerning GNOG, without charge, by telephone or written request directed to:
Attention: Investor Relations
Golden Nugget Online Gaming, Inc.
1510 West Loop South
Houston, Texas 77027
(713) 850-1010

WHERE YOU CAN FIND MORE INFORMATION
DraftKings and GNOG file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including both DraftKings and GNOG, which can be accessed at http://www.sec.gov. In addition, you may also access the SEC filings and obtain other information about DraftKings and GNOG through the websites maintained by DraftKings and GNOG, which are www.draftkings.com and www.gnoginc.com, respectively. Information contained on DraftKings’ or GNOG’s website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this joint information statement/prospectus or the registration statement of which it forms a part.
New DraftKings has filed a registration statement on Form S-4, which is referred to as the “registration statement”, under the Securities Act with the SEC with respect to New DraftKings’ common stock to be issued in the merger, of which this joint information statement/prospectus forms a part. This joint information statement/prospectus does not contain all of the information set forth in the registration statement, because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection as set forth above.
Statements contained in this joint information statement/prospectus, or in any document incorporated by reference into this joint information statement/prospectus, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows DraftKings to “incorporate by reference” into this joint information statement/prospectus documents that DraftKings files with the SEC, including certain information required to be included in the registration statement, of which this joint information statement/prospectus forms a part. This means that DraftKings can disclose important information to you by referring you to those documents. The information incorporated by reference into this joint information statement/prospectus is considered to be a part of this joint information statement/prospectus, and later information that DraftKings files with the SEC will update and supersede that information to the extent inconsistent therewith. DraftKings incorporates by reference the documents listed below and any documents filed by them pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of this joint information statement/prospectus and until the date that the offering of the New DraftKings Class A common stock is terminated and (ii) after the date of the initial registration statement and prior to effectiveness of the registration statement (excluding in each case any current reports on Form 8-K to the extent disclosure is furnished and not filed).
DraftKings Filings with the SEC (File No. 001-38908)	Period and/or Filing Date
Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A	Year ended December 31, 2020, as initially filed February 26, 2021, such Amendment No. 1, as filed May 3, 2021, and such Amendment No. 2, as filed November 5, 2021
Quarterly Report on Form 10-Q, as amended by Amendment No. 1 on Form 10-Q/A	Quarter ended March 31, 2021, as initially filed May 7, 2021, and such Amendment No. 1, as filed November 5, 2021
Quarterly Report on Form 10-Q, as amended by Amendment No. 1 on Form 10-Q/A	Quarter ended June 30, 2021, as initially filed August 6, 2021, and such Amendment No. 1, as filed November 5, 2021
Quarterly Report on Form 10-Q	Quarter ended September 30, 2021, as filed November 5, 2021
Definitive Proxy Statement on Schedule 14A	As filed March 19, 2021
Additionally, DraftKings incorporates by reference the audited financial statements of SBTech (including the notes related thereto) included in the prospectus, dated March 5, 2021 (Reg. No. 333-237693), filed by DraftKings with the SEC pursuant to Rule 424(b) under the Securities Act.

Notwithstanding the foregoing, information furnished by DraftKings on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this joint information statement/prospectus.
You may also request the documents incorporated by reference into this joint information statement/prospectus (other than certain exhibits or schedules to these documents) by requesting them in writing or by telephone at the following address: DraftKings Inc., 222 Berkeley Street, 5th Floor, Boston, Massachusetts 02116, Attention: Investor Relations, Telephone: (617) 986-6744.
You should rely only on the information contained in or incorporated by reference into this joint information statement/prospectus. No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this joint information statement/prospectus, and, if given or made by any person, such information must not be relied upon as having been authorized. This joint information statement/prospectus is dated December 9, 2021, and you should not assume that the information contained in this joint information statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this joint information statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this joint information statement/prospectus to stockholders of DraftKings or GNOG nor the issuance of New DraftKings common stock pursuant to the merger agreement will create any implication to the contrary.

INDEX TO FINANCIAL STATEMENTS
Golden Nugget Online Gaming, Inc.
Unaudited Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Golden Nugget Online Gaming, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Golden Nugget Online Gaming, Inc. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the three years in the period ended December 31, 2020, 2019 and 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Previously Issued Financial Statements
As disclosed in Note 2, the accompanying financial statements as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 have been restated to correct an error.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.
/s/ Marcum llp

Marcum llp
We have served as the Company’s auditor since 2020.
Melville, NY
March 31, 2021, except for the effects of the restatement discussed in Note 2 as to which the date is May 13, 2021

Golden Nugget Online Gaming, Inc.
Consolidated Balance Sheets
(In thousands, except par value and share amounts)
	December 31,
	2020	2019
	Restated
Assets
Cash and cash equivalents	$77,862	$846
Restricted cash	54,570	38,086
Accounts receivable – trade and other	6,372	4,894
Income taxes receivable	685	—
Other current assets	938	265
Total current assets	140,427	44,091
Property and equipment, net	606	720
Deferred tax assets	34,716	2,370
Other assets, net	2,976	24
Total assets	$178,725	$47,205
Liabilities and Stockholder’s Deficit
Liabilities
Accounts payable	$10,061	$3,908
Accrued salary and payroll taxes	2,946	1,976
Accrued gaming and related taxes	16,716	13,697
Payable to an affiliate	2,757	—
Interest payable	54	—
Deferred revenue – current	3,269	2,113
Current portion of long-term debt	—	74
Customer deposits	44,250	29,210
Total current liabilities	80,053	50,978
Long-term debt	141,727	—
Tax receivable agreement liability	23,334	—
Warrant derivative liabilities	176,359	—
Deferred revenue – long-term	5,821	4,612
Total liabilities	427,294	55,590
Commitments and contingencies (Note 12)
Redeemable non-controlling interests	617,607	—
Stockholders’ deficit
Preferred stock, $0.0001 par value, 1,000,000 authorized, no shares issued or outstanding
Class A common stock, $0.0001 par value, 220,000,000 shares authorized, 36,982,320 issued and outstanding	4	—
Class B common stock, $0.0001 par value, 50,000,000 shares authorized, 31,350,625 issued and outstanding	3	—
Additional paid-in capital	—	—
Accumulated deficit	(866,183)	(8,385)
Total stockholder’s deficit	(866,176)	(8,385)
Total liabilities and stockholder’s deficit	$178,725	$47,205
The accompanying notes are an integral part of these financial statements.

Golden Nugget Online Gaming, Inc.
Consolidated Statement of Operations
(In thousands, except per share amounts)
	Year Ended December 31,
	2020	2019	2018
	Restated
Revenues
Gaming	$79,919	$47,694	$38,827
Other	11,201	7,727	4,075
Total revenue	91,120	55,421	42,902
Costs and expenses
Labor	9,026	7,102	5,153
Gaming taxes	17,238	9,985	8,378
Royalty and licenses fees	10,128	5,875	4,530
Selling, general and administrative expense	25,909	14,687	12,840
Acquisition Transaction related expenses	4,137	—	—
Depreciation and amortization	190	135	126
Total costs and expenses	66,628	37,784	31,027
Operating income	24,492	17,637	11,875
Other expense
Interest expense, net	38,492	6	8
Gain on warrant derivatives	(39,586)	—	—
Other expense	25,384	—	—
Total other expense	24,290	6	8
Income before income taxes	202	17,631	11,867
Provision for income taxes	(7,651)	5,960	4,708
Net income	7,853	11,671	7,159
Net loss attributable to non-controlling interests	17,350	—	—
Net income attributable to GNOG	$25,203	$11,671	$7,159
Earnings (loss) per share:
Basic	$0.67	n/a	n/a
Diluted	$(0.42)	n/a	n/a
Weighted-average number of common shares outstanding:
Basic	36,982	n/a	n/a
Diluted	76,894	n/a	n/a
The accompanying notes are an integral part of these financial statements.

Golden Nugget Online Gaming, Inc.
Consolidated Statement of Changes in Stockholders’ Deficit
(In thousands)
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Note From Old GNOG Parent	Total Stockholder’s Deficit	Redeemable Non- controlling Interests
	Shares	Amount	Shares	Amount
Balance, December 31, 2017	—	$—	—	$—	$—	$(8,043)	$—	$(8,043)	$—
Net income	—	—	—	—	—	7,159	—	7,159	—
Dividend to parent of Old GNOG	—	—	—	—	—	(8,396)	—	(8,396)	—
Balance, December 31, 2018	—	—	—	—	—	(9,280)	—	(9,280)	—
Net income	—	—	—	—	—	11,671	—	11,671	—
Dividend to parent of Old GNOG	—	—	—	—	—	(10,776)	—	(10,776)	—
Balance, December 31, 2019	—	—	—	—	—	(8,385)	—	(8,385)	—
Net income prior to Acquisition Transaction	—	—	—	—	—	415	—	415	—
Note receivable from parent of Old GNOG	—	—	—	—	—	—	(288,000)	(288,000)	—
Contribution from parent of Old GNOG	—	—	—	—	—	18,712	(1,920)	16,792	—
Dividend to parent of Old GNOG	—	—	—	—	—	(30,542)	—	(30,542)	—
Acquisition Transaction recapitalization	36,982	4	31,351	3	61,385	(288,545)	289,920	62,767	(9,089)
Net income post Acquisition Transaction	—	—	—	—	—	24,788	—	24,788	(17,350)
Stock-based compensation	—	—	—	—	35	—	—	35	—
Adjustment of redeemable non-controlling interests to redemption value	—	—	—	—	(61,420)	(582,626)	—	(644,046)	644,046
Balance, December 31, 2020	36,982	$4	31,351	$3	$—	$(866,183)	—	(866,176)	617,607
The accompanying notes are an integral part of these financial statements.

Golden Nugget Online Gaming, Inc.
Consolidated Statement of Cash Flows
(In thousands)
	Year Ended December 31,
	2020	2019	2018
	Restated
Cash flows from operating activities
Net income	$7,853	$11,671	$7,159
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	190	135	126
Gain on warrant derivative	(39,586)	—	—
Stock-based compensation	35	—	—
Deferred tax expense	(10,050)	269	655
Amortization of debt issuance costs, discounts and other	11,808	—	—
Changes in assets and liabilities, net and other:
Accounts receivable – trade and other	(1,478)	(1,429)	(1,488)
Income taxes receivable	(685)	—	—
Other assets	(3,616)	(13)	(10)
Accounts payable	6,153	1,174	757
Accrued liabilities	4,258	8,876	1,835
Payable to an affiliate	2,757	—	—
Interest payable	54	—	—
Deferred revenue	2,365	(2,711)	6,952
Customer deposits	15,040	17,227	10,376
Net cash (used in) provided by operating activities	(4,902)	35,199	26,362
Cash flows from investing activities
Property and equipment additions	(59)	—	(73)
Net cash used in investing activities	(59)	—	(73)
Cash flows from financing activities
Proceeds from term loan, net of discount	288,000	—	—
Repayment of term loan	(150,000)	—	—
Note from parent of Old GNOG treated as a distribution in the recapitalization	(288,000)	—	—
Payment of equipment loans	(74)	(84)	(62)
Repayment of loan from parent of Old GNOG	—	—	(6,463)
Cash received in the Acquisition Transaction	270,366	—	—
Payment of debt issuance costs	(8,081)	—	—
Dividend to parent of Old GNOG	(30,542)	(10,776)	(8,396)
Contribution from parent of Old GNOG	16,792	—	—
Net cash provided by (used in) financing activities	98,461	(10,860)	(14,921)
Net increase in cash, cash equivalents and restricted cash	93,500	24,339	11,368
Cash, cash equivalents and restricted cash
Beginning of year	38,932	14,593	3,225
End of year	$132,432	$38,932	$14,593
Disclosure of cash, cash equivalents and restricted cash
Cash and cash equivalents	$77,862	$846	$42
Restricted cash	54,570	38,086	14,551
	$132,432	$38,932	$14,593
Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$26,713	$6	$8
Non-cash financing activities:
Property and equipment financed by note payable	$—	$30	$—
Accretion on note from parent of Old GNOG	$1,920	$—	$—
Warrant derivative liabilities recognized in the Acquisition Transaction	$215,945	$—	$—
The accompanying notes are an integral part of these financial statements.

Golden Nugget Online Gaming, Inc.
Notes to Consolidated Financial Statements
1. Nature of Operations and Recent Developments
Golden Nugget Online Gaming, Inc. (formerly known as Landcadia Holdings II, Inc. or “GNOG”, the “Company”, “we”, “our” or “us”) is an online gaming, or iGaming, and digital sports entertainment company focused on providing our customers with the most enjoyable, realistic and exciting online gaming experience in the market. We currently operate in New Jersey and Michigan where we offer patrons the ability to play their favorite casino games and bet on live-action sports events. We were one of the first online gaming operators to enter the New Jersey market in 2013 and we commenced operations in Michigan on January 22, 2021.
We are authorized by the New Jersey Division of Gaming Enforcement (“DGE”) and the Michigan Gaming Control Board (“MGCB”) to operate interactive real money online gaming in New Jersey and Michigan.
Acquisition Transaction
On December 29, 2020 (the “Closing Date”) we completed the acquisition of Golden Nugget Online Gaming, LLC (formerly known as Golden Nugget Online Gaming, Inc., or “Old GNOG”), a New Jersey limited liability company and wholly-owned subsidiary of GNOG Holdco (“GNOG LLC”). The acquisition was completed pursuant to the purchase agreement, dated June 28, 2020 by and among the Company, LHGN HoldCo, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of the Company (“Landcadia Holdco”), Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”), GNOG Holdings, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of LF LLC (“GNOG Holdco”), and GNOG LLC. The transactions contemplated by the Purchase Agreement are referred to herein as the “Acquisition Transaction.” The Acquisition Transaction was accounted for as a reverse recapitalization and the reported amounts from operations prior to the Acquisition Transaction are those of Old GNOG (See Note 4).
Following the Acquisition Transaction, we operate as an umbrella partnership C-corporation, or “Up-C,” meaning that substantially all of our assets are held indirectly through Golden Nugget Online Gaming LLC (“GNOG LLC”), our indirect subsidiary, and our business is conducted through GNOG LLC.
Covid-19
During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions around the world, accelerating during the last half of March 2020, as federal, state and local governments react to the public health crisis. The direct impact on us is primarily through an increase in new patrons utilizing online gaming due to closures of land-based casinos and suspensions, postponement and cancellations of major sports seasons and sporting events, although sports betting accounted for less than 1% of our revenues for 2020. Land based casinos reopened in July with significant restrictions, which eased over time. However, virus cases began to increase and capacity restrictions were reinstituted. As a result, the ultimate impact of this pandemic on our financial and operating results is unknown and will depend, in part, on the length of time that these disruptions exist and the subsequent behavior of new patrons after land-based casinos reopen fully.
A significant or prolonged decrease in consumer spending on entertainment or leisure activities could have an adverse effect on the demand for the Company’s product offerings, reducing cash flows and revenues, and thereby materially harming the Company’s business, financial condition and results of operations. In addition, a recurrence of COVID-19 cases or an emergence of additional variants or strains could cause other widespread or more severe impacts depending on where infection rates are highest. As steps taken to mitigate the spread of COVID-19 have necessitated a shift away from a traditional office environment for many employees, the Company has business continuity programs in place to ensure that employees are safe and that the business continues to function with minimal disruptions to normal work operations while employees work remotely. The Company will continue to monitor developments relating to disruptions and uncertainties caused by COVID-19.
2. Restatement of Previously Issued Financial Statements
The consolidated financial statements for the year ended December 31, 2020 included in the Original 10-K, filed March 31, 2021, have been restated to reflect the fair value of our warrant derivative liabilities, which were initially recorded as a component of equity. We recently evaluated the terms of our warrants and determined such warrants should be classified as a liability measured at fair value, with the changes in fair value each period reported in earnings in accordance with GAAP. Volatility in our Common Stock may result in significant changes in the value of the derivatives and resulting gains and losses on our statement of operations. As of December 29, 2020, the closing date of the Acquisition Transaction, the value of the public warrants and sponsor warrants was $109.6 million and $106.3 million, respectively. Subsequently we adjusted the liability to fair value at December 31, 2020 and recorded a gain on warrant derivatives of $39.6 million in on our statement of operations. As of December 31, 2020 the fair value of our warrant derivative liabilities totaled $176.4 million.
The following table summarizes the effect of the restatement on each financial statement line item, as indicated (in thousands, except per share amounts):
	As Previously Reported	Adjustment	As Restated
Balance Sheet as of December 31, 2020
Warrant derivative liabilities	$—	$176,359	$176,359
Total liabilities	$250,935	$176,359	$427,294
Accumulated deficit	$(689,824)	$(176,359)	$(866,183)
Total stockholder’s deficit	$(689,817)	$(176,359)	$(866,176)
Statement of Operations as of December 31, 2020
Gain on warrant derivatives	$—	$(39,586)	$(39,586)
Total other expense	$63,876	$(39,586)	$24,290
Income (loss) before income taxes	$(39,384)	$39,586	$202
Net income (loss)	$(31,733)	$39,586	$7,853
Net income (loss) attributable to GNOG	$(14,383)	$39,586	$25,203
Income (loss) per share attributable to GNOG:
Basic	$(0.40)	$1.07	$0.67
Diluted	$(0.47)	$0.05	$(0.42)
3. Summary of Significant Accounting Policies
Basis of Presentation and Use of Estimates
The acquisition of Old GNOG has been accounted for as a reverse recapitalization. Under this method of accounting, Old GNOG was treated as the acquirer for financial reporting purposes. Therefore, the consolidated financial statements included herein reflect (i) the historical operating results of Old GNOG prior to the Acquisition Transaction, (ii) our combined results following the Acquisition Transaction, (iii) the assets, liabilities and accumulated deficit of Old GNOG at their historical amounts, and (iv) our equity and earnings per share presented for the period from the Closing Date through the end of the year.
These audited consolidated financial statements include all the accounts of GNOG and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. The financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period reported. Management utilizes estimates, including, but not limited to, the useful lives of assets and inputs used to calculate the tax receivable agreement liability. Actual results could differ from those estimates.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Partnership has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Partnership, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Partnership’s consolidated financial statements with another company which is neither an emerging growth company nor an emerging growth company, which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.
Concentrations Related to Credit Risk
Financial instruments that potentially subject us to concentrations of credit risk consist primarily of operating cash and cash equivalents and cash reserved for users. The Company maintains separate accounts for cash and cash reserved for users in two financial institution. Some amounts exceed federally insured limits. Management believes all financial institutions holding our cash are of high credit quality and we do not believe we are subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.
Segment Reporting
Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as one operating segment.
Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents include cash on accounts and cash on hand. We consider short-term, highly liquid investments that have an original maturity of three months or less to be cash equivalents. Amounts held in financial institutions are in excess of FDIC insurance limits. We have not experienced any losses in such account and believe we are not exposed to any significant risks on our cash in bank accounts.
Restricted cash represents required amounts on hand that generally represent the amount of players’ funds on deposit in their wagering accounts.
Accounts Receivable
Receivables consist of amounts due from third party payment processors and online gaming operators. As of December 31, 2020, and 2019, there were $4.7 million and $3.3 million, respectively, due from gaming operators. Receivables are reviewed for collectability based on historical collection experience and specific review of individual accounts. Receivables are written off when they are deemed to be uncollectible. For the years ended December 31, 2020 and 2019 there was no allowance for doubtful accounts. Accounts receivables are non-interest bearing and are initially recorded at cost. Amounts written off totaled $0.4 million, $0.2 million and $0.1 million for the years ended December 31, 2020, 2019 and 2018, respectively.
Customer Deposits
Customer deposits are liabilities that relate to amounts due to players and online betting operators and are required to be maintained to comply with regulatory requirements. The amounts due to players consist of customer deposits, plus bonuses converted to cash, plus winning wagers, less losing wagers, and less player withdrawals. We separately track amounts due to players and per certain regulatory requirements must maintain a balance equal to or greater than amounts due as restricted cash.
Property and Equipment, net
Property and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method over the estimated useful life of the asset. Leasehold improvements depreciation is computed over the shorter of the lease term or estimated useful life of the asset. Additions and improvements are capitalized, while repairs and maintenance are expensed as incurred. Useful lives of each asset class are as follows:
Computer equipment and software	3 – 5 years
Furniture and fixtures	5 years
Leasehold improvements	Lesser of the lease terms or the estimated useful lives of the improvements, generally 1 – 10 years
Warrant Derivative Liabilities
In accordance with ASC 815-40, Derivatives and Hedging: Contracts in an Entities Own Equity, entities must consider whether to classify contracts that may be settled in its own stock, such as warrants, as equity of the entity or as an asset or liability. If an event that is not within the entity’s control could require net cash settlement, then the contract should be classified as an asset or a liability rather than as equity. We have determined because the terms of public warrants include a provision that entitles all warrant holders to cash for their warrants in the event of a qualifying cash tender offer, while only certain of the holders of the underlying shares of common stock would be entitled to cash, our public warrants are classified as a liability measured at fair value, with changes in fair value each period reported in earnings.
The sponsor warrants contain provisions that change depending on who holds the warrant. If the sponsor warrants are held by someone other than the initial purchasers or their permitted transferees, the sponsor warrants will be redeemable by us and exercisable by such holders on the same basis as the public warrants. This feature precludes the sponsor warrants from being indexed to our common stock, and thus the warrants are classified as a liability measured at fair value, with changes in fair value each period reported in earnings.
Volatility in the value of the public warrants and private may result in significant changes in the value of the derivatives and resulting gains and losses on our statement of operations.
As of December 29, 2020, the closing date of the Acquisition Transaction, the value of the public warrants and sponsor warrants was $109.6 million and $106.3 million, respectively. Subsequently we adjusted the liability to fair value at December 31, 2020 and recorded a gain on warrant derivatives of $39.6 million in our statement of operations. As of December 31, 2020 the fair value of our warrant derivative liabilities totaled $176.4 million.
Financial Instruments and Fair Value
Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, there exists a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level 1	Unadjusted quoted market prices for identical assets or liabilities;
Level 2	Quoted market prices for identical assets or liabilities in an active market that have been adjusted for items such as effects of restrictions for transferability and those that are not quoted but are observable through corroboration with observable market data, including quoted market prices for similar assets or liabilities; and

Level 3	Unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.
This hierarchy requires us to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.
The carrying value of certain of our assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and certain accrued liabilities approximates their fair value due to the short-term nature of such instruments.
Our public warrants and sponsor warrants are carried at fair value as of December 31, 2020. The public warrants are valued using level 1 inputs and the sponsor warrants are valued using level 3 inputs. The fair value of the sponsor warrants is estimated using a modified version of the Black-Scholes option pricing formula for European calls. Specifically, we assumed a term for the sponsor warrants equal to the contractual term from the expected business combination date. We then discounted the resulting value to the valuation date using a risk-free interest rate. Significant level 3 inputs used to calculate the fair value of the sponsor warrants include the share price on the valuation date, expected volatility, expected term and the risk-free interest rate.
The following provides a reconciliation of our warrant derivative liabilities measured at fair value on a recurring basis (in thousands):
	December 31, 2020
	Level 1	Level 3	Total
Balance at closing of the Acquisition Transaction	$109,633	$106,312	$215,945
Gain on warrant derivatives	(14,758)	(24,828)	(39,586)
Ending balance	$94,875	$81,484	$176,359
The following table provides qualitative information regarding our level 3 fair value measurements:
	December 29, 2020 (Closing Date)	December 31, 2020
Stock price	$25.49	$19.70
Strike price	$11.50	$11.50
Public warrant price	$10.40	$9.00
Term (in years)	5.00	4.99
Volatility	65.0%	75.0%
Risk-free rate	0.37%	0.36%
Dividend yield	0.0%	0.0%
Fair value of warrants	$18.07	$13.85
The fair value of our long-term debt is determined by Level 1 measurements based on quoted market prices. The fair value and carrying value of our long-term debt as of December 31, 2020 was $171.0 million and $145.0 million, respectively.
Revenue and Cost Recognition
We recognize revenue for services when the services are performed and when we have no substantive performance obligations remaining. Online real money gaming revenues are recognized as the aggregate net difference between gaming wins and losses and are recorded as gaming revenue in the accompanying statements of operations, with liabilities recognized for funds deposited by customers before gaming play occurs. We report 100% of wins as revenue and our content provider’s share is reported in costs and expenses.
Jackpots, other than the incremental progressive jackpots, are recognized at the time they are won by customers. We accrue the incremental progressive jackpots as the progressive games are played, and the progressive jackpot amount increases, with a corresponding reduction to gaming revenues. Free play and other incentives to customers related to internet gaming play are recorded as a reduction of gaming revenue.
We are contracted to manage multi-year market access agreements with online gaming operators that are authorized to operate real money online gaming and sports betting in New Jersey, for which we receive royalties and cost reimbursement. Initial fees received for the market access agreements and prepaid guaranteed minimum royalties are deferred and recognized over the term of the contract as the performance obligations are satisfied.
Gaming Taxes
We incur gaming taxes, which are determined by each jurisdiction in which we operate, and are generally based on a percentage of gross gaming revenues (“GGR”) minus applicable deductions. We record a liability for gaming taxes payable as accrued gaming and related taxes in our consolidated balance sheets.
Advertising
Advertising costs are expensed as incurred during such year and are recorded as selling, general and administrative expense in our accompanying statements of operations. Advertising expenses were $17.5 million, $9.3 million and $8.2 million, in 2020, 2019 and 2018, respectively.
Stock-Based Compensation
We record compensation expense over the requisite service period for all stock-based compensation based on the grant date fair value of the award. The expense is included in selling, general and administrative expense in our statements of operations. As we have limited historical experience, our policy is to account for forfeitures of share-based compensation awards as they occur.
Income Taxes
We were subject to a tax sharing agreement with certain affiliates prior to the December 29, 2020 closing date of the Acquisition Transaction and we recognized tax assets and liabilities associated with temporary differences on a separate return basis in accordance with GAAP. Following the consummation of the Acquisition Transaction, we operate as an Up-C, meaning that substantially all of our assets are held indirectly through Golden Nugget Online Gaming LLC (“GNOG LLC”), our indirect subsidiary, and our business is conducted through GNOG LLC.
We follow the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are realized or liabilities are settled. A valuation allowance reduces deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.
We use a recognition threshold of more-likely-than-not, and a measurement attribute for all tax positions taken or expected to be taken on a tax return, in order to be recognized in the financial statements. Accordingly, we report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense.
Adopted Accounting Pronouncements
In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement.” This update modifies fair value measurement disclosure requirements including (i) removing certain disclosure requirements such as the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, (ii) modifying certain disclosure requirements, and (iii) adding certain disclosure requirements such as changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period. The amendments in this update are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. Adoption of this standard did not materially impact our financial statements.
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” This guidance requires recognition of most lease liabilities on the balance sheet to give investors, lenders, and other financial statement users a more comprehensive view of a company’s long-term financial obligations, as well as the assets it owns versus leases. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2021, and for interim periods within annual periods after December 15, 2022. In July 2018, the FASB issued ASU 2018-11 making transition requirements less burdensome. The standard provides an option to apply the transition provisions of the new standard at its adoption date instead of at the earliest comparative period presented in the Company’s financial statements. We are currently evaluating the impact that this guidance will have on our financial statements as well as the expected adoption method. We do not believe the adoption of this standard will have a material impact on our financial statements.
In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments”, as additional guidance on the measurement of credit losses on financial instruments. The new guidance requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable supportable forecasts. In addition, the guidance amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The new guidance is effective for all public companies for interim and annual periods beginning after December 15, 2019, with early adoption permitted for interim and annual periods beginning after December 15, 2018. In October 2019, the FASB approved a proposal which grants smaller reporting companies additional time to implement FASB standards on current expected credit losses (CECL) to January 2023. As a smaller reporting company, we will defer adoption of ASU No. 2016-13 until January 2023. We are currently evaluating the impact this guidance will have on our consolidated financial statements.
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes-Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company is currently evaluating the timing of adopting this guidance and the impact of adoption on its financial position, results of operations and cash flows.
4. Acquisition Transaction
The Acquisition Transaction was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded and we were determined to be the “acquired” company for accounting purposes. For accounting purposes, the Acquisition Transaction was treated as the equivalent of Old GNOG issuing stock for the net assets of Landcadia Holdings II, Inc., accompanied by a recapitalization. The net assets of Landcadia Holdings II, Inc. were stated at historical cost, with no goodwill or other intangible assets recorded. Reported amounts from operations prior to the Acquisition Transaction are those of Old GNOG.
The aggregate consideration for the transaction was (i) $313.5 million payable in 31,350,625 Landcadia Holdco Class B Units (the “Class B Units”) and 31,350,625 shares of Class B common stock, (ii) Closing Cash Consideration in an amount of $30.0 million and (iii) the repayment of $150.0 million, representing one-half of the existing principal amount owed by Old GNOG under the Credit Agreement, together with related prepayment premium in an amount of approximately $24.0 million, as well as related expenses and accrued and unpaid interest in an amount of approximately $4.9 million.
The Class B common stock carries 10 votes per share, provided that the voting power of the shares held by Mr. Fertitta and his affiliates will be subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%.

The Class B Units represent a 45.9% economic interest in Landcadia Holdco that have no voting rights and that are redeemable, together with an equal number of Class B common stock, for either 31,350,625 shares of Class A common stock or an equal value of cash based on the average of the volume-weighted closing price of our Class A common stock for the ten trading days immediately prior to and including the date the redemption notice is provided. The cash redemption is at our option through a vote of our independent directors. Mr. Fertitta, directly or indirectly, will have 79.9% of the voting power of our capital stock and therefore will control the election of the board of directors, including the independent directors and therefore we have accounted for these Class B Units as redeemable non-controlling interests outside of permanent equity in our consolidated balance sheets.
Upon closing, we entered into the Tax Receivable Agreement with LF LLC as additional consideration. The Tax Receivable Agreement generally provides for the payment by us to LF LLC of 85% of certain tax benefits that we actually realize or are deemed to realize from the use of certain tax attributes in periods after the closing of the transaction. We will retain the tax benefit, if any, of the remaining 15% of these tax attributes.
The following represents the aggregate cash, equity and other consideration (in thousands):
Rollover equity issued at closing	31,351
Value per unit of rollover equity(1)	$10.00
Total equity consideration	$313,510
Plus: Cash consideration	$30,000
Plus: GNOG debt repayment	150,000
Plus: Debt repayment fees and accrued interest	28,975
Plus: Tax receivable agreement	23,334
Total cash, equity and other consideration	$545,819

(1)
Equity consideration is calculated using a $10.00 reference price. The closing share price on the date of the consummation of the transaction was $25.49. As the transaction was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

In connection with the Acquisition Transaction, we incurred direct and incremental acquisition related expenses of approximately $4.1 million, consisting of legal professional fees and other one-time expenses included in acquisition related expenses in the consolidated statement of operations for the year ended December 31, 2020.
5. Revenues from Contracts with Customers
Effective January 1, 2018, we adopted Accounting Standards Codification (“ASC”) Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method. This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, collaborative arrangements and financial instruments. Under ASC 606, an entity recognizes revenue when it transfers control of the promised goods or services to its customer, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. If control transfers to the customer over time, an entity selects a method to measure progress that is consistent with the objective of depicting its performance.
In determining the appropriate amount of revenue to be recognized as we fulfill our obligations under the agreement, the following steps must be performed at contract inception: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) we satisfy each performance obligation.

Online Gaming
Our revenues are principally derived from real money online gaming, which includes both online casino wagering and online sports wagering. Gaming revenue is recognized at the conclusion of each wager or contest and is measured as the aggregate net difference between gaming wins and losses and is recorded as gaming revenue in the accompanying statements of operations.
Online casino wagering offerings typically include games similar to those available in land-based casinos. Online casino wagering involves a player placing a wager on a game of chance such as a virtual slot machine or a virtual table game such as blackjack. Online sports wagering involves a player placing a wager on a particular outcome of a sporting event at some fixed odds. For both online casino and online sports wagering, in the event the player wins on a settled result, we pay out the bet.
Jackpots, other than the incremental progressive jackpots, are recognized at the time they are won by customers. We accrue the incremental progressive jackpots as the progressive games are played, and the progressive jackpot amount increases, with a corresponding reduction to casino revenues. Free play and other incentives to customers related to internet gaming play are recorded as a reduction of casino gaming revenue.
Market Access Agreements
We have been contracted to manage multi-year market access agreements with online gaming operators that are authorized to operate online casino wagering and online sports betting, for which we receive royalties. Initial fees received for the market access agreements and prepaid guaranteed minimum royalties are deferred and recognized over the term of the contract as the performance obligations are satisfied.
We generally receive monthly royalties that can be fixed amounts or based on a percentage of Net Gaming Revenues (as defined) (“NGR”), and in some cases we receive upfront minimum royalty payments for specified contract periods. Royalties owed by the customer in excess of these minimum royalty amounts are collected as earned. Some contracts call for a one-time non-refundable market access fee to be paid at the inception of the contract.
Live Dealer Studio Broadcast License Agreements
We have been contracted to manage multi-year live studio broadcast license agreements with authorized online gaming operators that provide for the use of the live table games that are broadcast from our studio at the Golden Nugget in Atlantic City, New Jersey. We receive royalties from the online gaming operators using the studio based on a percentage of GGR. We also offer some “private tables” for which we receive a flat monthly fee in addition to a percentage of GGR and or a share of costs.
Reimbursable Revenue
We receive partial or pro-rated reimbursements from our partners for the annual upfront initial or renewal permit fees charged by gaming authorities, other gaming related costs and expenses and certain specifically designated personnel costs incurred in connection with fulfilling our contracts. Such reimbursable revenue is variable and subject to uncertainty, as the amounts received and timing thereof is dependent on factors outside of our influence. Accordingly, reimbursable revenue is fully constrained and not included in the total transaction price until the uncertainty is resolved, which typically occurs when the related costs are incurred on behalf of a customer.
Loyalty Programs
We have established promotions and a player’s club to encourage repeat business from frequent and active online gaming patrons. Members earn points based on gaming activity and such points can be redeemed for cash and free play into the patron’s online gaming account. The incentives earned by customers under these programs are based on their past play and represent separate performance obligations. Player club points generally expire within ninety days of patron inactivity.

As player’s club points earned can be redeemed for cash, we defer 100% of the cash converted point balance as they are earned and record a reduction to casino gaming revenue.
Deferred revenue liabilities from contracts related to our loyalty program included in accrued gaming and related taxes in our accompanying balance sheets was $46 thousand and $25 thousand as of December 31, 2020 and 2019, respectively.
Disaggregation of Revenue
The following table summarizes revenues from our contracts disaggregated by revenue generating activity contained therein for the years ended December 31, 2020, 2019 and 2018 (in thousands):
	Year Ended December 31,
	2020	2019	2018
Gaming	$79,919	$47,694	$38,827
Market access and live dealer studio	8,753	5,903	2,615
Reimburseables	2,448	1,824	1,460
Total revenue	$91,120	$55,421	$42,902
Gaming revenue and reimbursable revenue is recognized at a point in time, while market access and live studio revenue are earned over time.
Contract Balances
Accounts receivable are recognized when the right to consideration becomes unconditional based upon contractual billing schedules. Payment terms on invoiced amounts are payable upon receipt. Contract liabilities include payments received for initial set-up fees and upfront guaranteed minimum royalty fees, which are allocated to the overall performance obligation and recognized ratably over the initial term of the contract.
The following table provides information about receivables, contract assets and contract liabilities related to contracts with customers (in thousands):
	December 31,
	2020	2019
Receivables, which are included in “Accounts receivable – trade and other”	$4,703	$3,264
Contract liabilities(1)	$(9,136)	$(6,750)

(1)
As of December 31, 2020, includes $3.3 million recorded as deferred revenue—current, $46 thousand of loyalty program liability recorded as accrued gaming and related taxes and $5.8 million recorded as deferred revenue—long-term in our consolidated balance sheets. As of December 31, 2019, includes $2.1 million recorded as deferred revenue, $25 thousand of loyalty program liability recorded as accrued gaming and related taxes and $4.6 million recorded as deferred revenue in long-term liabilities in our consolidated balance sheets.

Significant changes in contract assets and contract liabilities balances during 2020 and 2019 are as follows (in thousands):
	Year ended December 31,
	2020	2019
Decrease due to recognition of revenue	$2,854	$2,712
Increase due to cash received, excluding amounts recognized as revenue	$5,240	$—
Transaction Price Allocated to the Remaining Performance Obligation
The following table includes estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of December 31, 2020. The estimated revenue does not include amounts of variable consideration that are constrained (in thousands):

Year Ending December 31,
2021	$3,327
2022	2,633
2023	1,433
2024	571
2025	322
Thereafter	850
Total	$9,136
6. Property and Equipment
Property and equipment are comprised of the following (in thousands):
	December 31,
	2020	2019
Leasehold improvements	$544	$533
Furniture, fixtures and equipment	613	565
	1,157	1,098
Less – accumulated depreciation	(551)	(378)
	$606	$720
We review the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. The recoverability of assets is measured by comparison of the estimated future undiscounted cash flows associated with the asset to the carrying amount of the asset. If such assets are considered to be impaired, an impairment charge is recorded in the amount by which the carrying amount of the assets exceeds fair value using Level 3 measurements.
7. Accrued Liabilities
Accrued gaming and related taxes are comprised of the following (in thousands):
	December 31,
	2020	2019
Gaming related, excluding taxes	$10,046	$9,556
Taxes, other than payroll and income taxes	6,670	4,141
	$16,716	$13,697

8. Long-term Debt
Long-term debt is comprised of the following (in thousands):
	December 31,
	2020	2019
$150.0 million term loan, LIBOR + 12.0% (floor 1.0%), interest only due October 4, 2023	$150,000	$—
Equipment note	74
Less: Deferred debt issuance costs	(3,233)	—
Less: Unamortized discount	(5,040)	—
Total debt, net of unamortized debt issuance costs and discounts	141,727	74
Less: Current portion	—	(74)
Long-term debt	$141,727	$—
On April 28, 2020, we entered into a term loan credit agreement that is guaranteed by our indirect parent, comprised of a $300.0 million interest only term loan due October 4, 2023. Net proceeds received from the term loan of $288.0, net of original issue discount, were sent to the parent of Old GNOG, who issued Old GNOG a note receivable due October 2024 in the same amount, with substantially similar terms as the credit agreement (see Note 13). The note receivable from the parent of Old GNOG was accounted for as contra-equity, similar to a subscription receivable, however in the reverse recapitalization recorded in connection with the Acquisition Transaction, the note receivable from our indirect parent was accounted for as a distribution to the parent of Old GNOG, reducing retained earnings. The term loan was issued at a 4% discount. The term loan bears interest at the London Interbank Offered Rate (“LIBOR”) plus 12%, with a 1% floor, and interest payments are made quarterly. The term loan is secured by the note receivable which effectively, but indirectly provides pari passu security interest with the Golden Nugget, LLC senior secured credit facility.
In connection with the Acquisition Transaction, we repaid $150.0 million of the $300.0 million term loan and incurred a prepayment premium of $24.0 million, which along with other related fees and expenses was expensed as other expense in our consolidated statement of operations. Additionally, we expensed $3.3 million in deferred debt issuance costs and $5.0 million in unamortized discount as interest expense in our consolidated statement of operations.
The term loan credit agreement contains certain negative covenants including restrictions on incurring additional indebtedness or liens, liquidation or dissolution, limitations on disposal of assets and paying dividends. The term loan credit agreement also contains a make-whole provision that is in effect through April 2022. The prepayment premium under the make-whole provision is calculated as (A) the present value of (i) 100% of the aggregate principal amount of the term loan prepaid, plus (ii) all required remaining scheduled interest payments through April 2022, minus (B) the outstanding principal amount being prepaid. We have completed a tender offer in connection with the Acquisition Transaction for $150.0 million of the term loans at 116%, which represented a $24.0 million premium to face value. This premium, along with related fees and expenses for the tender offer were expensed as other expense in our consolidated statements of operations for the year ended December 31, 2020.

9. Income Taxes
The provision for income taxes for the years ended December 31, 2020, 2019 and 2018 is summarized as follows (in thousands):
	December 31,
	2020	2019	2018
Current:
Federal	$275	$3,315	$2,381
State	2,124	2,376	1,672
Total current income taxes	$2,399	$5,691	$4,053
Deferred:
Federal	$(6,680)	$19	$985
State	(3,370)	250	(330)
Total deferred income taxes	(10,050)	269	655
Provision for income taxes	$(7,651)	$5,960	$4,708
The effective income tax rate for the years ended December 31, 2020, 2019 and 2018, differs from the federal statutory rate as follows:
	December 31,
	2020	2019	2018
Income tax at statutory rate	21.0%	21.0%	21.0%
Non-taxable gain on warrant derivatives	(4,115.4)%	—
Loss attributable to non-controlling interest	1,808.4%	—	—
State tax expense	(837.1)%	12.1%	8.4%
Non-deductible expenses	50.0%	—	—
Change in tax rate	—	—	9.2%
Changes in unrecognized tax benefits	(714.5)%	0.7%	1.1%
Effective tax rate	(3,787.6)%	33.8%	39.7%
Deferred tax assets and liabilities as of December 31, 2020 and 2019 are comprised of the following (in thousands):
	December 31,
	2020	2019
Deferred tax assets:
Investment in GNOG, LLC	$96,934	$—
Excess business interest expense	4,965	—
Net operating loss	203	—
Accruals and other	—	2,428
Deferred tax assets, prior to valuation reserve	102,102	2,428
Valuation allowance	(67,386)	—
Deferred tax assets, net of valuation reserve	34,716	2,428
Deferred tax liabilities:
Property and other	—	(58)
Net deferred tax asset	$34,716	$2,370

The changes to unrecognized tax benefits, excluding interest and penalties that we recognize as a component of income tax expense is as follows (in thousands):
	December 31,
	2020	2019	2018
Balance at beginning of year	$2,829	$2,960	$2,960
Additions for current year tax positions	—	—	—
Reductions for prior year tax positions	(2,829)	(131)	—
Balance at end of year	$—	$2,829	$2,960
As of December 31, 2020, we do not have any unrecognized tax benefits. As of December 31, 2019, we had approximately $2.8 million of unrecognized tax benefit and $0.5 million of penalties and interest. The reduction in unrecognized tax benefits is the result of a tax accounting method change that was filed during 2020 that put us on the proper method, allowing for a full reversal of the historical liability, including penalties and interest.
We are subject to income taxes in U.S. federal and state jurisdictions. We have concluded all U.S. federal income tax matters for years through 2016. Our tax returns for the calendar years 2017 and 2018 are currently under examination by the Internal Revenue Service, but there have not been any material issues identified at this time.
10. Stock-based Compensation
In 2020, we adopted the Golden Nugget Online Gaming, Inc. 2020 Incentive Award Plan (the “2020 Plan”) providing for common stock-based awards to employees, non-employee directors and consultants. The 2020 Plan permits the granting of various types of awards, including awards of nonqualified stock options, ISOs, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, other cash-based awards, dividend equivalents, and/or performance compensation awards or any combination of the foregoing. The 2020 Plan provides for an aggregate of 5,000,000 shares of Class A common stock to be delivered; provided that the total number of shares that will be reserved, and that may be issued, under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of shares equal to one percent (1%) of the total outstanding shares of Class A common stock on the last day of the prior calendar year. Restricted stock and restricted stock units may be granted for no consideration other than prior and future services. The purchase price per share for stock options may not be less than the market price of the underlying stock on the date of grant. As of December 31, 2020, approximately 3,965,000 shares were available for future awards.
A summary of compensation cost recognized for stock-based payment arrangements is as follows (in thousands):
	Year Ended December 31,
	2020	2019	2018
Compensation cost recognized:
Restricted stock units	$35	$—	$—
	$35	$—	$—
We have granted 4 to 5-year time vested restricted stock unit awards where each unit represents the right to receive, at the end of a vesting period, one share of our Class A common stock with no exercise price. The fair value of restricted stock unit awards was determined based on the fair market value of our shares on the grant date. As of December 31, 2020, there was $26.3 million of total unrecognized compensation cost related to unvested restricted stock unit awards. This cost is expected to be recognized over a weighted-average period of 2.1 years.

A summary of the status of our restricted stock unit awards and of changes in our restricted stock unit awards outstanding for the year ended December 31, 2020 is as follows:
	Shares	Weighted Average Grant-Date Fair Value Per Share
Outstanding at January 1, 2020	—	$—
Granted	1,035,000	25.49
Vested and converted	—	—
Forfeited/expired	—	—
Outstanding at December 31, 2020	1,035,000	$25.49
None of these restricted stock units were vested as of December 31, 2020.
11. Stockholder’ Deficit and Earning (Loss) per Share
Stockholders’ Deficit
Acquisition Transaction
Immediately prior to the closing of the Acquisition Transaction, there were 31,625,000 shares of Landcadia Holdings II, Inc. Class A common stock issued and outstanding and 7,906,250 shares of Class B common stock held by Landcadia Holdings II, Inc.’s co-sponsors, Fertitta Entertainment, Inc. and Jefferies Financial Group Inc. (“JFG”). On December 29, 2020, in connection with the Acquisition Transaction, JFG forfeited 2,543,750 shares of their Class B common stock and the remainder of the Class B common stock converted into Class A common stock of the post-combination company on a one-for-one basis. Additionally, 5,180 stockholders elected to have their shares redeemed in connection with the Acquisition Transaction.
Common Stock
As of December 31, 2020, we had 36,982,320 shares of Class A common stock, par value $0.0001, outstanding of a total of 220,000,000 shares authorized. Holders of Class A common stock are entitled to cast one vote per share of Class A common stock and will share ratably if and when any dividend is declared.
As of December 31, 2020, we had 31,350,625 shares of Class B common stock, par value $0.0001, outstanding of a total of 50,000,000 shares authorized. There is no public market for our Class B common stock. New shares of Class B common stock may be issued only to, and registered in the name of, Mr. Fertitta or his affiliates (including all successors, assigns and permitted transferees) (collectively, the “Permitted Class B Owners”). We may not issue additional shares of Class B common stock other than in connection with the valid issuance of Landcadia Holdco Class B Units in accordance with the A&R HoldCo LLC Agreement to any Permitted Class B Owner. For so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of Class A common stock outstanding as of the Closing and (ii) shares of Class A common stock that were issued upon exchange of the Landcadia Holdco Class B Units held by Mr. Fertitta and his affiliates as of the Closing (the “Sunset Event”), holders of Class B common stock are entitled to cast 10 votes per share of Class B common stock. The voting power of the shares held by Mr. Fertitta and his affiliates is subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of our common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. To the extent Mr. Fertitta and his affiliates exchange Landcadia Holdco Class B Units (and a corresponding number of shares of Class B common stock have been cancelled), the number of votes per share of each remaining share of Class B common stock will increase, up to 10 votes per share. In no event will the shares of Class B common stock have more than 10 votes or less than 1 vote per share. Once Mr. Fertitta and his affiliates cease to beneficially own 30% or more of the total number of (i) shares of Class A common stock outstanding as of the Closing and (ii) shares of Class A common stock that were issued upon exchange of the Landcadia Holdco Class B Units held by Mr. Fertitta and his affiliates as of the closing, the holders of the shares of Class B common stock will be entitled to one (1) vote per share. Holders of Class B common stock will not participate in any dividend declared by the board of directors. Beginning 180 days after the closing of the Acquisition Transaction, each holder of Class B Units will be entitled to cause Landcadia Holdco to exchange all or a portion of its Class B Units (upon the surrender of a corresponding number of shares of Class B common stock) for either one share of Class A common stock or, or at our election, in its capacity as the sole managing member of Landcadia Holdco, the cash equivalent of the market value of one share of Class A common stock.
Dividends
During the years ended December 31, 2020, 2019 and 2018, we made dividend payments of $30.5 million $10.8 million and $8.4 million, respectively to the parent of Old GNOG.
Warrants
As of December 31, 2020, we had 10,541,667 public warrants outstanding. Each public warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Under the terms of the warrant agreement, we may call the warrants for redemption: (i) in whole and not in part; (ii) at a price of $0.01 per warrant; (iii) upon not less than 30 days’ prior written notice of redemption to each warrant holder; and (iv) if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 value per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.
As of December 31, 2020, we had 5,883,333 sponsor warrants outstanding. Each sponsor warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The sponsor warrants were not transferable, assignable or salable until 30 days after the completion of the Acquisition Transaction and they are non-redeemable so long as they are held by the initial purchasers of the sponsor warrants or their permitted transferees. If the sponsor warrants are held by someone other than the initial purchasers or their permitted transferees, the sponsor warrants will be redeemable by us and exercisable by such holders on the same basis as the public warrants. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the public warrants except that the sponsor warrants may be exercised on a cashless basis.
Redeemable Non-Controlling Interests
In connection with the Acquisition Transaction, 31,350,625 Landcadia Holdco Class B Units were issued to LF LLC, representing 45.9% economic interest with no voting rights. Beginning 180 days after the closing of the Acquisition Transaction, the holder of the Class B Units is entitled to redeem all or a portion of such Class B Units to be settled in cash or shares of Class A Common Stock and as such, these Class B Units are classified as temporary equity in accordance with ASC 480-10-S99-3A and represent a non-controlling interest. The non-controlling interest has been adjusted to redemption value as of December 31, 2020 in accordance with paragraph 15 option b of ASC 480-10-S99-3A. This measurement adjustment results in a corresponding adjustment to shareholders’ deficit through adjustments to additional paid-in capital and retained earnings. The redemption value of the Class B Units was $617.6 million on December 31, 2020. The redemption value is calculated by multiplying the 31,350,625 Class B Units by the $19.70 trading price of our Class A common stock on December 31, 2020.
Concurrent with future redemptions of the Class B Units, an equal number of shares of the Class B common stock will be cancelled.

Earnings (Loss) per Share
Numerator:	Closing Date Through December 31, 2020
Net income	$7,853
Less: Net income prior to the acquisition transaction	(415)
Less: Net loss attributable to non-controlling interests	17,350
Net income post Acquisition Transaction attributable to Class A common shares – basic	$24,788
Less: Gain on warrant derivatives	(39,586)
Add: Net loss post Acquisition Transaction attributable to non-controlling interests	(17,350)
Net loss post Acquisition Transaction attributable to Class A common shares – diluted	$(32,148)
Denominator:
Weighted average shares outstanding – Class A common stock – basic	36,982
Weighted average shares outstanding – Warrants	8,561
Weighted average shares outstanding – Class B Units redeemed	31,351
Weighted average shares outstanding – diluted	76,894
Earnings (loss) per share:
Basic	$0.67
Diluted	$(0.42)
No earnings (loss) per share are presented for periods preceding the Acquisition Transaction as only the Class B common shares would have been outstanding in historical periods pursuant to the reverse recapitalization and the Class B common shares do not participate our income or loss. Restricted stock units totaling 1,035,000 and were excluded from the computation as inclusion in the period presented would have been anti-dilutive.
12. Commitments and Contingencies
Leases with Affiliates
In connection with the Acquisition Transaction, GNOG LLC entered into office leases with GNAC and Golden Nugget respectively, or their respective affiliates (collectively, the “Office Leases”). The Office Leases provide for annual rent payments of $88,128 for the office space leased in Houston, Texas and $24,252 for the office space leased in Atlantic City, New Jersey, subject to an increase of 10% for any renewal term and market rent increases in the event that GNOG LLC requires the use of additional office space during the term thereof. However, any amounts actually paid by GNOG LLC under the Trademark License Agreement and the A&R Online Gaming Operations Agreement (see Note 13) will be credited against GNOG LLC’s rent obligations under the Office Leases. Consequently, we paid no rent expenses pursuant to these leases during the year ended December 31, 2020. Each Office Lease will have a term of five years. In connection with any renewal of the term of the A&R Online Gaming Operations Agreement (see Note 13), GNOG LLC has an option to renew each Office Lease for the lesser of (i) five years or (ii) the length of the renewed term of the A&R Online Gaming Operations Agreement. Each Office Lease may be terminated by GNOG LLC or the respective landlord upon six months’ notice.

Assuming no amounts are paid under the Trademark License Agreement and the A&R Online Gaming Operations Agreement, future minimum lease payments are as follows (in thousands):
Year Ending December 31,
2021	$112
2022	112
2023	112
2024	112
2025	84
Total	$532
Other Contractual Obligations and Contingencies
We have entered into a number agreements for advertising, licensing, market access, technology, and other services. Certain of these agreements have early termination rights that, if exercised, would reduce the aggregate amount of such payable under these commitments. As of December 31, 2020, future minimum payments under these contracts that are non-cancelable are as follows (in thousands):
Year Ending December 31,
2021	$12,479
2022	4,300
2023	2,800
2024	3,400
2025	16,584
Thereafter	5,750
Total	$45,313
Agreement with Danville Development
On November 18, 2020, we entered into a definitive agreement with Danville Development, for market access to the State of Illinois (see Note 13). Pursuant to this agreement, we have committed to cause to be provided a mezzanine loan in the amount of $30.0 million to Danville Development for the development and construction a new Golden Nugget branded casino in Danville, Illinois. This mezzanine loan is currently expected to be fully funded in the fourth quarter of 2021 or the first quarter of 2022.
Employment Agreements
We have entered into employment agreements with two key employees, with original terms of 4 to 5 years. These agreements in the aggregate provide for minimum base cash compensation of $0.7 million and potential severance payments totaling $1.7 million for termination by us without cause, or termination by the employee for good reason, as defined in the agreements. Pursuant to one of the agreements cash payments of $2.5 million will be made to the employee in both 2021 and 2022.
Legal Proceedings
We are from time to time subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. However, we do not consider any such claims, lawsuits or proceedings that are currently pending, individually or in the aggregate, to be material to our business or likely to result in a material adverse effect on our future operating results, financial condition or cash flows.
13. Related Party Transactions
Second A&R Intercompany Note
In connection with the Acquisition Transaction, LF LLC and GNOG LLC entered into the Second A&R Intercompany Note, which amended and restated that certain Amended and Restated Intercompany

Note, dated December 16, 2020, by LF LLC and GNOG LLC (the “First Intercompany Note”), to continue to act as a guarantee to the credit agreement and provided for, among other things, (a) a reduction in the principal amount outstanding under the First A&R Intercompany Note by $150.0 million, which reduction occurred at closing, and (b) a reduction in the amounts payable thereunder to 6% per annum, to be paid quarterly on the outstanding balance from day to day thereunder. The Second A&R Intercompany Note will continue to provide for a corresponding reduction in the remaining principal amount due and owing thereunder for each payment made under the credit agreement that reduces the principal amount of the loans under the credit agreement. The A&R HoldCo LLC agreement provides for additional issuances of Class B Units and the equivalent number of shares of Class B common stock to LF LLC in consideration of the payments described in clause (b) above to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes. Pursuant to the First Intercompany Note, amounts paid for the year ended December 31, 2020 and recorded as additional capital contributions from the parent of Old GNOG totaled $16.8 million.
Tax Receivable Agreement
In connection with the Acquisition Transaction, we entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with LF LLC. The Tax Receivable Agreement provides for payment to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to us from Landcadia Holdco and arising from certain transactions, including (a) certain transactions contemplated under the Purchase Agreement and (b) the exchange of LF LLC’s Class B Units for shares of our Class A common stock, par value $0.0001 per share, as determined on a “with and without” basis, and for an early termination payment to LF LLC in the event of a termination with a majority vote of disinterested directors, a material breach of a material obligation, or a change of control, subject to certain limitations, including in connection with available cash flow and financing facilities. Assuming no exchange of LF LLC’s Class B Units pursuant the A&R Holdco LLC Agreement (as defined below), the initial estimated liability under the Tax Receivable Agreement (“TRA liability”) of $23.3 million was recognized in our consolidated balance sheets. Payments for such TRA liability will, subject to certain limitations, including in connection with available cash flow and financing facilities, be made annually in cash and are expected to be funded with tax distributions from Landcadia Holdco. The Tax Receivable Agreement payments will commence in the year following our ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024). The amount and timing of such Tax Receivable Agreement payments may vary based upon a number of factors. The Tax Receivable Agreement also provides for an accelerated lump sum payment on the occurrence of certain events, among them a change of control. Based upon certain assumptions, it is estimated that such early termination payment could amount to approximately $354.3 million. It is anticipated that such early termination payments may be made from the proceeds of such change of control transaction; however, we may be required to fund such early termination payments from other sources and there can be no assurances that the Company will be able to finance such obligations in a manner that does not adversely affect its working capital or financial conditions.
Trademark License Agreement
In connection with the Acquisition Transaction, we entered into a trademark license agreement (the “Trademark License Agreement”) with Golden Nugget and GNLV, pursuant to which GNLV has granted us an exclusive license to use certain “Golden Nugget” trademarks (and other trademarks related to our business) in connection with operating online real money casino gambling and sports wagering in the U.S. and any of its territories, subject to certain restrictions. The license has a twenty-year term that commenced on the closing date. During the term of the agreement, we have agreed to pay Golden Nugget a monthly royalty payment equal to 3% of Net Gaming Revenue (as defined therein). Upon the tenth and fifteenth anniversary of the effective date of the Trademark License Agreement, the monthly royalty amount payable to GNLV will be adjusted to equal the greater of (i) 3% of Net Gaming Revenue and (ii) the fair market value of the licenses (as determined by an independent appraiser, if necessary).
While the trademarks licensed under the Trademark License Agreement generally will be exclusively licensed to us, in the event that (i) a new market or opportunity becomes available (e.g., pursuant to the legalization of online gaming in another jurisdiction), and (ii) we are unwilling, unable or otherwise fail to pursue such market or opportunity, Golden Nugget will be permitted to pursue such market or opportunity and utilize the trademarks covered by the Trademark License Agreement with respect thereto. For the avoidance of doubt, nothing in the Trademark License Agreement will restrict us (or Golden Nugget) from owning or operating an online-based casino using marks that are not covered by the A&R Trademark License Agreement. We expensed $1.2 million for the year ended December 31, 2020 under this agreement and the predecessor of the A&R Online Gaming Operations Agreement (together referred to as the “Royalty Agreements).” Amounts payable under the Royalty Agreements as of December 31, 2020 is $0.4 million, which included along with other various amounts in paid on our behalf as payable to an affiliate on our consolidated balance sheets.
A&R Online Gaming Operations Agreement
In connection with the Acquisition Transaction, we entered into an amended and restated online gaming operations agreement (the “A&R Online Gaming Operations Agreement”) with GNAC pursuant to which GNAC granted us the right to host, manage, control, operate, support and administer, under GNAC’s land-based casino operating licenses, the Golden Nugget-branded online gaming business, live dealer studio in New Jersey and the third-party operators. In addition, we are responsible for managing, administering and operating GNAC’s online gaming business and providing services to GNAC in connection with the management and administration of certain platform agreements and GNAC is required to provide certain operational and infrastructure services to GNOG LLC in connection with its New Jersey operations. In addition to the 3% royalty payable pursuant to the A&R Trademark License Agreement as described above, we are also obligated to reimburse GNAC for certain expenses incurred by GNAC in connection with the New Jersey online gaming business, such as New Jersey licensing costs, regulatory fees, certain gaming taxes and other expenses incurred by GNAC directly in connection with our operations in New Jersey. The A&R Online Gaming Operations Agreement has a term of five years commencing from April 2020 and is renewable by us for an additional five-year term. The A&R Online Gaming Operations Agreement also provides for, among other things, (a) minimum performance standards under which we are required to operate the Golden Nugget online gaming business, and (b) an arms-length risk allocation framework (including with respect to insurance and indemnification obligations).
Lease Agreements
We lease a portion of the space within the Golden Nugget Atlantic City Hotel & Casino located at 600 Huron Ave, Atlantic City, NJ 08401 (the “Atlantic City Hotel and Casino”) from GNAC for the operation of an online live casino table gaming studio from which live broadcasted casino games are offered to online gaming customers. The lease has a five-year term from April 27, 2020, plus one five-year renewal period.
We also have the right to use certain office and equipment spaces within the Atlantic City Hotel and Casino and GNAC’s headquarters in Houston, Texas, and have entered into new lease agreements with respect to such spaces (see Note 12).
Services Agreement
In connection with the Acquisition Transaction, we terminated our prior shared services agreement and entered into the Services Agreement (together, the “Services Agreements”) with Golden Nugget to provide for the performance of certain services. Pursuant to the Services Agreement entered, GNAC and Golden Nugget have agreed to provide certain services and facilities, including payroll, accounting, financial planning and other agreed upon services, to us from time to time and we have agreed to provide continued management, consulting and administrative services to Golden Nugget’s applicable subsidiary in connection with retail sports wagering conducted and such subsidiary’s brick-and-mortar casino. Under this agreement, each party is responsible for its own expenses and the employer of any shared employee is responsible for such shared employee’s total compensation. We are also obligated to reimburse the party providing the service or facilities at cost. Reimbursements we expensed under the Services Agreements totaled $0.3 million, $0.3 million and $0.2 million for the years ended December 31, 2020, 2019 and 2018.

Agreement with Danville Development
On November 18, 2020, we entered into a definitive agreement with Danville Development, LLC (“Danville Development”) for market access to the State of Illinois. Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly-owned subsidiary of Golden Nugget, LLC and an affiliate of ours, formed to build a new Golden Nugget branded casino in Danville, Illinois, pending obtaining all regulatory approvals. GN Danville, LLC will own a 25% equity interest in Danville Development and has an option to purchase the other equity interests in the future at a price to be determined pursuant to definitive agreement. The definitive agreement has a term of 20 years and requires us to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, under the definitive agreement, we hold the exclusive right to offer online sports wagering and, if permitted by law in the future, online casino wagering. We have committed to cause to be provided a mezzanine loan in the amount of $30.0 million to Danville Development, which will indirectly benefit GN Danville, LLC, for the development and construction of the casino.
The foregoing agreements were entered into between related parties and were not the result of arm’s-length negotiations. Accordingly, the terms of the transactions may have been more or less favorable than might have been obtained from unaffiliated third parties.
Tax sharing Agreement
Prior to the closing of the Acquisition Transaction, we were subject to a tax sharing agreement with the parent of Old GNOG. Amounts owed under the tax sharing agreement as of December 31, 2020 were $2.2 million included in payable to an affiliate on our consolidated balance sheets.
14. Subsequent Events
We have evaluated subsequent events through March 31, 2021, which is the date our financial statements were issued.
On February 4, 2021 we announced that we would redeem all of our outstanding public warrants to purchase shares of our Class A common stock that were issued under the warrant agreement dated May 6, 2019, by and between us and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent, and that remain outstanding following 5:00 p.m. New York City time on March 8, 2021 for a redemption price of $0.01 per warrant. Warrants that were issued under the Warrant Agreement in a private placement and held by the founders of the Company were not subject to this redemption.
Under the terms of the Warrant Agreement, we were entitled to redeem all of our outstanding public warrants for $0.01 per public warrant if the reported closing price of our common stock was at least $18.00 per share on each of twenty trading days within a thirty-trading day period ending on the third trading day prior to the date on which a notice of redemption is given. This performance threshold was achieved following the market close on January 28, 2021.
A total of 9,584,227 warrants were exercised through March 8, 2021 for proceeds of $110.2 million.
On February 24, 2021, we announced that we had entered into a definitive agreement with Tioga Downs Race Track, LLC. (“Tioga Downs”) for future online gaming market access in the state of New York, subject to legislation, regulatory approval, license eligibility and availability. This agreement gives us market access to the state of New York for online casino wagering under a Tioga Downs’ license, regulations permitting. As part of the 20-year agreement, we will pay Tioga Downs, one of only seven commercial and tribal casinos in the state, a percentage of our net gaming revenue, which will be subject to minimum royalty payments for the duration of the term.
On March 16, 2021, we announced that we had secured an online sports betting temporary permit in Virginia.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS
	Balance at Beginning of Period	Charges to Costs and Expenses	Deductions	Other(1)	Balance at End of Period
Year Ended December 31, 2020:
Valuation allowance for deferred taxes	$—	$—	$—	$67,386	$67,386

(1)
Amount relates to valuation allowance established on deferred tax assets related to the completion of the Acquisition Transaction.

Golden Nugget Online Gaming, Inc.
Consolidated Balance Sheets
(In thousands, except par value and share amounts)
	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Cash and cash equivalents	$134,371	$77,862
Restricted cash	70,030	54,570
Accounts receivable – trade and other	11,328	6,372
Income taxes receivable	685	685
Other current assets	599	938
Total current assets	217,013	140,427
Property and equipment, net	1,831	606
Deferred tax assets	40,420	34,716
Other assets, net	29,693	2,976
Total assets	$288,957	$178,725
Liabilities and Stockholder’s Deficit
Liabilities
Accounts payable	$22,116	$10,061
Accrued salary and payroll taxes	3,825	2,946
Accrued gaming and related taxes	31,506	16,716
Payable to an affiliate	3,916	2,757
Interest payable	50	54
Deferred revenue – current	3,464	3,269
Current portion of long-term debt	397	—
Customer deposits	44,833	44,250
Total current liabilities	110,107	80,053
Long-term debt	134,198	141,727
Tax receivable agreement liability	24,243	23,334
Warrant derivative liabilities	62,010	176,359
Deferred revenue – long-term	3,847	5,821
Total liabilities	334,405	427,294
Commitments and contingencies (Note 9)
Redeemable non-controlling interests	549,891	617,607
Stockholders’ deficit
Preferred stock, $0.0001 par value, 1,000,000 authorized, no shares issued or outstanding
Class A common stock, $0.0001 par value, 220,000,000 shares authorized, 46,570,396 and 36,982,320 issued and outstanding	5	4
Class B common stock, $0.0001 par value, 50,000,000 shares authorized, 31,657,545 and 31,350,625 issued and outstanding	3	3
Additional paid-in capital	162,118	—
Accumulated deficit	(757,465)	(866,183)
Total stockholders’ deficit	(595,339)	(866,176)
Total liabilities and stockholders’ deficit	$288,957	$178,725
The accompanying notes are an integral part of these financial statements.

Golden Nugget Online Gaming, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Gaming	$31,792	$22,938	$82,886	$59,890
Other	3,846	2,990	11,192	8,201
Total revenue	35,638	25,928	94,078	68,091
Costs and expenses
Cost of revenue	17,007	10,241	43,868	26,930
Advertising and promotion	16,618	5,284	47,496	12,870
General and administrative expense	7,858	2,187	21,260	5,648
Merger related expenses	2,763	—	2,763	—
Depreciation and amortization	76	55	160	138
Total costs and expenses	44,322	17,767	115,547	45,586
Operating income (loss)	(8,684)	8,161	(21,469)	22,505
Other expense (income)
Interest expense, net	5,180	11,311	15,983	19,077
Loss (gain) on warrant derivatives	18,944	—	(71,031)	—
Other expense (income)	(101)	—	331	—
Total other expense (income)	24,023	11,311	(54,717)	19,077
Income (loss) before income taxes	(32,707)	(3,150)	33,248	3,428
Provision for income taxes	(1,361)	(1,376)	(3,477)	914
Net income (loss)	(31,346)	(1,774)	36,725	2,514
Net loss attributable to non-controlling interests	5,590	—	16,126	—
Net income (loss) attributable to GNOG	$(25,756)	$(1,774)	$52,851	$2,514
Earnings (loss) per share:
Basic	$(0.55)	n/a	$1.18	n/a
Diluted	$(0.55)	n/a	$(0.44)	n/a
Weighted-average number of common shares outstanding:
Basic	46,570	n/a	44,826	n/a
Diluted	46,570	n/a	78,755	n/a
The accompanying notes are an integral part of these financial statements.

Golden Nugget Online Gaming, Inc.
Unaudited Consolidated Statement of Changes in Stockholders’ Deficit
(In thousands)
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Note From Parent of Old GNOG	Total Stockholder’s Deficit	Redeemable Non- controlling Interests
	Shares	Amount	Shares	Amount
Balance, June 30, 2021	46,570	$5	31,658	$3	$158,740	$(580,178)	$—	$(421,430)	$403,950
Net income (loss)	—	—	—	—	—	(25,756)	—	(25,756)	(5,590)
Contribution from LF LLC	—	—		—	—	—	—	—	—
RSUs vested	—	—	—	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	3,378	—	—	3,378	—
Adjustment of redeemable non-controlling interests to redemption value	—	—	—	—	—	(151,531)	—	(151,531)	151,531
Balance, September 30, 2021	46,570	5	31,658	3	162,118	(757,465)	—	(595,339)	549,891
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Note From Parent of Old GNOG	Total Stockholder’s Deficit	Redeemable Non- controlling Interests
	Shares	Amount	Shares	Amount
Balance, June 30, 2020	—	$—	—	$—	$—	$(10,717)	$(288,478)	$(299,195)	$—
Net income (loss)	—	—	—	—	—	(1,774)	—	(1,774)	—
Note receivable from parent of Old GNOG	—	—	—	—	—	—	—	—	—
Contribution from parent of Old GNOG	—	—	—	—	—	10,674	(707)	9,967	—
Dividend to parent of Old GNOG	—	—	—	—	—	(16,792)	—	(16,792)	—
Balance, September 30, 2020	—	—	—	—	—	(18,609)	(289,185)	(307,794)	—
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Note From Parent of Old GNOG	Total Stockholder’s Deficit	Redeemable Non- controlling Interests
	Shares	Amount	Shares	Amount
Balance, December 31, 2020	36,982	$4	31,351	$3	$—	$(866,183)	$—	$(866,176)	$617,607
Net income (loss)	—	—	—	—	—	52,851	—	52,851	(16,126)
Warrant exercises, net	9,584	1	—	—	153,411	—	—	153,412	—
Contribution from LF LLC	—	—	307	—	—	—	—	—	4,277
RSUs vested	4	—	—	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	8,707	—	—	8,707	—
Adjustment of redeemable non-controlling interests to redemption value	—	—	—	—	—	55,867	—	55,867	(55,867)
Balance, September 30, 2021	46,570	5	31,658	3	162,118	(757,465)	—	(595,339)	549,891
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Note From Parent of Old GNOG	Total Stockholder’s Deficit	Redeemable Non- controlling Interests
	Shares	Amount	Shares	Amount
Balance, December 31, 2019		$—	—	$—	$—	$(8,385)	$—	$(8,385)	$—
Net income (loss)	—	—	—	—	—	2,514	—	2,514	—
Note receivable from parent of Old GNOG	—	—	—	—	—	—	(288,000)	(288,000)	—
Contribution from parent of Old GNOG	—	—	—	—	—	18,085	(1,185)	16,900	—
Dividend to parent of Old GNOG	—	—	—	—	—	(30,823)	—	(30,823)	—
Balance, September 30, 2020	—	—	—	—	—	(18,609)	(289,185)	(307,794)	—
The accompanying notes are an integral part of these financial statements.

Golden Nugget Online Gaming, Inc.
Unaudited Consolidated Statements of Cash Flows
(In thousands)
	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net income	$36,725	$2,514
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	160	138
Stock-based compensation	8,707	—
Gain on warrant derivative	(71,031)	—
Gain on tax receivable liability and other	(1,292)	—
Deferred tax provision	(3,477)	(2,872)
Amortization of debt issuance costs, discounts and other	4,108	2,175
Changes in assets and liabilities, net and other:
Accounts receivable – trade and other	(4,956)	(910)
Other assets	(26,138)	33
Accounts payable	12,055	7,275
Accrued liabilities and other	15,669	6,349
Payable to an affiliate	1,159	—
Interest payable	(4)	108
Deferred revenue	(1,779)	3,077
Customer deposits	583	6,547
Net cash (used in) provided by operating activities	(29,511)	24,434
Cash flows from investing activities
Property and equipment additions	(628)	(11)
Net cash used in investing activities	(628)	(11)
Cash flows from financing activities
Proceeds from term loan, net of discount	—	288,000
Repayment of term loan	(12,237)	—
Note from parent of Old GNOG treated as a distribution in the recapitalization	—	(288,000)
Payment of equipment loans	—	(45)
Cash received from warrant exercises, net	110,068	—
Contribution from LF, LLC	4,277	16,792
Dividend to parent of Old GNOG	—	(30,823)
Net cash provided by (used in) financing activities	102,108	(14,076)
Net increase (decrease) in cash, cash equivalents and restricted cash	71,969	10,347
Cash, cash equivalents and restricted cash
Beginning of year	132,432	38,932
End of year	$204,401	$49,279
Disclosure of cash, cash equivalents and restricted cash
Cash and cash equivalents	$134,371	$3,612
Restricted cash	70,030	45,667
Total cash	$204,401	$49,279
Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$13,898	$16,792
Non-cash financing activities:
Accretion on note from parent of Old GNOG	$—	$1,185
Contribution receivable from parent of Old GNOG	$—	$108
Warrant exercise impact on the tax receivable agreement	$26	$—
Non-cash proceeds on warrant exercises	$43,318	$—
The accompanying notes are an integral part of these financial statements.

Golden Nugget Online Gaming, Inc.
Notes to Unaudited Consolidated Financial Statements
1. Nature of Operations and Recent Developments
Golden Nugget Online Gaming, Inc. (formerly known as Landcadia Holdings II, Inc. or “GNOG”, the “Company”, “we”, “our” or “us”) is an online gaming, or iGaming, and digital sports entertainment company focused on providing our customers with the most enjoyable, realistic and exciting online gaming experience in the market. We currently operate in New Jersey, Michigan and West Virginia where we offer patrons the ability to play their favorite casino games and bet on live-action sports events, and in Virginia, where we offer online sports betting only.
Acquisition Transaction
On December 29, 2020 (the “Closing Date”) we completed the acquisition of Golden Nugget Online Gaming, LLC (formerly known as Golden Nugget Online Gaming, Inc., or “Old GNOG”), a New Jersey limited liability company and wholly-owned subsidiary of GNOG Holdco (“GNOG LLC”). The acquisition was completed pursuant to the purchase agreement, dated June 28, 2020 (the “Purchase Agreement”) by and among the Company, LHGN HoldCo, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of the Company (“Landcadia Holdco”), Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”), GNOG Holdings, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of LF LLC (“GNOG Holdco”), and GNOG LLC. The transactions contemplated by the Purchase Agreement are referred to herein as the “Acquisition Transaction.” The Acquisition Transaction was accounted for as a reverse recapitalization and the reported amounts from operations prior to the Acquisition Transaction are those of Old GNOG.
Following the Acquisition Transaction, we operate as an umbrella partnership C-corporation, or “Up-C,” meaning that substantially all of our assets are held indirectly through Golden Nugget Online Gaming LLC (“GNOG LLC”), our indirect subsidiary, and our business is conducted through GNOG LLC.
DraftKings Merger
On August 9, 2021, the Company, DraftKings Inc., a Nevada corporation (“DraftKings”), New Duke Holdco, Inc., a Nevada corporation and a wholly owned subsidiary of DraftKings (“New DraftKings”), Duke Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of New DraftKings (“Duke Merger Sub”), and Gulf Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New DraftKings (“Gulf Merger Sub” and, together with Duke Merger Sub, the “Merger Subs”), entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which DraftKings will, among other things, acquire all of the Company’s issued and outstanding shares of common stock (the “GNOG Shares”). The transactions contemplated by the Merger Agreement and the other related transactions are referred to herein as the “DraftKings Merger”.
On the terms and subject to the conditions set forth in the Merger Agreement, (a) at the Duke Effective Time (as defined in the Merger Agreement), Duke Merger Sub will be merged with and into DraftKings in accordance with the Nevada Revised Statutes (the “NRS”), with DraftKings becoming the surviving corporation (the “Duke Surviving Corporation”) and (b) at the Gulf Effective Time (as defined in the Merger Agreement), Gulf Merger Sub will be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with the Company becoming the surviving corporation (the “Gulf Surviving Corporation”, and together with the Duke Surviving Corporation, collectively the “Surviving Corporations”). In connection with the DraftKings Merger, certain affiliates of Tilman Fertitta will consummate certain reorganization transactions to allow Landcadia HoldCo, LLC to become a wholly-owned subsidiary of the Company following the consummation of the DraftKings Merger.
The Merger Agreement provides that upon the consummation of the DraftKings Merger, each holder of GNOG Shares (each, a “GNOG Shareholder”) will receive 0.365 (the “Exchange Ratio”) of a share of New DraftKings Class A common stock (the “New DraftKings Class A Common Stock”) for each GNOG

Share issued and outstanding immediately prior to the Gulf Effective Time, other than any Excluded Shares (as defined in the Merger Agreement).
Each share of DraftKings Class A common stock (“DraftKings Class A Common Stock”) issued and outstanding immediately prior to the Duke Effective Time (other than excluded shares) will be cancelled, cease to exist and be converted into one validly issued, fully paid and non-assessable share of New DraftKings Class A Common Stock and each share of DraftKings Class B common stock issued and outstanding immediately prior to the Duke Effective Time (other than excluded shares) shall be converted into one validly issued, fully paid and non-assessable share of New DraftKings Class B common stock.
At the Gulf Effective Time, each outstanding restricted stock unit (a “GNOG RSU”) issued by the Company that (i) were outstanding on the date of the Merger Agreement or (ii) are issued to existing employees of the Company prior to the completion of the DraftKings Merger in accordance with existing agreements, will vest, be cancelled, and entitle the holder thereof to receive a number of shares of New DraftKings Class A Common Stock equal to the number of shares of the Company’s common stock subject to such GNOG RSU immediately prior to the Gulf Effective Time multiplied by the Exchange Ratio, less a number of shares of New DraftKings Class A Common Stock equal to any applicable withholding taxes. All other issued and outstanding GNOG RSUs will be automatically converted into an equivalent restricted stock unit of New DraftKings that entitles the holder thereof to a number of shares of New DraftKings Class A Common Stock equal to the number of shares of the Company’s common stock subject to such GNOG RSU immediately prior to the Gulf Effective Time multiplied by the Exchange Ratio, and will remain outstanding in New DraftKings.
At the Gulf Effective Time, each outstanding warrant issued by the Company (“Private Placement Warrant”) to purchase shares of the Company’s Class A common stock (“GNOG Class A Common Stock”) will automatically and without any required action on the part of the holder convert into a warrant to purchase a number of New DraftKings Class A Common Stock equal to the product of (x) the number of shares of GNOG Class A Common Stock subject to such Private Placement Warrant immediately prior to the Gulf Effective Time multiplied by (y) the Exchange Ratio, and the exercise price of such Private Placement Warrant will be determined by dividing (1) the per share exercise price of such Private Placement Warrant immediately prior to the Gulf Effective Time by (2) the Exchange Ratio.
The DraftKings Merger is expected to be a tax-deferred transaction to the Company’s stockholders and warrant holders, and the closing of the DraftKings Merger is conditioned on the receipt of a tax opinion to such effect.
The DraftKings Merger is expected to close in the first quarter of 2022, subject to the satisfaction or waiver of certain conditions, including, among others, (i) the absence of certain legal restraints that would prohibit or seek to prohibit DraftKings Merger; (ii) the receipt of certain regulatory approvals; (iii) the approval for listing on Nasdaq of the shares of New DraftKings Class A Common Stock to be issued to DraftKings stockholders and the Company’s stockholders; (iv) the Commercial Agreement (as defined in the Merger Agreement) being in full force and effect; (v) the absence, since the date of the Merger Agreement, of any effect, event, development, change, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company or DraftKings; and (vi) the Registration Statement on Form S-4 becoming effective in accordance with the provisions of the Securities Act of 1933 as amended (the “Securities Act”).
Related Agreements
Concurrently with the execution of the Merger Agreement, DraftKings entered into a support and registration rights agreement (the “Support Agreement”) with New DraftKings, Tilman J. Fertitta (“Fertitta”), Fertitta Entertainment, Inc., a Texas corporation (“FEI”), Landry’s Fertitta, LLC, a Texas limited liability company (“Landry’s Fertitta”), Golden Landry’s LLC, a Texas limited liability company (“Golden Landry’s”) and Golden Fertitta, LLC, a Texas limited liability company (“Golden Fertitta” and together with Fertitta, FEI, Landry’s Fertitta and Golden Landry’s, the “Fertitta Parties”), pursuant to which the Fertitta Parties agreed (i) not to transfer the New DraftKings Class A Common Stock that the Fertitta Parties will receive in the DraftKings Merger prior to the first anniversary of the closing of the DraftKings Merger, and (ii) from the date of the Support Agreement to the five-year anniversary of the closing of the

DraftKings Merger, not to engage in a Competing Business (as defined in the Support Agreement). New DraftKings agreed to provide the Fertitta Parties with shelf registration rights with respect to New DraftKings Class A Common Stock and warrants to purchase New DraftKings Class A Common Stock that the Fertitta Parties will receive in connection with the DraftKings Merger. In addition, the Fertitta Parties have agreed to execute (and cause its affiliates to execute) all such agreements and take such action as required to waive the obligations of all Fertitta Parties to make interest payments on behalf of the Company and of the Company to issue equity in relation to such payments.
COVID-19
During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions around the world, accelerating during the last half of March 2020, as federal, state and local governments react to the public health crisis. The direct impact on us has been primarily through an increase in new patrons utilizing online gaming due to closures of land-based casinos and suspensions, postponement and cancellations of major sports seasons and sporting events, although sports betting accounted for less than 1% of our revenues for 2020. Land-based casinos reopened in July 2020 with significant restrictions, which eased over time. However, virus cases began to increase in the fall and winter of 2020 and capacity restrictions were reinstituted. During 2021 there has been additional concerns regarding COVID-19 variants; as a result, the ultimate impact of this pandemic on our financial and operating results is unknown and will depend, in part, on the length of time that these disruptions exist and the subsequent behavior of new patrons after land-based casinos reopen fully.
A significant or prolonged decrease in consumer spending on entertainment or leisure activities could have an adverse effect on the demand for the Company’s product offerings, reducing cash flows and revenues, and thereby materially harming the Company’s business, financial condition and results of operations. In addition, a recurrence of COVID-19 cases or an emergence of additional variants or strains could cause other widespread or more severe impacts depending on where infection rates are highest. As steps taken to mitigate the spread of COVID-19 have necessitated a shift away from a traditional office environment for many employees, the Company has business continuity programs in place to ensure that employees are safe and that the business continues to function with minimal disruptions to normal work operations while employees work remotely. The Company will continue to monitor developments relating to disruptions and uncertainties caused by COVID-19.
2. Summary of Significant Accounting Policies
Basis of Presentation
The acquisition of Old GNOG has been accounted for as a reverse recapitalization. Under this method of accounting, Old GNOG was treated as the acquirer for financial reporting purposes. Therefore, the consolidated financial statements included herein reflect (i) the historical operating results of Old GNOG prior to the Acquisition Transaction, (ii) our combined results following the Acquisition Transaction, (iii) the assets, liabilities and accumulated deficit of Old GNOG at their historical amounts, and (iv) our equity and earnings per share presented for the period from the Closing Date through the end of the year.
Interim Financial Statements
The unaudited consolidated financial statements include all the accounts of GNOG and its subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany accounts and transactions have been eliminated. Pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP have been omitted. The interim financial information provided is unaudited, but includes all adjustments which management considers necessary for the fair presentation of the results for these periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year period and should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Form 10-K/A filed with the SEC.

In management’s opinion, these unaudited consolidated financial statements contain all adjustments necessary to fairly present our financial position, results of operations, cash flows and changes in stockholders’ equity for all periods presented. Interim results for the nine months ended September 30, 2021 may not be indicative of the results that will be realized for the full year ending December 31, 2021.
Use of Estimates
The preparation of these unaudited consolidated financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period reported. Management utilizes estimates, including, but not limited to, the useful lives of assets and inputs used to calculate the tax receivable agreement liability. Actual results could differ from those estimates.
Reclassifications
Certain prior year amounts have been reclassified to conform to the current year presentation.
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” This guidance requires recognition of most lease liabilities on the balance sheet to give investors, lenders, and other financial statement users a more comprehensive view of a company’s long-term financial obligations, as well as the assets it owns versus leases. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2021, and for interim periods within annual periods after December 15, 2022. In July 2018, the FASB issued ASU 2018-11 making transition requirements less burdensome. The standard provides an option to apply the transition provisions of the new standard at its adoption date instead of at the earliest comparative period presented in the Company’s financial statements. We are currently evaluating the impact that this guidance will have on our financial statements as well as the expected adoption method. We do not believe the adoption of this standard will have a material impact on our financial statements.
In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments”, as additional guidance on the measurement of credit losses on financial instruments. The new guidance requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable supportable forecasts. In addition, the guidance amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The new guidance is effective for all public companies for interim and annual periods beginning after December 15, 2019, with early adoption permitted for interim and annual periods beginning after December 15, 2018. In October 2019, the FASB approved a proposal which grants smaller reporting companies additional time to implement FASB standards on current expected credit losses (CECL) to January 2023. As a smaller reporting company, we will defer adoption of ASU No. 2016-13 until January 2023. We are currently evaluating the impact this guidance will have on our consolidated financial statements.
3. Revenues from Contracts with Customers
The following table summarizes revenues from contract with customers disaggregated by revenue generating activity (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Gaming	$31,792	$22,938	$82,886	$59,890
Market access and live dealer studio	2,933	2,301	8,667	6,319
Reimburseables	913	689	2,525	1,882
Total revenue	$35,638	$25,928	$94,078	$68,091

Casino gaming revenue and reimbursable revenue is recognized at a point in time, while market access and live dealer studio revenue are earned over time.
The following table provides information about receivables, contract assets and contract liabilities related to contracts with customers (in thousands):
	September 30, 2021	December 31, 2020
Receivables, which are included in “Accounts receivable – trade and other”	$8,645	$4,703
Contract liabilities(1)	$(7,420)	$(9,136)

(1)
As of September 30, 2021, includes $3.5 million recorded as deferred revenue, $0.1 million of loyalty program liability recorded as accrued gaming and related taxes and $3.8 million recorded as deferred revenue—long-term in our consolidated balance sheets. As of December 31, 2020, includes $3.3 million recorded as deferred revenue—current, $46 thousand of loyalty program liability recorded as accrued gaming and related taxes and $5.8 million recorded as deferred revenue—long-term in our consolidated balance sheets.

Significant changes in contract liabilities balances during 2021 and 2020 are as follows (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Decrease due to recognition of revenue	$1,038	$453	$3,364	$1,775
Increase due to cash received, excluding amounts recognized as revenue	$34	$(261)	$1,648	$4,873
The following table includes estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of September 30, 2021. The estimated revenue does not include amounts of variable consideration that are constrained (in thousands):
Year Ending December 31,
2021	$1,115
2022	3,129
2023	1,433
2024	571
2025	322
Thereafter	850
Total	$7,420

4. Long-term debt
Long-term debt is comprised of the following (in thousands):
	September 30, 2021	December 31, 2020
Term loan, LIBOR + 12.0% (floor 1.0%), interest only due October 4, 2023	$139,385	$150,000
Less: Deferred debt issuance costs – term loan	(2,199)	(3,233)
Less: Unamortized discount – term loan	(3,593)	(5,040)
Equipment notes, net of unamortized discount for imputed interest of $40 at interest rates of 2.4% to 2.8%	1,002
Total debt, net of unamortized debt issuance costs and discounts	134,595	141,727
Less: Current portion	(397)	—
Long-term debt	$134,198	$141,727
On April 28, 2020, we entered into a term loan credit agreement that is guaranteed by the parent of Old GNOG, comprised of a $300.0 million interest only term loan due October 4, 2023 (the “term loan”). Net proceeds received from the term loan of $288.0 million, net of original issue discount, were sent to the parent of Old GNOG, who issued Old GNOG a note receivable due October 2024 (as amended and restated following the Acquisition Transaction, the “Second A&R Intercompany Note”) (Note 10) in the same amount, with substantially similar terms as the credit agreement. The Second A&R Intercompany Note was accounted for as contra-equity, similar to a subscription receivable, however in the reverse recapitalization recorded in connection with the Acquisition Transaction, the Second A&R Intercompany Note was accounted for as a distribution to the parent of Old GNOG, reducing retained earnings. The term loan was issued at a 4% discount. The term loan bears interest at the London Interbank Offered Rate (“LIBOR”) plus 12%, with a 1% floor, and interest payments are made quarterly. The term loan is secured by the Second A&R Intercompany Note which effectively, but indirectly provides pari passu security interest with the Golden Nugget, LLC senior secured credit facility.
In February 2021, we repaid $10.6 million of the term loan and incurred a prepayment premium of $1.6 million which was expensed as other expense in our consolidated statement of operations. Additionally, we expensed $0.2 million in deferred debt issuance costs and $0.4 million in unamortized debt discount as interest expense in our consolidated statement of operations for the nine months ended September 30, 2021.
In connection with the Acquisition Transaction, we repaid $150.0 million of the $300.0 million term loan and incurred a prepayment premium of $24.0 million, which along with other related fees and expenses was expensed as other expense in our consolidated statement of operations. Additionally, we expensed $3.3 million in deferred debt issuance costs and $5.0 million in unamortized discount as interest expense in our consolidated statement of operations for the year ended December 31, 2020.
The term loan credit agreement contains certain negative covenants including restrictions on incurring additional indebtedness or liens, liquidation or dissolution, limitations on disposal of assets and paying dividends. The term loan credit agreement also contains a make-whole provision that is in effect through April 2022. The prepayment premium under the make-whole provision is calculated as (A) the present value of (i) 100% of the aggregate principal amount of the term loan prepaid, plus (ii) all required remaining scheduled interest payments through April 2022, minus (B) the outstanding principal amount being prepaid.
We also entered into several equipment notes to finance computer equipment and other related infrastructure with original terms of three to four years that mature from June 2024 to August 2025.
5. Financial Instruments and Fair Value
Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, there exists a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1
Unadjusted quoted market prices for identical assets or liabilities;

Level 2
Quoted market prices for identical assets or liabilities in an active market that have been adjusted for items such as effects of restrictions for transferability and those that are not quoted but are observable through corroboration with observable market data, including quoted market prices for similar assets or liabilities; and

Level 3
Unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

This hierarchy requires us to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.
The carrying value of certain of our assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and certain accrued liabilities approximates their fair value due to the short-term nature of such instruments.
Our public warrants and sponsor warrants were carried at fair value as of December 31, 2020. The public warrants are valued using level 1 inputs and the sponsor warrants are valued using level 3 inputs. All of the public warrants were exercised or redeemed during the first quarter of 2021. The fair value of the sponsor warrants as of December 31, 2020 and September 30, 2021 was estimated using a modified version of the Black-Scholes option pricing formula for European calls. Specifically, we assumed a term for the sponsor warrants equal to the contractual term from the Closing Date. We then discounted the resulting value to the valuation date using a risk-free interest rate. Significant level 3 inputs used to calculate the fair value of the sponsor warrants include the share price on the valuation date, expected volatility, expected term and the risk-free interest rate.
The following provides a reconciliation of our warrant derivative liabilities measured at fair value on a recurring basis (in thousands):
	September 30, 2021
	Level 1	Level 3	Total
Balance at beginning of the period	$94,875	$81,484	$176,359
Gain on warrant derivatives	(51,557)	(19,474)	(71,031)
Reclassified to additional paid-in capital upon exercise	(43,318)	—	(43,318)
Ending balance	$—	$62,010	$62,010
The following table provides qualitative information regarding our level 3 fair value measurements:
September 30, 2021
Stock price	$17.37
Strike price	$11.50
Term (in years)	4.25
Volatility	65.0%
Risk-free rate	0.81%
Dividend yield	0.0%
Fair value of warrants	$10.54
The fair value of our long-term debt is determined by Level 1 measurements based on quoted market prices. The fair value and carrying value of our long-term debt as of September 30, 2021 was $152.6 million and $135.8 million, respectively. The fair value and carrying value of our long-term debt as of December 31, 2020 was $171.0 million and $145.0 million, respectively.

6. Supplemental Balance Sheet Information
Other long-term assets are comprised of the following (in thousands):
	September 30, 2021	December 31, 2020
Prepaid market access royalties and other, net	$29,445	$2,970
Computer software, net	248	6
	$29,693	$2,976
Accrued gaming and related taxes are comprised of the following (in thousands):
	September 30, 2021	December 31, 2020
Gaming related, excluding taxes	$23,531	$10,046
Taxes, other than payroll and income taxes	7,975	6,670
	$31,506	$16,716
Gaming related liabilities, excluding taxes, include liabilities for restricted cash on deposit in our market access partner’s patron holding accounts in excess of regulatorily required amounts.
7. Stock-based Compensation
In 2020, we adopted the Golden Nugget Online Gaming, Inc. 2020 Incentive Award Plan (the “2020 Plan”) providing for common stock-based awards to employees, non-employee directors and consultants. The 2020 Plan permits the granting of various types of awards, including awards of nonqualified stock options, ISOs, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, other cash-based awards, dividend equivalents, and/or performance compensation awards or any combination of the foregoing. The 2020 Plan provides for an aggregate of 5,000,000 shares of Class A common stock to be delivered; provided that the total number of shares that will be reserved, and that may be issued, under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of shares equal to one percent (1%) of the total outstanding shares of Class A common stock on the last day of the prior calendar year. Restricted stock and restricted stock units may be granted for no consideration other than prior and future services. The purchase price per share for stock options may not be less than the market price of the underlying stock on the date of grant. As of September 30, 2021, approximately 3,023,479 shares were available for future awards.
A summary of compensation cost recognized for stock-based payment arrangements is as follows (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Compensation cost recognized:
Restricted stock units	$3,378	$—	$8,707	$—
	$3,378	$—	$8,707	$—
We have granted 5 months to 5-year time vested and 3-year performance based restricted stock unit awards where each unit represents the right to receive, at the end of a vesting period, one share of our Class A common stock with no exercise price. The fair value of restricted stock unit awards was determined based on the fair market value of our shares on the grant date. As of September 30, 2021, there was $41.1 million of total unrecognized compensation cost related to unvested restricted stock unit awards. This cost is expected to be recognized over a weighted-average period of 1.5 years.

A summary of the status of our restricted stock unit awards and of changes in our restricted stock unit awards outstanding for the nine months ended September 30, 2021 is as follows:
	Shares	Weighted Average Grant-Date Fair Value Per Share
Outstanding at January 1, 2021	1,035,000	$25.49
Granted	1,311,344	18.10
Vested and converted	(3,849)	19.49
Forfeited/expired	—	—
Outstanding at September 30, 2021	2,342,495	$21.36
8. Stockholder’s Deficit and Loss per Share
Common Stock
As of September 30, 2021, we had 46,570,396 shares of Class A common stock, par value $0.0001, outstanding of a total of 220,000,000 shares authorized. Holders of Class A common stock are entitled to cast one vote per share of Class A common stock and will share ratably if and when any dividend is declared.
As of September 30, 2021, we had 31,657,545 shares of Class B common stock, par value $0.0001, outstanding of a total of 50,000,000 shares authorized. There is no public market for our Class B common stock. New shares of Class B common stock may be issued only to, and registered in the name of, Mr. Fertitta or his affiliates (including all successors, assigns and permitted transferees) (collectively, the “Permitted Class B Owners”). We may not issue additional shares of Class B common stock other than in connection with the valid issuance of Landcadia Holdco Class B Units in accordance with the A&R HoldCo LLC Agreement to any Permitted Class B Owner. For so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of Class A common stock outstanding as of the Closing Date and (ii) shares of Class A common stock that were issued upon exchange of the Landcadia Holdco Class B Units held by Mr. Fertitta and his affiliates as of the Closing (the “Sunset Event”), holders of Class B common stock are entitled to cast 10 votes per share of Class B common stock. The voting power of the shares held by Mr. Fertitta and his affiliates is subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of our common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. To the extent Mr. Fertitta and his affiliates exchange Landcadia Holdco Class B Units (and a corresponding number of shares of Class B common stock have been cancelled), the number of votes per share of each remaining share of Class B common stock will increase, up to 10 votes per share. In no event will the shares of Class B common stock have more than 10 votes or less than 1 vote per share. Once Mr. Fertitta and his affiliates cease to beneficially own 30% or more of the total number of (i) shares of Class A common stock outstanding as of the Closing and (ii) shares of Class A common stock that were issued upon exchange of the Landcadia Holdco Class B Units held by Mr. Fertitta and his affiliates as of the closing, the holders of the shares of Class B common stock will be entitled to one (1) vote per share. Holders of Class B common stock will not participate in any dividend declared by the board of directors. Beginning 180 days after the closing of the Acquisition Transaction, each holder of Class B Units is entitled to cause Landcadia Holdco to exchange all or a portion of its Class B Units (upon the surrender of a corresponding number of shares of Class B common stock) for either one share of Class A common stock or, or at our election, in its capacity as the sole managing member of Landcadia Holdco, the cash equivalent of the market value of one share of Class A common stock.
Dividends
During the three and nine months ended September 30, 2020, we made dividend payments of $16.8 million and $30.8 million to the parent of Old GNOG, respectively. No dividend payments were made during the three and nine months ended September 30, 2021.

Warrants
On February 4, 2021 we announced that we would redeem all of our outstanding public warrants to purchase shares of our Class A common stock that were issued under the warrant agreement dated May 6, 2019 (the “Warrant Agreement”), by and between us and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent, and that remain outstanding following 5:00 p.m. New York City time on March 8, 2021 for a redemption price of $0.01 per warrant. Warrants that were issued under the Warrant Agreement in a private placement and held by the founders of the Company were not subject to this redemption.
Under the terms of the Warrant Agreement, we were entitled to redeem all of our outstanding public warrants for $0.01 per public warrant if the reported closing price of our common stock was at least $18.00 per share on each of twenty trading days within a thirty-trading day period ending on the third trading day prior to the date on which a notice of redemption is given. This performance threshold was achieved following the market close on January 28, 2021.
A total of 9,584,227 warrants were exercised through March 8, 2021 for cash proceeds of $110.2 million. All other public warrants were redeemed on March 8, 2021. The exercised warrants had been accounted for as a derivative liability and carried on our balance sheets at fair value prior to exercise. Upon exercise, the fair value of the derivative liability was reclassified to additional paid-in capital in accordance with ASC 815-40 40-2.
As of September 30, 2021, we had 5,883,333 sponsor warrants outstanding. Each sponsor warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The sponsor warrants were not transferable, assignable or salable until 30 days after the completion of the Acquisition Transaction and they are non-redeemable so long as they are held by the initial purchasers of the sponsor warrants or their permitted transferees. If the sponsor warrants are held by someone other than the initial purchasers or their permitted transferees, the sponsor warrants will be redeemable by us and exercisable by such holders on the same basis as the public warrants. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the public warrants except that the sponsor warrants may be exercised on a cashless basis.
Redeemable Non-Controlling Interests
In connection with the Acquisition Transaction, 31,350,625 Landcadia Holdco Class B Units were issued to LF LLC, representing 45.9% economic interest with no voting rights. An additional 306,920 Class B units were issued in connection with additional contributions made by LF LLC during the nine months ended September 30, 2021. Beginning 180 days after the closing of the Acquisition Transaction, the holder of the Class B Units is entitled to redeem all or a portion of such Class B Units, to be settled in cash or shares of Class A Common Stock, at the sole discretion of the Company’s independent Directors. Since the holder of the Class B Units has 79.9% voting control, these Class B Units are classified as temporary equity in accordance with ASC 480-10-S99-3A and represent a non-controlling interest. The non-controlling interest has been adjusted to redemption value as of September 30, 2021 in accordance with paragraph 15 option b of ASC 480-10-S99-3A. This measurement adjustment results in a corresponding adjustment to shareholders’ deficit through adjustments to additional paid-in capital and retained earnings. The redemption value of the Class B Units was $549.9 million on September 30, 2021. The redemption value is calculated by multiplying the 31,657,545 Class B Units by the $17.37 trading price of our Class A common stock on September 30, 2021.
Concurrent with future redemptions of the Class B Units, an equal number of shares of the Class B common stock will be cancelled.

Earnings (Loss) per Share
	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Numerator:
Net income (loss)	$(31,346)	$36,725
Less: Net loss attributable to non-controlling interests	5,590	16,126
Net income attributable to GNOG – basic	(25,756)	52,851
Less: Gain on warrant derivatives	—	(71,031)
Add: Net loss attributable to non-controlling interests	—	(16,126)
Net loss attributable to GNOG – diluted	$(25,756)	$(34,306)
Denominator:
Weighted average shares outstanding – Class A common stock	46,570	44,767
Weighted average shares outstanding – RSUs	—	59
Subtotal – basic	46,570	44,826
Weighted average shares outstanding – Warrants	—	2,430
Weighted average shares outstanding – Class B Units redeemed	—	31,499
Weighted average shares outstanding – diluted	46,570	78,755
Earnings (loss) per share:
Basic	$(0.55)	$1.18
Diluted	$(0.55)	$(0.44)
No earnings (loss) per share are presented for periods preceding the Acquisition Transaction as only the Class B common shares would have been outstanding in historical periods pursuant to the reverse recapitalization and the Class B common shares do not participate our income or loss.
9. Commitments and Contingencies
Leases
In connection with the Acquisition Transaction, GNOG LLC entered into office leases with GNAC and Golden Nugget respectively, or their respective affiliates (collectively, the “Office Leases”). The Office Leases provide for annual rent payments of $88,128 for the office space leased in Houston, Texas and $24,252 for the office space leased in Atlantic City, New Jersey, subject to an increase of 10% for any renewal term and market rent increases in the event that GNOG LLC requires the use of additional office space during the term thereof. However, any amounts actually paid by GNOG LLC under the Trademark License Agreement and the A&R Online Gaming Operations Agreement (see Note 10) will be credited against GNOG LLC’s rent obligations under the Office Leases. Consequently, we paid no rent expenses pursuant to these leases during the three and nine months ended September 30, 2021. Each Office Lease will have a term of five years. In connection with any renewal of the term of the A&R Online Gaming Operations Agreement (see Note 10), GNOG LLC has an option to renew each Office Lease for the lesser of (i) five years or (ii) the length of the renewed term of the A&R Online Gaming Operations Agreement. Each Office Lease may be terminated by GNOG LLC or the respective landlord upon six months’ notice.
We also certain lease computer equipment and other infrastructure used to operate our sports platform.

Assuming no amounts are paid under the Trademark License Agreement and the A&R Online Gaming Operations Agreement, future minimum lease payments are as follows (in thousands):
Year Ending December 31,
2021	$76
2022	304
2023	304
2024	184
2025	84
Total	$952
Other Contractual Obligations and Contingencies
We have entered into a number of agreements for advertising, licensing, market access, technology, and other services. Certain of these agreements have early termination rights that, if exercised, would reduce the aggregate amount of such payable under these commitments. As of September 30, 2021, future minimum payments under these contracts that are non-cancelable are as follows (in thousands):
Year Ending December 31,
2021	$7,770
2022	15,120
2023	4,800
2024	22,920
2025	21,184
Thereafter	46,350
Total	$118,144
Agreement with Danville Development
On November 18, 2020, we entered into a definitive agreement with Danville Development, for market access to the State of Illinois (see Note 10). Pursuant to this agreement, we have committed to cause to be provided a mezzanine loan in the amount of $30.0 million to Danville Development for the development and construction a new Golden Nugget branded casino in Danville, Illinois. This mezzanine loan is currently expected to be fully funded in the first quarter of 2022.
Employment Agreements
We have entered into employment agreements with four key employees, with original terms of 3 to 5 years. These agreements in the aggregate provide for minimum base cash compensation of $1.1 million and potential severance payments totaling $2.2 million for termination by us without cause, or termination by the employee for good reason, as defined in the agreements. Pursuant to one of the agreements cash payments of $2.5 million will be made to the employee in both 2021 and 2022.
Legal Proceedings
We are from time to time subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. However, after consulting with legal counsel, we do not consider any such claims, lawsuits or proceedings that are currently pending, individually or in the aggregate, to be material to our business or likely to result in a material adverse effect on our future operating results, financial condition or cash flows.

10. Related Party Transactions
Second A&R Intercompany Note
In connection with the Acquisition Transaction, LF LLC, as maker of the note, and GNOG LLC, as payee, entered into the Second A&R Intercompany Note, which amended and restated that certain Amended and Restated Intercompany Note, dated December 16, 2020, by LF LLC and GNOG LLC (the “First A&R Intercompany Note”). Under the Second A&R Intercompany Note, LF LLC continues to act as a guarantor under the Company’s term loan credit agreement. In addition, the Second A&R Intercompany Note provided for, among other things, (a) a reduction in the principal amount outstanding under the First A&R Intercompany Note by $150.0 million, which reduction occurred at closing of the Acquisition Transaction, and (b) a reduction in the amounts payable thereunder to 6% per annum, to be paid quarterly on the outstanding balance from day to day thereunder. The remaining principal amount due and owing under the Second A&R Intercompany Note will be correspondingly reduced for each payment made under the term loan credit agreement that reduces the principal amount of the loans under the term loan credit agreement. The A&R HoldCo LLC agreement provides for the issuances of Class B Units of GNOG LLC, and the equivalent number of shares of Class B common stock of the Company to LF LLC in consideration of the payments described in clause (b) above that are made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes. Amounts paid under the Second A&R Intercompany Note for the nine months ended September 30, 2021 were $4.3 million. No such payments were made for the three months ended September 30, 2021.
In connection with the DraftKings Merger and pursuant to the terms of the Support Agreement, the Fertitta Parties have agreed to execute (and to cause their respective affiliates to execute) all such agreements and to take such actions as are required to waive the obligations of all Fertitta Parties to make interest payments under the Second A&R Intercompany Note on behalf of the Company and of the Company to issue equity in relation to such interest payments.
Tax Receivable Agreement
In connection with the Acquisition Transaction, we entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with LF LLC. The Tax Receivable Agreement provides for payment to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to us from Landcadia Holdco and arising from certain transactions, including (a) certain transactions contemplated under the Purchase Agreement and (b) the exchange of LF LLC’s Class B Units for shares of our Class A common stock, par value $0.0001 per share, as determined on a “with and without” basis, and for an early termination payment to LF LLC in the event of a termination with a majority vote of disinterested directors, a material breach of a material obligation, or a change of control, subject to certain limitations, including in connection with available cash flow and financing facilities. Assuming no exchange of LF LLC’s Class B Units pursuant the A&R Holdco LLC Agreement (as defined below), the estimated liability under the Tax Receivable Agreement (“TRA liability”) of $24.2 million is recognized in our consolidated balance sheets as of September 30, 2021. Payments for such TRA liability will, subject to certain limitations, including in connection with available cash flow and financing facilities, be made annually in cash and are expected to be funded with tax distributions from Landcadia Holdco. The Tax Receivable Agreement payments will commence in the year following our ability to realize tax savings provided through the transaction and, at this time, are expected to commence sometime after 2025 (with respect to taxable periods ending in 2024). The amount and timing of such Tax Receivable Agreement payments may vary based upon a number of factors. The Tax Receivable Agreement also provides for an accelerated lump sum payment on the occurrence of certain events, among them a change of control (a “Tax Liability Acceleration Payment”). Based upon certain assumptions, it is estimated that such early termination payment could amount to approximately $322.3 million as of September 30, 2021. It is anticipated that such early termination payments may be made from the proceeds of such change of control transaction; however, we may be required to fund such early termination payments from other sources and there can be no assurances that the Company will be able to finance such obligations in a manner that does not adversely affect its working capital or financial conditions. The DraftKings Merger will not result in a Tax Liability Acceleration Payment, as Landry’s Fertitta has agreed to waive, in accordance with the terms of the Support Agreement, any payments due under Article IV of the Tax Receivable Agreement contingent upon the consummation of the DraftKings Merger. In addition, pursuant to the terms of the Support Agreement contingent upon the consummation of the DraftKings Merger, Landry’s Fertitta has agreed to have the Tax Receivable Agreement terminate and be of no further force or effect and have all liabilities and obligations thereunder, including the TRA liability, be fully satisfied, extinguished and released.
Trademark License Agreement
In connection with the Acquisition Transaction, we entered into a trademark license agreement (the “Trademark License Agreement”) with Golden Nugget and GNLV, pursuant to which GNLV has granted us an exclusive license to use certain “Golden Nugget” trademarks (and other trademarks related to our business) in connection with operating online real money casino gambling and sports wagering in the U.S. and any of its territories, subject to certain restrictions. The license has a twenty-year term that commenced on the closing date. During the term of the Trademark License Agreement, we have agreed to pay Golden Nugget a monthly royalty payment equal to 3% of Net Gaming Revenue (as defined therein). Upon the tenth and fifteenth anniversary of the effective date of the Trademark License Agreement, the monthly royalty amount payable to GNLV will be adjusted to equal the greater of (i) 3% of Net Gaming Revenue and (ii) the fair market value of the licenses (as determined by an independent appraiser, if necessary).
While the trademarks licensed under the Trademark License Agreement generally will be exclusively licensed to us, in the event that (i) a new market or opportunity becomes available (e.g., pursuant to the legalization of online gaming in another jurisdiction), and (ii) we are unwilling, unable or otherwise fail to pursue such market or opportunity, Golden Nugget will be permitted to pursue such market or opportunity and utilize the trademarks covered by the Trademark License Agreement with respect thereto. For the avoidance of doubt, nothing in the Trademark License Agreement will restrict us (or Golden Nugget) from owning or operating an online-based casino using marks that are not covered by the Trademark License Agreement. We expensed $0.7 million and $1.9 million for the three and nine months ended September 30, 2021, respectively, and $0.5 million and $0.8 million for the three and nine months ended September 30, 2020 under this agreement and the predecessor of the A&R Online Gaming Operations Agreement (together referred to as the “Royalty Agreements).” Amounts payable under the Royalty Agreements as of September 30, 2021 are $1.3 million, which are included along with other various amounts paid on our behalf as payable to an affiliate on our consolidated balance sheets. Amounts payable under the Royalty Agreements as of December 31, 2020 were $0.4 million, which are included along with other various amounts paid on our behalf as payable to an affiliate on our consolidated balance sheets. In connection with the DraftKings Merger, we agreed to amend the Trademark License Agreement pursuant to terms agreed to in the Merger Agreement, including, among other things, to extend the term of the Trademark License Agreement from twenty years to fifty years.
A&R Online Gaming Operations Agreement
In connection with the Acquisition Transaction, we entered into an amended and restated online gaming operations agreement (the “A&R Online Gaming Operations Agreement”) with GNAC pursuant to which GNAC granted us the right to host, manage, control, operate, support and administer, under GNAC’s land-based casino operating licenses, the Golden Nugget-branded online gaming business, live dealer studio in New Jersey and the third-party operators. In addition, we are responsible for managing, administering and operating GNAC’s online gaming business and providing services to GNAC in connection with the management and administration of certain platform agreements and GNAC is required to provide certain operational and infrastructure services to GNOG LLC in connection with its New Jersey operations. In addition to the 3% royalty payable pursuant to the Trademark License Agreement as described above, we are also obligated to reimburse GNAC for certain expenses incurred by GNAC in connection with the New Jersey online gaming business, such as New Jersey licensing costs, regulatory fees, certain gaming taxes and other expenses incurred by GNAC directly in connection with our operations in New Jersey. The A&R Online Gaming Operations Agreement has a term of five years commencing from April 2020 and is renewable by us for an additional five-year term. The A&R Online Gaming Operations Agreement also provides for, among other things, (a) minimum performance standards under which we are required to operate the Golden Nugget online gaming business, and (b) an arms-length risk allocation framework (including with respect to insurance and indemnification obligations).

Lease Agreements
We lease a portion of the space within the Golden Nugget Atlantic City Hotel & Casino located at 600 Huron Ave, Atlantic City, NJ 08401 (the “Atlantic City Hotel and Casino”) from GNAC for the operation of an online live casino table gaming studio from which live broadcasted casino games are offered to online gaming customers. The lease has a five-year term from April 27, 2020, plus one five-year renewal period.
We also have the right to use certain office and equipment spaces within the Atlantic City Hotel and Casino and GNAC’s headquarters in Houston, Texas, and have entered into new lease agreements with respect to such spaces (see Note 9).
Services Agreement
In connection with the Acquisition Transaction, we terminated our prior shared services agreement and entered into the Services Agreement (together, the “Services Agreements”) with Golden Nugget to provide for the performance of certain services. Pursuant to the Services Agreement entered, GNAC and Golden Nugget have agreed to provide certain services and facilities, including payroll, accounting, financial planning and other agreed upon services, to us from time to time and we have agreed to provide continued management, consulting and administrative services to Golden Nugget’s applicable subsidiary in connection with retail sports wagering conducted and such subsidiary’s brick-and-mortar casino. Under this agreement, each party is responsible for its own expenses and the employer of any shared employee is responsible for such shared employee’s total compensation. We are also obligated to reimburse the party providing the service or facilities at cost. Reimbursements we expensed under the Services Agreements totaled $66 thousand and $58 thousand for the three months ended September 30, 2021 and 2020, respectively. Reimbursements we expensed under the Services Agreements totaled $0.2 million and $0.2 million for the nine months ended September 30, 2021 and 2020, respectively. The Services Agreement is expected to be terminated in connection with the closing of the DraftKings Merger.
Agreement with Danville Development
On November 18, 2020, we entered into a definitive agreement with Danville Development, LLC (“Danville Development”) for market access to the State of Illinois. Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget, LLC and an affiliate of ours, formed to build a new Golden Nugget branded casino in Danville, Illinois, pending obtaining all regulatory approvals. GN Danville, LLC will own a 25% equity interest in Danville Development and has an option to purchase the other equity interests in the future at a price to be determined pursuant to definitive agreement. The definitive agreement has a term of 20 years and requires us to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, under the definitive agreement, we hold the exclusive right to offer online sports wagering and, if permitted by law in the future, online casino wagering. We have committed to cause to be provided a mezzanine loan in the amount of $30.0 million to Danville Development, which will indirectly benefit GN Danville, LLC, for the development and construction of the casino.
The foregoing agreements were entered into between related parties and were not the result of arm’s-length negotiations. Accordingly, the terms of the transactions may have been more or less favorable than might have been obtained from unaffiliated third parties.
Tax Sharing Agreement
Prior to the closing of the Acquisition Transaction, we were subject to a tax sharing agreement with the parent of Old GNOG. Amounts owed under the tax sharing agreement as of September 30, 2021 and December 31, 2020 were $2.2 million included in payable to an affiliate on our consolidated balance sheets.
11. Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date the unaudited condensed consolidated financial statements were issued.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
Among
GOLDEN NUGGET ONLINE GAMING, INC.,
DRAFTKINGS INC.,
NEW DUKE HOLDCO, INC.,
DUKE MERGER SUB, INC.,
and
GULF MERGER SUB, INC.
Dated as of August 9, 2021

A-i

A-ii

A-iii

A-iv

ANNEXES, EXHIBITS AND SCHEDULES
Annex
Annex A Certain Definitions
Exhibits
Exhibit A Form of the Certificate of Incorporation of Gulf Merger Sub
Exhibit B Form of Company Written Consent

A-v

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 9, 2021, is entered into by and among Golden Nugget Online Gaming, Inc., a Delaware corporation (the “Company”), DraftKings Inc., a Nevada corporation (“Parent”), New Duke Holdco, Inc., a Nevada corporation and a wholly owned Subsidiary of Parent (“Holdco”), Duke Merger Sub, Inc., a Nevada corporation and a wholly owned Subsidiary of Holdco (“Duke Merger Sub”), and Gulf Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Gulf Merger Sub” and, together with Duke Merger Sub, the “Merger Subs”). The Company, Parent, Holdco and the Merger Subs are referred to herein as the “Parties” and each, a “Party”.
RECITALS
WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Duke Merger Sub shall merge with and into Parent (the “Duke Merger”), with Parent surviving the Duke Merger and becoming a wholly owned Subsidiary of Holdco, pursuant to the provisions of the Nevada Revised Statutes (the “NRS”);
WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, immediately following the Duke Merger, Gulf Merger Sub shall merge with and into the Company (the “Gulf Merger” and, together with the Duke Merger, the “Mergers”), with Gulf surviving the Gulf Merger and becoming a wholly owned Subsidiary of Holdco, pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”);
WHEREAS, the Parties intend that, pursuant to the Opco Unit Contribution Agreement, immediately after the Mergers and as part of a plan with the Mergers, Fast Merger Corp. shall contribute its 40.5% partnership interest in LHGN HoldCo, LLC to Holdco in exchange for shares of Class A Common Stock of Holdco, par value $0.0001 per share (the “Holdco Class A Common Stock”; and such transaction, the “Opco Unit Contribution”);
WHEREAS, the Parties intend that, immediately after the Opco Unit Contribution, Holdco shall contribute its 40.5% partnership interest in LHGN HoldCo to the Gulf Surviving Corporation in exchange for Company Common Stock (together with the Mergers, the Opco Unit Contribution and the other transactions contemplated by this Agreement, the “Transactions”);
WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of a special committee of the Company Board (the “Company Special Committee”), has (a) approved and declared advisable this Agreement and the Transactions, including the Gulf Merger, on the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement and the Transactions are fair to, and in the best interests of, the Company, and the holders of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Company Class A Common Stock”), and the holders of shares of the Company’s Class B common stock, par value $0.0001 per share (the “Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”), and (c) resolved to recommend that the holders of shares of Company Common Stock approve the Transactions, including the Gulf Merger, and adopt this Agreement;
WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously approved this Agreement and the Transactions, including the Duke Merger, all on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the board of directors of Holdco has approved and declared advisable this Agreement and the Transactions, including the Mergers and the issuance of shares of Class A common stock, par value $0.0001 per share, of Holdco (the “Holdco Class A Common Stock”) and Class B common stock, par value $0.0001 per share, of Holdco (the “Holdco Class B Common Stock” and, together with the Holdco Class A Common Stock, the “Holdco Common Stock”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NRS;
WHEREAS, the board of directors of Duke Merger Sub has approved the Duke Merger upon the terms and subject to the conditions set forth in this Agreement and has approved and declared advisable this Agreement;

WHEREAS, the board of directors of Gulf Merger Sub has approved the Gulf Merger upon the terms and subject to the conditions set forth in this Agreement and has approved and declared advisable this Agreement;
WHEREAS, it is intended that, for federal income tax purposes, (i) each of the Mergers shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986 and/or, taken together with the Opco Unit Contribution, as an “exchange” described in Section 351 of the Code, and (ii) the Opco Unit Contribution, taken together with the Mergers, shall qualify as an “exchange” described in Section 351 of the Code;
WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and material inducement to Parent’s and each of the Merger Sub’s willingness to enter into this Agreement, Tilman J. Fertitta, an individual resident of the State of Texas (“Fertitta”), Landry’s Fertitta, LLC, and Fertitta Entertainment, Inc. are entering into an agreement with Parent (the “Fertitta Agreement”) pursuant to which and on the terms and subject to the conditions thereof, Fertitta has agreed, among other things, (a) not to transfer any shares of Company Common Stock beneficially owned by Fertitta (the “Fertitta Shares”) prior to the earlier of (i) the date that is six (6) months after the Gulf Effective Time and (ii) the date on which this Agreement is terminated in accordance with its terms and (b) to confirm that no amounts are or will become due as a result of the transactions described in this Agreement pursuant to Article IV of the TRA and to terminate the TRA as of the Gulf Effective Time;
WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and material inducement to Parent’s, Holdco’s and each of the Merger Sub’s willingness to enter into this Agreement, Crown Gaming Inc. and Fertitta Entertainment, Inc. are entering into that certain Master Commercial Agreement (the “Commercial Agreement”), pursuant to which and on the terms and subject to the conditions thereof, the parties thereto have agreed to certain commercial arrangements in respect of, among other things, online sports betting services and iGaming offerings;
WHEREAS, concurrently with the Closing, as a condition and material inducement to Parent’s, Holdco’s and each of the Merger Sub’s willingness to enter into this Agreement, Golden Nugget, LLC (“GN LLC”), GNLV, LLC (“GNLV”) and the Company will enter into an amendment (the “Amendment to the Trademark License Agreement”), as mutually agreed by the Parties in good faith, to amend the Trademark License Agreement, effective as of December 29, 2020, by and among GN LLC, GNLV and the Company;
WHEREAS, concurrently with Closing, as a condition and material inducement to Parent’s and each of the Merger Sub’s willingness to enter into this Agreement, Parent (and/or its applicable Affiliates) and the Fertitta Entities (and/or their applicable Affiliates) will enter into that certain Transition Services Agreement (the “Transition Services Agreement”), pursuant to which, the Fertitta Entities (and/or their applicable Affiliates) will provide certain transition services to Parent (and/or its applicable Affiliates); and
WHEREAS, the Company, Parent, Holdco and each of the Merger Subs desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Transactions and set forth certain conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:
ARTICLE I
THE MERGER
1.1   The Mergers.
(a)   On the terms and subject to the conditions set forth in this Agreement, (a) at the Duke Effective Time, Duke Merger Sub shall be merged with and into Parent in accordance with the NRS and the separate corporate existence of Duke Merger Sub shall thereupon cease, (b) Parent shall be the surviving corporation in the Duke Merger (sometimes hereinafter referred to as the “Duke Surviving Corporation”) and from and after the Duke Effective Time, shall be a wholly owned Subsidiary of Holdco and the separate corporate existence of Parent with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Duke Merger as provided in the NRS, and (c) the Duke Merger shall have such other effects as provided in the NRS, in each case, except as expressly set forth in this Agreement (to the extent permitted by applicable Laws).
(b)   On the terms and subject to the conditions set forth in this Agreement, (a) at the Gulf Effective Time, Gulf Merger Sub shall be merged with and into the Company in accordance with the DGCL and the separate corporate existence of Gulf Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Gulf Merger (sometimes hereinafter referred to as the “Gulf Surviving Corporation”, and together with Duke Surviving Corporation, collectively “Surviving Corporations”) and from and after the Gulf Effective Time, shall be a wholly owned Subsidiary of Holdco and the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Gulf Merger as provided in the DGCL, and (c) the Gulf Merger shall have such other effects as provided in the DGCL, in each case, except as expressly set forth in this Agreement (to the extent permitted by applicable Laws).
(c)   In connection with the Mergers and prior to the Duke Effective Time, Holdco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdco Common Stock to permit the issuance of shares of Holdco Common Stock to the holders of shares of Parent Common Stock as of the Duke Effective Time and Company Common Stock as of the Gulf Effective Time, as applicable, in accordance with this Agreement.
1.2   Closing.   The closing of the Mergers (the “Closing”) shall take place electronically through the exchange of documents via e-mail, at 9:00 a.m. (New York Time) on the third Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or at such other date, time or place (or by means of remote communication) as the Parties may mutually agree in writing (the date on which the Closing actually occurs, the “Closing Date”).
1.3   Effective Time.   As soon as practicable following, and on the date of, the Closing, the Company and Parent will cause (i) articles of merger relating to the Duke Merger (the “Duke Articles of Merger”) to be executed and filed with the Nevada Secretary of State as provided in NRS 92A.200 and NRS 92A.230 and (ii) a certificate of merger relating to the Gulf Merger (the “Gulf Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Duke Merger shall become effective at the time when the Duke Articles of Merger have been duly filed with and accepted by the Nevada Secretary of State or at such later date and time as may be agreed by the Parties in writing and specified in the Duke Articles of Merger (such date and time, the “Duke Effective Time”). The Gulf Merger shall become effective at the time when the Gulf Certificate of Merger has been duly filed with and accepted by the Secretary of State of the State of Delaware or at such later date and time as may be agreed by the Parties in writing and specified in the Gulf Certificate of Merger (such date and time, the “Gulf Effective Time”, and together with the Duke Effective Time, the “Effective Times”).
1.4   Articles of Incorporation and Certificate of Incorporation of the Surviving Corporations.
(a)   Immediately prior to the Duke Effective Time, Parent and Holdco shall take all requisite action necessary to cause the articles of incorporation of Holdco in effect immediately prior to the Duke Effective Time to contain provisions identical to the articles of incorporation of Parent immediately prior to the Duke Effective Time except that Holdco shall amend its articles of incorporation to change the name of Holdco to “DraftKings Inc.”, which amendment shall be effective as of the Duke Effective Time.
(b)   At the Duke Effective Time, pursuant to the Duke Merger, the articles of incorporation of the Duke Surviving Corporation (the “Duke Surviving Corporation Articles of Incorporation”) shall continue to be the articles of incorporation of Parent in effect immediately prior to the Duke Effective Time, except that the name of the Duke Surviving Corporation shall be replaced by a name to be determined by Parent prior to the Duke Effective Time and shall be amended as set forth below, until thereafter amended as provided therein or by applicable Law:

(c)   At the Gulf Effective Time, the certificate of incorporation of the Gulf Surviving Corporation (the “Gulf Surviving Corporation Certificate of Incorporation”) as in effect immediately prior to the Gulf Effective Time shall be amended and restated as of the Gulf Effective Time to be in the form of (except with respect to the name of the Company and the sole incorporator) the certificate of incorporation of Gulf Merger Sub set forth in Exhibit A to this Agreement, and as so amended shall be the certificate of incorporation of the Gulf Surviving Corporation until thereafter amended, subject to Section 6.14, as provided therein or by applicable Laws.
1.5   Bylaws of the Surviving Corporations.
(a)   The Parties shall take all actions necessary so that the bylaws of Duke Merger Sub in effect immediately prior to the Duke Effective Time shall become the bylaws of the Duke Surviving Corporation (the “Duke Bylaws”) at the Duke Effective Time, until thereafter amended, as provided therein or by applicable Law.
(b)   The Parties shall take all actions necessary so that the bylaws of Gulf Merger Sub in effect immediately prior to the Gulf Effective Time shall be the bylaws of the Gulf Surviving Corporation (the “Gulf Bylaws”), until thereafter amended, subject to Section 6.14, as provided therein or by applicable Law.
(c)   The Parties shall take all actions necessary so that the bylaws of Holdco in effect immediately prior to the Duke Effective Time shall be the bylaws of the Parent immediately prior to the Duke Effective Time, until thereafter amended, as provided therein or by applicable Law.
1.6   Directors of the Duke Surviving Corporation.   The Parties shall take all actions necessary so that the board of directors of Duke Merger Sub at the Duke Effective Time shall, from and after the Duke Effective Time, be the directors of the Duke Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Duke Surviving Corporation Articles of Incorporation and Duke Bylaws.
1.7   Officers of the Duke Surviving Corporation.   The Parties shall take all actions necessary so that the officers of the Duke Merger Sub at the Duke Effective Time shall, from and after the Duke Effective Time, be the officers of the Duke Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Duke Surviving Corporation Articles of Incorporation and the Duke Bylaws.
1.8   Directors of the Gulf Surviving Corporation.   The Parties shall take all actions necessary so that the board of directors of Gulf Merger Sub at the Gulf Effective Time shall, from and after the Gulf Effective Time, be the directors of the Gulf Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Gulf Surviving Corporation Certificate of Incorporation and the Gulf Bylaws.
1.9   Officers of the Gulf Surviving Corporation.   The Parties shall take all actions necessary so that the officers of Gulf Merger Sub at the Gulf Effective Time shall, from and after the Gulf Effective Time, be the officers of the Gulf Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Gulf Surviving Corporation Certificate of Incorporation and the Gulf Bylaws.
1.10   Directors of Holdco.   Subject to Section 6.20, the Parties shall take all actions necessary so that the board of directors of Parent at the Duke Effective Time shall, from and after the Duke Effective Time, be the directors of Holdco until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of Holdco.
1.11   Officers of Holdco.   The Parties shall take all actions necessary so that the officers of Parent at the Duke Effective Time shall, from and after the Duke Effective Time, be the officers of Holdco until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of Holdco.

ARTICLE II
MERGER CONSIDERATION; EFFECT OF THE MERGER ON CAPITAL STOCK
2.1   Gulf Merger Consideration; Conversion of Shares of Company Common Stock.   At the Gulf Effective Time, by virtue of the Gulf Merger and without any action on the part of the Parties or any holder of any capital stock of the Company, Holdco or Gulf Merger Sub each share of Company Common Stock issued and outstanding immediately prior to the Gulf Effective Time other than Excluded Shares (such shares of Company Common Stock, the “Eligible Shares”) shall be converted into, and become exchangeable for 0.365 (the “Exchange Ratio”) shares of Holdco Class A Common Stock (such fraction of a share of Holdco Class A Common Stock, the “Gulf Merger Consideration”).
2.2   Conversion of Shares of Company Common Stock.   By virtue of the Gulf Merger and without any action on the part of the Parties or any holder of any capital stock of the Company, all of the Eligible Shares shall represent the right to receive the Gulf Merger Consideration pursuant to this Article II, shall cease to be outstanding, shall be cancelled and shall cease to exist as of the Gulf Effective Time, and each certificate formerly representing any of the Eligible Shares (each, a “Certificate”) and each book-entry account formerly representing any non-certificated Eligible Shares (each, a “Book-Entry Share”) shall thereafter represent only the right to receive the Gulf Merger Consideration and the right, if any, to receive pursuant to Section 3.5 cash in lieu of fractional shares of Holdco Class A Common Stock into which such Eligible Shares have been converted pursuant to this Section 2.2 and any dividends or other distributions pursuant to Section 3.3.
2.3   Cancellation of Excluded Shares.   Each Excluded Share shall, by virtue of the Gulf Merger and without any action on the part of the Parties or any holder of any Excluded Share, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist.
2.4   Parent, Holdco, Duke Merger Sub and Gulf Merger Sub.
(a)   At the Duke Effective Time, by virtue of the Duke Merger and without any action on the part of the holders of any capital stock of Parent, Holdco or Duke Merger Sub:
(i)   Each share of Parent Common Stock held in treasury by Parent that is not held on behalf of a third party (excluding, for the avoidance of doubt, any shares of Parent Common Stock that are held by Subsidiaries of Parent (such shares of Parent Common Stock, the “Subsidiary Owned Parent Shares”)) immediately prior to the Duke Effective Time shall be canceled without payment of any consideration therefor and shall cease to exist.
(ii)   (x) Each share of Parent Class A Common Stock issued and outstanding (including, for the avoidance of doubt, any Subsidiary Owned Parent Shares) immediately prior to the Duke Effective Time (other than any shares of Parent Class A Common Stock to be canceled pursuant to Section 2.4(a)(i)) shall cease to be outstanding, shall be cancelled, shall cease to exist and shall be converted, in accordance with NRS 100(2)(d)), into one validly issued, fully paid and non-assessable share of Holdco Class A Common Stock and (y) each share of Parent Class B Common Stock issued and outstanding (including, for the avoidance of doubt, any Subsidiary Owned Parent Shares) immediately prior to the Duke Effective Time (other than any shares of Parent Class B Common Stock to be canceled pursuant to Section 2.4(a)(i)) shall be converted, in accordance with NRS 92A.100(2)(d), into one validly issued, fully paid and non-assessable share of Class B Common Stock of Holdco (the “Holdco Class B Common Stock”; and such consideration, the “Duke Merger Consideration”).
(iii)   Each share of common stock, par value $0.0001 per share, of Duke Merger Sub issued and outstanding immediately prior to the Duke Effective Time shall be converted into one share of common stock, par value $0.0001 per share, of the Duke Surviving Corporation, which shall constitute the only outstanding shares of common stock of the Duke Surviving Corporation immediately following the Duke Effective Time.
(iv)   Each share of capital stock of Holdco that is owned by Parent shall be canceled and shall cease to be outstanding, shall be cancelled and shall cease to exist as of the Duke Effective Time, without payment of consideration therefor.

(v)   All shares of Parent Common Stock converted into the Duke Merger Consideration pursuant to this Section 2.4(a) shall cease to be outstanding, shall be cancelled and shall cease to exist, and (1) each certificate (a “Parent Certificate”) formerly representing any such shares of Parent Common Stock converted into the Duke Merger Consideration pursuant to this Section 2.4(a) and (2) each book-entry account formerly representing any such uncertificated shares of Parent Stock so converted (“Uncertificated Parent Shares”) shall thereafter represent, in respect of Parent Class A Common Stock, shares of Holdco Class A Common Stock (without any requirement for the surrender of any Parent Certificates or Uncertificated Parent Shares), with each Parent Certificate representing automatically an equivalent number of shares of Holdco Class A Common Stock and, with respect to Parent Class B Common Stock, shares of Holdco Class B Common Stock (without any requirement for the surrender of any Parent Certificates or Uncertificated Parent Shares), with each Parent Certificate representing automatically an equivalent number of shares of Holdco Class B Common Stock.
(b)   Each share of common stock, par value $0.0001 per share, of Gulf Merger Sub issued and outstanding immediately prior to the Gulf Effective Time shall be converted into one share of common stock, par value $0.0001 per share, of the Gulf Surviving Corporation, which shall constitute the only outstanding shares of common stock of the Gulf Surviving Corporation immediately following the Gulf Effective Time.
2.5   Treatment of Equity Awards.
(a)   Company RSUs.   At the Gulf Effective Time, each outstanding restricted stock unit (a “Company RSU”) issued under the 2020 Incentive Award Plan (the “Company Stock Plan”) shall automatically and without any required action on the part of the holder thereof vest, then be cancelled and shall thereafter only entitle the holder of such Company RSU to receive (without interest) a number of shares of Holdco Class A Common Stock (rounded down to the nearest whole number of shares) equal to (x) the product obtained by multiplying (i) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Gulf Effective Time by (ii) the Exchange Ratio, less (y) a number of shares of Holdco Class A Common Stock (rounded up to the nearest whole number of shares) equal to the applicable Taxes required to be withheld with respect to such Company RSU settlement.
(b)   Company Equity Payments.   No later than the first regularly scheduled payroll date that is not less than five Business Days after the Closing Date, the Gulf Surviving Corporation shall, through the payroll system of the Gulf Surviving Corporation, deliver or cause to be delivered to the holders of Company RSUs, the shares of Holdco Class A Common Stock contemplated by Section 2.5(a), respectively (collectively, the “Company Equity Payments”); provided, however, that to the extent the holder of a Company RSU is not and was not at any time during the applicable vesting period a Company Employee, such amounts shall not be paid through the payroll system, but shall be paid by the Exchange Agent pursuant to Section 3.1. The payment of a Company Equity Payment with respect to a Company RSU pursuant to this Section 2.5(b), whether by or on behalf of the Gulf Surviving Corporation or the Exchange Agent, shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company RSU.
(c)   Parent Equity Awards.
(i)   At the Duke Effective Time, each outstanding restricted stock unit (a “Parent RSU”) issued under the Parent Stock Plans shall automatically and without any required action on the part of the holder thereof, cease to represent a restricted stock unit denominated in one share of Parent Class A Common Stock and shall be converted into a restricted stock unit denominated in one share of Holdco Class A Common Stock (a “Holdco RSU”). Except as specifically provided above, following the Duke Effective Time, each such Holdco RSU shall continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable Parent RSU immediately prior to the Duke Effective Time.
(ii)   At the Duke Effective Time, each outstanding option to purchase a share of Parent Class A Common Stock (a “Parent Option” and, the Parent Options together with the Parent RSUs, the “Parent Equity Awards”) under the Parent Stock Plans shall, automatically and without any required action on the part of the holder thereof, cease to represent an option to purchase one share of Parent Class A Common Stock and shall be converted into an option to purchase one share of Holdco Class A

Common Stock (a “Holdco Option”), at an exercise price per share equal to the exercise price per share of Parent Class A Common Stock of such Parent Option immediately prior to the Duke Effective Time. Except as specifically provided above, following the Duke Effective Time, each Holdco Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to such Parent Option immediately prior to the Duke Effective Time.
(d)   Company, Holdco and Parent Actions.
(i)   At or prior to the Gulf Effective Time, the Company and the Company Board, as applicable, shall adopt any resolutions and take any actions that are necessary to (x) effectuate the treatment of the Company RSUs pursuant to Section 2.5(a) and (y) cause the Company Stock Plan to terminate at or prior to the Gulf Effective Time. The Company shall take all actions necessary to ensure that from and after the Gulf Effective Time neither Parent nor the Gulf Surviving Corporation will be required to deliver shares of Company Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of Company RSUs.
(ii)   At or prior to the Duke Effective Time, Parent, the compensation committee of the Parent Board and the Parent Board, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Parent RSUs and Parent Options pursuant to Section 2.5(c). Parent shall take all actions necessary to ensure that from and after the Duke Effective Time, neither Parent nor the Duke Surviving Corporation will be required to deliver shares of Parent Common Stock or other capital stock of the Parent to any Person pursuant to or in settlement of Parent RSUs or Parent Options.
(iii)   At the Duke Effective Time, Holdco shall assume the Parent Stock Plans and as soon as practicable after the Duke Effective Time, as applicable, Holdco shall, if registration of the shares of Holdco Class A Common Stock issuable pursuant to awards granted under this Section 2.5 is required under the Securities Act, file with the SEC a registration statement on Form S-3 or Form S-8, if required, as the case may be (or any successor form), or another appropriate form with respect to such Holdco Class A Common Stock and shall use commercially reasonable efforts to have such registration statement declared effective as soon as practicable following such filing.
2.6   Treatment of Company Private Warrants.   At the Gulf Effective Time, each outstanding Company Private Warrant shall, automatically and without any required action on the part of the holder thereof, cease to represent a Company Private Warrant in respect of shares of Company Class A Common Stock and shall be converted into a warrant denominated in shares of Holdco Class A Common Stock (a “Holdco Private Warrant”). The number of shares of Holdco Class A Common Stock subject to each such Holdco Private Warrant shall be equal to the product (rounded to the nearest whole number) of (x) the number of shares of Company Class A Common Stock subject to such Holdco Private Warrant immediately prior to the Gulf Effective Time multiplied by (y) the Exchange Ratio, and the exercise price of such Holdco Private Warrant shall be determined by dividing (1) the per share exercise price of such Company Private Warrant immediately prior to the Gulf Effective Time by (2) the Exchange Ratio, which quotient shall be rounded down to the nearest whole cent. Except as expressly provided above, following the Gulf Effective Time, each such Holdco Private Warrant shall continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable Company Private Warrant immediately prior to the Gulf Effective Time.
2.7   Tax Consequences of the Mergers.   It is intended that (i) each of the Mergers shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and/or, taken together with the Opco Unit Contribution, as an “exchange” described in Section 351 of the Code, and that this Agreement is intended to be and is adopted as a “plan of reorganization” for the purposes of Sections 354 and 361 of the Code, and (ii) the Opco Unit Contribution, taken together with the Mergers, shall qualify as an “exchange” described in Section 351 of the Code (“Intended Tax Treatment”).

ARTICLE III
DELIVERY OF MERGER CONSIDERATION; PROCEDURES FOR SURRENDER
3.1   Exchange Agent.   At the Gulf Effective Time, Holdco shall deposit and Parent shall cause Holdco to deposit with an exchange agent selected by Parent to serve as the exchange agent (the “Exchange Agent”), for the benefit of the holders of Eligible Shares, (i) an aggregate number of shares of Holdco Common Stock to be issued in non-certificated book-entry form comprising approximately the amounts required to be delivered in respect of Eligible Shares pursuant to Section 2.1 and in respect of any Company RSUs to the extent provided pursuant to Section 2.5(a) and (ii) an aggregate amount of cash comprising approximately the amounts required to be delivered in respect of Eligible Shares pursuant to Section 3.5. In addition, Holdco shall deposit and Parent shall cause Holdco to deposit with the Exchange Agent, as necessary from time to time after the Gulf Effective Time, any dividends or other distributions, if any, to which the holders of Eligible Shares may be entitled pursuant to Section 3.3 with both a record and payment date after the Gulf Effective Time and prior to the surrender of such Eligible Shares. Such shares of Holdco Common Stock, cash and the amount of any dividends or other distributions deposited with the Exchange Agent pursuant to this Section 3.1, being the “Exchange Fund”. The Exchange Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. The cash portion of the Exchange Fund may be deposited by the Exchange Agent as reasonably directed by Parent; provided, however, that any deposit of such cash shall in all events be limited to (i) direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor Global Ratings Inc., respectively, (ii) certificates of deposit or bank repurchase agreements of commercial banks with capital exceeding $10 billion or (iii) AAA rated 2A-7 fixed NAV money market funds (or those of similar quality), or a combination of the foregoing clauses (i), (ii) and (iii), and, in any such case, no such instrument shall have a maturity exceeding three months. To the extent that there are losses with respect to such deposits, a default of an applicable bank or for any other reason any amount in the Exchange Fund is below that required to make prompt payment of the aggregate Gulf Merger Consideration and the other payments contemplated by this Article III, Parent shall promptly replace, restore or supplement the shares of Holdco Common Stock or cash, as applicable, in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Exchange Agent to make the payment of the aggregate Gulf Merger Consideration and the other payments contemplated by this Article III. Any interest and other income resulting from such deposit may become part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.1 shall be promptly returned to Holdco.
3.2   Procedures for Surrender.
(a)   With respect to Certificates, as promptly as reasonably practicable after the Gulf Effective Time, the Gulf Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of each such Certificate (i) notice advising such holders of the effectiveness of the Mergers, (ii) a letter of transmittal in customary form, which shall specify that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon delivery of the Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 3.7) to the Exchange Agent (the “Letter of Transmittal”), and (iii) instructions for surrendering a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 3.7)) to the Exchange Agent. Upon surrender to the Exchange Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 3.7) together with a duly executed and completed Letter of Transmittal and such other documents as may reasonably be required pursuant to such instructions, the Gulf Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of any such Certificate in exchange therefore, as promptly as reasonably practicable thereafter, (x) a statement reflecting the number of whole shares of Holdco Common Stock, if any, that such holder is entitled to receive pursuant to Article II in the name of such record holder and (y) a check in the amount (after giving effect to any required Tax withholdings as provided in Section 3.8) of (A) any cash in lieu of fractional shares of Holdco Common Stock plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to this Article III. Any Certificate that has been so surrendered shall be cancelled by the Exchange Agent.
(b)   With respect to Book-Entry Shares not held through DTC (each, a “Non-DTC Book-Entry Share”), as promptly as reasonably practicable after the Gulf Effective Time, the Gulf Surviving Corporation

shall cause the Exchange Agent to mail to each holder of record of a Non-DTC Book-Entry Share (i) a notice advising such holders of the effectiveness of the Merger, (ii) a statement reflecting the number of whole shares of Holdco Common Stock, if any, that such holder is entitled to receive pursuant to Article II in the name of such record holder and (iii) a check in the amount (after giving effect to any required Tax withholdings as provided in Section 3.8) of (A) any cash in lieu of fractional shares of Holdco Common Stock plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to this Article III.
(c)   With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Gulf Merger Consideration, cash in lieu of fractional shares of Holdco Common Stock, if any, and any unpaid non-stock dividends and any other dividends or other distributions, in each case, that such holder has the right to receive pursuant to this Article III.
(d)   No interest will be paid or accrued on any amount payable for Eligible Shares pursuant to this Article III.
3.3   Distributions with Respect to Unsurrendered Certificates.   All shares of Holdco Common Stock to be issued pursuant to the Mergers (including any shares of Holdco Common Stock issued pursuant to Section 2.5(b) or Section 2.5(d)) shall be deemed issued and outstanding as of the Gulf Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Holdco Common Stock, the record date for which is at or after the Gulf Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of shares of Holdco Common Stock shall be paid to any holder of any un-surrendered Certificate until the Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 3.7) is surrendered for exchange in accordance with this Article III. Subject to applicable Law, following such surrender, there shall be issued or paid to the holder of record of the whole shares of Holdco Common Stock issued in exchange for Eligible Shares in accordance with this Article III, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Gulf Effective Time theretofore payable with respect to such whole shares of Holdco Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Holdco Common Stock with a record date after the Gulf Effective Time and prior to surrender, but with a payment date subsequent to surrender.
3.4   Transfers.
(a)   From and after the Gulf Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Gulf Effective Time. From and after the Gulf Effective Time, the holders of Certificates or Book-Entry Shares shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable Law. If, after the Gulf Effective Time, Certificates are presented to the Gulf Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(b)   With respect to Certificates, in the event of a transfer of ownership of any Certificate that is not registered in the transfer books of the Company as of the Gulf Effective Time, the proper number of shares of Holdco Common Stock, together with a check for any cash (after giving effect to any required Tax withholdings as provided in Section 3.8) to be paid upon due surrender of the Certificate and any dividends or distributions in respect thereof, may be issued or paid to such a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to the Exchange Agent. Until surrendered as contemplated by this Section 3.4, each Certificate shall be deemed at any time after the Gulf Effective Time to represent only the right to receive the Gulf Merger Consideration, cash in lieu of fractional shares of Holdco Common Stock, if any, and any unpaid non-stock dividends and any other dividends or other distributions, in each case, payable or issuable pursuant to this Article III.

(c)   With respect to Book-Entry Shares, payment of the Gulf Merger Consideration, cash in lieu of fractional shares of Holdco Common Stock, if any, and any unpaid non-stock dividends and any other dividends or other distributions, in each case, payable or issuable pursuant to this Article III, shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books of the Company as of the Gulf Effective Time.
3.5   Fractional Shares.   Notwithstanding anything in this Agreement to the contrary, no fractional shares of Holdco Common Stock will be issued upon the conversion of shares of Company Common Stock pursuant to Section 2.1. In lieu of any such fractional shares, each holder of shares of Company Common Stock who would otherwise be entitled to such fractional shares of Holdco Common Stock shall be entitled to an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (a) the amount of the fractional share interest in a share of Holdco Common Stock to which such holder would, but for this Section 3.5, be entitled under Section 2.1 multiplied by (b) an amount equal to the average of the volume weighted average price per share of Parent Class A Common Stock on the New York Stock Exchange as reported in the Eastern Edition of The Wall Street Journal on the Trading Day immediately prior to the Gulf Effective Time for ten Trading Days ending on the fifth full Business Day immediately prior to the Closing Date. No holder of Eligible Shares shall be entitled by virtue of the right to receive cash in lieu of fractional shares of Holdco Common Stock described in this Section 3.5 to any dividends, voting rights or any other rights in respect of any fractional share of Holdco Common Stock. The payment of cash in lieu of fractional shares of Holdco Common Stock is not a separately bargained-for consideration but merely represents a mechanical rounding-off of the fractions in the exchange.
3.6   Termination of Exchange Fund.   Any portion of the Exchange Fund (including the proceeds of any deposit of the Exchange Fund and any shares of Holdco Common Stock) that remains unclaimed by the 180th day after the Gulf Effective Time shall be delivered to Parent. Any holder of Eligible Shares who has not theretofore complied with this Article III shall thereafter look only to Parent for delivery of the Gulf Merger Consideration, cash in lieu of fractional shares of Holdco Common Stock, if any, and any unpaid non-stock dividends and any other dividends or other distributions, in each case, that such holder has the right to receive pursuant to this Article III.
3.7   Lost, Stolen or Destroyed Certificates.   In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in customary amount and upon such terms as may be required as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Gulf Merger Consideration, cash in lieu of fractional shares of Holdco Common Stock, if any, and any unpaid non-stock dividends and any other dividends or other distributions, in each case, payable or issuable pursuant to this Article III, had such lost, stolen or destroyed Certificate been surrendered.
3.8   Withholding Rights.   Each of Parent, Holdco and the Gulf Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, Holdco or the Gulf Surviving Corporation, as applicable, such withheld amounts (i) shall be timely remitted by Parent, Holdco or the Gulf Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid.
3.9   Adjustments to Prevent Dilution.   Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement to the earlier of the Gulf Effective Time and termination in accordance with Article VIII, the issued and outstanding shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock or the issued and outstanding shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock shall have been changed into a different number of shares or securities or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or a stock dividend with a record date within such period shall have been declared, then the Gulf Merger Consideration shall be equitably adjusted to provide the stockholders of the Company, Holdco and Parent the same economic effect as contemplated by this Agreement prior to such event, and such items, so adjusted shall, from and after the date of such event, be the Gulf Merger Consideration. Nothing in this Section 3.9 shall be construed to permit the Parties to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement.
3.10   Parent Common Stock.   Each Parent Certificate outstanding immediately prior to the Duke Effective Time shall, from and after the Duke Effective Time and as a result of the Duke Merger, represent, in respect of Parent Class A Common Stock, an equivalent number of shares of Holdco Class A Common Stock, and in respect of Parent Class B Common Stock, an equivalent number of shares of Holdco Class B Common Stock. At the Duke Effective Time, Holdco shall cause the Exchange Agent to credit in the stock ledger and other appropriate books and records of Holdco an equivalent number of shares of Holdco Class A Common Stock and Holdco Class B Common Stock, as applicable, for any Uncertificated Parent Shares (other than any shares of Parent Common Stock canceled pursuant to Section 2.4(a)); provided, however, that if an exchange of Parent Certificates for new certificates representing shares of Holdco Common Stock is required by Law or is desired at any time by Holdco, in its sole discretion, Holdco shall arrange for such exchange on a one-for-one share basis. For the avoidance of doubt, from and after the Duke Effective Time, the former holders of Parent Common Stock, which has been converted into Holdco Class A Common Stock at the Duke Effective Time, shall be entitled to receive any dividends and distributions which may be made with respect to such shares of Holdco Class A Common Stock and the former holders of Parent Common Stock, which has been converted into Holdco Class A Common Stock at the Duke Effective Time, shall be entitled to receive any dividends and distributions which may be made with respect to such shares of Holdco Class A Common Stock.
3.11   No Dissenters’ Rights.   No dissenters’ or appraisal rights shall be available with respect to the Mergers or the Transactions pursuant to Section 262 of the DGCL, NRS 92A.390 or any other applicable Laws.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Company Reports filed with or furnished to the SEC prior to the date of this Agreement (excluding any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”), it being agreed that for purposes of the representations and warranties set forth in this Article IV, disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face, the Company hereby represents and warrants to Parent, Holdco and each of the Merger Subs as of the date of this Agreement and as of the Closing Date (other than such representations and warranties that are expressly made as of a certain date, which are made as of such date) that:
4.1   Organization, Good Standing and Qualification.   Each of the Company and each of its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of the Company and each of its Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Company’s Organizational Documents, each as amended prior to the execution of this Agreement, and complete and correct copies of its Subsidiaries’ Organizational Documents, each as amended prior to the execution of this Agreement, and each as made available to Parent is in full force and effect. Section 4.1 of the Company Disclosure Letter contains a correct and complete list of each jurisdiction in which the Company and its Subsidiaries are organized and qualified to do business.

4.2   Capital Structure of the Company.
(a)   The authorized capital stock of the Company consists of 270,000,000 shares of Company Common Stock, consisting of (i) 220,000,000 shares of Company Class A Common Stock, of which 46,570,396 shares were outstanding as of the close of business on August 6, 2021 (the “Equity Reference Date”), (ii) 50,000,000 shares of Company Class B Common Stock, of which 31,657,545 shares were outstanding as of the close of business on the Equity Reference Date, (iii) 1,000,000 shares of Company Preferred Stock, of which no shares were outstanding of the close of business on the Equity Reference Date, (iv) 2,342,495 Company RSUs issued and outstanding as of the close of business on the Equity Reference Date and (v) 5,883,333 warrants issued and outstanding as of the close of business on the Equity Reference Date entitling the holder thereof to purchase one share of Company Class A Common Stock at an exercise price of eleven dollars and fifty cents ($11.50) per share of Company Class A Common Stock pursuant to, and subject to adjustments as provided by, the terms of the Warrant Agreement (the “Company Private Warrants”). All of the outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no shares of Company Common Stock or Company Preferred Stock reserved for issuance, except that, as of the close of business on the Equity Reference Date, there were 5,365,974 shares of Company Class A Common Stock reserved for issuance pursuant to the Company Stock Plan, 9,166,667 shares of Company Class A Common Stock issuable pursuant to the Warrant Agreement and 31,657,545 shares of Company Class A Common Stock reserved pursuant to the Amended and Restated Limited Liability Company Agreement of LHGN Holdco, dated December 29, 2020. The authorized equity interests of LHGN Holdco consist of 46,570,396 Class A limited liability company membership interests (the “Class A Units”) and 31,657,545 Class B limited liability company membership interests (the “Class B Units”, and together with the Class A Units, the “Units”), in each case as of the close of business on the Equity Reference Date. All of the outstanding Units have been duly authorized and are validly issued, fully paid and nonassessable. LHGN Holdco has no Units reserved for issuance. Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any pledge, lien, charge, option, hypothecation, mortgage, security interest, adverse right, prior assignment, license, sublicense or any other encumbrance of any kind or nature whatsoever, whether contingent or absolute, or any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing (an “Encumbrance”, and any action of correlative meaning, to “Encumber”). Neither the Company nor LHGN Holdco has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
(b)   Section 4.2(b) of the Company Disclosure Letter sets forth a correct and complete listing of all outstanding Company RSUs as of the close of business on the Equity Reference Date, setting forth the number of shares of Company Common Stock subject to each Company RSU award and the holder and grant date. Each Company RSU was granted in compliance with applicable Law and the terms and conditions of the Company Stock Plan. Except as set forth in Section 4.2(a), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of or interests in the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to or giving any Person a right to subscribe for or acquire, any securities of or interests in the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Upon any issuance of any shares of Company Common Stock in accordance with the terms of the Company Stock Plan, such shares of Company Common Stock will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Encumbrance. Since the close of business on the Equity Reference Date, no shares of Company Common Stock have been issued, except pursuant to grants of Company RSUs outstanding prior to the date of this Agreement and in accordance with the terms of the Company Stock Plan.
(c)   Section 4.2(c) of the Company Disclosure Letter sets forth (i) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary and (ii) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such company. The Company does not own, directly or indirectly, any voting interest in any Person that requires an additional filing by Parent under the HSR Act.
4.3   Corporate Authority; Approval and Fairness.
(a)   The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject only to the affirmative vote or written consent of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on such matter adopting this Agreement (the “Requisite Company Vote”). The delivery of the Company Written Consent would satisfy the Requisite Company Vote. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).
(b)   The Company Board, acting upon the unanimous recommendation of the Company Special Committee, has (i) approved and declared advisable this Agreement and the Transactions, including the Gulf Merger, (ii) determined that this Agreement and the Transactions, including the Gulf Merger, are fair to, and in the best interests of, the Company and the holders of Company Common Stock, (iii) resolved to recommend that the holders of shares of Company Common Stock approve the Gulf Merger and adopt this Agreement (the “Company Recommendation”) and (iv) directed that this Agreement be submitted to the holders of shares of Company Common Stock for their adoption. The Company Special Committee has received the opinion of its financial advisor, Spectrum Gaming Capital, to the effect that, as of the date of such opinion and based upon and subject to various qualifications, assumptions, limitations and other matters set forth therein, the Gulf Merger Consideration to be received by the holders of Company Common Stock (other than Fertitta and his affiliates and Jefferies Financial Group Inc. and its affiliates) in the Transactions is fair, from a financial point of view, to such holders, a copy of which opinion will be delivered to Parent (as promptly as reasonably practicable after receipt by the Company Special Committee) solely for informational purposes (it being agreed that such opinion is for the benefit of the Company Special Committee and may not be relied upon by Parent, Holdco or either Merger Sub), and such opinion has not been withdrawn, revoked or modified.
4.4   Governmental Filings; No Violations; Certain Contracts, Etc.
(a)   Other than the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (i) pursuant to the DGCL, (ii) under the HSR Act, the Exchange Act and the Securities Act, (iii) required to be made with NASDAQ or the NASDAQ Global Market LLC, (iv) under state securities, takeover and “blue sky” Laws, and (v) required by any Gaming Regulatory Authority or Applicable Gaming Laws as set forth in Section 4.4(a) of the Company Disclosure Letter (the “Requisite Gaming Approvals”, and collectively with the approvals described in clauses (i) through (iv), the “Company Approvals”), no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by the Company with, nor are any required to be made or obtained by the Company with or from any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions, or in connection with the continuing operation of the business of the Company and its Subsidiaries following the Gulf Effective Time, except as would not, individually or in the aggregate, have a Company Material Adverse Effect or reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.
(b)   The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Transactions will not, constitute or result in (i) subject to the Requisite Company Vote, a breach or violation of, or a default under, the Organizational Documents of the Company or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of the Company or any of its Subsidiaries pursuant to, any

Contract binding upon the Company or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 4.4(a), under any Law to which the Company or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon the Company or any of its Subsidiaries, except, in the case of clauses (ii) or (iii) above, as would not, individually or in the aggregate, have, a Company Material Adverse Effect or reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.
4.5   Company Reports; Financial Statements; Internal Controls.
(a)   The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since the Applicable Date (the forms, statements, reports and documents filed or furnished to the SEC since the Applicable Date and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished, complied, or if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. As of their respective dates (or, if amended, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(b)   The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ Global Market LLC. Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) thereunder, or the rules and regulations promulgated by the SEC, since the Applicable Date, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of the Company.
(c)   Following the consummation of the Transactions, the Company will not be required to be an SEC registrant.
(d)   The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the asset of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The records, systems, controls, data and information of the Company and its Subsidiaries that are used in the systems of disclosure controls and procedures and of financial reporting controls and procedures described above are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of the Company or a wholly owned Subsidiary of the Company or its accountants, except as would not reasonably be expected to adversely affect or disrupt, in any material respect, the Company’s systems of disclosure controls and procedures and of financial reporting controls and procedures or the reports generated thereby.
(e)   The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board, (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of the Company Board any material weaknesses in internal control over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent (x) a summary of any such disclosure made by management to the Company’s auditors and audit committee since the Applicable Date and (y) any material communication since the Applicable Date made by management or the Company’s auditors to the audit committee required or contemplated by listing standards of NASDAQ Global Market LLC, the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company. The Company has made available to Parent a summary of all material complaints or concerns relating to other matters made since the Applicable Date through the Company’s whistleblower hot-line or equivalent system for receipt of employee concerns regarding possible material violations of Law. For the purposes of the three immediately preceding sentences, “Company” shall be deemed to include any entity which has undertaken the business of the Company and its Subsidiaries since January 1, 2018.
(f)   Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or, in the case of Company Reports filed after the date of this Agreement, will fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations, changes in stockholders’ deficit and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or in the case of Company Reports filed after the date of this Agreement, will fairly present in all material respects the results of operations, retained earnings (loss) and changes in financial position, as applicable, of such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or in the notes thereto.
(g)   The books of account of the Company and its Subsidiaries have been kept accurately in all material respects in the Ordinary Course, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company and its Subsidiaries have been properly recorded therein in all material respects. The corporate records and minute books of the Company and each of its Subsidiaries have been maintained in accordance with all applicable Law in all material respects, and such corporate records and minute books are complete and accurate in all material respects, including, but not limited to, the fact that the minute books contain the minutes of all meetings of the boards of directors, committees of the board and stockholders and all resolutions passed by the boards of directors, committees of the boards and the stockholders, except that minutes of certain recent meetings of the Company Board or committees thereof have not been finalized as of the date of this Agreement.
4.6   Absence of Certain Changes.
(a)   Since December 31, 2020 and through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in the Ordinary Course, and there has not been:
(i)   any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance;
(ii)   any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any of its Subsidiaries (except for dividends or other distributions by any direct or indirect wholly owned Subsidiary to the Company or to any other wholly owned Subsidiary of the Company), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries;

(iii)   any incurrence of Indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security), except for (A) Indebtedness for borrowed money incurred in the Ordinary Course not to exceed $200,000 individually or $500,000 in the aggregate, or (B) Indebtedness in replacement of existing Indebtedness for borrowed money on terms substantially consistent with or more favorable to the Company than the Indebtedness being replaced;
(iv)   any material change in any method of accounting or accounting practices by the Company or any of its Subsidiaries; or
(v)   any agreement to do any of the foregoing.
(b)   Since December 31, 2020 and through the date of this Agreement, there has not been any Effect that, individually or in the aggregate, has had or would have a Company Material Adverse Effect.
4.7   Litigation and Liabilities.
(a)   As of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets that involves an amount in controversy in excess of $1,000,000 or that would, individually or in the aggregate, have a Company Material Adverse Effect.
(b)   Except for obligations and liabilities (i) reflected or reserved against in the Company’s consolidated balance sheets (and the notes thereto) included in the Company Reports filed prior to the date of this Agreement, (ii) incurred in the Ordinary Course since the date of such consolidated balance sheets, or (iii) incurred in connection with this Agreement, there are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed or any other facts or circumstances that, would reasonably be expected to result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.
(c)   Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity that is material to the Company and its Subsidiaries, taken as a whole.
4.8   Employee Benefits.
(a)   Section 4.8(a) of the Company Disclosure Letter sets forth an accurate and complete list of each material Company Benefit Plan.
(b)   With respect to each material Company Benefit Plan, the Company has made available to Parent, to the extent applicable, accurate and complete copies of (i) the Company Benefit Plan document, including any amendments thereto, and all related trust documents, insurance contracts or other funding vehicles, (ii) a written description of such Company Benefit Plan if such plan is not set forth in a written document, (iii) the most recently prepared actuarial report and (iv) all material correspondence to or from any Governmental Entity received in the last three years with respect to any Company Benefit Plan.
(c)   (i) Each Company Benefit Plan (including any related trusts) has been established, operated and administered in compliance in all material respects with its terms and applicable Law, including ERISA and the Code, (ii) all contributions or other amounts payable by the Company or any of its Subsidiaries with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP in all material respects and (iii) there are no Proceedings (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened by a Governmental Entity by, on behalf of or against any Company Benefit Plan or any trust related thereto.
(d)   With respect to each material ERISA Plan, the Company has made available to Parent, to the extent applicable, accurate and complete copies of (i) the most recent summary plan description together with any summaries of all material modifications thereto, (ii) the most recent IRS determination or opinion letter and (iii) the two most recent annual reports (Form 5500 or 990 series and all schedules and financial statements attached thereto).

(e)   Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or tax exemption of any such Company Benefit Plan. With respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.
(f)   Neither the Company nor any Company ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) in the last six years to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.
(g)   Neither the Company nor any Company ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any “multiemployer plan” within the meaning of Section 3(37) of ERISA in the last six years.
(h)   No Company Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).
(i)   Except as required by applicable Law, (i) no Company Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or any of its Subsidiaries has any obligation to provide such benefits and (ii) to the extent that the Company or any of its Subsidiaries sponsors such plans, the Company or the applicable Subsidiary has reserved the right to amend, terminate or modify at any time each Company Benefit Plan that provides retiree or post-employment disability, life insurance or other welfare benefits to any Person.
(j)   Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) is in documentary compliance with, and has been operated and administered in all respects in compliance with, Section 409A of the Code and the guidance issued by the IRS provided thereunder.
(k)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, (i) entitle any Company Employee to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such Company Employee, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (iv) otherwise give rise to any material liability under any Company Benefit Plan or (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Gulf Effective Time.
(l)   Neither the execution and delivery of this Agreement, stockholder or other approval of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.
(m)   Neither the Company nor any Subsidiary has any obligation to provide, and no Company Benefit Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.
(n)   No Company Benefit Plan is maintained outside the jurisdiction of the United States or covers any Company employees who reside or work outside of the United States.
4.9   Labor Matters.
(a)   Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union or like organization, and to the Knowledge of the Company, there are no activities or Proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any employees of the Company or any of its Subsidiaries.
(b)   As of the date of this Agreement and during the three years immediately preceding the date of this Agreement, there is no, and has not been any, strike, lockout, slowdown, work stoppage, unfair labor practice or other material labor dispute, or material arbitration or grievance pending or, to the Knowledge of the Company, threatened. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Law respecting labor, employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health. Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local Law that remains unsatisfied.
4.10   Compliance with Laws.
(a)   The businesses of each of the Company and each of its Subsidiaries have been, and are being, conducted in compliance with all applicable Law, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.
(b)   Except as would not, individually or in the aggregate, be material to the businesses of the Company and its Subsidiaries, taken as a whole, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. Except as would not, individually or in the aggregate, be material to the businesses of the Company and its Subsidiaries, taken as a whole, no change is required in the Company’s or any of its Subsidiaries’ processes or properties or procedures or policies in connection with any such Laws, and, to the Knowledge of the Company, the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement.
(c)   The Company, its Subsidiaries and their respective Representatives are in compliance with and have complied in all material respects with (i) the FCPA, and (ii) the provisions of all anti-bribery, anti-corruption and anti-money laundering Laws of each jurisdiction in which the Company and its Subsidiaries operate or have operated and in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their respective Representatives, have paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other Government Official or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of any Governmental Entity to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage in each case in violation of the FCPA and any Laws described in clause (ii). The Company and its Subsidiaries (x) have instituted policies and procedures reasonably designed to ensure compliance with the FCPA and other anti-bribery, anti-corruption and anti-money laundering Laws in each jurisdiction in which the Company or any of its Subsidiaries operate and (y) has maintained and enforced such policies and procedures in force. There have been no Proceedings against the Company or any of its Subsidiaries or any Indemnified Party or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any Indemnified Party, and there are no Proceedings against the Company or any of its Subsidiaries or any Indemnified Party pending by or before any Governmental Entity or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any Indemnified Party by any Governmental Entity, in each case with respect to the FCPA and any Laws described in clause (ii). Within the prior five-year period none of the Company, any of its Subsidiaries and/or any of their respective owners, directors, employees (including officers) and agents have paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any official or Representative (including anyone elected, nominated or appointed to be a Representative) of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity (including any official or employee of any entity directly or indirectly owned or controlled by any Governmental Entity), any royal or ruling family member or any political party or candidate for public or political office for the purpose of influencing any act or decision of any such Governmental Entity or Person to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage in each case in violation of the FCPA or any Laws described in clause (ii).

(d)   The Company and each of its Subsidiaries has been and currently is in compliance in all material respects with relevant sanctions and export control Laws and regulations in jurisdictions in which the Company or any of its Subsidiaries do business or are otherwise subject to jurisdiction, including the United States International Traffic in Arms Regulations, the Export Administration Regulations, and United States sanctions Laws and regulations administered by the United States Department of the Treasury’s Office of Foreign Assets Control in jurisdictions in which the Company or any of its Subsidiaries do business or are otherwise subject to jurisdiction.
4.11   Licenses and Compliance.   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:
(a)   The Company and each of its Subsidiaries has obtained and is in compliance with all Licenses necessary to conduct their respective business as presently conducted. All Company Material Licenses are in full force and effect and are not subject to unusual conditions. The Company has made available to Parent prior to the date hereof true, complete and accurate copies of all Company Material Licenses.
(b)   No Company Material License will be varied, suspended, revoked or cease to be effective as a result of the Transactions.
(c)   As of the date of this Agreement, to the Knowledge of the Company, there is no fact or circumstance that is reasonably expected to cause any Company Material License to be revoked, suspended, subject to a variation during its current term, or not to be renewed on terms which are no less advantageous to the Company or its relevant Subsidiary than the current terms of such Company Material License, and each action necessary to be undertaken by the Company and its Subsidiaries for the renewal or extension of each Company Material License due to expire in the period within three months from the date of this Agreement has been duly taken.
(d)   As of the date hereof, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has (i) made any application for a Company Material License that has not been issued, granted or given (for whatever reason) or (ii) withdrawn any such application (for whatever reason).
(e)   To the Knowledge of the Company, where required to do so under Applicable Gaming Law or by any Gaming Regulatory Authority in writing, all relevant directors, officers, managers, employees, partners, and contractors of the Company and its Subsidiaries have obtained and hold personal management Licenses (or local equivalent License) and those Licenses are in full force and effect.
(f)   To the Knowledge of the Company, all matters which are required to be notified to the relevant Gaming Regulatory Authority in accordance with the terms and conditions of the applicable Company Material License have been so notified.
(g)   Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective employees, officers, directors or other personnel, has, in the past two years done or omitted to do anything that has or would reasonably be expected to result in a material breach of the Applicable Gaming Laws.
(h)   To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received a written notice from any Governmental Entity alleging that the business of the Company or any of its Subsidiaries infringes or violate any Applicable Gaming Law in any material respect or is in breach of the terms of any Company Material License or that such Governmental Entity intends to pursue any Proceeding which might conclude with the imposition of any sanction, restriction or penalty on the Company or any of its Subsidiaries.
(i)   In the two year period prior to the date of this Agreement, each of the Company and its Subsidiaries has adhered in all material respects with the policies and procedures adopted by it, to the extent such are necessary for compliance with Applicable Gaming Laws and the terms and conditions of the Company Material Licenses.
(j)   (i) To the Knowledge of the Company, during the past two years, neither the Company nor any of its Subsidiaries nor any existing director, officer, or employee of the Company or any of its Subsidiaries has been, or is on the date hereof, the subject of any investigation or inquiry (including inquiries relating to possible breaches of any Applicable Gaming Law and/or the Company Material License) by any Gaming Regulatory Authority and (ii) there are no facts, matters or circumstances which are reasonably likely to give rise to any such investigation or inquiry, that could result in the imposition of sanctions in connection with a Company Material License or its revocation.
(k)   Details of all revocations of, or complaints, allegations or warnings directed specifically at the Company or any of its Subsidiaries or investigations regarding any Company Material License with respect to the Company or any of its Subsidiaries, in each case, as received in writing by, or notified in writing to, the Company or any of its Subsidiaries by a Gaming Regulatory Authority or any other statutory or Governmental Entity in respect of any such Company Material License within the two years prior to the date hereof, including copies of any relevant substantive correspondence, are set forth in Section 4.11(k) of the Company Disclosure Letter.
(l)   There have been no fines paid to, or other sanctions that have been, or threatened in writing to be, imposed on the Company or any of its Subsidiaries by, a Gaming Regulatory Authority or any other Governmental Entity in relation to the business of the Company and any of its Subsidiaries within the two years prior to the date hereof in relation to any Applicable Gaming Laws or any Company Material License.
(m)   Except as set forth in Section 4.11(m) of the Company Disclosure Letter (true and complete copies of which have been made available to Parent prior to the date hereof), there are no written agreements, Contracts or other undertakings currently in effect between: (i) (a) the Company or any of its Subsidiaries or any of their respective employees, officers and directors in their capacity as such, on the one hand, and (b) any Gaming Regulatory Authority (including any conditions, restrictions, restraints or impairments of any Company Material License or capacity to do business), on the other hand, and (ii) (x) any stockholders of the Company (or Affiliates thereof, other than the Company and its Subsidiaries), on the one hand, and (y) any Gaming Regulatory Authority, on the other hand.
(n)   None of the Company or any of its Subsidiaries has any operations, assets, properties, businesses or activities outside the United States.
4.12   Takeover Statutes.   No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s or LHGN Holdco’s Organizational Documents is applicable to the Company or LHGN Holdco, the shares of Company Common Stock, the Units, or the Transactions. Prior to the date of this Agreement, the Company Board has taken all action necessary so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement or the Transactions.
4.13   Environmental Matters.   Except for any such matter that would not, individually or in the aggregate, have a Company Material Adverse Effect: (a) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (b) no property currently or, to the Knowledge of the Company, formerly owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings and surface and subsurface structures) is contaminated with any Hazardous Substance which could reasonably be expected to require remediation or other action pursuant to any Environmental Law; (c) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (d) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (e) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction, settlement or other agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to liabilities or obligations under any Environmental Law; (f) to the Knowledge of the Company, there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (g) none of the Company or any of its Subsidiaries has expressly assumed or retained any liabilities of any other Person in respect of any Environmental Laws, including in any acquisition or divestiture of any property or business. The Company has made available to Parent, prior to the date of this Agreement, correct and complete copies of all material environmental reports, studies, assessments, sampling data and other material environmental information accessible or controlled by the Company relating to Company or its Subsidiaries or their respective current and former properties or operations.
4.14   Tax Matters.   Except for any such matter that would not, individually or in the aggregate, have a Company Material Adverse Effect:
(a)   The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them with the appropriate Taxing authority and all such filed Tax Returns are complete and accurate in all respects; (ii) have paid all Taxes that are required to be paid (whether or not shown on any Tax Returns)except for Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (iii) have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, creditor, independent contractor or third party (each as determined for Tax purposes); and (iv) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(b)   The Tax Returns of the Company and each of its Subsidiaries for all years up to and including 2018 have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.
(c)   No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries. There are no Proceedings pending or threatened in writing regarding any Taxes of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries.
(d)   Neither the Company nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed.
(e)   Neither the Company nor any of its Subsidiaries have entered into any contract or arrangement with any Tax authority that requires the Company or any of its Subsidiaries to take any action or to refrain from taking any action, nor is the Company or any of its Subsidiaries a party to any agreement with any Tax authority that would be terminated or adversely affected as a result of the transactions contemplated by this Agreement.
(f)   There are no Encumbrances for Taxes (except Permitted Encumbrances) on any of the assets of the Company or any of its Subsidiaries.
(g)   Other than the TRA, neither either the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement (i) exclusively between or among the Company and its Subsidiaries or (ii) entered into in the ordinary course of business and not primarily related to Taxes).
(h)   Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract or otherwise.
(i)   Neither the Company nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Mergers are also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(j)   Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(k)   At no time during the past five years has the Company been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.
(l)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or to exclude any item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any closing agreement, installment sale or open transaction prior to Closing, any accounting method change or agreement with any Tax authority, any prepaid amount received prior to Closing, any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of Tax Law) occurring or existing, respectively, prior to the Closing. Neither the Company nor any of its Subsidiaries has or will have any outstanding liability under Section 965(h) of the Code (or any similar provision of state, local or foreign law).
(m)   The Company has been treated as a U.S. “C-Corporation” for U.S. tax purposes since February 4, 2019. From the Company’s formation on August 11, 2015 until February 4, 2019, the Company was treated as a partnership or a disregarded entity for U.S. income tax purposes. Each of the Company’s Subsidiaries is, and has been since each Subsidiary’s formation, disregarded for U.S. tax purposes, except that LHGN Holdco was treated as a disregarded entity of the Company from June 26, 2020 until December 29, 2020 on which date it became a partnership for U.S. income tax purposes.
(n)   Neither the Company nor any of its Subsidiaries is, or has been since its formation, been subject to Tax in any jurisdiction outside the United States by virtue of having employees, a permanent establishment or any other place of business in such jurisdiction.
(o)   Neither the Company nor any of its Subsidiaries have availed itself of any government grants, Tax holidays, loans or other Tax benefits or relief related to the COVID-19 pandemic, including deferral of payroll taxes under the CARES Act or any similar applicable federal, state or local law.
(p)   The Company and its Subsidiaries have not taken any action, and to the Knowledge of the Company, there is no fact or circumstance that would reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax Treatment.
(q)   LHGN Holdco is not and has not been at any time since its formation treated as a publicly traded partnership within the meaning of Section 7704 of the Code.
(r)   No Units have been redeemed, converted, or otherwise exchanged into Company Class A Common Stock or any other securities prior to the Gulf Effective Time.
4.15   Real Property.
(a)   The Company and its Subsidiaries do not own any real property.
(b)   With respect to the Leased Real Property, the lease or sublease for such property is valid, legally binding, enforceable and in full force and effect, and none of the Company or any of its Subsidiaries is in breach of or default under such lease or sublease, and no event has occurred, which, with notice, lapse of time or both, would constitute a breach or default by any of the Company or any of its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, except in each case as would not, individually or in the aggregate, have a Company Material Adverse Effect or reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.
(c)   Section 4.15(c) of the Company Disclosure Letter contains a correct and complete list of all Leased Real Property, together with (i) a description of the principal functions conducted at each Leased Real Property and (ii) a correct street address and such other information as is reasonably necessary to identify each Leased Real Property.
4.16   Intellectual Property.
(a)   Section 4.16(a) of the Company Disclosure Letter sets forth a correct and complete list of all Company Intellectual Property Rights that are Registered, indicating for each item the registration or application number, the registration or application date, and the applicable filing jurisdiction.

(b)   The Company and its Subsidiaries own or have sufficient and valid rights to use all Intellectual Property Rights material to and used in or necessary for the conduct of their respective businesses as currently conducted, all of which rights shall survive the consummation of the Transactions, materially unchanged. The Company and its Subsidiaries solely and exclusively own all material Intellectual Property Rights owned by the Company or any of its Subsidiaries.
(c)   All Company Intellectual Property Rights that are Registered and material to the Company’s or any of its Subsidiaries’ respective businesses, taken as a whole, are subsisting, and to the Knowledge of the Company, valid and enforceable, and are not subject to any outstanding Governmental Order adversely affecting the validity or enforceability of, or the Company’s or its Subsidiaries’ ownership or use of, or rights in or to, any such Intellectual Property Rights.
(d)   Each Person who is or was an employee or independent contractor of the Company or any of its Subsidiaries and involved in the development or creation of any Intellectual Property Rights on behalf of the Company or any of its Subsidiaries material to the businesses of the Company or any of its Subsidiaries, taken as a whole, has signed a valid and enforceable agreement containing an irrevocable present assignment to the Company or its Subsidiary, as appropriate, of all such Intellectual Property Rights (or ownership thereof has vested in the Company or its Subsidiary by operation of Law). No such Person retains any right, title or interest in or to any such Intellectual Property Rights.
(e)   Neither the Company nor any of its Subsidiaries has received any written claim, notice, invitation to license or similar communication within the three-year period prior to the date of this Agreement: (i) contesting or challenging the use, validity, enforceability or ownership of any Company Intellectual Property Rights material to the Company’s or any of its Subsidiaries’ respective businesses, taken as a whole, or (ii) alleging that the Company or any of its Subsidiaries or any of their respective products or services infringes, misappropriates or otherwise violates the Intellectual Property Rights of any Person, whether directly or indirectly.
(f)   The conduct of the respective businesses of the Company and each of its Subsidiaries does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated in the prior five-year period, any Intellectual Property Rights of any Person, in each case, except as would not, individually or in the aggregate, result in any material liability to the Company or any of its Subsidiaries, taken as a whole.
(g)   To the Knowledge of the Company, within the prior three-year period, no Person has infringed, misappropriated or otherwise violated any Company Intellectual Property Rights in any material respect, whether directly or indirectly.
(h)   The IT Assets owned, used or held for use by the Company and its Subsidiaries are sufficient for the current and currently anticipated needs of the businesses of the Company and its Subsidiaries, and operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and its Subsidiaries in connection with their businesses.
(i)   To the Knowledge of the Company, in the prior five-year period, there has been no unauthorized access to or unauthorized use of (i) any such IT Assets, (ii) any information stored on or processed by such IT Assets, or (iii) any confidential or proprietary information of any Person that is in the Company’s or any of its Subsidiaries’ possession or control, in each case, in a manner that, individually or in the aggregate, has resulted in or is reasonably likely to result in material liability to, or material disruption of the business operations of, the Company or any of its Subsidiaries. The Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology consistent with best industry practices.
(j)   The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of all material Trade Secrets included in the Company Intellectual Property Rights and such Trade Secrets have not been disclosed by Company to any Person except pursuant to written non-disclosure agreements that, to the Knowledge of the Company, have not been breached by such Person.
(k)   The Company and each of its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards, consistent with best industry practices, designed to ensure that the IT Assets owned, used or held for use by the Company or any of its Subsidiaries are secure from unauthorized access and free from any Malicious Code. To the Knowledge of the Company, none of such IT Assets contain or make available any Malicious Code. To the Knowledge of the Company, all known ‘critical’ or ‘high’ vulnerabilities have been remediated.
(l)   No proprietary Software (or products containing proprietary Software) sold, licensed, conveyed or distributed by, and material to the businesses (taken as a whole) of, the Company or any of its Subsidiaries contains, is derived from, or links to any Software that is governed by an Open Source License. The Company and its Subsidiaries are in material compliance with all Open Source Licenses to which any Software used by the Company or any of its Subsidiaries is subject.
(m)   No Person other than the Company or its Subsidiaries (and its and their respective authorized employees and authorized independent contractors) has or has had possession of any source code for any Software that is owned or developed by or on behalf of the Company or any of its Subsidiaries and material to their respective businesses, taken as a whole.
(n)   The Company and its Subsidiaries have established and implemented written policies and organizational, physical, administrative and technical measures regarding privacy, cyber security and data security that are commercially reasonable, and consistent with (i) best industry practices, (ii) all written commitments of the Company or any of its Subsidiaries, and (iii) all statements and policies adopted by the Company or any of its Subsidiaries (such policies and measures, collectively, the “Privacy and Security Policies”), except as would not, individually or in the aggregate, result in any material liability to the Company or any of its Subsidiaries, taken as a whole.
(o)   The Company and each of its Subsidiaries have (i) complied with all of their respective Privacy and Security Policies and contractual and fiduciary obligations, and all applicable Law, in each case, regarding privacy, cybersecurity or Personal Information, including with respect to the collection, use, storage, processing, transmission, transfer (including cross-border transfers), disclosure and protection (together “Processing”) of Personal Information, and (ii) used commercially reasonable measures consistent in all material respects with best industry practices to ensure the confidentiality, privacy and security of Personal Information, in each case, except as would not, individually or in the aggregate, result in any material liability to the Company or any of its Subsidiaries, taken as a whole. To the Knowledge of the Company, no Person has gained unauthorized access to or misused any Personal Information in the possession, custody, or control of the Company or any of its Subsidiaries, or otherwise held or processed on their behalf (“Information Security Incident”).
(p)   No Person (including any Governmental Entity) has made any material claim or commenced any material Proceeding with respect to any unauthorized access to, or misuse of, any Personal Information relating to the business of the Company or any of its Subsidiaries.
4.17   Insurance.   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, all fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies (“Insurance Policies”) maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards. The Company has made available to Parent a summary of all the material Insurance Policies. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each Insurance Policy is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Transactions), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Insurance Policies.
4.18   Company Material Contracts.
(a)   Neither the Company nor any of its Subsidiaries is a party to any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Filed Company Contract”) that has not been so filed.

(b)   Except for this Agreement and except for the Filed Company Contracts, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by:
(i)   any Contract for the lease of tangible personal property providing for annual payments of $100,000 or more;
(ii)   any Contract that is reasonably likely to require, during the remaining term of such Contract, either (A) annual payments to or from the Company and its Subsidiaries of more than $750,000 or (B) aggregate payments to or from the Company and its Subsidiaries of more than $750,000;
(iii)   any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries owns more than a 15% voting or economic interest, or any interest valued at more than $750,000 without regard to percentage voting or economic interest;
(iv)   any Contract (other than solely among direct or indirect wholly owned Subsidiaries of the Company) relating to Indebtedness in excess of $750,000;
(v)   any Contract involving the payment or receipt of royalties or other amounts of more than $750,000 in the aggregate calculated based upon the revenues or income of the Company or its Subsidiaries or income or revenues related to any product of the Company or its Subsidiaries;
(vi)   any Contract that would reasonably be expected to prevent, materially delay or materially impede the Company’s ability to consummate the Transactions;
(vii)   any Contract providing for indemnification by the Company or any of its Subsidiaries of any Person, except for any such Contract that is (A) not material to the Company or any of its Subsidiaries and (B) entered into in the Ordinary Course;
(viii)   any Contract that was not negotiated and entered into on an arm’s length basis reasonably likely to result in payments with a value in excess of $500,000 in any 12-month period;
(ix)   any non-competition Contract or other Contract that (A) purports to limit in any material respect either the type of business in which the Company or its Subsidiaries (or, after the Gulf Effective Time, Parent or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business, (B) could require the disposition of any material assets or line of business of the Company or its Subsidiaries (or, after the Gulf Effective Time, Parent or its Subsidiaries), (C) grants “most favored nation” status that, following the Merger, would apply to Parent and its Subsidiaries, including the Company and its Subsidiaries and the provisions of which would materially affect the business of the Company and its Subsidiaries (or, after the Gulf Effective Time, Parent or its Subsidiaries) or (D) prohibits or limits the rights of the Company or any of its Subsidiaries (or, after the Gulf Effective Time, Parent or its Subsidiaries) to make, sell or distribute any products or services, or use, transfer or distribute, or enforce any of their rights with respect to, any of their material assets;
(x)   any Contract pursuant to which (A) any license, covenant not to sue, release, waiver, option or other right is granted under any material Company Intellectual Property Rights (other than (1) non-exclusive licenses granted to customers or vendors in the Ordinary Course or (2) licensed implied by or ancillary and incidental to the sale of goods or services); (B) any Person has granted any material license, covenant not to sue, release, waiver, option or other right under any Intellectual Property Rights to the Company (other than non-exclusive licenses for off-the-shelf commercially available Software that have been granted on standardized, generally available terms and for annual fees of less than $250,000); (C) the Company has assigned or agreed to assign any material Intellectual Property Rights to any Person; or (D) the Company is subject to any obligation or covenant with respect to the use, licensing, enforcement, prosecution or other exploitation of any material Intellectual Property Rights, including stand-stills and Trademark co-existence or consent Contracts (other than (x) non-exclusive licenses for off-the-shelf commercially available Software that have been granted on standardized, generally available terms and for annual fees of less than $250,000 and (y) Contracts otherwise described in this Section 4.18(a)(x));

(xi)   any Contract containing a standstill or similar agreement pursuant to which one party has agreed not to acquire assets or securities of the other party or any of its Affiliates and which materially affects the business of the Company and its Subsidiaries;
(xii)   (A) any Contract between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any Person beneficially owning 5% or more of the outstanding shares of Company Common Stock or any of their respective Affiliates, on the other hand, and (B) to the extent not covered by clause (A), any Fertitta Entity Agreement;
(xiii)   any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests or assets of any Person reasonably likely to result in payments with a value in excess of $750,000 in any 12-month period;
(xiv)   any Contract to which the Company or any of its Subsidiaries is a party, or by which any of them are bound, the ultimate contracting party of which is a Governmental Entity (including any subcontract with a prime contractor or other subcontractor who is a party to any such Contract);
(xv)   any Contracts with suppliers that provide data or technology to the Company or any of its Subsidiaries (other than non-exclusive licenses or services agreements for off-the-shelf commercially available data or technology that have been granted on standardized, generally available terms and for annual fees of less than $250,000;
(xvi)   all management contracts (excluding Contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or its Subsidiaries or income or revenues related to any product of the Company or any of its Subsidiaries;
(xvii)   any Contract entered into at any time prior to the date hereof pursuant to which the Company or its Subsidiaries acquired another operating business for consideration in excess of $5,000,000;
(xviii)   any Contract relating to the, direct or indirect, acquisition or disposition of any capital stock or other securities, assets or business (whether by merger, sale of stock, sale of assets or otherwise) for consideration (A) in excess of $5,000,000 or (B) that would increase the number of Holdco Common Shares to be issued in connection with the Transactions;
(xix)   any Contract that contains a put, call, right of first refusal, right of first offer or similar right pursuant to which the Company could be required to, directly or indirectly, purchase or sell, as applicable, any material amount of securities, capital stock or other interests, assets or business of any other Person and which materially restricts the business of the Company and its Subsidiaries;
(xx)   any Contract obligating the Company or any of its Subsidiaries to purchase or otherwise obtain any product or service exclusively from a single third party or granting any third party the exclusive right to develop, market, sell or distribute the Company’s or its Subsidiaries’ products or services;
(xxi)   any collective bargaining agreement or Contract with any union, staff association, works council or other agency or representative body certified or otherwise recognized for the purposes of bargaining collectively; and
(xxii)   any market access agreement, agreement to provide sports betting services, gaming revenue share agreement or similar agreement, as set forth on Section 4.18(b)(xxi) of the Company Disclosure Letter.
The foregoing types of Contracts described in clauses (i)  – (xx) above, together with any Filed Company Contract, other than those that have expired in accordance with their terms, and including all amendments, exhibits and schedules to each such Contract from time to time, shall be referred to herein as a “Company Material Contract”.

(c)   A copy of each Company Material Contract has been made available to Parent. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each Company Material Contract is valid and binding on the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, there is no default under any Company Material Contract by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party thereto.
4.19   Brokers and Finders.   Neither the Company nor any of its Subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Transactions, except that the Company has employed Jefferies LLC as its financial advisor and the Company Special Committee has employed Spectrum Gaming Capital as its financial advisor, in each case whose fees and expenses will be paid by the Company. The Company has made available to Parent correct and complete copies of all Contracts pursuant to which Jefferies LLC or Spectrum Gaming Capital are entitled to any fees and expenses in connection with any of the Transactions.
4.20   Information Supplied.   None of the information supplied or to be supplied in writing by the Company expressly for inclusion in the Registration Statement will, at the time the Registration Statement is declared effective under the Securities Act, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. Notwithstanding the foregoing sentence, the Company makes no representation or warranty or covenant with respect to: (a) statements made or incorporated by reference therein in any of the foregoing documents based on information supplied in writing by Parent or the Merger Subs expressly for inclusion therein or (b) any projections or forecasts included in the Registration Statement.
4.21   Related Party Agreements.   Except as filed as exhibits to Company Reports made through and including the date hereof or as permitted by this Agreement, from January 1, 2018 through the date hereof, there are and have been no agreements, arrangements or understandings between the Company or any of its Subsidiaries (or binding on any of their respective properties or assets), on the one hand, and any Fertitta Entity or any of their respective Affiliates (excluding the Company and its Subsidiaries), on the other hand (a “Fertitta Entity Agreement”).
4.22   Affiliate Transactions.   Section 4.22 of the Company Disclosure Letter sets forth in reasonable detail the services, assets and properties provided to the Company and any of its Subsidiaries by any Fertitta Entities or any of their Affiliates (other than any Subsidiary of the Company) from December 29, 2020 to the date hereof as well as any such services, assets and properties currently contemplated to be delivered to the Company and any of its Subsidiaries.
4.23   Suppliers.
(a)   Section 4.23(a) of the Company Disclosure Letter sets forth a correct and complete list of the top ten suppliers (each, a “Company Top Supplier”) by the aggregate dollar amount of payments to, as applicable, such supplier, during the 12 months ended December 31, 2020.
(b)   Since January 1, 2018, (i) there has been no termination of, or a failure to renew the business relationship of, the Company or its Subsidiaries with any Company Top Supplier, (ii) there has been no change in the material terms of the business relationship of the Company or any of its Subsidiaries with any Company Top Supplier that would be adverse to the Company or its Subsidiaries and (iii) no Company Top Supplier has notified the Company or any of its Subsidiaries that it intends to terminate, not renew or change the pricing or other terms of its business in any material respect adverse to the Company or its Subsidiaries.
(c)   None of the Company or any of its Subsidiaries is required to provide any material bonding or other material financial security arrangements in connection with any transactions with any supplier in the Ordinary Course.

4.24   No Other Representations or Warranties.   Except for the representations and warranties made by the Company in this Article IV, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the Transactions, and the Company expressly disclaims any such other representations or warranties. In particular, without limiting the foregoing, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Holdco or Merger Subs or any of their respective Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Affiliates or any of their respective businesses or (b) any oral or, except for the representations and warranties made by the Company in this Article IV, written information made available to Parent, Holdco, Merger Subs or any of their Affiliates or Representatives in the course of their evaluation of the Company, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 4.24 shall limit Parent’s, Holdco’s or Merger Subs’ remedies with respect to claims of fraud or intentional or willful misrepresentation.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT, HOLDCO AND MERGER SUBS
Except as set forth in the Parent Reports filed with or furnished to the SEC prior to the date of this Agreement (excluding any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent concurrently with the execution and delivery of this Agreement (the “Parent Disclosure Letter”) (it being agreed that for purposes of the representations and warranties set forth in this Article V, disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face), Parent, Holdco and the Merger Subs each hereby represents and warrants to the Company as of the date of this Agreement and as of the Closing Date (other than such representations and warranties that are expressly made as of a certain date, which are made as of such date) that:
5.1   Organization, Good Standing and Qualification.   Each of Parent, Holdco, the Merger Subs and their Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of Parent, Holdco, Merger Subs and each of their Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions. Parent has made available to the Company complete and correct copies of Parent’s, Holdco’s and Merger Subs’ Organizational Documents, each as amended prior to the execution of this Agreement, and each as made available to the Company is in full force and effect.
5.2   Capital Structure of Parent; Capitalization of Holdco and the Merger Subs.
(a)   The authorized capital stock of Parent consists of 2,100,000,000 shares of Parent Common Stock, consisting of (i) 900,000,000 shares of Class A Common Stock, par value $0.0001 per share (the “Parent Class A Common Stock”), of which 403,421,764 shares were outstanding as of the close of business on the Equity Reference Date, (ii) 900,000,000 shares of Class B common stock, par value $0.0001 per share (the “Parent Class B Common Stock”, together with the Parent Class A Common Stock, the “Parent Common Stock”), of which 393,013,951 shares were outstanding as of the close of business on the Equity Reference Date, (iii) 300,000,000 shares of preferred stock par value $0.0001 per share (the “Parent Preferred Stock”), of which 0 shares were outstanding as of the close of business on the Equity Reference Date, (iv) 24,399,266 Parent RSUs issued and outstanding as of the close of business on the Equity Reference Date and (v) 32,704,466 Parent Options issued and outstanding as of the close of business on the Equity Reference Date. All of the outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no shares of Parent Common Stock reserved for issuance, except that, as of the close of business on the Equity Reference

Date, there were 101,351,077 shares of Parent Class A Common Stock reserved for issuance pursuant to Parent’s 2020 Incentive Award Plan, Employee Stock Purchase Plan, 2017 Equity Incentive Plan, 2012 Stock Option & Restricted Stock Incentive Plan and 2011 Global Share Option Plan (collectively, the “Parent Stock Plans”), 1,740,113 shares of Parent Class A Common Stock reserved for issuance upon the exercise of private placement warrants that will expire on April 23, 2025 (the “Parent Private Warrants”), and 18,671,527 shares of Parent Common Stock reserved for issuance pursuant to Parent’s 0% Convertible Senior Notes due 2028 (the “Parent Convertible Note”). Each of the outstanding shares of capital stock of each of Parent’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Parent or by a direct or indirect wholly owned Subsidiary of Parent, free and clear of any Encumbrance. Other than the Parent Convertible Note and the Parent Private Warrants, Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.
(b)   Except as set forth in Section 5.2(a), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Parent or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to or giving any Person a right to subscribe for or acquire, any securities of Parent or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Upon any issuance of any shares of Parent Class A Common Stock in accordance with the terms of the Parent Stock Plans, such shares of Parent Class A Common Stock will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Encumbrance. Since the close of business on the Equity Reference Date, no shares of Parent Class A Common Stock have been issued, except pursuant to grants of Parent Equity Awards outstanding prior to the date of this Agreement and in accordance with the terms of the applicable Parent Stock Plan.
(c)   Section 5.2(c) of the Parent Disclosure Letter sets forth (i) each of Parent’s Subsidiaries and the ownership interest of Parent in each such Subsidiary and (ii) Parent’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person other than securities in a publicly traded company held for investment by Parent or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such company. Parent does not own, directly or indirectly, any voting interest in any Person that requires an additional filing by Parent under the HSR Act.
(d)   The authorized capital stock of Duke Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Duke Merger Sub is, and at the Duke Effective Time will be, owned by Holdco and there are (i) no other shares of capital stock or voting securities of Duke Merger Sub, (ii) no securities of Duke Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Duke Merger Sub and (iii) no options or other rights to acquire from Duke Merger Sub, and no obligations of Duke Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Duke Merger Sub. Duke Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Duke Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.
(e)   The authorized capital stock of Gulf Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Gulf Merger Sub is, and at the Gulf Effective Time will be, owned by Holdco, and there are (i) no other shares of capital stock or voting securities of Gulf Merger Sub, (ii) no securities of Gulf Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Gulf Merger Sub and (iii) no options or other rights to acquire from Gulf Merger Sub, and no obligations of Gulf Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Gulf Merger Sub. Gulf Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Gulf Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

(f)   The authorized capital stock of Holdco consists of 1,000 shares of common stock, par value $0.0001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Holdco is, and at the Duke Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Holdco, (ii) no securities of Holdco convertible into or exchangeable for shares of capital stock or voting securities of Holdco and (iii) no options or other rights to acquire from Holdco, and no obligations of Holdco to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Holdco. Holdco has not conducted any business prior to the date of this Agreement and has no, and prior to the Duke Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.
5.3   Corporate Authority; Approval.
(a)   Each of Parent, Holdco and the Merger Subs has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject only to the affirmative vote or written consent of the holders of a majority in voting power of the outstanding shares of Parent Common Stock entitled to vote on such matter adopting this Agreement (the “Requisite Parent Vote”). The delivery of the Parent Written Consent will satisfy the Requisite Parent Vote. This Agreement has been duly executed and delivered by each of Parent, Holdco and the Merger Subs and constitutes a valid and binding agreement of Parent, Holdco and the Merger Subs, enforceable against each of Parent, Holdco and the Merger Subs in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b)   Prior to the Duke Effective Time, Parent and Holdco will have taken all necessary action to permit it to issue the number of shares of Holdco Common Stock required to be issued by it pursuant to Article III of this Agreement. The shares of Holdco Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The shares of Holdco Class A Common Stock (other than any shares of Holdco Class A Common Stock to be issued to any Fertitta Entities or any of their Affiliates), when issued, will be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities or “blue sky” Laws.
(c)   The Parent Board has not adopted or approved a resolution pursuant to 92A.380(1)(d) or NRS 92A.390(1) granting dissenters’ rights to any stockholder.
5.4   Governmental Filings; No Violations.
(a)   Other than the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (i) pursuant to the NRS or the DGCL, (ii) under the HSR Act, the Exchange Act and the Securities Act, (iii) required to be made with NASDAQ or the NASDAQ Global Market LLC, (iv) under state securities, takeover and “blue sky” Laws, and (v) required pursuant to state licensure laws or codes or any other regulatory bodies related to gaming and sports betting set forth on Section 5.4(a) of the Parent Disclosure Letter (the “Parent Gaming Approvals” and collectively with clauses (i)  – (iv), the “Parent Approvals”), no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by Parent, Holdco or either Merger Sub with, nor are any required to be made or obtained by Parent, Holdco or either Merger Sub with or from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent, Holdco and the Merger Subs and the consummation of the Transactions or in connection with the continuing operation of the business of Parent and its Subsidiaries following the Gulf Effective Time, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect or reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.
(b)   The execution, delivery and performance of this Agreement by Parent, Holdco and the Merger Subs do not, and the consummation of the Transactions will not, constitute or result in (i) subject to the Requisite Parent Vote, a breach or violation of, or a default under, the Organizational Documents of Parent, Holdco or the Merger Subs, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of Parent, Holdco, Merger Subs or any of their

Subsidiaries pursuant to, any Contracts binding upon Parent, Holdco, the Merger Subs or any of their Subsidiaries, or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) the filings, notices, reports, consents, registrations, approvals, permits and authorizations referred to in Section 5.4(a) are made or obtained, under any Law to which Parent, Holdco, the Merger Subs or any of their Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon Parent, Holdco, Merger Subs or any of their Subsidiaries, except, in the case of clauses (ii) or (iii) above, as would not, individually or in the aggregate, have a Parent Material Adverse Effect or reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.
5.5   Parent Reports; Internal Controls.
(a)   Parent has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since the Applicable Date (the forms, statements, reports and documents filed or furnished to the SEC since the Applicable Date and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, the “Parent Reports”). Each of the Parent Reports, at the time of its filing or being furnished complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. As of their respective dates (or, if amended, as of the date of such amendment), the Parent Reports did not, and any Parent Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(b)   Parent has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to Parent’s auditors and the audit committee of the Parent Board (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and has identified for Parent’s auditors and audit committee of the Parent Board any material weaknesses in internal control over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Parent has made available to the Company (x) a summary of any such disclosure made by management to Parent’s auditors and audit committee since the Applicable Date and (y) any material communication since the Applicable Date made by management or Parent’s auditors to the audit committee required or contemplated by listing standards of NASDAQ, the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company Employees regarding questionable accounting or auditing matters, have been received by Parent. Parent has made available to the Company a summary of all material complaints or concerns relating to other matters made since the Applicable Date through Parent’s whistleblower hot-line or equivalent system for receipt of employee concerns regarding possible material violations of Law.
(c)   Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or, in the case of Parent Reports filed after the date of this Agreement, will fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or, in the case of Parent Reports filed after the date of this Agreement, will fairly present the results of operations, retained earnings (loss) and changes in financial position, as applicable, of such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or in the notes thereto and in each case, in all material respects.
5.6   Litigation and Liabilities.
(a)   As of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries or any of their respective properties or assets that would have a Parent Material Adverse Effect.

(b)   Except for obligations and liabilities (i) reflected or reserved against in Parent’s consolidated balance sheets (and the notes thereto) included in the Parent Reports filed prior to the date of this Agreement, (ii) incurred in the Ordinary Course since the date of such consolidated balance sheets, or (iii) incurred in connection with this Agreement, there are no obligations or liabilities of Parent or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed or any other facts or circumstances that, would reasonably be expected to result in any claims against, or obligations or liabilities of, Parent or any of its Subsidiaries, except as would not have a Parent Material Adverse Effect.
(c)   Neither the Parent, Holdco, the Merger Subs nor any of their Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity except as would not have a Parent Material Adverse Effect.
5.7   Compliance with Laws.
(a)   The businesses of each of Parent and its Subsidiaries are being conducted in compliance with all applicable Law, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.
(b)   Parent, its Subsidiaries and their respective Representatives are in compliance with and have complied in all material respects with (i) the FCPA, and (ii) the provisions of all anti-bribery, anti-corruption and anti-money laundering Laws of each jurisdiction in which Parent and its Subsidiaries operate or have operated and in which any agent thereof is conducting or has conducted business involving Parent or any of its Subsidiaries. None of Parent or any of its Subsidiaries or, to the Knowledge of Parent, any of their respective Representatives, have paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other Government Official or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of any Governmental Entity to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage in each case in violation of the FCPA and any Laws described in clause (ii). Parent and its Subsidiaries (x) have instituted policies and procedures reasonably designed to ensure compliance with the FCPA and other anti-bribery, anti-corruption and anti-money laundering Laws in each jurisdiction in which Parent or any of its Subsidiaries operate and (y) has maintained and enforced such policies and procedures in force. There have been no Proceedings against Parent or any of its Subsidiaries or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, and there are no Proceedings against Parent or any of its Subsidiaries pending by or before any Governmental Entity or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries by any Governmental Entity, in each case with respect to the FCPA and any Laws described in clause (ii). Within the prior five-year period (prior to the date of this Agreement) none of Parent, any of its Subsidiaries and/or any of their respective owners, directors, employees (including officers) and agents have paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any official or Representative (including anyone elected, nominated or appointed to be a Representative) of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity (including any official or employee of any entity directly or indirectly owned or controlled by any Governmental Entity), any royal or ruling family member or any political party or candidate for public or political office for the purpose of influencing any act or decision of any such Governmental Entity or Person to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage in each case in violation of the FCPA or any Laws described in clause (ii).
5.8   Intellectual Property.
(a)   To the Knowledge of Parent, the conduct of the respective businesses of Parent and each of its Subsidiaries does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated in the prior five-year period, any Intellectual Property Rights of any Person, in each case, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.
(b)   To the Knowledge of Parent, in the prior five-year period, there has been no unauthorized access to or unauthorized use of (i) any IT Assets owned, used or held for use by Parent and its Subsidiaries, (ii) any information stored on or processed by such IT Assets, or (iii) any confidential or proprietary information of any Person that is in Parent’s or any of its Subsidiaries’ possession or control, in each case, in a manner that, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.
5.9   Licenses and Compliance.   Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect:
(a)   Parent and each of its Subsidiaries has obtained and is in compliance with all Licenses necessary to conduct their respective business as presently conducted. All Parent Material Licenses are in full force and effect and are not subject to unusual conditions. Parent has made available to Company prior to the date hereof true, complete and accurate copies of all Parent Material Licenses.
(b)   To the Knowledge of Parent, no Parent Material License will be varied, suspended, revoked or cease to be effective as a result of the Transactions.
(c)   As of the date hereof, to the Knowledge of Parent, neither Parent nor any of its Subsidiaries has (i) made any application for a Parent Material License that has not been issued, granted or given (for whatever reason) or (ii) withdrawn any such application (for whatever reason).
(d)   To the Knowledge of Parent, where required to do so under Applicable Gaming Law or by any Gaming Regulatory Authority in writing, all relevant directors, officers, managers, employees, partners, and contractors of Parent and its Subsidiaries have obtained and hold personal management Licenses (or local equivalent License, temporary license or short-term waiver) and those Licenses are in full force and effect.
(e)   To the Knowledge of Parent, all matters which are required to be notified to the relevant Gaming Regulatory Authority in accordance with the terms and conditions of the applicable Parent Material License have been so notified.
(f)   Neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any of their respective employees, officers, directors or other personnel, has, in the past five years done or omitted to do anything that has or would reasonably be expected to result in a material breach of the Applicable Gaming Laws.
(g)   In the two year period prior to the date of this Agreement, each of Parent and its Subsidiaries has adhered in all material respects with the policies and procedures adopted by it, to the extent such are necessary for compliance with Applicable Gaming Laws and the terms and conditions of the Parent Material Licenses.
(h)   There have been no fines paid to, or other sanctions that have been, or threatened in writing to be, imposed on Parent or any of its Subsidiaries by, a Gaming Regulatory Authority or any other Governmental Entity in relation to the business of Parent and any of its Subsidiaries within the two years prior to the date hereof in relation to any Applicable Gaming Laws or any Parent Material License.
(i)   Except as set forth in Section 5.9(i) of the Parent Disclosure Letter (true and complete copies of which have been made available to Company prior to the date hereof), there are no written agreements, Contracts or other undertakings currently in effect between: (i) (a) Parent or any of its Subsidiaries or any of their respective employees, officers and directors in their capacity as such, on the one hand, and (b) any Gaming Regulatory Authority (including any conditions, restrictions, restraints or impairments of any Parent Material License or capacity to do business), on the other hand, and (ii) (x) any stockholders of Parent (or Affiliates thereof, other than Parent and its Subsidiaries), on the one hand, and (y) any Gaming Regulatory Authority, on the other hand.
5.10   Brokers and Finders.   Neither Parent nor any of its Representatives has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Transactions, except that Parent has employed Raine Securities LLC as its financial advisor, whose fees and expenses will be paid by Parent.
5.11   Tax Matters.   Except for any such matter that would not, individually or in the aggregate, have a Parent Material Adverse Effect, Parent and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them with the appropriate Taxing authority and all such filed Tax Returns are complete and accurate in all respects; (ii) have paid all Taxes that are required to be paid (whether or not shown on any Tax Returns) except for Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (iii) have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, creditor, independent contractor or third party (each as determined for Tax purposes); and (iv) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Parent and its Subsidiaries have not taken any action, and to the Knowledge of Parent, there is no fact or circumstance that would reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax Treatment.
5.12   Information Supplied.   None of the information supplied or to be supplied in writing by Parent, Holdco or the Merger Subs expressly for inclusion in the Disclosure Documents or the Registration Statement will, at the time the Registration Statement is declared effective under the Securities Act, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. Notwithstanding the foregoing sentence, Parent makes no representation or warranty or covenant with respect to: (a) statements made or incorporated by reference therein in any of the foregoing documents based on information supplied in writing by the Company expressly for inclusion therein or (b) any projections or forecasts included in the Registration Statement.
5.13   No Other Representations or Warranties.   Except for the representations and warranties made by Parent in this Article V, none of Parent, Holdco, the Merger Subs or any other Person makes any express or implied representation or warranty with respect to Parent, Holdco or the Merger Subs or any of their respective Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the Transactions, and each of Parent, Holdco and the Merger Subs hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing, none of Parent, Holdco, the Merger Subs or any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Parent, any of its Affiliates or any of their respective businesses, or (b) any oral or, except for the representations and warranties made by Parent, Holdco or the Merger Subs in this Article V, written information made available to the Company or any of its Affiliates or Representatives in the course of their evaluation of Parent, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 5.13 shall limit the Company’s remedies with respect to claims of fraud or intentional or willful misrepresentation.
ARTICLE VI
COVENANTS
6.1   Interim Operations.   (a) The Company covenants and agrees as to itself and its Subsidiaries that, from the date of this Agreement until the earlier of the Gulf Effective Time and the termination of this Agreement pursuant to Article VIII, the Company shall, and shall cause each of its Subsidiaries to, conduct their respective businesses in the Ordinary Course and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use their respective commercially reasonable efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, licensors, licensees, distributors, creditors, lessors, employees and business associates having significant business dealings with them and keep available the services of its and its Subsidiaries’ present officers, employees and agents, except, in each case, as otherwise expressly contemplated by this Agreement, as required by applicable Law, or otherwise approved in writing by Parent (which approval shall not be unreasonably withheld, conditioned or delayed). Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the earlier of the Gulf Effective Time and the termination of this Agreement pursuant to Article VIII, except as otherwise expressly (A) contemplated by this Agreement, (B) required by applicable Law, (C) as approved in writing by Parent (which approval shall not be unreasonably withheld, conditioned or delayed), (D) required under any Material

Contract or (E) set forth in Section 6.1 of the Company Disclosure Letter, the Company shall not and shall cause its Subsidiaries not to:
(i)   adopt or propose any change in its Organizational Documents;
(ii)   merge or consolidate itself or any of its Subsidiaries with any other Person, except for any such transactions among its wholly owned Subsidiaries, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;
(iii)   acquire assets from any other Person with a fair market value or purchase price in excess of $500,000 individually or $1,000,000 in the aggregate in any transaction or series of related transactions, in each case, including any amounts or value reasonably expected to be paid in connection with a future earn-out, purchase price adjustment, release of “holdback” or similar contingent payment obligation, or that would reasonably be expected to prevent, materially delay or materially impair the ability of the Company or Parent, as applicable, to consummate the Transactions prior to the Outside Date;
(iv)   issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or Encumbrance of, or otherwise enter into any Contract or understanding with respect to the voting of, any shares of its capital stock or of any of its Subsidiaries (other than (A) the Fertitta Agreement or (B) the issuance of shares (i) by its wholly owned Subsidiary to it or another of its wholly owned Subsidiaries, (ii) in respect of Company RSUs outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the Company Stock Plan as in effect on the date of this Agreement or (iii) in connection with the exercise of warrants outstanding as of the date of this Agreement, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;
(v)   create or incur any Encumbrance having a value in excess of $200,000 individually or $500,000 in the aggregate on any of its assets or any of its Subsidiaries;
(vi)   make any loans, advances, guarantees or capital contributions to or investments in any Person (other than to or from the Company and any of its wholly owned Subsidiaries or to or from Parent and any of its wholly owned Subsidiaries, as applicable) in excess of $200,000 individually or $500,000 in the aggregate;
(vii)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary to it or to any other direct or indirect wholly owned Subsidiary);
(viii)   reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than the withholding of shares of Company Common Stock to satisfy withholding Tax obligations upon the vesting or settlement of Company RSUs outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the Company Stock Plan as in effect on the date of this Agreement;
(ix)   incur any Indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security), except for (A) Indebtedness for borrowed money incurred in the Ordinary Course not to exceed $200,000 individually or $500,000 in the aggregate, or (B) Indebtedness in replacement of existing Indebtedness for borrowed money on terms substantially consistent with or more favorable to the Company than the Indebtedness being replaced;
(x)   except to the extent expressly provided by, and consistent with the line items set forth in, the Company’s capital budget set forth in Section 6.1(a)(x) of the Company Disclosure Letter, make or authorize any payment of, or accrual or commitment for, capital expenditures;
(xi)   enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement or amend or modify in any material respect, supplement,

waive any material term, terminate, assign, convey, encumber or otherwise transfer, in whole or in part, rights or interest pursuant to or in any Company Material Contract, other than expirations of any such Contract in the Ordinary Course in accordance with the terms of such Contract;
(xii)   cancel, modify or waive any debts or claims held by it or any of its Subsidiaries or waive any rights held by it or any of its Subsidiaries having in each case a value in excess of $200,000 individually or $500,000 in the aggregate;
(xiii)   settle any Proceeding for an amount in excess of $200,000 individually or $500,000 in the aggregate or any obligation or liability of it in excess of such amount or on a basis that would result in the imposition of any Governmental Order that would restrict the future activity or conduct of it or any of its Subsidiaries in any material respect or a finding or admission of a material violation of Law or material violation of the rights of any Person;
(xiv)   make any changes with respect to accounting policies or procedures, except as required by changes in GAAP or applicable Law;
(xv)   enter into any line of business in any geographic area, other than the existing lines of business of the Company and its Subsidiaries solely within the United States;
(xvi)   materially modify, cancel, terminate, rescind or adversely affect any Company Material License;
(xvii)   other than in the Ordinary Course, make, change or revoke any material Tax election, change any annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return in respect of material Taxes, enter into any closing agreement with respect to Taxes or settle any material Tax claim, audit, assessment or dispute, surrender any right to claim a material refund, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Tax, or take any other action with respect to Taxes which is reasonably likely to result in a material increase in the Tax liability of the Company or its Subsidiaries, or, in respect of any taxable period (or portion thereof) ending after the Closing Date, the Tax liability of Parent or its Affiliates;
(xviii)   transfer, sell, lease, divest, cancel or otherwise dispose of, or permit or suffer to exist the creation of any Encumbrance upon, any assets (tangible or intangible), product lines or businesses of the Company or any of its Subsidiaries, including capital stock of the Company and any of its Subsidiaries, except in connection with non-exclusive licenses or services provided in the Ordinary Course and sales of obsolete assets and except for sales, leases, licenses or other dispositions of tangible assets (not including services) with a fair market value not in excess of $200,000 individually or $500,000 in the aggregate;
(xix)   cancel, abandon or otherwise allow to lapse or expire any material Company Intellectual Property Rights that are Registered;
(xx)   except as required pursuant to the terms of any Company Benefit Plan in effect as of the date of this Agreement or in the Ordinary Course, (A) increase the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any Company Employee, (B) become a party to, establish, adopt, amend, commence participation in or terminate any Company Benefit Plan or any arrangement that would have been a Company Benefit Plan had it been entered into prior to this Agreement, (C) grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Benefit Plan, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (E) forgive any loans or issue any loans (other than routine travel advances issued in the Ordinary Course) to any Company Employee or (F) hire any employee or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees in excess of $250,000;
(xxi)   become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(xxii)   utilize government borrowing, grant programs, or social insurance programs, such as the CARES Act, in each case related to the COVID-19 pandemic;
(xxiii)   make or authorize any payment or spending, or accrual or commitment for any payment or spending (including payment or spending with respect to advertising and marketing activities), in connection with entering into any new geographic area or new line of business;
(xxiv)   apply or seek to apply for any license that, if granted, would be reasonably expected to be a Company Material License had it been granted prior to date of this Agreement; or
(xxv)   agree, authorize or commit to do any of the foregoing.
Notwithstanding the foregoing, any action or inaction taken by the Company or any of its Subsidiaries, to the extent required by applicable Law, directive, guidelines or recommendations, to address the COVID-19 pandemic (including, to the extent required by applicable Law, compliance with any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety, or similar Law, directive, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control that is outside of the Ordinary Course shall not be deemed to be a breach of this Section 6.1, provided that the Company consults with Parent prior to taking any such action.
(b)   Parent covenants and agrees as to itself and its Subsidiaries that, from the date of this Agreement until the earlier of the Gulf Effective Time and the termination of this Agreement pursuant to Article VIII (unless the Company shall otherwise approve in writing (which approval shall not be unreasonably withheld, conditioned or delayed)), except as otherwise expressly (A) contemplated by this Agreement, (B) required by applicable Law, (C) required under Contracts to which Parent or any of its Subsidiaries is a party or (D) set forth on Section 6.1(b) of the Parent Disclosure Letter, Parent shall not, and shall cause its Subsidiaries not to:
(i)   adopt or propose any change in Parent’s Organizational Documents in any manner that would prohibit the consummation of the Transactions; provided, that any amendment to Parent’s articles of incorporation to increase the authorized number of shares or series of the capital stock of Parent shall in no way be restricted by the foregoing;
(ii)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary to it or to any other direct or indirect wholly owned Subsidiary);
(iii)   split, combine, reduce or reclassify any of its issued or unissued shares of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any shares of its capital stock in any manner that would reasonably be expected to have a material and adverse impact on the value of the Parent Class A Common Stock; or
(iv)   agree, authorize or commit to do any of the foregoing.
(c)   Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, the right to control or direct the other Party’s operations prior to the Gulf Effective Time. Prior to the Gulf Effective Time, each Party will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations. Notwithstanding anything in this Agreement to the contrary, no consent of Parent or the Company shall be required with respect to any matter set forth in this Section 6.1 or elsewhere in this Agreement to the extent that the requirement of such consent would, upon the advice of legal counsel, violate applicable Antitrust Law.
6.2   Acquisition Proposals; Change in Recommendation.
(a)   No Solicitation.   Except as expressly permitted by this Section 6.2, none of the Company or any of its Subsidiaries shall, and the Company shall, and shall cause its Subsidiaries to, use their respective commercially reasonable efforts to cause their respective Representatives not to, directly or indirectly:
(i)   initiate, solicit, knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

(ii)   engage in, continue or otherwise participate in any discussions with or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;
(iii)   provide any non-public information to any Person in connection with any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;
(iv)   otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal; or
(v)   cause or permit the Company to enter into an Alternative Acquisition Agreement.
(b)   Exceptions.   Notwithstanding anything in this Section 6.2 to the contrary, on or prior to, but not after, the Company Written Consent Delivery Date, in response to an unsolicited, bona fide written Acquisition Proposal that did not arise from or in connection with a material breach of the obligations set forth in this Section 6.2, the Company may:
(i)   contact and engage in discussions with such Person or group making the Acquisition Proposal or its or their Representatives solely to (i) clarify the terms and conditions thereof, (ii) request that any Acquisition Proposal made orally be made in writing or (iii) notify such Person or group or its or their Representatives of the provisions of this Section 6.2;
(ii)   provide access to its properties, assets, books and records, personnel and information in response to a request therefor (including non-public information regarding it or any of its Subsidiaries) to the Person or group who made such Acquisition Proposal, provided that such properties, assets, books and records, personnel and information has previously been made available to, or is made available to, Parent prior to or concurrently with the time such properties, assets, books and records, personnel and information is made available to such Person or group and that, prior to furnishing any such properties, assets, books and records, personnel and information, the Company receives from the Person or group making such Acquisition Proposal an executed confidentiality agreement with terms not less restrictive, in the aggregate, to the other party than the terms in the Confidentiality Agreement are on Parent (it being understood that such confidentiality agreement need not include a standstill or similar provision or otherwise prohibit the making or amending of an Acquisition Proposal); and
(iii)   participate in any discussions or negotiations with any such Person or group regarding such Acquisition Proposal;
and with respect to clause (ii) or clause (iii) above, if, and only if, prior to taking any action described in clauses (ii) or (iii) above, the Company Board or the Company Special Committee determines in good faith after consultation with its outside legal counsel and financial advisor that (A) such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (B) failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.
(c)   Notice of Acquisition Proposals.   The Company shall promptly (and, in any event, within 48 hours) give notice to Parent if (i) any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, (ii) any information is requested in connection with any Acquisition Proposal from, or (iii) any discussions or negotiations with respect to an Acquisition Proposal are sought to be initiated or continued with, the Company or any of its Representatives, setting forth in such notice the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, complete copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a reasonably current basis (and, in any event, within 24 hours), of the status and terms of any such proposals or offers (including any material amendments thereto) and the status of any such discussions or negotiations, including any change in its intentions with respect to such Acquisition Proposal as previously notified under this Section 6.2(c).
(d)   No Change of Recommendation.
(i)   Except as permitted by Sections 6.2(d)(ii) or (iii), the Company Board, including any committee thereof, agrees it shall not:
(A)   withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Company Recommendation in a manner adverse to Parent;

(B)   fail to include the Company Recommendation in the Disclosure Document;
(C)   fail to recommend, within ten Business Days after the commencement of an Acquisition Proposal through a tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Company Common Stock (other than by Parent or an Affiliate of Parent), against acceptance of such tender offer or exchange offer by its stockholders;
(D)   approve or recommend, or publicly declare advisable, any Acquisition Proposal (any of the actions set forth in the foregoing clauses (A), (B), (C) and this clause (D), a “Change of Recommendation”); or
(E)   enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 6.2(a) entered into in compliance with Section 6.2(a)) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”).
(ii)   Notwithstanding anything in this Agreement to the contrary, on or prior to, but not after, the Company Written Consent Delivery Date, the Company Board (or any committee thereof, including the Company Special Committee) may effect a Change of Recommendation or terminate this Agreement in accordance with Section 8.4(b) to enter into an Alternative Acquisition Agreement if (A) an unsolicited, bona fide written Acquisition Proposal that did not arise from or in connection with a material breach of the obligations set forth in Section 6.2(a) is received by the Company and is not withdrawn, and the Company Board or such committee determines in good faith, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal, and (B) the Company Board or such committee determines in good faith, after consultation with outside legal counsel and its financial advisor, that failure to effect a Change of Recommendation or terminate this Agreement in response to such Superior Proposal would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that a Change of Recommendation may not be made and this Agreement may not be terminated unless and until the Company has given Parent written notice of such action and the basis thereof four Business Days in advance, which notice shall set forth in writing that the Company Board or such committee intends to consider whether to take such action and comply in form, substance and delivery with the provisions of Section 6.2(c). After giving such notice and prior to effecting such Change of Recommendation or terminating this Agreement to enter into an Alternative Acquisition Agreement, the Company shall, and shall direct its employees, financial advisor and outside legal counsel to, negotiate in good faith with Parent (to the extent Parent wishes to negotiate) to make such revisions to the terms of this Agreement as would permit the Company Board or such committee not to effect a Change of Recommendation or terminate this Agreement in response thereto. At the end of the four Business Day period, prior to taking action to effect a Change of Recommendation, the Company Board or such committee shall take into account any changes to the terms of this Agreement proposed by Parent in writing, and shall have determined in good faith after consultation with outside legal counsel and its financial advisor that the Superior Proposal would continue to constitute a Superior Proposal if such changes offered in writing were to be given effect. Any modification to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of Section 6.2(c) and this Section 6.2(d)(ii) except that the advance written notice obligation set forth in this Section 6.2(d)(ii) shall be reduced to two Business Days.
(iii)   Notwithstanding anything in this Agreement to the contrary, on or prior to, but not after, the Company Written Consent Delivery Date, the Company Board (or any committee thereof, including the Company Special Committee) may effect a Change of Recommendation if (A) an Intervening Event occurs, and (B) the Company Board or such committee determines in good faith, after consultation with outside legal counsel and its financial advisor, that failure to effect a Change of Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that a Change of Recommendation may not be made unless and until the Company has given Parent written notice of such action and the basis thereof four Business Days in advance, which notice shall set forth in writing that the Company Board or such committee intends to consider whether to take such action and reasonably sufficient information about the Intervening Event to enable Parent to propose revisions to the terms of this Agreement in such a manner that would obviate the need for taking such action. After giving such notice and prior to effecting such Change of Recommendation, the Company shall, and shall direct its employees, financial advisor and outside legal counsel to, negotiate in good faith with Parent (to the extent Parent wishes to negotiate) to make such revisions to the terms of this Agreement as would permit the Company Board or such committee not to effect a Change of Recommendation. At the end of such four Business Day period, prior to taking action to effect a Change of Recommendation, the Company Board or such committee shall take into account any changes to the terms of this Agreement proposed by Parent in writing, and shall have determined in good faith after consultation with outside legal counsel and its financial advisor that failure to effect a Change of Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law.
(e)   Existing Discussions.   The Company shall, and shall cause its Subsidiaries to, and the Company and its Subsidiaries shall use their respective commercially reasonable efforts to cause their respective Representatives to, immediately cease and cause to be terminated any existing solicitations, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or proposal that would reasonably be expected to lead to an Acquisition Proposal. The Company shall, as promptly as reasonably practicable, deliver a written notice to each such Person providing only that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal, or proposal that would reasonably be expected to lead to an Acquisition Proposal and informing such Persons of the obligations undertaken in this Section 6.2 and in the Confidentiality Agreement, which notice shall, to the extent such Person has executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal, also request the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries, heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries, as applicable. The Company will as promptly as reasonably practicable, terminate all physical and electronic data access previously granted to such Persons.
(f)   Standstill Provisions.   During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Gulf Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which the Company or any of its Subsidiaries is a party, unless the Company Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law.
(g)   Disclosure Obligations.   Nothing contained in this Agreement shall prohibit the Company or the Company Board (or any committee thereof, including the Company Special Committee) from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to stockholders in connection with any amendment to the terms of a tender offer or exchange offer) (provided, however, that any disclosures permitted under this Section 6.2(g) shall not, in and of themselves, constitute a Change of Recommendation), or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of the Company) or take a neutral or no position with respect to any Acquisition Proposal governed by the tender offer or exchange offer rules under the Exchange Act until the tenth Business Day after commencement of such Acquisition Proposal.
6.3   Prospectus/Proxy Filing; Information Supplied.
(a)   As promptly as reasonably practicable after the date of this Agreement, (i) the Company and Parent shall jointly prepare and file with the SEC a joint information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Company Written Consent, the Parent Written Consent and the Transactions and a prospectus to be sent to the stockholders of the Company and the stockholders of Parent (provided that, if the Company Board (or any committee thereof, including the Company Special Committee) makes a Change of Recommendation, then the Company and Parent shall jointly prepare and file with the SEC a proxy statement to be sent to the stockholders of the Company relating to the Company Stockholders Meeting, an information statement of Parent to be sent to the stockholders of Parent and a prospectus) (as amended or supplemented from time to time, the “Disclosure Document”) and (ii) Parent shall prepare and file with the SEC, Holdco’s registration statement on Form S-4 (as amended or supplemented from time to time, the “Registration Statement”, with the Disclosure Document constituting a part thereof). Parent and the Company each shall use its reasonable best efforts to respond promptly to comments from the SEC and have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after such filing, to as promptly as reasonably practicable thereafter mail the Disclosure Document to the stockholders of the Company, and to maintain the effectiveness of the Registration Statement for as long as necessary to consummate the Transactions.
(b)   Each of the Company and Parent shall promptly notify the other of the receipt of all comments from the SEC and of any request by the SEC for any amendment or supplement to the Registration Statement or the Disclosure Document or for additional information and shall promptly provide to the other copies of all correspondence between it or any of its Representatives and the SEC with respect to the Registration Statement or Disclosure Document. No response to any comments from the SEC or the staff of the SEC relating to the Disclosure Document, the Registration Statement will be made by the Company or Parent, in each case without providing the other party a reasonable opportunity to review and comment thereon unless pursuant to a telephone call initiated by the SEC.
(c)   Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Disclosure Document and any amendment or supplement thereto will, at the date of mailing to the stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the later of the date on which the Registration Statement is declared effective and the receipt of the Requisite Company Vote, any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Registration Statement or the Disclosure Document, so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Company and Parent will cause the Disclosure Document and Parent will cause the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.
(d)   Each of Parent and the Company will provide the other and their respective legal counsel with a reasonable opportunity to review and comment on drafts of the Disclosure Document, the Registration Statement and other documents related to the Company Stockholders Meeting or the issuance of the shares of Holdco Common Stock in respect of the Merger, prior to filing such documents with the SEC (other than any filing, amendment or supplement by the Company in connection with a Change of Recommendation). Each Party will include in the Disclosure Document, the Registration Statement and such other documents related to the Company Stockholders Meeting or the issuance of the shares of Holdco Common Stock in respect of the Mergers all comments reasonably and promptly proposed by the other Party or its legal counsel and each agrees that all information relating to Parent and its Subsidiaries included in the Disclosure Document and the Registration Statement shall be in form and content satisfactory to Parent, acting reasonably, and all information relating to the Company and its Subsidiaries included in the Disclosure Document and the Registration Statement shall be in form and content satisfactory to the Company, acting reasonably. Each of the Company and Parent shall furnish all information concerning such Person and its Affiliates to the other and provide such other assistance as may be reasonably requested by such other party to be included therein and shall otherwise reasonably assist and cooperate with the other in the preparation of the Disclosure Document, the Registration Statement and the resolution of any comments to either received from the SEC.
6.4   Company Written Consent; Company Stockholders Meeting.
(a)   The Company shall provide Parent with a copy of a written consent substantially in the form attached as Exhibit B in respect of the Fertitta Shares (the “Company Written Consent”) by no later than 5:00 p.m., New York City time, on September 8, 2021 (the “Company Written Consent Delivery Date”).
(b)   If the Company Written Consent is not delivered on the Company Written Consent Delivery Date, the Company will take, in accordance with applicable Law and its Organizational Documents, all action necessary to convene the Company Stockholders Meeting as promptly as reasonably practicable, after the Registration Statement is declared effective and the SEC advises it has no further comments on the Disclosure Document (and in any event within 45 days after the Registration Statement is declared effective), to consider and vote upon the adoption of this Agreement and to cause such vote to be taken. Notwithstanding the foregoing, if, on a date that is two Business Days prior to the date the Company Stockholders Meeting is scheduled (in either case, the “Original Date”), (A) the Company has not received proxies representing the Requisite Company Vote, whether or not a quorum is present or (B) it will not have enough shares of Company Common Stock represented to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, the Company may postpone or adjourn, or make one or more successive postponements or adjournments of, the Company Stockholders Meeting, as long as the date of the Company Stockholders Meeting is not postponed or adjourned more than ten days in connection with any one postponement or adjournment or more than an aggregate of 20 days from the Original Date in reliance on the preceding sentence. In addition, notwithstanding anything to the contrary in this Section 6.4, the Company may postpone or adjourn the Company Stockholders Meeting to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of the Company prior to the Company Stockholders Meeting.
6.5   Approval of Sole Stockholder of Merger Sub; Parent Written Consent.
(a)   Immediately following the execution and delivery of this Agreement by the Parties, Holdco, as sole stockholder of each of the Merger Subs, shall adopt this Agreement and approve the Mergers, in accordance with applicable Law, by written consent.
(b)   As promptly as reasonably practicable (and in any event within two Business Days) after the date hereof, Parent shall deliver to the Company written consents from its stockholders sufficient to approve this Agreement and the Transactions, including the Duke Merger, in accordance with the NRS and Parent’s Organizational Documents (the “Parent Written Consent”).
6.6   Cooperation; Efforts to Consummate.
(a)   On the terms and subject to the conditions set forth in Section 6.2, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Law to consummate and make effective the Transactions as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings (including by filing (i) no later than ten Business Days after the date of this Agreement the notification and report form required under the HSR Act and (ii) the notices, reports and other filings necessary to obtain the Requisite Gaming Approvals) and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the Transactions. Notwithstanding the foregoing or anything to the contrary in this Agreement, in no event shall either the Company or Parent or any of their respective Affiliates be required to pay any consideration to any third parties or give anything of value to obtain any such Person’s authorization, approval, consent or waiver to effectuate the Transactions, other than filing, recordation or similar fees.

(b)   Subject to applicable Law relating to the exchange of information, Parent shall have right to (or where deemed necessary by Parent, the Parties shall use commercially reasonably efforts to jointly) direct all matters with any Governmental Entity in connection with the Transactions, provided that Parent and the Company shall have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as applicable, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity (including the Disclosure Document).Neither the Company nor Parent shall permit any of its officers or other Representatives to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Transactions unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat. The Company and its Subsidiaries shall not agree to any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits, expirations of waiting periods or authorizations from any Governmental Entity in connection with the Transactions without the prior written consent of Parent (which consent, subject to this Section 6.6, may be withheld in Parent’s sole discretion). In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as reasonably practicable, subject to the other terms and conditions set forth in this Agreement.
(c)   Without limiting the generality of the undertakings pursuant to this Section 6.6, but on the terms and subject to the conditions set forth in this Agreement, including Section 6.6(d), each of the Company and Parent agree to promptly provide or cause to be provided to each and every federal, state, local or foreign court or Governmental Entity with jurisdiction over enforcement of any applicable Antitrust Law (each, a “Governmental Antitrust Entity”) of non-privileged information and documents requested by any Governmental Antitrust Entity or that are necessary, proper or advisable to permit consummation of the Transactions.
(d)   Notwithstanding anything in this Agreement (including this Section 6.6) to the contrary, Parent shall, and shall cause its Subsidiaries to, take any and all actions required to obtain all required approvals under the HSR Act, other applicable Antitrust Laws and any other Company Approval or Parent Approval, and consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, Contract or Governmental Order to (i)(A) sell, lease, license, transfer, dispose of, divest or otherwise Encumber, or hold separate pending any such action, or (B) propose, negotiate or offer to effect, or consent or commit to, any such sale, leasing, licensing, transfer, disposal, divestiture or other Encumbrance, or holding separate, before or after the Gulf Effective Time, of any assets, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or the Gulf Surviving Corporation (or any of their respective Subsidiaries), or (ii) take or agree to take any other action or agree or consent to any limitations or restrictions on freedom of actions with respect to, or its ability to retain, or make changes in, any such assets, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or the Gulf Surviving Corporation (or any of their respective Subsidiaries); (any of the foregoing, a “Remedy Action”); provided, however, that notwithstanding the foregoing, (x) neither this Section 6.6 nor the “reasonable best efforts” standard herein shall require, or be construed to require Parent or the Company or any of their respective Subsidiaries or other Affiliates, in order to obtain any Company Approvals, Parent Approvals or otherwise, to take or agree to take (and, without the prior written consent of Parent, none of the Company nor any of its Subsidiaries will take or agree to take) any action (including any Remedy Action) that, individually or in the aggregate with all other actions (including any Remedy Actions) pursuant to this Section 6.6 would or would reasonably be expected to result in or be a Burdensome Condition and (y) Parent can compel the Company to take any Remedy Actions (or agree to take such actions) if such actions are only effective after the Gulf Effective Time. For the purposes of this Agreement, “Burdensome Condition” means the executing or carrying out, consenting to or to offer to or to agree to, or otherwise take any action (including any Remedy Action) with respect to, any requirement, condition, limitation, understanding, agreement (including consent decrees and undertakings) in respect of, in anticipation of or pursuant to any action contemplated by this Section 6.6 that, individually or in the aggregate with all other such actions pursuant to this Section 6.6, would reasonably be expected to result in a Company Material Adverse Effect.
(e)   Any filing fees payable under the HSR Act and any other filings and/or notifications under the applicable Antitrust Laws or with respect to Requisite Gaming Approvals shall be borne by Parent and the Company equally.

6.7   Status; Notifications.   Subject to applicable Law and as otherwise required by any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to the consummation of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as applicable, or any of its Subsidiaries, from any third party or any Governmental Entity with respect to the Transactions. The Company and Parent each shall give prompt notice to the other of any Effect, individually or in the aggregate, that has had or would reasonably be expected to have a Company Material Adverse Effect, or of any failure of any condition to the other Party’s obligation to consummate the Transactions; provided, however, that the failure to deliver any such notice shall not affect any of the conditions set forth in ARTICLE VII or give rise to any right to terminate under Article VIII, unless the underlying breach would independently result in the failure of a condition set forth in Article VIII to be satisfied.
6.8   Information; Access and Reports.
(a)   Subject to applicable Law and the other provisions of this Section 6.8, the Company shall (and shall cause its Subsidiaries to), upon request by Parent, furnish Parent with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Transactions, and shall (and shall cause its Subsidiaries to), upon giving of reasonable notice by Parent, afford Parent’s officers and other authorized Representatives access, during normal business hours following reasonable advance notice throughout the period prior to the Duke Effective Time, to its officers, employees, agents, contracts, books and records (including the work papers of the Company’s independent accountants upon receipt of any required consents from such accountants), as well as properties, offices and other facilities, and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly all information concerning the Company and its Subsidiaries’ businesses, properties and personnel as may reasonably be requested by Parent.
(b)   The foregoing provisions of this Section 6.8 shall not require and shall not be construed to require the Company to permit any access to any of its officers, employees, agents, contracts, books or records, or its properties, offices or other facilities, or to permit any inspection, review, sampling or audit, or to disclose or otherwise make available any information that in the reasonable judgment of the Company’s outside legal counsel would (i) result in the disclosure of any Trade Secrets of any third parties or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of this Agreement if the Company shall have used commercially reasonable efforts (without payment of any consideration, fees or expenses) to obtain the consent of such third party to such inspection or disclosure (or entered into after the date of this Agreement in compliance with Section 6.1), (ii) result in a violation of applicable Law, including any fiduciary duty, (iii) waive the protection of any attorney-client privilege or (iv) result in the disclosure of any Personal Information that would expose the Company to the risk of liability. In the event that the Company objects to any request submitted pursuant to and in accordance with this Section 6.8 and withholds information on the basis of the foregoing clauses (i) through (iii), the Company shall inform Parent as to the general nature of what is being withheld and the Company and Parent shall cooperate to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to (A) obtain the required consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege. The Company, as it deems advisable and necessary, may reasonably designate competitively sensitive material provided to the other as “Outside Counsel Only Material” or with similar restrictions. Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the Parties. All requests for information made pursuant to this Section 6.8 shall be directed to the executive officer or other Person designated by the Company. All information exchanged or made available shall be governed by the terms of the Confidentiality Agreement.
(c)   To the extent that any of the information or material furnished pursuant to this Section 6.8 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.
(d)   No exchange of information or investigation by Parent or its Representatives shall affect or be deemed to affect, modify or waive the representations and warranties of the Company set forth in this Agreement, and no investigation by the Company or its Representatives shall affect or be deemed to affect, modify or waive the representations and warranties of Parent, Holdco or the Merger Subs set forth in this Agreement.
6.9   Stock Exchange Listing and Delisting.   Parent shall use its reasonable best efforts to cause the shares of Holdco Common Stock to be issued in the Mergers to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Duke Effective Time. Prior to the Gulf Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of the NASDAQ Global Market LLC to enable the delisting by the Gulf Surviving Corporation of the shares of Company Class A Common Stock from the NASDAQ Global Market LLC and the deregistration of the shares of Company Class A Common Stock under the Exchange Act as promptly as practicable after the Gulf Effective Time, and in any event no more than ten days after the Gulf Effective Time.
6.10   Publicity.   The initial press release with respect to the Transactions shall be a joint press release and thereafter the Company and Parent shall consult with each other, and provide meaningful opportunity for review and give due consideration to reasonable comment by the other Party, prior to issuing any press releases or otherwise making planned public statements with respect to the Transactions and prior to making any filings with any third party or any Governmental Entity (including any national securities exchange) with respect thereto, except (i) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, including NASDAQ, (ii) any consultation that would not be reasonably practicable as a result of requirements of applicable Law or (iii) with respect to any Change of Recommendation made in accordance with this Agreement or Parent’s response thereto. Each of the Company and Parent may make any public statements in response to questions by the press, analysts, investors or those attending industry conferences or analyst or investor conference calls, so long as such statements are not inconsistent in tone or substance with previous statements made jointly by the Company and Parent.
6.11   Employee Benefits.
(a)   Parent agrees that the employees of the Company and its Subsidiaries at the Gulf Effective Time who continue to remain employed with the Company or its Subsidiaries (the “Continuing Employees”) shall, during the period commencing at the Gulf Effective Time and ending on December 31 of the calendar year in which the Gulf Effective Time occurs (or, if earlier, the date of the Continuing Employee’s termination of employment by Parent and its Subsidiaries), be provided with base salary or base wage, target annual cash bonus opportunities, and pension and welfare benefits (including equity and long-term incentive compensation) that are substantially no less favorable in the aggregate than those provided by the Company and its Subsidiaries to such employees immediately prior to the Gulf Effective Time; provided, however, that the requirements of this sentence shall not apply to Continuing Employees who are covered by a collective bargaining agreement.
(b)   Parent shall use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Gulf Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Gulf Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable Parent benefit plan, as if such service had been performed with Parent, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.
(c)   Prior to making any written or oral communications to the directors, officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the Transactions the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith.
(d)   If the Gulf Effective Time occurs prior to December 31, 2021, then immediately prior to the Gulf Effective Time and only to the extent it will not cause an impermissible acceleration event under Section 409A of the Code, the Company will pay (i) each participant in the Company’s bonus plans and (ii) each Continuing Employee who has historically been eligible to receive a discretionary bonus in the Ordinary Course who, in each case, remains employed through the Gulf Effective Time, an annual bonus for the year in which the Gulf Effective Time occurs in an amount equal to the product of (x) the annual bonus earned by such participants and Continuing Employees for the year in which the Gulf Effective Time occurs (assuming a full year of performance) as reasonably determined by the Company (and in the Ordinary Course in the case of any discretionary bonus) and (y) a fraction, the numerator of which is the number of days elapsed in the plan year from the commencement of the plan year until the date on which the Gulf Effective Time occurs and the denominator of which is 365. Notwithstanding anything to the contrary in this Agreement, if the Gulf Effective Time occurs after December 31, 2021, the Company shall be permitted, prior to the Gulf Effective Time, (1) to pay annual bonuses for fiscal year 2021, in an amount equal to the annual bonus earned by Company Employees for the 2021 fiscal year and (2) to establish bonus targets, maximums and performance goals for fiscal year 2022 in the Ordinary Course and subject to prior consultation with Parent.
(e)   Parent hereby acknowledges that the consummation of the transactions contemplated by this Agreement shall constitute a “change in control” or “change of control” for purposes of any Company Benefit Plan that contains a definition of “change in control” or “change of control” or similar term, as applicable. From and after the Gulf Effective Time, Parent and its Subsidiaries (including the Gulf Surviving Corporation and its Subsidiaries) shall honor all Company Benefit Plans sponsored or maintained, prior to the Gulf Effective Time) by the Company or any of its Subsidiaries in accordance with their terms as in effect immediately prior to the Gulf Effective Time.
(f)   Nothing contained in this Agreement is intended to (i) be treated as an amendment of any particular Company Benefit Plan, (ii) prevent Parent, the Gulf Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Gulf Effective Time, any Company Benefit Plan in accordance their terms, (iii) prevent Parent, the Gulf Surviving Corporation or any of their Affiliates, after the Gulf Effective Time, from terminating the employment of any Continuing Employee or (iv) create any third-party beneficiary rights in any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment or benefits that may be provided to any Continuing Employee by Parent, the Gulf Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Gulf Surviving Corporation or any of their Affiliates may maintain.
6.12   Taxation.
(a)   It is intended that each of the Mergers and the Opco Unit Contribution shall qualify for the Intended Tax Treatment. From and after the date of this Agreement and until the Duke Effective Time, each Party hereto shall use commercially reasonable efforts to cause the Mergers and the Opco Unit Contribution to qualify for the Intended Tax Treatment.
(b)   Each of the Parties shall use its commercially reasonable efforts to obtain the opinions referred to in Sections 7.3(e) and 7.2(h) and any similar opinions required to be attached as exhibits to the Disclosure Document and the Registration Statement, including by delivering to applicable Tax Counsel a tax representation letter dated as of the Closing Date (and, if requested, dated as of the date the Registration Statement shall have been declared effective by the SEC), signed by an officer, containing customary representations, warranties and covenants, and in form and substance reasonably satisfactory to such Tax Counsel, provided that, notwithstanding anything to the contrary herein, White & Case LLP shall not be required to deliver the opinion referred to in Section 7.3(e) and Sullivan & Cromwell LLP shall not be required to deliver the opinion referred to in Section 7.2(h).
(c)   Each of the Parties shall not, and shall cause each of its Subsidiaries and Affiliates not to, take any action that is reasonably likely to, or fail to take any action which failure is reasonably likely to, prevent or impede (i) the qualification of the Mergers or the Opco Unit Contribution for the Intended Tax Treatment or (ii) the issuance of any of the opinions referred to in Sections 7.3(e) and 7.2(h).
(d)   Each of the Parties agrees to prepare and file all U.S. federal income Tax Returns in accordance with this Section 6.12 and shall not take any position inconsistent therewith in the course of any audit, litigation, or other legal proceeding with respect to U.S. federal income Taxes; provided that nothing contained in this Section 6.12 shall prevent any Party from settling any proposed deficiency or adjustment by any Governmental Entity based upon or arising out of such treatment, and no Party shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Entity challenging such treatment.
6.13   Expenses.   Except as otherwise provided in Section 8.5(b), whether or not the Mergers are consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Transactions, including all fees and expenses of its Representatives, shall be paid by the Party incurring such expense.
6.14   Indemnification; Directors’ and Officers’ Insurance.
(a)   From and after the Gulf Effective Time, Holdco agrees that it will indemnify and hold harmless, to the fullest extent that Holdco is permitted to under applicable Law and that the Company would have been permitted to do so under applicable Law and the Company’s Organizational Documents in effect as of the date of this Agreement, each present and former (determined as of the Gulf Effective Time) director and officer of the Company, in each case, when acting in such capacity or in serving as a director, officer, member, trustee or fiduciary of another entity or enterprise, including a Company Benefit Plan, at the request or benefit of the Company or any of its Subsidiaries (the “Indemnified Parties”), against any costs or expenses (including reasonable and documented attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any Proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Gulf Effective Time, whether asserted or claimed prior to, at or after the Gulf Effective Time, including actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party, and Holdco, Parent or the Gulf Surviving Corporation shall also advance expenses as incurred to the fullest extent that the Company would have been permitted to do so under applicable Law, any Contract and the Company’s or any of its Subsidiaries’ Organizational Documents in effect as of the date of this Agreement; provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification hereunder or under applicable Law. From and after the Gulf Effective Time, Holdco agrees to assume all obligations of the Company and its Subsidiaries to the Indemnified Parties in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Gulf Effective Time as provided in the Company’s Organizational Documents and the Organizational Documents of its Subsidiaries as in effect on the date of this Agreement or in any Contract in existence as of the date of this Agreement providing for indemnification between the Company or any of its Subsidiaries and any Indemnified Party.
(b)   Holdco shall ensure that the Organizational Documents of the Gulf Surviving Corporation shall, for a period of six years from and after the Gulf Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the Company’s or any of its Subsidiaries’ Organizational Documents in effect as of the date of this Agreement. Any right of indemnification of an Indemnified Party pursuant to this Section 6.14 shall not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Party as provided herein.

(c)   Any Indemnified Party wishing to claim indemnification under this Section 6.14, upon learning of any such Proceeding, shall promptly notify Holdco thereof in writing, but the failure to so notify shall not relieve Holdco or the Gulf Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure prejudices the indemnifying party. In the event of any Proceeding: (i) Holdco or the Gulf Surviving Corporation shall have the right to assume the defense thereof (it being understood that by electing to assume the defense thereof, neither Holdco nor the Gulf Surviving Corporation will be deemed to have waived any right to object to the Indemnified Party’s entitlement to indemnification hereunder with respect thereto or assumed any liability with respect thereto), except that if Holdco or the Gulf Surviving Corporation elects not to assume such defense or legal counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Holdco or the Gulf Surviving Corporation and the Indemnified Party, the Indemnified Party may retain legal counsel satisfactory to them, and Holdco or the Gulf Surviving Corporation shall pay all reasonable and documented fees and expenses of such legal counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that Holdco and the Gulf Surviving Corporation shall be obligated pursuant to this Section 6.14(c) to pay for only one firm of legal counsel for all Indemnified Parties in any jurisdiction unless the use of one legal counsel for such Indemnified Parties would present such legal counsel with a conflict of interest (provided that the fewest number of legal counsels necessary to avoid conflicts of interest shall be used); (ii) the Indemnified Parties shall cooperate in the defense of any such matter if Holdco or the Gulf Surviving Corporation elects to assume such defense, and Holdco and the Gulf Surviving Corporation shall cooperate in the defense of any such matter if Holdco or the Gulf Surviving Corporation elects not to assume such defense; (iii) the Indemnified Parties shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) if Holdco or the Gulf Surviving Corporation elects to assume such defense and Holdco and the Gulf Surviving Corporation shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) if Holdco or the Gulf Surviving Corporation elects not to assume such defense; (iv) Holdco and the Gulf Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnified action of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law; and (v) all rights to indemnification in respect of any such Proceedings shall continue until final disposition of all such Proceedings.
(d)   If Holdco or the Gulf Surviving Corporation or any of their its legal successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Holdco or the Gulf Surviving Corporation, as applicable, shall assume all of the obligations set forth in this Section 6.14.
(e)   The rights of the Indemnified Parties under this Section 6.14 are in addition to any rights such Indemnified Parties may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws.
(f)   This Section 6.14 is intended to be for the benefit of, and from and after the Gulf Effective Time shall be enforceable by, each of the Indemnified Parties, who shall be third party beneficiaries of this Section 6.14.
6.15   Indebtedness Pay-off; Cooperation.   Subject to the receipt of funds from Parent for the amounts specified in the pay-off letters, if instructed by Parent in writing at least five Business Days prior to the Closing Date, the Company shall use commercially reasonable efforts deliver to Parent, at least two Business Days prior to the Closing Date, executed pay-off letters in customary form reasonably acceptable to Parent with respect to the Credit Agreement and the Intercompany Note, which pay-off letter shall provide that upon receipt from or on behalf of the Company of the applicable pay-off amount set forth in the pay-off letters, (a) the Indebtedness incurred pursuant to the Credit Agreement, the Intercompany Note and instruments related thereto shall be satisfied, and all obligations of the lenders terminated (other than those that customarily survive in pay-off letters), (b) all Liens relating to the assets, rights and properties of the Company or any of its Subsidiaries granted pursuant to the Credit Agreement or the Intercompany

Note shall be released and terminated without any further action by the secured parties and (c) the Company or its designee shall be entitled to file documents to reflect the release of such Liens. If requested by Parent, Parent and the Company shall use commercially reasonable efforts to have all Liens described in the foregoing sentence released and terminated and to cause Fertitta and the Fertitta Entities to not have any further obligation or liability thereunder or with respect thereto.
6.16   Takeover Statutes.   If any Takeover Statute is or may become applicable to the Company, Parent, Holdco, the Merger Subs or the Transactions, each of Parent and the Company and the Parent Board and the Company Board, respectively, shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.
6.17   Section 16 Matters.   The Company and Parent, and the Company Board and the Parent Board (or duly formed committees thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, prior to the Duke Effective Time or the Gulf Effective Time, as applicable, take all such actions as may be necessary or appropriate to cause the Transactions and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Holdco Common Stock (including derivative securities) in connection with the Transactions by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.
6.18   Transaction Litigation.   In the event that any stockholder litigation related to this Agreement or the Transactions is brought, or, to the Company’s Knowledge, threatened, against the Company or any members of the Company Board from and following the date of this Agreement and prior to the Gulf Effective Time (such litigation, “Transaction Litigation”), the Company shall promptly notify Parent of such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent a reasonable opportunity to participate in (but not control) the defense or settlement of any Transaction Litigation and shall consider in good faith Parent’s advice with respect to such Transaction Litigation; provided that the Company shall not, and shall not agree to, settle any Transaction Litigation without prior written consent of Parent.
6.19   No Redemption of Units.   From the date of this Agreement, except as provided in the Fertitta Agreement, the Company shall cause that no Units shall be redeemed, converted, or otherwise exchanged into Company Class A Common Stock or any other securities prior to the Gulf Effective Time, upon which time the Class B Units shall be cancelled.
6.20   Holdco Matters.   Promptly after the Gulf Effective Time, Holdco shall increase the size of the board of directors of Holdco (the “Holdco Board”) in order to cause Fertitta to be appointed to the Holdco Board at such time and, subject to fiduciary obligations under applicable Law, shall use commercially reasonably efforts to cause Fertitta to be elected as a director of Holdco at the first annual meeting of stockholders of Holdco with a proxy mailing date after the Gulf Effective Time to serve a full new term on the Holdco Board; provided that, (a) Fertitta shall not be appointed or elected to be a director of, and shall be immediately removed from, the Holdco Board if, at any time, (i) he is determined by the Holdco Board, in its sole discretion, to be an Unsuitable Person, or (ii) his appointment or election to or continuance as a director on the Holdco Board would reasonably be expected to prevent, restrict, impede or otherwise impair Holdco from undertaking or engaging in any gaming, online gaming, sports betting, sportsbooks, gambling, online gambling, fantasy sports activities, other similar activities or any material portion of the businesses of Holdco and (b) any appointment or election of Fertitta to the Holdco Board following the first annual meeting of stockholders of Holdco described in this sentence shall be subject to approval in advance by the nominating and corporate governance committee of Holdco.
6.21   Transition Services Agreement.   Prior to the Closing, the Parties shall use commercially reasonable efforts to negotiate in good faith to enter into the Transition Services Agreement on the conditions and terms mutually agreed by the Parties, pursuant to which Fertitta Entities and/or their Affiliates, as applicable, will provide certain transaction services to Holdco and its Affiliates, including the services set forth on Section 4.22 of the Company Disclosure Letter.
6.22   Amendment to the Trademark License Agreement.   The Company shall use good faith efforts to enter into the Amendment to the Trademark License Agreement on terms that are mutually agreeable to the Parties and are reasonably related to giving effect to the terms of the Commercial Agreement.
6.23   Bonds.   From and after the date of this Agreement, Parent shall, and shall cause its affiliates to, obtain, on or prior to the Closing, the full release of Fertitta Entertainment, Inc. and its affiliates (other than the Company and its Subsidiaries) from, any and all bonds or other instruments set forth on Section 6.25 of the Company Disclosure Letter made in respect of the obligations of, or for the benefit of any obligee of, the Company or any of its Subsidiaries (each, a “Bond”). For the avoidance of doubt, such efforts shall include substituting Parent’s or its Affiliates’ own obligations for those of Fertitta Entertainment, Inc. and its Affiliates under any Bond on no less favorable terms. If Parent or its Affiliates are unable to effect such a substitution and release with respect to any Bond, Parent shall indemnify each Fertitta Entertainment, Inc. and its Affiliates against any and all costs, expenses, losses or other liabilities arising from such Bond. Any cash or other collateral posted by Fertitta Entertainment, Inc. or its Affiliates in respect of any Bond shall be promptly delivered to Fertitta Entertainment, Inc.
ARTICLE VII
CONDITIONS
7.1   Conditions to Obligation of Each Party.   The respective obligation of each Party to consummate the Mergers are subject to the satisfaction or mutual waiver at or prior to the Closing of each of the following conditions:
(a)   Company Stockholder Approval.   This Agreement shall have been duly adopted by holders of shares of Company Common Stock constituting the Requisite Company Vote in accordance with applicable Law and the Organizational Documents of the Company.
(b)   Parent Stockholder Approval.   This Agreement shall have been duly adopted by holders of shares of Parent Common Stock constituting the Requisite Parent Vote in accordance with applicable Law and the Organizational Documents of Parent.
(c)   Listing.   The shares of Holdco Class A Common Stock issuable pursuant to the Mergers shall have been authorized for listing on NASDAQ upon official notice of issuance.
(d)   Regulatory Approvals.   (i) The waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been earlier terminated, (ii) all Requisite Gaming Approvals and Parent Gaming Approvals shall have been filed, shall have occurred or shall have been obtained or waived (all such authorizations, consents, orders, approvals, filings and declarations and the lapse of all such waiting periods, including under the HSR Act, being the “Requisite Regulatory Approvals”), and (iii) all such Requisite Regulatory Approvals shall be in full force and effect.
(e)   Laws or Governmental Orders.   No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Transactions.
(f)   Registration Statement.   The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect, and no Proceedings for that purpose shall have commenced or been threatened in writing by the SEC, unless subsequently withdrawn.
7.2   Conditions to Obligation of Parent, Holdco and the Merger Subs.   The respective obligation of Parent, Holdco and the Merger Subs to consummate the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   (i) Each of the representations and warranties of the Company set forth in Section 4.1 (Organization, Good Standing and Qualification) (but only with respect to the Company and LHGN HoldCo and not to the other Subsidiaries of the Company), Section 4.2(a) (Capital Structure of the Company) (except for de minimis inaccuracies), Section 4.3 (Corporate Authority; Approval and Fairness), Section 4.6(b) (No Company Material Adverse Effect), Section 4.12 (Takeover Statutes), and Section 4.19 (Brokers and Finders) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); and (ii) each other representation and warranty of the Company set forth in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (ii), for any failure of any such representation and warranty to be so true and correct (without giving effect to any qualification by materiality or Company Material Adverse Effect contained therein) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)   Performance of Obligations of the Company.   The Company shall have performed in all material respects all obligations, and complied in all material respects with all covenants, required to be performed or complied with by it under this Agreement on or prior to the Closing Date.
(c)   No Company Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(d)   Fertitta Entity Agreements.   All Terminating Fertitta Entity Agreements shall have been terminated and shall be of no further force or effect and all liabilities and obligations thereunder shall be fully satisfied, extinguished and released.
(e)   Commercial Arrangements.   The Commercial Agreement shall be in full force and effect.
(f)   Company Closing Certificate.   Parent, Holdco and the Merger Subs shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.
(g)   Amendment to the Trademark License Agreement.   The Company shall have entered into the Amendment to the Trademark License Agreement as mutually agreed by the Parties in good faith, which will include the changes set forth on Section 7.2(g) of the Company’s Disclosure Letter.
(h)   Tax Opinion.   Parent shall have received the opinion of its Tax Counsel, dated the Closing Date, and in form and substance reasonably satisfactory to Parent, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Duke Merger will qualify for United States federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code and/or, taken together with the Opco Unit Contribution, as an “exchange” described in Section 351 of the Code. In rendering its opinion, Tax Counsel may require and rely upon customary representations, warranties and covenants, including those contained in this Agreement and those contained in letters from each of the Company and Parent.
(i)   Licenses.   All Company Material Licenses shall be in full force and effect and in good standing and shall not be subject to an proceedings relating to any alleged material noncompliance or violations before any Governmental Entity which if resolved against the Company would be reasonably expected to have a material adverse impact on the Company’s operations, including proceedings to suspend, revoke, or add new material conditions to such Company Material Licenses as a result of material noncompliance or violations.
7.3   Conditions to Obligation of the Company.   The obligation of the Company to consummate the Mergers is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   (i) Each of the representations and warranties of Parent, Holdco and the Merger Subs set forth in Section 5.1 (Organization, Good Standing and Qualification),

Section 5.2(a) (Capital Structure of Parent; Capitalization of Holdco and the Merger Subs) (except for de minimis inaccuracies), Section 5.3 (Corporate Authority; Approval), and Section 5.10 (Brokers and Finders) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); and (ii) the other representations and warranties of Parent, Holdco and the Merger Subs set forth in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (ii), for any failure of any such representation and warranty to be so true and correct (without giving effect to any qualification by materiality set forth therein) that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.
(b)   Performance of Obligations of Parent, Holdco and the Merger Subs.   Each of Parent, Holdco and the Merger Subs shall have performed in all material respects all obligations, and complied in all material respects with all covenants, required to be performed or complied with by it under this Agreement on or prior to the Closing Date.
(c)   No Parent Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect that is continuing.
(d)   Parent, Holdco and the Merger Subs Closing Certificate.   The Company shall have received a certificate signed on behalf of Parent, Holdco and the Merger Subs by an executive officer of Parent certifying that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied.
(e)   Tax Opinion.   The Company shall have received the opinion of its Tax Counsel, dated the Closing Date, and in form and substance reasonably satisfactory to the Company, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Gulf Merger will qualify for United States federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, Tax Counsel may require and rely upon customary representations, warranties and covenants, including those contained in this Agreement and those contained in letters from each of the Company and Parent.
(f)   Release Under Credit Agreement.   All actions have been taken to cause the Liens relating to the assets, rights and properties of Company or any of its Subsidiaries granted pursuant to the Credit Agreement to have been released and terminated without any further action by the secured parties, and none of Fertitta nor any of the Fertitta Entities shall have any further obligation or liability, or be subject to any restriction, under the Credit Agreement or any related document or with respect to the Credit Agreement or any indebtedness thereunder.
ARTICLE VIII
TERMINATION
8.1   Termination by Mutual Written Consent.   This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Duke Effective Time by mutual written consent of the Company and Parent by action of the Company Board (upon the recommendation of the Company Special Committee) and the Parent Board.
8.2   Termination by Either Parent or the Company.   This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Duke Effective Time by action of either the Company Board (upon the recommendation of the Company Special Committee) or the Parent Board, if:
(a)   the Mergers shall not have been consummated by 5:00 p.m., (New York Time) on February 28, 2022 (the “Outside Date”); provided, however, that if the conditions to the Closing set forth in Section 7.1(d) (Regulatory Approvals) have not been satisfied or waived on or prior to such date but all other conditions to Closing set forth in Article VII have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing (so long as such conditions are reasonably capable of being satisfied)), the Outside Date shall be extended automatically to May 31, 2022, and such date, as so extended, shall be the “Outside Date”; provided, further, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any Party that has breached in any respect any representation, warranty, covenant or agreement set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger;
(b)   the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting (or in the case of any adjournment or postponement thereof taken in accordance with this Agreement, upon the final adjournment or postponement thereof) (provided that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any Party if the Company Stockholders Meeting has not been held because the Requisite Company Vote was previously obtained by delivery of the Company Written Consent); or
(c)   any Law or Governmental Order having the effect set forth in Section 7.1(e) has become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.2(c) shall not be available to any Party that has breached in any respect any representation, warranty, covenant or agreement set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger.
8.3   Termination by Parent.   This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Duke Effective Time by the Parent Board, if
(a)   the Company Board shall have made a Change of Recommendation (provided that Parent will not have the right to terminate this Agreement pursuant to this Section 8.3(a) after the Requisite Company Vote is obtained);
(b)   at any time following receipt of an Acquisition Proposal and prior to the Company Written Consent Delivery Date, the Company Board shall have failed to reaffirm its approval or recommendation of this Agreement and the Merger as promptly as practicable (but in any event within five Business Days) after receipt of any written request to do so from Parent; provided that the Company Board shall not be required to reaffirm such approval or recommendation on more than two (2) occasions;
(c)   the Company Board shall have failed to hold a vote of the holders of shares of Company Common Stock in order to obtain the Requisite Company Vote prior to the time required by Section 6.4;
(d)   the Company does not deliver the Company Written Consent on or prior to the Company Written Consent Delivery Date; or
(e)   at any time prior to the Gulf Effective Time, there has been a breach by the Company of any covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case, such that the conditions in Section 7.2(a) or Section 7.2(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of notice thereof by Parent to the Company or (ii) three Business Days prior to the Outside Date); provided, however, that the right to terminate this Agreement pursuant to this Section 8.3(e) shall not be available to Parent if it has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger.
8.4   Termination by the Company.   This Agreement may be terminated and the Mergers may be abandoned by the Company Board (upon the recommendation of the Company Special Committee) if:
(a)   at any time prior to the Duke Effective Time, there has been a breach by Parent, Holdco or the Merger Subs of any covenant or agreement set forth in this Agreement, or if any representation or warranty of Parent, Holdco or the Merger Subs shall have become untrue, in either case, such that the conditions in Section 7.3(a) or Section 7.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of notice thereof by the Company to Parent or (ii) three Business Days prior to the Outside Date); provided, however, that the right to terminate this Agreement pursuant to this Section 8.4 shall not be available to the Company if it has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger;
(b)   at any time prior to the later of (i) the time the Company Stockholder Approval is obtained and (ii) one day after the last date on which Parent could have exercised, and did not exercise, its “matching” rights pursuant to Section 6.2(d)(ii) in relation to an Acquisition Proposal that was provided prior to the Company Written Consent Delivery Date, in order to concurrently enter into an Alternative Acquisition Agreement with respect to an Acquisition Proposal that constitutes a Superior Proposal, if (A) the Company and its Representatives have complied with the requirements of Section 6.2(d)(ii) and (B) the Company immediately prior to, or concurrent with, such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.5 so long as Parent has provided the Company with wire instructions for such payment; or
(c)   Parent shall not have delivered to the Company the Parent Written Consent by the time specified in Section 6.5(b).
8.5   Effect of Termination and Abandonment.
(a)   Except to the extent provided in Section 8.5(b) and Section 9.1 below, in the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Representatives or Affiliates); provided, however, and notwithstanding anything in this Agreement to the contrary, (i) no such termination shall relieve any Party of any liability or damages to any other Party resulting from any Willful Breach of this Agreement and (ii) the provisions set forth in this Section 8.5 and the second sentence of Section 9.1 shall survive the termination of this Agreement.
(b)   In the event that this Agreement is terminated:
(i)   by the Company pursuant to Section 8.2(b) (Superior Proposal), then immediately prior to, or concurrent with, such termination,
(ii)   by Parent pursuant to Section 8.2(b) (Requisite Company Vote);
(iii)   by Parent pursuant to Section 8.3(e) (Company Material Breach) (as a result of a breach of Section 6.2 (Acquisition Proposals; Change of Recommendation)) and within twelve months of such termination, the Company enters into a definitive agreement to consummate such Acquisition Proposal and subsequently consummates the transactions contemplated by such Acquisition Proposal, then promptly, and in no event later than two Business Days, after the consummation of such transactions;
(iv)   by Parent pursuant to 8.3(a) (Company Change of Recommendation), or
(v)   by Parent, pursuant to Section 8.3(d) (Company Written Consent), then promptly, but in no event later than two Business Days after the date of any such termination, the Company shall pay the termination fee of $55,000,000 (the “Company Termination Fee”), to Parent in each case by wire transfer of immediately available cash funds and shall also pay all of the reasonable and documented out-of-pocket expenses, including those of the Exchange Agent, incurred by Parent or Merger Sub in connection with this Agreement and the Transactions (the “Parent Expense Reimbursement”). In no event shall the Company be required to pay the or the Parent Expense Reimbursement or the Company Termination Fee on more than one occasion.
(c)   The Parties hereby acknowledge and agree that the agreements contained in this Section 8.5 are an integral part of the Transactions, and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5, and, in order to obtain such payment, any of Parent, Holdco or the Merger Subs commences a suit that results in a judgment against the Company for the fees set forth in this Section 8.5 or any portion of such fees, the Company shall pay to Parent, Holdco or the applicable Merger Sub its costs and expenses

(including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the rate published from time to time by The Wall Street Journal, Eastern Edition, as the “prime rate” at large U.S. money center banks in effect on the date such payment was required to be made from the date such payment was required to be made through the date of payment. Notwithstanding anything in this Agreement to the contrary, the Parties hereby acknowledge and agree that in the event that any termination fee becomes payable by, and is paid by, the Company and accepted by Parent, such fee shall be Parent’s sole and exclusive remedy for monetary damages pursuant to this Agreement, provided, however, no such payment shall relieve or limit the Company of any liability or damages to Parent resulting from any Willful Breach of this Agreement.
ARTICLE IX
MISCELLANEOUS AND GENERAL
9.1   Survival.   Article I, this Article IX and the agreements of the Company, Parent, Holdco and the Merger Subs contained in Article III, Section 4.24 (No Other Representations or Warranties), Section 5.13 (No Other Representations or Warranties), Section 6.11 (Employee Benefits), Section 6.12(a) (Taxation), Section 6.13 (Expenses), Section 6.14 (Indemnification; Directors’ and Officers’ Insurance), and the provisions that substantively define any related defined terms not substantively defined in Article I and the Confidentiality Agreement and those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Times, shall survive the Effective Times. ARTICLE I, this Article IX, the agreements of the Company, Parent, Holdco and the Merger Subs contained in Section 4.24 (No Other Representations or Warranties), Section 5.13 (No Other Representations or Warranties), Section 6.13 (Expenses), Section 8.5 (Effect of Termination and Abandonment), the provisions that substantively define any related defined terms not substantively defined in Article I and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement or in any instrument or other document delivered pursuant to this Agreement shall not survive the Effective Times or the termination of this Agreement.
9.2   Modification or Amendment; Waiver
(a)   Subject to the provisions of applicable Law and the provisions of Section 6.14 (Indemnification; Directors’ and Officers’ Insurance), at any time prior to the Duke Effective Time, this Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and signed, in the case of an amendment, modification or waiver, by Parent, Holdco, the Merger Subs and the Company (acting through the Company Special Committee), or in the case of a waiver, by the Party against whom the waiver is to be effective (in the case of the Company, acting through the Company Special Committee). The conditions to each of the Parties’ respective obligations to consummate the Transactions are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided, however, that any such waiver shall only be effective if made in writing and executed by the Party against whom the waiver is to be effective.
(b)   No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
9.3   Counterparts.   This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. This Agreement may be executed and delivered by facsimile or any other electronic means, including “.pdf” or “.tiff” files, and any facsimile or electronic signature shall constitute an original for all purposes.
9.4   Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.
(a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH

THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.
(b)   Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions exclusively in the courts of the State of Delaware in the Court of Chancery of the State of Delaware or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the matter is the subject of the Proceeding is vested exclusively in the United States federal courts, such Proceeding shall be heard in the United States District Court for the District of Delaware (the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 9.4(b) or that any Governmental Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.
(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.4(c).
9.5   Specific Performance.
(a)   Subject to this Section 9.5(a), each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to seek to enforce specifically the terms and provisions of this Agreement or to seek an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Chosen Courts without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.
(b)   To the extent any Party brings a Proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than a Proceeding to specifically enforce any provision that expressly survives termination of this Agreement) when expressly available to such Party pursuant to the terms of this Agreement, the Outside Date shall automatically be extended to (i) the 20th Business Day following the resolution of such Proceeding, or (ii) such other time period established by the court presiding over such Proceeding.
9.6   Notices.   All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that the facsimile or email transmission is promptly confirmed by telephone or otherwise. Such communications shall be sent to the respective Parties at the following street addresses or email addresses or at such other street address, facsimile number or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 9.6:
If to the Company:
Golden Nugget Online Gaming, Inc.
1510 West Loop South,
Houston, Texas 77027
Attention:	Tilman J. Fertitta
Telephone:	(713) 386-7000
Email:	rdepaulis@ldry.com
with a copy to (which shall not constitute notice):
White & Case LLP
1221 Avenue of the Americas,
New York, New York 10020-1095
Attention:	Morton A. Pierce Joel L. Rubinstein
Telephone:	(212) 819-7900 (212) 819-7642
Email:	morton.pierce@whitecase.com joel.rubinstein@whitecase.com
If to Parent, Holdco or the Merger Subs:
DraftKings Inc.
222 Berkeley St.
Boston, MA 02116
Attention:	R. Stanton Dodge, Chief Legal Officer and Secretary
Telephone:	(617) 986-6744
Email:	sdodge@draftkings.com
with a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
125 Broad Street,
New York, New York, 10004
Attention:	Scott D. Miller
Telephone:	(212) 558-3109
Email:	MILLERSC@sullcrom.com

9.7   Entire Agreement.
(a)   This Agreement (including the Exhibits, Schedules and Annexes), the Company Disclosure Letter, the Fertitta Agreement, the Commercial Agreement, and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, understandings and, representations and warranties, whether oral or written, with respect to such matters, except for the Confidentiality Agreement, which shall remain in full force and effect until the Closing.
(b)   In the event of (i) any inconsistency between the statements in the body of this Agreement, on the one hand, and the Exhibits, Schedules and Annexes), the Company Disclosure Letter (other than an exception expressly set forth in the Company Disclosure Letter on the other hand, the statements in the body of this Agreement shall control, or (ii) any inconsistency between the statements in this Agreement, on the one hand the Fertitta Agreement, the Commercial Agreement and the Confidentiality Agreement, on the other hand, the statements in this Agreement shall control.
(c)   Without limiting provisions the provisions set forth in Section 4.24 (No Other Representations or Warranties) and Section 5.10 (No Other Representations or Warranties), each Party additionally acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement (i) no Party has made or is making any other representations, warranties, statements, information or inducements, (ii) no Party has relied on or is relying on any other representations, warranties, statements, information or inducements and (iii) each Party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its Representatives, in each case with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions, and notwithstanding the distribution, disclosure or other delivery to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto, other than those for fraud or intentional or willful misrepresentation in connection with, arising out of or otherwise related to the express representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement.
9.8   Third Party Beneficiaries.   Except from and after the Gulf Effective Time, (a) the Indemnified Parties with respect to the provisions of Section 6.14 (Indemnification; Directors’ and Officers’ Insurance), or (b) from and after the Gulf Effective Time, with respect to Article II and Article III, the Parties hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties on the terms and subject to the conditions set forth in this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties, those Persons referred to in this Section 9.8, but only to the extent expressly provided for therein and their respective successors, legal representatives and permitted assigns any rights or remedies, express or implied, hereunder, including, without limiting the generality of Section 9.7(c) (Entire Agreement), the right to rely upon the representations and warranties set forth in this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.2 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
9.9   Non-Recourse.   Unless expressly agreed to otherwise by the Parties in writing, this Agreement may only be enforced against, and any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions may only be brought against the Persons expressly named as Parties (or any of their respective successors, legal representatives and permitted assigns) and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director employee (including any officer), incorporator, manager, member, partner, stockholder, other equity holder or persons in a similar capacity, controlling person, Affiliate or other Representative of any Party or of any Affiliate of any Party, or any of their respective successors, Representatives and permitted assigns (unless, for the avoidance of doubt, such Person is a Party), shall have any liability or other obligation for any obligation of any Party under this Agreement or for any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions; provided, however, that nothing in this Section 9.9 shall limit any liability or other obligation of the Parties for breaches of the terms and conditions of this Agreement.
9.10   Fulfillment of Obligations.   Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Gulf Effective Time, on the part of the Gulf Surviving Corporation to cause such Subsidiary to take such action. Any obligation of one Party to any other Party under this Agreement, which obligation is performed, satisfied or properly fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.
9.11   Severability.   The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such legal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
9.12   Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the Parties (and any of their respective successors, legal representatives and permitted assigns). Except as may be required to satisfy the obligations contemplated by Section 6.14 (Indemnification; Directors’ and Officers’ Insurance), no Party may assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Parties (in the case of the Company, acting through the Company Special Committee), except as provided for in Section 9.10 (Fulfillment of Obligations), and any attempted or purported assignment or delegation in violation of this Section 9.12 shall be null and void; provided, however, that Parent may designate another wholly owned direct or indirect Subsidiary organized under the laws of any State of the United States to be a constituent corporation in the Mergers in lieu of the applicable Merger Sub, so long as Parent provides the Company with advance written notice thereof, in which event all references to the applicable Merger Sub in this Agreement shall be deemed references to such other wholly owned Subsidiary of Parent, except that all representations and warranties made in this Agreement with respect to such Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other wholly owned Subsidiary as of the date of such designation; provided, further that (a) any such designation shall not prevent or materially impede or materially delay the consummation of the Transactions or otherwise adversely affect the rights of the stockholders of the Company under this Agreement in any material respect and (b) no assignment, delegation or designation shall relieve Parent of any of its obligations pursuant to this Agreement unless the Parties enter into a novation.
9.13   Definitions.
(a)   Certain Definitions.   For purposes of this Agreement, the capitalized terms (including, with correlative meaning, their singular and plural variations) have the meanings ascribed to such terms in Annex A or as otherwise defined elsewhere in this Agreement.
(b)   Terms Defined Elsewhere.   For purposes of this Agreement, the following terms shall have the meaning specified in the Section set forth opposite to such term:

Term	Section
Agreement	Preamble
Alternative Acquisition Agreement	6.2(d)(i)(E)
Amendment to the Trademark License Agreement	Recitals
Bankruptcy and Equity Exception	4.3(a)
Book-Entry Share	2.2
Burdensome Condition	6.6(c)
Certificate	2.2
Change of Recommendation	6.2(d)(i)(D)
Chosen Courts	9.4(b)
Class A Units	4.2(a)
Class B Units	4.2(a)
Closing	1.2
Closing Date	1.2
Commercial Agreement	Recitals
Company	Preamble
Company Approvals	4.4(a)
Company Board	Recitals
Company Class A Common Stock	Recitals
Company Class B Common Stock	Recitals
Company Common Stock	Recitals
Company Disclosure Letter	Article IV
Company Equity Payments	2.5(b)
Company Material Contract	4.18(b)
Company Private Warrant	4.2(a)
Company Recommendation	4.3(b)
Company Reports	4.5(a)
Company RSU	2.5(a)
Company Special Committee	Recitals
Company Stock Plan	2.5(a)
Company Termination Fee	8.5(b)
Company Top Supplier	4.23(a)
Company Written Consent	6.4(a)
Company Written Consent Delivery Date	6.4(a)
Continuing Employees	6.11(a)
DGCL	Recitals
Disclosure Document	6.3(a)
Duke Articles of Merger	1.3
Duke Bylaws	1.5(a)
Duke Effective Time	1.3
Duke Merger	Recitals
Duke Merger Consideration	2.4(a)(ii)
Duke Merger Sub	Preamble
Duke Surviving Corporation	1.1(a)

Term	Section
Duke Surviving Corporation Articles of Incorporation	1.4(b)
Effective Time	1.3
Eligible Shares	2.1
Encumber	4.2(a)
Encumbrance	4.2(a)
Equity Reference Date	4.2(a)
Exchange Agent	3.1
Exchange Fund	3.1
Exchange Ratio	2.1
Fertitta	Recitals
Fertitta Agreement	Recitals
Fertitta Entity Agreement	4.21
Fertitta Share	Recitals
Filed Company Contract	4.18(a)
GN LLC	Recitals
GNLV	Recitals
Governmental Antitrust Entity	6.6(c)
Gulf Bylaws	1.5(b)
Gulf Certificate of Merger	1.3
Gulf Effective Time	1.3
Gulf Merger Consideration	2.1
Gulf Merger	Recitals
Gulf Merger Sub	Preamble
Gulf Surviving Corporation	1.1(b)
Gulf Surviving Corporation Certificate of Incorporation	1.4(c)
Holdco	Preamble
Holdco Board	6.20
Holdco Class A Common Stock	Recitals
Holdco Class B Common Stock	Recitals
Holdco Common Stock	Recitals
Holdco Option	2.5(c)(ii)
Holdco Private Warrant	2.6
Holdco RSU	2.5(c)(i)
Information Security Incident	4.16(o)
Indemnified Parties	6.14(a)
Insurance Policies	4.17
Intended Tax Treatment	2.7
Letter of Transmittal	3.2(a)
Merger	Recitals
Merger Sub	Preamble
Non-DTC Book Entry Share	3.2(b)
NRS	Recitals
Opco Unit Contribution	Recitals

Term	Section
Original Date	6.4(b)
Outside Date	8.2(a)
Parent	Preamble
Parent Approvals	5.4(a)
Parent Board	Recitals
Parent Certificate	2.4(a)(v)
Parent Class A Common Stock	5.2(a)
Parent Class B Common Stock	5.2(a)
Parent Common Stock	5.2(a)
Parent Convertible Note	5.2(a)
Parent Disclosure Letter	Article V
Parent Equity Awards	2.5(c)(ii)
Parent Expense Reimbursement	8.5(b)
Parent Gaming Approvals	5.4(b)
Parent Option	2.5(c)(ii)
Parent Preferred Stock	5.2(a)
Parent Private Warrant	5.2(a)
Parent Reports	5.5(a)
Parent RSU	2.5(c)
Parent Stock Plans	5.2(a)
Company Written Consent	6.5(b)
Party/Parties	Preamble
Privacy and Security Policies	4.16(n)
Processing	4.16(o)
Registration Statement	6.3(a)
Remedy Action	6.6(c)
Requisite Company Vote	4.3(a)
Requisite Parent Vote	5.3(a)
Requisite Gaming Approvals	4.4(a)
Requisite Regulatory Approvals	7.1(d)
Subsidiary Owned Parent Shares	2.4(a)(i)
Surviving Corporations	1.1(b)
Takeover Statute	4.12
Trademark License Agreement	Recitals
Transactions	Recitals
Transaction Litigation	6.18
Transition Services Agreement	Recitals
Uncertificated Parent Shares	2.4(a)(v)
Units	4.2(a)
9.14   Interpretation and Construction.
(a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b)   The Preamble, and all Recital, Article, Section, Subsection, and Schedule, Annex and Exhibit references used in this Agreement are to the recitals, articles, sections, subsections, and schedules, annexes and exhibits to this Agreement unless otherwise specified herein.
(c)   Except as otherwise expressly provided herein, for purposes of this Agreement: (i) the terms defined in the singular have a comparable meaning when used in the plural and vice versa; (ii) words importing one gender shall include all other genders; (iii) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “including without limitation”; (iv) the word “or” is not exclusive; (v) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement; and (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”.
(d)   Except as otherwise expressly provided herein, the term “dollars” and the symbol “$” mean United States Dollars.
(e)   Except as otherwise expressly provided herein, when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. References to a number of days, shall refer to calendar days unless Business Days are specified.
(f)   Except as otherwise expressly provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith.
(g)   The Company Disclosure Letter and Parent Disclosure Letter may include items and information the disclosure of which is not required either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Article IV or Article V, as applicable, or to one or more covenants contained in this Agreement. Inclusion of any items or information in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” or that, individually or in the aggregate, has had or would reasonably be expected to have either a Company Material Adverse Effect or to affect the interpretation of such term for purposes of this Agreement.
(h)   The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
9.15   Special Committee Approval.   No amendment or waiver of any provision of this Agreement and no decision or determination shall be made, or action taken, by the Company under or with respect to this Agreement without first obtaining the approval of the Company Special Committee.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.
GOLDEN NUGGET ONLINE GAMING, INC.
By
/s/ Tilman J. Fertitta

Name:
Tilman J. Fertitta

Title:
Chief Executive Officer

DRAFTKINGS INC.
By
/s/ Jason Robins

Name:
Jason Robins

Title:
Chief Executive Officer and Chairman

NEW DUKE HOLDCO, INC.
By
/s/ Paul Liberman

Name:
Paul Liberman

Title:
President and Chief Executive Officer

DUKE MERGER SUB, INC.
By
/s/ Paul Liberman

Name:
Paul Liberman

Title:
President and Chief Executive Officer

GULF MERGER SUB, INC.
By
/s/ Paul Liberman

Name:
Paul Liberman

Title:
President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex A
Certain Definitions
“Acquisition Proposal” means (a) any proposal, offer, inquiry or indication of interest relating to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries or (b) any acquisition by any Person or group (as defined under Section 13 of the Exchange Act), resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any Person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 20% or more of the total voting power or of any class of equity securities of the Company or 20% or more of the consolidated net revenues, net income or total assets (it being understood that total assets include equity securities of Subsidiaries) of the Company, in each case other than the Transactions.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made, and with respect to the Company, solely for purposes of Sections 4.24, 8.5, 9.9, and 9.10, includes the Fertitta Entities (for purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise).
“Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act and all other United States or non-United States antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Applicable Date” means (a) with respect to the Company, December 29, 2020, and (b) with respect to Parent, May 10, 2019.
“Applicable Gaming Law” means all applicable Laws (including any requirement, standard, guidance, Order, announcement or notice of any Gaming Regulatory Authority) or industry codes of practice or conduct which are relevant to any of the Company or its Subsidiaries and/or the business thereof.
“Business Day” means any day ending at 11:59 p.m. (New York Time) other than a Saturday or Sunday or a day on which banks in the City of New York or in Nevada is required or authorized by Law to close.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.
“Code” means the Internal Revenue Code of 1986.
“Company Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, Contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the Company or any of its Subsidiaries including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA (“ERISA Plans”), employment, consulting, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.
“Company Employee” means any current or former employee, director or independent contractor (who is a natural person) of the Company or any of its Subsidiaries.
“Company ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.
“Company Intellectual Property Rights” means all Intellectual Property Rights owned by or purported by the Company to be owned by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any Effect that is, or would reasonably be expected to be, materially adverse to the financial condition, properties, assets, operations, liabilities, business or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:
(A)   Effects generally affecting the economy, securities or financial markets or political conditions in any jurisdiction in which the Company or any of its Subsidiaries has material operations or in which any of the Company’s or any of its Subsidiaries’ products or services are sold;
(B)   Effects that are the result of factors generally affecting the online gaming industry, markets or geographical areas in which the Company and its Subsidiaries have material operations;
(C)   any changes in the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with customers, employees, unions, suppliers, distributors, financing sources, partners or similar relationship that the Company establishes was caused by the entry into, announcement, or performance of the Transactions;
(D)   changes or modifications in GAAP or in any Law of general applicability, or in the interpretation or enforcement thereof, after the date of this Agreement;
(E)   any failure, in and of itself, by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period; provided that the exception in this clause (E) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect;
(F)   any Effect resulting from acts of war (whether or not declared), civil disobedience, hostilities, terrorism, military actions or the escalation of any of the foregoing (other than cyberattacks affecting the Company and its Subsidiaries), any hurricane, flood, tornado, earthquake or other weather or natural disaster, or any outbreak of illness or other public health event (including the COVID-19 pandemic) or any other force majeure event;
(G)   any Proceeding arising from allegations of any breach of fiduciary duty or allegations of violation of Law relating to this Agreement or the Transactions;
(H)   any actions taken or failed to be taken by the Company or any of its Subsidiaries that are required to be taken or not to be taken by this Agreement or with Parent’s written consent or at Parent’s written request; or
(I)   a decline, in and of itself, in the market price, or change in trading volume, of the shares of Company Class A Common Stock on NASDAQ; provided that the exception in this clause (I) shall not prevent or otherwise affect a determination that any Effect underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect;
provided further that, with respect to clauses (A), (B), (D) and (F), if such Effect disproportionately adversely affects the Company and its Subsidiaries compared to other companies of similar size operating in the industries in which the Company and its Subsidiaries operate (in which case solely the incremental disproportionate effect may be taken into account in determining whether there has been a Company Material Adverse Effect).
“Company Material Licenses” means the gaming and sports betting Licenses set forth in Section 4.11(a) of the Company Disclosure Letter.
“Company Preferred Stock” means the preferred stock of the Company.
“Company Stockholders Meeting” means the meeting of stockholders of the Company to be held in connection with the Merger, as may be adjourned or postponed from time to time.

“Confidentiality Agreement” means the mutual non-disclosure agreement, entered into between the Company and Parent, effective as of February 26, 2021.
“Contract” means any oral or written contract, agreement, lease, license, note, mortgage, indenture, arrangement or other obligation.
“Credit Agreement” means the Credit Agreement, dated as of April 28, 2020, by and among Golden Nugget Online Gaming, Inc., Jefferies Finance LLC and the other parties thereto, as amended by the First Amendment, dated as of June 12, 2020 and the Second Amendment, dated as of June 29, 2020.
“DTC” means The Depositary Trust Company.
“Effect” means any effect, event, development, change, state of facts, condition, circumstance or occurrence.
“Environmental Law” means any Law relating to: (a) the protection, investigation, remediation or restoration of the environment or natural resources; (b) the handling, labeling, management, recycling, generation, use, storage, treatment, transportation, presence, disposal, release or threatened release of any Hazardous Substance; or (c) any noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property, in each case, relating to any Hazardous Substance.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Plans” has the meaning set forth in the definition of “Company Benefit Plan.”
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Shares” means shares of Company Common Stock owned by Parent, Holdco or the Merger Subs or any other direct or indirect wholly owned Subsidiary of Parent and shares of Company Common Stock owned by the Company or any direct or indirect wholly owned Subsidiary of the Company, and in each case not held on behalf of third parties.
“Fertitta Entities” means Landry’s Inc., Fertitta Entertainment Inc., Fertitta Sports Entertainment LLC, TJF Rocket Ball, Inc., TJF Class A Holdco, Inc., TJF CCSE, LLC, Rocket Ball Ltd., Clutch City Sports & Entertainment, L.P., Golden Fertitta, LLC, Golden Landry’s, LLC, Landry’s Fertitta LLC, Landry’s Gaming, LLC, Golden Nugget, LLC, and Landry’s LLC.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977.
“GAAP” means United States generally accepted accounting principles.
“Gaming Regulatory Authority” means any Governmental Entity in any jurisdiction with regulatory control, authority or jurisdiction over gambling, online gambling, betting and gaming activities (if any), including, for the avoidance of doubt, the Governmental Entities issuing the Company Material Licenses.
“Government Official” means any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, and includes any official or employee of any entity directly or indirectly owned or controlled by any Governmental Entity, and any officer or employee of a public international organization, as well as any Person acting in an official capacity for or on behalf of any such Governmental Entity, or for or on behalf of any such public international organization.
“Governmental Entity” means any United States, non-United States, supranational or transnational governmental (including public international organizations), quasi-governmental, regulatory or self-regulatory authority, agency, commission, body, department or instrumentality or any court, tribunal or arbitrator or other entity or subdivision thereof or other legislative, executive or judicial entity or subdivision thereof, in each case, of competent jurisdiction, including any governmental authority with regulatory control, authority or jurisdiction over gambling or other gaming activities and operations in any jurisdiction.
“Governmental Order” means any order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award entered by or with any Governmental Entity.

“Hazardous Substance” means any: (a) substance that is listed, designated, classified or regulated pursuant to any Environmental Law; (b) any substance that is a petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, mold, radioactive material or radon; and (c) other substance that is the subject of regulation or liability pursuant to any Environmental Law.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976.
“Indebtedness” means, with respect to any Person, without duplication, all obligations or undertakings by such Person (i) for borrowed money (including deposits or advances of any kind to such Person); (ii) evidenced by bonds, debentures, notes or similar instruments; (iii) for capitalized leases or to pay the deferred and unpaid purchase price of property or equipment; (iv) pursuant to securitization or factoring programs or arrangements; (v) pursuant to guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person (other than between or among any of Parent and its wholly owned Subsidiaries or between or among the Company and its wholly owned Subsidiaries); (vi) to maintain or cause to be maintained the financing, financial position or covenants of others or to purchase the obligations or property of others; (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging Contracts or arrangements that will be payable upon termination thereof (assuming termination on the date of determination); or (viii) letters of credit, bank guarantees, and other similar Contracts or arrangements entered into by or on behalf of such Person.
“Intellectual Property Rights” means all rights anywhere in the world in or to: (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same (collectively, “Trademarks”); (ii) patents, patent applications, registrations, and invention disclosures, including divisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, renewals, extensions, substitutes, re-issues and re-examinations; (iii) confidential or proprietary trade secrets, inventions, discoveries, ideas, improvements, information, know-how, data and databases, including proprietary or confidential processes, schematics, business methods, formulae, drawings, specifications, recipes, prototypes, models, designs, customer lists and supplier lists (collectively, “Trade Secrets”); (iv) published and unpublished works of authorship, whether copyrightable or not (including rights in Software, website and mobile content, data, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (v) Internet domain names and URLs, and (vi) all other intellectual property, industrial or proprietary rights.
“Intercompany Note” means the Second Amended and Restated Intercompany Note, dated on December 29, 2020, issued by Landry’s Fertitta, LLC to Golden Nugget Online Gaming, LLC.
“Intervening Event” means any Effect occurring or arising after the date of this Agreement that is material to the Company and its Subsidiaries, taken as a whole, and (a) was not known to, or reasonably foreseeable by, the Company Special Committee as of or prior to the execution of this Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Company Special Committee), which Effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Company Board or the Company Special Committee prior to the time the Requisite Company Vote is obtained and (b) does not in any way involve or relate to (i) an Acquisition Proposal, (ii) any changes in the market price or trading volume of the Company or Parent or the major stock indexes in the U.S. market, (iii) any changes in the Company’s credit ratings, (iv) the Company or Parent meeting, failing to meet or exceeding published or unpublished revenue or market consensus earnings projections, in each case in and of itself or (v) any Effects generally affecting the economy, securities or financial markets or political conditions in any jurisdiction in which the Company or any of its Subsidiaries has material operations or in which any of the Company’s or any of its Subsidiaries’ products or services are sold, except if such Effect disproportionately adversely affects the Company and its Subsidiaries compared to other companies of similar size operating in the industries in which the Company and its Subsidiaries operate (it being understood that with respect to each of the foregoing clauses (i) through (iv) the Effect giving rise or contributing to such change or event may be taken into account when determining whether an Intervening Event has occurred to the extent not otherwise excluded from this definition).

“IRS” means the United States Internal Revenue Service.
“IT Assets” means technology devices, computers, Software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines and all other information technology equipment.
“Knowledge” when used in this Agreement (i) with respect to the Company or any of its Subsidiaries means the knowledge of the Persons listed on Section 9.13 of the Company Disclosure Letter and (ii) with respect to Parent or any of its Subsidiaries means the knowledge of the Stanton Dodge, Jason Robins, Ezra Kucharz and Jason Park, in each case, after reasonable review and due inquiry.
“Laws” means any federal, state, local, foreign, international or transnational law, statute, ordinance, common law, rule, regulation, standard, judgment, determination, order, writ, injunction, decree, arbitration award, treaty, agency requirement, authorization, license or permit of any Governmental Entity.
“Leased Real Property” means all leasehold or subleasehold estates and other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries.
“Licenses” permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity.
“Liens” means liens, claims, title defects, mortgages, pledges, charges, encumbrances and security interests.
“LHGN Holdco” means LHGN Holdco, LLC, a Delaware limited liability company.
“Malicious Code” means disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that facilitate or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, Software, data or other materials.
“NASDAQ” means the NASDAQ Stock Market.
“Opco Unit Contribution Agreement” means that certain Contribution Agreement, dated as of the date hereof, by and between Landry’s Fertitta, LLC and Holdco.
“Open Source License” means any license or other right to use Software that as a condition of use of such Software with any proprietary Software (a) requires making available source code for such proprietary Software, (b) prohibits or limits the ability to charge fees or other consideration for such proprietary Software, (c) grants any license or other right to any Person to decompile or otherwise reverse-engineer such proprietary Software or (d) requires the licensing of any such proprietary Software for the purpose of making derivative works.
“Ordinary Course” means, with respect to an action taken by any Person, that such action is consistent with the ordinary course of business and past practices of such Person.
“Organizational Documents” means (i) with respect to any person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as applicable, and bylaws, or comparable documents, (ii) with respect to any person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (iii) with respect to any Person that is a limited liability company, its articles of organization or certificate of formation and limited liability company or operating agreement, or comparable documents, (iv) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document or comparable documents and (v) with respect to any other Person that is not an individual, its comparable organizational documents.
“Parent Material Adverse Effect” means any Effect that has a material adverse effect on the financial condition, properties, assets, operations, liabilities, business or results of operations of Parent and its Subsidiaries (excluding, after the Gulf Effective Time, the Gulf Surviving Corporation), taken as a whole; provided, however, that none of the following, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur:

(A)   Effects generally affecting the economy, securities or financial markets or political conditions in any jurisdiction in which Parent or any of its Subsidiaries has operations or in which any of Parent’s or any of its Subsidiaries’ products or services are sold;
(B)   Effects that are the result of factors generally affecting the online gaming industry, markets or geographical areas in which Parent and its Subsidiaries have material operations;
(C)   any changes in the relationship of Parent or any of its Subsidiaries, contractual or otherwise, with customers, employees, unions, suppliers, distributors, financing sources, partners or similar relationship that Parent establishes through specific evidence was caused by the entry into, announcement, or performance of the Transactions;
(D)   changes or modifications in GAAP or in any Law of general applicability, or in the interpretation or enforcement thereof, after the date of this Agreement;
(E)   any failure, in and of itself, by Parent to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period; provided that the exception in this clause (E) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Parent Material Adverse Effect;
(F)   any Effect resulting from acts of war (whether or not declared), civil disobedience, hostilities, terrorism, military actions or the escalation of any of the foregoing (other than cyberattacks affecting Parent and its Subsidiaries), any hurricane, flood, tornado, earthquake or other weather or natural disaster, or any outbreak of illness or other public health event (including the COVID-19 pandemic) or any other force majeure event;
(G)   the negotiation, execution, delivery or performance of this Agreement or effects related to the public announcement or pendency of the Mergers or any of the other transactions contemplated hereby, including the Transactions;
(H)   any Proceeding arising from allegations of any breach of fiduciary duty or allegations of violation of Law relating to this Agreement or the Transactions;
(I)   any actions taken or failed to be taken by Parent or any of its Subsidiaries that are required to be taken or not to be taken by this Agreement or with the Company’s written consent or at the Company’s written request; or
(J)   a decline, in and of itself, in the market price, or change in trading volume, of the shares of Parent Common Stock on NASDAQ; provided that the exception in this clause (J) shall not prevent or otherwise affect a determination that any Effect underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Parent Material Adverse Effect;
provided further that, with respect to clauses (A), (B), (D) and (F), if such Effect disproportionately adversely affects Parent and its Subsidiaries compared to other companies of similar size operating in the industries in which Parent and its Subsidiaries operate (in which case solely the incremental materially disproportionate effect may be taken into account in determining whether there has been a Parent Material Adverse Effect).
“Parent Material Licenses” means the gaming and sports betting Licenses set forth in Section 5.9(a) of the Parent Disclosure Letter.
“Permitted Encumbrances” means: (a) Encumbrances for current Taxes or other governmental charges not yet due and payable or that the Person subject to such Taxes or other governmental charges is contesting in good faith by appropriate proceedings; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the Ordinary Course relating to obligations as to which there is no default on the part of Company or any of its Subsidiaries, or the validity or amount of which is being contested in good faith by appropriate proceedings; (c) other Encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation or value of the specific parcel of real property to which they relate or the conduct of the business of the Company and its Subsidiaries as currently conducted, or restrictions or exclusions that would be shown by a current title report or other similar report; (d) Encumbrances arising under or relating to applicable securities Laws; and (e) with respect to the Company and its Subsidiaries, Encumbrances arising under or relating to this Agreement or any of the Organizational Documents of the Company or any of its Subsidiaries, respectively.
“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.
“Personal Information” means any information that (i) identifies, relates to, describes, is reasonably capable of being associated with or could reasonably be linked, directly or indirectly, with, an individual, browser, device or household, including an individual’s first and last name, address, telephone number, fax number, email address, social security number or other identifier issued by a Governmental Entity (including any state identification number, driver’s license number, or passport number), geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), cookie identifiers, or any other browser- or device-specific number or identifier, or any web or mobile browsing or usage information that is linked to the foregoing, or (ii) is considered “personally identifiable information,” “personal data” or a similar term under any applicable Law.
“Proceeding” means any action, cause of action, claim, demand, litigation, suit, investigation, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.
“Registered” means issued by, registered with, renewed by or the subject of a pending application before the U.S. Patent and Trademark Office or the U.S. Copyright Office (or any equivalent or corresponding Governmental Entity worldwide) or Internet domain name registrar.
“Representative” means, with respect to any Person, any director, officer, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee, consultant, investment banker, financial advisor, legal counsel, attorneys in fact, accountant or other advisor, agent or other representative of such person, in each case acting in their capacity as such.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Software” means any computer program, application, middleware, firmware, microcode and other software, including operating systems, software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or other form or format, including libraries, subroutines and other components thereof, and all documentation relating thereto.
“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries. For the avoidance of doubt, with respect to the provisions of this Agreement addressing Tax matters of the Company or any of its Subsidiaries, “Subsidiary” shall include LHGN Holdco.
“Superior Proposal” means an unsolicited, bona fide written Acquisition Proposal (with all references to “twenty percent (20%)” in the definition of Acquisition Proposal being deemed to be references to “fifty percent (50%)”) made after the date of this Agreement that the Company Special Committee has determined in good faith after consultation with outside legal counsel and its financial advisor, that (a) if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Mergers (after taking into account any revisions to the terms of this Agreement proposed by the Company pursuant to Section 6.2(d)(ii) and the time likely to be required to consummate such Acquisition Proposal), and (b) is reasonably likely to be consummated on the terms proposed, taking into account any legal, financial, regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing of closing, and the identity of the Person or Persons making the proposal and any other aspects considered relevant by the Company Special Committee.
“Tax” or “Taxes” means all federal, state, local and foreign income, profits, franchise, net income, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy, gaming and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.
“Tax Counsel” means any of (i) in the case of the Company, White & Case LLP, (ii) in the case of Parent, Sullivan & Cromwell LLP and (iii) in either case, such other nationally recognized Tax counsel as is reasonably satisfactory to the Parent and the Company.
“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed or supplied to Governmental Entity.
“Terminating Fertitta Entity Agreements” means the agreements set forth on Section 7.2(d) of the Company Disclosure Letter.
“TRA” means the Tax Receivable Agreement, dated as of December 29, 2020, into by and among the Company, LHGN Holdco and Landry’s Fertitta, LLC.
“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property Rights.”
“Trademarks” has the meaning set forth in the definition of “Intellectual Property Rights.”
“Trading Day” means any day on which shares of Parent Class A Common Stock are traded on NASDAQ.
“Unsuitable Person” means any Person who: (i) is required to obtain a gaming approval, and fails or refuses to file or has withdrawn or requested the withdrawal of an application to be found suitable by any applicable Gaming Regulatory Authority or for any gaming approval, (ii) is denied any gaming approval by any Gaming Regulatory Authority, (iii) is disqualified from eligibility for any gaming approval by a Gaming Regulatory Authority, (iv) is determined by a Gaming Regulatory Authority to be unsuitable to be affiliated with a Person engaged in gaming activities in any jurisdiction, (v) causes the other Party or any of its Affiliates to lose or to be threatened with the loss of any gaming approvals, or (vi) is deemed likely, in the sole discretion of the other Party, based on verifiable information or information received from the gaming authorities or other reliable sources such as background checks, credit searches and searches of the public records, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any gaming approval of such Party’s or its Affiliates’ application for or ability to obtain or retain any gaming approval, or (B) result in the imposition of materially burdensome terms and conditions on any gaming approval.
“Warrant Agreement” means the Warrant Agreement, dated as of May 6, 2019, by and between Landcadia Holdings II, Inc., and Continental Stock Transfer & Trust Company, as warrant agent.
“Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by a Party with the actual knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

Annex B
EXECUTION VERSION
CONTRIBUTION AGREEMENT
This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of August 9, 2021, is entered into by and between Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”), and New Duke Holdco, Inc., a Nevada corporation (the “Recipient” and, together with LF LLC, the “Parties” and each a “Party”).
RECITALS
A.   Effective as of the Closing Date, pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2021, by and among the Recipient, Golden Nugget Online Gaming, Inc., a Delaware corporation (“GNOG”), DraftKings Inc., a Nevada corporation (“DraftKings”), Duke Merger Sub, Inc., a Nevada corporation (“Duke Merger Sub”), and Gulf Merger Sub, Inc., a Delaware corporation (“Gulf Merger Sub”), among other things, Gulf Merger Sub will merge with and into GNOG, with GNOG surviving as a wholly owned subsidiary of the Recipient (such merger, the “Gulf Merger”), and Duke Merger Sub will merge with and into DraftKings, with DraftKings surviving as a wholly owned subsidiary of the Recipient (such merger, together with the Gulf Merger, the “Mergers”).
B.   GNOG and LF LLC own 59.5% and 40.5%, respectively, of the outstanding membership interests in LHGN Holdco, LLC, a Delaware limited liability company (“GNOG Opco,” and LF LLC’s membership interests in GNOG Opco, the “Subject Interests”).
C.   The Parties desire to enter into this Agreement to provide for the contribution of the Subject Interests by LF LLC to the Recipient in exchange for the issuance to LF LLC of shares of common stock of the Recipient (collectively, the “Consideration Shares”) on the Closing Date, immediately following the consummation of the Mergers (the “Transaction”).
D.   The Parties intend that, for U.S. federal income tax purposes, the Transaction, taken together with the Mergers, will qualify as an exchange described in Section 351 of the Code (the “Intended Tax Treatment”).
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
Section 1.   Definitions.   As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
“Applicable Law” means, as to any Person, any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment or determination, in each case, of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its assets (or to which such Person or any of its assets is subject) or applicable to the Transaction.
“Business Day” means any day ending at 11:59 p.m. (New York Time) other than a Saturday or Sunday or a day on which banks in the City of New York are required or authorized by law to close.
“Closing Date” means the date on which the Closing occurs.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Contractual Obligation” means, as to any Person, any provision (including any right of termination, amendment, cancellation or acceleration) of any security issued by such Person or of any agreement, lease of real or personal property, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its properties is bound.

“Gaming Authority” means those international, national, state, local and other governmental, regulatory and administrative authorities, agencies, boards and officials responsible for or regulating gaming or gaming activities in any jurisdiction.
“Gaming Approvals” means all required approvals, authorizations, licenses, permits, consents, findings of suitability, registrations, notices, acknowledgements, exemptions and waivers of, to or from any Gaming Authority.
“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity exercising public functions owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Person” means any natural person or any firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
Other capitalized terms have the meanings given elsewhere in this Agreement.
Section 2.   Contribution and Closing.
(a)   Contribution.   Effective on and as of the Closing Date and on the terms and subject to the conditions set forth herein, LF LLC hereby assigns, transfers and conveys to the Recipient the Subject Interests, and the Recipient hereby accepts from LF LLC the Subject Interests, in exchange for the issuance by the Recipient to LF LLC of the Consideration Shares.
(b)   Closing.   The closing of the Transaction (the “Closing”) shall take place electronically through the exchange of documents via e-mail, at 9:00 a.m. (New York Time) on the third Business Day following the day on which the last of the conditions set forth in Section 5 to be satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or waiver of those conditions) shall be so satisfied or waived in accordance with this Agreement or at such other date, time or place (or by means of remote communication) as the Parties may mutually agree in writing.
Section 3.   Representations of LF LLC.   LF LLC hereby represents and warrants to the Recipient as follows:
(a)   Organization; Capacity.   LF LLC is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its obligations hereunder. LF LLC has the requisite legal right, power and authority to transfer the Subject Interests in accordance with this Agreement.
(b)   Capitalization.   At the Closing Date, LF LLC shall be the direct owner, holder of record and beneficial owner of the Subject Interests (and shall have good and valid legal title thereto), free and clear of all liens, restrictions on transfer or other encumbrances other than those arising pursuant to or described in this Agreement, the organizational documents of LF LLC or applicable securities laws and, without limiting the generality of the foregoing, the Subject Interests are not and shall not be subject to any voting trust, member agreement or voting agreement or other agreement, right, instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting of any equity securities of LF LLC, other than the organizational documents of LF LLC. When transferred to the Recipient at Closing, the Subject Interests will be owned by the Recipient free and clear of all liens, and the sale and transfer of the Subject Interests will not result in the imposition or creation of any lien, encumbrance or claim of any kind upon any portion of the Subject Interests. No person has, or shall have, any right, title or interest in the Subject Interests other than LF LLC. On the Closing Date, LF LLC will effect a valid sale and transfer of the Subject Interests.
(c)   Authorization; Non-contravention.   LF LLC’s execution and delivery of this Agreement and the performance of its obligations under this Agreement (i) have been authorized by all necessary resolutions of the governing body of LF LLC; (ii) will not result in a material violation of any Applicable Law, or result in a material breach or default under any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator, or commission, board, bureau, agency or other Governmental Authority, in each case applicable to LF LLC or LF LLC’s assets; (iii) does not conflict with or contravene the terms of LF LLC’s limited liability company agreement; and (iv) will not constitute, or result in, a material breach of or default (or an event that with notice or lapse of time or both could reasonably be expected to become a default) under any Contractual Obligation of LF LLC.
(d)   Binding Effect.   This Agreement has been duly authorized, executed and delivered by LF LLC, and, assuming the due authorization, execution and delivery by the Recipient, constitutes the legal, valid and binding obligation of LF LLC, enforceable against LF LLC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability.
(e)   Governmental Authorization; Third Party Consent.   Other than any Gaming Approvals that may be required in connection with the consummation of the Transaction, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Applicable Law in effect on the date hereof, and no lapse of a waiting period under any Applicable Law in effect on the date hereof, is required in connection with the execution and delivery of this Agreement or the performance by LF LLC of its obligations under this Agreement.
(f)   Anti-bribery.   LF LLC has not directly or indirectly within the past five (5) years (i) taken any action that would violate the Foreign Corrupt Practices Act (“FCPA”), as amended, (ii) used any funds for unlawful contributions, gifts, entertainment or other unlawful expense relating to political activity, (iii) made, offered or authorized any unlawful payment or given, offered, or authorized the giving or offering of any unlawful gift or anything of value to any foreign or domestic governmental official or employee (including an official or employee of a state owned, operated or controlled entity) in violation of the FCPA, or (iv) made, offered, authorized, accepted or received any unlawful bribe, payoff, rebate, influence payment, kickback or other similar unlawful payment.
(g)   No Claims.   There are no claims, lawsuits, administrative proceedings or investigations affecting LF LLC’s right, title or interest in, or its ability to sell or transfer, the Subject Interests.
(h)   Consultation with Advisors.   LF LLC has consulted its own counsel, accountants, consultants or other financial and tax advisors in connection with this Agreement and the Transaction. LF LLC understands, and assumes responsibility for, the tax and accounting consequences and the tax and accounting treatment to LF LLC in connection with this Agreement and the Transaction.
(i)   Certain Acknowledgements.   LF LLC understands and represents that: (i) the Subject Interests are illiquid securities; (ii) no attempt has been made by LF LLC or the Recipient to independently value the Subject Interests; (iii) the value of the Consideration Shares may not reflect the market value of the Subject Interests (it being specifically acknowledged that the value of the Consideration Shares may be materially less than the amounts LF LLC would have realized had it retained its Subject Interests); and (iv) LF LLC is not relying on any representation or warranty or other statement of the Recipient or any other Person with respect to the value of its assets or of the Subject Interests. Notwithstanding the foregoing, LF LLC confirms its desire to effect the Transaction on the terms and subject to the conditions set forth in this Agreement.
(j)   Neither LF LLC nor any of its subsidiaries or affiliates has taken any action, and to the knowledge of LF LLC there is no fact or circumstance, that would reasonably be expected to prevent or impede the Transaction, taken together with the Mergers, from qualifying for the Intended Tax Treatment.
Section 4.   Representations of the Recipient.   The Recipient hereby represents and warrants to LF LLC as of the date hereof and as of the Closing Date, as follows:

(a)   Organization; Capacity.   The Recipient is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its obligations hereunder. The Recipient has the requisite legal right, power and authority to receive the Subject Interests and to issue the Consideration Shares in accordance with this Agreement.
(b)   Capitalization.   Immediately prior to the Closing, the authorized capital stock of the Recipient consists of 1,000 shares of common stock, par value $0.0001 per share. When issued pursuant to the terms of this Agreement (i) the Consideration Shares will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and (ii) free and clear of all liens, restrictions on transfer or other encumbrances other than those arising pursuant to or described in this Agreement, the organizational documents of the Recipient or applicable securities laws.
(c)   Authorization; Non-contravention.   The Recipient’s execution and delivery of this Agreement and the performance by the Recipient of its obligations under this Agreement (i) has been authorized by all necessary resolutions of the governing bodies of the Recipient; (ii) will not result in a material violation of any Applicable Law, or result in a material breach or default under any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator, or commission, board, bureau, agency or other Governmental Authority, in each case applicable to the Recipient; (iii) does not conflict with or contravene the terms of the Recipient’s organizational documents; and (iv) will not constitute, or result in, a material breach of or default (or an event that with notice or lapse of time or both could reasonably be expected to become a default) under any Contractual Obligation of the Recipient.
(d)   Binding Effect.   This Agreement has been duly authorized, executed and delivered by the Recipient, and, assuming the due authorization, execution and delivery by LF LLC, constitutes the legal, valid and binding obligation of the Recipient, enforceable against LF LLC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability.
(e)   Governmental Authorization; Third Party Consent.   Other than any Gaming Approvals that may be required in connection with the consummation of the Transaction, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Applicable Law in effect on the date hereof, and no lapse of a waiting period under any Applicable Law in effect on the date hereof, is required in connection with the execution and delivery of this Agreement or the performance by the Recipient of its obligations under this Agreement.
(f)   Neither the Recipient nor any of its subsidiaries or affiliates has taken any action, and to the knowledge of the Recipient there is no fact or circumstance, that would reasonably be expected to prevent or impede the Transaction, taken together with the Mergers, from qualifying for the Intended Tax Treatment.
Section 5.   Conditions to Closing.   The respective obligations of the Parties to consummate the Transaction are subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver) on or prior to the Closing Date of the following conditions:
(a)   the Mergers shall have been consummated in accordance with the terms of the Merger Agreement; and
(b)   (i) LF LLC and the Recipient shall have performed, in all material respects, all of their respective obligations under this Agreement required to be performed at or prior to the Closing, (ii) other than the representations and warranties made by such Party in Section 3(b) or Section 4(b), as applicable, the representations and warranties made by such Party in this Agreement shall be true and correct in all material respects at and as of the Closing as if made at and as of the Closing (other than such representations and warranties that by their terms address matters only as of an earlier specified date, which shall be true and correct only as of such date) and (iii) the representations and warranties made by such Party in Section 3(b) or Section 4(b), as applicable, shall be true and correct in all respects at and as of the Closing as if made at and as of the Closing.
Section 6.   Tax Matters.
(a)   It is intended that the Transaction, taken together with the Mergers, will qualify for the Intended Tax Treatment. From and after the date of this Agreement, each Party shall use commercially reasonable efforts to cause the Transaction, taken together with the Mergers, to qualify for the Intended Tax Treatment.
(b)   Each Party shall not, and shall cause each of its subsidiaries and affiliates not to, take any action that is reasonably likely to, or fail to take any action which failure is reasonably likely to, prevent or impede the Transaction, taken together with the Mergers, from qualifying for the Intended Tax Treatment.
(c)   Each Party agrees to prepare and file all U.S. federal income tax returns in accordance with this Section 6, including by complying with the record-keeping and information filing requirements of Treasury Regulations Section 1.351-3, and shall not take any position inconsistent therewith in the course of any audit, litigation, or other legal proceeding with respect to U.S. federal income taxes; provided that nothing contained in this Section 6(d) shall prevent any Party from settling any proposed deficiency or adjustment by any taxing authority based upon or arising out of such treatment, and no Party shall be required to litigate before any court any proposed deficiency or adjustment by any taxing authority challenging such treatment. The Parties further agree that with respect to the tax year of GNOG Opco that includes the Closing Date, allocations of income and loss shall be made pursuant to the closing of the books method, calendar day convention pursuant to Section 706 of the Code and the Treasury Regulations promulgated thereunder, and any and all tax deductions attributable to expenses of GNOG Opco and its subsidiaries that are related to the transaction contemplated by this Agreement, or the Merger Agreement, shall be allocated to the pre-closing taxable period to the maximum extent permitted by law.
(d)   LF LLC shall prepare, or cause to be prepared, all tax returns required to be filed by GNOG Opco after the Closing Date with respect to taxable periods ending on or prior to the Closing Date (“GNOG Opco Pre-Closing Tax Returns”). GNOG Opco Pre-Closing Tax Returns shall be prepared in a manner consistent with past practice (unless otherwise required by Applicable Law or as would not reasonably be expected to adversely affect the GNOG Opco’s, GNOG’s or the Recipient’s liability for taxes with respect to taxable periods (or portions thereof) beginning after the Closing Date). With respect to any audit, examination or other tax proceeding with respect to a GNOG Opco Pre-Closing Tax Return (a “Pre-Closing Tax Proceeding”), LF LLC shall have the right to control such Pre-Closing Tax Proceeding; provided that LF LLC shall keep the Recipient reasonably informed of the status of such Pre-Closing Tax Proceeding and shall not settle or compromise such Pre-Closing Tax Proceeding without the Recipient’s consent (not to be unreasonably withheld, conditioned or delayed); provided further that, with respect to any Pre-Closing Tax Proceeding, the Recipient shall have the right to cause GNOG Opco to elect the application of Section 6226 of the Code, including the right to provide statements to former members of GNOG Opco and to the Internal Revenue Service provided for in Section 6226(a)(2) of the Code (and similar provisions of state and local Applicable Law).
Section 7.   Termination.
(a)   This Agreement may be terminated and the Transaction abandoned at any time prior to the Closing:
(i)   by the mutual written agreement of LF LLC and the Recipient;
(ii)   by written notice from either LF LLC to the Recipient or the Recipient to LF LLC if the Merger Agreement has been terminated in accordance with its terms;
(iii)   by written notice from the Recipient to LF LLC, if there is a material breach of any representation or warranty set forth in Section 3 or any covenant or agreement to be complied with or performed by LF LLC pursuant to the terms of this Agreement, in each case, that would cause the failure of a condition set forth in Section 5 to be satisfied at the Closing; provided that, in each case under this clause (iii), the Recipient may not terminate this Agreement unless (1) the Recipient has given written notice of such material breach to LF LLC and LF LLC has not cured such material breach within thirty (30) days after receipt of such notice or (2) such breach is not capable of being cured; provided, further, that the Recipient is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or
(iv)   by written notice from LF LLC to the Recipient, if there is a material breach of any representation or warranty set forth in Section 4 or any covenant or agreement to be complied with or performed by the Recipient pursuant to the terms of this Agreement, in each case, that would cause the failure of a condition set forth in Section 5 to be satisfied at the Closing; provided that, in each case under this clause (iv), LF LLC may not terminate this Agreement unless (1) LF LLC has given written notice of such material breach to the Recipient and the Recipient has not cured such material breach within thirty (30) days after receipt of such notice or (2) such breach is not capable of being cured; provided, further, that LF LLC is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.
(b)   In the event of the termination of this Agreement pursuant to Section 7(a), this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its affiliates, representatives or equity holders; provided, that nothing herein shall relieve any Party hereto from liability for willful breach of any provision hereof.
Section 8.   Miscellaneous.
(a)   Amendment and Waiver.   Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any Party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all Parties and (ii) only in the specific instance and for the specific purpose for which made or given.
(b)   Counterparts.   This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, and signature pages may be delivered by facsimile, portable document format (PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(c)   Headings.   The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(d)   Governing Law.   This Agreement, including its existence, validity, construction and operating effect, and the rights of each of the Parties, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflicts or choice of laws provisions that would cause the application of the domestic substantive laws of any other jurisdiction. Each of the Parties hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (ii) (A) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process and notify the other Parties of the name and address of such agent and (B) to the fullest extent permitted by law, that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii) (A) or (B) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware.
(e)   Consent to Jurisdiction; Waiver of Jury Trial.   Each Party hereby irrevocably consents and agrees, for the benefit of each Party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and with respect to the enforcement, modification, vacation or correction of an award rendered in an arbitration proceeding may be brought in any state or federal court located in the city of Wilmington,

New Castle County, Delaware (a “Delaware Court”), and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each such Delaware Court with respect to any such action, suit or proceeding. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY WAIVES ANY AND ALL RIGHTS THE PARTY MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR IN CONNECTION THEREWITH. Each Party waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such Delaware Court and hereby further waives and agrees not to plead or claim in any such Delaware Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum. Each Party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth herein or such other address as to which it has notified the other Party in writing and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.
(f)   Notices.   All notices, demands, elections, requests or other communications that LF LLC or the Recipient may desire or be required to give hereunder to any other Party shall be in writing and shall be given by hand, by certified mail (return receipt of which has been received), by a recognized overnight courier service (delivery of which has been confirmed), or by e-mail (receipt of which has been confirmed) to such Party’s address set forth or referred to below, as applicable, or at such other address as may be designated by the addressee thereof upon written notice to the Parties.
If to LF LLC:
Landry’s Fertitta, LLC
Attn: Steve Scheinthal
1510 W. Loop South
Houston, TX 77027
Email: SScheinthal@ldry.com
with a copy to:
Latham & Watkins LLP
Attn: Nick Dhesi
811 Main St., Suite 3700
Houston, TX 77002
Email: Nick.Dhesi@lw.com
If to the Recipient:
New Duke Holdco, Inc.
Attn: R. Stanton Dodge, Chief Legal Officer and Secretary
222 Berkeley St.
Boston, MA 02116
Email: sdodge@draftkings.com
with a copy to:
Sullivan & Cromwell LLP
125 Broad St.
New York, NY 10004
Attn: Scott Miller
Email: MillerSC@sullcrom.com
(g)   Severability.   If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.
(h)   Entire Agreement.   This Agreement is intended by the Parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.
(i)   Further Assurances.   Each of the Parties shall execute such documents and perform such further acts (including obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
(j)   Assignment.   No Party shall have the right or the power to assign or delegate any provision of this Agreement. Subject to the immediately preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors and permitted assigns.
(k)   Specific Performance.   The Parties agree that irreparable damage would occur, and that the Parties would not have an adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or anticipated breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.
(l)   Interpretation.   For the purposes of this Agreement, all nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular, or plural, whichever shall be applicable. Titles or captions of Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. All references in this Agreement to Sections, clauses, subparagraphs, Schedules and Exhibits shall be deemed to be references to Articles, Sections, clauses and subparagraphs of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The words “hereof,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified, supplemented or restated, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any agreement, instrument or document to be drafted. Any and all payments under this Agreement shall be paid in United States Dollars. All references to “$” herein mean United States Dollars.
[Signature Pages Follow]

LANDRY’S FERTITTA, LLC
By:	/s/ Steve Scheinthal Name: Steve Scheinthal Title: Vice President
[Signature Page to Contribution Agreement]

RECIPIENT:
NEW DUKE HOLDCO, INC.
By:
/s/ Paul Liberman

Name:
Paul Liberman

Title:
President and Chief Executive Officer

[Signature Page to Contribution Agreement]

Annex C
EXECUTION VERSION
CONTRIBUTION AGREEMENT
This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of August 9, 2021, is entered into by and between New Duke Holdco, Inc., a Nevada corporation (“NDK”) and Golden Nugget Online Gaming, Inc., a Delaware corporation (“GNOG” and, together with NDK, the “Parties” and each a “Party”).
RECITALS
A.   Effective as of the Closing Date, pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2021, by and among NDK, GNOG, DraftKings Inc., a Nevada corporation (“DraftKings”), Duke Merger Sub, Inc., a Nevada corporation (“Duke Merger Sub”), and Gulf Merger Sub, Inc., a Delaware corporation (“Gulf Merger Sub”), among other things, Gulf Merger Sub will merge with and into GNOG, with GNOG surviving as a wholly owned subsidiary of NDK (such merger, the “Gulf Merger”) and Duke Merger Sub will merge with and into DraftKings, with DraftKings surviving as a wholly owned subsidiary of NDK (such merger, together with the Gulf Merger, the “Mergers”).
B.   Effective as of the Closing Date, pursuant to that certain Contribution Agreement, dated as of the date hereof, by and between Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”), and NDK, LF LLC shall, immediately following the consummation of the Mergers, contribute, and NDK shall accept, 40.5% of the outstanding membership interests (the “Subject Interests”) in LHGN Holdco, LLC, a Delaware limited liability company (the “Initial Contribution”).
C.   The Parties desire to enter into this Agreement to provide for the contribution of the Subject Interests by NDK to GNOG in exchange for the issuance to NDK of shares of common stock of GNOG (collectively, the “Consideration Shares”) on the Closing Date following the consummation of the Initial Contribution (the “Transaction”).
D.   The Parties intend that, for U.S. federal income tax purposes, the Transaction will qualify as an exchange described in Section 351 of the Code
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
Section 1.   Contribution by NDK.   Effective following consummation of the Initial Contribution, on and as of the Closing Date, and on the terms and subject to the conditions set forth herein, NDK hereby assigns, transfers and conveys to GNOG the Subject Interests, and GNOG hereby accepts from NDK the Subject Interests, in exchange for the issuance by GNOG to NDK of the Consideration Shares.
Section 2.   Closing.   The Closing of the Transaction (the “Closing”) shall take place electronically through the exchange of documents via e-mail, immediately following the consummation of the Initial Contribution, or at such other date, time or place (or by means of remote communication) as the Parties may mutually agree in writing. The date on which the Closing occurs shall be the “Closing Date.”
Section 3.   Miscellaneous.
(a)   Amendment and Waiver.   Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any Party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all Parties and (ii) only in the specific instance and for the specific purpose for which made or given.
(b)   Counterparts.   This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, and signature pages may be delivered by facsimile, portable document

C-1

format (PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(c)   Governing Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that state.
(d)   Consent to Jurisdiction; Waiver of Jury Trial.   The Parties voluntarily and irrevocably submit to the jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).
(e)   Severability.   If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.
(f)   Entire Agreement.   This Agreement is intended by the Parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.
(g)   Further Assurances.   Each of the Parties shall execute such documents and perform such further acts (including obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
(h)   Assignment.   No Party shall have the right or the power to assign or delegate any provision of this Agreement. Subject to the immediately preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors and permitted assigns.
[Signature Pages Follow]

C-2

NEW DUKE HOLDCO, INC.
By:
/s/ Paul Liberman

Name:
Paul Liberman

Title:
President and Chief Executive Officer

[Signature Page to Contribution Agreement]

GOLDEN NUGGET ONLINE GAMING, INC.
By:	/s/ Tilman J. Fertitta Name: Tilman J. Fertitta Title: Chief Executive Officer
[Signature Page to Contribution Agreement]

Annex D
EXECUTION VERSION
SUPPORT AND REGISTRATION RIGHTS AGREEMENT
THIS SUPPORT AGREEMENT, dated as of August 9, 2021 (the “Agreement”), by and among Tilman J. Fertitta, an individual resident of the State of Texas (“Fertitta”), Fertitta Entertainment, Inc., a Texas corporation (“FEI”), Landry’s Fertitta, LLC, a Texas limited liability company (“Landry’s Fertitta”), Golden Landry’s LLC, a Texas limited liability company (“Golden Landry’s”), Golden Fertitta, LLC, a Texas limited liability company (“Golden Fertitta” and together with Fertitta, FEI, Landry’s Fertitta and Golden Landry’s, the “Fertitta Parties”), DraftKings Inc., a Nevada corporation (“Parent”), and New Duke Holdco, Inc., a Nevada Corporation (“Holdco” and together with Parent, the “Parent Parties”) (the Parent Parties and the Fertitta Parties, each a “Party” and collectively, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement and Plan of Merger, dated as of the date of this Agreement (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Parent, Golden Nugget Online Gaming, Inc., a Delaware corporation (the “Company”), Gulf Merger Sub, Inc., a Delaware corporation (“Gulf Merger Sub”), Duke Merger Sub, Inc., a Nevada Corporation (“Duke Merger Sub”), and Holdco.
RECITALS
WHEREAS, as of the date of this Agreement, one or more Fertitta Parties is (i) the record holder, Beneficial Owner (as defined below), and has full voting power over shares of class A common stock, par value $0.01 per share and/or class B common stock, par value $0.01 per share (the “Shares”) of the Company, (ii) the record holder of the warrants to purchase one share of Company Class A Common Stock and (iii) the record holder and Beneficial Owner (as defined below), and has full voting power and power of disposition over the Class B limited liability company membership interests of LHGN HoldCo, LLC, a Delaware limited liability company (“Holdco LLC”), in each case as set forth on such Fertitta Party’s signature page hereto (the securities described in (i), (ii) and (iii) together, the “Subject Securities”);
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent, Gulf Merger Sub and Duke Merger Sub are entering into the Merger Agreement, which provides for, among other things, (i) the merger of Duke Merger Sub with and into Parent (the “Duke Merger”), with Parent surviving the Duke Merger, pursuant to the provisions of the Nevada Revised Statutes (“NRS”), and (ii) the merger of Gulf Merger Sub with and into the Company (the “Gulf Merger” and, together with the Duke Merger, the “Mergers”), with Gulf surviving the Gulf Merger, pursuant to the provisions of the General Corporation Law of the State of Delaware;
WHEREAS, each of the Fertitta Parties acknowledges that, as a condition and material inducement to Parent, Duke Merger Sub, Gulf Merger Sub and Holdco’s willingness to enter into the Merger Agreement, Parent has required that each of Fertitta Parties enter into this Agreement and, in order to induce Parent, Duke Merger Sub, Gulf Merger Sub and Holdco to enter into the Merger Agreement, each of the Fertitta Parties is willing to enter into this Agreement;
WHEREAS, Gulf, Holdco LLC and Landry’s Fertitta, are party to that certain Tax Receivable Agreement, dated December 29, 2020 (as amended from time to time, the “Tax Receivable Agreement”);
WHEREAS, Landry’s Fertitta, as a condition and material inducement to Parent, Duke Merger Sub, Gulf Merger Sub and Holdco’s willingness to enter into the Merger Agreement, has acknowledged and agreed to waive any payments under the Tax Receivable Agreement and execute (and cause its Affiliates to execute) any agreements necessary to effectuate such waiver and terminate the Tax Receivable Agreement and fully satisfy, extinguish and release all liabilities, rights and obligations thereunder, notwithstanding any terms thereof to the contrary;
WHEREAS, Holdco has agreed to provide the Fertitta Parties with registration rights in respect of Holdco Common Stock (i) to be issued in connection with the Gulf Merger and (ii) underlying the Holdco Private Warrants into which the Company Private Warrants shall be converted pursuant to the Merger Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
GENERAL
1.1   Certain Definitions.    This Agreement is the “Fertitta Agreement” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.
“Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act, and “Affiliated” shall have a correlative meaning. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.
“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.
“Business of Parent or Holdco” shall mean the research, design, development, marketing, sales, operations, maintenance and commercial exploitation pertaining to the operation of, and providing products and services for: (1) online fantasy sports contests; (2) iGaming, online gambling, online sports betting or online casino games; and (3) all online products and services that in any material aspect are related to, or an extension, development or expansion of, the activities described in clauses (1) and (2) above.
“Competing Business” shall mean any person, firm, association, corporation or any other legal entity that is engaged in a business conducted on an online basis that is competitive with any aspect of the Business of Parent or Holdco, including, but not limited to: Flutter Entertainment PLC, FanDuel, Paddy Power, Betfair, FoxBet, Sportsbet, TVG, Pokerstars, BetStars, Sky Betting & Gaming, BetEasy, Oddschecker, William Hill, Bet365, PointsBet, Penn National Gaming, Barstool Sports, SugarHouse, 888, theScore, Unibet, BetAmerica, Rush Street Interactive, Virgin, Playtech, Pala, Kambi, GAN, GVC Holdings PLC, Scientific Games, Sportradar, International Game Technology and Betgenius, and any and all affiliates of each of the foregoing entities and persons. For the avoidance of doubt, any activities conducted in accordance with Law in a brick-and-mortar casino or other physical facility, including, but not limited to, a sports book, shall not be deemed a Competing Business and shall not be subject to the restrictions set forth in Section 3.1(a), except as it relates to the Business of Parent or Holdco.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Holdco Common Stock” means shares of common stock of Holdco.
“Holder” means Fertitta, FEI, Landry’s Fertitta and any direct or indirect permitted transferee that has become a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A, in each case to the extent such Person is a holder or beneficial owner of Registrable Securities.
“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Registration Expenses” shall mean the out-of-pocket expenses of a Shelf Registration, including, without limitation, the following:
(i)   all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;
(ii)   fees and expenses of compliance with securities or blue sky laws;
(iii)   printing, messenger, telephone and delivery expenses;
(iv)   reasonable fees and disbursements of counsel for Holdco; and
(v)   reasonable fees and disbursements of all independent registered public accountants of Holdco incurred specifically in connection with such Shelf Registration (including the expenses of any “comfort letters” required by or incident to such performance).
“Registrable Securities” means, at any time, (i) any shares of Holdco Common Stock held or Beneficially Owned by any Holder, (ii) any shares of Holdco Common Stock issued or issuable to any Fertitta Party upon the exercise of the Holdco Private Warrants and (iii) any shares of Common Stock issued or issuable to any Holder with respect to any shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities whenever such Person in its sole discretion has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).
“Registration Statement” means any registration statement of Holdco under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.
“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.
“SEC” means the Securities and Exchange Commission or any successor agency administering the Securities Act and the Exchange Act at the time.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Subject Securities owned by Fertitta Party (whether beneficially or of record), or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that results in an amount of Subject Securities subject to Article II that is less than the amount of Shares subject to Article II as of the date hereof.

ARTICLE II
AGREEMENT TO RETAIN SHARES
2.1   Transfer and Encumbrance of Subject Securities.
(a)   No Transfers.   From the date hereof until the first anniversary of the Closing Date (the “Applicable Period”), each Fertitta Party shall not, with respect to any Subject Securities Beneficially Owned by such Fertitta Party, directly or indirectly: (a) sell, convey, assign, transfer (including by succession or otherwise by operation of Law), exchange, pledge, hypothecate or otherwise encumber or dispose of any Subject Securities (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company; (b) deposit any Subject Securities or any rights to acquire any securities or equity interests of the Company into a voting trust or enter into a voting agreement or any other arrangement with respect to any Subject Securities or any rights to acquire any securities or equity interests of the Company or grant or purport to grant any proxy or power of attorney with respect thereto; (c) enter into any contract, option, call or other arrangement or undertaking, whether or not in writing, with respect to the sale, conveyance, assignment, transfer (including by succession or otherwise by operation of Law), exchange, pledge, hypothecation or other encumbrance or disposition, or limitation on the voting rights, of any Subject Securities (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company; (d) otherwise grant, permit or suffer the creation of any Liens on any Subject Securities (other than applicable restrictions on transfer under U.S. state or federal securities or “blue sky” Laws) or (e) commit or agree to take any of the foregoing actions or discuss, negotiate or make an offer or enter into a commitment, agreement, understanding or similar arrangement to take any of the foregoing actions (any action described in clauses (a), (b), (c), (d) and (e), a “Transfer”); provided, however, that the foregoing shall not prohibit Transfers (i) between such Fertitta Party and any controlled Affiliate of Fertitta, (ii) to any member of Fertitta’s immediate family, or to a trust for the benefit of Fertitta or any member of Fertitta’s immediate family, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate or transferee executes and delivers to the Parent Parties a joinder to this Agreement in the form attached hereto as Exhibit B, or (iii) to the Company with the exercise, net settlement or tax withholding provisions of equity awards granted pursuant to the Company’s stockholder-approved equity incentive plans. Any Transfer or action in violation of this Section 2.1 shall be void ab initio. If any involuntary Transfer of any of Subject Securities occurs, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect during the Applicable Period.
2.2   Stop Transfer.   Each Fertitta Party hereby agrees that such Fertitta Party shall not request that the Company or Holdco, as applicable, register any transfer of any Certificate or Book-Entry Share or other uncertificated interest representing any Subject Securities made in violation of the restrictions set forth in Section 2.1 during the Applicable Period.
2.3   Interpretation.   For the purposes of this Article II, on and after the Gulf Effective Time, “Shares” shall mean shares of Holdco Common Stock and “Company” shall mean Holdco.
2.4   Public Announcements; Filings; Disclosures.
(a)   Each Fertitta Party hereby agrees that such Fertitta Party (and such Fertitta Party’s Affiliates) shall not issue any press release or make any other public announcement or public statement (a “Public Communication”) with respect to this Agreement, the Merger Agreement, or the Transactions without the prior written consent of Parent, except (i) as required by applicable Law or court process, in which case such Fertitta Party shall use its reasonable best efforts to provide Parent and Parent’s legal counsel with a reasonable opportunity to review and comment on such Public Communication in advance of its issuance or (ii) with respect to a Public Communication that is consistent with prior public disclosures by Parent; provided, that the foregoing shall not apply to any disclosure required to be made by such Fertitta Party to a Governmental Entity, including any amendment of any Schedule 13D, so long as such disclosure is consistent with the terms of this Agreement and the Merger Agreement and the public disclosures made by the Company and Parent pursuant to the terms of the Merger Agreement. Notwithstanding anything to the contrary in this Section 2.4(a), each Fertitta Party that is a director or officer of the Company, in his or her capacity as a director or officer of the Company, may make public statements in such capacity to the extent permitted under the Merger Agreement.

(b)   Each Fertitta Party hereby consents to and authorizes the Company and Parent to publish and disclose in any Public Communication or in any disclosure required by the SEC and in the Registration Statement and Proxy/Prospectus such Fertitta Party’s identity and ownership of Subject Securities and such Fertitta Party’s obligations under this Agreement (the “Fertitta Party Information”), consents to the filing of this Agreement to the extent required by applicable Law to be filed with the SEC or any regulatory authority relating to the Merger, and agrees to cooperate with Parent in connection with such filings, including providing Fertitta Party Information requested by Parent. Parent hereby agrees that Parent shall use its reasonable best efforts to provide each Fertitta Party with a reasonable opportunity to review and comment on any Fertitta Party Information included in such disclosure in advance of its filing; provided, that any such comments are provided promptly (and in no event later than five (5) business days after receipt by such Fertitta Party). As promptly as practicable, each Fertitta Party hereby agrees that such Fertitta Party shall notify Parent of any required corrections with respect to any Fertitta Party Information supplied by such Fertitta Party, if and to the extent such Fertitta Party becomes aware that any such Fertitta Party Information shall have become false or misleading in any material respect.
2.5   Acquisition Proposals.
(a)   Non-Solicitation.   Subject to Section 2.3 (No Agreement as Director or Officer) each Fertitta Party hereby agrees that such Fertitta Party shall not, and none of such Fertitta Party’s Affiliates nor any of the directors (or persons performing similar functions), officers or employees of such Fertitta Party or such Fertitta Party’s Affiliates shall, and such Fertitta Party shall direct such Fertitta Party’s and such Fertitta Party’s Affiliate’s Representatives not to, directly or indirectly take any action set forth in clauses (i) through (v) of Section 6.2(a) of the Merger Agreement (without giving effect to any amendment or modification of such clauses after the date hereof). Each Fertitta Party hereby agrees that such Fertitta Party shall not cause any of its portfolio companies and their respective Representatives to fail to comply with this Section 2.5(a). Each Fertitta Party hereby agrees that such Fertitta Party shall promptly inform its Affiliates of the obligations undertaken in this Section 2.5.
(b)   Notice.   Each Fertitta Party hereby agrees that such Fertitta Party shall promptly (and, in any event, within 48 hours) give notice to Parent if (i) any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, (ii) any non-public information is requested in connection with any Acquisition Proposal from, or (iii) any discussions or negotiations with respect to an Acquisition Proposal are sought to be initiated or continued with, such Fertitta Party or any of such Fertitta Party’s Representatives, setting forth in such notice the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, complete copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent informed, on a current basis (and, in any event, within 24 hours), of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in its intentions as previously notified.
(c)   Existing Discussions.   Each Fertitta Party hereby agrees that such Fertitta Party shall, and shall cause such Fertitta Party’s Affiliates and such Fertitta Party’s and such Fertitta Party’s Affiliates’ Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or proposal that would reasonably be expected to lead to an Acquisition Proposal. Such Fertitta Party shall promptly deliver a written notice to each such Person providing only that such Fertitta Party is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal, or proposal or transaction that would reasonably be expected to lead to an Acquisition Proposal and informing such Persons of the obligations undertaken in this Section 2.5, which notice shall also request the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries heretofore furnished to such Person by such Fertitta Party or any of such Fertitta Party’s Affiliates, as applicable.
(d)   Exception.   Notwithstanding anything in this Agreement to the contrary, each Fertitta Party, directly or indirectly through one or more of such Fertitta Party’s Representatives, may discuss and confirm to any Person making an Acquisition Proposal the willingness of such Fertitta Party to support and sign a voting agreement in the event of any termination of the Merger Agreement if (i) the Company is participating in discussions or negotiations with such Person in compliance with Section 6.2 of the Merger Agreement and (ii) such Fertitta Party’s negotiations and discussions are in conjunction with and ancillary to the Company’s discussions and negotiations.

2.6   No Agreement as Director or Officer.   Each Fertitta Party is entering into this Agreement solely in such Fertitta Party’s capacity as record or Beneficial Owner of Subject Securities and nothing herein is intended to or shall limit or affect any actions taken by such Fertitta Party or any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of such Fertitta Party to the board of directors of the Company or Holdco) of such Fertitta Party, solely in his or her capacity as a director or officer of the Company or Holdco (or a Subsidiary of the Company or Holdco) or other fiduciary capacity for the Company or Holdco’s stockholders.
2.7   Additional Purchases; Adjustments.   Each Fertitta Party agrees that any shares of Company Common Stock, any Company Private Warrants or Units and any other shares of capital stock or other equity securities of the Company or Holdco LLC that such Fertitta Party purchases or otherwise acquires or with respect to which such Fertitta Party otherwise acquires voting power during the Applicable Period shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Subject Securities as of the date hereof, and such Fertitta Party shall promptly notify Parent Parties of the existence of any such after acquired Subject Securities. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the equity interests of the Company, Holdco LLC or Holdco affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

ARTICLE III
ADDITIONAL AGREEMENTS
3.1   Non-Competition; Non-Solicitation.   Each Fertitta Party agrees that from and after the date hereof and until the termination of this Agreement in accordance with its terms, Fertitta Party shall take no action that would reasonably be likely to adversely affect or delay the ability to perform its respective covenants and agreements under this Agreement.
(a)   For a period beginning on the date of this Agreement and ending five years following the Closing Date (the “Restricted Period”), each Fertitta Party shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in or knowingly assist others in engaging in the Competing Business in the United States; (ii) knowingly have an interest in any Person that engages, directly or indirectly, in the Competing Business in the United States in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between (a) the Company and customers or suppliers of the Company and (b) Parent and customers or suppliers of Parent. Notwithstanding the foregoing, each Fertitta Party may own, directly or indirectly, solely as a passive investment, securities of any Person traded on any national securities exchange if such Fertitta Party (together with its Affiliates) is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, Beneficially Own 5% or more of any class of securities of such Person.
(b)   During the Restricted Period, the Fertitta Parties, on the one hand, and the Parent Parties, on the other hand, shall not, and shall not permit any of their respective Affiliates to, directly or indirectly, hire or solicit any employee of the other Parties or knowingly encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 4.4(b) shall prevent any Party or any of its Affiliates from hiring (i) any employee whose employment has been terminated by the other Parties; (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee; or (iii) any employee who contacts such Party or its Affiliates on his or her own initiative and without any direct or indirect solicitation in contravention of the above restrictions.
(c)   Each Fertitta Party acknowledges that the restrictions contained in this Section 3.1(c) are reasonable and necessary to protect the legitimate interests of Parent and Holdco and constitute a material inducement to Parent and Holdco to enter into this Agreement and the Merger Agreement and consummate the transactions contemplated hereby and thereby. In the event that any covenant contained in this Section 3.1(c) should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 3.1(c) and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.
3.2   Holdco Board.   If at any time Holdco informs Fertitta that, based upon the reasonable, good faith determination by the Holdco Board in consultation with outside legal counsel, Fertitta’s continued service as a director of Holdco (or any committee thereof) would (i) prevent Holdco from undertaking any activities in gaming, sports betting, gambling, fantasy sports, online gambling or other similar activities or (ii) be contrary to the rules and regulations of the National Basketball Association or any other athletic governing body or organization, Fertitta agrees to, as promptly as practicable, resign from the board of directors of Holdco and any committees thereof.
3.3   Limitation on Stock Ownership.   Each Fertitta Party agrees that at no time during the term of this Agreement shall the Fertitta Parties and their affiliates hold, in the aggregate, more than five percent (5%) of the voting power or economic interests of Holdco (the “Maximum Position”). If at any time a Fertitta Party becomes aware that the Fertitta Parties and their Affiliates have obtained or otherwise hold an amount of shares such that they hold a position greater than the Maximum Position, such Fertitta Party shall notify Holdco and the other Fertitta Parties and the Fertitta Parties shall as soon practically as possible take all such action to cause the Fertitta Parties to no longer hold a position that exceeds the Maximum Position.
3.4   Tax Receivable Agreement.   Landry’s Fertitta agrees to waive any payments under the Tax Receivable Agreement (the “Waiver”). Landry’s Fertitta shall execute and shall cause its Affiliates to execute any agreements (with the Company or otherwise) necessary to effectuate the Waiver and have the Tax Receivable Agreement terminate and be of no further force or effect and have all liabilities and obligations thereunder be fully satisfied, extinguished and released, notwithstanding any terms thereof to the contrary.
3.5   No Adverse Act.   Each Fertitta Party hereby agrees that, except as expressly provided or permitted by this Agreement, such Fertitta Party shall not, and shall cause its controlled Affiliates not to, without the prior written consent of Parent, directly or indirectly, take or permit any action that would in any way (i) restrict, limit or interfere with the performance of such Fertitta Party’s obligations hereunder, (ii) make any representation or warranty of such Fertitta Party herein untrue or inaccurate or (iii) otherwise restrict, limit or interfere with the performance of this Agreement, the Merger Agreement or the transactions contemplated by this Agreement or the Merger Agreement. Each Fertitta Party hereby agrees that such Fertitta Party shall notify Parent in writing promptly of (a) any fact, event or circumstance that would cause, or would reasonably be expected to cause or constitute, an untruth or inaccuracy in the representations and warranties of such Fertitta Party herein and (b) the receipt by such Fertitta Party of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this sentence shall not limit or otherwise affect the remedies available to any Party.
3.6   Litigation.   Each Fertitta Party agrees not to commence, join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent or the Company or any of their respective Affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing), (b) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with the negotiation and entry into this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing or (c) the treatment of the Company Capital Stock under the Merger Agreement. For purposes of this Section 4.2, “Merger Agreement” shall mean the Merger Agreement as of the date hereof and any amendments thereto in respect of which each Fertitta Party has not terminated this Agreement pursuant to Section 7.2.
3.7   Release of Claims.   Subject to and upon the consummation of the Merger and the receipt of the Closing Merger Consideration Amount to which Fertitta Party is entitled, each Fertitta Party, and, if such Fertitta Party is a legal entity, together with such Fertitta Party’s officers, directors, Subsidiaries and Affiliates, and each of their respective heirs, successors and assigns (such persons, the “Releasors”), hereby fully and unconditionally (subject to the receipt of the amounts specified in this paragraph) releases, acquits and forever discharges, to the fullest extent permitted by law, each of the Parent Parties, the Company, each of their respective Subsidiaries and Affiliates and their respective past, present or future officers, directors, employees, counsel and agents prior to Closing (such persons, the “Releasees”), from and against any and all actions, causes of action, claims, demands, damages, judgments and suits of every kind, nature and description whatsoever, whether known or unknown, asserted or unasserted, absolute or contingent, mature or inchoate, both at law and in equity, which Fertitta Party or any of the Releasors ever had, now has or may hereafter have against any of the Releasees, on or by reason of any matter, cause or thing whatsoever that arose from such Fertitta Party’s ownership of Shares in the Company prior to the Closing; provided, however, that nothing herein shall be deemed to release (a) any right of Fertitta Party to receive the Gulf Merger Consideration, (b) any claim pursuant to the Merger Agreement or any other agreement, instrument, certificate or document delivered pursuant to the Merger Agreement or in connection with the transactions contemplated thereby, (c) any liabilities of a Releasee in connection with any transactions between the parties that are not related to the Merger Agreements or the transactions contemplated thereby, (d) any employment compensation or benefits matter affecting any Releasor in his or her capacity as a director, manager, officer or employee of Parent, the Company, their respective Affiliates or Subsidiaries, (e) any indemnification, expense advancement or exculpation right of Releasor under (i) any insurance policy, (ii) the organizational documents of Parent or the Company or their respective Affiliates and Subsidiaries or (iii) Section 6.14 of the Merger Agreement, or (f) any claim which may not be waived as a matter of law, including, but not limited to, the Releasor’s right to file a charge with or participate in a charge by any local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment.
3.8   Further Assurances.   Each Fertitta Party agrees that from and after the date hereof and until the Termination Date, each Fertitta Party shall take no action that would reasonably be likely to adversely affect or delay the ability to perform its respective covenants and agreements under this Agreement.
3.9   Interest Payments.   The Fertitta Parties will execute (and cause its Affiliates to execute) all such agreements and take such action as required to waive the obligations of all Fertitta Parties to make interest payments on behalf of the Company and of the Company to issue equity in relation to such payments.

ARTICLE IV
REGISTRATION RIGHTS
4.1   Shelf Registration.
(a)   Filing.   No later than the expiration of the Applicable Period, Holdco shall prepare and file with the SEC a Registration Statement on Form S-3 (assuming Holdco is then eligible to file on Form S-3) or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”) that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). If permitted under the Securities Act, such Shelf Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.
(b)   Effectiveness.   Holdco shall use its reasonable best efforts to (i) cause the Shelf Registration Statement filed pursuant to Section 4.1(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof and (ii) keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of Registrable Securities until the earliest of (i) the date on which all Registerable Securities may be resold without volume or manner of sale limitations pursuant to Rule 144 and (ii) the date on which such Registerable Securities have actually been sold. The Registration Statement when effective (including the documents incorporated therein by reference, if any) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement or documents incorporated therein by reference, in the light of the circumstances under which a statement is made).
(c)   Registration Expenses.   The Registration Expenses of all Registrations shall be borne by Holdco. It is acknowledged by the Stockholders that the Stockholders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Stockholders.
(d)   Indemnification and Contribution.
(i)   Holdco agrees to indemnify, to the extent permitted by law, each Stockholder, its officers and directors and each person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Shelf Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Holdco by such Stockholder expressly for use therein.
(ii)   In connection with any Shelf Registration Statement in which a Stockholder is participating, such Stockholder shall furnish to Holdco in writing such information and affidavits as Holdco reasonably requests for use in connection with any such Shelf Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Holdco, its directors and officers and agents and each person who controls Holdco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Shelf Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Stockholder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Stockholders of Registrable Securities, and the liability of each such Stockholder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Stockholder from the sale of Registrable Securities pursuant to such Shelf Registration Statement. The Stockholder shall indemnify the underwriters of any underwritten shelf takedown, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of Holdco.
(iii)   Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(iv)   The indemnification provided for under this Section 4.1(c) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. Holdco and each Stockholder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Holdco’s or such Stockholder’s indemnification is unavailable for any reason.
(v)   If the indemnification provided under Section 4.1(c) hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Stockholder under this Section 4.1(c)(v) shall be limited to the amount of the net proceeds received by such Stockholder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1(c)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection Section 4.1(c)(v) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1(c)(v). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1(c)(v) from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE FERTITTA ENTITIES
5.1   Representations and Warranties.   Each Fertitta Party hereby represents and warrants as follows:
(a)   Ownership, Officer Positions and Board Membership.   Neither (i) Fertitta’s membership on the Board of Directors of Holdco nor (ii) the Fertitta Parties ownership of Holdco Stock following the Closing will preclude Holdco from undertaking any iGaming, sports betting, gambling, fantasy sports, online gambling or other similar activities, or be contrary to the rules and regulations of the National Basketball Association or any other athletic governing body or organization.
(b)   Ownership.   Each Fertitta Party has, with respect to the Shares, and at all times during prior to the Gulf Effective Time will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and to Transfer the Shares. The Shares constitute all of the Company Common Stock owned of record or Beneficially Owned by each Fertitta Party as of the date hereof. Other than this Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which any Fertitta Party is a party, obligating any Fertitta Party to Transfer or cause to be Transferred to any Person any of the Shares and (ii) other than the Merger Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares.
(c)   Organization; Authority.   If any Fertitta Party is an entity, such Fertitta Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and such Fertitta Party has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Fertitta Party and, assuming this Agreement constitutes a valid and binding obligation of Parent and Holdco, constitutes a legal, valid and binding obligation of such Fertitta Party, enforceable against such Fertitta Party in accordance with its terms (except in all cases as such enforceability may be limited by laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and rules of law governing specific performance, injunctive relief and other equitable remedies (“the Bankruptcy and Equity Exception”)). If such Fertitta Party is an individual and is married and such Fertitta Party’s Shares constitute community property under applicable Law, this Agreement has been duly authorized (to the extent authorization is required), executed and delivered by, and constitutes the valid and binding agreement of, such Fertitta Party’s spouse (except in all cases as such enforceability may be limited by the Bankruptcy and Equity Exception).
(d)   No Violation.   The execution and delivery of this Agreement by Fertitta Party does not, and the performance by such Fertitta Party of its obligations under this Agreement will not, (i) result in such Fertitta Party violating any Law applicable to such Fertitta Party or by which any of its assets or properties is bound or, if applicable, any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Fertitta Party, or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of such Fertitta Party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Fertitta Party is a party, or by which it or any of its properties or assets may be bound that would adversely affect its ability to perform its obligations under this Agreement (other than any restriction on transfer arising under applicable securities Laws).
(e)   Consents and Approvals.   The execution and delivery by each Fertitta Party of this Agreement does not, and the performance of such Fertitta Party’s obligations hereunder will not, require such Fertitta Party or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person or governmental or regulatory authority.
(f)   Absence of Litigation.   To the knowledge of each Fertitta Party, as of the date hereof, there is no proceeding pending against, or threatened in writing against such Fertitta Party that would prevent the performance by such Fertitta Party of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

(g)   Absence of Other Voting or Support Agreements.   Other than pursuant to Permitted Encumbrances (defined as in the Merger Agreement as if Fertitta Party were “the Company” thereunder) or pursuant to the Company’s organizational documents, none of the Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement. None of the Shares is subject to any pledge agreement pursuant to which Fertitta Party does not retain sole and exclusive voting rights with respect to the Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.
5.2   Adequate Information.   Each Fertitta Party acknowledges that such Fertitta Party is a sophisticated investor with respect to such Fertitta Party’s Subject Securities and has adequate information concerning the business and financial condition of the Company and the transactions contemplated by the Merger Agreement to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Parent, the Company or any Affiliate of Parent and the Company, and based on such information as such Fertitta Party has deemed appropriate, made such Fertitta Party’s own analysis and decision to enter into this Agreement. Each Fertitta Party acknowledges that such Fertitta Party has had the opportunity to seek independent legal advice prior to executing this Agreement.
5.3   No Other Representations or Warranties.   Except for the representations and warranties made by each Fertitta Party in this Article V, no Fertitta Party nor any other Person makes any express or implied representation or warranty with respect to the Parent, Holdco, Company or any of their respective Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the Transactions, and the Parent, Holdco and Company expressly disclaim any such other representations or warranties. Notwithstanding the foregoing, nothing in this Section 5.3 shall limit Parent’s, Holdco’s or Merger Subs’ remedies with respect to claims of fraud or intentional or willful misrepresentation.

ARTICLE VI
MISCELLANEOUS
6.1   Non-Recourse.   This Agreement may only be enforced against, and Proceeding based upon, arising out of or related to this Agreement may only be brought against, the Persons that are expressly named as parties to this Agreement. Except to the extent named as a party to this Agreement, and then only to the extent of the specific obligations of such parties set forth in this Agreement, no past, present or future shareholder, member, partner, manager, director, officer, employee, Affiliate, agent or Advisor of any party to this Agreement or any Subsidiary of Company will have any liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the parties to this Agreement or for any Proceeding based upon, arising out of or related to this Agreement.
6.2   Effectiveness and Termination.   Subject to Section 1.1, this Agreement shall be effective only upon execution of the Merger Agreement and shall terminate on the date the Merger Agreement is validly terminated in accordance with its terms. The termination of this Agreement shall relieve (i) any party hereto from any liability of such party to any other party incurred prior to such termination or (ii) any party hereto from any liability to any other party arising out of or in connection with a willful breach of this Agreement. Nothing in the Merger Agreement shall relieve any Fertitta Party from any liability arising out of or in connection with a willful breach of this Agreement.
6.3   Amendment and Waiver.   This Agreement may be amended or waived (a) only in a writing signed by Parent, the Company and each Fertitta Party; and (b) subject to Section 9.2 of the Merger Agreement, with respect to the waiver of conditions to Closing as of the Effective Time, any waiver of any provision of this Agreement will be effective against any Party only as set forth in a writing executed by such Party. No waiver of any provision hereunder or any breach or default thereof will extend to or affect in any way any other provision or prior or subsequent breach or default.
6.4   Expenses.   Whether or not the Closing takes place, except as expressly provided herein or in the Merger Agreement, all fees, costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by the Merger Agreement will, subject to Section 6.13 of the Merger Agreement, be paid by the party incurring or required to incur such expenses.
6.5   Notices.   Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) four (4) Business Days after being sent if sent by certified mail return receipt requested, (c) upon confirmation of receipt if sent by electronic transmission (with autoreply not being deemed confirmation of receipt), or (d) one (1) Business Day after being sent by courier or express delivery service; provided that in each case the notice or other communication is sent to the address set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other parties hereto); provided that with respect to notices delivered to the Securityholders’ Representative, such notices must be delivered solely via electronic transmission:
If to a Fertitta Party to:
Fertitta Entertainment, Inc.
1510 West Loop South
Houston, TX 77027
Attention:
Steven L. Scheinthal – General Counsel

Email:
SScheinthal@ldry.com

With a copy to (which shall not constitute notice):
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:
Ian Schuman and Nick Dhesi

Email:
ian.schuman@lw.com; nick.dhesi@lw.com

If to Parent or Holdco, to:
DraftKings Inc.
222 Berkeley St.
Boston, MA 02116
Attention:
R. Stanton Dodge, Chief Legal Officer and Secretary

Email:
sdodge@draftkings.com

With a copy to (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:
Scott Miller

E-mail:
millersc@sullcrom.com

6.6   Construction.   The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
6.7   Counterparts.   This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. This Agreement may be executed and delivered by facsimile or any other electronic means, including “.pdf” or “.tiff” files, and any facsimile or electronic signature shall constitute an original for all purposes.
6.8   Entire Agreement.   This Agreement, the Merger Agreement (including the exhibits, schedules and annexes thereto), the Company Disclosure Letter, the Commercial Agreement, and the Confidentiality Agreement and any other documents delivered by the parties in connection with the Merger or Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and the transactions contemplated by the Merger Agreement and supersede all prior agreements among the parties with respect thereto.
6.9   Governing Law; Waiver of Jury Trial.
(a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.
(b)   Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions exclusively in the courts of the State of Delaware in the Court of Chancery of the State of Delaware or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the matter is the subject of the Proceeding is vested exclusively in the United States federal courts, such Proceeding shall be heard in the United States District Court for the District of Delaware (the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 6.6 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 6.09(b) or that any Governmental Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 6.10(c).
6.10   Assignment.   This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by any of the parties hereto (whether by operation of law or otherwise) except as set forth herein or with the prior written consent of the other parties.
6.11   Third Party Beneficiaries.   Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article II, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement ; provided, however, that Jefferies LLC and its Affiliates shall be deemed third party beneficiaries for the purposes of Article IV..
6.12   Specific Performance.   The parties hereto agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate the transactions contemplated by the Merger Agreement. It is accordingly agreed that (a) the parties hereto will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 6.9 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by the Merger Agreement and without that right, neither the Company nor Parent would have entered into this Agreement.
6.13   Severability.   The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such legal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.
DRAFTKINGS INC.
By:
/s/ Jason Robins

Name:
Jason Robins

Title:
Chief Executive Officer and Chairman

[Signature Page to the Support and Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.
NEW DUKE HOLDCO, INC.
By:
/s/ Paul Liberman

Name:
Paul Liberman

Title:
President and Chief Executive Officer

[Signature Page to the Support and Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.
TILMAN J. FERTITTA
/s/ Tilman J. Fertitta

FERTITTA ENTERTAINMENT, INC.
By:
/s/ Steven L. Scheinthal

Name:
Steven L. Scheinthal

Title:
Executive Vice President and General Counsel

LANDRY’S FERTITTA, LLC
By:
/s/ Steven L. Scheinthal

Name:
Steven L. Scheinthal

Title:
Vice President

GOLDEN LANDRY’S, LLC
By:
/s/ Steven L. Scheinthal

Name:
Steven L. Scheinthal

Title:
Vice President

GOLDEN FERTITTA, LLC
By:
/s/ Steven L. Scheinthal

Name:
Steven L. Scheinthal

Title:
Vice President

[Signature Page to the Support and Registration Rights Agreement]

EXHIBIT A
HOLDERS

EXHIBIT B
FORM OF JOINDER
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Support and Registration Rights Agreement, dated as of August 9, 2021 (the “Support Agreement”) by and among Parent, Holdco and the stockholders of the Company that are party thereto as the same may be amended, supplemented or otherwise modified from time to time. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Holder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Stockholder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.
Date: [•] [•], 20[•]
By:
Name:
Title:
Address for Notices:
With copies to:

Annex E
FORM OF
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
NEW DUKE HOLDCO, INC.
New Duke Holdco, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1.   The name of the Corporation is “New Duke Holdco, Inc.”.
2.   The original articles of incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on August 6, 2021, under the name of New Duke Holdco, Inc. (the “Articles of Incorporation”).
3.   These Amended and Restated Articles of Incorporation of the Corporation, which restates, integrates and further amends the provisions of the Articles of Incorporation of this Corporation (as heretofore amended and/or restated), has been duly adopted by the Corporation’s Board of Directors (as defined below) in accordance with NRS 78.315, NRS 78.380, and NRS 78.403 with and by written consent without a meeting in accordance with Nevada Revised Statutes.
4.   The Articles of Incorporation are hereby amended and restated in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation is DraftKings Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the Corporation’s registered office in the State of Nevada is 112 North Curry Street, Carson City, NV 87903. The name of the Corporation’s resident agent at that address is Corporation Service Company. Either the registered office or the registered agent may be changed in the manner permitted by law.
ARTICLE III
PURPOSE
The purpose for which the Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the laws of the State of Nevada and to exercise any powers permitted to corporations under the laws of the State of Nevada.
ARTICLE IV
CAPITAL STOCK
Section 1. Capital Stock
(a)   Authorized Capital Stock. The total number of shares of capital stock which the Corporation is authorized to issue is 2,100,000,000 shares, of which 900,000,000 shares shall be shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), 900,000,000 shares shall be shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), and 300,000,000 shares shall be shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

(b)   Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock and each class of Common Stock may, without a class vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock, voting together as a single class, unless a separate vote of any such holders is required pursuant to the terms of any certificate of designations for a series of Preferred Stock, irrespective of the provisions of Sections 78.2055 and 78.207 of the Nevada Revised Statutes (the “NRS”) or any successor provision thereof.
(c)   Facts or Events Ascertainable outside of Articles of Incorporation. Any of the voting powers, designations, preferences, limitations, restrictions and relative rights of any class or series of stock of the Corporation may be made dependent upon any fact or event which may be ascertained outside these amended and restated articles of incorporation of the Corporation (as amended, restated, amended and restated, or otherwise modified, these “Amended and Restated Articles”) if the manner in which a fact or event may operate upon the voting powers, designations, preferences, limitations, restrictions and relative rights is stated in these Amended and Restated Articles (including any duly filed certificate of designation relating thereto), all to the full extent permitted by the NRS.
(d)   No Cumulative Voting. Holders of a class or series of capital stock of the Corporation shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not, unless specifically provided in a certificate of designations for such class or series, be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.
Section 2. Preferred Stock.
The board of directors of the Corporation (the “Board of Directors” or the “Board”) is hereby authorized to provide, by resolution or resolutions adopted by such Board of Directors and a certificate of designations filed pursuant to Section 78.1955 of the NRS, for the issuance of Preferred Stock from time to time in one or more classes and/or series, to establish the number of shares of each such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each such class or series, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any of the shares of each such class or series, all to the full extent permitted by Chapter 78 of the NRS, or any successor law(s) of the State of Nevada. Without limiting the generality of the foregoing, the Board of Directors is authorized to provide that shares of a class or series of Preferred Stock:
(a)   are entitled to cumulative, partially cumulative or noncumulative dividends or other distributions payable in cash, capital stock or indebtedness of the Corporation or other property, at such times and in such amounts as are set forth in the certificate of designations establishing such class or series or as are determined in a manner specified in such certificate of designations;
(b)   are entitled to a preference with respect to payment of dividends over one or more other classes and/or series of capital stock of the Corporation;
(c)   are entitled to a preference with respect to any distribution of assets of the Corporation its liquidation, dissolution or winding up over one or more other classes and/or series of capital stock of the Corporation in such amount as is set forth in the certificate of designations establishing such class or series or as is determined in a manner specified in such certificate of designations;
(d)   are redeemable or exchangeable at the option of the Corporation and/or on a mandatory basis for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the resolutions of the Board of Directors establishing such class or series or as are determined in a manner specified in such certificate of designations;
(e)   are entitled to the benefits of such sinking fund, if any, as is required to be established by the Corporation for the redemption and/or purchase of such shares by the resolutions of the Board of Directors establishing such class or series;

(f)   are convertible at the option of the holders thereof into shares of any other class or series of capital stock of the Corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the resolutions of the Board of Directors establishing such class or series or as are determined in a manner specified in such certificate of designations;
(g)   are exchangeable at the option of the holders thereof for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the resolutions of the Board of Directors establishing such class or series or as are determined in a manner specified in such certificate of designations;
(h)   are entitled to such voting rights, if any, as are specified in the resolutions of the Board of Directors establishing such class or series (including, without limiting the generality of the foregoing, the right to elect one or more directors voting alone as a single class or series or together with one or more other classes and/or series of Preferred Stock, if so specified by such certificate of designations) at all times or upon the occurrence of specified events; and
(i)   are subject to restrictions on the issuance of additional shares of Preferred Stock of such class or series or of any other class or series, or on the reissuance of shares of Preferred Stock of such class or series or of any other class or series, or on increases or decreases in the number of authorized shares of Preferred Stock of such class or series or of any other class or series.
Section 3. Common Stock. The holders of shares of Common Stock shall have such rights as are set forth in the NRS and, to the extent permitted thereunder, such additional rights as are set forth below:
(a)   Voting. Except as otherwise expressly provided by these Amended and Restated Articles or as provided by law, the holders of shares of Class A Common Stock and Class B Common Stock shall (i) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent (if action by written consent of the stockholders is not prohibited at such time under these Amended and Restated Articles) of the stockholders of the Corporation; (ii) be entitled to notice of any stockholders’ meeting in accordance with the amended and restated bylaws of the Corporation (as amended, restated, amended and restated, or otherwise modified, the “Bylaws”); and (iii) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Except as otherwise expressly provided herein or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder. Notwithstanding any other provision of these Amended and Restated Articles to the contrary, so long as both shares of Class A Common Stock are outstanding and shares of Class B Common Stock are outstanding, the Corporation shall not amend, alter or repeal any provision of these Amended and Restated Articles so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of either such class of Common Stock, as compared to those of the other class of Common Stock, without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class of Common Stock whose relative rights, preferences, qualifications, limitations or restrictions are adversely affected.
(b)   Class B Common Stock.
(i) Issuance of Additional Shares. From and after the effective time of these Amended and Restated Articles (the “Effective Time”), additional shares of Class B Common Stock may be issued only to, and registered in the name of, (A) Jason Robins (the “Founder”) and (B) any entities, directly or indirectly, wholly-owned by (or in the case of a trust solely for the benefit of) the Founder (including all subsequent successors, assigns and permitted transferees) (collectively, “Permitted Class B Owners”).
(ii) Mandatory Cancellation of Class B Common Stock. All outstanding shares of Class B Common Stock shall (A) automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be canceled for no consideration, and the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation in the event that shares of Class A Common Stock that are then held by the Permitted Class B Owners (including without limitation all shares of Class A Common Stock that are the subject of unvested stock options or other equity awards awarded to the Founder) represent less than 33% of the Base Class A Shares (as defined below); and (B) be subject to cancelation by the Corporation (without consideration) one year after the date that both of the following conditions (the “Trigger Conditions”) apply (the “Founder Termination Anniversary Date”):
(1) the earliest to occur of (a) the Founder’s employment as Chief Executive Officer being terminated for Cause (as defined below) or due to death or Permanent Disability (as defined below) and (b) the Founder resigns (other than for Good Reason (as defined below)) as the Chief Executive Officer of the Corporation; and
(2) either (a) the Founder no longer serves as a member of the Board of Directors or (b) the Founder serves as a member of the Board of Directors, but his service to the Corporation is not his primary business occupation;
provided, however, that if the Founder is reinstated as the Chief Executive Officer of the Corporation or is reelected or appointed to serve as a member of the Board of Directors prior to the Founder Termination Anniversary Date (each, a “Reset Event”), then the shares of Class B Common Stock shall not be cancelled pursuant to this clause (B) unless and until the one-year anniversary of the date that both Trigger Conditions are subsequently met (such date, the “Next Founder Termination Anniversary Date”); provided, further, that in the event of a subsequent Reset Event, the Next Founder Termination Anniversary Date will extend until the one-year anniversary of the date that both Trigger Conditions are subsequently met without a Reset Event occurring prior to such anniversary.
For purposes of this Section 3,
“Base Class A Shares” shall mean the number of shares of Class A Common Stock held by the Permitted Class B Owners equal to (i) the number of issued and outstanding shares of Class A Common Stock held by the Permitted Class B Owners as of immediately following the Effective Time, plus (ii) all shares of Class A Common Stock that are the subject of unvested stock options or other equity awards awarded to the Founder as of immediately following the Effective Time (“Founder Awards”), less (iii) any shares of Class A Common Stock that are subject to Founder Awards that have performance-based vesting conditions that subsequently fail to vest; provided, however, that in the event of any transfer of shares of Class A Common Stock held by the Permitted Class B Owners pursuant to divorce settlement, order or decree or domestic relations settlement, order or decree, if any, the amount of Base Class A Shares determined under this definition shall be reduced by fifty percent (50%) immediately prior to such transfer.
A termination for “Cause” shall occur thirty (30) days after written notice by the Corporation to the Founder of a termination for Cause if the Founder shall have failed to cure or remedy such matter, if curable, within such thirty (30) day period. In the event that the basis for Cause is not curable, then such thirty (30) day cure period shall not be required, and such termination shall be effective on the date the Corporation delivers notice of such termination for Cause. “Cause” shall mean the Corporation’s termination of the Founder’s employment with the Corporation or any of its subsidiaries as a result of: (i) fraud, embezzlement or any willful act of material dishonesty by the Founder in connection with or relating to the Founder’s employment with the Corporation or any of its subsidiaries; (ii) theft or misappropriation of property, information or other assets by the Founder in connection with the Founder’s employment with the Corporation or any of its subsidiaries which results in or could reasonably be expected to result in material loss, damage or injury to the Corporation and its subsidiaries, their goodwill, business or reputation; (iii) the Founder’s conviction, guilty plea, no contest plea, or similar plea for any felony or any crime that results in or could reasonably be expected to result in material loss, damage or injury to the Corporation and its subsidiaries, their goodwill, business or reputation; (iv) the Founder’s use of alcohol or drugs while working that materially interferes with the ability of Founder to perform the Founder’s material duties hereunder; (v) the Founder’s material breach of a material Corporation policy, or material breach of a Corporation policy that results in or could reasonably be expected to result in material loss, damage or injury to the Corporation and its subsidiaries, their goodwill, business or reputation; (vi) the Founder’s material breach of any of his obligations under the employment agreement between the Founder and the Corporation, as in effect from time to time (the “Founder Employment Agreement”); or (vii) the Founder’s repeated insubordination, or refusal (other than as a result of a Permanent Disability or physical or mental illness) to carry out or follow specific reasonable and lawful instructions, duties or assignments given by the Board of Directors which are consistent with Founder’s position with the Corporation; provided, that, for clauses (i) —(vii) above, the Corporation delivers written notice to Founder of the condition giving rise to Cause within ninety (90) days after its initial occurrence. For avoidance of doubt, the Founder being deemed an Unsuitable Person shall not independently constitute Cause (but any circumstances giving rise to the Founder being deemed an Unsuitable Person shall constitute Cause to the extent such circumstances are grounds provided in clauses (i) —(vii) above).
A resignation for “Good Reason” shall occur thirty (30) days after written notice by the Founder to the Corporation of an alleged condition giving rise to a resignation for Good Reason if the Corporation shall have failed to cure or remedy such matter, if curable, within such thirty (30) day period. In the event that the basis for Good Reason is not curable, then such thirty (30) day cure period shall not be required, and such resignation shall be effective on the date the Founder delivers such notice. “Good Reason” shall mean the occurrence of any of the following events, without the express written consent of the Founder: (i) the Corporation’s material breach of any of its obligations under the Founder Employment Agreement; (ii) any material adverse change in the Founder’s duties or authority or responsibilities, or the assignment of duties or responsibilities to the Founder materially inconsistent with his position; (iii) the Founder no longer serving as the Chief Executive Officer of the Corporation; (iv) reduction in the Founder’s annual base salary or annual target bonuses / incentives (other than across-the-board reductions affecting similarly situated senior executives of the Corporation or any of its subsidiaries); (v) the Corporation requires Founder to relocate to a facility or location that increases Founder’s one-way commute by more than thirty-five (35) miles from the location at which Founder was working immediately prior to the required relocation; or (vi) the failure of a successor to the Corporation to assume the Corporation’s obligations under this Agreement; provided, that, for clauses (i) —(vi) above, Founder has given written notice to the Corporation of the condition giving rise to Good Reason within ninety (90) days after its initial occurrence.
“Permanent Disability” shall mean a permanent and total disability such that the Founder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which would reasonably be expected to result in death within twelve (12) months or which has lasted or would reasonably be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner.
(c)   Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding class or series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, the holders of Class A Common Stock shall be entitled, on a per share basis, to such dividends and other distributions of cash, property, shares of capital stock or rights to acquire shares of capital stock of the Corporation as may be declared by the Board of Directors from time to time with respect to Common Stock out of assets or funds of the Corporation legally available therefor. Dividends shall not be declared or paid on the Class B Common Stock and holders of Class B Common Stock shall have no entitlement in respect of dividends thereon.
(d)   Liquidation, Dissolution, etc. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class A Common Stock shall be entitled, pro rata on a per share basis, to all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of Preferred Stock. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class B Common Stock shall not be entitled to any assets of the Corporation of whatever kind available until distribution has first been made to all holders of Class A Common Stock. For purposes of this paragraph, unless otherwise provided with respect to any then outstanding series of Preferred Stock, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, either voluntary or involuntary.
(e)   Subdivision or Combination. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.
(f)   No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
Section 4. Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons (provided that shares of Class B Common Stock may be issued only to, and registered in the name of, the Permitted Class B Owners), and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issuance or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase all or any part of any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.
Section 5. Transfers of Class B Common Stock.
(a)   A holder of Class B Common Stock may not Transfer (as defined below) shares of Class B Common Stock, other than (i) to a Permitted Class B Owner or (ii) upon divorce, as required by settlement, order or decree, or as required by a domestic relations settlement, order or decree (in each case, a “Permitted Transfer”); provided that in each case, the Founder shall be deemed to retain the sole voting power to vote such transferred Class B Common Stock.
For purposes of this Section 5, “Transfer” of a share of Class B Common Stock shall mean, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition, whether direct or indirect, of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise (other than proxy(ies), voting instruction(s) or voting agreement(s) solicited on behalf of the Board of Directors). Notwithstanding the foregoing, the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action independently qualifies as a “Permitted Transfer” at such time shall not be considered a “Transfer” within the meaning of this Article IV.
A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by the transferor, if there occurs any act or circumstance that causes such transfer to not be a Permitted Transfer.
For purposes of this Section 5, “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

(b)   Any purported transfer of shares of Class B Common Stock in violation of this Section 5 shall be null and void. If, notwithstanding the limitations set out in this Section 5, a person shall voluntarily or involuntarily, purportedly become or attempt to become, the purported owner (the “Purported Owner”) of shares of Class B Common Stock in violation of these limitations, then the Purported Owner shall not obtain any rights in and to such shares of Class B Common Stock and the purported transfer shall not be recognized by the Corporation’s transfer agent.
(c)   Upon a determination by the Board of Directors that a person has attempted or is attempting to acquire shares of Class B Common Stock, or has purportedly transferred or acquired shares of Class B Common Stock, in each case in violation of the limitations set out in this Section 5, the Board of Directors may take such action as it deems advisable to refuse to give effect to such attempted or purported transfer or acquisition on the books and records of the Corporation, including without limitation, to institute proceedings to enjoin any such attempted or purported transfer or acquisition, or reverse any entries or records reflecting such attempted or purported transfer or acquisition.
(d)   The Board of Directors shall have all powers necessary to implement the limitations set out in this Section 5, including without limitation, the power to prohibit transfer of any shares of Class B Common Stock in violation thereof.
(e)   All certificates or book-entries representing shares of Class B Common Stock shall bear a legend substantially in the following form (or in such other form as the Board of Directors may determine):
THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK-ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR.
Section 6. Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board of Directors. The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
ARTICLE V
BOARD OF DIRECTORS
Section 1. Powers of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 2. Number of Directors. Subject to the rights, if any, of the holders of any outstanding class or series of Preferred Stock with respect to the election of directors, the number of directors of the Corporation shall be fixed, and may be altered from time to time, exclusively by resolution of the Board of Directors; provided that from and after the time that a Founder beneficially owns less than a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote at an annual or special meeting duly noticed and called in accordance with these Amended and Restated Articles (the “Voting Stock”), such number of directors may be modified by the affirmative vote of the holders of at least two-thirds of the voting power of the Voting Stock.
Section 3. Removal; Vacancies. Subject to the rights, if any, of the holders of any class or series of Preferred Stock then outstanding and the terms and conditions of the Stockholders Agreement, dated as of April 23, 2020, by and among the Corporation and the stockholders named therein (the “Stockholders Agreement”), any individual director, or all of them, may be removed from the Board of Directors by a vote of stockholders representing not less than two-thirds of the voting power of the Voting Stock.
Except as otherwise required by law and subject to the rights, if any, of the holders of any class or series of Preferred Stock then outstanding and the terms and conditions of the Stockholders Agreement, vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors or from any other cause shall be filled by, and only by, a majority of the directors then in office, even though less than a quorum. Any director appointed to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of stockholders and his or her successor is elected and qualified or until his or her earlier resignation or removal.
Section 4. Bylaws. The Board of Directors is expressly authorized to make, alter or repeal the Bylaws. Notwithstanding the foregoing, the Bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of (a) a majority of the voting power of the Voting Stock while the Corporation is under Founder Control and (b) at least two-thirds of the voting power of the Voting Stock from and after the time that the Corporation ceases to be under Founder Control.
For the purposes of these Amended and Restated Articles, “Founder Control” means that shares representing a majority of the voting power of the Voting Stock is beneficially owned by the Founder.
Section 5. Elections of Directors. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws.
ARTICLE VI
MATTERS RELATING TO STOCKHOLDERS
Section 1. Action by Written Consent. Subject to the rights, if any, of the holders of any class or series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation may be effected by an action by written consent in lieu of a meeting with the approval of the holders of outstanding capital stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided that from and after the time that a Founder beneficially owns less than a majority of the voting power of the Voting Stock, no action which is required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting. Any alteration, amendment or repeal of this Section 1, Article VI shall require the affirmative vote of (a) a majority of the voting power of the Voting Stock while the Corporation is under Founder Control and (b) at least two-thirds of the voting power of the Voting Stock from and after the time that the Corporation ceases to be under Founder Control.
Section 2. Special Meeting of Stockholders. Subject to the rights, if any, of the holders of any class or series of Preferred Stock then outstanding, special meetings of stockholders of the Corporation may be called at any time (a) by the chairperson of the Board of Directors or by the chief executive officer of the Corporation upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or by the holders of a majority of the voting power of the Voting Stock while the Corporation is under Founder Control and (b) at such time that the Corporation is not under Founder Control, only by the chairperson of the Board of Directors or by the chief executive officer of the Corporation upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, and may not be called by any other person or persons.
Section 3. Meeting Location. Meetings of stockholders may be held within or outside the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.
ARTICLE VII
LIABILITY
The Corporation is authorized to indemnify and to advance expenses to each current, former or prospective director, officer, employee or agent of the Corporation to the fullest extent permitted by Sections 78.7502 and 78.751 of the NRS, or any successor provision of Nevada law allowing greater indemnification or advancement of expenses. To the fullest extent permitted by Section 78.138 of the NRS or any successor provision of Nevada law, no director or officer shall be personally liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer. No amendment to, or modification or repeal of, this Article VII shall adversely affect any right or protection of a director or of any officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.
ARTICLE VIII
TRANSACTIONS WITH STOCKHOLDERS, DIRECTORS AND OFFICERS
Section 1. Control Share Acquisition Exemption. The Corporation shall not be governed by the control share acquisition provisions of Nevada law, Sections 78.378 through 78.3793 of the NRS or any successor provision, until immediately following the time at which the Founder ceases to beneficially own shares of Common Stock representing at least 15% of the voting power of the Voting Stock, and the Corporation shall thereafter be governed by Sections 78.378 through 78.3793 of the NRS, if and for so long as, Sections 78.378 through 78.3793 of the NRS shall apply to the Corporation.
Section 2. Combinations With Interested Stockholders. The Corporation shall not be governed by the provisions of Sections 78.411 through 78.444 of the NRS, or any successor provision, until immediately following the time at which the Founder ceases to beneficially own shares of Common Stock representing at least 15% of the voting power of the Voting Stock, and the Corporation shall thereafter be governed by Sections 78.411 through 78.444 of the NRS, if and for so long as, Sections 78.411 through 78.444 of the NRS shall apply to the Corporation.
ARTICLE IX
EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the exclusive forum for any or all actions, suits, proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim (each, an “Action”), (a) brought in the name or right of the Corporation or on its behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (c) arising or asserting a claim pursuant to any provision of NRS Chapters 78 or 92A or any provision of these Amended and Restated Articles or the Bylaws; (d) to interpret, apply, enforce or determine the validity of these Amended and Restated Articles or the Bylaws; or (e) asserting a claim governed by the internal affairs doctrine. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such Action, then any other state district court located in the State of Nevada shall be the exclusive forum for such Action. In the event that no state district court in the State of Nevada has jurisdiction over any such Action, then a federal court located within the State of Nevada shall be the exclusive forum for such Action. Any person or entity that acquires any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to all of the provisions of this Article IX.
To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act of 1934, as amended, or the rules and regulations thereunder (the “Exchange Act”) establishes exclusive jurisdiction with the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act.
ARTICLE X
AMENDMENT
Notwithstanding any other provisions of these Amended and Restated Articles or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by the Bylaws or by these Amended and Restated Articles (or by any certificate of designations hereto), any alteration, amendment or repeal of Articles V, VI, VII, VIII, IX, X, XI or XII shall require the affirmative vote of (a) a majority of the voting power of the Voting Stock while the Corporation is under Founder Control and (b) at least two-thirds of the voting power of the Voting Stock from and after the time that the Corporation ceases to be under Founder Control.

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Amended and Restated Articles but only in the manner now or hereafter prescribed in these Amended and Restated Articles, the Bylaws or the NRS, and all rights herein conferred upon stockholders are granted subject to such reservation.
ARTICLE XI
CORPORATE OPPORTUNITIES
In anticipation that the Corporation and the Founder may engage in the same or similar business activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with the Founder (including service of the Founder as a director of the Corporation), the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve the Founder, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. To the fullest extent permitted by law, any person or entity that acquires any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI. Neither the alteration, amendment, addition to or repeal of this Article XI, nor the adoption of any provision of these Amended and Restated Articles (including any certificate of designations relating to any series of Preferred Stock) inconsistent with this Article XI, shall eliminate or reduce the effect of this Article XI in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.
Section 1. Right to Compete. To the fullest extent permitted by the laws of the State of Nevada, (a) the Corporation hereby renounces all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to (i) the Board of Directors or any director, (ii) any stockholder, officer or agent of the Corporation, or (iii) any Affiliate of any person or entity identified in the preceding clauses (i) or (ii), but in each case excluding any such person in his or her capacity as an employee of the Corporation or its subsidiaries; (b) no holder of Class A Common Stock or Class B Common Stock and no director that is not an employee of the Corporation or its subsidiaries will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage or (ii) otherwise competing, directly or indirectly, with the Corporation or any of its subsidiaries; and (c) if any holder of Class A Common Stock or Class B Common Stock or any director that is not an employee of the Corporation or its subsidiaries acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such holder of Class A Common Stock or Class B Common Stock or such director or any of their respective Affiliates, on the one hand, and for the Corporation or its subsidiaries, on the other hand, such holder of Class A Common Stock or Class B Common Stock or director shall have no duty to communicate or offer such transaction or business opportunity to the Corporation or its subsidiaries and such holder of Class A Common Stock or Class B Common Stock or director may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other person or entity. The preceding sentence of this Section 1, Article XI shall not apply to any potential transaction or business opportunity that is expressly offered to a director, who is not an employee of the Corporation or its subsidiaries, solely in his or her capacity as a director.
Section 2. Corporate Opportunities. To the fullest extent permitted by the laws of the State of Nevada, no potential transaction or business opportunity may be deemed to be a potential corporate opportunity of the Corporation or its subsidiaries unless (a) the Corporation and its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with these Amended and Restated Articles, (b) the Corporation and its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity and (c) such transaction or opportunity would be in the same or similar line of business in which the Corporation and its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.
Section 3. Liability. No holder of Class A Common Stock or Class B Common Stock and no director that is not an employee of the Corporation or its subsidiaries will be liable to the Corporation or its subsidiaries or stockholders for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Article XI.
ARTICLE XII
UNSUITABLE PERSONS
Section 1. Finding of Unsuitability.
(a)   The Equity Interests owned or controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) shall be subject to mandatory sale and transfer on the terms and conditions set forth herein on the Transfer Date to either the Corporation or one or more Third Party Transferees and in such number and class(es)/series of Equity Interests as determined by the Board of Directors in good faith (following consultation with reputable outside gaming regulatory counsel) pursuant to a resolution adopted by the unanimous affirmative vote of all of the disinterested members of the Board of Directors; provided that any such sale or transfer shall occur subject to the following and shall not occur (and a Transfer Notice shall not be sent, and the Transfer Date shall be extended accordingly) until the later to occur of: (i) delivery to such Person of a copy of a resolution duly adopted by the unanimous affirmative vote of all of the disinterested members of the Board of Directors at a meeting thereof called and held for the purpose (after providing reasonable notice to such Person and a reasonable opportunity for such Person, together with the counsel of such Person, to be heard before the Board of Directors at such meeting and to provide documents and written arguments to the Board of Directors a reasonable length of time in advance of such meeting), finding that the Board of Directors has determined in good faith (following consultation with reputable outside gaming regulatory counsel) that (A) such Person is an Unsuitable Person, and (B) it is necessary for such Person or an Affiliate of such Person (as applicable) to sell and transfer such number and class(es)/series of Equity Interests in order for the Corporation or any Affiliated Company to: (1) obtain, renew, maintain or prevent the loss, rejection, rescission, suspension, revocation or non-renewal of a material Gaming License; (2) comply in any material respect with a material Gaming Law; (3) ensure that any material Gaming License held or desired in good faith to be held by the Corporation or any Affiliated Company, or the Corporation’s or any Affiliated Company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any material Gaming License held or desired in good faith to be held by the Corporation or any Affiliated Company, is not precluded, delayed, impeded, impaired, threatened or jeopardized in any material respect; or (4) prevent the imposition of any materially burdensome terms or conditions on any material Gaming License held or desired in good faith to be held by the Corporation or any Affiliated Company, and specifying the reasoning for such determinations in reasonable detail, and (ii) conclusion of the arbitration process described below (if applicable); provided, further, that in the event that such Person reasonably believes that any of the above-described determinations by the Board of Directors were not made in good faith and such disagreement cannot be settled amicably by such Person and the Corporation, such disagreement with respect to whether the Board of Director’s determination(s) were made in good faith shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association (“AAA”) rules, by a single independent arbitrator (to be chosen by mutual agreement of the Unsuitable Person and the Corporation, and if the parties are unable to agree, to be chosen as provided in the AAA rules) in an arbitration process that shall take place in Boston, Massachusetts, with each party bearing its own legal fees and expenses, unless otherwise determined by the arbitrator. For the avoidance of doubt, the only question before the arbitrator shall be whether such determinations were made by the Board of Directors in good faith. For the further avoidance of doubt, at the initial meeting described above with respect to whether a Person is an Unsuitable Person, the Board of Directors may defer making any such determination in order to conduct further investigation into the matter, but in connection with any future meeting of the Board of Directors regarding the matter, such Person shall be provided with reasonable notice and a reasonable opportunity for such Person, together with the counsel of such Person, to be heard before the Board of Directors at such meeting and to provide documents and written arguments to the Board of Directors a reasonable length of time in advance of such meeting. Following (x) the Board of Directors determining in good faith (following consultation with reputable outside gaming regulatory counsel) and in accordance with the foregoing (including such determination being made pursuant to a resolution of the Board of Directors adopted by a unanimous affirmative vote of all of the disinterested members of the Board of Directors), that such Person is an Unsuitable Person and it is necessary for such Person or an Affiliate of such Person (as applicable) to sell and transfer a certain number and class(es)/series of Equity Interests for any of the reasons set forth above, and (y) if applicable, the arbitrator determining that such determinations were made in good faith by the Board of Directors, the Corporation shall deliver a Transfer Notice to the Unsuitable Person or its Affiliate(s) (as applicable) and shall purchase and/or cause one or more Third Party Transferees to purchase such number and class(es)/series of Equity Interests determined in good faith by the Board of Directors in accordance with the foregoing and specified in the Transfer Notice on the Transfer Date and for the Purchase Price set forth in the Transfer Notice (which Purchase Price shall be determined in accordance with the definition of Purchase Price in Article I); provided that an Unsuitable Person or its Affiliate(s) (as applicable) shall be permitted, during the forty five (45)-day period commencing on the date of the Transfer Notice (or before a Transfer Notice is formally delivered), to effect and close a disposition of the number and class(es)/series of Equity Interests specified in the Transfer Notice (or a portion of them) to a Person that the Board of Directors determines in good faith (following consultation with reputable outside gaming regulatory counsel) is not an Unsuitable Person, on terms agreed between the Unsuitable Person and such Person (an “Alternate Private Transaction”), it being agreed that in the event that the Board of Directors fails to make a determination in good faith that such Person is not an Unsuitable Person within fifteen (15) days from the date on which the Corporation was presented in writing with the identity of such Person and materials reasonably sufficient to make such determination, then the Unsuitable Person shall be entitled to consummate the Alternate Private Transaction with such Person. In the case of a sale and transfer to the Corporation, from and after the Transfer Date and subject only to the right to receive the Purchase Price for such Equity Interests, such Equity Interests shall, be deemed no longer outstanding and such Unsuitable Person or any Affiliate of such Unsuitable Person shall cease to be a stockholder with respect to such Equity Interests, and all rights of such Unsuitable Person or any Affiliate of such Unsuitable Person therein, other than the right to receive the Purchase Price, shall cease.
(b)   In the case of an Alternate Private Transaction or a transfer to one or more Third Party Transferees otherwise determined by the Board of Directors above, from and after the earlier to occur of: (i) the Transfer Date, in the case of a transfer to one or more such Third Party Transferees, or (ii) consummation of an Alternate Private Transaction, subject only to the right to receive the Purchase Price for such Unsuitable Person’s Equity Securities, all rights and entitlements of the Unsuitable Person or any such Affiliates of an Unsuitable Person as a stockholder of the Corporation shall be terminated, including, without limitation, any such Person shall from such date no longer be entitled to: (i) receive any dividend, payment, distribution or interest with regard to the applicable Equity Interests which has been declared following such date or of which the due payment date according to the applicable declaration is following such date, other than the right to receive the Purchase Price, or (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right (including, without limitation, observer and information rights) conferred by the underlying Equity Interests.
(c)   The closing of a sale and transfer contemplated by clauses (a) and (b) above in this Article XII, other than an Alternate Private Transaction (the “Closing”) shall take place at the principal executive offices of the Corporation or via electronic exchange of documents on the Transfer Date. At the Closing: (i) the Corporation or Third Party Transferee(s) (as applicable), shall deliver the aggregate applicable Purchase Price for the Equity Interests being purchased by each of the foregoing by wire transfer of immediately available funds to the account specified in writing by the Unsuitable Person or an Affiliate of such Unsuitable Person (as applicable) in the case of Third Party Transferees, by unsecured promissory note in the case of the Corporation, or combination of both in the case of the Corporation in such proportion as the Corporation may determine in its sole and absolute discretion and (ii) the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) shall deliver to the Corporation or each such Third Party Transferee (if applicable), such stock powers, assignment instruments and other agreement as are necessary or appropriate to fully convey all right, title and interest in and to the Equity Interests being purchased by each of the foregoing, free and clear of all liens and other encumbrances (other than restrictions on transfer under these Amended and Restated Articles, the Bylaws, the Stockholders Agreement and applicable federal and state securities laws) and to evidence the subordination of any promissory note if and only to the extent required by any debt obligations of the Corporation (and to the minimum extent required pursuant to such subordination arrangement). Such stock powers, assignment instruments and other agreements shall be in a form reasonably acceptable to the Corporation and shall include no representations and warranties other than such representations and warranties as to title and ownership of the Equity Interests being sold, due authorization, execution and delivery of relevant documents by the Unsuitable Person or any such Affiliates of such Unsuitable Person (as applicable), and the enforceability of relevant obligations of such party under the relevant documents). Under any promissory note, an amount equal to one-third of the principal amount and the interest accrued thereon shall be due and payable no later than three (3) months following the Transfer Date, and the remaining principal amount of any such promissory note together with any unpaid interest accrued thereon shall be due and payable no later than one (1) year following the Transfer Date; provided that in the event that the Corporation does not have funds available to make the first payment, the Corporation and the Unsuitable Party agree to negotiate an alternate payment structure (including, without limitation, whether or not the promissory note or payment obligation should be secured by assets of the Corporation) in good faith (except that in the event that the Corporation and the Unsuitable Person are unable to reach an amicable solution as to such alternate payment structure, the original payment schedule and terms set out in first part of this sentence shall remain in force, and the applicable amounts under the promissory note shall be due and payable in accordance with the payment schedule set out above). The unpaid principal of any such promissory note shall bear interest at the rate of five percent (5%) per annum, and such promissory note shall contain such other reasonable and customary terms and conditions as the Corporation reasonably determines necessary or advisable, provided that they do not include any unduly burdensome or unreasonably adverse terms to the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable), it being agreed that such terms may include, without limitation, prepayment at the maker’s option at any time without premium (other than the interest agreed herein) or penalty and subordination if and only to the extent required by any debt obligations of the Corporation (and to the minimum extent required pursuant to such subordination arrangement). The sale and transfer of the applicable Equity Interests shall be effected at the Closing upon delivery of the Purchase Price described in this Section 1(c) without regard to the provision by the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) of the stock powers, assignment instruments and other agreements described above (and subject to their terms described above) and the Corporation may in its sole and absolute discretion execute and deliver such instruments or other documents described above necessary to effect such transfer under such terms (including, without limitation, any stock powers, assignment instruments and other agreements) and deemed by the Corporation in its sole and absolute discretion (acting in good faith) to be necessary or advisable in its name or in the name and on behalf of the Unsuitable Person or any Affiliate of such Unsuitable Person (as applicable) to effect the sale and transfer; provided, however, that the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) shall continue to have the obligation to the Corporation and the Third Party Transferees, as applicable, to provide such stock powers, assignment instruments and other agreements.
(d)   To the extent that a sale and transfer to one or more Third Party Transferees is determined to be invalid or unenforceable for any reason, the Corporation shall be permitted to redeem or repurchase the Equity Interests owned or controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) for the price and under the terms contemplated by this Article XII promptly following any such determination.
Section 2. Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person that owns or controls Equity Interests shall indemnify and hold harmless the Corporation and its Affiliated Companies for any and all losses, costs and expenses, including, without limitation, attorneys’ costs, fees and expenses reasonably incurred by the Corporation and its Affiliated Companies as a result of, or arising out of, such Unsuitable Person’s or Affiliate’s continuing ownership or control of Equity Interests following the Transfer Date in breach of this Article XII, the neglect, refusal or other failure to comply in any material respect with the provisions of this Article XII, or failure to divest itself of any Equity Interests when and in the specific manner required by the Gaming Laws or this Article XII and by acceptance of its Equity Interests any such Unsuitable Person or Affiliate of an Unsuitable Person shall be deemed to have agreed to so indemnify the Corporation.
Section 3. Non-Exclusivity of Rights. The right of the Corporation to purchase or cause to be purchased Equity Interests pursuant to this Article XII shall not be exclusive of any other rights the Corporation may have or hereafter acquire under any agreement, provision of these Amended and Restated Articles or the Bylaws or otherwise. Notwithstanding the provisions of this Article XII, the Corporation, the Unsuitable Person and any of its Affiliates shall have the right to propose that the parties, immediately upon or following the delivery of the Transfer Notice, enter into an agreement or other arrangement (including, without limitation, based on any agreement that may be reached between the applicable Gaming Authority and an Unsuitable Person or its Affiliates in this regard), including, without limitation, a divestiture trust or divestiture plan, which will reduce or terminate an Unsuitable Person’s or its Affiliate’s ownership or control of all or a portion of its Equity Interests over time and, in the event such an agreement or arrangement is reached, the terms of such agreement or arrangement as agreed by the Corporation, such Unsuitable Person and any Affiliates of such Unsuitable Person (including, without limitation, as to the purchase price at which the Equity Interests can be sold) shall apply and prevail over the terms of this Article XII.
Section 4. Further Actions. Nothing contained in this Article XII shall limit the authority of the Corporation to take such other action, to the extent permitted by law, as it deems necessary or advisable (following consultation with reputable outside gaming regulatory counsel) to protect the Corporation or its Affiliated Companies from the denial or threatened denial, loss or threatened loss or material delayed issuance or threatened material delayed issuance of any material Gaming License of the Corporation or any of its Affiliated Companies, provided that any forced disposal of Equity Interests shall be effected only in accordance with the terms of this Article XII. In addition, the Corporation may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations, and procedures of the Corporation to the extent they are not inconsistent with the express provisions of this Article XII for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article XII; provided that the provisions of any such bylaws, regulations and procedures shall not be more adverse in any material respect to the Stockholders (as defined in the Stockholders Agreement) than the provisions of this Article XII. Such procedures and regulations shall be kept on file with the Secretary of the Corporation, the secretary of its Affiliated Companies and with the transfer agent, if any, of the Corporation and any Affiliated Companies, and shall be made available for inspection and, upon reasonable request, mailed to any record holder of Equity Interests. The Board of Directors shall have exclusive authority and power to administer this Article XII and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation, or as may be necessary or advisable in the administration of this Article XII. Subject to the arbitration provisions set forth in Section 1(a) of this Article XII, all such actions which are done or made by the Board of Directors in compliance with the provisions of this Article XII and applicable law shall be final, conclusive and binding on the Corporation and all other Persons; provided, however, the Board of Directors may delegate all or any portion of its duties and powers under this Article XII to a committee of the Board of Directors as it deems necessary or advisable.
Section 5. Legend. The restrictions set forth in this Article XII shall be noted conspicuously on any certificate evidencing Equity Interests in accordance with applicable law in such manner as may be determined by the Corporation in its sole and absolute discretion.
Section 6. Compliance with Gaming Laws. All Persons owning or controlling Equity Interests shall comply with all applicable Gaming Laws which apply to them in their capacity as owners or controllers of the Equity Interests, including, without limitation, any provisions of such Gaming Laws that require such Persons to file applications for Gaming Licenses with, and provide information to, the applicable Gaming Authorities in respect of Gaming Licenses held or desired to be held by the Corporation or any Affiliated Companies, subject to any rights that such Persons may have under such Gaming Laws to seek waivers or similar relief from the applicable Gaming Authorities with respect to such requirements to file applications and provide information. Any transfer of Equity Interests may be subject to the prior approval of the Gaming Authorities and/or the Corporation, and any purported transfer thereof in violation of such requirements shall be void ab initio.
Section 7. Definitions. The purposes of this Article XII, the following definitions apply.
“Affiliate” with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the U.S. Securities and Exchange Commission under the Exchange Act.
“Affiliated Companies” means those partnerships, corporations, limited liability companies, trusts or other entities directly or indirectly controlled by the Corporation including, without limitation, any subsidiary of the Corporation, or intermediary company (as those or similar terms are defined under the Gaming Laws of any applicable Gaming Jurisdictions) controlled by the Corporation, in each case that is registered or licensed under applicable Gaming Laws.

“Equity Interest” means Common Stock or any other equity securities of the Corporation, or securities exchangeable or exercisable for, or convertible into, such other equity securities of the Corporation.
“Gaming” or “Gaming Activities” means the conduct of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, gambling simulcasting facility, card club or other similar enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, inter-casino linked systems and related and associated equipment, supplies and systems.
“Gaming Authorities” means all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for the regulation of Gaming within any Gaming Jurisdiction.
“Gaming Jurisdictions” means all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are or may be lawfully conducted, and in which or from which the Corporation or any of its Affiliated Companies conducts, or reasonably expects to conduct, Gaming Activities which are subject to Gaming Laws.
“Gaming Laws” means all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory, permit and licensing authority over the conduct of Gaming Activities in which the Corporation or any of its Affiliated Companies engages, or the ownership or control of an Interest in any such entity that conducts Gaming Activities, in any Gaming Jurisdiction, all orders, decrees, rules and regulations promulgated thereunder, all written and unwritten policies of the Gaming Authorities with respect to the foregoing and all written and unwritten interpretations by the Gaming Authorities of such laws, statutes, ordinances, orders, decrees, rules, regulations and policies.
“Gaming Licenses” shall mean all licenses, permits, certifications, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers, concessions and entitlements issued by any Gaming Authority necessary for or relating to the conduct of Gaming Activities by the Corporation or any Affiliated Company or the ownership or control by any Person of an Interest in any of the foregoing entities, to the extent that it conducts or reasonably expects in good faith to conduct Gaming Activities.
“Interest” means the capital stock or other securities of the Corporation or any Affiliated Company or any other interest or financial or other stake therein, including, without limitation, the Equity Interests.
“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.
“Purchase Price” means the fair value of the applicable Equity Interests based on the per share value of such Equity Interests as determined by the Board of Directors in good faith (it being agreed that in the case of shares of Class A Common Stock or shares of Preferred Stock of the Corporation that are listed on a national securities exchange, such fair value per share shall be the average of the Volume Weighted Average Share Price of such shares for the twenty (20) consecutive trading days preceding the date on which the Transfer Notice in respect of such Equity Interests is delivered by the Corporation to the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable), if such information is available).
“Third Party Transferees” means one or more third parties determined in accordance with the procedures set forth in Section 1(a) of Article XII of these Amended and Restated Articles to purchase some or all of the Equity Interests to be sold and transferred in accordance with a Transfer Notice and the terms of these Amended and Restated Articles.
“Transfer Date” means the date specified in the Transfer Notice as the date on which the Equity Interests owned or controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) are to be sold and transferred to the Corporation or one or more Third Party Transferees in accordance with Article XII of these Amended and Restated Articles, which date shall be no less forty-six (46) days and no later than seventy-five (75) days after the date of the Transfer Notice.

“Transfer Notice” means a notice of transfer delivered by the Corporation to an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) if the Board of Directors deems it necessary or advisable, to cause such Unsuitable Person’s or Affiliate’s (as applicable) Equity Interests to be sold and transferred pursuant to Article XII of these Amended and Restated Articles. Each Transfer Notice shall set forth (i) the Transfer Date, (ii) the number and class/series of Equity Interests to be sold and transferred, (iii) the Purchase Price with respect to each class/series of such Equity Interests which will be determined in accordance with the terms of Article XII of these Amended and Restated Articles, (iv) the place where any certificates for such Equity Interests shall be surrendered, and (v) any other reasonable requirements of surrender of the Equity Interests imposed in good faith by the Corporation, including, without limitation, how certificates representing such Equity Interests are to be endorsed, if at all.
“Unsuitable Person” means a Person who (i) fails or refuses to file an application (or fails or refuses, as an alternative, to otherwise formally request from the relevant Gaming Authority a waiver or similar relief from filing such application) within thirty (30) days (or such shorter period imposed by any Gaming Authority, including any extensions of that period granted by the relevant Gaming Authority, but in no event more than such original thirty (30) days) after having been requested in writing and in good faith to file an application by the Corporation (based on consultation with reputable outside gaming regulatory counsel), or has withdrawn or requested the withdrawal of a pending application (other than for technical reasons with the intent to promptly file an amended application following such withdrawal), to be found suitable by any Gaming Authority or for any Gaming License, in each case, when such finding of suitability or Gaming License is required by Gaming Laws or Gaming Authorities for the purpose of obtaining a material Gaming License for, or compliance with material Gaming Laws by, the Corporation or any Affiliated Company, (ii) is denied or disqualified from eligibility for any material Gaming License by any Gaming Authority, (iii) is determined by a Gaming Authority in any material Gaming Jurisdiction to be unsuitable to own or control any Equity Interests, or be Affiliated, associated or involved with a Person engaged in Gaming Activities, (iv) is determined by a Gaming Authority to have caused in whole or in part any material Gaming License of the Corporation or any Affiliated Company to be lost, rejected, rescinded, suspended, revoked or not renewed by any Gaming Authority, or to have caused in whole or in part the Corporation or any Affiliated Company to be threatened in writing by any Gaming Authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any material Gaming License (in each of (ii) through (iv) above, only if such denial, disqualification or determination by a Gaming Authority is final and non-appealable), or (v) is reasonably likely to (A) preclude or materially delay, impede, impair, threaten or jeopardize (1) any material Gaming License held or desired in good faith to be held by the Corporation or any Affiliated Company or (2) the Corporation’s or any Affiliated Company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any material Gaming License held or desired in good faith to be held by the Corporation or any Affiliated Company, or (B) cause or otherwise be reasonably likely to result in the imposition of any materially burdensome terms or conditions on any material Gaming License held or desired in good faith to be held by the Corporation or any Affiliated Company.
“Volume Weighted Average Share Price” means the volume-weighted average share price of the Class A Common Stock (or, if applicable, share price of Preferred Stock of the Corporation) as displayed on the Corporation’s page on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day.

IN WITNESS WHEREOF, New Duke Holdco, Inc. has caused this certificate to be signed by [•] its [•], on the [•] day of [•].
NEW DUKE HOLDCO, INC.
By:

Name:
Title:

Annex F
FORM OF
AMENDED AND RESTATED BYLAWS
OF
DRAFTKINGS INC. (the “Corporation”)
ARTICLE I
Stockholders
1.   Annual Meeting.   The annual meeting of stockholders of the Corporation for the election of directors to succeed directors whose terms expire and for the transaction of such other business as may properly come before such meeting shall be held each year at the place, date and time determined by the board of directors of the Corporation (the “Board of Directors” or the “Board”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
2.   Special Meetings.   Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the amended and restated articles of incorporation of the Corporation (as amended, restated, amended and restated, or otherwise modified, the “Articles of Incorporation”). The notice for every special meeting shall state the place (if any), date, hour and purposes of the meeting. Except as otherwise required by law, only the purposes specified in the notice of the special meeting shall be considered or dealt with at such special meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.
3.   Place of Meeting.   Meetings of stockholders may be held at such place, either within or without the State of Nevada, as may be designated in the notice of meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications, including by webcast, in accordance with applicable law. The Board of Directors may also, in its sole discretion, determine that stockholders and proxy holders may attend and participate by means of remote communications in a stockholder meeting held at a designated place. As to any meeting where attendance and participation by remote communications authorized by the Board of Directors in its sole discretion (including any meeting held solely by remote communications), and subject to such guidelines and procedures as the Board of Directors may adopt for any meeting, stockholders and proxy holders not physically present at such meeting of the stockholders shall be entitled to: (i) participate in any meeting of the stockholders; and (ii) be deemed present in person and vote at such meeting of the stockholders whether such meeting is to be held at a designated place or solely by means of remote communications, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communications is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communications, a record of such vote or other action shall be maintained by the Corporation.
4.   Notice of Meetings.   Except as otherwise provided by law or the Articles of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the Nevada Revised Statutes (the “NRS”)) by the stockholder to whom the notice is given, and such notice shall be deemed to be given at the time, if delivered by electronic mail when directed to an electronic mail address at which the stockholder has consented to receive notice, and if delivered by any other form of electronic transmission when directed to the stockholder. Notice of the time, place, if any, and purpose of any meeting of stockholders may be

F-1

waived (i) in writing signed by the person entitled to notice thereof or (ii) by electronic transmission made by the person entitled to notice, either before or after such meeting. Notice will be waived by any stockholder by his or her attendance thereat in person, by remote communications, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. For purposes of these amended and restated bylaws of the Corporation (as amended, restated, amended and restated, or otherwise modified, these “Bylaws”), “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
5.   Quorum.   The holders of a majority of the voting power of all shares of the Corporation’s capital stock issued, outstanding and entitled to vote at a meeting, present in person, by means of remote communications, or represented by proxy, shall constitute a quorum. If, on any issue, voting by the holders of classes or series is required by Chapter 78 or 92A of the NRS, the Articles of Incorporation or these Bylaws, the holders of at least a majority of the voting power, present in person, by means of remote communications, or represented by proxy, within each such class or series is necessary to constitute a quorum of each such class or series. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person, by means of remote communications, or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum.
6.   Adjournments.   Any meeting may be adjourned from time to time by the chairperson of the Board of Directors (the “Chairperson”) or by the vote of the holders of a majority of the votes properly cast upon the question, whether or not a quorum is present, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
7.   Organization.
(a)   Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in the absence of the Chairperson of the Board by the vice chairperson of the Board (the “Vice Chairperson”), if any, or in the absence of the Vice Chairperson of the Board by the chief executive officer of the Corporation (the “Chief Executive Officer”) or the president of the Corporation (the “President”), or in the absence of the Chief Executive Officer and President by a vice president of the Corporation (a “Vice President”), or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The secretary of the Corporation (the “Secretary”) or, in the absence of the Secretary, an assistant secretary of the Corporation (an “Assistant Secretary”) shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.
(b)   The order of business at each such meeting shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the

F-2

affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls, for each item on which a vote is to be taken.
(c)   The chairperson of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.
8.   Voting and Proxies.
(a)   Unless otherwise provided in Chapter 78 of the NRS, the Articles of Incorporation, or the resolution providing for the issuance of preferred stock or series of common stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation (if any such authority is so vested), each stockholder of record, or such stockholder’s duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder’s name at the close of business on the record date. So long as the Articles of Incorporation provide for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.
(b)   All matters at any meeting at which a quorum is present, except the election of directors, shall be decided by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter in question, unless otherwise expressly provided by express provision of the Articles of Incorporation, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter. The election of directors shall be decided by the affirmative vote of the holders of at least a plurality of the votes of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote in an election of directors, unless otherwise expressly provided by the Articles of Incorporation. The stockholders do not have the right to cumulate their votes for the election of directors. The Corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.
(c)   Stockholders may vote either in person or by written proxy or express directly or by written proxy their consent or dissent to a corporate action taken without a meeting. Each such proxy shall be valid until its expiration or revocation in a manner permitted by the laws of the State of Nevada. A proxy may be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient to support an irrevocable power. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.
9.   Stockholder Lists.   The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided that such list shall not be required to contain the electronic mail address or other electronic contact information of any stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the

F-3

meeting, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of electronic communication or if attendance at and participation in the meeting is permitted by means of remote communications, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on or a reasonably acceptable electronic network, and the information required to access such list shall be provided with the notice of the meeting.
10.   Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.
(a)   The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 10 of Article I and the Stockholders Agreement, dated as of April 23, 2020, by and among the Corporation and the stockholders named therein (the “Stockholders Agreement”).
(b)   For any matter to be brought properly before the annual meeting of stockholders, the matter must be (i) specified in the notice of the annual meeting given by or at the direction of the Board of Directors (or a committee thereof), (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors (or a committee thereof) or (iii) brought before the annual meeting by a stockholder who is a stockholder of record of the Corporation on the date the notice provided for in this Section 10 of Article I is delivered to the Secretary of the Corporation, who is entitled to vote at the annual meeting and who complies with the procedures set forth in this Section 10 of Article I.
In addition to any other requirements under applicable law and these Bylaws, even if such matter is already the subject of any notice to the stockholders or public announcement by the Board of Directors, written notice (the “Stockholder Notice”) of any nomination or other proposal must be timely and any proposal, other than a nomination, must constitute a proper matter for stockholder action.
To be timely, the Stockholder Notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year (which, for purposes of the Corporation’s first annual meeting of stockholders after its shares of common stock are first publicly traded, shall be deemed to have occurred on April 28, 2021); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Stockholder Notice shall be given in the manner provided herein by the close of business on the later of (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed.
A Stockholder Notice must contain the following information:
(i)
whether the stockholder is providing the notice at the request of a beneficial holder of shares, whether the stockholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the stockholder or such beneficial holder in the Corporation or the matter the Stockholder Notice relates to, and the details thereof, including the name of such other person (the stockholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”);

(ii)
the name and address of all Interested Persons;

(iii)
a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Corporation or any of its subsidiaries held by all Interested Persons;

F-4

(iv)
whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the Stockholder Notice by or for the benefit of any Interested Person with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof;

(v)
a representation that the stockholder is a holder of record of stock of the Corporation that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the Stockholder Notice;

(vi)
a representation whether any Interested Person, will be or is part of a group that will (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination;

(vii)
a certification regarding whether the Interested Persons have complied with all applicable federal, state and other legal requirements in connection with the acquisition of shares of capital stock or other securities of the Corporation; and

(viii)
any other information relating to such Interested Persons required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.

As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act. The Stockholder Notice shall be supplemented and updated from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than 15 days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date.
Any Stockholder Notice relating to the nomination of directors must also contain:
(i)
the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any successor regulation);

(ii)
each nominee’s signed consent to serve as a director of the Corporation if elected; and

(iii)
whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation).

The Corporation may also require any proposed nominee to furnish such other information, including completion of the Corporation’s directors questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board of Directors under the various rules and standards applicable to the Corporation.
Any Stockholder Notice with respect to a matter other than the nomination of directors must contain (i) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders (and, in the event that such proposal is to amend these Bylaws, the language

F-5

of the proposed amendment) and (ii) a brief written statement of the reasons why such stockholder favors the proposal, including any material interest in such proposal of any Interested Person.
Notwithstanding anything in this Section 10(b) of Article I to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting (which, for purposes of the Corporation’s first annual meeting of stockholders after its shares of common stock are first publicly traded, shall be deemed to have occurred on April 28, 2021), a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed.
(c)   For any matter to be brought properly before a special meeting of stockholders, the matter must be set forth in the Corporation’s notice of the meeting given by or at the direction of the Board of Directors. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of the meeting, if the Stockholder Notice required by Section 10(b) of Article I hereof shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting are publicly announced or disclosed.
(d)   For purposes of this Section 10 of Article I, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.
(e)   Only persons who are nominated in accordance with either the procedures set forth in this Section 10 of Article I or the terms and conditions of the Stockholders Agreement, shall be eligible for election as directors of the Corporation. In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 10 of Article I. This Section 10 of Article I shall not apply to stockholders proposals made pursuant to Rule 14a-8 under the Exchange Act. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over shares of common stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances.
(f)   The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 10 of Article I and, if not so given, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered. Notwithstanding the foregoing provisions of this Section 10 of Article I, if the stockholder or a qualified representative of the stockholder does not appear at the annual or special meeting of stockholders of the Corporation to present any such nomination, or make any such proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
ARTICLE II
Directors
1.   Powers.   The business of the Corporation shall be managed by or under the direction of a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

F-6

2.   Election and Qualification.   The total number of directors constituting the entire Board of Directors shall be fixed in the manner provided in the Articles of Incorporation. Directors need not be stockholders.
3.   Vacancies: Reduction of Board.   Subject to the provisions of the Articles of Incorporation and the terms and conditions of the Stockholders Agreement, a majority of the directors then in office, whether less than a quorum or otherwise, or a sole remaining director, may fill vacancies in the Board of Directors occurring for any reason and newly created directorships resulting from any increase in the authorized number of directors.
4.   Tenure.   Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, directors shall hold office until the next annual meeting of the stockholders and their successors are duly elected and qualified or until their earlier resignation or removal. Any director may resign by delivering his or her written resignation to the Board of Directors or to the Chief Executive Officer, President or Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
5.   Removal.   A director may be removed from the Board of Directors by the stockholders of the Corporation only as provided in the Articles of Incorporation and in accordance with the terms and conditions of the Stockholders Agreement.
6.   Meetings.   Regular meetings of the Board of Directors may be held without notice at such time, date and place (if any) as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called, in writing, by the Chairperson, the Chief Executive Officer, the President, or two or more directors (or the sole director, if applicable), and designating the time, date and place (if any) thereof. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.
7.   Notice of Meetings.   Notice of the time, date and place (if any) of all special meetings of the Board of Directors shall be given to each director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the directors calling the meeting. Notice shall be given to each director in person or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address at least forty-eight (48) hours in advance of the meeting. Notice need not be given to any director if a written waiver of notice is executed by him before or after the meeting, or if communication with such director is unlawful, and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.
8.   Quorum.   At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.
9.   Action at Meeting.   At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law or by the Articles of Incorporation.
10.   Action without a Meeting.   Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or committee thereof may be taken without a meeting if all members of the Board of Directors or committee thereof consent thereto in writing or by electronic transmission, and such writings or electronic transmissions are filed with the records of the meetings of the Board of Directors or committee thereof. Such filing shall be in paper form

F-7

if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a vote of the Board of Directors or committee thereof for all purposes.
11.   Committees.   The Board of Directors, by vote of a majority of the directors then in office, may establish one or more committees, each committee to consist of one or more directors, and may delegate thereto some or all of its powers except those which by law or by the Articles of Incorporation may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these Bylaws for the Board of Directors. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board. The vote of a majority of the members present at a meeting of the committee at the time of such vote if a quorum is then present shall be the act of such committee. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board of Directors may abolish any committee at any time. Each such committee shall report its action to the Board of Directors who shall have power to rescind any action of any committee without retroactive effect.
12.   Compensation.   Directors who are not salaried officers of the Corporation may receive a fixed sum per meeting attended or a fixed annual sum, or both, and such other forms of reasonable compensation as may be determined by resolution of the Board of Directors. All directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Any director may serve the Corporation in any other capacity and receive proper compensation therefor. If the Board of Directors establishes the compensation of directors pursuant to this Section 12, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.
13.   Chairperson.   The Chairperson of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairperson of the Board of Directors shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.
14.   Protection of Confidential Information; Recusal from Meetings.   Each director acknowledges that as part of his or her service to the Corporation, and the exercise of his or her fiduciary duties on behalf of the Corporation, the director may receive confidential information of the Corporation (and its customers, strategic partners, vendors and suppliers). This confidential information includes, without limitation, nonpublic financial information, business and market strategy reports and presentations, pricing information, research and development activities, plans and strategies (including reports and presentations to the Board of Directors), invention disclosures, patentable and unpatentable inventions, technical specifications and information, and other scientific data, laboratory notebooks, unpublished patent or invention disclosures blueprints, biological and chemical compounds and properties, scientific reports, technical specifications and data, whether in hard copy or electronic media. Each director shall not use or disclose such confidential information for any purpose other than to promote and serve the best interests of the Corporation and its stockholders.
ARTICLE III
Officers
1.   Enumeration.   The officers of the Corporation shall consist of a Chief Executive Officer, a President, a treasurer of the Corporation (the “Treasurer”), a Secretary, and such other officers, including one or more Vice Presidents, assistant treasurers (“Assistant Treasurers”) and Assistant Secretaries, as the Board of Directors may determine.
2.   Election.   The Chief Executive Officer, President, Treasurer and Secretary shall be elected by the Board of Directors. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

F-8

3.   Qualification.   No officer need be a stockholder or director. Any two or more offices may be held by the same person.
4.   Tenure.   Except as otherwise provided by the Articles of Incorporation, each of the officers of the Corporation shall hold his or her office until his or her successor is duly elected and qualified or until his earlier resignation or removal. Any officer may resign by delivering his or her written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
5.   Removal.   The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of directors then in office.
6.   Vacancies.   Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.
7.   Chief Executive Officer.   The Board of Directors may elect a Chief Executive Officer who, subject to the direction of the Board of Directors, shall have the ultimate responsibility for the management and control of the business and affairs of the Corporation, and shall perform such other duties and have such other powers which are delegated to him or her by the Board of Directors, these Bylaws or as may be provided by law.
8.   President and Vice Presidents.   The Board of Directors may elect a President who, subject to the direction of the Board of Directors, shall be the chief operating officer of the Corporation and shall have general charge of its business operations. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders or Board of Directors if the President is unable to do so for any reason.
Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers and responsible of and be subject to all the restrictions upon the President.
9.   Treasurer and Assistant Treasurers.   The Board of Directors may elect a Treasurer who, subject to the direction of the Board of Directors, shall have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.
Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.
10.   Secretary and Assistant Secretaries.   The Secretary shall record the proceedings of all meetings of the stockholders and the Board of Directors in books kept for that purpose. In his or her absence from any such meeting an Assistant Secretary, or if he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.
The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation) and shall have such other duties and powers as may be designated from time to time by the Board of Directors, Chief Executive Officer or the President.
Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time designate.
11.   Other Powers and Duties.   Subject to these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board of Directors.

F-9

ARTICLE IV
Capital Stock
1.   Certificates of Stock and Uncertificated Shares.   Unless the Board of Directors has provided by resolution that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares, each stockholder shall be entitled to a certificate of stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Such certificate shall be signed by the Chairperson or Vice Chairperson of the Board of Directors or the Chief Executive Officer, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such signatures may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. The Corporation shall, at the option of the Board of Directors or as otherwise stated in the Articles of Incorporation, be permitted to issue fractional shares.
2.   Record Holders.   Except as may otherwise be required by law, by the Articles of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the Corporation of his or her post office address.
3.   Record Date.   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date on which it is established, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, more than ten (10) days after the date on which the resolution fixing the record date for stockholder consent without a meeting is established, nor more than sixty (60) days prior to any other action. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the Corporation after the record date.
If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
4.   Replacement of Certificates.   In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

F-10

ARTICLE V
Indemnification
1.   Indemnification of Directors and Officers.   The Corporation shall, to the fullest extent permitted by Nevada law, indemnify any person who is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity (each such person, an “Indemnitee”) against expenses, including without limitation attorneys’ fees, costs, expenses, judgments, fines, and amounts paid in settlement (collectively, “Expenses”), actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether or not an action, suit or proceeding by or in the right of the Corporation, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee.
2.   Indemnification Against Expenses.   The Expenses of Indemnitees must be paid or reimbursed by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit, proceeding or claim described in Section 1 of this Article V, to the fullest extent permitted by Nevada law.
3.   Indemnification of Employees and Other Persons.   The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.
4.   Insurance.   The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.
5.   Non-Exclusivity of Indemnification Rights.   The rights of indemnification set out in this Article V shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, these Bylaws, any other agreement with the Corporation, any action taken by the stockholders or disinterested directors of the Corporation, or otherwise. The indemnification provided under this Article V shall inure to the benefit of the heirs, executors, and administrators of an Indemnitee.
6.   Amendment.   The provisions of this Article V may be amended as provided in Article VI; provided, however, no amendment or repeal of such provisions which adversely affects the rights of a director or officer under this Article V with respect to his or her acts or omissions prior to such amendment or repeal, shall apply to him without his or her consent.
ARTICLE VI
Miscellaneous Provisions
1.   Fiscal Year.   Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31st of each year.
2.   Seal.   The Board of Directors shall have power to adopt and alter the seal of the Corporation.
3.   Notices and Waivers Thereof.   Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, whenever by law or under the provisions of the Articles of Incorporation or these Bylaws notice is required to be given to any director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service, addressed to such director or stockholder, at the address of such director or stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail or upon delivery, if given by courier service. Notice to directors or stockholders may also be given by telephone, telegram, facsimile, electronic mail, electronic transmission or similar medium

F-11

of communication or as otherwise may be permitted by these Bylaws. If such notice is delivered to a director or stockholder by electronic mail, such notice shall be deemed given when directed to the electronic mail address provided by such director or stockholder, and if such notice is delivered by any other electronic transmission, such notice shall be deemed given when directed to such director or stockholder.
Whenever any notice is required to be given by law or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the sole and express purpose of objecting, at the time of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
4.   Execution of Instruments.   All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the Corporation in its behalf shall be signed by the Chief Executive Officer, President, Treasurer or Secretary, or by any other officer of the Corporation designated by the Board of Directors or Chief Executive Officer, except as the Board of Directors may generally or in particular cases otherwise determine.
5.   Voting of Securities.   Unless otherwise provided by the Board of Directors, the Chief Executive Officer, President, Treasurer or Secretary may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.
6.   Resident Agent.   The Board of Directors may appoint a resident agent in any jurisdiction upon whom legal process may be served in any action or proceeding against the Corporation.
7.   Corporate Records.   The original or attested copies of the Articles of Incorporation, these Bylaws and the records of all meetings of the incorporator, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent. The books of the Corporation may be kept at such place or places within or without the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in these Bylaws.
8.   Articles of Incorporation.   All references in these Bylaws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the Corporation, as amended and in effect from time to time.
9.   Amendments.   These Bylaws may be amended or repealed or additional bylaws adopted by the stockholders or by the Board of Directors; provided that (a) the Board of Directors may not amend or repeal this Section 9 of Article VI or any provision of these Bylaws which by law, by the Articles of Incorporation or by these Bylaws requires action by the stockholders, and (b) any amendment or repeal of these Bylaws by the Board of Directors and any bylaw adopted by the Board of Directors may be amended or repealed by the stockholders.
10.   Conflicts.   In the event of any conflict between these Bylaws or any stockholders, voting, investor rights or other agreement to which the Corporation and the holders of shares of any class or series of capital stock of the Corporation are a party, then such agreement shall govern. In the event of any conflict between these Bylaws and the Articles of Incorporation, the Articles of Incorporation shall govern.
* * * * * * * * * * * * * * * *
Adopted by the Board of Directors: [•], 202[•].

F-12

Annex G
917-579-4609
August 8, 2021
The Special Committee of the Board of Directors of
Golden Nugget Online Gaming, Inc.
1510 West Loop South
Houston, TX, 77027
Members of the Special Committee:
We understand that Golden Nugget Online Gaming, Inc. (the “Company”) proposes to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated August 8, 2021 (the “Merger Agreement”), by and among the Company, DraftKings Inc. (“Duke”), New Duke Holdco, Inc. (“Holdco”), Duke Merger Sub, Inc. (“Duke Merger Sub”) and Gulf Merger Sub Inc. (“Gulf Merger Sub”), pursuant to which (i) Duke will merge with and into Duke Merger Sub, a wholly owned subsidiary of Holdco, with Duke surviving such merger as a wholly owned subsidiary of Holdco, (ii) the Company will merge with and into Gulf Merger Sub, a wholly owned subsidiary of Holdco, with the Company surviving such merger as a wholly owned subsidiary of Holdco, (iii) each issued and outstanding share of Class A common stock, par value $0.0001 per share, of Duke (the “Duke Class A Common Stock”) (excluding any such shares held in treasury, other than those held by subsidiaries of Duke) will be converted into the right to receive one share of Class A common stock, par value $0.0001 per share, of Holdco (the “Holdco Class A Common Stock”) and each issued and outstanding share of Class B common stock, par value $0.0001 per share, of Duke (the “Duke Class B Common Stock” and, together with the Duke Class A Common Stock, the “Duke Common Stock”) (excluding any such shares held in treasury, other than those held by subsidiaries of Duke) will be converted into the right to receive one share of Class B common stock, par value $0.0001 per share, of Holdco (the “Holdco Class B Common Stock” and, together with the Holdco Class A Common Stock, the “Holdco Common Stock”) and (iv) each issued and outstanding share of Class A common stock, par value $0.0001 per share, of the Company (the “Company Class A Common Stock”) (excluding any Excluded Shares (as defined in the Merger Agreement)) and each issued and outstanding share of Class B common stock, par value $0.0001 per share, of the Company (the “Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”) (excluding any Excluded Shares (as defined in the Merger Agreement)) will be converted into the right to receive 0.365 of a share of Holdco Class A Common Stock (the “Company Merger Consideration”). We further understand that approximately 79.9% of the outstanding voting power of the Company Common Stock is beneficially owned by Mr. Tilman J. Fertitta (“Mr. Fertitta”), and that approximately 9.0% of the Company Class A Common Stock is beneficially owned by Jefferies Financial Group Inc. (“Jefferies” and, together with its affiliates and Mr. Fertitta and his affiliates, the “Excluded Holders”), which has provided certain advice to Mr. Fertitta and his affiliates in connection with the transactions contemplated by the Merger Agreement. We further understand that certain commercial arrangements, transitional service arrangements and intellectual property arrangements (the “Commercial Agreements”), in each case, with affiliates of Mr. Fertitta, are proposed to be entered into in connection with, and are conditions precedent to consummation of, the transactions contemplated by the Merger Agreement. We further understand that the beneficiaries of a tax receivable agreement (the “TRA”) to which the Company is a party have agreed to terminate such agreement for no consideration in connection with the closing of the transactions contemplated by the Merger Agreement.

The terms and conditions of the transactions set forth above (the “Transactions”) are more fully set forth in the Merger Agreement.
The Special Committee of the Board of Directors of the Company (the “Committee”) has asked Spectrum Gaming Capital (“SGC”) to provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Company Merger Consideration to be received by the holders of Company Common Stock, other than the Excluded Holders, is fair, from a financial point of view, to such holders.
In arriving at the opinion set forth below, we have, among other things:
1.
reviewed the Merger Agreement;

2.
reviewed certain publicly available business and financial information relating to the Company and Duke that we deemed to be relevant;

3.
spoken with certain members of the management of the Company and certain of their representatives and advisors regarding the businesses, operations, financial condition and prospects of the Company, the Transactions and related matters;

4.
reviewed financial and operating information with respect to the businesses, operations, financial conditions and prospects of the Company furnished to us by the Committee, including financial projections of the Company prepared by management of the Company;

5.
compared the financial and operating performance of the Company and Duke with that of other companies with publicly traded equity securities that we deemed to be relevant;

6.
reviewed the current and historical market prices for the Company’s and Duke’s publicly traded securities;

7.
conducted a comparison of the financial terms of the Transactions with the financial terms of certain other transactions that we deemed relevant; and

8.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

In preparing this Opinion, we have relied upon and assumed, with your consent, the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by us, without independent verification thereof. We have assumed, with your consent, that the financial analyses, estimates, projections and information provided to us by the Company’s management (“Management”) have been reasonably prepared in accordance with industry practice and represent Management’s best currently available estimates and judgments as to the business and operations and future financial performance of the Company. We assume no responsibility for and express no opinion on any forecasts (including underlying assumptions) or any other financial analyses, estimates and forecasts provided to us by Management. We have further relied, with your consent, upon the assurances of Management that they are not aware of any facts that would make the information provided by them inaccurate, incomplete or misleading.
This Opinion does not address the fairness of the Transactions or any aspect or implication thereof (including the Commercial Agreements or the TRA) to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company (including any holder of warrants to acquire Company Common Stock in their capacities as such), other than the fairness, from a financial point of view, of the Company Merger Consideration to be received by the holders of Company Common Stock, other than the Excluded Holders, to such holders to the extent expressly provided herein. We also express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, or holders of other securities relative to the consideration to be received by the holders of shares of Company Common Stock in the Transactions.
Our Opinion does not address the Company’s underlying business decision to effect the Transactions or the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available with respect to the Company and does not constitute a recommendation to the

Committee, the board of directors of the Company or any stockholder of the Company as to how to vote or act with respect to the Transactions or any other matter. At your direction, we have not been asked to, nor do we, offer any opinion as to any terms of the Merger Agreement or any aspect or implication of the Transactions (including the Commercial Agreements or the TRA), except for the Company Merger Consideration to the extent expressly specified herein. In addition, with your consent, this Opinion does not in any manner address the prices at which the Company Common Stock, the Duke Common Stock or the Holdco Common Stock will trade following consummation of the Transactions or at any time.
In arriving at our Opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving the Company.
We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not conduct a physical inspection of any of the properties or assets of Holdco, the Company or Duke. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of Holdco, the Company or Duke, nor have we been furnished with any such evaluations or appraisals, nor have we evaluated the solvency of Holdco, the Company or Duke or any of their respective subsidiaries under any applicable laws.
We also have assumed, with your consent, that the final executed form of the Merger Agreement will not differ in any material respect from the draft reviewed by us and that the consummation of the Transactions will be effected in accordance with the terms and conditions of the Merger Agreement, without waiver, modification or amendment of any term, condition or agreement in a manner that would be meaningful in any material respect to our financial analyses or Opinion, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise), no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Holdco, the Company or Duke or any of their respective subsidiaries that would be meaningful in any material respect to our financial analyses or Opinion. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Committee and the Company and their respective legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We have not been asked to, nor do we, offer any opinion with respect to any ongoing obligations of Holdco, the Company, Duke, or any of their respective affiliates.
We do not express any opinion as to any tax or other consequences that might result from the Transactions, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals.
Our Opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. This Opinion is provided to the Committee, in its capacity as such, in connection with and for the purposes of their evaluation of the Transactions.
We are acting as financial advisor to the Committee with respect to providing this Opinion and will receive a fee from the Company for our services, which is payable upon the rendering of this Opinion. In addition, the Company has agreed to reimburse us for out-of-pocket expenses and to indemnify us for certain liabilities arising out of the performance of such services (including the rendering of this Opinion). We previously provided a valuation analysis and a fairness opinion to the Company and certain of its affiliates with respect to the Company’s separation from its then-parent company, a company under the control of Mr. Fertitta, and we were paid fees for that work. In addition, we have been retained by an affiliate of Mr. Fertitta for certain strategy consulting services, for which we were paid fees. In the ordinary course of our businesses, we may provide investment banking and other financial services to the Company, Mr. Fertitta and their respective affiliates and may receive compensation for the rendering of these services.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Company Merger Consideration to be received by the holders of Company Common Stock, other than the Excluded Holders, in the Transactions is fair, from a financial point of view, to such holders.
/s/ Robert Heller Robert Heller President and CEO Spectrum Gaming Capital
Fairness Opinion issued under the supervision of Growth Capital Services, member FINRA and SIPC

Annex H
Landry’s Fertitta, LLC
1510 West Loop South
Houston, Texas 77027
November 15, 2021
New Duke Holdco, Inc.
222 Berkeley St.
Boston, MA 02116
Attention: R. Stanton Dodge
E-mail: sdodge@draftkings.com
Re:    Contribution Agreement
Ladies and Gentlemen:
Reference is made to that certain Contribution Agreement, dated as of August 9, 2021 (the “Contribution Agreement”), by and between Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”), and New Duke Holdco, Inc., a Nevada corporation (the “Recipient”). In consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1.
Except as expressly provided herein, all capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Contribution Agreement.

2.
Recital A of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:

“Effective as of the Closing Date, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 9, 2021, by and among the Recipient, Golden Nugget Online Gaming, Inc., a Delaware corporation (“GNOG”), DraftKings Inc., a Nevada corporation (“DraftKings”), Duke Merger Sub, Inc., a Nevada corporation (“Duke Merger Sub”), and Gulf Merger Sub, Inc., a Delaware corporation (“Gulf Merger Sub”), among other things, Gulf Merger Sub will merge with and into GNOG, with GNOG surviving such merger as a wholly owned subsidiary of the Recipient (such merger, the “Gulf Merger”), and Duke Merger Sub will merge with and into DraftKings, with DraftKings surviving such merger as a wholly owned subsidiary of the Recipient (such merger, together with the Gulf Merger, the “Mergers”).”
3.
Recital C of the Contribution Agreement is hereby deleted in its entirety and replaced with the following

“The Parties desire to enter into this Agreement to provide for the contribution of the Subject Interests by LF LLC to the Recipient in exchange for the issuance to LF LLC of shares of Holdco Class A Common Stock (as defined in the Merger Agreement) determined in accordance with Section 2(a) of the Contribution Agreement (collectively, the “Consideration Shares”) on the Closing Date following the consummation of such contribution (the “Transaction”), which Consideration Shares shall also constitute consideration in respect of the shares of Company Class B Common Stock (as defined in the Merger Agreement) held by LF LLC immediately prior to their cancellation (as described in Section 2(a) below), which shares of Company Class B Common Stock are to be cancelled in connection with the Gulf Merger for no additional consideration, notwithstanding Section 2.1 of the Merger Agreement.”
4.
Section 2(a) of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:

“Effective on and as of the Closing Date and on the terms and subject to the conditions set forth herein, LF LLC hereby assigns, transfers and conveys to the Recipient the Subject Interests owned by LF LLC, and the Recipient hereby accepts from LF LLC such Subject Interests, in exchange for the issuance by the Recipient to LF LLC of the Consideration Shares. The number of Consideration Shares to be issued to LF LLC in the Transaction shall represent such number of shares of Holdco Class A Common Stock as LF LLC would have received in the Mergers if LF LLC had caused GNOG Opco to redeem all of the Subject Interests owned by LF LLC in exchange for shares of Company Class A Common Stock (as defined in the Merger Agreement) on a one-for-one basis immediately prior to the Effective Times (as defined in the Merger Agreement) and shall be calculated by multiplying (a) the number of Class B Units (as defined in the Merger Agreement) owned by LF LLC immediately prior to the Effective Times, by (b) the Exchange Ratio (as defined in the Merger Agreement); provided that no fractional shares of Holdco Class A Common Stock shall be issued to LF LLC and in lieu of any such fractional shares LF LLC shall be entitled to an amount in cash in accordance with Section 3.5 of the Merger Agreement. For the avoidance of doubt, notwithstanding Section 2.1 of the Merger Agreement, the shares of outstanding Company Class B Common Stock held by LF LLC immediately prior to the Gulf Effective Time shall be cancelled for no additional consideration prior to and in connection with the Gulf Merger, no shares of Holdco Class A Common Stock shall be issued pursuant to the Merger Agreement in respect of such shares of Company Class B Common Stock, the Consideration Shares issued to LF LLC in the Transaction shall represent the sole and aggregate stock consideration to be received by LF LLC in respect of its Company Class B Common Stock and Class B Units in connection with the Mergers, and LF LLC hereby waives any claim it may have to receive consideration for shares of Company Class B Common Stock arising out of or pursuant to the Merger Agreement.”
5.
This letter agreement shall be considered an amendment and supplement to the Contribution Agreement. This letter agreement shall not constitute an amendment or waiver of any provisions of the Contribution Agreement not expressly referred to herein. Except as expressly amended hereby, the Contribution Agreement is and shall remain in full force and effect in accordance with the terms thereof.

6.
Section 8 of the Contribution Agreement shall apply to this letter agreement mutatis mutandis.

[Signature Page follows]

Please indicate your approval of the terms and conditions of this letter agreement by executing it in the space provided below and returning an executed copy.
Sincerely,
LANDRY’S FERTITTA, LLC
By:
/s/ Steven L. Scheinthal

Name:
Steven L. Scheinthal

Title:
Vice President

Accepted and agreed to as of
the date first above written:
NEW DUKE HOLDCO, INC.
By:
/s/ Faisal Hasan

Name:
Faisal Hasan

Title:
Assistant Secretary

[Signature Page to Contribution Agreement Side Letter]

Annex I
CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[***]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
Master Commercial Agreement
This Master Commercial Agreement (the “Agreement”) is made and entered into as of August 9, 2021 (the “Entry Date”) and shall become effective as of the closing of the transactions contemplated in that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Golden Nugget Online Gaming, Inc., DraftKings Inc., Duke Merger Sub Inc. and Gulf Merger Sub, Inc. (such closing date, the “Effective Date”) as a binding agreement pursuant to which Fertitta Entertainment, Inc. (“FEI”), through itself and its Affiliates and subsidiaries, shall provide multiple sports betting and iGaming assets, intellectual property licenses, and promotional services to Crown Gaming Inc. (“Operator”) and its Affiliates.
Parties:
FEI and Operator are each referred to herein as a “Party” and collectively referred to herein as the “Parties”.
“Person” shall mean any individual, partnership, corporation, limited liability company, association, joint-stock company, trust, joint venture, unincorporated organization or governmental entity.
“Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, and when referring to [***]% FEI-controlled Casino Properties, the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by reason of management authority, by contract, or otherwise. For purposes of this Agreement no Party (or any of its Affiliates) shall be deemed an Affiliate of the other Party (or any of its Affiliates).
For any item to be “mutually-agreed upon”, the Parties agree to act in good faith to reach an agreement on such item.

Online Sports Book and iGaming Market Access:
Golden Nugget Online Gaming, LLC (“GNOG”) has and may acquire additional rights to provide the right to provide online sports books and iGaming offerings in multiple states as set forth in Schedule A (“Existing Online Products”) and holds and may acquire additional rights to hold licenses to operate the same in several other states (the “Licenses”). With respect to its operation of Existing Online Products in New Jersey, and except as provided in this Agreement, GNOG’s operations will be governed by that certain Amended and Restated Online Gaming Operations Agreement, between Golden Nugget Online Gaming, LLC and Golden Nugget Atlantic City, LLC, dated December 29, 2020 (the “Online Gaming Agreement”). For the avoidance of doubt, unless otherwise specified, to the extent there is a conflict between this Agreement and the Online Gaming Agreement, this Agreement shall control. Operator’s obligations to operate the Existing Online Products shall be subject to Operator obtaining all required licenses (which Operator shall use commercially reasonable efforts to obtain) and any of Operator’s third-party contractual commitments.
FEI holds a license in New Jersey which allows for five (5) online gaming operators (“skins”). All five (5) New Jersey skins are being operated by five (5) different operators, including GNOG. FEI, based on a recent law change in Louisiana, will be allowed to obtain an online sports gambling license either for itself or a third party operator.

To the extent applicable law affords FEI the right to obtain additional permits to operate online sports books and iGaming offerings in other states where FEI holds Licenses as further outlined in Schedule A (such new online sports book and iGaming offerings together with the Existing Online Products, the “Online Offerings”), FEI will obtain such additional permits and provide Operator with the ability to operate such Online Offerings. Such ability shall be afforded to Operator on a “first-skin” priority basis in each such applicable state. In connection therewith, and subject to applicable law, FEI will provide Operator with enough skins to operate [***] products simultaneously [***]; however, in the event fewer licenses will allow all [***] such operations to exist simultaneously, then FEI may grant fewer licenses to Operator, but still must grant Operator a sufficient number of licenses to allow all [***] such operations. Operator agrees to act in good faith and use all such licenses in accordance with commercially reasonable standards to maximize Net Gaming Revenue.
In the event, after providing licenses to Operator in accordance with the foregoing paragraph, FEI has remaining skins available to offer to additional sports betting or iGaming operators, FEI shall first provide such licenses to Operator [***].
For clarity, other than for [***] all other licenses offered to Operator by FEI hereunder shall be at Operator’s option, and Operator shall not be obligated to accept any license (i.e. market access) in any state, Operator does not wish to do so, in Operator’s sole discretion. Operator shall notify FEI in writing within [***] from the date on which [***], in such respective state whether Operator will elect to use the license, otherwise FEI may pursue third party commitments pursuant to Schedule A. In the event Operator so elects to use the license, it will be subject to the terms further outlined in Schedule A.

Rewards Program Integration:	The Parties desire to develop unique opportunities and VIP rewards integrations for use by Operator in FEI owned and operated properties, the details of the Parties’ respective obligations for which are further outlined in Schedule B.
Marketing Rights with FEI Brands:	The Parties desire to create unique marketing opportunities for Operator’s player base, using FEI owned and operated properties, the details of the Parties’ respective obligations for which are further outlined in Schedule C.
Houston Rockets Team Assets:	The Parties desire to enter into a team sponsorship agreement between Operator and the professional National Basketball Association team, the Houston Rockets (the “Rockets”), for promotional services and assets, the details of the Parties’ respective obligations for which are further outlined in Schedule D.
Retail Sportsbook Operations:	FEI owns and operates Golden Nugget-branded retail casinos across the United States (the “Casino Properties”). The legal names, DBAs, and addresses of the Casino Properties existing as of the Entry Date are set forth in Exhibit A, attached and incorporated herein by this reference. which may be amended by the Parties from time to time. The Parties desire to construct (and/or rebrand for existing retail sports books) and operate retail sports books at such Casino Properties and the Toyota Center (or its replacement or how such center may be named in the future) in Houston, Texas as further outlined in Schedule E.
Representations and Warranties:	Each Party hereby represents and warrants as to itself that (a) such Party has the authority to enter into this Agreement and to fully perform its obligations hereunder, (b) this Agreement does not and will not conflict with, violate or result in the acceleration or enhancement of any of the

Party’s obligations to any third parties, (c) such Party complies and will continue throughout the Term to comply with all applicable laws and regulations relevant to the its performance of its obligations under this Agreement, including required vendor registrations and gaming approvals, (d) the Party has all necessary rights and authorities to grant the licenses set forth herein, and (e) the Party does not and will not provide goods, services or any benefit to any third party that to that Party’s knowledge operates a gaming enterprise in violation of any applicable law in any country or territory.
FEI further represents and warrants to Operator that FEI or its subsidiaries (i) is the operator of the Casino Properties, (ii) has the right to occupy and possess the Casino Properties either through ownership of land and/or pursuant to long term leases, (iii) has the financial wherewithal to consummate its obligations hereunder, (iv) has the express rights and authorities to bind all its Affiliates and subsidiaries as needed to provide the assets and perform the duties and obligations set forth herein and (v) has all pass-through and licensing rights needed to license, or cause to be licensed, any “Golden Nugget” intellectual property to Operator as required to carry out the purpose and intent of this Agreement.
In the event Golden Nugget Atlantic City, LLC (“GNAC”) receives a [***] in connection with the [***], then FEI will [***]. Operator acknowledges that FEI makes no representation or warranty with respect to [***].
Moreover, other than existing agreements executed prior to the date hereof, under no circumstances shall FEI enter into any third-party agreement that would prevent FEI from providing the rights to Operator hereunder, or materially and negatively impact FEI’s ability to provide, or Operator’s ability to receive and exploit the rights contemplated herein.

Term and Termination:
This Agreement shall be effective as of the Entry Date and shall expire ten (10) years thereafter (the “Initial Term”), provided that Operator shall be entitled to extend the term of this Agreement for up to four (4) additional periods of ten (10) years each (each such period a “Renewal Term”), in Operator’s sole discretion, by giving FEI notice of such extension at least [***] before the end of the Initial Term or any Renewal Term, as applicable. Notwithstanding the foregoing, (i) any agreements or undertakings with respect to [***] shall not expire until [***], in the event applicable; (ii) in the event [***], the Renewal Terms shall reduce from ten (10) years in length to five (5) years, provided additional Renewal Terms may be added by Operator to ensure the Term of the Agreement still reaches fifty (50) years in the event Operator elects to exercise all Renewal Term rights. The Initial Term and any and all Renewal Term(s) together shall be known as the “Term”.
This Agreement may be terminated prior to the scheduled expiration of the Term under the following circumstances:
1.
Either Party may terminate this Agreement in the event:

a.
of the other Party’s bankruptcy;

b.
the other Party has committed a material breach of any of its representations, warranties, covenants, duties, or obligations under this Agreement and has failed to cure such material breach within thirty (30) days after having received a written notice of the breach from the other Party; provided, however, that in the event a breach is curable and cannot be cured within such thirty (30) day period, then the defaulting Party shall be entitled to such additional time (not to exceed thirty (30) days of additional time, for a total of sixty (60) days) as is reasonably required to effectuate a cure as long as the Party has commenced and proceeds to effectuate such a cure; or
c.
the other Party, by the nature of the overall conduct of its Persons (but excluding any Person whose employment or other relationship is terminated by such Party promptly upon knowledge of Unsuitable Person status), becomes an Unsuitable Person or the terminating Party is advised by an applicable Gaming Authority (as defined herein) or similar Person in another jurisdiction in which such Party or its Affiliates owns and/or operates gaming operations that such Party or its Affiliates is in material jeopardy of (A) precluding or materially delaying, impeding, impairing, threatening or jeopardizing any gaming approval of such terminating Party’s or its Affiliates’ application for or impacting the terminating Party’s ability to obtain or retain any gaming approval, or (B) resulting in the imposition of materially burdensome terms and conditions on any gaming approvals, in each case as a result of the other Party’s conduct;

2.
Either Party may terminate any portion (i.e., the bundle of rights and responsibilities relating to a particular business segment or jurisdiction) of this Agreement to the extent a Gaming Authority so requires; provided, that the Parties shall negotiate appropriate changes to the economic and other terms of this Agreement in good faith to reflect the change in scope of this Agreement resulting from any such partial termination; and

3.
Either Party may terminate this Agreement in the event:

a.
applicable laws are overturned, repealed, or amended such that online sports book gaming or retail sports book gaming in general is no longer permitted in the states contemplated hereunder; or

b.
FEI or Operator loses any license or permission required to fulfill its obligations under this Agreement.

4.
Operator may terminate this Agreement and all rights hereunder with [***] prior written notice in the event either (i) [***], and (ii) Operator is involved in a merger, acquisition, change of control, corporate restructuring, sale of all or substantially all of its assets and/or stock, or similar transaction. For clarity, this termination right is for the entire Agreement, together with all ancillary agreements related thereto, including without limitation the GNOG Trademark License and all market access agreements between the Parties, and not any portion hereof.

Notwithstanding the foregoing, in the event Operator’s operations pertaining to a specific Casino Property or other gaming destination property (each a “Business Segment”) hereunder [***], the Parties shall engage in renegotiation discussions concerning the financial terms of such Business Segment, and in the event the Parties cannot reach a mutually agreed upon resolution following good faith negotiations, Operator may terminate the Business Segment from the scope of this Agreement upon

[***] by providing written notice thereof to FEI at least [***] before the end of the Initial Term or any Renewal Term, as applicable.
Regulatory and Compliance:
Each Party shall comply with all applicable laws and regulations applicable to the performance of their obligations hereunder, including with respect to any required approvals, licenses, permits, certifications and registrations. Subject to the indemnity procedures outlined below, each Party will indemnify the other Party for any fines, penalties or other losses of any kind incurred by such other Party arising out of the indemnifying Party’s failure to comply with any laws or regulations.
Each Party (a) shall not engage, retain or employ any Person (i) who is known (or should have been known) by the Party to be, through the exercise of reasonable diligence, an Unsuitable Person, or (ii) who is known (or should have been known) by the Party to be in violation of applicable laws (including applicable gaming laws and suitability standards), and (b) shall comply with applicable laws with respect to any investigation it must conduct with respect to any personnel it employs associated with the Party’s obligations hereunder. For purposes of this Agreement, an “Unsuitable Person” means any Person who: (i) is required to obtain a gaming approval, and fails or refuses to file or has withdrawn or requested the withdrawal of an application to be found suitable by any applicable Gaming Authority or for any gaming approval, (ii) is denied any gaming approval by any Gaming Authority, (iii) is disqualified from eligibility for any gaming approval by a Gaming Authority, (iv) is determined by a Gaming Authority to be unsuitable to be affiliated with a Person engaged in gaming activities in any jurisdiction, (v) causes the other Party or any of its Affiliates to lose or to be threatened with the loss of any gaming approvals, or (vi) is deemed likely, in the sole discretion of the other Party based on verifiable information or information received from the gaming authorities or other reliable sources such as background checks, credit searches and searches of the public records, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any gaming approval of such terminating Party’s or its Affiliates’ application for or ability to obtain or retain any gaming approval, or (B) result in the imposition of materially burdensome terms and conditions on any gaming approval.
Each Party shall cooperate with any governmental entity that has jurisdiction over applicable sports book or iGaming offering activity, including in connection with any request for information or investigation in relation to the activities hereunder. In such event, the Party shall, to the extent legally practicable, promptly give written notice to the other Party of such request or investigation along with providing reasonable details of such inquiry.

Customers / Privacy/Data Security:
[***] Operator shall provide FEI such information solely as necessary to enable FEI to comply with all regulatory requirements, including with respect to “know your customer” and anti-money laundering requirements, exclusion lists and requests from applicable gaming authorities, or as otherwise necessary to perform FEI’s obligations under this Agreement.
Each Party will maintain commercially reasonable information security practices, including in accordance with applicable law, regulations and codes, designed to prevent unauthorized or unlawful access to, or use, disclosure or alteration of Personal Information and any other data owned, stored, used, maintained, controlled and/or processed by on or behalf of [***] (“Security Incident”). In the event of a Security Incident involving Personal Information, Operator or FEI, whichever is the affected Party, will promptly (a) assess the nature and scope of the Security Incident; (b) identify the Personal Information involved; (c) take appropriate steps to contain, control and stop the Security Incident; and (d) notify the other Party, of the Security Incident within forty-eight (48) hours of such discovery, subject to any request by law enforcement or other government agency to withhold such notice pending the completion of an investigation.
During the Term, FEI shall provide Operator sufficient temperature-controlled, industry-standard space at each Casino Property, which shall be substantially adequate for hosting (the “Hosting Space”) the hardware, software and other equipment necessary to operate the skin (collectively, the “DraftKings Equipment”), such buildout to be at Operator’s cost and expense (provided said costs shall be actual and reasonable). Operator shall have the right but not the obligation to use such space. Operator shall acquire, deliver, install, operate, maintain, update and repair the DraftKings Equipment at its own expense. In the event Operator requires any upgrades or improvements to the Hosting Space, including, without limitation, additional lighting, power lines or capacity, telecommunications lines or connections, cooling or structural supports, the Parties will cooperate to design and implement such upgrades in good faith to minimize capital expenditures.
FEI shall provide Operator’s authorized personnel, on an as needed and exclusive basis with respect to the Hosting Space and on an as needed and non-exclusive basis with respect to common walkways, access to the Hosting Space and common walkways and other areas necessary to access, test, and use the Hosting Space. FEI shall protect the DraftKings Equipment and Hosting Space with industry-standard security measures, which shall be at no point lower or less thorough than the security measures FEI uses to protect its own equipment or similar space. FEI shall maintain the environmental systems, power plant, climate, walls and ceiling of the Hosting Space in a commercially reasonable manner. Operator shall maintain the DraftKings Equipment in good operating condition in a manner that does not pose any material threat to the Casino Property or other assets of FEI.
FEI shall cover any standard utility costs associated with the DraftKings Equipment and Hosting Space, including but not limited to electricity and HVAC costs and all costs relating to the security measures for the Equipment and Hosting Space and all environmental systems, power plant, climate, walls and ceiling of the Hosting Space.

Regulatory Policies and Internal Controls:	Each Party shall maintain policies and procedures reasonably designed to ensure compliance with all laws and regulations, including policies that address state regulatory compliance, internal controls, Title 31, anti-money laundering, data privacy and security, suspicious activity reports, know your customer, and consumer transaction reports.
Exclusivity:	[***].
Banking:	Subject to applicable law, Operator will establish, provide, maintain and control the necessary merchant banking services (including acceptance and processing of credit card payments from a reputable and financially responsible party) in order to provide all payment processing services for the participants of the Online Offerings.
Accounts:
The Parties shall cooperate in good faith to ensure compliance with any applicable laws governing any account holding player funds (a “Player Account”), including requirements restricting each customer to only one Player Account for either FEI or Operator, as applicable. The Parties acknowledge that the Player Funds are the property of customers and shall be held for such customer’s benefit unless wagered and lost by such customer.
Prior to the launch date of an applicable Online Offering or retail sports book, the Parties shall discuss in good faith the establishment, ownership and maintenance, in accordance with applicable law, of the requisite separate bank accounts for deposit of all Gross Gaming Revenue generated through operation of the regulated gaming activity and payment of all gaming taxes and fees under this Agreement.

Tax Filings	Unless otherwise required by applicable gaming law, Operator shall be responsible for all tax obligations and similar charges, however designated, that are owed to any governmental entity in respect of money wagered by customers through the Online Offering and the Rockets SB. Unless otherwise required by applicable gaming law, FEI shall be responsible for all tax obligations and similar charges, however designated, that are owed to any governmental entity in respect of money wagered by customers through the Retail SBs.
Statements:
Within thirty (30) days of the end of each calendar month, Operator shall provide FEI with a monthly operating statement relating to the Online Offerings, Rockets Online Offerings and Rockets SB (defined below), and FEI shall provide the same to Operator for the Retail SBs (defined below) (the “Monthly Statement(s)”). Each Monthly Statement shall report the Party’s calculation of applicable gross gaming revenues, net gaming revenues (as applicable pursuant to the applicable schedules below) and amounts due thereunder for the immediately preceding calendar month. Each Monthly Statement will include all necessary detail and supporting documentation reasonably requested by the other Party and be accompanied by the appropriate payment due according to the Monthly Statement.
In the event either Party disputes any amount in a Monthly Statement and provides a written notice of the same containing all details and evidence reasonably required for the other Party to review such dispute within thirty (30) days following the receipt of the applicable Monthly Statement, the Parties will attempt to resolve such dispute in good faith for a period of thirty (30) days. In the event following such resolution period, any matters remain in dispute, the disputing Party may submit such matters to a jointly-selected nationally recognized valuation firm (the “Firm”) acting as expert and not as arbitrator, and the Parties shall use their reasonable best efforts to cause the Firm, within forty-five (45) days immediately following such first thirty (30) day period, to make the final written determination of all matters which remain in dispute that were included in written notice of dispute. The Parties will instruct the Firm to, and the Firm will, make a final determination of the items included in the Monthly Statement (to the extent such amounts are in dispute) solely in accordance with this Agreement. The Parties will instruct the Firm not to, and the Firm will not, assign a value to any item in dispute greater than the greatest value for such item assigned by the disputing Party, on the one hand, or the other Party, on the other hand, or less than the smallest value for such item assigned by the disputing Party, on the one hand, or the other Party, on the other hand. The Parties will also instruct the Firm to, and the Firm will, make its determination based solely on written submissions by the Parties that are in accordance with this Agreement (i.e., not on the basis of an independent review). The fees, costs and expenses of the Firm will be allocated between the Parties in the same proportion that the aggregate amount of the disputed items so submitted to the Firm that is unsuccessfully disputed by such Party (as finally determined by the Firm) bears to the total amount of disputed items submitted. For illustrative purposes only, in the event FEI submits a written notice of dispute for $1,000, and in the event Operator contests only $500 of the amount claimed by FEI, and in the event the Firm ultimately resolves the dispute by awarding FEI $300 of the $500 contested, then the costs and expenses of the Firm will be allocated 60% (i.e., 300/500) to Operator and 40% (i.e., 200/500) to FEI. The determination of a Monthly Statement by the Firm will be final, conclusive and binding upon the Parties hereto and will not be subject to appeal or further review. Following the final determination of any amount in dispute, the Party required to make a payment will make such payment within thirty (30) days thereof. In the event a Party that is owed payment fails to provide written notice of any dispute within such initial thirty (30)-day period, such Party will be deemed to have agreed with the Monthly Statement on a final, conclusive and binding basis and will have no further recourse with regards thereto. The mechanism described here in shall be referred to as the “Dispute Resolution Mechanism.”
Each Party agrees that all reports and Monthly Statements shall conform in all respects to applicable gaming laws.
Each Party shall prepare and maintain (as applicable and in accordance with its then-current accounting practices, systems and procedures) accurate and complete books of accounts relating to the operations of the Online Offerings and retail sports books and each Party’s respective obligations under this Agreement. Subject to any requirements imposed under applicable law, the accounting practices used by each Party to prepare and maintain such books and accounts shall be in conformity with U.S. GAAP consistently applied, and the accounting systems and procedures so used by each Party shall not be inconsistent with applicable law and, at a minimum, shall (a) include an adequate system of internal accounting controls; (b) permit the preparation of financial statements in accordance with U.S. GAAP; and (c) be susceptible to commercially reasonable audit. Each Party agrees that it will use its commercially reasonable efforts to cooperate with, and provide financial information and supporting documentation to, the other Party, all as may be reasonably necessary for such other Party in the preparation of audited financial statements or any tax filing or other report submitted to any governmental entity. Further, the Parties will use commercially reasonable efforts to coordinate the release of any public disclosure regarding the financial results of the Online Offerings and retail sports books hereunder.
Notwithstanding the foregoing, to the extent that a Party is obligated to remit any gaming tax attributable to the other Party’s obligations hereunder,, then other Party shall remit to the tax remitting Party such gaming taxes no later than one business day prior to the due date thereof.

Domain Names:	The Parties shall agree on domain names for use with the Online Offerings. Operator shall have the right to register the agreed domain names; provided that in the event FEI permits the Operator to register GNOG, Golden Nugget, or any translations, adaptations, derivations, or variations thereof as a domain name, Operator acknowledges and agrees that, as between the Parties, all intellectual property rights in such names and marks, including all goodwill, are owned by FEI, and upon termination of this Agreement, Operator shall assign such domain name registrations to FEI. Operator shall be responsible for hosting and maintenance of the domain names, provided FEI shall reasonably assist with any issues relating to Golden Nugget-based intellectual property which may arise during the Term.
Marks and Logos:
Subject to a Party’s prior written approval as to the use of its trademarks, service marks, or logos of such other Party (the “Marks”), and except as may be agreed between the Parties in connection with Rewards Opportunities set forth in Schedule B and a Sponsorship Agreement with the Rockets as provided in Schedule D, [***]. Notwithstanding the foregoing, use by GNOG or Operator of the Golden Nugget Marks (and any translations, adaptations, derivations, or variations thereof) shall be subject to and in accordance with that certain Trademark License Agreement dated December 29, 2020, by and among Golden Nugget, LLC, GNLV, LLC and Golden Nugget Online Gaming, LLC as may be amended from time to time (the “GNOG Trademark License”).
Moreover, all use of the Golden Nugget Marks (and any translations, adaptations, derivations, or variations thereof) by GNOG and the Operator shall be limited to [***], unless mutually agreed to otherwise by the Parties. Operator hereby grants FEI [***]. Subject to the foregoing, each Party reserves all rights in its respective Marks and any other proprietary rights other than the limited licenses expressly granted in this Section. Each Party shall not alter, modify, or change the Marks of the other Party in any way without the other Party’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Each Party shall only use the other Party’s marks in connection with goods and services approved by the other Party, and any goods or services provided by a Party under the other Party’s marks shall be of the same quality as the goods and services of such other Party. The other Party’s use of the Marks does not give such other Party any rights in those materials other than as described in this Agreement. Each Party agrees that, upon termination or expiration of this Agreement, the Party will cease using the Marks of the other Party within thirty (30) days from the effective date of such termination or expiration.
Subject to the limited licenses described in this Agreement, as between Operator and FEI, each Party will exclusively own and control its respective intellectual property. All goodwill that accrues from the licensed use of a Party’s Marks will inure exclusively to the Party that owns the respective Mark. Each Party agrees not to (i) assert any claim of ownership in the intellectual property of the other Party; (ii) contest the validity of, or the other Party’s ownership of, such other Party’s intellectual property (excluding patents); or (iii) at any time, adopt or use, without the other Party’s prior written consent (email being sufficient), any confusingly similar variation of any of such other Party’s Marks. Except as explicitly set forth herein, this Agreement does not confer upon either Party, by implication, operation of law or otherwise, any license or other right to the other Party’s intellectual property. All rights not specifically granted herein are reserved.

Insurance:
(a)
Each Party shall, at its sole cost and expense, prior to taking any action in connection with the performance of this Agreement, procure and thereafter maintain in full force and effect at least the following insurance coverages:

      (i)   workers’ compensation insurance to cover obligations imposed by state statutes having jurisdiction over the Party’s employees and employer’s liability insurance with a minimum limit of the greater of $1,000,000 and the statutory minimum; and
      (ii)   commercial general liability insurance with a combined single limit of $1,000,000, and a $5,000,000 aggregate limit (including applicable umbrella policies except any that may be agreed pursuant to subclause (a)(iii) below), and covering bodily injury, broad form property damage, personal injury, blanket contractual liability, independent contractors, products and completed operations; and
      (iii)   technology errors and omissions / network security insurance and privacy liability insurance (including professional liability insurance or errors and omissions insurance) with a minimum limit of $[***] (provided such insurance may be provided through a combination of primary and excess coverages) and in the event FEI cannot obtain such insurance for less than $[***], FEI shall obtain such insurance at limits as close as possible to those outlined herein.
(b)
All insurance policies described in subsection (a) above must be placed with AM Best, A VII rated companies that are legally permitted to conduct business in the state of operation for such applicable Online Offering or Retail SB (or Rockets SB as the case may be).

(c)
For the liability/casualty coverages above, the insurance coverage shall name the other Party as an additional insured on a primary and non-contributory basis and include an endorsement denying to the insurer rights of subrogation against either Party and their respective Affiliates for the alleged negligence of that Party. All general liability insurance shall be written on an ISO “on occurrence” form. Each Party shall deliver a certificate of insurance evidencing the required coverage and additional insured status required hereunder to the other Party within thirty (30) days as reasonably requested by the other Party. All required insurance policies required hereunder shall provide, and the corresponding certificate of insurance shall reflect, that the insurance coverages shall not be canceled or not renewed without the giving of thirty (30) days’ prior written notice to the additional insured Party.

Indemnification:
(a)
Each Party (the “Indemnifying Party”) shall indemnify, defend, and hold the other Party and the other Party’s Affiliates, and the managers, subsidiaries, officers, directors, shareholders, employees, accountants, attorneys, agents, and successors and assigns of all the foregoing persons and entities (collectively, the “Indemnified Party”) harmless against all liability, obligations, losses, damages, injuries, penalties, fines, claims, suits, costs, actions, expenses, and disbursements (actual or contingent) (including reasonable and documented outside attorneys’ fees, expenses, and costs) (collectively, “Losses”) that the Indemnified Party may suffer or incur from third-party claims to the extent arising as a result of:

      (i)   any breach by the Indemnifying Party (directly or by any of its Affiliates, subsidiaries, or subcontractors) of its representations, warranties,

covenants, or obligations under or pursuant to this Agreement, or any other term or condition contained in this Agreement;
      (ii)   failure of the Indemnifying Party (directly or by any of its Affiliates or subcontractors) to comply with applicable laws, including obtaining and maintaining the required gaming approvals;
      (iii)   in the case of FEI as an Indemnifying Party only, any third-party claim that the FEI-owned or licensed Marks and other intellectual property provided under this Agreement violate the intellectual property rights of such third party;
      (iv)   in the case of Operator as an Indemnifying Party only, any third-party claim that the Operator Marks and other intellectual property provided by Operator under this Agreement violate the intellectual property rights of such third party;
      (v)   in the case of FEI as an Indemnifying Party only, any negligence or misconduct of FEI or FEI’s respective Affiliates, subsidiaries, subcontractors or authorized agents in connection with the operation of the Casino Properties and/or Retail SBs, including but not limited to events involving personal injury, premises liability, the Americans with Disabilities Act or any similar or functionally equivalent state law, dram shop liability, workers’ compensation events, food borne illnesses, contagious disease, employment discrimination claims and sexual harassment claims;
      (vi)   in the case of Operator as an Indemnifying Party only, any negligence or misconduct of Operator or Operator’s respective authorized agents in connection with the operation of the Rockets retail sports book (in the event applicable) or the Online Offerings;
      (vii)   any Security Incident involving Personal Information on the software, systems and/or other online services under the control of Operator or any subcontractor with which it has contracted in connection with its obligations under this Agreement; or
      (viii)   the Indemnifying Party’s gross negligence or willful misconduct.
Notwithstanding the foregoing, nothing set forth in this Agreement will impact any indemnification obligations set forth in the Online Gaming Agreement.
(b)
With regard to indemnification, whenever the Indemnifying Party has an obligation to indemnify an Indemnified Party under this Agreement, the following procedures shall apply:

      (i)   upon obtaining knowledge of any claim or allegation that could give rise to indemnity, the Indemnified Party shall promptly notify the Indemnifying Party in writing of any such claim or allegation; provided, however, the failure or delay to provide such notice shall only limit the Indemnifying Party’s obligations to the extent the Indemnifying Party was prejudiced thereby;
      (ii)   the Indemnified Party shall make no admissions or settlement agreements in relation to such claim or allegation without the Indemnifying Party’s prior written consent (not to be unreasonably withheld, conditioned, or delayed), and so long as the Indemnifying Party has acknowledged its indemnification obligations with respect to such claim or allegation and has not refused to assume its indemnification obligations hereunder with respect to such claim or allegation, in the event an Indemnified Party violates this

Subsection (e)(ii), the Indemnified Party shall have no further right to indemnification hereunder; and
      (iii)   the Indemnifying Party shall have the right to assume the defense of any such claim or allegation with respect to which the Indemnified Party is entitled to indemnification hereunder (a “Claim”). In the event the Indemnifying Party assumes such defense, (a) such defense shall be conducted by counsel selected by the Indemnifying Party and approved by the Indemnified Party, such approval not to be unreasonably withheld, conditioned or delayed (provided that the Indemnified Party’s approval shall not be required with respect to counsel designated by the Indemnifying Party’s insurer); (b) so long as the Indemnifying Party is conducting such defense with reasonable diligence, the Indemnifying Party shall have the right to control said defense and shall not be required to pay the fees or disbursements of any counsel engaged by the Indemnified Party except in the event a material conflict of interest exists between the Indemnified Party and the Indemnifying Party with respect to such Claim or defense; and (c) the Indemnifying Party shall have the right, without the consent of the Indemnified Party, to settle such Claim, but only in the event such settlement involves only the payment of money, the Indemnifying Party pays all amounts due in connection with or by reason of such settlement and, as part thereof, the Indemnified Party is unconditionally and fully released from all liability in respect of such Claim. The Indemnified Party shall have the right to participate in the defense of such Claim being defended by the Indemnifying Party at the expense of the Indemnified Party, but the Indemnifying Party shall have the right to control such defense (other than in the event of a material conflict of interest between the parties with respect to such Claim or defense).
ABSENT FRAUD, GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT, AND EXCEPT FOR (a) VIOLATION OF THE CONFIDENTIALITY OBLIGATIONS HEREUNDER AND (b) THE INDEMNITY OBLIGATIONS SET FORTH ABOVE (EXCLUDING INDEMNITY CLAIMS AGAINST FEI OR ITS AFFILIATES IN CONNECTION WITH THE INTERRUPTION OF ANY OF OPERATOR’S TECHNOLOGY OR EQUIPMENT LOCATED AT A CASINO PROPERTY), IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, SUBSIDIARIES, SUPPLIERS AND LICENSORS OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, MEMBERS AND STOCKHOLDERS BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, PUNITIVE, INCIDENTAL, OR INDIRECT DAMAGES ARISING HEREUNDER, EVEN IN THE EVENT THAT SUCH PARTY, ITS AFFILIATES, SUBSIDIARIES, SUPPLIERS AND LICENSORS OR ANY OF THEIR RESPECTIVE MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, MEMBERS AND STOCKHOLDERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR THE SAKE OF CLARITY, ANY REGULATORY FINE OR PENALTY SHALL NOT BE CONSIDERED A CONSEQUENTIAL, SPECIAL, OR INDIRECT DAMAGE UNDER THIS AGREEMENT.
FURTHERMORE, ABSENT FRAUD, GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT, AND EXCEPT FOR THE EXCEPTIONS IDENTIFIED IN (a) AND (b) IN THE PREVIOUS PARAGRAPH OF THIS SUBSECTION, UNDER NO

CIRCUMSTANCES SHALL THE AGGREGATE MAXIMUM LIABILITY OF EITHER PARTY WITH RESPECT TO THIS AGREEMENT EXCEED [***] DOLLARS.
Audit Rights:	During the Term, and for a period of [***] thereafter, a Party may initiate, at the initiating Party’s expense, once in any [***] period (such that after an audit is performed, the auditing Party may not initiate another audit until [***] following such audit), an independent audit of the books and records of the other Party, to be performed by an accredited third-party auditor in order to verify compliance with this Agreement. The auditing Party shall provide not less than [***] prior written notice of a request for an audit, setting forth the specific kinds of relevant practices, time period, procedures and documentation desired to be audited. Such audit shall be conducted during normal business hours at the audited Party’s applicable property (or such other location to which the Parties may mutually agree) at a mutually agreed upon time period and date. In the event necessary, the Parties shall meet [***] following an audit to attempt to resolve any discrepancies discovered during such audit. Any third party performing an audit must execute a confidentiality agreement in a form that is reasonably acceptable to the Parties prior to providing any such audit services. In the event that an audit reveals any underpayment, overpayment, or overstatement of expenses, then all such undisputed amounts due to a Party shall be paid within [***] after written request therefor. Notwithstanding the foregoing, in the event that an audit reveals a [***] or greater underpayment, overpayment, or overstatement of expenses that exceeds [***], then the audited Party shall reimburse the auditing Party for (i) all undisputed amounts due to the auditing Party, and (ii) all reasonable, documented third-party out-of-pocket costs and expenses of the audit, in each case within [***] after written request therefor. In addition, and notwithstanding the foregoing, in the event a Party is audited and an underpayment of [***] or greater is discovered, the auditing Party shall have the option to perform an additional audit within the next [***] period.
Compliance with Gaming Laws:	This Agreement is subject at all times to all laws, rules, regulations, codes and ordinances relating to the subject matter of this Agreement, including, without limitation, the rules and regulations of all applicable gaming authorities with jurisdiction over the Parties and their respective Affiliates (“Gaming Authorities”). Without limiting the foregoing, a Party and, to the extent subject to the jurisdiction of the relevant Gaming Authorities, any subcontractor utilized by such Party, must not be prohibited by and must otherwise comply with, all rules and regulations promulgated by all Gaming Authorities charged with the regulation and control of the operations of such Party and its Affiliates. In the event either Party or its Affiliate is or becomes required to be licensed by any federal, state, and/or local gaming regulatory agency in connection with such Party’s performance of this Agreement, such Party or such Party’s Affiliate, as may be required by the applicable Gaming Authority, shall secure said licensing at its sole cost and expense, and in the event it fails to become so licensed, or, once licensed, fails to maintain such license as then may be required by the Gaming Authority or fails to continue to be found suitable by the governmental licensing agency, as may then be required by the Gaming Authority, then the other Party may immediately terminate this Agreement to the extent affected thereby provided, however, prior to such termination the terminating Party shall provide the other Party with written notice and [***] to cure such failure.

As a holder of gaming licenses, each Party acknowledges that the other Party is required to adhere to strict laws and regulations regarding vendor and other business relationships or associations. Accordingly, each Party (the “Providing Party”) shall, from time to time, promptly provide the other Party (the “Requesting Party”) with all information reasonably requested by the Requesting Party, its compliance committee or a Gaming Authority with respect to the Providing Party, and its respective Affiliates (including its respective officers, directors and principal shareholders, financial condition, litigation, indictments, criminal proceedings, and the like in which they are or may have been involved, in the event any) (collectively, the “Requested Information”), in order for the Requesting Party or Gaming Authority to determine that the Requested Information does not disclose any fact that might adversely affect, in any manner, any gaming licenses or permits held by the Requesting Party or its Affiliates or the good standing of the Requesting Party or its Affiliates with any gaming commission, board or similar regulatory agency. In the event that (a) a Party fails to provide the Requested Information promptly, (b) information with respect to the Party or its respective Affiliates (whether provided by the Party or obtained through the Requesting Party’s own investigation) discloses facts concerning the other Party or its respective Affiliates, which would conclusively, materially and adversely affect any gaming licenses or permits held by the Requesting Party or the current standing of the Requesting Party or its Affiliates with any Gaming Authority, or (c) any Gaming Authority provides notice to a Requesting Party to cease doing business with the Providing Party, then the Requesting Party shall have the right to suspend performance under or terminate this Agreement to the extent affected immediately upon written notice; provided, however, prior to such suspension or termination the Requesting Party shall provide the Providing Party with written notice and [***] to cure such occurrence which causes the adverse effect referenced above.
Governing Law:	This Agreement shall be governed by and construed in accordance with internal laws of the State of Nevada, without giving effect to the conflict of law provisions thereof, and any disputes arising out of this relationship shall be resolved solely and exclusively in the state or federal courts of Nevada.
General:
This Agreement together with the Merger Agreement, the Company Disclosure Letter, the Exclusivity Agreement, the Support Agreement and the Confidentiality Agreement (in each case as defined in the Merger Agreement) constitutes the entire commercial agreement between the Parties with respect to its subject matter, and it supersedes all prior agreements, representations and understandings, whether express or implied and whether oral or written. The Parties will do or cause to be done and performed all further acts and will execute and deliver all other agreements, resolutions, certificates, instruments and documents as the other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereunder.
Any modification to this Agreement must be in writing signed by an officer or authorized representative of each Party. No waiver of any term or condition hereof shall be effective unless in writing and signed by the authorized representative of the Party against whom such waiver is asserted. Any waiver shall be specifically limited to its terms and shall not be deemed applicable to subsequent like circumstances. The relationship of FEI and Operator established by this Agreement is that of independent contractors, and nothing contained in this Agreement will create or be construed to create any partnership, joint venture, agency, franchise, sales representative, employment or fiduciary relationship between the Parties. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signatures that are transmitted electronically or by facsimile will have the same effect as original signatures. The provisions of this Agreement that would logically be expected to survive the termination or expiration of this Agreement shall survive.
This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided however, that either Party may assign this Agreement without the prior written consent of the other Party to its successor in the event of a merger, acquisition, change of control, corporate restructuring, joint venture or sale, in each case of all or substantially all of its assets and/or stock, or similar transaction, excluding the transaction described in the Merger Agreement. [***].
Neither Party shall be liable for any delay or failure to perform any material obligation under this Agreement, in the event the failure is due to an event of force majeure; provided, however, that a force majeure event shall not suspend the obligation to make any payments due under this Agreement unless such force majeure event materially impacts the ability of a Party to send money through industry-standard banking systems. For the purposes of this paragraph, a force majeure event means an event beyond the reasonable control of one Party, which prevents that Party from complying with any of its obligations under this Agreement, including, but not limited to, third party interventions, termination, loss of or damage to hosting facilities, an act of God or nature (such as, but not limited to fire, explosion, earthquake, drought, tidal wave and floods), war, epidemic, pandemic, hostilities, invasion, revolution, civil war, regulatory policy and legislation, and acts or threats of terrorism. Moreover, in the event one Party is unable to act due to an event of force majeure, the other Party shall be similarly relieved of its obligations until the force majeure event is resolved and both Parties can resume their activities pursuant to this Agreement.
FEI acknowledges that Operator’s Affiliate, DraftKings Inc., has established DK Player Reserve LLC as a legally separate and independent subsidiary for the sole purpose of holding and managing a segregated account restricted to funds owned by DraftKings Inc. fantasy sports players (the “Segregated Account”). The sole purpose of the Segregated Account shall be to hold fantasy sports customer deposits and player winnings. FEI hereby acknowledges and agrees that funds in the Segregated Account shall not be available to pay any of FEI’s claims or to satisfy Operator’s indemnification obligations hereunder. FEI further covenants and agrees that it shall under no circumstances sue or otherwise assert a claim against DK Player Reserve LLC or the funds in the Segregated Account and hereby waives any and all of such claims, which may now or hereafter exist under applicable law.
Confidential Information means information disclosed by each Party to the other Party, including but not limited to the terms and conditions of this Agreement, trade secrets of each Party, any information relating to each Party’s product plans, designs, ideas, concepts, costs, prices, finances, marketing plans, business opportunities, personnel, research, development or know-how and any other technical or business information of each Party and the Monthly Statements. The Confidential Information is provided for the sole purpose of effecting the performance of this Agreement. The receiving Party shall not copy, reproduce, disclose, publish or disseminate any Confidential Information to anyone other than its employees, technical and business consultants, and/or legal and financial advisors (under a duty of confidentiality no less restrictive than the terms hereof whether by pre-existing agreement or relationship) who need to know for business purposes related to this Agreement, and are informed regarding, and agree in writing to act in accordance with, the obligations of non-disclosure imposed by this Agreement. In any event, the receiving Party shall use at least the same degree of care used by it to protect the disclosure, publication or dissemination of its own Confidential Information, but in any case no less than a reasonable degree of care. No disclosure of Confidential Information received may be made unless required by judicial or governmental order, investigation, or inquiry, or otherwise required by law, and the Party to whom such information belongs is given an opportunity to object to such disclosure. The disclosing Party will immediately notify the owner of the Confidential Information of its intent to make any such disclosure, and give the owner an opportunity to object to such disclosure. Each Party expressly agrees to include, maintain, reproduce and perpetuate all notices or markings on all copies of all tangible media comprising each Party’s proprietary or Confidential Information in the manner in which such notices or markings appear on such tangible media or in the manner in which either Party may reasonably request. Confidential Information excludes information (A) in the public domain through no fault of the receiving Party; (B) information already known to the receiving Party; (C) information independently developed by the receiving Party (without reliance on the disclosing Party’s Confidential Information); and (D) information disclosed by a third party to a Party hereunder (provided the third party is not under a known duty of confidentiality to the other Party hereunder). Notwithstanding anything herein or in any other agreement between the Parties to the contrary, Operator may disclose, without any violation of this Agreement or any other agreement between the Parties, (i) the terms and conditions of, or (ii) a copy of this Agreement, in each case to any Gaming Authority or other regulatory body. The obligations of this provision shall survive the expiration or termination of this Agreement for a period of [***].
Each Party agrees that, in the event of any breach of any provision of these confidentiality obligations, the Party disclosing Confidential Information will not have an adequate remedy in money or damages. The Parties therefore agree that, in such event and without limiting any other remedies, the Party disclosing Confidential Information shall be entitled to obtain preliminary and/or permanent injunctive relief against such breach in any court of competent jurisdiction, with the requirement of posting a bond hereby waived to the extent permitted by applicable law. No failure or delay by a party hereto in enforcing any right, power or privilege created hereunder shall operate as an implied waiver thereof, nor shall any single or partial enforcement thereof preclude any other or further enforcement thereof or the enforcement of any other right, power or privilege.
Any notice permitted or required to be given under this Agreement, in order to constitute valid notice under this Agreement, must be in writing and must be delivered by hand or overnight courier (e.g., FedEx, UPS, DHL) to the address of the respective Party provided below. A notice sent by hand delivery or overnight courier shall be deemed given when delivered.

If to Operator:
Mr. Jason Robins
DraftKings Inc.
222 Berkeley St, 5th Floor
Boston, Massachusetts 02116
With a copy (which shall not constitute notice) to:
R. Stanton Dodge-Chief Legal Officer
DraftKings Inc.
222 Berkeley Street, 5th Floor
Boston, Massachusetts 02116
If to FEI:
Mr. Steven L. Scheinthal-General Counsel
Fertitta Entertainment, Inc.
1510 West Loop South
Houston, TX 77027
In this Agreement, except to the extent otherwise provided herein: (i) when a reference is made in this Agreement to a section, such reference is to a section of this Agreement unless otherwise indicated; (ii) the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without being limited to”; (iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; (vi) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vii) any reference to “days” means “calendar days” unless otherwise specified; (viii) in the event a notice is to be given on a specified day, unless otherwise specifically provided herein, it must be given prior to 5:00 p.m., Eastern prevailing time; (ix) references to a Person are also to such Person’s successors and permitted assigns; (x) the use of “or” is not intended to be exclusive unless indicated otherwise; (xi) any reference to “$” and “dollars” is to the lawful money of the United States of America; and (xii) unless otherwise expressly provided herein, any agreement, instrument, statute, rule or regulation defined or referred to herein or in any agreement or instrument defined or referred to herein means such agreement, instrument, statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, rules and regulations) by succession of comparable successor statutes, rules and regulations. Except where the context otherwise requires: (i) words denoting the singular include the plural and vice versa; (ii) words denoting any one gender include all genders; and (iii) words denoting persons include partnerships, corporations, and limited liability companies and vice versa. References to this Agreement shall include the preamble, all recitals and all schedules and exhibits, which are incorporated by reference into this Agreement.
Each Party agrees that neither it nor any of its officers, directors, employees, agents and Affiliates will, and it will cause each of its officers,

directors, employees, agents and Affiliates not to make, express, transmit, speak, write, verbalize or otherwise communicate any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that is reasonably be construed to be defamatory, derogatory and/or critical of, or materially negative toward, the other Party hereto or any of its directors, officers, Affiliates, subsidiaries, employees, agents or representatives. The Parties acknowledge and agree that employees of each party whose role is journalistic in nature shall not be prohibited from any news reporting activities by virtue of this section. Moreover, the Parties recognize further that nothing hereunder shall be constructed to limit each Party to perform its respective obligations. In the event any term of this Agreement is to any extent illegal, otherwise invalid, or incapable of being enforced, such term shall be excluded to the extent of such invalidity or unenforceability; all other terms hereof shall remain in full force and effect; and, to the extent permitted and possible, the invalid or unenforceable term shall be deemed replaced by a term that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term. In the event application of this severability provision should materially and adversely affect the economic substance of the transactions contemplated hereby, the Party adversely impacted shall be entitled to compensation for such adverse impact, provided the reason for the invalidity or unenforceability of a term is not due to willful misconduct by the Party seeking such compensation.
The Parties and the Parties’ respective counsel have participated jointly in the negotiation and drafting of this Agreement. Each of the Parties acknowledges that it is sophisticated in business matters of the type contemplated hereby and has been advised by experienced counsel and, to the extent it has deemed necessary, other advisers in connection with the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as though drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
In the event either Party requests that the other Party and/or its applicable Affiliate(s) enter into a separate written agreement with respect to any assets, licenses or services provided for herein, the Parties shall cooperate in good faith to memorialize the same, consistent with the terms of this Agreement.1 Notwithstanding anything to the contrary set forth herein, each Party acknowledges and agrees that this Agreement is subject to applicable gaming laws and may be subject to the approval of the applicable gaming authorities. The remedies provided for in this Agreement shall be cumulative with all other remedies at law or in equity.

[Signature page follows.]
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their authorized representatives as of the date listed above.
Crown Gaming Inc.	Fertitta Entertainment, Inc.
/s/ Paul Liberman Name: Paul Liberman Title: President and Chief Executive Officer	/s/ Steven L. Scheinthal Name: Steven L. Scheinthal Title: EVP & GC
[Signature page to Master Commercial Agreement by and between Fertitta Entertainment, Inc. and
Crown Gaming Inc.]

SCHEDULE A
ONLINE GAMING AND SPORTS BETTING SERVICES
Online Sports Book Market Access:
As of the Entry Date, FEI has market access to online gaming in New Jersey (in accordance with the Online Gaming Operations Agreement) and online sports gambling in Louisiana and Nevada. With respect to any additional jurisdiction that grants an online gaming License to FEI or any of its Affiliates, FEI, or one of its Affiliates will enter into an agreement with Operator to provide market access for sports betting, online gaming or both, as further described below but subject to Operator’s prior third party commitments and Operator obtaining all licensing and regulatory approvals.
In the event, after the Entry Date, (a) FEI (i) builds any new casino in a state that affords FEI new online gaming market access, or (ii) makes an acquisition of a casino property that affords FEI new online gaming market access, or (b) Casino Properties in existing states that, as of the Entry Date, have not yet passed sports betting or iGaming laws become eligible for market access through the passage of such laws; FEI shall similarly provide market access to Operator in such new markets, and Operator shall have the option to accept such market access as provided in Section Online Sports Book and iGaming Market Access, and as further detailed in this Schedule A.
In addition, FEI agrees to make commercially reasonable efforts [***] but including utilizing all available opt-outs and termination rights in current third-party contracts that prohibit FEI from offering market access to Operator as of the Entry Date of this Agreement (“Prior Commitments”), in order to provide market access to Operator in as many states as possible. In the event FEI is able to provide market access to Operator, but Operator has its own contractual commitments that preclude Operator from entering into such market access agreement with FEI, FEI shall not enter into a market access agreement with any third party which would prevent FEI from performing its obligations hereunder unless the expiration date of such third-party agreement aligns with the expiration dates of Operator’s respective contractual commitments so that Operator may obtain market access from FEI in such state promptly once Operator’s prior contractual commitments have expired. Notwithstanding the foregoing, after [***] Operator shall pay FEI an amount equal to [***].
For clarity, FEI shall not enter into any arrangement or transaction after the Entry Date that would interfere or conflict with, preclude or make impracticable, any required market access hereunder (including entering into any third-party contractual commitment that would constitute a Prior Commitment) aside from the commitments outlined pursuant to this Schedule A.
In regard to the Golden Nugget brand, Operator agrees that it must utilize an FEI Casino Property (i.e., at least [***]% FEI-controlled) skin for the Golden Nugget-branded Online Offering, unless mutually agreed to otherwise by the Parties, provided there is an [***]% FEI-controlled Casino Property in the relevant jurisdiction. Any future acquired Casino Property with a prior commitment shall be treated as provided here and above.
For clarity, in the event the Rockets are afforded online gaming market access via applicable law, subject to Operator obtaining all gaming approvals, the Rockets shall provide Operator with market access, and operator shall be obligated to operate an Online Offering, and the Rockets shall receive a monthly fee of [***] of iGaming NGR (as defined below) and [***] of online sports book NGR generated form such operation (or the handle equivalents in the event required due to NBA Rules (as defined below), subject to a [***] annual minimum guarantee for each of the first [***] operating, years. [***].
Notwithstanding anything in the Agreement to the contrary, if the Rockets are afforded online gaming market access via applicable law, Operator shall be obligated to operate an Online Offering pursuant to a license provided by the Rockets; provided, however, in the event a prior third-party commitment prevents Operator from operating the Rockets Online Offering, Operator shall have the right to operate the Rockets Game Offering under the Golden Nugget brand, under the same financial terms outlined in the paragraph prior, [***].
Operator may terminate any market access agreement for a particular state with [***] notice in the event Operator is able to directly obtain a license from an applicable state, without the need for a business contract or partnership with a land-based casino or team in such state; provided, however, such termination shall not relieve Operator of the MG (defined below) in the event such Online Offering is Golden Nugget-branded.

Operator Obligations:
Operator will, [***], host, manage, control and administer the Online Offerings within the applicable states in accordance with all applicable laws, including those applicable to an interactive sports wagering operator licensee under state gaming laws and all regulations promulgated thereunder from time to time, and pursuant to the terms and conditions of this Agreement.
Operator shall administer and have ultimate and full responsibility for any and all aspects of the Online Offerings, including (i) development and operation, (ii) maintenance and enhancements, (iii) providing and maintaining any websites and domains, (iv) determining the features and functionality, (v) marketing and promotion, (vi) day-to-day management of the player network, including verification checks, fraud and collusion monitoring and control (at both an account and player level) as well as all compliance functions, (vii) management of player payout, loyalty programs and player-related costs, (viii) providing the payment processing system and services, and (ix) customer service functions, including customer service support and resolution of any player disputes (collectively, the “Operator Obligations”). The Operator Obligations will be performed in accordance with industry standard practices and the terms and conditions of this Agreement.

Revenue Share:
Operator will pay FEI a monthly fee equal to either (i) a percent of Net Gaming Revenue/NGR (as defined below) pursuant to clause (1) below, or (ii) a brand royalty fee (“Brand Royalty Fee”) pursuant to clauses (2) and (3) below, in each case payable [***] in accordance with the following:
1.
In the event Operator operates the Online Offering utilizing a License that is granted to a [***] or greater FEI-controlled property, Operator shall pay FEI a [***] fee of [***] of iGaming NGR and [***] of online sports book NGR.

2.
In the event Operator operates the Online Offering with a License obtained from a third-party and pays that third—party a [***] market access fee of at least [***] of iGaming NGR, Operator shall pay FEI [***] of NGR produced by the Online Offering in such state; provided, that such Online Offering is a “Golden Nugget”-branded

Online Offering (“3rd Party Market Access States”).
3.
In the event Operator operates the Online Offering via a direct License with the state or state’s gaming board, Operator shall pay FEI [***] of NGR produced by the Online Offering in such state; provided that such Online Offering is a “Golden Nugget”-branded online offering (“Direct Market States”).

4.
For clarity, in the event the primary branding is “DraftKings”-branded, any use of the “Golden Nugget” brand for promotional sale purposes only shall not trigger the payment of a Brand Royalty Fee.

For clarity, no fee of any kind shall be owed to FEI in 3rd Party Market Access States or Direct Market States in the event such Online Offerings are not “Golden Nugget”-branded Online Offerings and in no event will Operator be required to pay more than [***] of NGR in the aggregate in respect of any one [***].
In addition, in the event Operator has market access and launches an iGaming Online Offering in such state in connection with this Agreement, FEI shall be entitled to a minimum guarantee (“MG”) in the aggregate across all operating iGaming Online Offering states, beginning in the [***] year following the “Launch Date” (i.e. the acceptance of the first bet or wager by a member of the general public) of the first iGaming Online Offering under this Agreement. The MG shall be calculated as the lesser of:
1.
[***] (provided this amount shall be [***] beginning in the [***] year after the Launch Date of the first iGaming Online Offering; and

2.
An amount equal to [***].

For clarity, all NGR or Brand Royalty Fee amounts received by FEI for such operating iGaming Game Offerings in the aggregate across such applicable states shall count towards the MG commitment, and [***].
“Gaming Taxes” means any state gaming taxes or any federal taxes (including excise taxes) on gaming revenues levied by a governmental entity as specified in the gaming laws or other applicable laws.
“Gross Gaming Revenue” means, for any period of determination, [***].
“Net Gaming Revenue” or “NGR” means [***].
“Player Incentives” means [***].
“Processing Fees” means [***].
“Sports League Fees” means [***].

Costs:
[***] shall be responsible for [***] costs and expenses associated with establishment, administration and maintenance of the Online Offering, including without limitation: (i) all applicable fees for [***] to maintain, preserve and/or obtain (including renewals) all gaming and other regulatory approvals required to perform [***] obligations, including any license that may be required by the applicable state for performance by [***] thereof, (ii) [***] and (iii) [***].

SCHEDULE B
REWARDS OPPORTUNITIES
Rewards Opportunities:
FEI will agree to work with Operator in good faith to design a program, mutually agreed to by the parties, to allow [***] (the foregoing the “Rewards Discounts”). FEI agrees that the intent of the program is to [***]. Furthermore, at Operator’s request, FEI shall provide [***]. For Operator’s [***], FEI agrees to work with Operator in good faith to design a program at select FEI properties, based on reasonable and customary limitations, to provide [***]. The Parties agree to use mutually agreed upon workarounds or temporary solutions to most efficiently integrate rewards programs while the technological capabilities are being constructed. Operator agrees in good faith to [***] in connection with the above designed [***] programs.
The Parties shall discuss a mutually agreed upon [***] to be determined and [***] for such Rewards Discounts.
In addition to the Rewards Discounts, Operator shall also be able to [***] at a discounted rate [***], said rate to be mutually agreed upon by the Parties negotiating in good faith.
The Parties shall comply with all applicable data privacy and security laws in furtherance of the foregoing, and shall sign standardized data attestation forms to ensure compliance with all applicable laws in the event needed for such transfer.
For example purposes only, and not limited to the foregoing, rewards may include assets such as [***].

SCHEDULE C
MARKETING OPPORTUNITIES
Marketing Opportunities:
FEI will agree to market on behalf of Operator to Golden Nugget 24K Select Club (“24K”), Landry’s Select Club (“LSC”), and the Landry’s Restaurants email databases, subject to the limitations provided below and as more fully detailed below. All marketing materials provided by Operator and distributed by FEI pursuant to this Schedule C shall be [***].
Moreover, FEI shall provide Operator the ability to utilize on-premises marketing at Casino Properties and at select bars and restaurants owned or operated by FEI or any of its Affiliates, the details of which shall be mutually agreed upon by the Parties, subject to the limitations provided below and as more fully detailed below FEI shall additionally provide Operator with the marketing assets listed below (the “Marketing Assets”) throughout the Term, in at least the thresholds provided below (provided Operator may reasonably request additional Marketing Asset delivery throughout the Term, subject to FEI’s consent, not to be unreasonably withheld, conditioned, or delayed) in each applicable state, provided that in the event FEI’s then-current technology does not allow for any of the following Marketing Assets, FEI will provide such Marketing Assets as soon as technologically able, provided FEI shall use commercially reasonable efforts to reach technologically able status, and the Parties shall use commercially reasonable efforts to be technologically able (provided the Parties shall use mutually agreed upon workarounds or alternatives in the event technology is not yet ready). [***].
Database Marketing Assets:
i.
For the 24K database, Operator’s rights shall be limited to customers in jurisdictions in which online gambling is legal and in states bordering such jurisdictions, provided in the event messaging cannot be geo-targeted, said messaging shall still be delivered:

•
[***] including offer messaging, call to action, and a direct link to Operator’s desired product

•
[***] including offer messaging, call to action, and a direct link to Operator’s desired product

•
[***] (less those who have opted out) including offer messaging, call to action, and a direct link to Operator’s desired product

•
[***] including offer messaging, call to action, and a direct link to Operator’s desired product

•
[***], at Operator’s sole cost and expense, [***] including offer messaging, call to action, and a direct link to Operator’s desired product

•
[***], at Operator’s sole cost and expense, [***] including offer messaging, call to action, and a direct link to Operator’s desired product

•
Within [***] of the opening of a Retail SB at any Casino Property, the Parties mutually agree to [***]

•
[***]

•
Operator may, at its sole cost and expense, have access to [***] as desired in accordance with industry-standards

ii.
For the LSC database, FEI will agree to market on behalf of Operator to FEI customers in jurisdictions in which online gambling is legal and in states bordering such jurisdictions, provided in the event messaging cannot be geo-targeted, said messaging shall still be delivered:

•
[***] including offer messaging, call to action, and a direct link to Operator’s desired product

•
[***] including offer messaging, call to action, and a direct link to Operator’s desired product

•
[***] including offer messaging, call to action, and a direct link to Operator’s desired product

•
[***], at Operator’s sole cost and expense, [***] including offer messaging, call to action, and a direct link to Operator’s desired product

•
[***]

•
Operator may, at its sole cost and expense, have access to [***] as desired in accordance with industry-standards.

On-premises Marketing Assets:
i.
In the Casino Properties, FEI agrees to market on behalf of Operator the following assets, the number, frequency and marketing material which shall be mutually agreed upon:

•
[***]

•
Mutually agreed upon [***]

•
Co-developed [***] programs

The Parties shall engage in express programs whereby [***]. Subject to Operator’s standard affiliate agreement terms and conditions, Operator shall pay FEI a mutually agreed upon [***]. Operator shall contract directly with FEI with regards to such an arrangement.
Subject to the consent of FEI, not to be unreasonably withheld, conditioned, or delayed, and acting in good faith, FEI agrees that it will market on behalf of Operator certain [***] (eligible [***] to be determined at FEI’s sole discretion following good faith consultation with Operator), such marketing material to be mutually agreed upon and in keeping with the nature, brand and customer base of each of the respective [***]. Moreover, the Parties agree to explore other opportunities to [***].
FEI shall bear the cost of all Marketing Assets unless otherwise noted herein. Operator shall bear the cost of [***] in connection with Operator’s rights hereunder, as well as [***]. For clarity, Operator shall not be required to pay [***].
Notwithstanding the foregoing, the Parties will consult on a periodic basis regarding [***], and work in good faith to improve the communications outlined hereunder, and shall not market to consumers who have affirmatively opted out of such communications. FEI shall have the right to prohibit or limit [***] which, in FEI’s reasonable opinion, are not appropriate venues for marketing. By way of example, it is not in FEI’s opinion appropriate for [***].

SCHEDULE D
ROCKETS SPONSORSHIP AGREEMENT
Sponsor Parties:
Operator’s brands (to be leveraged at Operator’s discretion subject to NBA Rules):
•
[***]

Additional brands in the business categories as mutually agreed upon (including, but not limited to, brands associated with Operator’s content platforms)
Exclusivity does not include any current or future [***]

Term:	Term: Matches Master Commercial Agreement
Contract Price:	Total: [***] (the “Fee”) • Effective beginning [***]. [***]
General:	The Rockets shall agree to provide [***], subject to law and the National Basketball Association’s (“NBA”) and other league rules and regulations (as further detailed below). The benefits provided to Operator shall remain consistent across each year of the agreement unless the Parties mutually agree otherwise. Notwithstanding the foregoing, any such sponsorship agreement must coincide with the entire term during which Operator is either the online gaming operator or the Rockets sports book operator. Operator shall have the right, but not the obligation, to utilize the following assets and benefits. In addition, should Rockets rights and benefits not available as of the Entry Date later become available through (i) the expiration or termination of current third party contracts, or (ii) a change in NBA Rules, Operator shall be given a [***]. Moreover, the Parties agree to re-visit on an annual basis the rights and assets outlined herein, including but not limited to [***], and Rockets-owned media assets, to adjust in a mutually agreed upon manner as the regulated gaming industry and related NBA Rules evolve.
Intellectual Property, Rights & Marks:	Operator will have the rights to leverage Rockets intellectual property (inclusive of venue/all team marks) in all marketing, promotional and editorial content/materials across the categories (including intellectual property usage in conjunction with [***].
Sponsorship Assets:	All assets hereunder shall promote the brand or product of Operator’s choosing, subject to NBA Rules, provided that in the event Rockets are unable to provide any of the below assets due to pre-existing commitments or NBA Rules, Operator shall have a [***]:
• Signage ◦ [***] • Promotions ◦ [***] • Community ◦ [***] • Branded Activation Spaces ◦ [***]

•
Naming Rights

◦
[***]

•
Digital Assets

◦
[***]

•
Hospitality

◦
[***]

•
Radio

◦
[***]

•
Live Game Broadcast Integrations & Digital Integrations

◦
[***]

•
Playoff Assets

◦
[***]

•
Marketing Rights

◦
[***]

•
Categories

◦
[***]

•
Exclusivity

◦
[***]

Miscellaneous:
The Rockets and DraftKings will enter into the Sponsorship Agreement setting forth the terms of this Schedule D, and the NBA must approve such agreement. None of the foregoing can conflict with any existing exclusive sponsorships, otherwise, mutually agreed upon appropriate adjustments will be made.
Operator will have the right to promote all categories pursuant to this Agreement, subject to relevant third-party approvals and NBA Rules.

NBA Required Language:
This Schedule D and all of Operator’s rights and obligations hereunder are subject to, and, in the event deemed necessary or required by the Rockets, will be amended to comply with, the NBA constitution and by-laws and all rules, regulations and agreements of the NBA and its affiliated entities as they presently exist or as they may, from time to time, be entered into, created or amended (the “NBA Rules”).

SCHEDULE E
RETAIL SPORTS BOOKS
Retail Sports Book Operations:	Operator shall license to FEI the right to operate DraftKings-branded retail sports books (the “Retail SB”) at FEI’s Casino Properties. Moreover, in the event FEI acquires a new Casino Property after the Entry Date, Operator shall similarly license to FEI the right to operate a Retail SB in such new casino property, unless the new casino property was both (i) acquired through any transaction from [***] or any of their Affiliates, successors or assigns or is otherwise located on [***], and (ii) FEI operates the casino property’s retail sportsbook without another business-to-consumer partner, in which event, FEI, at its sole option, can reject licensing or operating a Retail SB at such casino property. FEI agrees within a reasonable period of time to convert all of its retail sports books at Golden Nugget Casinos controlled at least [***] by FEI to the Retail SB. [***]. Nothing herein shall prohibit FEI from operating a Golden Nugget or other branded sports book prior to the opening of a Retail SB. Except as provided above, and subject to all terms and conditions herein, FEI shall only be obligated to operate a Retail SB at Casino Property controlled at least [***] by FEI.
Operator Obligations:	Operator shall provide [***]. Furthermore, Operator shall provide [***]. At Operator’s cost, Operator shall [***].
FEI Obligations:
FEI shall be responsible for [***]. FEI shall be responsible for [***]. Moreover, FEI shall [***]. FEI shall furthermore [***]. [***]. For clarity, [***] shall act as the “operator” of the Retail SB’s unless applicable law dictates otherwise.
[***] shall operate and/or control the food and beverage components of the Retail SB for its sole account.

Construction and Design of Retail SBs in Casino Properties that have no existing Retail Sports Book:
In Casino Properties whereby no retail sports book exists as of the Entry Date, FEI shall decide the location and design of the Retail SB in consultation with Operator regarding the design, consistent with Operator’s standards.
FEI shall be responsible for [***]. However, [***], shall have approval rights of signage, its placement, size, and the location of all branding.

Construction and Design of Retail SBs in Casino Properties that have existing Retail Sports Books:
In Casino Properties where a retail sports book exists as of the Entry Date, the Retail SB shall be in the location of the existing retail sports book, unless otherwise agreed. [***] shall design each Retail SB, provided all branding shall be consistent with [***] standards in [***] existing retail sports books as of the Entry Date.
[***].

Revenue Share:
FEI shall collect all revenues from the Retail SB and shall pay Operator a [***] fee of:
1.
Provided Operator provides the datafeed technology, [***] of Retail NGR within [***] of each operating month’s end; and

2.
Provided Operator does not provide the datafeed technology, [***] of Retail NGR within [***] of each operating month’s end

Notwithstanding the foregoing, in the event [***], Operator shall be entitled instead to [***] of Retail NGR, on incremental NGR generated after the AMG has been met.
“SB Profit” means [***].

“Direct SB Expense” means [***].
“Annual Minimum Guaranty” means [***].
“Casino Property Gross Gaming Revenue” means for any period of determination, [***].
“Retail Gross Gaming Revenue” means, for any period of determination, [***].

Costs:	[***] shall be responsible for all applicable fees for [***] to maintain, preserve and/or obtain all gaming and other regulatory approvals required to perform [***] obligations hereunder, including (i) any license that may be required by the applicable state for performance by [***] thereof, (ii) [***], and (iii) [***].
Rockets Retail Sports Book at the Toyota Center:
In the event and when legal, the Rockets shall additionally provide the right for Operator to open a “DraftKings”-branded retail sports book (the “Rockets SB”) at the Toyota Center (or its replacement) in Houston, Texas (however the same may be named in the future). The Parties shall jointly construct the Rockets SB, and construction costs of the Rockets SB (including restaurant and bar facilities) shall be covered [***], provided all construction is mutually agreed upon by the Parties. In the event the Parties cannot mutually agree upon construction costs, Rockets shall pay for all construction costs desired by Rockets not mutually agreed upon by Operator. The Rockets SB shall be at a location that is either connected to, nearby, or inside the Toyota Center (or its replacement) in Houston, Texas (however the same may be named in the future, and as permitted under applicable law and as otherwise agreed between the Parties) with the intent to [***]. Furthermore, the location shall be of sufficient size ([***]) and have a full food and beverage offering unless otherwise approved by the Parties. The Parties shall operate the food and beverage operations of the Rockets SB with net profits to be [***].
The above sections in this Schedule E shall similarly apply, where applicable, to the Rockets SB, save for the following exceptions:
•
Employees of the Rockets SB (e.g., ticket writers, supervisors, managers) shall be employees of [***], provided that personnel needed for food and beverage and security and maintenance shall be employees of [***].

•
[***] shall cover the operating expenses specifically associated with, and incremental to, operating the Rockets SB. The operating expenses covered by [***] shall be [***].

•
Operator shall collect all revenues from the Rockets SB and shall pay [***] a [***] fee of [***].

•
“Rockets Retail Handle” means [***].

•
The Rockets SB shall be subject to the NBA Rules.

•
For the sake of clarity, [***].

EXHIBIT A
Casino	Location	Owner
Golden Nugget Las Vegas	29 E Fremont St, Las Vegas, NV 89101	GNLV, LLV
Golden Nugget Laughlin	2300 S Casino Dr, Laughlin, NV 89029	GNL, LLV
Golden Nugget Lake Charles	2550 Golden Nugget Blvd, Lake Charles, LA 70601	Golden Nugget Lake Charles, LLC
Golden Nugget Biloxi	151 Beach Blvd, Biloxi, MS 39530	Riverboat Corporation of Mississippi
Golden Nugget Atlantic City	Huron Avenue & Brigantine Boulevard, Atlantic City, NJ 08401	Golden Nugget Atlantic City, LLC